UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
_____________________
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Agrico Acquisition Corp.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
$34,476
	(2)	Form, Schedule or Registration Statement No.:
Form S-4; File. No. 333-264422
	(3)	Filing Party:
Kalera Public Limited Company
	(4)	Date Filed:
April 21, 2022

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED APRIL 21, 2022
To the Shareholders of Agrico Acquisition Corp.:
You are cordially invited to attend the extraordinary general meeting of the shareholders (the “Agrico Special Meeting”) of Agrico Acquisition Corp. (“Agrico”), which will be held at 10:00 a.m., Eastern Time, on ______ 2022. Due to public health concerns relating to the coronavirus pandemic and our concerns about protecting the health and well-being of our shareholders and employees, the Board of Directors has determined to convene and conduct the Agrico Special Meeting in a virtual meeting format at ____________________. For the purposes of Agrico’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be at _________________. This joint proxy statement/prospectus includes instruction on how to access the Agrico Special Meeting and how to listen and vote from home or any remote location with internet connectivity.
Agrico is a Cayman Islands blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, which we refer to as a “target business.” Holders of Agrico Class A ordinary shares, $0.0001 par value (“Agrico Shares”) and Class B ordinary shares, $0.0001 par value will be asked to approve, among other things, the First Merger, the Business Combination Agreement and the other related proposals.
Agrico has entered into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (which subsequently was reregistered as an Irish public company and was renamed “Kalera Public Limited Company”) in connection with the Business Combination (“Pubco”), (ii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée) (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company.
Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera (as defined in the accompanying joint proxy statement/prospectus) with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant. Upon closing of the Business Combination, Agrico will be a wholly owned subsidiary of Pubco. If Agrico is solvent at such time, the voluntary winding-up of Agrico is expected to commence, and voluntary liquidators are expected to be appointed, by the passing of a special resolution by the shareholder. Upon the appointment of a voluntary liquidator, the powers of the directors are expected to cease and the business of Agrico is expected to be discontinued except to the extent necessary to facilitate the winding-up. During the winding up process, liabilities of Agrico are expected to be assumed by Pubco. The liquidator is expected to notify the Cayman Islands Registrar of Companies of the commencement of the winding-up and publish a notice in the Cayman Islands Government Gazette informing creditors of the same. Notice must be published in the Cayman Islands Government Gazette prior to the final general meeting of Agrico at which the accounts of the liquidation and the conduct of the liquidation will be presented for shareholder approval. This notice must be published at least 21 days in advance of the meeting. Notice of the final meeting must also be given to all shareholders. Following such notice, final general meeting of Agrico is expected to be held, following which, the liquidator is expected to make a final return to the Cayman Islands Registrar of Companies. Three months later, Agrico is expected to be deemed formally dissolved.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”) and (ii) one CVR per Kalera Share. The completion of the Business Combination will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to beneficially own approximately 52% and Agrico securityholders to beneficially own approximately 48% of the issued and outstanding Pubco Ordinary Shares (64.9% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico warrantholders as of the Closing). Upon completion of the Business Combination, assuming no public shareholders of Agrico exercise their redemption rights, Agrico’s sponsor, DJCAAC, LLC, will beneficially own approximately 9.6% of the issued and outstanding Pubco Ordinary Shares (22.4% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico’s sponsor as of the Closing). The foregoing statements assume exercisability of the Pubco Warrants on the date of Closing or within 60 days of the Closing.
At the Agrico Special Meeting, Agrico Shareholders will be asked to consider and vote upon the following proposals:
1.The Business Combination Proposal — To consider and vote upon the consummation of the proposed business combination with Kalera S.A., as further described in the accompanying joint proxy statement/prospectus.
2.The Incentive Plan Proposal — To consider and vote upon a proposal to adopt and approve a long-term incentive plan for the combined company post-business combination;
3.The First Merger Proposal — To consider and vote upon a proposal to merge Agrico with Cayman Merger Sub;
4.Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Agrico Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event Agrico does not receive the requisite shareholder vote to approve the proposals.
Each of these proposals is more fully described in the accompanying joint proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Agrico Ordinary Shares at the close of business on __________, 2022 are entitled to notice of the Agrico Special Meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.
Each shareholder’s vote is very important. Whether or not you plan to participate in the Agrico Special Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the Agrico Special Meeting. Voting by proxy will not prevent a shareholder from voting at the Agrico Special Meeting if such shareholder subsequently chooses to participate in the Agrico Special Meeting.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BUSINESS COMBINATION OR THE OTHER TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This joint proxy statement/prospectus is dated _____, 2022, and is first being mailed to shareholders of Agrico on or about _____, 2022.

Very truly yours,

Brent de Jong, Chief Executive Officer of Agrico Acquisition
Corp.

AGRICO ACQUISITION CORP.
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
Cayman Islands
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON _____________, 2022
TO THE SHAREHOLDERS OF AGRICO ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Agrico Acquisition Corp., a Cayman Islands exempted company (“Agrico”), will be held at 10:00 a.m. Eastern Time, on ________, 2022. The meeting will be a virtual meeting of shareholders, which will be conducted via live webcast at the following link __________. For the purposes of Agrico’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be at ______________. You can participate in the Agrico Special Meeting as described in “Questions and Answers About the Proposals—Questions and Answers About the Proposals for Agrico Shareholders”. You are cordially invited to attend the virtual meeting, which will be held for the following purposes:
1.The Business Combination Proposal — To consider and vote upon the consummation of the proposed business combination with Kalera S.A., as further described in the accompanying joint proxy statement/prospectus;
2.The Incentive Plan Proposal — To consider and vote upon a proposal to adopt and approve a long-term incentive plan for the combined company post-business combination;
3.The First Merger Proposal — To consider and vote upon a proposal to merge Agrico with Cayman Merger Sub; and
4.The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Agrico Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Agrico Special Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote or if holders of the Agrico Shares have elected to redeem an amount of Agrico Shares such that the minimum available cash condition would not be satisfied.
In connection therewith, at the Agrico Special Meeting shareholders will be asked to consider and, if thought fit, approve the following resolutions 1 and 2 as ordinary resolutions (being where a quorum is present, the affirmative vote of the holders of at least a majority of the issued shares who are present in person or represented by proxy and entitled to vote thereon and who vote at the Agrico Special Meeting), and resolution 3 as a special resolution (being where a quorum is present, the affirmative vote of the holders of at least a two-thirds majority of the issued shares who are present in person or represented by proxy and entitled to vote thereon and who vote at the Agrico Special Meeting). Only if, based upon the tabulated vote at the time of the Agrico Special Meeting, there are not sufficient votes to approve one or more of resolutions 1 through 3, shareholders may be asked to consider and, if thought fit, approve resolution 4 as an ordinary resolution (together, the “Resolutions”):
The full text of the resolution to be passed is as follows:
RESOLUTION 1: THE BUSINESS COMBINATION RESOLUTION
RESOLVED THAT, as an ordinary resolution, that Agrico’s entry into the Business Combination Agreement (a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (which subsequently was reregistered as a public limited company and was renamed “Kalera Public Limited Company”) (“Pubco”), (ii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée) (“Lux

Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company, pursuant to which (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera (as defined in the accompanying joint proxy statement/prospectus) with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”) and as a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco be approved, ratified and confirmed in all respects.
The full text of the resolution to be passed is as follows:
RESOLUTION 2: THE INCENTIVE PLAN RESOLUTION
RESOLVED THAT, as an ordinary resolution and conditioned upon the passing of the Business Combination Resolution that the adoption of the Incentive Plan (substantially in the form attached to the accompanying joint proxy statement/prospectus, as Annex E) be and is authorized, approved and adopted in all respects.
The full text of the resolution to be passed is as follows:
RESOLUTION 3: THE FIRST MERGER RESOLUTION
RESOLVED THAT, as a special resolution:
(a)Agrico be authorised to merge with Cayman Merger Sub so that Agrico be the surviving company and all the undertaking, property and liabilities of Cayman Merger Sub vest in Agrico by virtue of the merger pursuant to the Companies Act (As Revised) of the Cayman Islands;
(b)the First Merger Plan in the form annexed to the joint proxy statement/prospectus in respect of the general meeting as Annex C be authorised, approved and confirmed in all respects and Agrico be authorised to enter into the First Merger Plan;
(c)the First Merger Plan be executed by any director of Agrico for and on behalf of Agrico and any director of Agrico or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorised to submit the First Merger Plan, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and
(d)all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any director of Agrico or officer of Agrico in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.
The full text of the resolution to be passed is as follows:
RESOLUTION 4: THE ADJOURNMENT RESOLUTION
RESOLVED THAT, as an ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.

NOTES TO THE NOTICE OF EXTRAORDINARY GENERAL MEETING
The items of business for the Agrico Special Meeting are described in the attached joint proxy statement/prospectus, which we encourage you to read in its entirety before voting.
Entitlement to attend and vote
Only holders of record of Agrico Class A ordinary shares and Agrico Class B ordinary shares at the close of business on          , 2022 (the “Agrico Record Date”) are entitled to notice of the Agrico Special Meeting and to vote and have their votes counted at the Agrico Special Meeting and any adjournments or postponements of the Agrico Special Meeting.
A complete list of Agrico Shareholders of record entitled to vote at the Agrico Special Meeting will be available for ten (10) days before the meeting at Transfer Agent’s offices for inspection by shareholders during ordinary business hours for any purpose germane to the meeting.
Board recommendation
After careful consideration, Agrico’s board of directors has determined that the Business Combination Proposal, the Incentive Plan Proposal, the First Merger Proposal and the Adjournment Proposal are fair to and in the best interests of Agrico and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Incentive Plan Proposal, “FOR” the First Merger Proposal and “FOR” the Adjournment Proposal, if presented.
Under the Business Combination Agreement, approval of the Business Combination Proposal and the First Merger Proposal by Agrico’s shareholders are conditions to the consummation of the Business Combination. The Business Combination Proposal, the Incentive Plan Proposal and the First Merger Proposal are conditioned on the approval of each other. As such, in the event that any of the Business Combination Proposal and the First Merger Proposal do not receive the requisite vote for approval, then Agrico will not consummate the Business Combination. Further, if the Business Combination Proposal does not receive the requisite vote for approval, Agrico will not implement the Incentive Plan. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus.
Appointment of proxies
All Agrico Shareholders as at the Agrico Record Date are cordially invited to attend the Agrico Special Meeting. To ensure your representation at the Agrico Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided and, in any event so as to be received by Agrico at _____ no later than 10:00 a.m. Eastern Time, on __________, 2022 being 48 hours before the time appointed for the holding of the Agrico Special Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). In the case of joint shareholders, where more than one of the joint shareholders purports to appoint a proxy, only the appointment submitted by the most senior holder (being the first named holder in respect of the shares in Agrico’s register of members) will be accepted. If you are a shareholder of record of Agrico Ordinary Shares as at the Agrico Record Date, you may also attend and cast your vote at the Agrico Special Meeting. Submitting a proxy now will NOT prevent you from being able to attend and vote during the meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Agrico Special Meeting and vote, obtain a proxy from your broker or bank.
In the case of a shareholder that is a natural person, the proxy card must be executed under the hand of the shareholder or his or her attorney. In the case of a shareholder that is a corporation or other non-natural person, the proxy card must be executed on its behalf by a duly authorized representative or attorney for the corporation. Any power of attorney or any other authority under which the proxy card is signed (or a duly certified copy of such power of attorney or authority) must be included with the proxy card.

A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the Resolutions. If you return your proxy card without an indication of how you wish to vote, your shares will be voted in favor of each of the Resolutions presented at the Agrico Special Meeting.
Changing proxy instructions
To change your proxy instructions simply complete, sign, date and return a new proxy card following the procedure set out in the notes above. Note that the cut off time for receipt of proxy appointments specified in those notes also applies in relation to amended proxy instructions. Any amended proxy appointment received after the specified cut off time will be disregarded.
Termination of proxy appointment
In order to revoke a proxy instruction you will need to send a notice clearly stating your intention to revoke your proxy appointment to Agrico at ___________. In the case of a shareholder that is a natural person, the revocation notice must be executed under the hand of the shareholder or his or her attorney. In the case of a shareholder that is a corporation or other non-natural person, the revocation notice must be executed on its behalf by a duly authorized representative or attorney for the corporation. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power of attorney or authority) must be included with the revocation notice.
The revocation notice must be received by Agrico no later than 10:00 a.m. Eastern Time, on __________, 2022 being 48 hours before the time appointed for the holding of the Agrico Special Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting).
If you attempt to revoke your proxy instruction but the revocation notice is received after the time specified then your proxy will remain valid. Notwithstanding the foregoing, submitting a proxy will NOT prevent you from being able to attend and vote online during the meeting. If you have submitted a proxy and attend the Agrico Special Meeting, your proxy appointment will automatically be terminated.
Corporate representatives
A corporation or other non-natural person which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder provided that no more than one corporate representative exercise powers over the same share.
Voting
Voting on all resolutions at the Agrico Special Meeting will be conducted by way of a poll rather than on a show of hands. On a poll votes are counted according to the number of shares registered in each shareholder’s name, with each share carrying one vote.
Results of the voting
As soon as practicable following the Agrico Special Meeting, the results of the voting will be announced via a regulatory information service and also placed on Agrico’s website.
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF AGRICO ORDINARY SHARES YOU OWN. Whether you plan to attend the Agrico Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided and, in any event so as to be received by Agrico no later than 48 hours prior to the time appointed for the holding of the Agrico Special Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Brent de Jong, Chief Executive Officer of Agrico Acquisition Corp.
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT AGRICO REDEEM YOUR SHARES FOR CASH NO LATER THAN 5:00 P.M. EASTERN TIME ON           , 2022 (TWO (2) BUSINESS DAYS PRIOR TO THE MEETING) BY (A) DELIVERING A CONVERSION NOTICE TO AGRICO’S TRANSFER AGENT AND (B) TENDERING YOUR SHARES TO AGRICO’S TRANSFER AGENT. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU VOTE ON THE BUSINESS COMBINATION PROPOSAL, YOU MAY VOTE EITHER FOR OR AGAINST SUCH PROPOSAL WITHOUT AFFECTING YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF AGRICO SHAREHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
This joint proxy statement/prospectus is dated           , 2022 and is first being mailed to Agrico Acquisition Corp. shareholders on or about           , 2022.

To the Shareholders of Kalera S.A.:
Agrico Acquisition Corp., a Cayman Islands exempted company (“Agrico”), has entered into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (which was reregistered as an Irish public limited company and was renamed “Kalera Public Limited Company”) in connection with the Business Combination (“Pubco”), (ii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée) (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company.
Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera (as defined in the accompanying joint proxy statement/prospectus) with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant.
Upon closing of the Business Combination, Agrico will be a wholly owned subsidiary of Pubco. If Agrico is solvent at such time, the voluntary winding-up of Agrico is expected to commence, and voluntary liquidators are expected to be appointed, by the passing of a special shareholder resolution. Upon the appointment of a voluntary liquidator, the powers of the directors are expected to cease and the business of Agrico is expected to be discontinued except to the extent necessary to facilitate the winding-up. During the winding up process, liabilities of Agrico are expected to be assumed by Pubco. The liquidator is expected to notify the Cayman Islands Registrar of Companies of the commencement of the winding-up and publish a notice in the Cayman Islands Government Gazette informing creditors of the same. Notice must be published in the Cayman Islands Government Gazette prior to the final general meeting of Agrico at which the accounts of the liquidation and the conduct of the liquidation will be presented for shareholder approval. This notice must be published at least 21 days in advance of the meeting. Notice of the final meeting must also be given to all shareholders. Following such notice, final general meeting of Agrico is expected to be held, following which, the liquidator is expected to make a final return to the Cayman Islands Registrar of Companies. Three months later, Agrico is expected to be deemed formally dissolved.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of the number of Pubco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”). The completion of the Business Combination will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to beneficially own approximately 52% and Agrico securityholders to beneficially own approximately 48% of the issued and outstanding Pubco Ordinary Shares (64.9% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico warrantholders as of the Closing). Upon completion of the Business Combination, assuming no public shareholders of Agrico exercise their redemption rights, Agrico’s sponsor, DJCAAC, LLC, will beneficially own approximately 9.6% of the issued and outstanding Pubco Ordinary Shares (22.4% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico’s sponsor as of the Closing). The foregoing statements assume exercisability of the Pubco Warrants on the date of Closing or within 60 days of the Closing.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BUSINESS COMBINATION OR THE OTHER TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This joint proxy statement/prospectus is dated _____, 2022, and is first being mailed to shareholders of Kalera S.A. on or about _____, 2022.

Very truly yours,

Curtis McWilliams, Interim Chief Executive Officer of Kalera S.A.

KALERA S.A.
Société anonyme
(Public company limited by shares)
Registered office: 15, Boulevard Roosevelt, L - 2450 Luxembourg
Grand Duchy of Luxembourg
RCS Luxembourg: B 256.011
NOTICE OF SHAREHOLDER MEETING
TO BE HELD ON           , 2022
TO THE SHAREHOLDERS OF KALERA S.A.:
NOTICE IS HEREBY GIVEN that a Shareholder Meeting (the “Shareholder Meeting”) of Kalera S.A., a Luxembourg public company limited by shares, will be held at 10:00 a.m. Eastern Time, on ________, 2022. The meeting will be a completely virtual meeting of shareholders and attending is for information and Q&A purposes, which will be conducted via live webcast at the following link. In light of said meeting, you may however only validly cast your vote by appointing a proxy as per the below instructions (Appointment of proxies). You are cordially invited to attend the virtual meeting, which will be held for the following purposes:
1.The Business Combination Proposal — To consider and vote upon the consummation of the proposed business combination with Agrico Acquisition Corp., as further described in the accompanying joint proxy statement/prospectus;
2.The Incentive Plan Proposal — To consider and vote upon a proposal to adopt and approve a long-term incentive plan for the combined company post-business combination (the “Incentive Plan”);
3.The Second Merger Proposal — Subject to the approval of the Kalera Capital Reduction, to acknowledge that all the formalities of article 1021-7 of the Luxembourg Company Law, have been satisfied and to approve the common draft terms of merger between Kalera S.A. and Lux Merger Sub (the “Second Merger”), to approve the Second Merger and to subsequently approve the increase of the share capital of Kalera S.A. through the issue of shares and in relation therewith, to amend article 5.1 of the articles of association of Kalera S.A; and
4.The Kalera Capital Reduction Proposal — Subject to the approval and the effectiveness of the Second Merger, to waive any equal treatment rights of the shareholders of Kalera S.A. and to cancel all shares in issuance prior to the effectiveness of the Second Merger without distribution of any proceeds and subsequent amendment of article 5.1 of the articles of association of Kalera S.A.
In connection therewith, at the Shareholder Meeting shareholders will be asked to consider and, if thought fit, approve the following resolutions (together, the “Resolutions”):
RESOLUTION 1: THE BUSINESS COMBINATION RESOLUTION
RESOLVED THAT, the proposed business combination with Agrico Acquisition Corp., as further described in the accompanying joint proxy statement/prospectus, be and is authorized, approved and adopted in all respects.
RESOLUTION 2: THE INCENTIVE PLAN RESOLUTION
RESOLVED THAT, conditioned upon the passing of the Business Combination Resolution that the adoption of the Incentive Plan (substantially in the form attached to the accompanying joint proxy statement/prospectus, as Annex E) be and is authorized, approved and adopted in all respects.

RESOLUTION 3: THE SECOND MERGER RESOLUTION (to be taken before a notary in the Grand Duchy of Luxembourg)
RESOLVED TO, subject to the approval of the Kalera Capital Reduction under resolution 4, acknowledge that all the formalities of article 1021-7 of the Law of 10 August 1915 on commercial companies, as amended (the “Company Law”) have been satisfied and to approve the common draft terms of the Second Merger (between Kalera S.A. and Lux Merger Sub), to approve the Second Merger.
Subsequently, the Shareholder Meeting approved the increase of the share capital of Kalera S.A. from its current amount of ________ euro (EUR ________) represented by ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each up to ________ euro (EUR ________) through the issue of ________ (________) new shares with a nominal value of one euro cent (EUR 0.01) (the “New Shares”).
The Shareholder Meeting approved that the New Shares shall be issued to Pubco, in exchange for the shares owned by it in the share capital of the Lux Merger Sub in accordance with a share exchange ratio established in the common draft terms of merger.
The exchange ratio for the consideration shares to be issued in the context of the Second Merger has been established by the board of directors of Kalera and the board of managers of the Lux Merger Sub and has been submitted for evaluation purposes to, two independent experts, one for the benefit of each merging company, appointed in accordance with Article 1021-6 of the Company Law.
RESOLUTION 4: THE KALERA CAPITAL REDUCTION (to be taken before a notary in the Grand Duchy of Luxembourg)
RESOLVED TO, subject to the approval and effectiveness of the Second Merger, waive any equal treatment rights of the shareholders and to cancel all shares in issuance prior to the effectiveness of the Second Merger without distribution of any proceeds.
Subsequently the Shareholder Meeting approved the decrease of the share capital of Kalera S.A. from its current amount of ________ euro (EUR ________) represented by ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each down to ________ euro (EUR ________) through the cancellation of ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each.
NOTES TO THE NOTICE OF SHAREHOLDER MEETING
The items of business for the Shareholder Meeting are described in the attached joint proxy statement/prospectus, which we encourage you to read in its entirety before voting.
Entitlement to attend and vote
Only holders of record of Kalera Shares at the close of business on               , 2022 (the “Kalera Record Date”) are entitled to notice of the Shareholder Meeting and to vote and have their votes counted at the Shareholder Meeting in accordance with the present notice.
Board recommendation
After careful consideration, Kalera’s board of directors has determined that the transactions under the Resolutions are fair to and in the best interests of Kalera and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the Resolutions.
Under the Business Combination Agreement, approval of each of the Business Combination Proposal and the Second Merger and the Kalera Capital Reduction by Kalera’s shareholders are conditions to the consummation of the Business Combination. The Second Merger and the Kalera Capital Reduction are conditioned on the approval of each other. As such, in the event that any of the Second Merger and the Kalera Capital Reduction do not receive the requisite vote for approval, then Kalera will not consummate the Business Combination.

Appointment of proxies
All Kalera shareholders as at the Kalera Record Date are cordially invited to attend the Shareholder Meeting virtually. To ensure your representation and/or vote at the Shareholder Meeting, however, you are urged to complete, sign, date and return the enclosed proxy and voting card as soon as possible in the envelope provided and, in any event so as to be received by Kalera at _____ no later than 10:00 a.m. Eastern Time, on __________, 2022 being five (5) calendar days before the time appointed for the holding of the Shareholder Meeting. Kalera will recognise only one (1) holder per share. In case a share is owned by several persons, they shall appoint a single representative who shall represent them in respect of Kalera. Kalera has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed. Submitting a proxy and voting form will NOT prevent you from being able to attend the virtual meeting for information and Q&A purposes. If your shares are held in an account at a brokerage firm or bank, and unless otherwise specified in the relevant convening notice, you may either instruct your broker or bank on how to vote your shares or use the proxy and voting card as instructed by Kalera, together in the latter case with a share certificate certifying the number of shares recorded in the relevant account on the Kalera Record Date.
In the case of a shareholder that is a natural person, the proxy and voting card must be executed under the hand of the shareholder or his or her attorney. In the case of a shareholder that is a corporation or other non-natural person, the proxy and voting card must be executed on its behalf by a duly authorized representative or attorney for the corporation. Any power of attorney or any other authority under which the proxy and voting card is signed (or a duly certified copy of such power of attorney or authority) must be included with the proxy and voting card.
A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the Resolutions. If you return your proxy and voting card without an indication of how you wish to vote, this will be considered as an instruction to the proxyholder to vote in favor of each of the Resolutions presented at the Shareholder Meeting.
Changing proxy instructions
To change your proxy and voting instructions simply complete, sign, date and return a new proxy and voting card following the procedure set out in the notes above. Note that the cut off time for receipt of proxy appointments specified in those notes also applies in relation to amended proxy and voting instructions. Any amended proxy appointment or voting instruction received after the specified cut off time will be disregarded.
Termination of proxy appointment
In order to revoke a proxy and voting instruction you will need to send a notice clearly stating your intention to revoke your proxy appointment and voting instruction to following the procedure set out in the notes above. In the case of a shareholder that is a natural person, the revocation notice must be executed under the hand of the shareholder or his or her attorney. In the case of a shareholder that is a corporation or other non-natural person, the revocation notice must be executed on its behalf by a duly authorized representative or attorney for the corporation. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power of attorney or authority) must be included with the revocation notice.
The revocation notice must be received by Kalera no later than 10:00 a.m. Eastern Time, on __________, 2022 being five (5) calendar days before the time appointed for the holding of the Shareholder Meeting.
If you attempt to revoke your proxy and voting instruction but the revocation notice is received after the time specified then your proxy and voting instruction will remain valid. Notwithstanding the foregoing, submitting a proxy and voting instruction will NOT prevent you from being able to attend and vote online during the virtual meeting for information and Q&A purposes.

Voting
Voting on all resolutions at the Shareholder Meeting will be conducted by way of a poll based on the proxy and voting cards received as per the above. Votes are counted according to the number of shares registered in each shareholder’s name, with each ordinary share carrying one vote.
Results of the voting
As soon as practicable following the Shareholder Meeting, the results of the voting will be announced via a regulatory information service and also placed on Kalera’s website.
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF KALERA SHARES YOU OWN. Whether you plan to virtually attend the Shareholder Meeting for information and Q&A purposes or not, please instruct your broker or bank on how to vote your shares or sign, date and return the enclosed proxy and voting card as soon as possible following the procedure set out above.
Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Curtis McWilliams, Interim Chief Executive Officer of Kalera S.A.
IF YOU RETURN YOUR PROXY AND VOTING CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, THIS WILL BE CONSIDERED AS AN INSTRUCTION TO THE PROXYHOLDER TO VOTE IN FAVOR OF EACH OF THE RESOLUTIONS.
This joint proxy statement/prospectus is dated           , 2022 and is first being mailed to Kalera S.A. shareholders on or about           , 2022.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this joint proxy statement/prospectus is a part, is declared effective. This joint proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 21, 2022
PRELIMINARY JOINT PROXY STATEMENT
FOR EXTRAORDINARY GENERAL MEETING OF AGRICO ACQUISITION CORP.
AND SHAREHOLDER MEETING OF KALERA S.A.
PROSPECTUS FOR UP TO 56,970,013 ORDINARY SHARES
14,347,500 WARRANTS
AND 112,143,203 CONTINGENT VALUE RIGHTS OF
KALERA PUBLIC LIMITED COMPANY
The board of directors of Agrico Acquisition Corp., a Cayman Islands exempted company (“Agrico”) and Kalera AS, a Norwegian private limited liability company, have unanimously approved the Business Combination Agreement, dated as of January 30, 2022, by and among Kalera AS, Pubco, Cayman Merger Sub and Lux Merger Sub.
Pursuant to the Business Combination Agreement, among other things, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera (as defined in the accompanying joint proxy statement/prospectus) with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following and in connection with the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). The completion of the Business Combination will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to beneficially own approximately 52% and Agrico securityholders to beneficially own approximately 48% of the issued and outstanding Pubco Ordinary Shares (64.9% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico warrantholders as of the Closing). Upon completion of the Business Combination, assuming no public shareholders of Agrico exercise their redemption rights, Agrico’s sponsor, DJCAAC, LLC, will beneficially own approximately 9.6% of the issued and outstanding Pubco Ordinary Shares (22.4% on a fully diluted basis giving effect to Pubco Ordinary Shares underlying the warrants that will be beneficially owned by Agrico’s sponsor as of the Closing). The foregoing statements assume exercisability of the Pubco Warrants on the date of Closing or within 60 days of the Closing.
As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco. Pubco will become a new public company and will be listed on Nasdaq. The former security holders of Agrico and Kalera will become security holders of Pubco.
Proposals to approve the Business Combination Agreement and the other matters discussed in this joint proxy statement/prospectus will be presented at each of the Agrico Special Meeting and Kalera Shareholder Meeting, as applicable.
The Agrico Special Meeting is scheduled to be held at ___________. The Kalera Shareholder Meeting is scheduled to be held at ___________.
Pubco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.
This joint proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the shareholder meetings described herein. We encourage you to carefully read this entire document.
YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 81 OF THIS JOINT PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED BEFORE VOTING ON THE PROPOSED BUSINESS

COMBINATION AND EACH OF THE OTHER MATTERS TO BE PRESENTED AT THE SHAREHOLDER MEETINGS.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Business Combination or the other transactions described in this joint proxy statement/prospectus or any of the securities to be issued in the Business Combination, passed upon the merits or fairness of the Business Combination or related transactions or passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated ___________, 2022, and is first being mailed to security holders on or about _____________, 2022.

i

Other Shareholder Communications	285
Experts	285
Legal Matters	285
Enforcement of Civil Liabilities	286
Delivery of Documents to Shareholders	288
Where You Can Find More Information	288
Index to Financial Statements	F-1
ii

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or SEC, by Pubco (File No. 333-___), constitutes a prospectus of Pubco under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Pubco securities to be issued or assumed (as the case may be) if the Business Combination described herein is consummated. This document also constitutes: (i) a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Agrico Special Meeting at which Agrico Shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters; and (ii) a notice of meeting and a proxy statement with respect to the Kalera S.A. Shareholder Meeting at which its shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters. If you are an Agrico investor and would like additional copies of this joint proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Agrico Special Meeting, please contact       at                . If you are a shareholder of Agrico and would like to request documents, please do so by      , 2022 (the fifth business day before the meeting date) to receive them before the Agrico Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
If you are a Kalera investor and would like additional copies of this joint proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Kalera Shareholder Meeting, please contact Eric Birge at ir@kalera.com or (313) 309-9500. If you are a shareholder of Kalera and would like to request documents, please do so by           , 2022 (the fifth business day before the meeting date) to receive them before the Kalera Shareholder Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus. No person is authorized to give any information or to make any representation with respect to the matters that this joint proxy statement/prospectus describes other than those contained in, or incorporated by reference into, this joint proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Pubco, Agrico or Kalera. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. This joint proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained or incorporated in this joint proxy statement/prospectus is accurate as of any date other than the date(s) specified. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities made under this joint proxy statement/prospectus will, under any circumstances, create an implication to the contrary.

INDUSTRY AND MARKET DATA
In this joint proxy statement/prospectus, Kalera relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. Kalera has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and Kalera management’s best view as to information that is not publicly available. This information appears in “Industry Overview,” “Information about Kalera,”“Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of this joint proxy statement/prospectus. Kalera has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this joint proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms (i) “Agrico” refers to Agrico Acquisition Corp., a Cayman Islands exempted company, (ii) “Pubco” refers to Kalera Public Limited Company, a public limited company incorporated in Ireland with registered number 606356 and (iii) “Kalera” refers to (A) prior to the Norwegian Merger, Kalera AS, a Norwegian private limited liability company, and its consolidated subsidiaries, (B) following the Norwegian Merger, Kalera S.A., a public limited company incorporated in Luxembourg, and its consolidated subsidiaries, and (C) following the consummation of the Business Combination, Pubco.
In this document:
“$” means the currency in dollars of the United States of America.
“2022 Incentive Plan” means the 2022 Long-Term Incentive Plan of Pubco.
“Adjournment Proposal” means a proposal to adjourn the Agrico Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Agrico Special Meeting, there are not sufficient votes to authorize Agrico to consummate the Business Combination and each other matter to be considered at the Agrico Special Meeting, or if holders of the Agrico Shares have elected to redeem an amount of Agrico Shares such that the Minimum Cash Condition would not be satisfied.
“Agrico Articles” means the Amended and Restated Memorandum and Articles of Association of Agrico adopted on July 7, 2021.
“Agrico Class A ordinary shares” means the class A ordinary shares of Agrico, par value $0.0001 per share.
“Agrico Class B ordinary shares” means the class B ordinary shares of Agrico, par value $0.0001 per share.
“Agrico Initial Shareholders” means holders of Founder Shares prior to the Agrico IPO, including the Sponsor.
“Agrico IPO” means the initial public offering of Agrico Units consummated on July 12, 2021.
“Agrico Ordinary Shares” means Agrico’s Class A ordinary shares and Class B ordinary shares.
“Agrico Public Warrant” means each whole warrant (other than the Private Placement Warrants), entitling the holder thereof to purchase one Agrico ordinary share at a price of $11.50 per share.
“Agrico Record Date” refers to the record date for determining the holders of Agrico Ordinary Shares entitled to receive notice of and to attend and vote at the Agrico Special Meeting, which has been set as ______, 2022.
“Agrico Share Issuance” means the issuance by Agrico of Agrico Ordinary Shares to Pubco.
“Agrico Shareholders” means the holders of Agrico Shares, including the Agrico Initial Shareholders and members of the Agrico management team, provided that each Agrico Initial Shareholder’s and member of Agrico’s management team’s status as an “Agrico Shareholder” shall only exist with respect to such Agrico Shares.
“Agrico Shares” means Class A ordinary shares of Agrico issued as part of the Agrico Units sold in the Agrico IPO.
“Agrico Special Meeting” means the Extraordinary General Meeting of Agrico, to be held at the offices of _______ and virtually on _______, 2022 at 10 a.m. Eastern Time.
“Agrico Units” means the Agrico units issued in the Agrico IPO, each consisting of one ordinary share and one-half of one Agrico Public Warrant.
“Agrico Warrants” means Private Placement Warrants and Agrico Public Warrants, collectively.

“Broker Non-Vote” means the failure of an Agrico Shareholder, who holds its shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 30, 2022, as it may be amended from time to time, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub.
“Business Combination Proposal” means a proposal to approve the Business Combination Agreement and the Business Combination.
“Cayman Companies Act” means the Companies Act (As Revised), as amended, of the Cayman Islands.
“Cayman Merger Sub” means Kalera Cayman Merger Sub, a Cayman Islands exempted company.
“Closing” means the consummation of the transactions contemplated under the Business Combination Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Material Contract” has the meaning assigned to it in the Business Combination Agreement.
“CVR” means one contractual contingent value right per Kalera Share which shall represent the right to receive up to two contingent payments of Pubco Ordinary Shares
“CVR Agreement” means the Contingent Value Rights Agreement to be entered into by Pubco and the Rights Agent party thereto.
“CVR Shares” means the Pubco Ordinary Shares issuable pursuant to the CVRs upon the satisfaction of certain conditions.
“Dissent Rights” means the right of each holder of Agrico Ordinary Shares to dissent in respect of the First Merger pursuant to Section 238 of the Cayman Companies Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” has the meaning assigned to it in the Business Combination Agreement.
“Exchange Shares” means the aggregate number of Pubco Ordinary Shares issued upon consummation of the Second Merger.
“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a party to the Business Combination Agreement or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the Business Combination Agreement or any Ancillary Documents (as defined in the Business Combination Agreement) and all other matters related to the consummation of the Business Combination Agreement. With respect to Agrico, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination.
“First Closing” means the consummation of the First Merger and the related transactions thereby.
“First Closing Date” means the date on which all conditions of the First Closing are satisfied.
“First Merger” means the first merger pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity of the First Merger and as a wholly owned subsidiary of Pubco.
“First Merger Effective Time” has the meaning assigned to it in the Business Combination Agreement.

“First Merger Plan” means the plan of merger executed in connection with the First Merger.
“Founder Shares” means Class B ordinary shares of Agrico initially purchased by the Sponsor in a private placement prior to the Agrico IPO, of which 3,593,750 are currently outstanding.
“Incentive Plan Proposal” refers to the proposal for Agrico and Kalera Shareholders to approve the adoption of the 2022 Incentive Plan by Pubco.
“Interim Period” has the meaning assigned to it in the Business Combination Agreement.
“IRS” means the Internal Revenue Service of the United States.
“Kalera Articles” means the consolidated articles of association of Kalera, as amended from time to time.
“Kalera Capital Reduction” means certain of the Kalera Shares and all the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act.
“Kalera Holders Support Agreement” means the agreement entered into by Agrico and Kalera with the Kalera Shareholders in connection with their entry into the Business Combination Agreement.
“Kalera Options” has the meaning assigned to it in the Business Combination Agreement.
“Kalera Record Date” refers to the record date for determining the holders of Kalera Shares entitled to receive notice of and to attend and vote at the Kalera Shareholder Meeting, which has been set as ______, 2022.
“Kalera Share Issuance” means the issuance by Kalera of shares to Pubco pursuant to the Second Merger.
“Kalera Shareholder Meeting” means the general meeting of Kalera, to be held on _________, 2022 at 10 a.m. Eastern Time.
“Kalera Shareholders” means the holders of Kalera Shares.
“Kalera Shares” the ordinary shares of Kalera.
“Lux Holdco” means Kalera S.A., a Luxembourg public limited company (société anonyme).
“Lux Merger Sub” means Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée).
“Luxembourg Company Law” means the Luxembourg law dated August 10, 1915 on commercial companies, as amended.
“Maxim” means Maxim Group, LLC, Agrico’s underwriters in the Agrico IPO.
“Merger Subs” means collectively, Cayman Merger Sub and the Lux Merger Sub.
“Minimum Cash Condition” means the minimum of $100,000,000 in the aggregate in (i) cash proceeds received or available at or prior to the applicable Closing in respect of debt or equity financing documents entered into by the Company during the Interim Period (excluding any funding relating to facilities that may be entered into with specified counterparties and provided that there shall not be double counting of cash proceeds that are received or available) and (ii) in the Trust Account that Kalera, its Subsidiaries and Agrico must have after giving effect to the Redemption and assuming that all expenses of Agrico, Pubco, Kalera and their respective Affiliates incurred prior to the applicable Closing have been paid (including, in each case, the Expenses), as Kalera’s condition to Closing.
“Nasdaq” means the Nasdaq Stock Market.

“Norwegian Merger” means the merger of Kalera AS and Kalera S.A. pursuant to a cross-border merger by absorption between Kalera AS and Kalera S.A., with Kalera S.A. as the surviving entity, and the listing of Lux Holdco’s shares on Euronext Growth Oslo, and actions taken in connection therewith.
“Pre-Closing Shareholders” means the Company Shareholders as of immediately prior to the Second Merger Effective Time.
“Private Placement Warrants” means the Agrico Warrants purchased by the Sponsor and Maxim in a private placement at the time of the Agrico IPO for a purchase price of $1.00 per warrant, each of which is exercisable for one ordinary share.
“Pubco” means Kalera Public Limited Company, a public limited company incorporated in Ireland.
“Pubco Articles” means the articles of Pubco as of the date of the Closing unless otherwise provided herein.
“Pubco Options” has the meaning assigned to it in the Business Combination Agreement.
“Pubco Ordinary Shares” means the ordinary shares of Pubco.
“Pubco Warrant” means each one whole warrant entitling the holder thereof to subscribe for one Pubco Ordinary Share at a purchase price of $11.50 per share.
“Redemption” means the right of the holders of Agrico Shares to have their shares redeemed in accordance with the procedures set forth in this joint proxy statement/prospectus.
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account calculated in accordance with the Agrico Articles (as equitably adjusted for shares splits, shares dividends, combinations, recapitalizations and the like after the Closing). The redemption price will be calculated two (2) days prior to the completion of the Business Combination in accordance with the Agrico Articles.
“Registration Rights Agreement” means the registration rights agreement in the form agreed upon among the parties thereto.
“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the Business Combination (other than those transactions which occur on the First Closing).
“Second Closing Date” means the date on which all conditions of the Second Closing are satisfied.
“Second Merger” means the second merger pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of such merger.
“Second Merger Effective Time” has the meaning assigned to it in the Business Combination Agreement.
“Second Merger Plan” means the plan of merger executed in connection with the Second Merger.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means DJCAAC LLC, a Delaware limited liability company and each of the persons set forth on Schedule I to the Sponsor Support Agreement.
“Sponsor Support Agreement” means the agreement among the Sponsor, Agrico and Kalera.
“Target Companies” has the meaning assigned to it in the Business Combination Agreement.
“Transfer Agent” means, with respect to Agrico, the Continental Stock Transfer and Trust Company.

“Trust Account” means the trust account that holds a portion of the proceeds of the Agrico IPO and the concurrent sale of warrants to the Sponsor in a private placement.
“U.S. GAAP” means United States generally accepted accounting principles.

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION
•Agrico, Pubco, Cayman Merger Sub, Lux Merger Sub and Kalera are parties to the Business Combination Agreement.
•Kalera engages in the business of controlled environment agriculture, seeds production and research and development of plant and seed science. See the section of this joint proxy statement/prospectus titled “Information About Kalera”.
•Following consummation of the Business Combination, Agrico and Merger Subs will have ceased to have a separate legal existence and Kalera will become a wholly owned subsidiary of Pubco. Merger Subs were formed solely as vehicles for consummating the Business Combination, and Merger Subs are currently direct wholly owned subsidiaries of Pubco. See the section of this joint proxy statement/prospectus titled “Summary of the Joint Proxy Statement/Prospectus—The Parties.”
•Pursuant to the Business Combination Agreement, (i) the First Merger will occur, and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”), holders of Agrico Ordinary Shares will receive shares in the capital of Pubco, and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case, as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one business day following the First Merger and subject thereto, the Second Merger will occur, and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following and in connection with the Second Merger, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and CVRs and the holders of the Kalera Options will receive options in the capital of Pubco and, in the case of holders of In-the-Money Options (as defined in the Business Combination Agreement), CVRs, in each case, as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction, and, as a result of the Second Merger and the Kalera Capital Reduction, Kalera will be a wholly owned subsidiary of Pubco. See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal.”
•Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant. See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal—General—The First Merger: Consideration to Agrico Security holders.”
•Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of the number of Pubco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”).
•In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into an agreement with DJCAAC LLC, a Delaware limited liability company (the “Sponsor”) (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed (i) to vote the Agrico Ordinary Shares (as defined in the Sponsor Support Agreement) held by the Sponsor in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination Proposal and the transactions contemplated by the Business Combination Agreement, (ii) to not transfer, during the period commencing on the date of the Sponsor Support Agreement and ending on the earlier of (a) the First Closing and (b) the liquidation of Agrico, any Agrico Ordinary Shares (as defined in the Sponsor Support Agreement) owned by the Sponsor, (iii) to not transfer any Lock-up Shares (as defined in the Sponsor Support Agreement) until the end of the Lock-up Period (as defined in the Sponsor Support Agreement), and (iv) to transfer to Agrico, surrender and forfeit a certain amount of Agrico Class B ordinary shares in the event that the amount of Agrico Ordinary Shares redeemed pursuant to the Redemption meets the threshold specified therein. See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal—Related Agreements or Arrangements—Sponsor Support Agreement.” In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into an agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Kalera Supporting Shareholders”, and such agreement, the “Kalera Holders Support Agreement”), pursuant to which each Kalera Supporting Shareholder agreed (i) to vote all of such Kalera Supporting Shareholder’s Covered Shares (as defined in the Kalera Holders Support Agreement) held by such shareholder in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, (ii) to not transfer, prior to the Second Closing Date, any of such Kalera Supporting Shareholder’s Covered Shares, and (iii) to not transfer any Lock-up Shares (as defined in the Kalera Holders Support Agreement) until the end of the Lock-up Period (as defined in the Kalera Holders Support Agreement). See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal—Related Agreements or Arrangements—The Company Holders Support Agreements.”
•In addition to voting on a proposal to adopt the Business Combination Agreement and approve the Business Combination contemplated thereby as described in this joint proxy statement/prospectus, the shareholders of Agrico will also vote on proposals to approve the First Merger, the Incentive Plan and an adjournment of the extraordinary general meeting, if necessary or desirable in the reasonable determination of Agrico. See the sections of this joint proxy statement/prospectus titled “The First Merger Proposal,” “The Incentive Plan Proposal” and “The Adjournment Proposal.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this joint proxy statement/prospectus constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•discuss future expectations; or
•state other “forward-looking” information.
Forward-looking statements in this joint proxy statement/prospectus may include, for example, statements about:
•the parties’ ability to consummate the Business Combination;
•the expected benefits and costs of the Business Combination;
•changes in Kalera’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•the implementation, market acceptance and success of Kalera’s business models;
•the impact of health epidemics, including the coronavirus SARS-CoV-2 (“COVID-19”), pandemic, on Kalera’s business and the actions Kalera may take in response thereto;
•Kalera’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•expectations regarding the time during which Pubco will be an emerging growth company under the JOBS Act;
•Kalera’s future capital requirements and sources and uses of cash;
•Kalera’s ability to obtain funding for its operations;
•Kalera’s business, expansion plans and opportunities;
•the outcome of any known and unknown litigation and regulatory proceedings; and
Pubco, Kalera and Agrico believe it is important to communicate their expectations to their security holders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this joint proxy statement/prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Pubco, Kalera or Agrico in such forward-looking statements, including among other things:
•the number and percentage of shareholders voting against the Business Combination Proposal and/or seeking Redemption;
•conflicts of interest between Agrico, Kalera and/or Pubco and their respective directors, officers, employees, advisors and other stakeholders;
•the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or a delay in the consummation of any of the transactions contemplated thereby;

•Kalera’s ability to satisfy the listing criteria of the Nasdaq and to maintain the listing of its securities on the Nasdaq following the Business Combination;
•changes adversely affecting the vertical farming industry and the development of existing or new technologies;
•the effect of the COVID-19 pandemic on Kalera’s business;
•the ability of Agrico, Kalera and/or Pubco to obtain financing to address their respective liquidity, operating or capital expenditure needs or other financing objectives on favorable terms, if at all;
•the potential restrictive terms, dilutive impact or other material adverse effects of the terms of any financing arrangements entered into by Agrico, Kalera and/or Pubco;
•the outcome of any legal proceedings that may be instituted against Agrico, Kalera or Pubco following the announcement of the proposed Business Combination and transactions contemplated thereby;
•the ability of the parties to recognize the benefits of the Business Combination;
•lack of useful financial information for an accurate estimate of future capital expenditures;
•possibility of continuing to incur losses for the foreseeable future;
•potential delay in the completion of new facilities;
•the competitiveness of the agriculture industry;
•the difficulty of controlling customer perception of Kalera’s brand;
•the limits that are imposed on Kalera by the amount of facilities in operation at a given time;
•distribution agreements with third parties;
•consolidation of customers or suppliers;
•consumer preferences and spending habits;
•the volatility of energy costs.
•changes in applicable laws or regulations, including environmental and export control laws;
•the ability to retain key employees;
•Kalera’s business strategy and plans;
•Kalera’s ability to target and retain customers and suppliers;
•the failure to build Kalera’s finance infrastructure and improve its accounting systems and controls;
•whether and when Kalera might pay dividends; and
•the ability of Kalera to source its materials from an ethically and sustainably sourced supply chain.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus.
All forward-looking statements included herein attributable to any of Pubco, Agrico, Kalera or any person acting on such party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Pubco, Agrico and Kalera undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Questions and Answers About the Proposals for Agrico Shareholders
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Agrico Shareholders. Shareholders should read this joint proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting, which will be held at the offices of _____________ and virtually at 10:00 a.m. Eastern Time on ____________, 2022.     If you hold your shares through a bank, broker, or other nominee, you will need to take additional steps to participate in the meeting, as described in this joint proxy statement/prospectus.

Q.	Why am I receiving this joint proxy statement/ prospectus?	A.
Agrico and Kalera have agreed to a business combination under the terms of the Business Combination Agreement that is described in this joint proxy statement/prospectus. Pursuant to the Business Combination Agreement, (i) the First Merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco and Agrico will issue the Agrico Share Issuance and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the Second Merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger and in this context Kalera will issue the Kalera Share Issuance, and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco. See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal” for more information on the Business Combination.

Agrico will hold an Extraordinary General Meeting (the “Agrico Special Meeting”) to consider matters relating to the proposed Business Combination. Agrico cannot complete the Business Combination unless the requisite number of Agrico Shareholders vote to adopt the Business Combination Agreement and approve the transactions contemplated thereby. Agrico is sending you this joint proxy statement/prospectus to ask you to vote in favor of these and the other matters described in this document at the Agrico Special Meeting.
The Business Combination Agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated into this joint proxy statement/prospectus by reference. You are encouraged to read this joint proxy statement/prospectus, including the section titled “Risk Factors” and all the Annexes hereto.
This joint proxy statement/prospectus and its annexes contain important information about the proposed Business Combination, the First Merger and the other matters to be acted upon at the Agrico Special Meeting. You should read this joint proxy statement/prospectus and its annexes carefully and in their entirety.

Q.	What is being voted on at the Agrico Special Meeting?	A.	Agrico’s shareholders are being asked to vote to approve the Business Combination Agreement and the Business Combination. See the section titled “The Business Combination Proposal.”

Agrico’s shareholders are also being asked to consider and vote upon a proposal to approve the adoption by Pubco of its Incentive Plan. See the section titled “The Incentive Plan Proposal.”
Agrico’s shareholders are also being asked to consider and vote upon a proposal to approve the merger of Agrico with a Cayman Islands entity in which Agrico will be the surviving entity and the related plan of merger. See the section titled “The First Merger Proposal.”
Agrico’s shareholders may also be asked to consider and vote upon a proposal to adjourn the Agrico Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Agrico Special Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote or if holders of the Agrico Shares have elected to redeem an amount of Agrico Shares such that the minimum available cash condition to the Closing would not be satisfied. See the section titled “The Adjournment Proposal.”
Agrico will hold the Agrico Special Meeting to consider and vote upon these proposals. This joint proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Agrico Special Meeting. Shareholders should read it carefully.
The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this joint proxy statement/prospectus.

Q.	Why is Agrico proposing the Business Combination?	A.	Agrico was incorporated to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Agrico completed its IPO of 14,375,000 Agrico Units on July 12, 2021, with each unit consisting of one ordinary share and one-half of one Agrico Public Warrant, with each whole Agrico Public Warrant entitling the holder to purchase one ordinary share at a price of $11.50, with such warrants becoming exercisable on the later of (i) the consummation of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination or, (ii) 12 months from the date of the closing of the Agrico IPO. The Agrico IPO included the sale of 1,875,000 Agrico Units to the underwriters via their over-allotment option. The Agrico IPO (including the overallotment option exercise) raised total gross proceeds of $143,750,000. Since the Agrico IPO, Agrico’s activity has been limited to an evaluation of potential business combination candidates.
Kalera S.A. is a public limited company (société anonyme) organized under the laws of Luxembourg which has been incorporated on 11 June 2021. Agrico believes that a business combination with Kalera S.A. will provide Agrico Shareholders with an opportunity to participate in a company with significant growth potential. See the section titled “Extraordinary General Meeting of Agrico Shareholders—Recommendation of the Agrico Board.”

Q.	Why is Agrico providing shareholders with the opportunity to vote on the Business Combination?	A.
Under the Agrico Articles, Agrico must provide all holders of its Agrico Shares with the opportunity to have their Agrico Shares redeemed upon the consummation of its initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, Agrico has elected to provide its shareholders with the opportunity to have their Agrico Shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, Agrico is seeking to obtain the approval of its shareholders of the Business Combination Proposal and Agrico Shareholders will be entitled to effectuate Redemptions in connection with the closing of the Business Combination (the “Closing”).

Q.	Are the proposals conditioned on one another?	A.
Unless the Business Combination Proposal is approved, the Incentive Plan Proposal and the First Merger Proposal will not be presented to the shareholders of Agrico at the Agrico Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus. It is important for you to note that the Business Combination Proposal is conditioned on the approval of the other proposals. As such, in the event that any of the Business Combination Proposal, the Incentive Plan Proposal or the First Merger Proposal does not receive the requisite vote for approval, then Agrico will not consummate the Business Combination. If Agrico does not consummate the Business Combination and fails to complete an initial business combination within 12 months of the Agrico IPO (or up to 21 months if Agrico extends the period of time to consummate a business combination), Agrico will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to its Agrico Shareholders.

Q.	What will happen in the Business Combination?	A.
The Business Combination will be effected through several sequential transactions. Pursuant to the Business Combination Agreement, (i) the First Merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco and Agrico will issue the Agrico Share Issuance and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the Second Merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger and in this context Kalera will issue the Kalera Share Issuance, and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco. A copy of the Business Combination Agreement is attached to this joint proxy statement/prospectus as Annex A. For a description of Pubco’s organizational structure upon consummation of the Business Combination, please see “The Business Combination Proposal.”

Q.	What conditions must be satisfied to complete the Business Combination?	A.
There are a number of closing conditions to the Business Combination, including, but not limited to, the following:
•the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of Agrico’s shareholders;
•the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of Kalera’s shareholders;
•the adoption of the 2022 Incentive Plan by Pubco;
•no law or order preventing or prohibiting the transactions contemplated by the Business Combination Agreement;
•no pending litigation to enjoin or restrict the consummation of the Business Combination;
•Upon the First Closing, after giving effect to the Redemption, Agrico having net tangible assets of at least $5,000,001;
•the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part;

•the approval of listing of Pubco Ordinary Shares and Pubco Warrants by Nasdaq;
•the representations and warranties of each of Kalera and Agrico set forth in the Business Combination Agreement pursuant thereto shall be true and correct in all material respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those that address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality), individually or in the aggregate, would not have a material adverse effect on Kalera or Agrico, as applicable (provided that such limitation shall not apply with respect to representations and warranties provided by Kalera or Agrico, as applicable, regarding its capitalization and subsidiaries);
•Pubco having entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Pubco Ordinary Shares and Pubco Warrants, both of which are in full force and effect and enforceable in accordance with their terms;

•Each of Kalera and Agrico shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the First and Second Closing Date; and
•Since the date of the Business Combination Agreement, no material adverse effect shall have occurred with respect to Kalera or Agrico, as applicable, and their respective subsidiaries, taken as a whole, and be continuing.
For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “Business Combination Agreement—Conditions to Closing.”

Q.	Did the Agrico board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?	A.
Agrico’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The officers and directors of Agrico have substantial experience in evaluating the operating and financial merits of companies within the agriculture industry and concluded that their experience and backgrounds enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Agrico’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, Agrico investors will be relying solely on the judgment of Agrico’s board of directors in valuing Kalera’s business and assuming the risk that the Agrico board of directors may not have properly valued such business. Investors are advised that Agrico’s ability to assess Kalera’s business’ management may have been limited due to a lack of time, resources or information and even though Agrico deems such assessment to be appropriate, there is a risk that it may have been incomplete. For additional description of these risks, please see the section titled “Risk Factors.”

Q.	How many votes do I have at the Agrico Special Meeting?	A.
Agrico Shareholders are entitled to one vote at the Agrico Special Meeting for each Agrico Ordinary Share held of record as of _______, 2022, the record date for the Agrico Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were 14,518,750 Agrico Class A ordinary shares and 3,593,750 Agrico Class B ordinary shares outstanding.

Q.	What vote is required to approve the proposals presented at the Agrico Special Meeting?	A.
The approval of each of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an “Ordinary Resolution” under Cayman Islands Law and the Agrico Articles, which is a resolution passed by a simple majority of the members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution. The approval of the First Merger Proposal requires a “Special Resolution” under Cayman Islands Law and the Agrico Articles, which is a resolution passed by majority of at least two-thirds of such members as, being required to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution. Assuming a quorum is established, a shareholder’s failure to vote by proxy or to vote at the Agrico Special Meeting will have no effect on any of the proposals. DJCAAC LLC has agreed with Kalera and Agrico to vote its shares in favor of the Business Combination Proposal. DJCAAC LLC has also separately agreed to vote its shares in favor of all other proposals being presented at the Agrico Special Meeting. As of the date of this joint proxy statement/prospectus, DJCAAC LLC beneficially owned an aggregate of 3,593,750 Agrico Ordinary Shares.

Q.	What constitutes a quorum at the Agrico Special Meeting?	A.
Holders of a majority of the Agrico Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy will be a quorum. If a quorum is not present within half an hour from the time appointed for the Agrico Special Meeting to commence, or if during the Agrico Special Meeting a quorum ceases to be present, the Agrico Special Meeting will stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as Agrico’s board of directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Agrico Shareholders present will be quorum. As of the Record Date, 8,984,376 Agrico Ordinary Shares would be required to achieve a quorum.

Q.	How do the insiders of Agrico intend to vote on the proposals?	A.
The Sponsor, DJCAAC LLC, beneficially owns and is entitled to vote an aggregate of approximately 20% of the outstanding Agrico Ordinary Shares. The Sponsor agreed with Kalera and Agrico to vote its securities in favor of the Business Combination Proposal and all other proposals being presented at the Agrico Special Meeting.

Q.	Do I have redemption rights?	A.
Pursuant to the Agrico Articles, holders of Agrico Shares may elect to have their Agrico Shares redeemed for cash at the applicable Redemption Price per share calculated in accordance with the Agrico Articles. As of the Record Date, based on funds in the Trust Account of approximately $___, this would have amounted to approximately $____ per Agrico Share. If a holder exercises its redemption rights, then such holder will be exchanging its shares for cash and will no longer own those shares. Such a holder will be entitled to receive cash for its shares only if it properly demands Redemption and delivers its share certificates (either physically or electronically) to the Transfer Agent prior to the Agrico Special Meeting and the consummation of the Business Combination. The Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Shares held by them in connection with a shareholder vote to approve the proposed initial Business Combination. Accordingly, any Agrico Shares held by the Sponsor and Agrico’s directors and executive officers will be excluded from the pro rata calculation used to determine the per share redemption price. See the section titled “Extraordinary General Meeting of Agrico Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Notwithstanding the foregoing, pursuant to the Agrico Articles, a holder of Agrico Shares together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Agrico Shares (the “Excess Shares”). However, such holders will not be restricted from voting all of their shares (including Excess Shares) for or against the Business Combination at the Agrico Special Meeting.

Q.	As long as I vote on the Business Combination, will how I vote affect my ability to exercise redemption rights?	A.
No. You may exercise your redemption rights whether you vote your Agrico Ordinary Shares “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this joint proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q.	How do I exercise my redemption rights?	A.
If you are a holder of Agrico Shares and wish to exercise your redemption rights, you must demand that your shares are redeemed for cash no later than 5:00 p.m. Eastern Time on _________, 2022 (two (2) business days prior to the vote on the Business Combination Proposal) by (A) submitting your request in writing to Mark Zimkind of Continental Stock Transfer and Trust Company, at the address listed at the end of this section, and (B) delivering your share certificates (if any) and other redemption forms to the Transfer Agent physically or electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System. If you vote on the Business Combination Proposal, you may affirmatively vote either for or against the Business Combination Proposal without affecting your eligibility for exercising your redemption rights. Your vote on any proposal other than the Business Combination Proposal will not have any impact on your eligibility for exercising redemption rights. Any holder of Agrico Shares satisfying the requirements for exercising redemption rights set forth herein will be entitled to demand that its shares be redeemed for an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account calculated in accordance with the Agrico Articles (which was $___, or $10.20 per share, as of the Record Date). Such amount will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, under Cayman Islands law, the proceeds held in the Trust Account could be subject to claims which could take priority over those of Agrico Shareholders exercising redemption rights, regardless of whether such holders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically.
Any request for Redemption, once made by a holder of Agrico Shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Agrico Special Meeting. If you deliver your shares for Redemption to the Transfer Agent and later decide prior to the Agrico Special Meeting not to elect redemption, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed at the end of this section.
No demand for Redemption will be honored unless the holder’s share certificates have been delivered (either physically or electronically) to the Transfer Agent no later than 5:00 p.m. Eastern Time on _________, 2022 (two (2) business days prior to the vote on the Business Combination Proposal).
If a holder of Agrico Shares properly makes a demand for Redemption as described above, then, if the Business Combination is consummated, such holder’s shares will be redeemed for an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account calculated in accordance with the Agrico Articles. If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own those shares.
If the Business Combination is not approved or completed for any reason, Agrico Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for an amount equal to the applicable pro rata share of the Trust Account. In such case, the Transfer Agent will promptly return any Agrico Shares delivered by Agrico Shareholders and such holders may only share in the assets of the Trust Account upon the liquidation of Agrico. This may result in holders receiving less than they would have received if the Business Combination was completed and they exercised redemption rights in connection therewith due to potential claims of creditors.
If you are a holder of Agrico Shares and you exercise your redemption rights, it will not result in the loss of any Agrico Warrants that you may hold. Your warrants will become exercisable to purchase one Pubco Ordinary Share in lieu of one ordinary share for a purchase price of $11.50 per share upon consummation of the Business Combination.

Q.	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?	A.	No. The holders of Agrico Warrants have no redemption rights with respect to such securities.
Q.	If I am a holder of an Agrico Unit, can I exercise redemption rights with respect to my units?	A.	No. Holders of outstanding Agrico Units must separate the underlying Agrico Class A ordinary shares and Agrico Warrants prior to exercising redemption rights with respect to the Agrico Shares.

If you hold Agrico Units registered in your own name, you must deliver the certificate for such Agrico Units to Continental Stock Transfer and Trust Company, the Transfer Agent, with written instructions to separate such Agrico Units into Agrico Shares and Agrico Public Warrants. This must be completed far enough in advance to permit the mailing of the Agrico Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Agrico Shares from the Agrico Units. See the question “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer and Trust Company is listed under the question “—Who can help answer any other questions I might have about the virtual Agrico Special Meeting?” below.
If a broker, dealer, commercial bank, trust company or other nominee holds your Agrico Units, you must instruct such nominee to separate your Agrico Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer and Trust Company, the Transfer Agent (“Continental”). Such written instructions must include the number of Agrico Units to be split and the nominee holding such Agrico Units. Your nominee must also initiate electronically, using Depository Trust Company’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Agrico Units and a deposit of an equal number of Agrico Shares and Agrico Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Agrico Shares from the Agrico Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Agrico Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q.	Do I have appraisal rights if I object to the proposed Business Combination?	A.
Under Cayman Islands law, holders of Agrico Ordinary Shares who comply with the applicable requirements of Section 238 of the Cayman Companies Act may have the right, under certain circumstances, to object to the First Merger and exercise appraisal (“dissenter”) rights, including rights to seek payment of the fair value of their Agrico Ordinary Shares. These statutory appraisal rights are separate to the right of holders of Agrico Shares to elect to have their shares redeemed for cash at the applicable Redemption Price in accordance with the Agrico Articles, which are discussed above in the section titled “—Do I have redemption rights?”.
It is possible that, if shareholders exercise their statutory dissenter rights, the fair value of the Agrico Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than shareholders would obtain if they exercise their redemption rights in accordance with the Agrico Articles as described herein. However, it is Agrico’s view that such fair market value would equal the amount which Agrico Shareholders would obtain if they exercise their redemption rights in accordance with the Agrico Articles as described herein. Shareholders need not vote against any of the proposals at the Agrico Special Meeting in order to exercise their statutory dissenter rights under the Cayman Companies Act.
Shareholders who do wish to exercise their statutory dissenter rights, if applicable, will be required to deliver notice to Agrico prior to the Agrico Special Meeting and follow the process prescribed in Section 238 of the Cayman Companies Act. This is a separate process with different deadline requirements to the process which shareholders must follow if they wish to exercise their redemption rights in accordance with the Agrico Articles, which is discussed above in the section titled “—How do I exercise my redemption rights?”.
At the First Merger Effective Time, those shares belonging to dissenting shareholders (“Dissenting Shares”) shall no longer be outstanding and shall automatically be cancelled and extinguished, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 238 of the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such Agrico Ordinary Shares shall no longer be considered Dissenting Shares for purposes hereof and such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share.

In the event that any holder of Agrico Ordinary Shares delivers notice of their intention to exercise Dissent Rights, Agrico shall have the right and may at its sole discretion delay the consummation of the Business Combination in order to invoke the limitation on dissenter rights under Section 239 of the Cayman Companies Act. In such circumstances where the exception under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights shall be available to Agrico Shareholders, including those Agrico Shareholders who have delivered a written objection to the First Merger prior to the Agrico Special Meeting and followed the process prescribed in Section 238 of the Cayman Companies Act, and each such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share. Accordingly, Agrico Shareholders are not expected to ultimately have any appraisal or Dissent Rights in respect of their Agrico Ordinary Shares in connection with the First Merger or Business Combination.

Q.	I am an Agrico Warrant holder. Why am I receiving this joint proxy statement/prospectus?	A.
As a holder of Agrico Warrants, upon consummation of the Business Combination, for each whole Agrico Warrant owned, you will be entitled to purchase one Pubco Ordinary Share in lieu of one Agrico Class A ordinary share at a purchase price of $11.50 per share. This joint proxy statement/prospectus includes important information about Pubco and the business of Pubco and its subsidiaries following the consummation of the Business Combination. Since holders of Agrico Warrants will become holders of Pubco Warrants and may become holders of Pubco Ordinary Shares upon consummation of the Business Combination, we urge you to read the information contained in this joint proxy statement/prospectus carefully. The Pubco Warrants will be exercisable upon thirty (30) days after the completion of the Business Combination.

Q.	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?	A.
A total of $146,625,000 was placed in the Trust Account immediately following the Agrico initial public offering and simultaneous private placement (including upon the exercise of the underwriters’ over-allotment option). After consummation of the Business Combination, the funds in the Trust Account will be released and used by Pubco to pay holders of the Agrico Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including fees of approximately $5,031,250 payable to Maxim as deferred underwriting compensation in respect of its role as underwriter in the Agrico IPO), for expenses related to prior proposed business combinations that were not consummated and for working capital and general corporate purposes of Pubco.

Q.	What happens if a substantial number of Agrico Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?	A.
Unlike some other blank check companies which require holders of their public shares to vote against a business combination in order to exercise their redemption rights, Agrico’s Shareholders may vote in favor of the Business Combination but still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Agrico Shareholders is substantially reduced as a result of Redemptions by Agrico Shareholders. However, the Business Combination will not be consummated if, either immediately prior to or upon the consummation of the Business Combination, Agrico would have less than at least $5,000,001 of net tangible assets after giving effect to the payment of amounts that will be required to be paid to redeeming shareholders upon consummation of the Business Combination or if Agrico and Pubco fail to meet the minimum cash condition set forth in the Business Combination Agreement (the “Minimum Cash Condition”). The Minimum Cash Condition is set at $100 million. Additionally, in the event of a substantial number of Redemptions resulting in fewer Pubco Ordinary Shares, the trading market for Pubco Ordinary Shares may be less liquid than the market for Agrico Class A ordinary shares was prior to the Business Combination and Pubco may not be able to meet the listing standards of Nasdaq or another national securities exchange, which is a condition to Closing. In addition, with fewer funds available from the Trust Account, the working capital infusion from the Trust Account into Kalera’s business will be reduced.

Q.	What happens if the Business Combination is not consummated?	A.
If Agrico does not complete the Business Combination with Kalera or another business combination by twelve months after the Agrico IPO (or 21 months if extended by Agrico), Agrico must redeem 100% of the outstanding Agrico Shares, at a per-share price, payable in cash, equal to the aggregate amount then held in the Trust Account (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable) divided by the number of then outstanding Agrico Shares (estimated to be approximately $10.20 per share as of the Record Date) and, following such redemption, Agrico will liquidate and dissolve.

Q.	When do you expect the Business Combination to be completed?	A.
It is currently anticipated that the Business Combination will be consummated promptly following the satisfaction of the applicable closing conditions, including receipt of the requisite shareholder approvals. For a description of the conditions for the completion of the Business Combination, see the sections titled “The Business Combination Proposal” and “The Business Combination Agreement—Conditions to Closing.”

Q.	What do I need to do now?	A.
Agrico urges you to read carefully and consider the information contained in this joint proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or warrant holder of Agrico. Shareholders should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?	A.
If you are a shareholder of record of Agrico Ordinary Shares on the Record Date, you may vote online at the Agrico Special Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Agrico Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the Agrico Special Meeting and vote online, if you choose.

To vote online at the Agrico Special Meeting, follow the instructions below. To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Meeting, we will vote your shares as you direct.
To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
To vote via the Internet, please go to https://www.cstproxy.com/____________ and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on ______, 2022. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Agrico Special Meeting or attend the virtual Agrico Special Meeting to vote your shares online.
If you plan to vote at the Agrico Special Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of common stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to_________ or email proxy@continentalstock.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on _________, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.
If you are a shareholder of record as of the Record Date for the Agrico Special Meeting, you should receive a proxy card from Continental, containing instructions on how to attend the virtual Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com.
If your shares are held in street name, and you would like to join and not vote Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.

Q.	Who can help answer any other questions I might have about the virtual Agrico Special Meeting?	A.
If you have any questions concerning the Agrico Special Meeting (including accessing the meeting by virtual means) or need help voting your Agrico Shares, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at: https://www.cstproxy.com/__________.
Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q.	May I change my vote after I have mailed my signed proxy card?	A.
Yes. You may change your vote at any time before your proxy is voted at the Agrico Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by voting again via the Internet, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Agrico Special Meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to: _________________.

Unless revoked, a proxy will be voted at the Agrico Special Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the proposals.
Q.	What happens if I fail to take any action with respect to the Agrico Special Meeting?	A.
If you fail to take any action with respect to the Agrico Special Meeting and the Business Combination is approved by shareholders and consummated, you will become a security holder of Pubco. If you fail to take any action with respect to the Agrico Special Meeting and the Business Combination is not approved, you will continue to be a security holder of Agrico.

Q.	What should I do with my share and/or warrants certificates?	A.
Agrico Warrant holders should not submit their warrant certificates now and those Agrico Shareholders who do not wish exercise their redemption rights should not submit their share certificates now. After the consummation of the Business Combination, Pubco’s transfer agent will send instructions to Agrico security holders regarding the exchange of their Agrico securities for Pubco securities. Agrico Shareholders who exercise their redemption rights must deliver their share certificates to the Transfer Agent (either physically or electronically) at least two (2) business days prior to the vote at the Agrico Special Meeting. See the question “How do I exercise my redemption rights?” above.

Q.	What should I do if I receive more than one set of voting materials?	A.
Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Agrico Ordinary Shares.

Q.	Who can help answer my questions?	A.
If you are a shareholder and have questions about the proposals or if you need additional copies of the enclosed proxy card, you should contact Agrico’s proxy solicitor at ___________. You may also obtain additional information about Agrico from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you are a holder of Agrico Shares and you intend to seek Redemption of your shares, you will need to deliver your shares (either physically or electronically) to the Transfer Agent at the address below at least two (2) business days prior to the vote at the Agrico Special Meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Questions and Answers About the Proposals for Kalera Shareholders

Q.	Why am I receiving this joint proxy statement/ prospectus?	A.
Agrico and Kalera have agreed to a business combination under the terms of the Business Combination Agreement that is described in this joint proxy statement/prospectus. Pursuant to the Business Combination Agreement, (i) the First Merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco and Agrico will issue the Agrico Share Issuance and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the Second Merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger and in this context Kalera will proceed with the Kalera Share Issuance, and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco. See the section of this joint proxy statement/prospectus titled “The Business Combination Proposal” for more information on the Business Combination.

Kalera will hold a shareholder meeting (the “Kalera Shareholder Meeting”) to consider matters relating to the proposed Business Combination in accordance with majority and quorum requirements under the Luxembourg Company Law. Kalera cannot complete the Business Combination unless the requisite number of Kalera shareholders and Agrico Shareholders vote to adopt the Business Combination Agreement and approve the transactions contemplated thereby. Kalera is sending you this joint proxy statement/prospectus to ask you to vote in favor of these and the other matters described in this document at the Kalera Shareholder Meeting.
This joint proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Kalera Shareholder Meeting. You should read this joint proxy statement/prospectus and its annexes carefully and in their entirety.

Q.	What is being voted on at the Kalera Shareholder Meeting?	A.	Kalera’s shareholders are being asked to vote to approve the Business Combination Agreement and the Business Combination. See the section titled “The Business Combination Proposal.”

Kalera’s shareholders are also being asked to consider and vote upon a proposal to approve the adoption by Pubco of its Incentive Plan. See the section titled “Incentive Plan Proposal.”
Kalera’s shareholders are also being asked to consider and vote upon a proposal to approve the Second Merger. See the section titled “The Second Merger Proposal.”
Kalera’s shareholders are also being asked to consider and vote upon a proposal to approve the Kalera Capital Reduction. See the section titled “The Kalera Capital Reduction Proposal.” Kalera will hold the Kalera Shareholder Meeting to consider and vote upon these proposals. This joint proxy statement/prospectus contains important information about the proposed Resolutions and the other matters to be acted upon at the Kalera Shareholder Meeting. Shareholders should read it carefully.
The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this joint proxy statement/prospectus.

Q.	Why is Kalera proposing the Business Combination?	A.	Kalera believes that a business combination with Agrico is in the best interests of Kalera shareholders. See the section titled “The Business Combination Proposal.”
Q.	Are the proposals conditioned on one another?	A.
Under the Business Combination Agreement, approval of each of the Business Combination Proposal, the Second Merger and the Kalera Capital Reduction by Kalera’s shareholders are conditions to the consummation of the Business Combination. The Second Merger and the Kalera Capital Reduction are conditioned on the approval of each other. As such, in the event that any of the Second Merger and the Kalera Capital Reduction do not receive the requisite vote for approval, then Kalera will not consummate the Business Combination.

Q.	What will happen in the Business Combination?	A.
The Business Combination will be effected through several sequential transactions. Pursuant to the Business Combination Agreement, (i) the First Merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco and Agrico will issue the Agrico Share Issuance and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the Second Merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger and in this context Kalera will issue the Kalera Share Issuance, and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco. A copy of the Business Combination Agreement is attached to this joint proxy statement/prospectus as Annex A. For a description of Pubco’s organizational structure upon consummation of the Business Combination, please see “The Business Combination Proposal.”

Q.	What conditions must be satisfied to complete the Business Combination?	A.
There are a number of closing conditions to the Business Combination, including, but not limited to, the following:
•the approval of the Business Combination Agreement and the Incentive Plan Proposal and the transactions contemplated thereby and related matters by the requisite vote of Agrico’s shareholders;
•the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of Kalera’s shareholders;
•the adoption of the 2022 Incentive Plan by Pubco;
•no law or order preventing or prohibiting the transactions contemplated by the Business Combination Agreement;
•no pending litigation to enjoin or restrict the consummation of the Business Combination;
•Upon the First Closing, after giving effect to the Redemption, Agrico having net tangible assets of at least $5,000,001;
•the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part;
•the approval of listing of Pubco Ordinary Shares and Pubco Warrants by Nasdaq;
•the representations and warranties of each of Kalera and Agrico set forth in the Business Combination Agreement pursuant thereto shall be true and correct in all material respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those that address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality), individually or in the aggregate, would not have a material adverse effect on Kalera or Agrico, as applicable (provided that such limitation shall not apply with respect to representations and warranties provided by Kalera or Agrico, as applicable, regarding its capitalization and subsidiaries);
•Pubco having entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Pubco Ordinary Shares and Pubco Warrants, both of which are in full force and effect and enforceable in accordance with their terms;

•Each of Kalera and Agrico shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the First and Second Closing Date; and
•Since the date of the Business Combination Agreement, no material adverse effect shall have occurred with respect to Kalera or Agrico, as applicable, and their respective subsidiaries, taken as a whole, and be continuing.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the sections titled “Business Combination Proposal” and “The Business Combination Agreement.”

Q.	Did the Kalera board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?	A.
Kalera’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, Kalera investors will be relying solely on the judgment of Kalera’s board of directors in valuing Kalera’s business and assuming the risk that the Kalera board of directors may not have properly valued such business. For additional description of these risks, please see the section titled “Risk Factors.”

Q.	How many votes do I have at the Kalera Special Meeting?	A.
Kalera shareholders are entitled to one vote at the Kalera Shareholder Meeting for each Kalera Share held of record as of ________, 2022, it being specified that said votes will need to be cast by means of the proxy and voting card. As of the close of business on the Kalera Record Date.

Q.	What vote is required to approve the proposals presented at the Kalera Shareholder Meeting?	A.
The approval of each of the Business Combination Proposal and the Incentive Plan Proposal shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account.
The approval of each of the Second Merger and the Kalera Capital Reduction shall take place before a notary in the Grand Duchy of Luxembourg and require the approval of at least two-thirds of the votes being validly cast at the Kalera Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented.

Q.	What constitutes a quorum at the Kalera Shareholder Meeting?	A.
There is no quorum requirement concerning the approval by the Kalera Shareholder Meeting of each of the Business Combination Proposal and the Incentive Plan Proposal.
The approval of each of the Second Merger and the Kalera Capital Reduction shall take place before a notary in the Grand Duchy of Luxembourg and require a quorum of more than half of Kalera Shares is present or represented. As of the Kalera Record Date, 50% Kalera Shares would be required to achieve a quorum.

Q.	How do directors, officers and certain other shareholders of Kalera intend to vote on the proposals?	A.
The officers and directors and certain other shareholders of Kalera beneficially own and are entitled to vote an aggregate of approximately 45% of the outstanding Kalera Shares. These parties have each agreed to vote their securities in favor of the Business Combination Proposal and all other proposals being presented at the Kalera Shareholder Meeting.

Q.	Do I have appraisal rights if I object to the proposed Business Combination?	A.	Once the Resolutions at the Kalera Shareholder Meeting have been validly passed by the required majority, there are no different treatment rights for minority shareholders and the passed resolutions can thus be considered as effective and enforceable once resolved upon.
Q.	When do you expect the Business Combination to be completed?
It is currently anticipated that the Business Combination will be consummated promptly following the satisfaction of the applicable closing conditions, including receipt of the requisite shareholder approvals. For a description of the conditions for the completion of the Business Combination, see the section titled “The Business Combination Agreement—Closing Conditions.”

Q.	What do I need to do now?	A.
Kalera urges you to read carefully and consider the information contained in this joint proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder of Kalera. Shareholders should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy and voting card.

Q.	How do I vote?	A.
If you are a holder of record of Kalera Shares on the Kalera Record Date, you may vote at the Kalera Shareholder Meeting by submitting a proxy for the Kalera Shareholder Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy and voting card.

If your shares are held in an account at a brokerage firm or bank (i.e. in street name), and unless otherwise specified in the relevant convening notice, you may either instruct your broker or bank on how to vote your shares or use the proxy and voting card as instructed by Kalera, together in the latter case with a share certificate certifying the number of shares recorded in the relevant account on the Kalera Record Date.
In both cases, virtual participation will be for information and Q&A purposes only.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.	Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.
Q.	May I change my vote after I have mailed my signed proxy card?	A.
Yes. Shareholders may send a later-dated, signed proxy and voting card to Kalera at ______________ so that it is received by Kalera no later than 10:00 a.m. Eastern Time, on ______________, 2022 being five (5) calendar days before the time appointed for the holding of the Kalera Shareholder Meeting. Any amended proxy card received after the specified cut off time will be disregarded.

Shareholders also may revoke their proxy by sending a notice of revocation to Kalera at ______________, which must be received no later than 10:00 a.m. Eastern Time, on ______________. 2022 being three (3) business days before the time appointed for the holding of the Kalera Shareholder Meeting.
Q.	What happens if I fail to take any action with respect to the Kalera Shareholder Meeting?	A.
If you fail to take any action with respect to the Kalera Shareholder Meeting and the Resolutions at the Kalera Shareholder Meeting are validly approved by shareholders and consummated, you will become a security holder of Pubco. If you fail to take any action with respect to the Kalera Shareholder Meeting and the Resolutions are not approved, you will continue to be a security holder of Kalera.

Q.	What should I do if I receive more than one set of voting materials?	A.
Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy and voting cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction and proxies for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive as instructed more than one voting card and proxy. Please complete, sign, date and return each proxy and voting cards that you receive in order to cast a vote with respect to all of your Kalera Shares.

Q.	Who can help answer my questions?	A.
If you are a shareholder and need additional copies of the joint proxy statement/prospectus or the enclosed proxy card or have any questions about how to vote or direct a vote in respect of your Kalera Shares you should contact Eric Birge at ir@kalera.com or (313) 309-9500.

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Agrico Special Meeting and Kalera Shareholder Meeting, as applicable, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this joint proxy statement/prospectus, and incorporated by reference into this joint proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the transactions that will be undertaken in connection with the Business Combination. The Business Combination Agreement is also described in detail in this joint proxy statement/prospectus in the section titled “The Business Combination Agreement.” For a discussion summarizing the U.S. federal income tax considerations of the Business Combination, see the section titled “Certain Material U.S. Tax Consequences.”
The Parties
Agrico
Agrico is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Agrico was incorporated under the laws of the Cayman Islands on July 31, 2020.
On July 12, 2021, Agrico closed its IPO of 14,375,000 Agrico Units, with each Agrico Unit consisting of one Agrico Share and one half of one Agrico Public Warrant to purchase one ordinary share at a purchase price of $11.50. The issuance included the sale of 1,875,000 Agrico Units which were subject to an over-allotment option granted to the underwriters of the Agrico IPO. The Agrico Units from the Agrico IPO (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $143,750,000. Simultaneously with the consummation of the Agrico IPO and the exercise of the underwriters’ over-allotment option, Agrico consummated the private sale of 7,250,000 warrants to DJCAAC LLC and Maxim, in each case at $1.00 per warrant for an aggregate purchase price of $7,250,000 (with DJCAAC LLC purchasing 6,171,875 warrants and Maxim purchasing 1,078,125 warrants). In connection with the closing of the IPO, the Company issued to Maxim 143,750 Class A ordinary shares. A total of $146,625,000 was deposited into the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Agrico IPO was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-255426) that became effective on July 7, 2021. As of the Record Date, there was approximately $___ held in the Trust Account.
After consummation of the Business Combination, the funds in the Trust Account will be used by Pubco to pay Agrico Shareholders who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with Kalera (including fees of an aggregate of approximately $5,031,250 deferred fees from the Agrico IPO to certain underwriters and finders to be paid in connection with the closing of the Business Combination), and to repay any loans owed by Agrico to Sponsor. Any remaining funds will be used for working capital and general corporate purposes of Pubco and/or Kalera.
Agrico Units, Agrico Shares and Agrico Public Warrants are listed on Nasdaq under the symbols “RICOU,” “RICO” and “RICOW,” respectively.
Agrico currently maintains its principal executive offices at Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands. After the consummation of the Business Combination, Agrico will become a wholly owned subsidiary of Pubco.
Pubco
Pubco was incorporated under the laws of Ireland as a private limited company, for purposes of a business combination. Pubco was re-registered as an Irish public limited company on March 29, 2022 and changed its name to “Kalera Public Limited Company” on April 4, 2022. Pubco owns no material assets and does not operate any businesses.
Kalera
Kalera is a leading vertical farming company. We utilize proprietary technology and plant and seed science to sustainably grow local, delicious, nutrient-rich, pesticide-free, non-GMO leafy greens year-round. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Our high-yield, automated, data-driven hydroponic production facilities have been designed for rapid roll-out with attractive unit economics to grow leafy greens faster, cleaner and in a manner that is better for the environment than traditional farming. Given our cost-efficient production process from seed to harvest and capital discipline, we are able to sell our “better than organic” produce at competitive prices. With our mission to serve humanity, wherever we are, fresh, safe, sustainable and affordable nourishment, we aim to become a global leader in controlled-environment agriculture (“CEA”) for leafy greens addressing an expanding $50 billion addressable market opportunity for vertical farming products.
The mailing address of Kalera’s principal executive offices are 7455 Emerald Dunes Dr., Suite 2100, Orlando Florida 32822, and its phone number is. +1 (407) 574-8204. Kalera’s corporate website address is https://www.kalera.com. Kalera’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this joint proxy statement/prospectus.
The Business Combination Proposal
The approval of the Kalera and Agrico Shareholders are each being sought in respect of the Business Combination disclosed in this joint proxy statement/prospectus. See the section titled “The Business Combination Proposal.”
The Incentive Plan Proposal
The approval of the Kalera and Agrico Shareholders are each being sought in respect of the 2022 Incentive Plan that Pubco plans to adopt upon closing of the Business Combination. See the section titled “The Incentive Plan Proposal.”
The Second Merger Proposal
The approval of the Kalera Shareholders is being sought in respect of the Second Merger to be consummated in connection with the Business Combination. See the section titled “The Second Merger Proposal.”
The Kalera Capital Reduction
The approval of the Kalera Shareholders is being sought in respect of the Kalera Capital Reduction to be consummated in connection with the Business Combination. See the section titled “The Kalera Capital Reduction Proposal.”
The First Merger Proposal
The approval of the Agrico Shareholders is being sought in respect of the First Merger to be consummated in connection with the Business Combination. See the section titled “The First Merger Proposal.”
The Adjournment Proposal
The approval of the Agrico Shareholders is being sought in respect of any adjournment of the Agrico Special Meeting that may be required in order to solicit the requisite votes needed to approve the Business Combination. See the section titled “The Adjournment Proposal.”

Agrico Special Meeting
DJCAAC LLC
As of the Record Date, DJCAAC LLC (through certain funds and/or separate accounts managed by DJCAAC LLC) beneficially owned and is entitled to vote an aggregate of 3,593,750 shares of Agrico. Such shares constitute approximately 20% of the outstanding Agrico shares.
DJCAAC LLC has agreed to vote its shares in favor of the Business Combination Proposal and all other proposals being presented at the Agrico Special Meeting.
Date, Time and Place of Agrico Special Meeting
The Agrico Special Meeting will be held virtually at 10:00 a.m., Eastern Time, on __________, 2022, via live audio cast at https://www.cstproxy.com/_________, or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. For the purposes of Agrico’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be at __________________. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our shareholders and Agrico. The virtual meeting format allows attendance from any location in the world. You will be able to attend via a live audio cast available at https://www.cstproxy.com/____________ or by calling toll-free at 1-888-965-8995 in the U.S., or +1 415-655-0243 from foreign countries from any touch-tone phone (with access code: ___________#). The Agrico Special Meeting is being held to consider and vote upon the Business Combination Proposal, the Incentive Plan Proposal, the First Merger Proposal and, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Agrico Special Meeting, there are not sufficient votes to authorize Agrico to consummate the Business Combination and each other matter to be considered at the Agrico Special Meeting or if holders of the Agrico Shares have elected to redeem an amount of Agrico Shares such that the Minimum Cash Condition would not be satisfied.
Voting Power; Record Date
Agrico Shareholders will be entitled to vote or direct votes to be cast at the Agrico Special Meeting if they owned Agrico Ordinary Shares at the close of business on _______, 2022, which is the Agrico Record Date for the Agrico Special Meeting. Voting on all resolutions at the Agrico Special Meeting will be conducted by way of a poll vote. Shareholders will have one vote for each Agrico Ordinary Share owned at the close of business on the Agrico Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Agrico Warrants do not have voting rights until such Agrico Warrants are exercised. On the Agrico Record Date, there were _____ Agrico Ordinary Shares outstanding.
Quorum and Vote of Agrico Shareholders
A quorum of Agrico Shareholders is necessary to hold a valid meeting. A quorum will be present at the Agrico Special Meeting if there is present at the Agrico Special Meeting holders of a majority of the shares of Agrico being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy. Abstentions and Broker Non-Votes will be counted towards determining the presence of a quorum for the transaction of business at the Agrico Special Meeting but will not be treated as votes cast and will, therefore, not affect the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the First Merger Proposal and the Adjournment Proposal (if presented). As at the Record Date, the Agrico Initial Shareholder, DJCAAC LLC, held 20% of the outstanding Agrico Ordinary Shares. Such shares, as well as any Agrico Shares acquired in the aftermarket by the Agrico Initial Shareholders and DJCAAC LLC, will be voted in favor of the proposals presented at the Agrico Special Meeting. The proposals presented at the Agrico Special Meeting will require the following votes:
•The approval of the Business Combination Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.

•The approval of the Incentive Plan Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
•The approval of the First Merger Proposal will require a “Special Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
•The approval of the Adjournment Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
The approval of each of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an “Ordinary Resolution” under Cayman Islands law and the Agrico Articles, which is a resolution passed by a simple majority of the members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting includes a unanimous written resolution. The approval of the First Merger Proposal requires a “Special Resolution” under Cayman Islands law and the Agrico Articles, which is a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution. Assuming a quorum is established, a shareholder’s failure to vote by proxy or to vote at the Agrico Special Meeting will have no effect on any of the proposals.
Under the Business Combination Agreement, the approval of each of the Business Combination Proposal, the Incentive Plan Proposal and the First Merger Proposal is a condition to the consummation of the Business Combination. The Incentive Plan Proposal and the First Merger Proposal will not be submitted for shareholder vote at the Agrico Special Meeting if the Business Combination Proposal is not approved. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus.
Redemption Rights of Agrico Shareholders
Pursuant to Agrico’s Articles, a holder of Agrico Shares may demand that Agrico redeem such shares for cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding Agrico Shares. As of the Agrico Record Date, this would amount to $__________ per Agrico Share.
Holders of Agrico Shares will be entitled to receive cash for their shares only if they affirmatively demand that their shares are redeemed no later than 5:00 p.m. Eastern Time on __________, 2022 (two (2) business days prior to the vote at the Agrico Special Meeting). The request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to Continental at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
You must tender the Agrico Shares which you are electing redemption at least two (2) business days before the Meeting by either:
•Delivering certificates representing your Agrico Shares to Continental, or
•Delivering your Agrico Shares electronically through the DWAC (Deposit/Withdrawal At Custodian) system.
Any corrected or changed written demand of redemption rights must be received by Continental at least two (2) business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two (2) business days prior to the vote at the Meeting.

Public shareholders may seek to have their shares redeemed whether or not they vote for or against the Business Combination and whether or not they are holders of Agrico Shares as of the Record Date. Any public shareholder who holds shares of Agrico on or before _______ 2022 (at least two (2) business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
In connection with tendering your Agrico Shares for redemption, you must elect either to physically tender your share certificates (if any) and other redemption forms to Continental or deliver your shares to Continental electronically using DTC’s DWAC system, in each case, at least two (2) business days before the Meeting.
If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is Agrico’s understanding that shareholders should generally allot at least two (2) weeks to obtain physical certificates from Continental. Agrico does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.
In the event that a shareholder tenders its Agrico Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders its shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Agrico anticipates that a shareholder who tenders shares of for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.
If properly demanded by Agrico’s public shareholders, Agrico will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. As of _______, 2021, this would amount to approximately $10.20 per share. If you exercise your redemption rights, you will be exchanging your shares for cash and will no longer own the Agrico Shares.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Agrico Shares.
If too many public shareholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination.
Holders of Agrico Warrants will not have redemption rights with respect to such securities.
Statutory Appraisal Rights under the Companies Act of the Cayman Islands
Holders of Agrico Units and Agrico Warrants do not have appraisal rights in respect to their Agrico Units and Agrico Warrants in connection with the Business Combination under the Cayman Companies Act.
Holders of Agrico Ordinary Shares who comply with the applicable requirements of Section 238 of the Cayman Companies Act may have the right, under certain circumstances, to object to the First Merger and exercise statutory appraisal (“dissenter”) rights, including rights to seek payment of the fair value of their Agrico Ordinary Shares. These statutory appraisal rights are separate to the right of holders of Agrico Shares to elect to have their shares redeemed for cash at the applicable Redemption Price in accordance with the Agrico Articles. It is possible that, if Agrico Shareholders exercise their statutory dissenter rights, the fair value of the Agrico Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than shareholders would obtain if they exercise their redemption rights as described herein. However, it is Agrico’s view that such fair market value would equal the amount which Agrico Shareholders would obtain if they exercise their redemption rights as described herein. Shareholders need not vote against any of the proposals at the Agrico Special Meeting in order to exercise their statutory dissenter rights under the Cayman Companies Act.
Shareholders who do wish to exercise dissenter rights, if applicable, will be required to deliver notice to Agrico prior to the Agrico Special Meeting and follow the process prescribed in Section 238 of the Cayman Companies Act. This is a separate process with different deadline requirements to the process which shareholders must follow if they wish to exercise their redemption rights in accordance with the Agrico Articles.
At the First Merger Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and extinguished, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 238 of the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such Agrico Ordinary Shares shall no longer be considered Dissenting Shares for purposes hereof and such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share.
In the event that any holder of Agrico Ordinary Shares delivers notice of their intention to exercise Dissent Rights, if any, Agrico shall have the right and may at its sole discretion delay the consummation of the Business Combination in order to invoke the limitation on dissenter rights under Section 239 of the Cayman Companies Act. In such circumstances where the exception under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights shall be available to Agrico Shareholders, including those Agrico Shareholders who have delivered a written objection to the First Merger prior to the Agrico Special Meeting and followed the process prescribed in Section 238 of the Cayman Companies Act, and each such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share. Accordingly, Agrico Shareholders are not expected to ultimately have any appraisal or dissent rights in respect of their Agrico Ordinary Shares in connection with the First Merger or Business Combination.
Proxy Solicitation of Agrico Shareholders
Proxies may be solicited by mail, telephone or in person. Agrico has engaged ____________ to assist in the solicitation of proxies.
Appointment of a proxy does not preclude a shareholder from attending and voting its shares at the Agrico Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Extraordinary General Meeting of Agrico Shareholders—Revoking Your Proxy”.
Interests of Agrico Directors and Officers in the Business Combination
When you consider the recommendation of the Agrico board of directors in favor of approval of the Business Combination Proposal and other matters to be considered at the Agrico Special Meeting, you should keep in mind that the Agrico Initial Shareholders, including Agrico’s directors and executive officers and DJCAAC LLC, have interests in such proposal that are different from, or in addition to, your interests as a holder of Agrico Shares or Agrico Public Warrants. These interests include, among other things:
•The Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Ordinary Shares held by them in connection with a shareholder vote to approve a proposed initial business combination.

•If the Business Combination with Kalera or another business combination is not consummated by 12 months after the Agrico IPO (or 21 months after the Agrico IPO, if the timeframe is extended by Agrico), Agrico will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Agrico Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. The Agrico Initial Shareholders currently hold 3,593,750 Founder Shares. In the event of dissolution or liquidation, all 3,593,750 Founder Shares which were acquired for an aggregate purchase price of $25,000 prior to the Agrico IPO, would be worthless because the Agrico Initial Shareholders are not entitled to participate in any redemption or liquidation of the Trust Account with respect to Founder Shares. The aggregate market value of Agrico Ordinary Shares held by the Agrico Initial Shareholders was $___ based upon the closing price of $___ per share on Nasdaq on the Agrico Record Date.
•The Agrico Initial Shareholders purchased an aggregate of 6,171,875 private warrants from Agrico for an aggregate purchase price of $6,171,875 (or $1.00 per warrant) and Maxim purchased an aggregate of 1,078,125 private warrants from Agrico for an aggregate purchase price of $1,078,125 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Agrico IPO. Such warrants had an aggregate market value of $___ based upon the closing price of $___ per warrant on Nasdaq on the Record Date. These Agrico Warrants will become worthless if Agrico does not consummate a business combination by July 7, 2022 (or later date extended by Agrico) (as will the Agrico Warrants held by Agrico Shareholders).
•The total market value of the current equity ownership of Agrico’s officers and directors in Agrico Ordinary Shares and warrants, based on the closing price of $___ per ordinary share and $___ per warrant on Nasdaq as of the Record Date is approximately $___.
•The Business Combination Agreement provides that one current director of Agrico will be a director of Pubco after the closing of the Business Combination. As such, in the future such individual may receive compensation for serving as a director of Pubco, which may include cash fees and/or equity-based compensation, as determined by the Pubco board of directors.
•If Agrico is unable to complete a business combination within the required time period, Agrico’s Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Agrico for services rendered or contracted for or products sold to Agrico, but only if such a vendor or target business has not executed a waiver of access to such funds.
•The Agrico Initial Shareholders, including Agrico’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of Agrico, such as identifying and investigating possible business targets and business combinations. As of March 31, 2022, an aggregate amount of approximately $208,046.14 had been incurred or accrued in respect of such expense reimbursement obligation. Agrico expects additional amounts not to exceed $75,000 to be incurred or accrued through the consummation of the Business Combination. However, if Agrico fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Agrico may not be able to reimburse these expenses if the Business Combination with Kalera or another business combination is not completed by July 12, 2022 (or such later date as may be agreed by the Agrico Shareholders). As of the date of this joint proxy statement/prospectus, there are no unpaid reimbursable expenses.
•The Sponsor may make working capital loans to Agrico, up to $1,500,000 of which loans may be converted into warrants, at the price of $1.00 per warrant at the option of the Sponsor. Agrico may use a portion of working capital held outside the Trust Account to repay such loaned amounts to the Sponsor or its affiliates in relation to the Business Combination. As of March 31, 2021 and December 31, 2020, Agrico had no borrowings under the working capital loans.

In light of the foregoing, the Sponsor and Agrico’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Kalera rather than liquidate even if (i) Kalera is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and Agrico’s directors and executive officers who hold founder shares or private warrants may receive a positive return on their investment(s), even if Agrico’s public shareholders experience a negative return on their investment after consummation of the Business Combination.
These interests may influence Agrico’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.
At any time prior to the Agrico Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Agrico or its securities, the Agrico Initial Shareholders or Kalera’s shareholders and/or their respective affiliates, may purchase Agrico Ordinary Shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such Agrico Ordinary Shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Agrico Ordinary Shares or vote their Agrico Ordinary Shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfying the requirement that the holders of the requisite majority of all of the outstanding Agrico Ordinary Shares entitled to vote at the Agrico Special Meeting to approve the Business Combination Proposal vote in its favor and that Agrico have in excess of the required amount to consummate the Business Combination under the Business Combination Agreement, where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this joint proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Agrico Initial Shareholders for nominal value.
Entering into any such arrangements may have a depressive effect on Agrico Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Agrico Special Meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals to be presented at the Agrico Special Meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that Agrico will have in excess of the required amount of cash available to consummate the Business Combination as described above.
As of the date of this joint proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Agrico will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Recommendation to Agrico Shareholders
Agrico’s board of directors believes that the Business Combination Proposal and the other proposals to be presented at the Agrico Special Meeting are fair to and in the best interest of Agrico and Agrico’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Incentive Plan Proposal, “FOR” the First Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Kalera Shareholder Meeting
Date, Time and Place of Kalera Shareholder Meeting
The Kalera Shareholder Meeting will be held at 10:00 a.m., Eastern Time, on __________, 2022, to consider and vote upon the Business Combination Proposal, the Incentive Plan Proposal, the Second Merger Proposal and the Kalera Capital Reduction Proposal.
Voting Power; Record Date
Kalera Shareholders will be entitled to vote or direct votes to be cast at the Kalera Shareholder Meeting if they owned Kalera Shares at the close of business on _______, 2022, which is the Kalera Record Date for the Kalera Shareholder Meeting. Voting on all resolutions at the Kalera Shareholder Meeting will be conducted by way of a poll based on the proxy and voting cards received. Shareholders will have one vote for each Kalera Share owned at the close of business on the Kalera Record Date.
Quorum and Vote of Kalera Shareholders
As at the Kalera Record Date, the Kalera Shareholders held ____________% of the outstanding Kalera Shares. Such shares, as well as any Kalera Shares acquired in the aftermarket by the Kalera Shareholders will be voted in favor of the proposals presented at the Kalera Shareholder Meeting. The proposals presented at the Kalera Shareholder Meeting will require the following votes:
•The approval of the Business Combination Proposal has no quorum requirement and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Incentive Plan Proposal has no quorum requirement and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Second Merger shall take place before a notary in the Grand Duchy of Luxembourg and will require approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Kalera Capital Reduction shall take place before a notary in the Grand Duchy of Luxembourg and will require for approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
The approval of the Resolutions is a condition to the consummation of the Business Combination.
Proxy Solicitation of Kalera Shareholders
Proxies may be solicited by mail, telephone or in person. Kalera has engaged ______________ to assist in the solicitation of proxies.
A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Kalera Shareholder Meeting — Revoking Your Proxy.”
Interests of Kalera Directors and Officers in the Business Combination
Kalera’s directors and executive officers have interests in the Business Combination that may be different from, or in addition to, those of shareholders generally. These interests include, among other things, the interests listed below:

Treatment of Equity-Based Awards
Certain of our executive officers and directors hold Kalera Options. The Business Combination Agreement provides that, upon the closing of the Business Combination, (i) each Kalera Option that is “in-the-money” will be converted into a stock option to purchase Pubco shares (a “Pubco Option”), adjusted based on the Exchange Ratio and (ii) each Kalera Option that is “out-of-the-money” will be cancelled. In connection with the cancellation of Kalera Options that are “out-of-the-money”, the holders of such “out-of-the-money” Kalera Options will be granted new equity-based awards under the Incentive Plan. Each Pubco Option will continue to have the same vesting schedule and other conditions as the Kalera Option to which it related.
Severance & Other Compensation Arrangements
Our executive officers are party to employment agreements that provide for certain severance protections that may be triggered in the event such executive’s employment is involuntarily terminated following the closing of the Business Combination.
In connection with his role as interim Chief Executive Officer, Mr. McWilliams will receive a transition payment of $200,000 upon the appointment of a permanent chief executive officer and successful completion of such individual’s transition into such role, and that bonus will be payable upon the later of (i) the start date of the permanent chief executive officer, or (ii) Kalera’s listing and trading on Nasdaq. Mr. McWilliams does not otherwise receive any cash bonus consideration for his role as interim Chief Executive Officer.
On March 25, 2022, the board of directors of Kalera appointed Mr. McWilliams to the role of Chairman of the Board, to be effective upon the completion of the Norwegian Merger. In respect of his services as Chairman of the Board, Mr. McWilliams will receive a $150,000 fee paid quarterly, commencing on the earlier to occur of (i) Kalera’s listing and trading on Nasdaq and (ii) a capital raise of a minimum of $50 million. Mr. McWilliams will also receive 1,000,000 stock options to be granted upon the completion of the Norwegian Merger, with an exercise price equal to the fair market value of a Kalera Share on the date of grant. It is expected that Mr. McWilliams will receive a grant of restricted stock units having a grant date value of $100,000, to be granted under the 2022 Incentive Plan at the same time that other equity grants are made under the Incentive Plan to directors and officers of the Company following the closing of the Business Combination and Kalera’s listing and trading on Nasdaq.
Equity-based Compensation under the Incentive Plan
Our executive officers and certain of our non-employee directors will be eligible to receive equity-based awards under the Incentive Plan, to the extent determined by the Pubco board of directors or the Compensation Committee. Currently, it is expected that individuals identified by the Compensation Committee to participate in the Incentive Plan will receive grants of equity-based awards shortly following the closing of the Business Combination, in order to incentivize and motivate such employees going forward. Although no final decisions have been made, it is currently expected that 60% of these awards would be made in the form of stock options and 40% would be made in the form of restricted stock units, vesting over three or four years, subject to continued employment through the applicable vesting dates. Holders of “out-of-the-money” Kalera Options will also receive equity awards under the Incentive Plan shortly following the closing of the Business Combination.
Director Compensation
Certain current directors of Kalera are expected to be directors of Pubco after the closing of the Business Combination. As such, in the future each may receive compensation for serving as a director of Pubco, which may include cash fees and/or equity-based compensation, as determined by the Pubco board of directors. The non-employee director compensation program to be implemented after the closing of the Business Combination has not yet been finalized at this time, however, the compensation expected to be paid to Mr. McWilliams in connection with his role of Chairman of the Board is described above.

Recommendation to Kalera Shareholders
The board of directors of Kalera has unanimously determined that the transactions under the Resolutions are fair to and in the best interests of Kalera and its shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Resolutions.
Conditions to the Closing of the Business Combination
The obligations of each party to consummate the Transactions are subject to the satisfaction or written waiver (where permissible) by Kalera and Agrico of the following conditions as of the Closing Date:
The obligations of each party to consummate the Business Combination are subject to the satisfaction or written waiver (where permissible) by Kalera and Agrico of the following conditions as of the First Closing Date (as well as a subset of the following conditions as of the Second Closing Date):
•the approval of the Business Combination Agreement and the Incentive Plan Proposal and the transactions contemplated thereby and related matters by the requisite vote of Agrico’s shareholders;
•the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of Kalera’s shareholders;
•the adoption of the 2022 Incentive Plan by Pubco;
•no law or order preventing or prohibiting the transactions contemplated by the Business Combination Agreement;
•no pending litigation to enjoin or restrict the consummation of the Business Combination;
•Upon the First Closing, after giving effect to the Redemption, Agrico having net tangible assets of at least $5,000,001;
•the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part;
•the approval of listing of Pubco Ordinary Shares and Pubco Warrants by Nasdaq;
•the representations and warranties of each of Kalera and Agrico set forth in the Business Combination Agreement pursuant thereto shall be true and correct in all material respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those that address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality), individually or in the aggregate, would not have a material adverse effect on Kalera or Agrico, as applicable (provided that such limitation shall not apply with respect to representations and warranties provided by Kalera or Agrico, as applicable, regarding its capitalization and subsidiaries);
•Pubco having entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Pubco Ordinary Shares and Pubco Warrants, both of which are in full force and effect and enforceable in accordance with their terms;
•Each of Kalera and Agrico shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the First and Second Closing Date; and
•Since the date of the Business Combination Agreement, no material adverse effect shall have occurred with respect to Kalera or Agrico, as applicable, and their respective subsidiaries, taken as a whole, and be continuing.

In addition, the obligations of Pubco to consummate the Business Combination are subject to the satisfaction or written waiver (where permissible) by Kalera and Agrico of the following conditions as of the First Closing Date (as well as a subset of the following conditions as of the Second Closing Date):
•All of the representations and warranties of Agrico and Pubco set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Agrico, Pubco and the Merger Subs pursuant thereto shall be true and correct in all material respects on and as of the date of the Business Combination Agreement and on and as of the First Closing Date as if made on the First Closing Date, except for (i) those that address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality), individually or in the aggregate, would not have a material adverse effect on Agrico, Pubco or the Merger Subs;
•Agrico, Pubco and the Merger Subs shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the First and Second Closing Date;
•The satisfaction of the Minimum Cash Condition; and
•The execution and delivery of certain closing deliverables, including the officers’ certificates and a copy of the amended and restated articles of association of Pubco.
Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Agrico will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors: (i) Kalera’s existing operations will comprise the ongoing operations of the combined company, (ii) Kalera’s senior management will comprise the senior management of the combined company and (iii) no shareholder will have control of the board of directors or a majority voting interest in the combined company after the Business Combination.
Regulatory Matters
The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Registrar of Companies of the Cayman Islands and RESA necessary to effectuate the transactions contemplated by the Business Combination Agreement.
Risk Factors
In evaluating the proposals to be presented at the Agrico Special Meeting and the Kalera Shareholder Meeting, as applicable, a shareholder should carefully read this joint proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION
Agrico
Agrico’s selected historical statements of operations and cash flows information for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and its selected historical balance sheet information as of December 31, 2021 and 2020 are derived from Agrico’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The financial statements of Agrico are stated in U.S. dollars ($).
The selected historical information in this section should be read in conjunction with each of Agrico’s financial statements and related notes and “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this joint proxy statement/prospectus are not indicative of the future performance of Agrico following the Business Combination.

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) to December 31, 2020 (Audited)
General and administrative costs	$392,649	$9,672
Loss from operations	$(392,649)	$(9,672)
Other income	$—	$—
Interest earned on cash and marketable	$19,675	$—
Total other income	$19,675	$—
Net loss	$(372,974)	$(9,672)
Basic and diluted weighted average Class A ordinary shares	$6,881,490	$—
Basic and diluted net loss per share, Class A ordinary shares	$(0.04)	$—
Basic and diluted weighted average Class B ordinary shares outstanding	$3,141,695	$—
Basic and diluted net loss per share, Class B ordinary shares	$(0.04)	$—

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) to December 31, 2020 (Audited)
Cash flows from operating activities:
Net loss	$(372,974)	$(9,672)
Adjustments to reconcile net cash used in operating activities:
Formation costs paid by related party	$—	$9,672
Interest earned on cash and investments held in trust account	$(19,675)	$—
Changes in operating assets and liabilities:
Prepaid expenses	$(6,083)	$—
Due to related party	$73,795	$—
Accrued offering costs and expenses	$79,068	$—
Net cash used in operating activities	$(245,869)	$—
Cash flows from investing activities:
Cash invested in Trust Account	$(146,625,000)	$—
Net cash used in investing activities	$(146,625,000)	$—
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	$140,875,000	$—
Proceeds from sale of private placement warrants	$7,250,000	$—
Proceeds from issuance of promissory note to related party	$25,000	$—
Payment of offering costs	$(443,347)	$—
Payment of promissory note to related party	$(171,356)	$—
Net cash provided by financing activities	$147,535,297	$—
Net change in cash	$664,428	$—
Cash, beginning of the period	$—	$—
Cash, end of the period	$664,428	$—
Supplemental disclosure of non-cash investing and financing activities:
Issuance of Class B ordinary shares to Sponsor in exchange for due to related party	$25,000	$—
Deferred offering costs paid by related party	$146,356	$48,262
Issuance of shares to underwriter representative	$1,437,500	$—
Initial Classification of Class A ordinary shares subject to possible redemption	$146,625,000	$—
Deferred underwriting commissions payable charged to accumulated deficit	$5,031,250	$—

	As of December 31, 2021	As of December 31, 2020
Balance Sheet Information:
Total assets	$147,315,186	$96,594
Total liabilities	$5,234,113	$106,266

Kalera
Kalera’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2021 and 2020, and its selected historical consolidated balance sheet information as of December 31, 2021 and 2020 are derived from Kalera’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The financial statements of Kalera are stated in U.S. dollars ($).
The selected historical consolidated information in this section should be read in conjunction with each of Kalera’s financial statements and related notes and “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this joint proxy statement/prospectus are not indicative of the future performance of Kalera following the Business Combination.

(in thousands, except per share information)	For the years ended December 31,
	2021	2020
Statement of Operations Information:
Total operating expenses	$43,315	$9,369
Net loss	$(40,057)	$(8,657)
Net loss per share attributable to shareholders, basic and diluted	$(0.23)	$(0.08)
Statement of Cash Flows Information:
Net cash used in operating activities	$(24,831)	$(9,603)
Net cash used in investing activities	$(132,518)	$(20,846)
Net cash provided by financing activities	$61,239	$140,440

	As of December 31,
(in thousands)	2021	2020
Balance Sheet Information:
Total assets	$349,996	$153,746
Total liabilities	$83,073	$9,620
Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, Kalera closed the acquisition of &ever GmbH, Munich (“&ever”), a vertical farming company. &ever’s selected historical income statement and cash flows information for the nine months ended September 30, 2021 and 2020 and years ended December 31, 2021 and 2020, respectively, and its selected historical consolidated balance sheet information as of September 30, 2021 and December 31, 2020 are derived from &ever’s audited and unaudited financial statements, which have been prepared in accordance with accounting principles generally accepted in Germany (“German GAAP”) that differ in certain material respects from U.S. GAAP, which include a reconciliation between U.S. GAAP and German GAAP and which are included elsewhere in this joint proxy statement/prospectus. Amounts presented below for &ever are stated in thousands of Euros (€).
The selected historical consolidated information in this section should be read in conjunction with each of &ever’s financial statements and related notes and “&ever’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this joint proxy statement/prospectus are not indicative of the future performance of &ever following the Business Combination.

(in thousands)	For the nine months ended September 30, 2021 (unaudited)	For the nine months ended September 30, 2020	For the year ended December 31, 2020	For the year ended December 31, 2019
Income Statement Information:
Revenue and other income	€787	€134	€249	€249
Total operating expenses	5,282	3,813	6,156	2,384
Other expense	543	300	447	172
Net loss	(5,037)	(3,979)	(6,353)	(2,307)
Cash Flows Information:
Net cash used in operating activities	€(5,465)	€(3,133)	€(6,180)	€(266)
Net cash used in investing activities	(7,063)	(909)	(1,207)	(3,985)

(in thousands)	As of September 30, 2021	As of December 31, 2020
Balance Sheet Information:
Total assets	€16,123	€14,382
Total liabilities	9,884	13,765

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following selected unaudited pro forma condensed combined financial information (the “selected pro forma information”) gives effect to the Business Combination and the &ever Acquisition described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Agrico will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Pubco issuing ordinary shares for the net assets of Agrico, accompanied by a recapitalization. The net assets of Agrico will be stated at historical cost, with no goodwill or other intangible assets recorded. The selected pro forma balance sheet information as of December 31, 2021 gives effect to the Business Combination as if it had occurred on December 31, 2021. The selected pro forma statement of operations information for the year ended December 31, 2021 gives effect to the Business Combination as if it had occurred on January 1, 2021.
The selected pro forma information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial statements of the post-combination business included elsewhere in this joint proxy statement/prospectus and the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are based upon, and should be read in conjunction with, the audited financial statements and related notes of Agrico and Kalera for the applicable periods included elsewhere in this joint proxy statement/prospectus. The selected pro forma information has been presented for informational purposes only and is not necessarily indicative of what the post-combination business’ actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of the post-combination business.
The selected pro forma information has been prepared assuming two redemption scenarios as follows:
•Assuming No Redemptions — this scenario assumes that no Agrico Shareholders exercise redemption rights with respect to their Agrico Shares; and
•Assuming Maximum Redemptions — this scenario assumes that shareholders holding 11,759,325 Agrico Shares will exercise their redemption rights for their pro rata share of $119,945,115 (based on the estimated per share Redemption Price of approximately $10.20 per share based on the fair value of marketable securities held in the Trust Account as of December 31, 2021 of approximately $146.6 million) of the funds in the Trust Account.

(in thousands, except share and per share information)	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2021
Operating expenses	$70,037	$70,037
Net loss	(55,184)	(55,184)
Net loss per share attributable to ordinary shareholders, basic	$(1.47)	$(2.15)
Net loss per share attributable to ordinary shareholders, diluted	$(1.47)	$(2.15)
Weighted average ordinary shares outstanding, basic	$37,457,319	$25,697,994
Weighted average ordinary shares outstanding, diluted	$37,457,319	$25,697,994
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2021
Total assets	$481,018	$363,425
Total liabilities	$83,074	$83,074
Total shareholders’ equity	$397,944	$280,351

Comparative Share Information
The following table sets forth selected historical comparative share information for Agrico and Kalera and unaudited pro forma combined per share information of the post-combination business after giving effect to the Business Combination, assuming two redemption scenarios as follows:
•Assuming No Redemptions — This presentation assumes that no Agrico Shareholder exercises redemption rights with respect to its Agrico Shares for a pro rata portion of the funds in Agrico’s Trust Account.
•Assuming Maximum Redemptions — This presentation assumes that Agrico Shareholders (who are not Agrico Initial Shareholders or an officer or director of Agrico) holding 11,759,325 of Agrico’s Agrico Shares exercise their redemption rights and that such Agrico Shares are redeemed for their pro rata share ($10.20 per share, plus any pro rata interest earned on the Trust Account not previously released to Agrico (net of taxes payable), as of two (2) business days prior to the consummation of the Business Combination) of the funds in Agrico’s Trust Account for aggregate redemption proceeds of $119,945,115.
The unaudited pro forma combined book value per share information reflects the Business Combination as if it had occurred on December 31, 2021. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2021.
This information is only a summary and should be read together with the selected historical financial information included elsewhere in this joint proxy statement/prospectus and the audited financial statements of Agrico and Kalera and related notes that are included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined per share information of Agrico and Kalera is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this joint proxy statement/prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor the earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Agrico and Kalera would have been had the companies been combined during the periods presented.

			Pro Forma Combined		Kalera equivalent pro forma per share information(2)
	Agrico (Historical)	Kalera (Historical)	(Assuming No Redemptions)	(Assuming Maximum Redemptions)	(Assuming No Redemption)	(Assuming Maximum Redemption)
As of and for the Year Ended December 31, 2021(3)
Book value per share(1)	$10.20	$1.58	$10.00	$10.00	$0.91	$0.91
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.02)	$(0.18)	$(1.47)	$(2.15)	$(0.13)	$(0.20)
Weighted average ordinary shares outstanding, basic and diluted	14,375	175,796	37,457	37,457	3,409	3,409
__________________
(1)Book value per share = Total equity/shares outstanding.
(2)The equivalent pro forma basic and diluted per share data for Kalera is calculated by multiplying the pro forma combined per share data by the Exchange Ratio, adjusted for the 2 to 1 reverse stock split to be consummated in connection with the Norwegian Merger, which is expected to be the equivalent of 0.091 Pubco Ordinary Shares for each Kalera AS ordinary share.
(3)There were no cash dividends declared in the period presented.

COMPARISON ON SHAREHOLDER RIGHTS BETWEEN LUXEMBOURG COMPANY LAW, IRELAND LAW AND CAYMAN ISLANDS LAW
Agrico is a Cayman Islands exempted company. The rights of shareholders and the duties and responsibilities of directors of a Cayman Islands company are governed by the company’s memorandum of association and articles of association as supplemented by statute and the common law. Under Cayman Islands law, the “memorandum and articles of association” are the constitutional documents of a Cayman Islands company. The principal legislation governing companies registered in the Cayman Islands is the Cayman Companies Act. The memorandum and articles of association and the applicable laws of the Cayman Islands (principally, the Cayman Companies Act) are collectively referred to herein in this section as the “Cayman Law”. The Amended and Restated Memorandum and Articles of Association of Agrico adopted on July 7, 2021 are referred to herein as the “Agrico Articles.”
Kalera is a Luxembourg public limited liability company. The principal legislation governing companies registered in the Grand Duchy of Luxembourg is the Luxembourg Company Law. The Amended and Restated Articles of Association of Kalera are referred to herein in this section as Kalera Articles.
Pubco is a public limited company organized and existing under the laws of Ireland, and the Pubco Articles and the Irish Companies Act (the “Irish Companies Act”) govern the rights of Pubco’s shareholders. The Amended and Restated Memorandum and Articles of Association of Pubco are referred to herein in this section as the Pubco Articles.
Although the rights and privileges of shareholders under the Ireland Company Law, Luxembourg Company Law and Cayman Law are in certain instances comparable, there are a number of notable differences. The following is a summary of certain differences between Ireland Company Law, Luxembourg Company Law and Cayman Law. This summary is not an exhaustive review of Ireland Company Law, Luxembourg Company Law and Cayman Law. Reference should be made to the full text of the Ireland Company Law, Luxembourg Company Law and Cayman Law and the regulations thereunder for particulars of any differences between them, and to the Agrico Articles, the Kalera Articles and the Pubco Articles. Shareholders should consult their legal or other professional advisors with regard to the implications of the transactions which may be of importance to them.

Board of Directors
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Pursuant to the Luxembourg Company Law, the board of directors of société anonyme must be composed of at least three directors (unless such company has only one shareholder, in which case the company may have a sole director). They are appointed by the general meeting of shareholders (by proposal of the board, the shareholders or a spontaneous candidacy) by a simple majority of the votes validly cast. Directors may be re-elected but the term of their office may not exceed six years. The articles of incorporation of a company may provide for different classes of directors.
The Kalera Articles foresee a minimum of three directors who may but do not need to be Shareholders of Kalera. The Kalera Articles also foresee that in the case where Kalera has been incorporated by a single shareholder or where it appears at a shareholders' meeting that all the shares issued by Kalera are held by a sole shareholder, Kalera may be managed by a sole director until the next general meeting of shareholders following the increase of the number of shareholders
The Kalera Articles provide that the Shareholders of Kalera may decide to appoint directors of different classes, namely class A directors (the "Class A Directors") and class B directors (the “Class B Directors”).
It results from Luxembourg Company Law and the Kalera Articles that in case of a vacancy, the remaining board members appointed by the general meeting may by majority vote elect a director to fill the vacancy. See “Filling Vacancies”.
The Kalera Articles provide that the board of directors may deliberate or act validly only if at least half of the directors are present or represented at a meeting of the board of directors. In the event the general meeting of shareholders has appointed different classes of directors, the board of directors may deliberate or act validly only if at least half of the

The Cayman Companies Act does not contain specific restrictions or requirements with respect to the composition of the board of directors of a Cayman Islands company. Similarly, the Cayman Companies Act does not stipulate a procedure for the appointment of directors, which instead would be prescribed in the articles of association of the company. Typically, the articles of association will also make provision for matters such as directors’ qualifications, terms of office and retirement, removal and rotation of directors, regulation of directors’ meetings, proceedings of the board and notice requirements, and the manner of determining questions that arise at board meetings. Sole directors and corporate directorships are permissible, subject to the articles of association.
The Agrico Articles specify there must be at least one director and do not place a limit on the maximum number of directors. The directors may increase or reduce the limits in the number of directors.
The Agrico Articles specify that, subject to the terms of any preference shares, Agrico may by Ordinary Resolution appoint any person to be a director. The board of directors may also appoint a person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any limit placed on the maximum number of directors.
The Agrico Articles provide that a quorum for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be a majority of the directors then in office. The directors are free to regulate their meetings as they think fit. Each director has one vote and decisions are passed if approved by a simple majority. In the case of an equality of votes, the chairman has a second or casting vote.
Unanimous written resolutions signed by all of the directors (or all

Pursuant to the Irish Companies Act, the board of directors of a public limited company must consist of at least two directors.
Subject to the provisions of the Irish Companies Act, the maximum and minimum number of directors can be changed by an amendment to the Pubco Articles, with such amendment being passed by a special resolution of shareholders (75% of those attending and voting) but not a resolution of the directors.
The directors shall be divided into three classes, designated Class I, Class II and Class III.
The term of the initial Class I directors shall terminate at the conclusion of Pubco’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of Pubco’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of Pubco’s 2025 annual general meeting.
Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term.
Directors do not have to be independent under Pubco Articles.
There are no share ownership qualifications for directors.
Meetings of Pubco’s board of directors may be convened at such time and place as the directors determine. The quorum may be fixed by the directors and unless so fixed shall be a majority of the directors in office. The directors are not entitled to appoint alternates. Questions arising at a meeting of Pubco’s board of directors are required to be decided by a simple majority of the directors present, with each director entitled to one vote. In the case of a tie vote, the chairperson of the meeting shall not have a second or casting vote.
Pubco’s board of directors may pass resolutions without a meeting where directors are present or represented with at least one (1) Class A Director and one (1) Class B Director. If this quorum is not reached at a first meeting, the directors may be convened to a second meeting by electronic mail or any other similar means of communication with the same agenda and the board of directors may then deliberate or act validly if at least half of the directors are present or represented at such meeting, irrespective of their category.
Decisions shall be adopted by a majority vote of the directors present or represented at such meeting, irrespective of their category. In the case of a tie, the chairman, if any shall not have a casting vote.

the members of a committee of the directors) are permitted by the Agrico Articles and such resolutions are as valid and effectual as if passed at a meeting. The Agrico Articles permit directors to appoint a proxy to represent them at any board meetings.
Unless and until the Agrico Shareholders fix a minimum shareholding requirement for directors, a director is not required to be a shareholder.
such resolution is signed by all the directors.
Limitation on Personal Liability of Directors
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Luxembourg Company Law provides that directors do not assume any personal obligations for commitments of the company. Directors are liable to the company for the execution of their duties as directors and for any misconduct in the management of the company’s affairs.
Directors are further jointly and severally liable both to the company and, as the case may be, to any third parties, for damages resulting from violations of the Luxembourg Company Law or the articles of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof.
In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of corporate assets.

Generally speaking, directors do not incur personal liability for the debts, obligations or liabilities of a company except for those specified by statute and which arise out of negligence, fraud or breach of fiduciary duty on the part of an individual director, or due to an action not within his authority and not ratified by the company.
Cayman Law does not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the company’s business. A company’s articles of association may provide for the indemnification of a director or an officer for breach of duty, save in circumstances where there has been willful neglect, willful default, fraud or dishonesty in the carrying out of fiduciary duties.
In addition to any indemnities contained in the articles of association, the company will commonly obtain directors’ and officers’ (D&O) insurance.
The Agrico Articles provide that every director and officer (which for

Under Irish law, as a general rule, directors will not have any personal liability for a company’s debts and liabilities with the exception of certain limited circumstances such as fraudulent or reckless trading, failing to keep adequate accounting records or acting under directions of a disqualified person.
Pubco Articles provide that, subject to certain limitations and so far as may be permitted by the Irish Companies Act, each director shall be entitled to be indemnified by Pubco against all costs and expenses incurred in the execution and discharge of his or her duties, including any liability incurred in defending any proceedings relating to his or her office where judgment is given in his or her favor or the proceedings disposed of without any finding against him or her. It is expected that Pubco will purchase and maintain directors and officers insurance on behalf of its directors, secretary and employees. A director shall not be indemnified in respect of any claim where he or she has been adjudged to be liable for fraud or dishonesty, unless otherwise directed by the court.

the avoidance of doubt, shall not include auditors), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No Indemnified Person shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such Indemnified Person. No person shall be found to have committed actual fraud, willful neglect or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.
The Agrico Articles also provide that the company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.
In addition to the indemnification rights under the Agrico Articles, each of Agrico’s directors and officers have entered into an indemnity agreement with the company.

Interested Shareholders
Luxembourg- Kalera	Cayman Islands	Ireland - Pubco
Under Luxembourg Company Law, no restriction exists as to the transactions that a shareholder may conclude with the company. The transaction must, however, be in the corporate interest of the company.
The Kalera Articles do not provide for any specific rules in that respect.

The rights and duties of the shareholders as against the company, and as between the shareholders themselves, are set out in the articles of association, which constitute a contract between these parties.
Subject to the articles of association,

The rights and duties of the shareholders as against the company, and as between the shareholders themselves, are set out in the memorandum and articles of association, which constitute a contract between these parties.

there are no general restrictions or prohibitions under Cayman Islands Law with a shareholder transacting or contracting with the company. Shareholders (in their capacity as such) do not owe fiduciary duties to the company or their fellow shareholders.
The Agrico Articles do not alter this general position or contain restrictions on shareholders transacting or contracting with the company, save that where the company seeks to complete an initial business combination with a target that is affiliated with the Sponsor, executive officers or Directors, the company, or a committee of independent Directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that such an initial business combination is fair to the company from a financial point of view.

Subject to the articles of association, there are no general restrictions or prohibitions under Irish law with a shareholder transacting or contracting with the company. Shareholders (in their capacity as such) do not owe fiduciary duties to the company or their fellow shareholders.
Pursuant to the Pubco Articles, certain transactions such as mergers with, sale of Pubco assets or giving of guarantees to a person, who is the beneficial owner of Pubco shares representing 10% or more of the votes entitled to be cast by the holders of all the paid up share capital of Pubco, require approval by the affirmative vote of members of Pubco holding not less than two-thirds of the paid up ordinary share capital of Pubco, excluding the voting rights attached to any shares beneficially owned by such person. Such approval is in addition to any other affirmative vote or consent required by law or the Pubco Articles.

Removal of Directors
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Pursuant to Luxembourg Company Law and the Kalera Articles, directors may be removed at any time with or without cause (ad nutum) by the general meeting of shareholders by a simple majority of the votes validly cast.

The Agrico Articles specify that, subject to the terms of any preference shares, Agrico may by Ordinary Resolution remove any director.
In addition, the Agrico Articles provide that the office of a director shall be vacated if:
Under Section 146 of the Irish Companies Act, a director may be removed before the expiration of his or her period of office by way of ordinary resolution of the shareholders (i.e. a simple majority of the members attending and voting).

(a)the director resigns in writing; or
(b)the director absents himself (without being represented by proxy) from three consecutive board meetings without special leave of absence from the directors, and the directors pass a resolution that he has by reason of such absence vacated office; or
(c)the director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or
(d)the director is found to be or becomes of unsound mind; or
(e)all of the other directors (being not less than two in number) determine that he should be removed as a director, either by a resolution passed by all of the other directors at a board meeting or by a resolution in writing signed by all of the other directors.

Filling Vacancies
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Luxembourg Company Law provides that, in the event of a vacancy of a director seat, the remaining directors appointed by the general meeting may, unless the articles of the company provide otherwise, provisionally fill such vacancy until the next general meeting at which the shareholders will be asked to confirm the appointment.
The decision to fill a vacancy must be taken by the remaining directors appointed by the general meeting of shareholders by simple majority vote.
The Kalera Articles provide that in the event of a vacancy in the office of a director because of death, legal incapacity, bankruptcy, resignation or otherwise, this vacancy may be filled on a temporary basis and for a period of time not exceeding the initial mandate of the replaced director by the remaining directors until the next meeting of shareholders which shall resolve on the permanent appointment in compliance with the applicable legal provisions.

Please refer to the discussion under “Board of Directors” above.
Any vacancy on the board shall be deemed a casual vacancy, which shall be filled by the decision of a majority of the board then in office.
Any director elected to fill a vacancy resulting from an increase in the number of directors of a particular class shall hold office for the remaining term of that class.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor or if there is no such remaining term, the director shall retire (and be eligible for re-election) at the annual general meeting immediately following his/her appointment. If reelected, the director shall hold office for the remaining term of that class.

Committees
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
The Kalera Articles provide that the board of directors may set up committees and determine their composition, purpose, powers and rules.
In accordance with the Kalera Articles, the board of directors shall determine its own rules of procedure and may create one or several committees. The composition and the powers of such committee(s), the terms of the appointment, removal, remuneration and duration of the mandate of its/their members, as well as its/their rules of procedure are determined by the board of directors. The board of directors shall be in charge of the supervision of the activities of the committee(s). For the avoidance of doubt, such committees shall not constitute management committee in the sense of Article 441-11 of the Luxembourg Company Law.

The Agrico Articles permit the directors to establish and delegate their powers, authorities and discretions to committees consisting of one or more directors. Subject to any conditions imposed by the directors, the proceedings of a committee will be governed by the same provisions in the Agrico Articles regulating the proceedings of directors, so far as they are capable of applying.
Agrico’s directors have established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

The Pubco Articles provide that the directors of Pubco may establish one or more committees consisting in whole or in part of members of Pubco’s board of directors. The composition, function, power and obligations of any such committee will be determined by the board of directors of Pubco. The directors of Pubco may also delegate any of their powers to any committee and any such committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Pubco directors

Share Capital
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Kalera's share capital is set at ____________ euro (EUR ____________), represented by ____________ (____________) shares with a nominal value of one euro cent (EUR 0.01) each. The authorised capital of Kalera, excluding the share capital, is set at nine hundred thousand euro (EUR 900,000), represented by ninety million (90,000,000) shares with a nominal value of one euro cent (EUR 0.01) each.
The increase or reduction of the issued share capital requires an extraordinary general meeting of the shareholders of Kalera deliberating in the manner required to amend the articles of association. See “Amendment of Governing Documents.”

Agrico’s current authorized share capital is US$22,100 divided into (i) 200,000,000 Agrico Class A ordinary shares of a par value of US$0.0001 each, (ii) 20,000,000 Agrico Class B ordinary shares of a par value of US$0.0001 each and (iii) 1,000,000 preference shares of a par value of US$0.0001 each.
Agrico’s issued share capital currently amounts to (i) 14,375,000 Agrico Class A ordinary shares and (ii) 3,593,750 Agrico Class B ordinary shares.
No preference shares are currently in issue.
The Agrico Articles provide the directors with general authority to allot and issue further shares up to

The authorized share capital of Pubco consists of US$100,000,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each and 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary Shares with a nominal value of €1.00 each.
As of March 8, 2022, Pubco had 25,000 euro shares in issue in order to satisfy statutory capitalization requirements for all Irish public limited companies. Pubco had no ordinary or preferred shares outstanding. Following completion of the Second Merger and immediately prior to the completion of this offering, Pubco expects that its issued share capital will consist of

The authorised capital, excluding the share capital, is set at nine hundred thousand euro (EUR 900,000), represented by ninety million (90,000,000) shares with a nominal value of one euro cent (EUR 0.01) each. During a period of five (5) years from the date of incorporation or any subsequent resolutions to create, renew or increase the authorised capital pursuant to this article, the board of directors is hereby authorised to issue shares, to grant options to subscribe for shares and to issue any other instruments giving access to shares within the limits of the authorised capital to such persons and on such terms as they shall see fit and specifically to proceed with such issue without reserving a preferential right to subscribe to the shares issued for the existing shareholders and it being understood, that any issuance of such instruments will reduce the available authorised capital accordingly.
the authorized share capital stated above. The authorized share capital may only be increased or varied by shareholder ordinary resolution.
ordinary shares.
Pubco may issue shares subject to the maximum authorized share capital contained in the Pubco Articles. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, deferred shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of Pubco shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The directors authority to issue shares must be renewed by ordinary resolution at least every 5 years.

The board of directors is authorised to allocate existing shares of Kalera without consideration or to issue new shares (the "Bonus Shares") paid-up out of available reserves (i) to employees of the Company or to certain classes of such employees, (ii) to employees of companies or economic interest groupings in which the Company holds directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights, (iii) to employees of companies or economic interest groupings which hold directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights of the Company, (iv) to employees of companies or economic interest groupings in which at least fifty per cent (50%) of the share capital or of the voting rights are held, directly or indirectly, by a company holding itself, directly or indirectly, at least fifty per cent (50%) of the share capital of the Company and/or (v) to members of the corporate bodies of the Company or any of the other companies or economic interest groupings referred to under items (ii) to (iv) above (the "Beneficiaries of Bonus Shares"). The board of directors sets the terms and conditions of the allocation of Bonus Shares to the Beneficiaries of Bonus Shares, including the period for the final allocation and any minimum period during which such Bonus Shares cannot be transferred by their holders. The preferential subscription right of existing shareholders is automatically cancelled in case of issuance of Bonus Shares.
Preferred Shares
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
The Kalera Articles do currently not provide for the possibility to issue preferred shares. As a result, the issuance of any preferred shares requires an amendment to the Kalera Articles. See “Amendment of Governing Documents”.
Agrico is currently authorized to issue up to 1,000,000 preference shares of a par value of US$0.0001 each. No preference shares are currently in issue.
The board is empowered to cause preferred shares to be issued from time to time and may fix the rights attaching to such preferred shares. The board may change the rights of any series of preferred shares that has been created but not yet issued. Once issued, the rights attaching to a series of preferred shares may only be varied with the consent in writing of 75% of the holders of those shares or by a special resolution passed by that class.
The creation, issue and allotment of preferred shares shall not constitute a variation of rights of the ordinary shares.
Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as the Pubco board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at Pubco’s option and may be convertible into or exchangeable for shares of any of Pubco’s other class or classes, depending on the terms of such preferred shares.
Variation of Rights
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
The Kalera Articles do currently not provide for any classes of shares. The introduction of share classes would require an amendment of the Kalera Articles. See “Amendment of Governing Documents”.
The Agrico Articles provide that all or any of the rights attached to any class of the company’s shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. In all other cases any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of the affected class (other than with respect to a waiver of the anti-dilution provisions in the Agrico Articles in respect of Agrico Class B ordinary share conversions, which shall only require the consent in writing of the holders of a majority of the issued Agrico Class B ordinary shares), or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that affected class. The directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Agrico shares of the relevant class.
The Agrico Articles provide that all the provisions relating to general meetings will apply mutatis mutandis to any class meetings, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the affected class and that any holder of shares of the affected class present in person or by proxy may demand a poll. For the purposes of a separate class meeting, the directors may treat two or more or all the classes of shares as forming one class of shares if the directors consider that such class of shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of shares.
Where the rights attaching to shares are set out in the Pubco Articles, any changes to these rights will need to be effected by way of a special resolution (passed by 75% of the votes cast by shareholders attending and voting at the meeting) amending the Pubco Articles. Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of 75% of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.

The Agrico Articles specify that the following shall not be considered a variation of share rights (unless otherwise expressly provided by the terms of issue of the shares of that class): the creation or issue of further shares ranking pari passu therewith.
If the variation of rights requires an amendment to the Agrico Articles themselves, then such amendment will require the approval from the shareholders by a special resolution which is a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution.
Please refer to the discussion under “Amendment of Governing Documents” below.
The Agrico Articles provide that all the provisions relating to general meetings will apply mutatis mutandis to any class meetings, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the affected class and that any holder of shares of the affected class present in person or by proxy may demand a poll. For the purposes of a separate class meeting, the directors may treat two or more or all the classes of shares as forming one class of shares if the directors consider that such class of shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of shares.
The Agrico Articles specify that the following shall not be considered a variation of share rights (unless otherwise expressly provided by the terms of issue of the shares of that class): the creation or issue of further shares ranking pari passu therewith.
If the variation of rights requires an amendment to the Agrico Articles themselves, then such amendment will require the approval from the shareholders by a special resolution which is a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution.

Please refer to the discussion under “Amendment of Governing Documents” below.
Preemptive Rights and Advance Subscription Rights
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Luxembourg Company Law provides for preferential subscription right of the existing shareholders in case of the issuance of new shares against a contribution in cash.
The extraordinary general meeting of shareholders may, with a quorum of 50% of the share capital and a majority of 2/3 of the votes cast, limit, waive, or cancel such preemptive rights.
However, the Kalera Articles, in accordance with Luxembourg Company Law, foresee that the authorised capital, excluding the share capital, is set at nine hundred thousand euro (EUR 900,000), represented by ninety million (90,000,000) shares with a nominal value of one euro cent (EUR 0.01) each. During a period of five (5) years from the date of incorporation or any subsequent resolutions to create, renew or increase the authorised capital pursuant to this article, the board of directors is authorised to issue shares, to grant options to subscribe for shares and to issue any other instruments giving access to shares within the limits of the authorised capital to such persons and on such terms as they shall see fit and specifically to proceed with such issue without reserving a preferential right to subscribe to the shares issued for the existing shareholders and it being understood, that any issuance of such instruments will reduce the available authorised capital accordingly.
The authorised capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of the articles of association.

There are no statutory preemptive rights under the Cayman Companies Act. The articles of association may include preemptive rights in favor of shareholders or one or more classes of shareholder.
The Agrico Articles do not provide preemptive rights. However, pursuant to the anti-dilution provisions of the Agrico Class B ordinary shares, certain specified future issuances of shares will result in an adjustment to the conversion ratio at which the Agrico Class B ordinary shares convert into Agrico Class A ordinary shares such that the initial shareholders and their permitted transferees would retain their aggregate percentage ownership at 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Agrico IPO plus all shares issued in the specified future issuance, unless the holders of a majority of the then-outstanding Agrico Class B ordinary shares agreed to waive such adjustment with respect to the future issuance at the time thereof.

While the Irish Companies Act generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for the Pubco Articles, or for the shareholders of Pubco in a general meeting (through the passing of a special resolution), to exclude such pre-emptive rights for a maximum period of five years.
The Pubco Articles exclude pre-emptive rights for a period of five years from the date of adoption of such articles.
This exclusion will need to be renewed by a special resolution of the shareholders of Pubco upon its expiration and at periodic intervals thereafter, in each case for a maximum period of five years.

The board of directors is authorised to allocate existing shares of the Kalera without consideration or to issue new shares (the "Bonus Shares") paid-up out of available reserves (i) to employees of the Company or to certain classes of such employees, (ii) to employees of companies or economic interest groupings in which the Company holds directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights, (iii) to employees of companies or economic interest groupings which hold directly or indirectly at least ten per cent (10%) of the share capital or of the voting rights of the Company, (iv) to employees of companies or economic interest groupings in which at least fifty per cent (50%) of the share capital or of the voting rights are held, directly or indirectly, by a company holding itself, directly or indirectly, at least fifty per cent (50%) of the share capital of the Company and/or (v) to members of the corporate bodies of the Company or any of the other companies or economic interest groupings referred to under items (ii) to (iv) above (the "Beneficiaries of Bonus Shares"). The board of directors sets the terms and conditions of the allocation of Bonus Shares to the Beneficiaries of Bonus Shares, including the period for the final allocation and any minimum period during which such Bonus Shares cannot be transferred by their holders. The preferential subscription right of existing shareholders is automatically cancelled in case of issuance of Bonus Shares.
The above authorisations may be renewed through a resolution of the general meeting of the shareholders adopted in the manner required for an amendment of the articles of association and subject to the provisions of the Law, each time for a period not exceeding five (5) years. The authorised capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of the articles of association.

Minority Rights
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Shareholders holding together 10% of the issued share capital are inter alia entitled:
•while a shareholders’ meeting is in session, to require a postponement of that meeting for up to four weeks. Any such postponement will annul any decision taken at the meeting;
•to require the board of directors by written notice to convene a meeting of shareholders with the agenda indicated by them. Such meeting must be held within one month of the said request; and
•to require the board of directors to add further items on the agenda of a meeting of shareholders. This request must be sent to the registered office by registered mail at least five (5) days prior to the holding of the meeting.
Luxembourg Company Law provides that in the absence of stricter provisions in the articles of association, if as a result of a loss, the net assets are reduced to an amount less than half of the company’s capital, the board of directors or the management board, as the case may be, shall convene a general meeting to be held within a period not exceeding two months from the time at which the loss was or should have been recorded by them; such general meeting shall deliberate, as the case may be, in accordance with the conditions set forth in Article 450-3 on the possible dissolution of the company and possibly on other measures announced on the agenda.
The board of directors or the management board, as the case may be, shall set out the causes of this situation and justify its proposals in a special report made available to shareholders at the registered office of the company eight (8) days before the general meeting. If it proposes the continuation of the activities, it shall set out in its report the measures which it intends to take to redress the financial situation of the company.

Cayman Islands companies operate on the principle of a majority rule. Pursuant to the Agrico Articles and the Cayman Companies Act decisions require approval by either (i) an ordinary resolution passed by a simple majority of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter or (ii) a special resolution passed by at least two-thirds of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter, depending on the matter being voted upon.
Notwithstanding the foregoing, the following rights may be available to a minority shareholder under Cayman Law:
(a)a shareholder who opposed a merger or consolidation and who exercised their right to dissent would, subject to certain exceptions and subject to following a prescribed procedure set out in the Cayman Companies Act, be entitled to payment of the fair value of their shares;
(b)a shareholder who opposed a shareholder scheme of arrangement would have the right to express their dissent to the courts. However, if the scheme of arrangement is approved, any dissenting shareholder would be bound by the scheme and would have no rights comparable to appraisal rights.
(c)Cayman Law provides that a shareholder has the right to petition the court to wind-up a company on the basis that it is “just and equitable” to do so. One of the established grounds for a just and equitable petition is oppression, and if established the court has the power, as an alternative to a winding up order, to make:
•an order regulating the conduct of the company’s affairs in the future;

Shareholders holding not less than 10% of the paid up share capital in Pubco may require the directors to convene a shareholder meeting.
Under the Irish Companies Act, if the rights to a particular share class are varied, one or more shareholders who hold not less than 10% of the issued shares of that class and who did not vote in favour of the resolution to vary the rights of that class, can apply to the court to have the variation cancelled.

This report shall be announced on the agenda. Shareholders shall have the right to obtain a copy of the report free of charge on request and on providing proof of their title eight (8) days before the meeting. A copy of the report shall be sent to registered shareholders at the same time as the convening notice.
Failure to draw up the report referred to in the second subparagraph shall result in the nullity of the decision of the general meeting, unless all the shareholders of the company have waived this report.
The same rules shall be observed if, as a result of the loss, the net assets are reduced to an amount lower than one quarter of the company’s capital, but in this case the dissolution will take place if it is approved by one quarter of the votes cast at the meeting.
In the case of a breach of the above provisions, the directors or members of the management board, as the case may be, may be declared personally jointly and severally liable towards the company for all or part of the increase in the loss.
If, as a result of losses, the net assets of a company fall below one-quarter of the share capital of the relevant company, the company may be dissolved if such dissolution is approved by 25% of the votes cast at the general meeting of shareholders convened to discuss this matter.
Luxembourg Company Law also provides that one or more shareholders holding, in the aggregate, at least 10% of the securities having a right to vote at the general meeting that has granted discharge to the members of the board of directors for the execution of their mandate, may act on Kalera’s behalf to file a liability claim for damages against one or more directors for mismanagement and/or a violation of Luxembourg Company Law, or of the articles of association.
One or more shareholders representing at least 10% of the share capital or 10% of the votes attached to the securities may ask the board of directors written questions on one or

•an order requiring the company to refrain from doing or continuing an act complained of by the petitioner or to do an act which the petitioner has complained it has omitted to do;
•an order authorizing civil proceedings to be brought in the name and on behalf of the company by the petitioner on such terms as the court may direct; or
•an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly.
If the court does not make one of these alternative orders, and a winding up order is made on just and equitable grounds, a liquidator will be appointed who can then investigate the company’s affairs and pursue claims against those who have caused loss to the company (including directors and former directors).

more management operations (opérations de gestion) of the company and, as the case may be, of subsidiaries it controls. In the latter case, the request must be assessed in view of the interest of the companies included within the consolidation.
In the absence of answer within a period of one month, these shareholders may apply in court the appointment of experts instructed to submit a report on the management operations targeted in the question.

Amendment of Governing Documents
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Under Luxembourg Company Law, amendments to the articles of association require generally an extraordinary general meeting of shareholders held in front of a public notary at which at least one half of the share capital to which voting rights are attached pursuant to the Luxembourg Company Law is represented. The notice of the extraordinary general meeting of shareholders shall indicate the proposed amendments to the articles of association. If the aforementioned quorum is not reached, a second general meeting of shareholders may be convened. The second general meeting shall validly deliberate regardless of the proportion of the share capital represented.
At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes cast by shareholders entitled to vote. Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its

Under Cayman Law, the directors have no power to make, amend or repeal the memorandum of association or articles of association of a Cayman Islands company. Instead any amendment or alteration to the memorandum of association or the articles of association requires approval from the shareholders by a special resolution passed by at least two-thirds (or such greater majority as may be specified by the articles of association) of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter.
Where a company’s share capital is divided into different classes of shares and the rights of the holders of a class or series of shares are affected by the alteration differently than those of the holders of other classes or series of shares, it is typical for the articles of association to specify that the alteration is also subject to approval by consent in writing or resolution passed by a certain number of the holders of shares of each class or series so affected, whether or not they are otherwise entitled to vote. Please refer to the discussion under “Variation of Rights” above.

Under the Irish Companies Act, amendments to the Pubco Articles require a special resolution to be passed by not less than 75% of those shareholders entitled, attending and voting at the general meeting.
The Pubco Articles may not be amended by resolution of directors, but the directors when issuing preference shares may fix the rights attaching to such shares.

shareholders requires however the unanimous consent of the shareholders.
The Kalera Articles provide that except as otherwise provided therein or by the Luxembourg Company Law, the articles of association may be amended by a majority of at least two-thirds of the votes validly cast at a general meeting at which a quorum of more than half of the Company’s share capital is present or represented. If no quorum is reached in a meeting, a second meeting may be convened in accordance with the provisions of article 9.3 of the Kalera Articles which may deliberate regardless of the quorum and at which resolutions are adopted at a majority of at least two-thirds of the votes validly cast. Abstentions and nil votes shall not be taken into account. In very limited circumstances, the board of directors is authorized by the shareholders to amend the Kalera Articles, albeit always within the limits set forth by the shareholders (such authorization must not be taken on a case by case basis but is included in the Kalera Articles). This is, among others, the case in the context of Kalera’s authorized unissued share capital, within which the board of directors is authorized to issue further shares. The board of directors is then authorized to appear in front of a public notary to record the capital increase and to amend the share capital set forth in the Kalera Articles. It also applies in case the registered office of Kalera will be transferred from one municipality of the Grand Duchy of Luxembourg to another. The board of directors has to the authority to take the relevant decision and to afterwards appear in front of a public notary to amend the Kalera Articles accordingly.

In addition, certain extraordinary corporate actions, such as winding up the company (voluntarily or by court order), changing the company’s name, or the merger or consolidation of the company with or into one or more other companies, require the approval of shareholders by a special resolution passed by at least two-thirds (or such greater majority as may be specified by the articles of association) of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter. Other extraordinary actions, such as altering the company’s authorized share capital, require the approval of shareholders by an ordinary resolution passed by a simple majority (or such greater majority as may be specified by the articles of association) of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all the shareholders entitled to vote on the matter. Cayman Law also provides for shareholder schemes of arrangements requiring the consent of at least a majority in number of the shareholders representing not less than 75% in value of the shares of each class affected by the scheme voting at the scheme meeting, and the sanction by the Grand Court of the Cayman Islands.
The Agrico Articles provide that the memorandum of association or articles of association may be amended by a special resolution passed by at least two-thirds of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter.

Under the Irish Companies Act, amendments to the Pubco Articles require a special resolution to be passed by not less than 75% of those shareholders entitled, attending and voting at the general meeting.
The Pubco Articles may not be amended by resolution of directors, but the directors when issuing preference shares may fix the rights attaching to such shares.

The Agrico Articles provide that if the shareholders approve an amendment to the Agrico Articles that would (i) modify the substance or timing of the company’s obligation to redeem 100% of the Agrico Shares if the company does not complete its initial business combination within 12 months from the closing of the Agrico IPO (or up to 21 months if the date is extended in accordance with Agrico’s constitutional documents) or such later time as the members may approve in accordance with the Agrico Articles or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, the Company will provide the public shareholders with the opportunity to redeem all or a portion of their Agrico Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Agrico Shares

Meeting of Shareholders
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Pursuant to Luxembourg Company Law, at least one general meeting of shareholders must be held each year in Luxembourg. The purpose of such annual general meeting is in particular to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year of the company.
The board of directors may in
The procedure for convening and holding general meetings is usually set out in the articles of association. The articles of association will typically provide for the directors to convene a general meeting whenever they think fit upon written notice to all shareholders entitled to receive notice and attend the meeting, or upon the requisition in writing of shareholders holding the prescribed share capital of the company carrying the right to vote at a meeting. On receiving the requisition, the
Held at a time and place as determined by the directors subject to at least one shareholder meeting being held in each year, being the company’s annual general meeting.
Shareholders holding not less than 10% of the paid up share capital in Pubco may also require the directors to convene a shareholder meeting.
May be held within or outside Ireland.
Notice:

accordance with the Kalera Articles determine a date preceding the relevant general meeting as the record date for admission to, and voting at, such general meeting.
Pursuant to Luxembourg Company Law, the board of directors is obliged to convene a general meeting so that it is held within a period of one month after receipt of a written request of shareholders representing at least one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.
Luxembourg Company Law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.
Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.
Ordinary General Meetings. At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

directors are required to call and hold a shareholder meeting for the purposes set out in the requisition. Where the articles of association are silent as to the persons who are entitled to summon general meetings, the Cayman Companies Act provides that three shareholders shall be competent to summon the general meeting.
Agrico, as a Cayman Islands exempted company, is not required by the Cayman Companies Act to convene an annual general meeting.
The directors, the chief executive officer or the chairman of the board of directors may convene an extraordinary general meeting.
The Agrico Articles require that at least five (5) clear days’ notice is given of any general meeting.
The required quorum for general meetings is holders of a majority of the shares (being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy).
All resolutions put to the vote of the meeting will be decided by poll vote. Agrico Class A ordinary

A copy of the notice of any meeting shall be given at least twenty-one (21) days before the date of the proposed meeting to the members, directors and auditors.
In certain limited circumstances, a meeting may be called by fourteen (14) days’ notice, but this shorter notice period shall not apply to the annual general meeting.
Every shareholder entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions and vote on behalf of the shareholder.
Quorum is fixed by Pubco Articles, to consist of at least two shareholders present in person or by proxy entitled to exercise more than fifty percent (50%) of the voting rights of the shares.
Resolutions put to the vote of a meeting shall be decided on a poll, which shall be taken in such manner as the chairperson of the meeting directs. Subject to the provisions of the Pubco Articles and any rights or restrictions attached to any shares, every shareholder of record present

Extraordinary General Meeting. Extraordinary general meetings are required to be convened for among others any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) Kalera’s dissolution and liquidation, and (v) in general on amendments to the Kalera Articles. Except as otherwise required by the Luxembourg Companies Law or the Kalera Articles, resolutions at a general meeting of shareholders, duly convened shall not require any quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account. The Kalera Articles may be amended by a majority of at least two-thirds of the votes validly cast at a general meeting at which a quorum of more than half of the Kalera outstanding share capital. If such quorum is not present s present or represented, a second meeting may be convened, which does not need a quorum.
The Kalera Articles do in generally provide for the rules set out by Luxembourg Company Law and do therefore not foresee any quorum in relation to ordinary shareholder decisions and such decisions may in consequence be approved by simple majority of the votes validly cast.

shareholders and Agrico Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law or pursuant to the Agrico Articles. In the case of an equality of votes the chairman shall be entitled to a second or casting vote.
A shareholder may attend and vote at the meeting personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorized representative or proxy). Pursuant to the Agrico Articles and the Cayman Companies Act all decisions require approval by either (i) an ordinary resolution which is a resolution passed by a simple majority of the members, as being entitled to do so, vote in person or by proxy at a general meeting and includes a unanimous written resolution, or (ii) a special resolution which is a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting and includes a unanimous written resolution.

in person or by proxy shall have one vote for each share registered in his or her name.
Where the rights attaching to shares are set out in the Pubco Articles, any changes to these rights will need to be effected by way of a special resolution (passed by 75% of the votes cast by shareholders attending and voting at the meeting) amending the Pubco Articles. Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of 75% of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.

Shareholders’ Written Resolutions
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Pursuant to Luxembourg Company Law, shareholders of a public limited liability company (société anonyme) may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may also vote by proxy.
Shareholder written resolutions are permitted under Cayman Law and the Agrico Articles. Pursuant to the Agrico Articles any shareholder written resolutions must be unanimous.
Unanimous consent of all the holders of ordinary shares is required for the shareholders to act by way of written resolution in lieu of holding a meeting.
Except in the case of the removal of statutory auditors or directors and subject to the Irish Companies Act, anything which may be done by resolution in general meeting of all or any class or resolution in writing, signed by all of the holders or any class thereof or their proxies being all of the holders of Pubco or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution shall be valid and effective for all purposes as if the resolution had been passed at a general meeting of Pubco or any class thereof.

Indemnification of Officers, Directors and Employees
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
Pursuant to Luxembourg Company Law on agency, agents may generally be entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.
Luxembourg Company Law provisions on agency are generally applicable to the mandate of directors and officers of Kalera.
The Kalera Articles do not provide for any specific indemnification provisions.
Pursuant to Luxembourg Company Law, a company is generally liable for any violations committed by its employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

The Agrico Articles do not provide indemnification in favor of employees of the Company. Please refer to the discussion under “Limitation on Personal Liability of Directors” above in respect to the indemnification of directors and officers of Agrico.
The Pubco Articles provide that, subject to certain limitations and so far as may be permitted by the Irish Companies Act, each director, officer and employee shall be entitled to be indemnified by Pubco against all costs and expenses incurred in the execution and discharge of his or her duties, including any liability incurred in defending any proceedings relating to his or her office where judgment is given in his or her favor or the proceedings disposed of without any finding against him or her. It is expected that Pubco will purchase and maintain directors and officers insurance on behalf of its directors, secretary and employees. A director shall not be indemnified in respect of any claim where he or she has been adjudged to be liable for fraud or dishonesty, unless otherwise directed by the court.
Shareholder Approval of Business Combinations
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Under Luxembourg Company Law and the Kalera Articles, the board of directors is vested with the broadest power to take any action necessary or useful to achieve the corporate object.
Corporate merger, and de-merger, as well as the dissolution and voluntary liquidation of a company, generally requires the approval of an extraordinary resolution of a general meeting of shareholders.
Transactions such as a sale, lease or exchange of substantial company assets generally require only the approval of the board of directors. Neither Luxembourg Company Law nor the Kalera Articles contain any

The Agrico Articles provide that any Business Combination (defined as a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving Agrico, with one or more businesses or entities) must be approved by Ordinary Resolution of the shareholders at a quorate general meeting, provided that the company shall only consummate any Business Combination so long as the company has net tangible assets of at least US$5,000,001 either prior to or upon such consummation or any greater net tangible asset or cash requirement that may be contained in the agreement relating to a Business Combination.

A merger of Pubco with another Irish company under the Irish Companies Act must be approved by a special resolution and by the Irish High Court.
A merger of Pubco with a company incorporated in the European Economic Area (which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA)) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended) must be approved by a special resolution and by the Irish High Court.

Under the Cayman Companies Act a merger or consolidation of a company with or into one or more other companies requires the approval of shareholders by a special resolution passed by at least two-thirds (or such greater majority as may be specified by the articles of association) of the votes cast at a quorate meeting on the resolution or by written resolution unanimously adopted by all shareholders entitled to vote on the matter.

Shareholder Action without a Meeting
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Please refer to the discussion under “Shareholders’ Written Resolutions” above.	Please refer to the discussion under “Shareholders’ Written Resolutions” above.	Please refer to the discussion under “Shareholders’ Written Resolutions” above.
Shareholder Suits
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
Luxembourg Company Law generally does not require shareholder approval before legal action may be initiated on behalf of Kalera. The board of directors thus has sole authority to decide whether to initiate legal action to enforce Kalera’s rights (other than, in certain circumstances, in the case of an action against board members).
Shareholders do not generally have authority to initiate legal action on Kalera’s behalf.
However, the general meeting of shareholders may vote under certain circumstances to initiate legal action against directors on grounds that such directors have failed to perform their duties. If a director is responsible for a breach of the Luxembourg Company Law or of a provision of the Kalera Articles, an action can in addition be initiated by any third party, including a shareholder that has suffered a loss that is independent and separate from the damage suffered by Kalera. Luxembourg procedural law does not recognize the concept of class actions.
In addition, an action may be brought against the directors on behalf of Kalera by minority shareholders. This minority action may be brought by one or more shareholders who, at the general meeting which decided upon discharge of such directors,
In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company's board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.
In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors.
In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Pubco if a wrong committed against Pubco would otherwise go unredressed. The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:
•where an ultra vires or illegal act is perpetrated;
• where more than a bar majority is required to ratify the “wrong” complained of;
•where the shareholders’ personal rights are infringed;
•where a fraud has been perpetrated upon a minority by those in control; and
•where the justice of the case required a minority to be permitted to institute proceedings.

owned securities with the right to vote at such meeting representing at least ten per cent of the votes attaching to all such securities.
Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

Advance Notification Requirements for Proposal of Shareholders
Luxembourg – Kalera	Cayman Islands	Ireland - Pubco
One or several shareholders holding at least 10% of the share capital may request that one or more additional items be put on the agenda of any general meeting. This request shall be sent to the registered office of Kalera by registered mail at least five (5) days prior to the holding of the relevant general meeting.
If one or more shareholders representing at least 10% of the share capital request the convening of a general meeting of shareholders in writing, with an indication of the agenda, the board of directors or the internal auditor (if any) must convene such general meeting so that it can be held within a period of one month from receipt of such request.

The Agrico Articles specify that shareholders seeking to bring business before the annual general meeting or to nominate candidates for election as directors at the annual general meeting must deliver notice to the principal executive offices of the company not less than 120 calendar days before the date of Agrico's proxy statement released to members in connection with the previous year’s annual general meeting or, if Agrico did not hold an annual general meeting the previous year, or if the date of the current year's annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of directors with such deadline being a reasonable time before Agrico begins to print and send its related proxy materials.
Whilst not specifically provided for in the Cayman Companies Act, as a matter of general practice any shareholder may request the directors of a Cayman Islands company to propose a resolution for consideration at a shareholders’ meeting. Unless the articles of association provide otherwise, the directors have the discretion to refuse any such request, but in doing so must be mindful of their fiduciary duties towards the company. The directors will also need to be mindful of any right set out in the articles of association permitting shareholders to requisition a shareholder meeting (please refer to the discussion under “Meeting of Shareholders” above).

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the articles of association of a company. Under the Pubco Articles, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the corporate secretary.
To be timely for an annual general meeting, a shareholder’s notice to Pubco’s secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at Pubco’s registered office not less than sixty (60) days nor more than 90 days before the first anniversary of the annual general meeting for the prior year. In the event that the date of the annual general meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the member must be so delivered by close of business on the day that is not earlier than ninety (90) days prior to such annual general meeting and not later than the close of business on the later of (a) sixty (60) days prior to the day of the contemplated annual general meeting or (b) ten (10) days after the day on which public announcement of the date of the contemplated annual general meeting is first made by Pubco. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.
A shareholder may nominate one or more persons for election as directors at an annual general meeting only pursuant to Pubco’s notice of such meeting or if written notice of such shareholder’s intent to make such nomination or nominations has been received by Pubco’s company secretary not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual general meeting; provided that, if the date of the annual general meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary, notice by the shareholder must be received not earlier than the ninetieth (90th) day prior to such annual general meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual general meeting and (ii) the tenth (10th) day following the day on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by Pubco, whichever first occurs.
For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed in proxies for the election of directors under any applicable securities legislation.
For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business.
Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of Pubco’s shares.
The chair of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in the Pubco Articles), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Distributions and Dividends; Repurchases and Redemptions
Luxembourg - Kalera	Cayman Islands	Ireland – Pubco
Pursuant to Luxembourg Company Law, distributions may be made (A) by decision of the general meeting of shareholders in relation to the annual dividend and (B), provided that such possibility is foreseen in the articles of association, which is the case of the Kalera Articles, by the board of directors as interim dividends (acomptes sur dividendes) out of available profits and reserves (including premium and other available reserves).
Of the annual net profits of Kalera, five per cent (5%) at least shall be allocated to the legal reserve. This allocation shall cease to be mandatory as soon and as long as the aggregate amount of such reserve amounts to ten per cent (10%) of the share capital of Kalera.

The Agrico Articles provide that the directors may resolve to pay dividends and other distributions on shares in issue and authorize payment of the dividends or other distributions out of the realized or unrealized profits of the Company, out of the share premium account or as otherwise permitted by law. The directors may pay any dividend or other distribution in cash or in specie by the distribution of specific assets to the shareholder. No prior authorization of the shareholders is required for the company to declare and pay a dividend.
A Cayman Islands company is not permitted to declare or pay a dividend or distribution out of share premium, redeem or repurchase its own shares out of capital or share

The directors may from time to time pay such dividends as appear justified by the profits of Pubco, provided that dividends may only be made out of Pubco’s distributable reserves and if the dividend will not cause Pubco’s net assets to fall below the aggregate of its called up share capital and undistributable reserves (as such terms are calculated in accordance with the Irish Companies Act). No dividend shall bear interest against Pubco.
Shares may be redeemed by Pubco. Any share in Pubco shall be deemed to be a redeemable share as and from the time of existence of an agreement or transaction between Pubco and any person pursuant to which Pubco will acquire a share or shares. Any acquisition by Pubco of shares in

In accordance with Luxembourg Company Law, except for certain cases of reductions of subscribed capital, no distribution to shareholders may be made when on the closing date of the last financial year, the net assets as set out in the company’s annual accounts are, or following such a distribution would become, lower than the amount of the subscribed capital plus those reserves which may not be distributed under the law or under the articles of association.
A) Annual distribution

premium, or enter into a merger or consolidation unless the company is able to pay its debts as they fall due in the ordinary course of business (i.e. is able to satisfy a “cash flow” solvency test). There is no statutory requirement to evidence the solvency test in any form, although, if there is any doubt in respect of the company’s solvency, it would be prudent for the directors to seek auditor or other accounting verification. Similar rules apply in respect to redemptions.
A Cayman Islands company may, if

Pubco other than a surrender for nil value shall constitute a redemption. Any redemption must be funded out of Pubco’s distributable reserves or from the proceeds of a fresh issue of shares. Redemptions are governed by the applicable provisions of the Irish Companies Act and Pubco Articles.
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or

The amount of an annual distribution to shareholders may not exceed the amount of the profit and loss at the end of the last financial year plus any profits brought forward and sums drawn from reserves available for this purpose, less any losses brought forward and sums placed to reserve in accordance with the law or the articles of association.
In accordance with Luxembourg Company Law, interim dividends may only be paid if the articles of association authorise the board of directors or the management board, as the case may be, to do so. This payment shall furthermore be subject to the following conditions:
a)interim accounts shall be drawn

authorized by its articles of association, issue shares that are redeemable at the option of the company or the holder (redeemable shares) and purchase its own shares, whether redeemable or not. Although a share cannot be redeemed or repurchased if:
•it is not fully paid up;
•the result would be that there are no shares outstanding; or
•the company has commenced liquidation.
The Agrico Articles provide that the company will redeem the Agrico Shares in the following circumstances:

capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless Pubco’s net assets are equal to, or in excess of, the aggregate of Pubco’s called up share capital plus undistributable reserves (as such terms are calculated in accordance with the Irish Companies Act) and the distribution does not reduce Pubco’s net assets below such aggregate.
The determination as to whether or not Pubco has sufficient distributable reserves to fund a dividend must be up showing that the funds available for distribution are sufficient;
b)the amount to be distributed may not exceed the total profit and loss made since the end of the last financial year for which the annual accounts have been approved, plus any profits brought forward and sums drawn from reserves available for this purpose, less losses brought forward and sums to be placed to reserve pursuant to the requirements of the law or the articles of association;
c)the decision of the board of directors or the management board, as the case may be, to distribute an interim dividend may not be taken more than two months after the date at which the interim accounts as referred to under a° above have been drawn up;
d)the independent auditor (réviseur d’entreprises) in his report addressed to the board of directors or the management board, as the case may be, shall verify whether the conditions provided for above have been fulfilled.

(a)the company will redeem any Agrico Shares properly tendered in connection with a shareholder vote held on the company’s Business Combination (but only if the Business Combination is approved);
(b)the company will redeem any Agrico Shares properly tendered in connection with a shareholder vote to amend the company’s memorandum and articles of association to (A) modify the substance or timing of the company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Agrico Shares if the company does not complete its initial Business Combination within 12 months from the closing of the Agrico IPO (or up to 21 months if the date is extended in accordance with Agrico’s constitutional documents) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity (but only if the amendment is approved)
(c)the company will redeem all Agrico Shares if the company is unable to complete its initial business combination within 21 months from the closing of the Agrico IPO or any further period made by reference to the “relevant financial statements” of Pubco. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Pubco’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.
Consistent with Irish law, the Pubco Articles authorize the directors to pay out dividends without shareholder approval, to the extent they appear justified by profits. The board of directors may also recommend a dividend to be approved and declared by Pubco’s shareholders at a general meeting.
Any general meeting declaring a dividend and any resolution of the directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture

Where interim distribution payments exceed the amount of the distribution subsequently approved at the general meeting, any such overpayment shall be deemed to have been paid on account of the annual distribution of the subsequent financial year.
B) Interim distribution
In accordance with Luxembourg Company Law, Kalera (or any party acting on its behalf) may repurchase Kalera’s shares and hold them in treasury, provided that in principle:
•the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;
•the acquisitions, including shares previously acquired by Kalera and held by it, and shares acquired by persons acting in their own name but on behalf of Kalera, may not have the effect of reducing the unconsolidated net assets of Kalera below the amount of the issued share capital plus the reserves, which may not be distributed by Luxembourg Company Law or under the Kalera Articles;
•the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company Kalera may repurchase its ordinary shares on the stock market without having to make or an offer to all of its shareholders; and
•only fully paid-up shares may be repurchased.
approved in accordance with the articles of association, subject to applicable law.
stocks assets.
Pubco directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to Pubco’s shares.
Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Pubco at any time must not exceed 10% of the nominal value of Pubco’s issued share capital. Pubco may not exercise any voting rights in respect of any shares held as treasury shares.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to Kalera, provided the board of directors informs the next general meeting of shareholders of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either Kalera or by a person acting on behalf of Kalera with a view to redistribute the shares to the staff of Kalera or of its subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

Luxembourg Company Law provides for certain further situations in which the above conditions do not apply, including among others the acquisition of shares pursuant to a decision to reduce the share capital of Kalera or the acquisition of shares issued as redeemable shares. Such acquisitions are subject to certain further conditions and may generally not have the effect of reducing the Company’s non-consolidated net assets below the aggregate of subscribed capital and those reserves which may not be distributed by Luxembourg Company Law.
As long as shares are held in treasury, the voting rights attached thereto are suspended and such shares shall not be taken into account when calculating the quorum and majority required for general meetings. Further, to the extent treasury shares are reflected as assets on the balance sheet of Kalera, a non-distributable reserve of the same amount must be reflected on the liabilities side of the balance sheet.
The Kalera Articles provide that shares may be acquired and redeemed in accordance with the Luxembourg Company Law.

Transactions with Officers or Directors
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
There are no rules under Luxembourg Company Law preventing a director from entering into contracts or transactions with Kalera to the extent the contract or the transaction is in the corporate interest of Kalera.
Luxembourg Company Law prohibits a director from participating in deliberations and voting on a transaction if such director has a direct or indirect financial interest therein conflicting with the interests of Kalera. The relevant director must disclose his or her interest to the board of directors and abstain from deliberating and voting. The transaction and the director’s interest therein shall be reported, by way of a special report, to the next succeeding general meeting of shareholders. Where, because of conflicts of interest, the number of directors required by the articles to decide and vote on the relevant matter is not reached, the board of directors may, unless otherwise provided for by the articles, decide to refer the decision on that matter to the general meeting of shareholders.

As a matter of Cayman Law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Like other fiduciaries, directors are required not to put themselves in a position where there is a conflict (actual or potential) between their personal interests and their duties to the company or between their duty to the company and the duty owed to another person. At common law, however, the company is at liberty to waive completely the rules protecting it as principal in dealings in which the directors have an interest. Typically, the articles of association of a Cayman Islands company will permit directors to attend, be counted in the quorum and usually also to vote on transactions in which they are interested as long as their interest is disclosed. Generally, however, directors should not use for their own profit the company’s assets, opportunities or information and the director will need to be comfortable that they can still discharge their fiduciary duties, including being able to act in best interests of the company on behalf of the

Under the Irish Companies Act and the Pubco Articles, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction.
Subject to any applicable law or listing rules, a director may vote in respect of any contract, appointment or arrangement in which he or she is interested and will be counted in the quorum present at the meeting. Further, a director may vote on his or her own appointment or arrangement and the terms of it.

The preceding provisions do not apply where the decision of the board of directors relates to ordinary business entered into under normal conditions.
shareholders, and not be influenced by their own interests.
The Agrico Articles provide that no person shall be disqualified from the office of director or prevented by such office from contracting with the company, either as vendor, purchaser or otherwise, and nor shall any such contract or any contract or transaction entered into by or on behalf of the company in which any director is in any way interested be or be liable to be avoided. The Agrico Articles further provide that any director contracting with the company or being interested in a transaction with the company will not be liable to account to the company for any profit realized by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established.
The Agrico Articles specify that a director is able to attend, count in the quorum and vote on any resolutions in respect of a contract or transaction in which he is interested provided that the nature of the director’s interest is be disclosed by him at or prior to its consideration and any vote thereon.

The directors may exercise the voting powers conferred by the shares of any other company owned by Pubco, including, those voting powers in favour of any resolution: (a) appointing any director as a director or officer of such other company; or (b) providing for the payment of remuneration or pensions to any director or officer of such other company.
A Pubco director may hold any other office or place of profit under Pubco (other than auditor) in conjunction with his or her office of director for such period and on such terms as to remuneration and otherwise as the Pubco directors may determine.
A Pubco director may act (by himself/herself or through a firm), in a professional capacity for Pubco; and in such a case, will be entitled to remuneration for such professional services as if he or she were not a Pubco director.
A Pubco director may not act as an auditor to Pubco. No Pubco director or nominee for such office shall be disqualified by reason of his/her office from contracting with Pubco.
No Pubco director shall be liable to account to Pubco for any profit realized by any contract in which he/she is interested nor shall such contract be liable to be avoided, by reason of such Pubco director holding such office or of the fiduciary duties established by such office.

Enforceability of Civil Liabilities
Luxembourg - Kalera	Cayman Islands	Ireland - Pubco
A civil or commercial judgment rendered by a U.S. court would not be automatically enforceable in Luxembourg. This means that judgments for the payment of money rendered in the U.S. are not entitled to full credit and conclusive effect in Luxembourg, but are prima facie evidence only of the merits of the plaintiff’s claim.
There is no treaty between Luxembourg and the U.S. providing for reciprocal recognition and enforcement of judgments rendered in civil and commercial matters.
The judgment creditor who seeks to enforce such a judgment needs to initiate legal proceedings in Luxembourg to have the judgment declared enforceable.
Enforcement proceedings in this particular case need to be instituted by way of writ of summons (assignation / procédure contradictoire – inter parte proceedings) submitted to the District Court, Civil Chamber (Tribunal d’arrondissement siégeant en matière civile). For the filing of such a request, the assistance of a Luxembourg attorney is compulsory.
It is necessary to submit an authenticated, translated copy of the U.S. judgment in combination with a declaration from which it appears that the foreign judgment is enforceable in the country of origin (i.e. U.S.) This declaration has to be made by the U.S. court.
Pursuant to articles 678 et al. of the Luxembourg New Code of Civil Procedure and to Luxembourg case law, the granting of an exequatur (judicial declaration of enforcement) by the Luxembourg District Court is subject to the following requirements:

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments.
The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:
•the U.S. judgment must be for a definite sum;
•the U.S. judgment is not directly or indirectly for the payment of taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damage;
•the U.S. judgment must be final and conclusive;
•the Irish proceedings were commenced within the relevant limitation period;
•the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and
•the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.
An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or irreconcilable with an earlier foreign judgment.
In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Pubco if a wrong committed against Pubco would otherwise go unredressed. The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a

•the foreign court order must be enforceable in the country of origin;
•the court of origin must have had jurisdiction both according to its own domestic laws and to the Luxembourg conflict of jurisdiction rules; in making this determination, the Luxembourg judge has to consider various elements such as the nationality of the parties, and the terms of the contract especially a jurisdiction clause;
•regularity of the procedural rules in light of the laws of the country of origin;
•the foreign procedure and decision must not have violated the rights of defense and due process norms;
•the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the order must not contravene the principles underlying these rules;
enforcement proceedings if concurrent proceedings are being brought elsewhere.
company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:
•where an ultra vires or illegal act is perpetrated;
•where more than a bar majority is required to ratify the “wrong” complained of;
•where the shareholders’ personal rights are infringed;
•where a fraud has been perpetrated upon a minority by those in control; and
•where the justice of the case required a minority to be permitted to institute proceedings.
Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of

•the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order;
•the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).
During the exequatur proceedings, the Luxembourg courts’ review is limited to these specific criteria. In particular, the Luxembourg courts no longer review the merits of the foreign court judgment during exequatur proceedings.
At the end of the proceedings, and if the above-mentioned criteria are satisfied, the foreign judgment is conferred the same status as a Luxembourg final and conclusive judgment rendered by a Luxembourg court.

the shares of any shareholder.

SUMMARY OF RISK FACTORS
The consummation of the Business Combination and the business and financial condition of Pubco subsequent to the closing are subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect Agrico’s or Kalera’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of Agrico and Kalera prior to the Business Combination and that of Pubco subsequent to the Business Combination. Such risks include, but are not limited to:
•substantial doubt regarding Kalera’s ability to continue as a going concern or maintain adequate liquidity to fund its operations;
•potential dilutive impact, restrictions or other terms in Kalera’s financing arrangements;
•limited ability to assess the management of Kalera’s business;
•risks inherent in listing Kalera in the U.S. through the Business Combination, rather than an underwritten public offering, such as the absence of due diligence conducted by underwriters that would be subject to potential liability for material misstatements or omissions in a registration statement;
•the parties may not be able to complete the Business Combination within the prescribed time frame;
•Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges;
•potential conflict of interest when determining whether the terms of the Business Combination or waivers of conditions are appropriate and in Agrico’s or Kalera’s shareholders’ best interest;
•the recent development of the coronavirus (COVID-19) pandemic and its multiple variants;
•redemption rights with respect to a large number of Agrico’s shares;
•the grant and future exercise of registration rights;
•sales of a substantial number of Pubco securities following the Business Combination could adversely affect the market price of its securities;
•the issuance of the CVR Shares could materially dilute Pubco Shareholders;
•Nasdaq may delist Pubco’s securities on its exchange;
•Pubco may be a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors;
•Pubco may be considered a U.S. corporation for U.S. federal income tax purposes, which could result in adverse U.S. federal tax consequences to Pubco and its investors;
•The Business Combination may not qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which could result in adverse U.S. federal tax consequences to U.S. investors who own Kalera securities;
•Kalera is in an early commercial phase, and is highly dependent on a successful roll-out and commercialization of its products;
•Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics;
•Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward;

•Kalera’s growth plans depend on deploying new production facilities, which will require significant expenditures;
•Kalera’s success, competitive position and future revenues will depend in part on its ability to further develop and protect its intellectual property and know-how;
•Kalera’s commercial success is dependent on its ability to enter into produce distribution agreements and other agreements with third parties;
•Kalera uses a limited number of distributors for the substantial majority of its sales;
•consolidation of customers or the loss of a significant customer could negatively impact Kalera’s sales and profitability;
•Kalera may face difficulties as it expands its operations into geographical locations in which it has no prior operating experience;
•Kalera may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;
•the failure of suppliers to perform their obligations, or Kalera’s inability to replace or renew supply agreements;
•estimates of market opportunity and forecasts of market growth may prove to be inaccurate or not materialize;
•failure to retain and motivate Kalera’s senior management may adversely affect its operations and growth prospects;
•Kalera is reliant on key personnel and the ability to attract new, qualified personnel;
•Kalera may be unable to successfully integrate &ever in order to realize the anticipated benefits;
•Kalera’s management has limited experience in operating a U.S. public company
•each of Kalera and Agrico has identified a material weakness in its internal control over financial reporting and Pubco may be unable to establish and maintain effective internal control over financial reporting;
•the Business Combination’s benefits may not meet the expectations of investors or securities analysts;
•Kalera’s ability to utilize its federal net operating loss and tax credit carryforwards may be limited under applicable laws; and
•Kalera’s operations are subject to FDA, USDA, EPA and OSHA governmental regulation and state regulation and Kalera is exposed to risks related to regulatory processes and changes in regulatory environment.

RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this joint proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this joint proxy statement/prospectus. The value of your investment in Pubco following the consummation of the Business Combination will be subject to significant risks. If any of the events described below occur, the post-transaction business and financial results could be adversely affected in a material way. This could cause the trading price of Pubco’s securities to decline, perhaps significantly, and you therefore may lose all or part of your investment. Please see the section titled “Where You Can Find More Information” in this joint proxy statement/prospectus.
The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in Pubco. Additional risks and uncertainties not currently known to Agrico or Kalera or which Agrico or Kalera currently deem immaterial may also have a material adverse effect on Pubco’s business, financial condition, results of operations, prospects and/or its share price. Shareholders should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this joint proxy statement/prospectus.
Risks related to Financing and Market Risk
There is substantial doubt about Kalera’s ability to continue as a going concern, and Kalera will need to raise additional capital in the future in order to execute its roll-out and commercialization strategy or for other purposes, which may not be available on favorable terms, or at all.
Kalera’s operating losses and accumulated deficits raise substantial doubt about its ability to continue as a going concern. Kalera will need to raise additional capital in order to execute and complete its roll-out and commercialization strategy, and to fund its operations.
There is a risk that adequate sources of funds may not be available at all, or not available at acceptable terms and conditions, when needed. Kalera may need to seek additional funds through public or private equity or debt financings or other sources, such as strategic collaborations. If Kalera raises additional funds by issuing additional equity securities, or through instruments convertible into equity securities, the existing shareholders may be significantly diluted. Further, equity or debt financings may result in issuance of securities with priority as to liquidation and dividend and other rights more favorable than shares, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect Kalera’s business. If funding is insufficient at any time in the future, Kalera may be unable to fund its current and ongoing roll-out and commercialization strategy and lose business opportunities and thereby risk to fail to respond to competitive pressures. Failure to obtain the necessary capital when needed could force Kalera to delay, limit, reduce or terminate its product development or commercialization efforts.
In addition, Kalera may seek additional capital due to favorable market conditions or strategic considerations even if Kalera believes that it has sufficient funds for current or future operating plans. There can be no assurance that financing will be available to Kalera on favorable terms, or at all. If Kalera for any reason does not obtain additional funding as needed in the future, this could have a material adverse effect on its revenues, profitability, liquidity, cash flow, financial position and/or prospects.
Fluctuations in currency exchange rates and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations may impact Kalera’s capital expenses and operational income.
Through the acquisition of &ever, Kalera has expanded its operations to beyond the United States to also include Germany, Kuwait and Singapore (large-scale facility under construction), and Kalera may also establish operations in additional countries. Hence, Kalera will earn revenues, pay expenses, own assets and incur liabilities in currencies other than the U.S. Dollar. Kalera’s consolidated financial statements are presented in U.S. Dollars, hence revenues, income and expenses, as well as assets and liabilities arising from any international operations must be converted into U.S. Dollars at exchange rates in effect during or at the end of each reporting period. Increases or decreases in the value of the U.S. Dollar against other currencies and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations will accordingly affect Kalera’s operating revenues, operating income and the value of balance sheet items.
The Farm Credit Loan and Security Agreement imposes significant operating and financial restrictions, which may have a material adverse effect on Kalera’s business.
The loan and security agreement dated April 14, 2022, by and among Kalera, Inc., (a wholly owned subsidiary of Kalera AS), as borrower, the guarantors party thereto from time to time, and Farm Credit of Central Florida, ACA, as lender (the “Farm Credit Loan and Security Agreement”), imposes significant operating and financial restrictions, including, but not limited to:
•incurring additional debt;
•making investments;
•merging, dissolving, liquidating or consolidating, or selling, transferring, licensing, leasing or disposing of all or substantially all of our assets;
•making dividends and distributions;
•entering into transactions with affiliates;
•selling, transferring, licensing, leasing or disposing of certain assets;
•engaging in any material line of business substantially different from those lines of business conducted by us on the date of the Farm Credit Loan and Security Agreement;
•agreeing to certain restrictions on the ability of subsidiaries to make payments to our company, to transfer property to our company, to guarantee our indebtedness or to become a loan party under the Farm Credit Loan and Security Agreement;
•agreeing to certain restrictions on the ability to create liens; and
•creating liens or using assets as security in other transactions.
As a result of such agreement, Kalera is limited as to how it may conduct business and accordingly, such agreement may result in a material adverse effect on Kalera’s financial condition and results of operations. Kalera or its subsidiaries may enter into additional agreements which may include similar restrictions as those referenced above. The terms of any future indebtedness could include more restrictive covenants. There can be no assurance that Kalera will be able to maintain compliance with these covenants or the debt service obligations associated with its indebtedness, and, if it fails to do so, there can be no assurances that it will be able to obtain waivers from the applicable lenders or investors and/or amend any of these arrangements. Moreover, the obligations under the Farm Credit Loan and Security Agreement are secured and the lender thereunder will have a claim against the assets securing the related debt obligations of Kalera, Inc. that will have priority to claims of Kalera equity securityholders generally. Additionally, the Farm Credit Loan and Security Agreement is required to be guaranteed by certain subsidiaries of Kalera (excluding Kalera Real Estate Holdings, LLC), effectively providing for claims against such subsidiaries which are structurally senior to Kalera equity securityholders generally. Future financing arrangements will likely have similar guarantee, collateral and other restrictive terms that may have a material adverse impact on the value of Kalera’s securities.
For more information see “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Farm Credit Loan and Security Agreement.”
The terms of the Secured Convertible Bridge Promissory Note may have a negative impact on Kalera’s business and the value of Kalera’s securities and may result in substantial dilution to Kalera’s equity securityholders.

On March 4, 2022, Kalera entered into the Secured Convertible Bridge Promissory Note. The agreement provides for certain terms which may have a negative impact on Kalera’s business. Obligations under such agreement mature within one year of the applicable drawdown date and carry a 10% pre-payment premium, if the pre-payment is effected prior to the consummation of the Business Combination.
The obligations under the Secured Convertible Bridge Promissory Note are secured and the creditors thereunder will have a claim against the assets securing the related debt obligations that will have priority to claims of Kalera equity securityholders generally. Additionally, the Secured Convertible Bridge Promissory Note is guaranteed by certain subsidiaries of Kalera, effectively providing for claims against such subsidiaries which are structurally senior to Kalera equity securityholders generally.
The Secured Convertible Bridge Promissory Note is convertible into Kalera ordinary shares, subject to certain terms and conditions, which may result in dilution to Kalera equity securityholders.
For more information, please see “Certain Relationships and Related Person Transactions—Kalera Related Person Transactions—Secured Convertible Bridge Promissory Note” for more information.
Risks Relating to the Business Combination
Risks Relating to Agrico’s Due Diligence and Evaluation of Kalera
Agrico has a limited ability to assess the management of Kalera’s business and, as a result, cannot assure you that Kalera’s management has all the skills, experience, qualifications or abilities to manage a public company whose shares are listed in the United States.
Agrico’s ability to assess Kalera’s business’ management may be limited due to a lack of time, resources or information. Agrico’s assessment of the capabilities of Kalera’s management team with respect to managing a public company whose shares are listed in the United States, therefore, may prove to be incomplete or incorrect, and Kalera management may lack the skills, qualifications or abilities that Agrico believed Kalera management had, and the operations and profitability of Pubco or Kalera post-Business Combination could be negatively impacted. Accordingly, any Agrico Shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to claim successfully that the reduction was due to the breach by Agrico’s or Kalera’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the disclosure documents relating to the Business Combination contained an actionable material misstatement or material omission.
Neither Agrico nor Kalera obtained an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price each of Agrico and Kalera is paying for the business is fair to Agrico and Kalera from a financial point of view.
Neither Agrico nor Kalera is required to obtain an opinion from an independent investment banking or accounting firm that the price each of Agrico and Kalera is paying for the Business Combination is fair to Agrico and Kalera from a financial point of view. Each of Agrico’s and Kalera’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of Agrico’s and Kalera’s board of directors, as applicable, in valuing Pubco’s business, and assuming the risk that the board of directors may not have properly valued such business. Investors are advised that each of Agrico’s and Kalera’s ability to assess Pubco’s management may have been limited due to a lack of time, resources or information and even though each of Agrico and Kalera deems such assessment to be appropriate, there is a risk that it may have been incomplete.

Subsequent to the completion of the Business Combination, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price post-Business Combination, which could cause you to lose some or all of your investment.
Even though Agrico has conducted due diligence on Kalera, Agrico cannot assure you that this due diligence will surface all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Agrico’s, Pubco’s or Kalera’s control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in reporting losses. Even if Agrico’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. The fact that Pubco reports charges of this nature could contribute to negative market perceptions about its securities post-Business Combination. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to claim successfully that the reduction was due to the breach by Agrico’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this joint proxy statement/prospectus contained an actionable material misstatement or material omission.
Risks Relating to Closing the Business Combination
Agrico’s Sponsor has agreed to vote its shares in favor of the Business Combination, regardless of how Agrico’s public shareholders vote.
In connection with the Business Combination, Agrico’s Sponsor has agreed with Agrico to vote its Founder Shares (as applicable) and all ordinary shares acquired by the Sponsor during or after the Agrico IPO in favor of the Business Combination. Currently, Agrico’s Sponsor owns approximately 20% of the outstanding Agrico Ordinary Shares. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if Agrico’s Sponsor agreed to vote its shares in accordance with the majority of the votes cast by Agrico’s public shareholders.
Kalera’s officers and directors and certain other shareholders have agreed to vote their shares in favor of the Business Combination, regardless of how Kalera’s public shareholders vote.
In connection with the Business Combination, Kalera’s officers and directors and certain other shareholders have each agreed with Kalera to vote their ordinary shares in favor of the Business Combination. Currently, Kalera’s officers and directors and such other shareholders collectively own approximately 45% of the outstanding Kalera Shares. Accordingly, the likelihood that the necessary shareholder approval will be received is greater than it would have been without such agreements.
The parties may not be able to complete the Business Combination within the prescribed time frame, in which case Agrico would cease all operations except for the purpose of winding down and it would redeem its public shares and liquidate, in which case Agrico’s public shareholders may only receive $10.20 per share, or less than such amount in certain circumstances, and Agrico’s warrants will expire worthless.
Agrico’s Amended and Restated Memorandum and Articles of Association provide that it must complete the Business Combination by July 12, 2022 (unless extended by Agrico to up to April 12, 2023).
If Agrico has not completed the Business Combination within such time period, Agrico will: (i) cease all operations except for the purpose of winding down, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Agrico to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Agrico’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, Agrico’s public shareholders may only receive $10.20 per share, and Agrico’s warrants will expire worthless. In certain circumstances, Agrico’s public shareholders may receive less than $10.20 per share on the redemption of their shares. See “Risks Relating to Third Party Claims— If third parties bring claims against Agrico, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share”.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, Agrico’s board of directors will not have the ability to adjourn the Agrico Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.
Agrico’s board of directors may seek approval to adjourn the Agrico Special Meeting to a later date or dates if, at the meeting, based upon the tabulated votes, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote. If the Adjournment Proposal is not approved, Agrico’s board will not have the ability to adjourn the meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.
The exercise of Agrico’s or Kalera’s directors’ and officers’ discretion, as applicable, in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Agrico’s or Kalera’s shareholders’ best interest, as applicable.
In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require Agrico and/or Kalera, as applicable, to agree to amend the Business Combination Agreement, to consent to certain actions taken by Kalera or Agrico or to waive rights that each of Kalera or Agrico is entitled to under the Business Combination Agreement. Depending on such circumstances, it would be at either Kalera’s discretion or Agrico’s discretion, as applicable, acting through their respective boards of directors, to grant its consent or waive those rights.
The existence of the financial and personal interests of the Agrico or Kalera directors and officers may result in a conflict of interest on the part of one or more of such persons between what he, she or they may believe is best for Agrico and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action.
As of the date of this joint proxy statement/prospectus, neither Kalera nor Agrico believes there will be any changes or waivers that Kalera’s or Agrico’s directors and officers, as applicable, would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, both Kalera and Agrico will circulate a new or amended joint proxy statement/prospectus and resolicit Kalera’s shareholders and Agrico’s shareholders if changes to the terms of the transaction that would have a material impact on such shareholders are required prior to the vote on the Business Combination Proposal.
The listing of Pubco’s securities will not be completed through an underwritten public offering, so Pubco investors will not have certain benefits associated with such offerings.
Pubco will become a publicly listed company upon the completion of the Business Combination. The Business Combination and the transactions described in this joint proxy statement/prospectus are not an underwritten initial public offering of Pubco’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:
Like other business combinations and spin-offs, in connection with the Business Combination, you will not receive the benefits of the due diligence that would be performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters can establish a “due diligence” defense to such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence in part entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results.
In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on the trading day immediately following the Closing, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-Closing trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of initial post-Closing trading of Pubco securities on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of shares of Pubco securities or helping to stabilize, maintain or affect the public price of the Pubco securities following the Closing. These differences from an underwritten public offering of Pubco’s securities could result in a more volatile price for Pubco securities.
The Sponsor and Agrico’s directors and executive officers who hold founder shares and/or private warrants may receive a positive return on the founder shares and/or private warrants even if Agrico’s public shareholders experience a negative return on their investment after consummation of the Business Combination.
If Agrico is able to complete a business combination within the required time period, the Sponsor and Agrico’s directors and executive officers who hold founder shares and/or private warrants may receive a positive return on their investments which were acquired prior to the Agrico IPO, or concurrently with completion of the Agrico IPO, even if Agrico’s public shareholders experience a negative return on their investment in Agrico Ordinary Shares after consummation of the Business Combination.
The Sponsor and Agrico’s and Kalera’s executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and other matters described herein.
When you consider the recommendation of Agrico and Kalera’s board of directors, as applicable, in favor of approval of the Business Combination Proposal and other matters to be considered at the Agrico Special Meeting or Kalera Shareholder Meeting, as applicable, you should keep in mind that Agrico’s and Kalera’s directors and executive officers, have interests in such proposal that are different from, or in addition to, your interests as a holder of Agrico shares or Kalera shares, as applicable. These interests include, among other things:
•The Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Ordinary Shares held by them in connection with a shareholder vote to approve a proposed initial business combination.
•If the Business Combination with Kalera or another business combination is not consummated by July 12, 2022 (or by April 12, 2023 if extended by Agrico), Agrico will cease all operations except for the purpose of winding down, redeeming 100% of the outstanding Agrico Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. The Agrico Initial Shareholders currently hold 3,593,750 Founder Shares. In the event of dissolution or liquidation, all 3,593,750 Founder Shares which were acquired for an aggregate purchase price of $25,000 prior to the Agrico IPO, would be worthless because the Agrico Initial Shareholders are not entitled to participate in any redemption or liquidation of the Trust Account with respect to Founder Shares. The aggregate market value of Agrico Ordinary Shares held by the Agrico Initial Shareholders was $___ based upon the closing price of $___ per share on Nasdaq on the Record Date.
•The Agrico Initial Shareholders purchased an aggregate of 6,171,875 private warrants from Agrico for an aggregate purchase price of $6,171,875 (or $1.00 per warrant) and Maxim purchased an aggregate of

1,078,125 private warrants from Agrico for an aggregate purchase price of $1,078,125 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Agrico IPO. Such warrants had an aggregate market value of $___ based upon the closing price of $___ per warrant on Nasdaq on the Record Date. These Agrico Warrants will become worthless if Agrico does not consummate a business combination by July 12, 2022 (or by April 12, 2023 if extended by the Agrico) (as will the Agrico Warrants held by Agrico Shareholders).
•The total market value of the current equity ownership of Agrico’s officers and directors in Agrico Ordinary Shares and warrants, based on the closing price of $___ per ordinary share and $___ per warrant on Nasdaq as of the Record Date is approximately $___.
•The Business Combination Agreement provides that one current director of Agrico will be a director of Pubco after the closing of the Business Combination. As such, in the future such individual will receive cash fees, share options or share awards that the Pubco board of directors determines to pay to its non-executive directors.
•If Agrico is unable to complete a business combination within the required time period, Agrico’s Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Agrico for services rendered or contracted for or products sold to Agrico, but only if such a vendor or target business has not executed a waiver of access to such funds.
•The Agrico Initial Shareholders, including Agrico’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of Agrico, such as identifying and investigating possible business targets and business combinations. As of March 31, 2022, an aggregate amount of approximately $208,046.14 had been incurred or accrued in respect of such expense reimbursement obligation. Agrico expects additional amounts not to exceed $75,000 to be incurred or accrued through the consummation of the Business Combination. However, if Agrico fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Agrico may not be able to reimburse these expenses if the Business Combination with Kalera or another business combination is not completed by July 12, 2022 (or by April 12, 2023 if extended by the Agrico Shareholders). As of the date of this joint proxy statement/prospectus, there are no unpaid reimbursable expenses.
•The Sponsor may make working capital loans to Agrico, up to $1,500,000 of which loans may be converted into warrants, at the price of $1.00 per warrant at the option of the Sponsor. Agrico may use a portion of working capital held outside the Trust Account to repay such loaned amounts to the Sponsor or its affiliates in relation to the Business Combination. As of March 31, 2021 and December 31, 2020, Agrico had no borrowings under the working capital loans.
•In connection with his role as interim Chief Executive Officer, Curtis McWilliams will receive a transition payment of $200,000 upon the appointment of a permanent chief executive officer and successful completion of such individual’s transition into such role, and that bonus will be payable upon the later of (i) the start date of the permanent chief executive officer, or (ii) Kalera’s listing and trading on Nasdaq.
In light of the foregoing, the Sponsor and Agrico’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Kalera rather than liquidate even if (i) Kalera is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and Agrico’s directors and executive officers who hold founder shares or private warrants may receive a positive return on their investment(s), even if Agrico’s public shareholders experience a negative return on their investment after consummation of the Business Combination. These interests may influence Agrico’s directors in making their recommendation that you vote in favor of the approval of the Business Combination and may also influence the actions of Agrico and Kalera’s directors or officers. You should also read the sections entitled “Summary of the Joint Proxy Statement/Prospectus—Agrico Special Meeting—Interests of Agrico Directors and Officers in the Business Combination” and “Summary of the Joint Proxy Statement/Prospectus—Kalera Shareholder Meeting—Interests of Kalera Directors and Officers in the Business Combination.”
Agrico’s and Kalera’s ability to consummate the proposed transactions, and the operations of Pubco following the proposed transactions, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.
In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, the U.S. Department of Health and Human Services declared a public health emergency, and on March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.”
The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has and could continue to adversely affect the economies and financial markets worldwide, which may delay or prevent the consummation of the proposed transactions, and the business of Pubco following the proposed transactions could be materially and adversely affected. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.
The disruptions posed by COVID-19 and its variants, have continued, and other matters of global concern may continue, for an extensive period of time. The SARS-CoV-2 Delta variant, was first identified in India in December 2020. Within a matter of months, this particular variant spread to over 98 countries around the world, becoming the dominant variant in more than a dozen of those countries, including India, the U.K., Israel and the United States. On November 24, 2021, South Africa reported the identification of a new SARS-CoV-2 variant, Omicron, which was first detected in specimens collected on November 11, 2021 in Botswana and on November 14, 2021 in South Africa. On December 1, 2021, the first case attributed to Omicron was reported in the United States in a person who returned from travel to South Africa. The Omicron variant has also been detected in travel-related cases in several European countries, as well as Australia, Brazil, Canada, Hong Kong, Israel, Japan, Nigeria, Norway, Sweden, and the United Kingdom. A few countries, including the United States, have reported cases in individuals without travel history to southern Africa.
Agrico’s and Kalera’s ability to consummate the proposed transactions and Pubco’s financial condition and results of operations following the proposed transactions may be materially adversely affected by COVID-19 and its variants. Each of Agrico, Kalera and Pubco may also incur additional costs due to delays caused by COVID-19 and its variants or similar viruses, which could adversely affect Pubco’s financial condition and results of operations.
Risks Relating to Redemptions
The ability of Agrico’s public shareholders to redeem their shares for cash may make Agrico’s financial condition unattractive to Kalera, which may affect Kalera’s ability to close the Business Combination.
Pursuant to the Business Combination Agreement, Agrico would need to have net tangible assets of at least $5,000,001 in the Trust Account after giving effect to the Redemption as a closing condition to the Business Combination. Further, Kalera is not obligated to consummate the transaction if Pubco and Agrico do not have a minimum of $100 million in (i) cash proceeds received or available at or prior to the Closing in respect of debt or equity financing documents entered into by the Company during the Interim Period (excluding any funding relating to facilities that may be entered into with specified counterparties and provided that there shall not be double counting of cash proceeds that are received or available) and (ii) in the Trust Account as of the Closing after giving effect to the Redemptions and assuming that all expenses of Agrico, Pubco, Kalera and their respective Affiliates incurred prior to the applicable Closing have been paid (including, in each case, the Expenses). Agrico will need to reserve a portion of the cash in the Trust Account to meet such requirements, or, if such amounts are not available after taking into account all Redemptions, arrange for third party debt or equity financing if significant Redemptions were to be exercised. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. If too many Agrico Shareholders exercise their redemption rights, Agrico and Pubco would not be able to meet such closing condition and, as a result, would not be able to proceed with the Business Combination unless this condition is waived. If such closing condition is waived by Kalera, Pubco and Kalera would not have as much working capital as anticipated following the Business Combination which could have a material adverse effect on Kalera’s financial condition and results of operations.
If Agrico public shareholders fail to properly demand redemption rights, they will not be entitled to exchange their shares for cash.
An Agrico Shareholder may demand that its shares are redeemed if the Business Combination is consummated at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination.
Holders of Agrico Shares will be entitled to receive cash for their shares only if they affirmatively demand that their shares are redeemed no later than 5:00 p.m. Eastern Time on      , 2022 (two (2) business days prior to the vote at the Agrico Special Meeting) by delivering their shares to the Transfer Agent physically or electronically using The Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System. See the section titled “Extraordinary General Meeting of Agrico Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.
The shares of Agrico public shareholders who have properly demanded redemption rights will only be redeemed if the Business Combination is consummated.
If a holder of Agrico Shares properly makes a demand for Redemption as described in the section titled “Extraordinary General Meeting of Agrico Shareholders—Redemption Rights”, then, if the Business Combination is consummated, such holder’s shares will be redeemed for an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account calculated in accordance with the Agrico Articles. As of the Record Date, this would amount to approximately $______________ per share. If a holder of Agrico Shares exercises its redemption rights, then it will be exchanging its shares for cash and will no longer own the shares.
If the Business Combination is not approved or completed for any reason, then Agrico Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares for an amount equal to the applicable pro rata share of the Trust Account. In such case, provided the First Merger has not been completed, the Transfer Agent will promptly return any Agrico Shares delivered by Agrico Shareholders and such holders may only share in the assets of the Trust Account upon the liquidation of Agrico. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors.
Risks Relating to Share Ownership
The grant and future exercise of registration rights may adversely affect the market price of ordinary shares of Pubco upon consummation of the Business Combination.
Pursuant to the Amended and Registration Rights Agreement, described elsewhere in this joint proxy statement/prospectus, Agrico’s Sponsor, certain Kalera shareholders and certain other shareholders party thereto can demand that Pubco register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that Pubco undertakes. Following the consummation of the Business Combination, Pubco intends to file and maintain an effective registration statement under the Securities Act covering such securities.
The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Pubco Ordinary Shares post-Business Combination.

For more information, please see “Description of Pubco Securities—Amended and Restated Registration Rights Agreement” and “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations—Registration Rights.”
Sales of a substantial number of Pubco’s securities following the Business Combination could adversely affect the market price of its securities.
3,593,750 Founder Shares and 6,171,875 warrants that Agrico’s Initial Shareholders currently hold will be exchangeable for ordinary shares and warrants of Pubco and continue to be held by Agrico’s Initial Shareholders following the Business Combination. Such Pubco Ordinary Shares exchanged for the Founder Shares will be subject to a lock up restriction beginning on the First Closing Date and ending on the date that is the earliest of (A) one year after the completion of the Second Closing Date and (B) the date on which (1) the closing price of the Pubco Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30)-trading day period commencing at least one-hundred and fifty (150) days after the Second Closing or (2) the per share price implied in a change of control transaction is greater than or equal to $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like). After the lock-up period expires, these securities will become eligible for future sale in the public market. Sales of a significant number of these securities in the public market, or the perception that such sales could occur, could reduce the market price of securities.
The issuance of the CVR Shares could materially dilute Pubco Shareholders
As additional consideration for the Second Merger and the Company Capital Reduction, upon certain events described in the Business Combination Agreement, certain Kalera security holders shall be entitled to receive the CVRs. Each CVR represents a contingent right to receive additional Pubco Ordinary Shares, issuable upon the achievement of certain milestones, including: (i) Pubco Ordinary Shares trading at or over a market price of $12.50; and (ii) Pubco Ordinary Shares trading at or over a market price of $15.00, in each case, for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder for the achievement of each milestone is, in each case, a pro rata portion of an amount of Pubco Ordinary Shares equivalent to approximately 5% of the amount of Kalera Shares outstanding as of immediately following the Kalera Capital Reduction on a fully diluted basis. If the CVR Shares are issued, the ownership of Pubco Shareholders will be diluted. The foregoing description of the CVRs is not complete and is qualified in its entirety by reference to the Business Combination Agreement and the form of CVR Agreement annexed thereto.
The price of Pubco’s securities in the public market may fluctuate significantly and could result in investors’ losing all or a part of their investment.
The trading volume and price of Pubco’s securities may fluctuate significantly in response to a number of factors beyond Pubco’s control, including but not limited to:
•actual or anticipated fluctuations in Pubco’s revenue, financial condition and operating results, including fluctuations in Pubco’s quarterly and annual results;
•announcements of innovations by Pubco or Pubco’s competitors;
•overall conditions in Pubco’s industry and the markets in which Pubco operates;
•market conditions or trends in the food sales industry or in the economy as a whole;
•addition or loss of significant customers or other developments with respect to significant customers;
•adverse developments concerning Pubco’s suppliers;
•changes in laws or regulations applicable to Pubco’s products and changes in the regulatory environment in which Pubco operates;

•Pubco’s ability to effectively manage its growth;
•announcements by Pubco or Pubco’s competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•changes in management and additions or departures of key personnel;
•negative publicity or announcements, including those relating to any of Pubco’s substantial shareholders or key personnel, whether or not justifiable, including involvement in insolvency proceedings and failed attempts in takeovers or joint ventures;
•competition from existing products or new products that may emerge;
•fluctuations in the valuation of companies perceived by investors to be comparable to Pubco;
•litigation or regulatory matters;
•changes in tax laws;
•announcement or expectation of additional financing efforts;
•Pubco’s cash position;
•share price and volume fluctuations attributable to inconsistent trading volume levels of the shares;
•the expiration of contractual lock-up agreements with directors and certain members of management;
•changes in accounting practices;
•effectiveness of Pubco’s internal controls; and
•other events or factors, many of which are beyond Pubco’s control and other unforeseen events and liabilities.
Furthermore, stock markets experience price fluctuations that affect market prices of equity securities of many companies, including early stage growth companies. These fluctuations may or may not be related to the direct operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, tariffs or international currency fluctuations, may negatively impact the market price of Pubco’s securities.
No assurance can be given that an active and liquid trading market for Pubco’s securities will develop or be maintained. The market value of Pubco’s securities could be substantially affected by the extent to which a strong secondary market develops for Pubco’s securities.
Agrico Shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be compelled to sell your public shares or public warrants, potentially at a loss.
Agrico Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) Agrico’s completion of the Business Combination, and then only in connection with those shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend Agrico’s Amended and Restated Memorandum and Articles of Association to (A) modify the substance or timing of Agrico’s obligation to redeem 100% of its Agrico Shares if Agrico does not complete its initial business combination by July 12, 2022 (or by April 12, 2023 if extended by Agrico) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of Agrico’s public shares if Agrico is unable to complete its business combination by July 12, 2022 (or by April 12, 2023 if extended by Agrico), subject to applicable law and as further described herein. In addition, if Agrico plans to redeem its public shares if Agrico is unable to complete a business combination by July 12, 2022 (or by April 12, 2023 if extended by Agrico), for any reason, compliance with Cayman Islands law may require that Agrico submits a plan of dissolution to Agrico’s then-existing shareholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, Agrico Shareholders may be forced to wait beyond July 12, 2022 (or by April 12, 2023 if extended by Agrico), before they receive funds from the Trust Account. In no other circumstances will an Agrico Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public warrants, potentially at a loss.
Nasdaq may delist Pubco’s securities on its exchange once the Business Combination is consummated, which could limit investors’ ability to make transactions in Pubco’s securities and subject Pubco to additional trading restrictions.
Pubco intends to apply to have its securities listed on Nasdaq upon consummation of the Business Combination, and such listing is a closing condition to the Business Combination. Pubco will be required to meet the initial listing requirements to be listed. Even if Pubco’s securities are so listed, Pubco may be unable to maintain the listing of its securities in the future.
If Pubco fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange, or if Pubco is unable to maintain the listing of its securities on Nasdaq, Pubco could face significant material adverse consequences, including:
•a limited availability of market quotations for its securities;
•a less liquid market for its securities;
•a limited amount of news and analyst coverage for the company; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
Additionally, if Pubco is unable to list its securities on Nasdaq, Agrico would not be able to proceed with the Business Combination unless this condition is waived.
If the listing is completed, Pubco will become subject to applicable regulations and requirements for companies listed on Nasdaq. The consequences for shareholders of such Nasdaq listing will depend on circumstances relating to each shareholder and will differ from those currently applicable to Kalera’s shareholders. Pubco’s shareholders and any investor investing in the shares are therefore encouraged to investigate the consequences of a Nasdaq listing may have for them, including owning and trading shares of a Nasdaq listed company.
Actions taken to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on the Agrico Ordinary Shares.
At any time prior to the Agrico Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Agrico or its securities, Agrico’s Initial Shareholders, officers, directors, Kalera or Kalera’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Agrico Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into such arrangements may have a depressive effect on the Agrico Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she or it owns, either prior to or immediately after the Agrico Special Meeting.

Pubco may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If Pubco is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this registration statement captioned “Certain Material U.S. Tax Consequences”) of Pubco securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Although Agrico has generally met the tests to be treated as a PFIC in previous taxable years, it is uncertain whether, following the Business Combination, Pubco may still meet the tests to be a PFIC. Based on the current and anticipated composition of the income, assets and operations of Kalera and its subsidiaries, it is not expected that Pubco will be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Business Combination or in foreseeable future taxable years. However, this is a factual determination that depends on, among other things, the composition of Pubco’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time. Pubco’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurances with respect to Pubco’s status as a PFIC for its current taxable year or any subsequent taxable year. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Pubco securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Certain Material U.S. Tax Consequences—U.S. Federal Income Tax Considerations of Owning Pubco Ordinary Shares and Warrants—Passive Foreign Investment Company Considerations.”
The IRS may not agree that Pubco should be treated as a non-U.S. corporation for U.S. federal income tax purposes.
Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Pubco, which is incorporated and treated as a tax resident in Ireland, would generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. Section 7874 of Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Pubco is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Pubco would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by Pubco to Non-U.S. Holders (as defined in “Certain Material U.S. Tax Consequences”) of Pubco may be subject to U.S. withholding tax.
As more fully described in the section titled “Certain Material U.S. Tax Consequences” based on the terms of the Business Combination and certain factual assumptions, Pubco does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and subject to certain factual uncertainties, some of which must be finally determined after the completion of the Business Combination. Moreover, current legislative proposals to amend Section 7874 could affect this analysis and these may only be enacted, if at all, after the Business Combination has been agreed. Accordingly, there can be no assurance that the IRS will not challenge the status of Pubco as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of the Code Pubco’s status as a non U.S. corporation for U.S. federal income tax purposes, Pubco and certain Pubco shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Pubco and the application of U.S. withholding taxes on dividends paid on Pubco shares to non-U.S. shareholders, subject to reduction under an applicable income tax treaty.

See “Certain Material U.S. Tax Consequences” for a more detailed discussion of the application of Section 7874 of the Code to Pubco. Investors should consult their own tax advisors regarding the application of Section 7874 of the Code to the Business Combination and the tax consequences to Pubco and its shareholders if the classification of Pubco as a non-U.S. corporation is not respected.
The IRS may not agree that the Business Combination qualifies as a reorganization under Section 368(a) of the Code potentially causing U.S. investors who own Kalera securities to recognize gain or loss for U.S. federal income tax purposes.
It is intended that the Business Combination qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the parties intend to report the Business Combination in a manner consistent with such treatment to the extent permitted by law. However, it is possible that the Business Combination will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code. See “Certain Material U.S. Tax Consequences” Moreover, the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and neither Agrico nor Kalera intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the treatment of the Business Combination as a “reorganization” within the meaning of Section 368(a) of the Code or that a court will not sustain a challenge by the IRS. If the IRS were successfully to challenge the treatment of the Business Combination as a reorganization, U.S. investors who own Kalera securities could be required to recognize gain or loss for U.S. federal income tax purposes.
Concentration of ownership among Pubco’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Upon completion of the Business Combination, Pubco’s directors and executive officers and their affiliates as a group will beneficially own approximately __________% of Pubco outstanding ordinary shares. As a result, these shareholders will be able to exercise a significant level of influence over all matters requiring shareholder approval, including the election of directors, any amendment of the amended and restated articles of association and approval of significant corporate transactions. This influence could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
Pubco will qualify as an “emerging growth company” and will benefit from reduced disclosure requirements. Pubco cannot be certain if such reduced disclosure requirements will make its ordinary shares less attractive to investors and make it more difficult to compare Pubco’s performance with other public companies.
Pubco will qualify as an “emerging growth company,” as defined in the JOBS Act, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Pubco may take advantage of these exemptions for so long as it is an “emerging growth company,” which is until the earliest of (i) the last day of the fiscal year in which the market value of Pubco Ordinary Shares that are held by non-affiliates equals or exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Agrico’s Units in the Agrico IPO. Pubco cannot predict if investors will find its ordinary shares less attractive because it will rely on these exemptions. If some investors find Pubco Ordinary Shares less attractive as a result, there may be a less active trading market for Pubco Ordinary Shares and its stock price may be more volatile.
As an “emerging growth company”, Pubco will elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows Pubco to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, Pubco’s financial statements may not be comparable to companies that comply with public company effective dates.
Pubco does not expect to declare any dividends in the foreseeable future.
Pubco does not anticipate declaring any cash dividends to holders of its common equity in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future economic gains on their investment.
Pubco may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of the warrants could adversely affect the market price of Pubco Ordinary Shares.
Pubco will have the ability to redeem outstanding Pubco Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Pubco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of twenty (20) trading days within any thirty (30) trading day period commencing after the Pubco Warrants become exercisable and ending on the third (3rd) trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering Pubco Ordinary Shares issuable upon exercise of the Pubco Warrants. If and when the warrants become redeemable by Pubco, Pubco may not exercise the redemption right if the issuance of the Pubco Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Pubco is unable to effect such registration or qualification. Redemption of the outstanding Pubco Warrants could force you to: (i) exercise your Pubco Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Pubco Warrants at the then-current market price when you might otherwise wish to hold your Pubco Warrants or (iii) accept the nominal Redemption Price which, at the time the outstanding Pubco Warrants are called for redemption, is likely to be substantially less than the market value of your Pubco Warrants. Additionally, if a significant number of Pubco Warrant holders exercise their Pubco Warrants instead of accepting the nominal Redemption Price, the issuance of these shares would dilute other equity holders, which could reduce the market price of the Pubco Ordinary Shares.
Because Agrico is incorporated under the laws of the Cayman Islands, holders of Agrico’s securities may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. Federal courts may be limited.
Agrico is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for holders of Agrico’s securities to effect service of process within the United States upon Agrico’s directors or officers, or enforce judgments obtained in the United States courts against Agrico’s directors or officers.
Agrico’s corporate affairs are governed by the Agrico Articles, the Cayman Companies Act and the common law of the Cayman Islands. The rights of Agrico Shareholders to take action against Agrico’s directors, actions by minority shareholders and the fiduciary responsibilities of Agrico’s directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Agrico Shareholders and the fiduciary responsibilities of Agrico’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States and certain states such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
The courts of the Cayman Islands are unlikely (i) to recognize or enforce against Agrico judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Agrico predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Risks Relating to Irish Law
Pubco is incorporated in Ireland; Irish law differs from the laws in effect in the United States and may afford less protection to our shareholders.
Pubco is an Irish incorporated public limited company. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. The U.S. and Ireland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, and, accordingly, common law rules apply in determining whether a judgment obtained in a U.S. court is enforceable in Ireland. Although there are processes under Irish law for enforcing a judgment of a U.S. court, including by seeking summary judgment in a new action in Ireland, those processes are subject to certain established principles and conditions, and there can be no assurance that an Irish court would enforce a judgment of a U.S. court in this way and thereby impose civil liberty on us or our directors or officers.
As an Irish company, we are governed by the Irish Companies Act and the common law of Ireland, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of our securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the U.S.
Following completion of the transactions, a transfer of Pubco Ordinary Shares or Pubco Warrants, other than one effected by means of the transfer of book-entry interests in the Depository Trust Company, may be subject to Irish stamp duty.
Submission will be made to the Irish Revenue Commissioners to confirm that transfers of Pubco Ordinary Shares and Pubco Warrants effected by means of the transfer of book entry interests in the Depository Trust Company (“DTC”) will not be subject to Irish stamp duty. It is expected that this confirmation should be granted. It is anticipated that the majority of Pubco Ordinary Shares and Pubco Warrants will be traded through DTC by brokers who hold such shares on behalf of customers.
However, if you hold your Pubco Ordinary Shares and/or Pubco Warrants directly rather than beneficially through DTC, any transfer of your Pubco Ordinary Shares and/or Pubco Warrants could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the Pubco Ordinary Shares or Pubco Warrants acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your Pubco securities.

If the Pubco Ordinary Shares or Pubco Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the Pubco Ordinary Shares and/or Pubco Warrants may be disrupted.
The facilities of DTC are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.
Upon the completion of the transactions, the Pubco Ordinary Shares and the Pubco Warrants will be eligible for deposit and clearing within the DTC system. Pubco expects to enter into arrangements with DTC whereby it will agree to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Pubco Ordinary Shares and such Pubco Warrants. It is expected these actions, among others, will result in DTC agreeing to accept the Pubco Ordinary Shares and Pubco Warrants for deposit and clearing within its facilities upon the completion of the transactions.
DTC is not obligated to accept the Pubco Ordinary Shares or Pubco Warrants for deposit and clearing within its facilities upon the completion of the transactions and, even if DTC does initially accept the Pubco Ordinary Shares and/or Pubco Warrants, it generally will have discretion to cease to act as a depository and clearing agency for the Pubco Ordinary Shares and/or Pubco Warrants. If DTC determined prior to the completion of the transactions that the Pubco Ordinary Shares and/or Pubco Warrants are not eligible for clearance within its facilities, then it is not expected that the transactions would be completed in their current form. However, if DTC determined at any time after the completion of the transactions that the Pubco Ordinary Shares and/or Pubco Warrants were not eligible for continued deposit and clearance within its facilities, then the Pubco Ordinary Shares and/or Pubco Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the Pubco Ordinary Shares and/or Pubco Warrants would be disrupted. While Pubco would pursue alternative arrangements to preserve Pubco’s listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Pubco Ordinary Shares and/or Pubco Warrants.
In certain limited circumstances, dividends paid by Pubco may be subject to Irish dividend withholding tax.
Pubco does not intend to pay dividends on its capital stock in the foreseeable future. If Pubco were to declare and pay dividends, in certain limited circumstances, Irish dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Pubco Ordinary Shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from dividend withholding tax.
Submission will be made to the Irish Revenue Commissioners to confirm that shareholders resident in the U.S. that hold their Pubco Ordinary Shares through DTC will not be subject to dividend withholding tax, provided the addressees of the beneficial owners of such Pubco Ordinary Shares in the records of the brokers holding such Pubco Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Pubco). It is expected that this confirmation should be granted. However, other holders of Pubco Ordinary Shares may be subject to dividend withholding tax, which could adversely affect the price of their Pubco Ordinary Shares.
After the transactions, dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.
Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from Pubco will not be subject to Irish income tax in respect of those dividends unless they have some connection with Ireland other than their shareholding in Pubco (for example, they are resident in Ireland). Shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends.
Pubco Ordinary Shares or Pubco Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.
Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Pubco Ordinary Shares or Pubco Warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Pubco

Ordinary Shares and Pubco Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.
It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Pubco Ordinary Shares and Pubco Warrants in, and receiving distributions from, Pubco.
Provisions in the Pubco Articles and under Irish law could make an acquisition of Pubco more difficult, may limit attempts by Pubco shareholders to replace or remove Pubco’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with Pubco or Pubco’s directors, officers, or employees, and may limit the market price of the Pubco Ordinary Shares and/or Pubco Warrants.
Provisions in the Pubco Articles may have the effect of delaying or preventing a change of control or changes in Pubco’s management. The Pubco Articles include provisions that:
•require that Pubco’s board of directors is classified into three classes of directors with staggered three-year terms;
•permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships; and
•prohibit shareholder action by written consent without unanimous approval of all holders of Pubco Ordinary Shares.
The Pubco Articles contain exclusive forum provisions for certain claims, which could limit Pubco’s shareholders’ ability to obtain a favorable judicial forum for disputes with Pubco or Pubco’s directors, officers or employees.
The Pubco Articles provide that unless Pubco consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act (the “Federal Forum Provision”). Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Pubco’s decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by Pubco’s shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and the Pubco Articles confirm that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by Pubco’s shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of Pubco’s securities shall be deemed to have notice of and consented to Pubco’s exclusive forum provisions, including the Federal Forum Provision. Additionally, Pubco’s shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may lead to Pubco’s shareholders incurring increased costs if they were to bring a claim against Pubco, and may limit Pubco’s shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with Pubco or Pubco’s directors, officers, or other employees, which may discourage lawsuits against Pubco and Pubco’s directors, officers, and other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in the Pubco Articles to be inapplicable or unenforceable in an action, Pubco may incur additional costs associated with resolving such action in other jurisdictions, which may have an adverse effect on Pubco’s business, financial condition and results of operations.
As a matter of Irish law, Pubco’s shareholders are bound by the provisions of the Pubco Articles. An Irish court would be expected to recognise the exclusive jurisdiction of the federal district courts of the United States of America in respect of causes of action arising under the Exchange Act or the Securities Act.
As an Irish public limited company, certain capital structure decisions regarding Pubco will require the approval of the shareholders of Pubco, which may limit Pubco’s flexibility to manage its capital structure.
Irish law generally provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if authorized to do so by a company’s constitution or by an ordinary resolution. Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. The Pubco Articles authorizes the Board of Directors of Pubco to allot shares up to the maximum of Pubco’s authorized but unissued share capital until ______________. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.
While Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for the Pubco Articles, or for shareholders of Pubco in a general meeting, to exclude such pre-emptive rights. The Pubco Articles exclude pre-emptive rights for a period of five years from the date of adoption of such articles. This exclusion will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be authorized for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.
Irish law requires Pubco to have available “distributable profits” to pay dividends to shareholders and generally to make share repurchases and redemptions.
Under Irish law, Pubco may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) only out of distributable reserves. Distributable reserves, broadly means, the accumulated realized profits of Pubco, so far as not previously utilized in a distribution or capitalization less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by Pubco unless the net assets of Pubco are equal to, or exceed, the aggregate of Pubco’s called up share capital plus its un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce Pubco’s net assets below such aggregate. Un-distributable reserves include the un-denominated capital, the capital redemption reserve fund and the amount by which Pubco accumulated unrealized profits, so far as not previously utilized by any capitalization exceed Pubco’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that Pubco is prohibited from distributing by applicable law.
The determination as to whether or not Pubco has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Pubco. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Pubco’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.
Following consummation of the Business Combination, Pubco, as a new parent company with no operational history, will have no distributable profits of its own. Accordingly, in order to pay dividends or make other distributions, share repurchases or redemptions, Pubco will need to generate distributable profits from its business activities or otherwise create distributable profits by alternative means, including a reduction of capital.

Creation of distributable reserves requires the approval of Pubco shareholders by special resolution passed at a general meeting of shareholders, together with the sanction of the High Court of Ireland. Although the creation of distributable reserves in this manner is an established mechanism, the sanction of the High Court of Ireland is discretionary and there is no guarantee it will be granted.
In the event that distributable reserves of Pubco are not, for whatever reason, generated from its business activities or created by alternative means, no dividends may be paid or other distributions, share repurchases or redemptions made by Pubco. Pubco does not anticipate paying any dividends for the foreseeable future. There can be no assurances that Pubco will ever pay any dividend or other distribution to shareholders, regardless of whether Pubco has sufficient distributable reserves.
Following consummation of the Business Combination, attempted takeovers of Pubco will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.
Following consummation of the Business Combination, Pubco will be subject to the Irish Takeover Rules, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish incorporated public limited companies listed on certain stock exchanges, including Nasdaq. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Pubco board will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Pubco shares once the Pubco board has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent.
Following consummation of the Business Combination, under the Irish Takeover Rules, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of Pubco may be required to make a mandatory cash offer for the remaining shares of Pubco.
Under the Irish Takeover Rules, in certain circumstances, a person, or persons acting in concert, who acquire(s), or consolidate(s), control of Pubco may be required to make a mandatory cash offer for the remaining shares of Pubco at a price not less than the highest price paid for the shares by that person or its concert parties during the previous 12 months. Save with the consent of the Irish Takeover Panel, this mandatory offer requirement is triggered: (i) if an acquisition of shares would result in a person or persons acting in concert holding shares representing 30% or more of the voting rights of Pubco and (ii) where a person, or persons acting in concert, already hold(s) shares representing between 30% and 50% of the voting rights of Pubco, if an acquisition of shares would result in the percentage of the voting rights of Pubco held by such person, or persons acting in concert, increasing by more than 0.05% within a 12-month period. In the case of an issuance of new shares, the Irish Takeover Panel will typically waive the mandatory offer requirement in circumstances where the issuance has been approved in advance by simple majority vote given at a general meeting of independent Pubco shareholders convened in accordance with the requirements (including as to disclosure) of the Irish Takeover Rules. The mandatory offer requirements do not apply to a single holder, holding shares representing more than 50% of the voting rights of Pubco.
Anti-takeover provisions in the Pubco constitution could make an acquisition of Pubco ordinary shares more difficult.
The Pubco Articles contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Pubco ordinary shares, adversely affect the market price of Pubco ordinary shares, and adversely affect the voting and other rights of holders of Pubco ordinary shares. These provisions include: (i) permitting the Pubco board of directors to issue preference shares without the approval of holders of Pubco ordinary shares, with such rights, preferences and privileges as they may designate and (ii) allowing the Pubco board of directors to adopt a shareholder rights’ plan upon such terms and conditions as it deems expedient in the interests of Pubco.

Risks Relating to Third Party Claims
If third parties bring claims against Agrico, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share.
Agrico’s placing of funds in the Trust Account may not protect those funds from third-party claims against it. Although Agrico will seek to have all vendors, service providers, prospective target businesses and other entities execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Agrico’s public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Agrico’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Agrico’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Agrico than any alternative.
Examples of possible instances where Agrico may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by Agrico’s management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Agrico and will not seek recourse against the Trust Account for any reason. Upon redemption of Agrico’s public shares, if Agrico is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, Agrico will be required to provide for payment of claims of creditors that were not waived that may be brought against Agrico within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors. Agrico’s Sponsor has agreed that it will be liable to Agrico if and to the extent any claims by a third party for services rendered or products sold to Agrico, or a prospective target business with which Agrico has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under Agrico’s indemnity of the underwriter of its initial public offering against certain liabilities, including liabilities under the Securities Act. However, Agrico has not asked the Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of Agrico. Therefore, Agrico cannot assure you that the Sponsor would be able to satisfy those obligations.
As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemption could be reduced to less than $10.20 per public share. In such event, Agrico may not be able to complete the Business Combination, and shareholders would receive such lesser amount per share in connection with any redemption of their public shares. None of Agrico’s officers or directors will indemnify it for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Risks Relating to Kalera’s Business and the Industry in Which it Operates
Kalera is in an early commercial phase, and is highly dependent on a successful roll-out and commercialization of its products.
Kalera is in an early commercial phase, and is highly dependent on succeeding with its roll-out and commercialization strategy in order to deliver future operating profits. In 2020, Kalera started to execute a strategy for rapid capacity expansion based on installing and operating large-scale production facilities allowing it to target and expand its customer base to large US regional and national accounts such as grocery chains, distributors and contract food service companies. Kalera has until recently solely been present in the US produce market, with a roll-out and commercialization plan for establishing its business throughout the US, by building new large-scale production facilities in US cities and areas that it currently is not present in and that provide attractive markets. Through the acquisition (the “&ever Acquisition”) of the vertical farming company &ever GmbH (“&ever”) in October 2021, and the purchase of NOX Culinary General Trading Company LLC’s 50% remaining interest in &ever Middle East Holding Ltd. (“&ever ME”) to own 100% of &ever ME, Kalera has also added operations in Germany, Kuwait and Singapore. Going forward, Kalera is seeking to further expand its US and international operations.
Kalera’s failure to execute its roll-out and commercialization strategy or to manage its growth effectively could adversely affect its business, financial condition, results of operations, cash flow and/or prospects. In addition, there can be no guarantee that even if Kalera successfully implements its strategy, it would result in Kalera achieving its business and financial objectives, taking advantage of market opportunities, satisfying customer requirements or securing additional customer commitments, any of which could adversely affect Kalera’s business, financial condition and results of operations. Indeed, as vertical farming itself is a relatively new concept, the industry and Kalera’s markets may fail to grow or grow more slowly than expected. Kalera’s management team will review and evaluate the business strategy with the board of directors on a regular basis, and Kalera may decide to alter or discontinue elements of its business strategy and may adopt alternative or additional strategies in response to the operating environment or competitive situation or other factors or events beyond its control.
Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics.
As a result of Kalera being in an early commercial phase, there is a lack of useful financial information for the accurate estimation of future capital expenditures and unit economics. This applies in particular to Kalera’s Orlando, Atlanta, Houston, Denver, and Kuwait facilities, which commenced operations in February 2020, September 2021 (post electrical component upgrades), October 2021, April 2022 and March 2020 respectively, and on which its estimates of capital expenditure and unit economics for new facilities are based. Any failure by Kalera to estimate its capital expenditure and unit economics accurately could limit its ability to implement its roll-out and commercial strategy and to accurately forecast future cash flow needs. In addition, the economics for new facilities can also be subject to adverse changes or developments affecting any new facilities and that could impair Kalera’s ability to produce the business results and prospects as expected. Such adverse changes and developments include, but are not limited to, natural disasters, fire, power interruptions, disease outbreaks or pandemics (such as COVID-19), or changes in customer demand.
Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward.
Kalera is an early stage company and has incurred significant operating losses since its incorporation. Historically, Kalera has financed its operations mainly through the sale of equity securities and in part through diverse financing arrangements. Going forward, Kalera expects to continue to incur operating losses for the foreseeable future and no assurances can be given on when, or if at all, Kalera will achieve profitability from its operations. The extent of Kalera’s losses going forward will depend, in part, on its future expenses and its ability to generate revenue. Achieving profitability is dependent on a number of factors, amongst others, Kalera succeeding with its roll-out and commercialization strategy, but also the operating environment, the competitive environment and other factors or events beyond its control.

Kalera expects the rate at which it will incur losses to be significantly higher in future periods as it:
•expands its commercial production capabilities and incurs construction costs associated with building its facilities;
•completes the buildout of its facilities in Honolulu, Columbus, Seattle, St Paul, and Singapore;
•identifies and invests in future growth opportunities, including new or expanded facilities and new product lines and potentially undertaking future acquisitions such as the &ever acquisition;
•integrates the business of &ever;
•increases its spending on research, innovation and development;
•increases its expenditures associated with its supply chain;
•increases its sales and marketing activities to increase brand awareness and the sales of its products and develops its distribution infrastructure; and
•incurs additional general and administrative expenses, including increased finance, legal and accounting expenses, to support its growing operations and infrastructure.
The abovementioned efforts may be more expensive than Kalera currently estimates or such investments may not result in additional or commensurately higher revenue, which would further increase its losses. In addition, its revenue growth may slow or decline for a number of other reasons, including reduced demand for its products, increased competition, a decrease in the growth or reduction in size of its overall market, the impacts to its business from the COVID-19 pandemic, or if Kalera cannot capitalize on growth opportunities. Kalera may never succeed in becoming profitable and, even if it does, it may never generate revenue or sustainable income that is significant enough to maintain profitability. Should any of these risks materialize, it could have a material and adverse effect on its business, financial condition, results of operations, cash flows, time to market and prospects.
Kalera’s business may suffer if it does not achieve the anticipated benefits of the &ever Acquisition.
Kalera expects to achieve certain benefits as a result of the &ever Acquisition. There can be no assurances that Kalera will realize the expected benefits currently anticipated from the &ever Acquisition or that &ever will perform according to Kalera’s projections following the &ever Acquisition. A failure to achieve any of the anticipated benefits of the &ever Acquisition or a failure of &ever to perform according to Kalera’s projections could adversely affect Kalera’s business, financial condition and results of operations.
Kalera may be unable to successfully integrate &ever in order to realize the anticipated benefits of the &ever Acquisition or do so within the intended time frame.
Kalera will be required to devote significant management attention and resources to integrating the business practices and operations of &ever with Kalera. This integration may prove to be more difficult, costly and time-consuming than expected, which could cause us not to realize some or all of the anticipated benefits from the &ever Acquisition. Potential difficulties we may encounter as part of the integration process include the following:
•any delay in the integration of management teams, strategies, operations, products and services;
•diversion of the attention of management of Kalera or &ever as a result of the &ever Acquisition;
•differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;
•the ability to retain key employees;
•potential unknown liabilities and unforeseen increased expenses or delays associated with the &ever Acquisition, including costs to integrate &ever beyond current estimates; and

•the disruption of, or the loss of momentum in, either Kalera’s or &ever’s ongoing operations or inconsistencies in standards, controls, procedures and policies.
Any of these factors could adversely affect &ever’s ability to maintain relationships with customers, suppliers, employees and other constituencies or Kalera’s ability to achieve the anticipated benefits of the &ever Acquisition or could reduce earnings or otherwise adversely affect Kalera’s business, financial condition and results of operations after the &ever Acquisition.
Kalera’s growth plans depend on deploying new production facilities, which will require significant expenditures and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.
Kalera’s build-out of new production facilities will be dependent on a number of key inputs and their related costs including materials such as steel, aluminum, plastic materials, electronic components, horticultural lights, and other supplies, as well as access to electricity, internet, and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs for new facility build-out could materially impact Kalera's business, financial condition and operating results. Kalera plans to rely on local contractors for the building of its production facilities. If Kalera or its contractors encounter unexpected costs, delays or other problems in building any production facility, Kalera’s financial position and ability to execute on its growth strategy could be negatively affected. Any inability to secure required materials and services to build out such facility, or to do so on appropriate terms, could have a materially adverse impact on Kalera's business, financial condition and operating results. Kalera may also face unexpected delays in obtaining the required governmental permits and approvals in connection with the build-out of its planned facilities which could require significant time and financial resources and delay its ability to operate these facilities.
The costs to procure such materials and services to build new facilities may fluctuate widely based on the impact of numerous factors beyond the Kalera's control including, international, economic and political trends, foreign currency fluctuations, expectations of inflation, global or regional consumptive patterns, speculative activities and increased or improved production and distribution methods.
COVID-19 continues to impact worldwide economic activity, and the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, which are creating disruption in global supply chains such as closures or other restrictions on the conduct of business operations of manufacturers, suppliers and vendors. The recovery from COVID-19 also may have risks in that increased economic activity globally or regionally may result in high demand for, and constrained access to, materials and services required for Kalera to construct and commission new facilities, which may lead to increased costs or delays that could materially and adversely affect Kalera’s business.
Global demand on shipping and transport services may cause delays in key input supply, which could impact Kalera’s ability to obtain materials or build its production facilities in a timely manner. These factors could otherwise disrupt the Group's operations and could negatively impact its business, financial condition and results of operations. Logistical problems, unexpected costs, and delays in production facility construction, whether or not caused by the COVID-19 pandemic, which cannot be directly controlled by Kalera, may cause prolonged disruption to or increased costs of third-party transportation services used to ship materials, which could negatively affect the Kalera’s facility building schedule, and more generally its business, financial condition, results of operations and prospects. If Kalera experiences significant unexpected delays in construction, it may have to delay or limit its growth depending on the timing and extent of the delays, which could harm Kalera’s business, financial condition and results of operation.
A delay in the completion of, or cost overruns in relation to, the construction of new facilities may affect Kalera’s ability to achieve its operational plan and full schedule of production, thereby adversely impacting Kalera’s business and results of operations.
As of the date of this joint proxy statement/prospectus, Kalera has five large-scale facilities under construction, four of which are expected to be completed during 2022. For the large-scale facilities, Kalera leases buildings but bears the cost associated with customizing the buildings for its vertical farming operations. For customizing the buildings, Kalera relies on third party constructors and other service providers. Any delay by such third parties in the completion of construction may result in a decrease in revenues expected to be received by Kalera from operations as a result of the commencement of full-scale operations on a date later than originally expected, thereby adversely impacting Kalera’s business and results of operations, especially if completion of construction is delayed on several large-scale production facilities at the same time. The construction of new facilities is also subject to other risks that may cause delays or cost overruns, including issues tied to material delivery, supply chains, fluctuating material prices, transportation services, electricity and other local utilities. These risks may in turn cause disruptions to operations and the need to implement changes in production to adapt to such delays, including the commissioning of systems before final completion, all of which could have a material adverse effect on production and Kalera’s business, results of operations, cash flows, financial condition and/or prospects.
Production ramp-up time is dependent on a number of factors, all of which may affect full schedule of production and yields achieved
Kalera currently has five large-scale facilities in operation, all in production ramp-up phase. The estimated time it takes to ramp-up the production and the production yields achieved are subject to several factors, some of which are beyond Kalera’s control. For example, COVID-19, which significantly impacted the foodservice industry in Central Florida and beyond, resulted in lower production needs. As a consequence, Kalera may have to slow down the ramp-up of its production from a large-scale facility and Kalera may also need to alter the proportion or production that is planned for either the retail market or the food service industry.
Obtaining good production yields, is dependent on a number of factors, where the most important is achieving good environmental conditions at the facilities, hereunder temperature, humidity and sufficient airflow. Additional factors include supplying adequate light to the crops, water, and fertilizers. Climate control, air flow, lighting, water treatment, irrigation, and nutrient dosage equipment may break down due to several possible causes, some of which are beyond Kalera’s control. Returning down equipment back to operation after a breakdown event may be delayed due to slow response time by manufacturers, suppliers, dealers, or repair service providers and/or by delayed availability of replacement parts.
Ramping up and maintaining strong production yields is also dependent on availability and development of a trained work force. Lack of a trained work force may negatively affect production ramp-up plans and yields achieved.
Should the production ramp-up phase take longer than projected at one or several facilities or if Kalera does not succeed in obtaining strong production yields, this could have a material adverse effect on production and Kalera’s business, results of operations, cash flows, financial condition and/or prospects.
The industry in which Kalera operates is highly competitive and Kalera may not be able to compete successfully in such industry.
Kalera competes in an industry still under establishment that is increasingly competitive. The competition is comprised of both traditional farming and companies in CEA. Kalera expects to continue to experience competition from both existing and new competitors, some of which are more established and who may have (i) greater capital and/or commercial, marketing and technical resources, (ii) longer operating histories and/or (iii) superior brand recognition. Kalera’s competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in the regulatory environment. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Kalera’s competitors may also improve their relative competitive position by successfully introducing new products or products that can be substituted for Kalera’s products, improving their production processes, or expanding their capacity or production capabilities. This could put pressure on Kalera to reduce its prices, resulting in lower profitability or, in the alternative, cause Kalera to lose market share if Kalera fails to reduce prices. If Kalera is unable to keep pace with its competitors’ product and manufacturing process innovations or cost position, it could harm Kalera’s results of operations, financial condition and cash flows.

Further, Kalera believes that competitive pressure will likely increase as early entrants into the market start to show revenue growth and profitability. If Kalera is unable to remain competitive, this could have a material adverse effect on its revenues, profitability, liquidity, cash flow, financial positions and/or prospects.
If Kalera fails to develop and maintain its brand, its business could suffer.
Kalera’s continuing mission is to build an iconic vertical farming brand that is focused on sustainable and technology driven agriculture. Kalera’s success depends on its ability to maintain and grow the value of the Kalera brand. Maintaining, promoting and positioning Kalera’s brand and reputation will depend on, among other factors, the success of Kalera’s product offerings, food safety, quality assurance, marketing and merchandising efforts, Kalera’s continued focus on the environment and sustainability and Kalera’s ability to provide a consistent, high-quality consumer and customer experience. If Kalera is unable to promote its brand successfully or if its competitors’ marketing efforts are more effective, Kalera could fail to capture market share. In addition, any negative publicity, regardless of its accuracy, could impair Kalera’s business.
There can be no assurance that Kalera’s products will always comply with the standards set for its products. In addition, Kalera has no control over its products once purchased by consumers. Accordingly, consumers may use Kalera’s products in a manner that is inconsistent with Kalera’s directions or store Kalera’s products for long periods of time, which may adversely affect the quality and safety of Kalera’s products. If consumers do not perceive Kalera’s products to be safe or of high quality, then the value of Kalera’s brand would be diminished, and its business, results of operations and financial condition would be adversely affected. Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not ultimately based on fact and whether or not involving Kalera (such as incidents involving Kalera’s competitors) may have a substantial and adverse effect on Kalera’s brand, reputation and operating results.
Further, the growing use of social and digital media by Kalera, Kalera’s customers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Kalera, Kalera’s partners, any person associated with Kalera, including board members and key employees and/or Kalera’s products on social or digital media, or in general, could seriously damage Kalera’s brand and reputation. Brand value is based on perceptions of subjective qualities, and any incident that erodes the trust and loyalty of Kalera’s consumers, customers or distributors, including adverse publicity or a governmental investigation, litigation or regulatory enforcement action, could significantly reduce the value of Kalera’s brand and significantly damage its business. If Kalera does not achieve and maintain a favorable perception of its brand, its business, financial condition and results of operations could be adversely affected.
Kalera’s success, competitive position and future revenues will depend in part on its ability to further develop and protect its intellectual property and know-how.
Kalera’s intellectual property mainly relates to production processes and methods, plant nutrient mixture formulas, custom hardware, software code, and its trademarks. Our intellectual property forms the foundation of Kalera and drives the key elements of the business strategy. Any failure by Kalera in protecting its intellectual property rights adequately could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage and a decrease in its revenue which would adversely affect its business, prospects, financial condition, operating results and/or prospects. Kalera’s success depends, at least in part, on its ability to further develop and protect its intellectual property. Kalera relies on a combination of patents, trade secrets, including know-how, limiting access to key information, confidentiality provisions in agreements, confidentiality procedures and IT security to protect its intellectual property rights. Kalera cannot give any assurance that the measures implemented to protect intellectual property rights will give satisfactory protection, that its intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. Adequate remedies may not be available in the event of an unauthorized use or disclosure of its production expertise or proprietary plant science. Intellectual property disputes and proceedings and infringement claims could be burdensome and may result in a significant distraction for management and significant expense. Whether or not measures to secure the intellectual property and other confidential information are successful, such information may still become known to existing or new competitors or be independently developed.

Kalera’s failure to process, obtain or maintain adequate protection of its intellectual property rights for any reason, may have a material adverse effect on Kalera’s business, results of operations, financial condition and/or prospects.
Where Kalera believes patent protection is not appropriate or obtainable, Kalera relies on trade secrets to protect some of its technology and proprietary information. However, trade secrets can be difficult to protect. The misappropriation or other activities that may compromise Kalera’s trade secrets may lead to a reduction or loss of its competitive advantages resulting from such trade secrets. Further, litigating a claim that a third party had misappropriated Kalera’s trade secrets would be expensive and time consuming, and the outcome may be unpredictable. Moreover, if Kalera’s competitors independently develop similar knowledge, methods and know-how, it will be difficult for Kalera to enforce its rights and its business could be harmed.
Further, Kalera may be required to make significant capital investments into the research and development of production methods, plant nutrient mixture formulas, custom hardware and software codes and other intellectual property as Kalera develops, improves and scales its processes, technologies and products, and failure to fund and make these investments, or underperformance of the technology funded by these investments, could severely impact Kalera’s business, financial condition, results of operations and prospects.
Kalera currently relies on a limited number of facilities for all of its operations.
As of the date of this joint proxy statement/prospectus, Kalera has five large-scale facilities in operation. Adverse changes or developments affecting any of these facilities could impair its ability to produce its products and fulfill its contractual obligations. Any shutdown or period of reduced production at a single facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as COVID-19), equipment failure or delay in supply delivery, would significantly disrupt its ability to grow and deliver its produce in a timely manner, meet its contractual obligations and operate its business. As an example, Kalera’s Atlanta facility experienced intermittent faults on electrical components that drive the grow lights. The intermittent outages forced delays in shipments to new customers, which negatively impacted revenues in May, June, and July 2021.
The equipment in Kalera’s facilities is costly to replace or repair, and its equipment supply chains may be disrupted in connection with pandemics, such as COVID-19, trade wars or other factors. If any material amount of its machinery were damaged, it would be unable to predict when, if at all, Kalera could replace or repair such machinery or find suitable alterative machinery, which could adversely affect its business, financial condition, results of operations and prospects. Any insurance coverage that Kalera has acquired may not be sufficient to cover all of its potential losses and may not continue to be available to it on acceptable terms, or at all.
Kalera’s commercial success is dependent on its ability to enter into produce distribution agreements and other agreements with third parties.
Kalera’s large-scale production facilities generally serve customers within a 300-mile radius of the relevant facility. As Kalera continues its roll-out plan by building new facilities, Kalera may be dependent on entering into new produce distribution agreements with new customers located within the target radius or renegotiating existing produce distribution agreements to also cover such new areas. Should Kalera be unsuccessful in entering into new produce distribution agreements, this could in turn have a material adverse effect on its business, results of operations, financial condition and/or prospects.
Kalera uses a limited number of distributors and large retailers for the substantial majority of its sales, and if it experiences the loss of one or more of its distributors or large retailers and cannot replace them in a timely manner, Kalera’s results of operations may be adversely affected.
Many customers purchase Kalera’s products through food distributors which purchase, store, sell, and deliver its products to food service providers or retailers. Alternatively, some large retail customers may purchase products directly from Kalera. For the financial year ended December 31, 2021, Kalera’s largest customers in terms of their respective percentage of sales included the following: Publix Lakeland (20%), Publix Orlando (19%), Harvill’s Produce (12%) and Gordon Food Service (12%). For the foreseeable future, Kalera expects that most of its sales will be made through a core number of distributors or directly to a core number of large retailers. Kalera does not have short-term or long-term commitments or minimum purchase volumes in its contracts with the distributors or large retailers that ensure future sales of its products. If Kalera loses one or more of its significant distributors or large retailers and cannot replace the distributor or large retailer or do so in a timely manner, its business, results of operation and financial condition may be materially adversely affected.
Consolidation of customers or the loss of a significant customer could negatively impact Kalera’s sales and profitability.
Supermarkets in North America continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry and increase their emphasis on private label products, all of which could negatively impact Kalera’s business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on Kalera’s business.
The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact Kalera’s sales and profitability. Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, Kalera’s financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect Kalera for reasons that it cannot always anticipate or control, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of its products. Despite operating in different channels, Kalera’s retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that negatively affect Kalera.
Kalera may face difficulties as it expands its operations into geographical locations in which it has no prior operating experience.
Kalera’s growth strategy includes developing new vertical farming facilities and the expansion of its product lines.
Kalera’s newest facilities include those in Atlanta, Georgia, which began operations in March 2021, Houston, Texas, which began operations in October 2021, and Denver, which began operations in April 2022. Internationally, Kalera’s newest facility is in Kuwait, acquired through the &ever Acquisition, which began operations in March 2020 and continued ramp-up in October 2021 after Kuwait’s COVID-19 related international travel ban had been lifted. Any substantial delay in bringing these facilities up to full production on our current schedule may hinder Kalera’s ability to produce all of the estimated produce and/or achieve its expected financial performance. Even if Kalera’s new facilities are brought up to full production according to our current schedule, they may not provide all of the operational and financial benefits Kalera expects to receive.
Identifying, planning, developing, constructing and finishing new large-scale vertical farming facilities has required and will continue to require substantial time, efforts and resources. Kalera may be unsuccessful in identifying available sites that are conducive to its planned projects, and even if identified, Kalera may ultimately be unable to lease or purchase the land for any number of reasons. Additionally, if Kalera overestimates market demand and expands into new locations too quickly, Kalera may have significantly underutilized assets and may experience reduced profitability. If Kalera does not accurately align capacity at its facilities with demand, its business, financial condition and results of operations could be adversely affected. Kalera intends to further expand its footprint in order to enter into new markets, including new international locations. It may be difficult for Kalera to understand and accurately predict taste preferences and purchasing habits of consumers in these new geographic markets. It is costly to establish, develop and maintain wide ranging operations and develop and promote its brand in multiple markets. As Kalera expands its business into new locations, Kalera may encounter regulatory, legal, personnel, technological and other difficulties that increase its expenses and/or delay its ability to become profitable in such locations, which may have a material adverse effect on its business and brand.

A continued rollout of Kalera’s in-store grow towers and grow boxes is dependent on Kalera being able to reach agreements with new supermarket chains. Further, Kalera may spend time and resources developing facilities at the expense of other appropriate facilities, which may ultimately have been a better selection or more profitable location, or the project start date for new facilities may have to be postponed due to existing facilities and/or other operations and projects requiring more resources than originally estimated.
A key element of Kalera’s growth strategy depends on Kalera’s ability to develop, produce and market new products and improvements to its existing products that meet its standards for quality and appeal to consumer preferences. The success of Kalera’s innovation and product development efforts is affected by its ability to anticipate changes in consumer preferences, the technical capability of its innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of its management and sales and marketing teams in introducing and marketing new products. Failure to develop, produce and market new products that appeal to consumers may lead to a decrease in Kalera’s growth, sales and profitability. The development and introduction of new products requires substantial research, development and marketing expenditures, which Kalera may be unable to recoup if the new products do not gain widespread market acceptance. Kalera may invest in product opportunities that are not ultimately successful or profitable. If Kalera is unsuccessful in meeting its objectives with respect to new or improved products, its business could be harmed.
Kalera’s sales and operating results will be adversely affected if it fails to implement our growth strategy successfully or if it invests resources in a growth strategy that ultimately proves unsuccessful as Kalera expands its operations into new geographical locations.
Kalera may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, and as Kalera acquires companies or technologies in the future, they could prove difficult to integrate, disrupt Kalera’s core business, dilute stockholder value and adversely impact Kalera’s business and operating results and the value of your investment.
As part of Kalera’s business strategy, it regularly evaluates investments in, or acquisitions of, complementary businesses, joint ventures, services, products and technologies. Kalera acquired Vindara Inc. (“Vindara”) and &ever in 2021. Kalera intends to continue to pursue complementary acquisitions in the future, expand its customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause actual growth or operating results to differ from expectations. For example:
•Kalera may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;
•Kalera may pursue additional international acquisitions, which could pose more risks than domestic acquisitions;
•Kalera competes with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;
•Kalera may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of its potential acquisitions;
•Kalera may ultimately fail to consummate an acquisition even if Kalera announces that it plans to acquire a technology, product or business; and
•acquired technologies, products or businesses may not perform as Kalera expects and Kalera may fail to realize anticipated revenue and profits.
In addition, Kalera’s acquisition strategy may divert management’s attention away from Kalera’s existing business, resulting in the loss of key customers or employees, and expose Kalera to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If Kalera fails to conduct due diligence on its potential targets effectively, Kalera may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Kalera’s inability to successfully integrate future acquisitions could impede Kalera from realizing all of the benefits of those acquisitions and could severely weaken its business operations. The integration process may disrupt Kalera’s business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by Kalera, which could harm its results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated challenges, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:
•issues in integrating the target company’s technologies, products or businesses with ours;
•incompatibility of marketing and administration methods;
•maintaining employee morale and retaining key employees;
•integrating the cultures of both companies;
•preserving important strategic customer relationships;
•consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•coordinating and integrating geographically separate organizations.
In addition, even if the operations of an acquisition are integrated successfully, Kalera may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that Kalera expects. These benefits may not be achieved within the anticipated time frame, or at all. Further, acquisitions may cause Kalera to:
•issue consideration shares or carry out share issues to fund the purchase price for the acquisition, both of which could dilute shareholders’ ownership percentages;
•use a substantial portion of available cash resources;
•increase its interest expense, leverage and debt service requirements if Kalera incurs additional debt to pay for an acquisition;
•assume liabilities for which it does not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;
•record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;
•experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;
•incur amortization expenses related to certain intangible assets;
•lose existing or potential contracts as a result of conflict of interest issues;
•become subject to adverse tax consequences or deferred compensation charges;
•incur large and immediate write-offs; or
•become subject to litigation.

Consumer satisfaction is important to Kalera’s success, and the lack thereof, may have a material effect on its financial performance.
The market in which Kalera operates is subject to changes in consumer preference, perception and spending habits. Kalera’s products are ultimately sold to consumers which may have different product criteria and expectations with regard to leafy greens, such as, but not limited to, cleanness, pesticide-free, non-GMO, locally grown, nutrient rich, quality in general and price. Failing to meet one or more of such criteria can reduce consumer satisfaction for Kalera’s products, and result in consumers not buying them. Unsatisfied consumers may further generate negative publicity and affect our reputation. Even if Kalera meets one or more of the aforementioned criteria, other factors could result in the consumers not buying our products, amongst others, consumer income and spending habits among consumers, concerns regarding vertical farming as opposed to traditional farming, consumers not being able to differentiate the quality of Kalera’s products from those of its competitors, competitors being able to market and advertise their products towards consumers better, Kalera not being successful in identifying trends in consumer preferences and growing or developing products that respond to such trends in a timely manner, shifts in the perceived value for Kalera products relative to alternatives or consumer confidence in and perception of the safety and quality of our products. Should consumers, for any reason, not buy Kalera’s products, this may impact the willingness of Kalera’s customers, which are predominantly distributors to the foodservice market segment and retailers, to continue to do business with Kalera, which in turn would have a material adverse effect on our business, results of operations, financial condition and/or prospects.
The failure of suppliers to perform their obligations, or Kalera’s inability to replace or renew supply agreements when they expire, could increase Kalera’s cost of goods sold, interrupt production or otherwise adversely affect Kalera’s results of operations.
Aside from the raw materials used in our production process, Kalera’s facilities require certain other materials, such as LED grow lights and racks to be supplied on time and in the correct quantities in order to function properly. If Kalera is unable to secure agreements for the necessary amount of such supplies, if the terms of such agreements are not honored or if a supplier terminates an agreement, Kalera will be required to obtain alternate sources for the relevant materials. Kalera may not be able to obtain these materials in sufficient quantities, on economic terms, or in a timely manner, and Kalera may not be able to enter into long-term supply agreements on terms as favorable to it, if at all. A lack of availability of any such materials could limit Kalera’s production capabilities and prevent Kalera from fulfilling customer orders, and therefore harm its reputation as well as our business, results of operations, financial condition and/or prospects.
For example, Kalera has an arrangement with Signify pursuant to which Signify is the exclusive supplier for LED grow lights for Kalera’s farms. Any inability to maintain or renew this relationship on favorable terms, or at all, could have a material adverse effect on Kalera’s financial condition and results of operations.
Estimates of market opportunity and forecasts of market growth may prove to be inaccurate or not materialize, and even if the market in which Kalera competes achieves the forecasted growth, its business could fail to grow at similar rates, if at all.
According to IndexBox, the global market for lettuce and chicory has seen stable growth with a CAGR of 1.2% from 2007 to 2017, and is projected to continue its stable development, resulting in an increased market volume in the years to come. Projections, market opportunity estimates and estimates on future market growth, including those included in this joint proxy statement/prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, particularly in light of the ongoing COVID-19 pandemic and the related economic impact. The variables that go into the calculation of expected market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by these market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. Any expansion in Kalera’s market depends on a number of factors, including the cost and perceived value associated with our products and those of Kalera’s competitors. Even if the market in which Kalera competes meets the size estimates and growth forecast, Kalera’s business could fail to grow at the rate anticipated, if at all. Kalera’s growth is subject to many factors, including success in implementing its business strategy, which is subject to many risks and uncertainties.

Failure to retain and motivate Kalera’s senior management may adversely affect its operations and growth prospects.
Kalera’s success relies upon the continued service of certain members of its senior management, particularly those with specialist scientific knowledge such as Dr. Cristian Toma, our Chief Science Officer and Co-Founder, and Dr. Jade Stinson, President and Co-Founder of Vindara. Such executives have been primarily responsible for determining the strategic direction of Kalera’s business and for executing its growth strategy and are integral to its brand, culture and the reputation Kalera enjoys with suppliers, distributors, customers and consumers. The loss of the services of any executives could have a material adverse effect on its business and prospects, as Kalera may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed in a negative light by investors and analysts, which may cause the price of Kalera’s common stock to decline.
Kalera is reliant on key personnel and the ability to attract new, qualified personnel.
Kalera is highly dependent upon having a highly qualified team and is therefore reliant on key personnel and the ability to retain and attract new, qualified personnel, particularly those with experience in plant science and genetics. The loss of a key person might impede the achievement of Kalera’s development and commercial objectives. Competition for key personnel with the required competences and experience is intense, and the competition for such personnel is expected to continue to increase. Many of the companies that Kalera competes with for experienced employees have greater resources than Kalera and may be able to offer more attractive terms of employment. There is no assurance that Kalera will be able to recruit the required new key personnel in the future. Any failure to retain or attract such personnel could result in Kalera not being able to successfully implement its strategy, which could have a material and adverse effect on Kalera’s business, financial condition, results of operations, cash flows and/or prospects.
Ingredient, packaging and energy costs are volatile and may rise significantly, which may negatively impact the profitability of Kalera’s business.
Kalera purchases large quantities of raw materials, including seeds, nutrients and growing media. In addition, Kalera purchases and uses significant quantities of cardboard, film and plastic to package its products. Costs of ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs. Volatility in the prices of raw materials and other supplies that Kalera purchases could increase its cost of sales and reduce our profitability. In addition, energy costs are one of the most significant elements in Kalera’s cost of goods sold because of the LED grow lights are used in its facilities, making Kalera vulnerable to any spikes in price and also to power outages. Without an energy supply our facilities can keep plants alive for a maximum of four (4) days, meaning that a prolonged disruption in the supply of energy would be devastating for Kalera’s produce. Kalera may not be able to implement price increases for its products to cover any increased costs, and any price increases Kalera does implement may result in lower sales volumes. If Kalera is not successful in managing its ingredient, packaging and energy costs, if Kalera is unable to increase our prices to cover increased costs or if such price increases reduce its sales volumes, then such increases in costs will adversely affect its business, financial condition, results of operations, cash flow and/or prospects.
Kalera faces risks inherent in the agriculture business, including the risks of diseases and pests.
Kalera produces lettuce and leafy greens inside controlled environment growing facilities. As such, Kalera is subject to the risks inherent in an agricultural business, such as insects, plant and seed diseases and similar agricultural risks, which may include crop losses. Although its grocery is grown in climate-controlled circumstances, there can be no assurance that natural elements will not have an effect on production. In particular, plant diseases, such as root rot, virus, or pest infestations, can destroy all or a significant portion of its produce and could eliminate or significantly reduce production at a growing facility.
Although Kalera uses cleanroom technologies and procedures to reduce the risks of diseases and pests, such risks may not be totally eliminated. In addition, diseases and pests can make their way into facilities from outside sources over which Kalera has limited or no control. Diseases and pests can be inadvertently brought in by employees, from seeds and vendors and from the trucks that transport supplies to the facilities. Once a disease or pest is introduced, Kalera will need to quickly identify the problem and take remedial action in order to preserve the growing season. Failure to identify and remediate any diseases or pests in a timely manner could cause the loss of all or a portion of Kalera’s crop and result in substantial time and resources to resume operations. Crop losses as a result of these agricultural risks could negatively impact Kalera’s business, prospects, financial condition, results of operations and cash flows.
The outbreak of COVID-19 may have significant negative effects on Kalera’s business.
Kalera’s performance is affected by the global economic conditions in the market in which it operates. The global economy has been experiencing a period of uncertainty since the outbreak of COVID-19, which was recognized as a pandemic by the World Health Organization in March 2020. The global outbreak of COVID-19, and the extraordinary health measures and restrictions on a local and global basis imposed by authorities across the world has, and may continue to cause, disruptions in Kalera’s value chain. Moreover, as a result of COVID-19, national authorities have adopted several laws and regulations with immediate effect and which provide a legal basis for the government to implement measures in order to limit the contagion and the consequences of COVID-19. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat COVID-19, there is likely to be an adverse impact on global economic conditions and consumer confidence and spending, which could materially and adversely affect Kalera’s operations and demand for its products. There may also be significant reductions or volatility in consumer demand for Kalera’s products due to the temporary inability of consumers to purchase these products due to illness, quarantine or financial hardship, shifts in demand away from one or more of our products, decreased pantry-loading activity, any of which may negatively impact Kalera’s results, including as a result of an increased difficulty in planning for operations and future growing seasons.
Some of the consequences for Kalera, more specifically, have been:
•Some of Kalera’s key customers, such as US Foods, FreshPoint and Levy, are predominantly distributors to the foodservice industry customers, and sales through these channels have been negatively impacted by temporary shutdowns due to COVID-19. This reduced demand for Kalera’s products from these customers as the hospitality industry was forced to close for months and was not able to receive orders.
•COVID-19 has significantly impacted the foodservice industry in Central Florida and beyond resulting in lower production needs. As a consequence, Kalera had to slow down the ramp-up of its production from the large-scale facility in Orlando and reconfigure the facility to service the retail market. Since January 2021, sales from the Orlando facility have rapidly increased particularly driven by the recovery in Orlando’s food service market as the economy reopened after the COVID-19 shutdown.
•Kalera’s on-site HyCube installation supplying Marriott’s Orlando World Center resort has been affected due to a slow-down of hotel activities.
While Kalera is currently working on scaling up its operations, the COVID-19 crisis is continuously changing, and new laws and regulations that could directly, or indirectly, affect its operations may enter into force. The effects of the COVID-19 pandemic could in turn negatively affect its revenue and operations going forward, where the severity of the COVID-19 pandemic and the exact impacts for it are highly uncertain. The extent of COVID-19’s effect on Kalera’s operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on Kalera’s business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact Kalera’s business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section. In addition, similar risks to those described for COVID-19 may occur in case of a future outbreak of another pandemic or a similar global health threat.

Kalera relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems, including a cybersecurity incident or other technology disruptions, may harm its ability to effectively operate its business.
Kalera uses computers, software and technology in almost all critical parts of our business operations. Such use gives rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Cybersecurity incidents are increasing in their frequency, sophistication and intensity, with third-party phishing and social engineering attacks in particular increasing in connection with the COVID-19 pandemic. Kalera’s business involves sensitive information and intellectual property, including technological know-how, private information about employees and financial and strategic information about it and its current and targeted business partners.
Kalera is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the current and planned operation of its business. A failure of these information technology systems to perform as anticipated could cause Kalera’s business to suffer. For example, Kalera uses Cloud-based and IoT-based automation and “big data” analytics and AI for precise control of air and water quality, temperature and humidity, light, and nutrients in our operations. If this software does not perform as anticipated, Kalera’s equipment used in production may receive inadequate or erroneous information about the condition of the vegetables being grown, which may result in increased mitigation expenses, waste, additional labor expenses and partial or full loss of the produce.
While Kalera has implemented and updates its measures to prevent security breaches and cyber incidents, Kalera has experienced certain cyber incidents in the past and its preventative measures and incident response efforts are not a guarantee that cyber incidents or breaches will not occur in the future. The theft, destruction, loss, misappropriation or release of sensitive information or intellectual property, or interference with Kalera’s information technology systems or the technology systems of third parties on which Kalera relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers and distributors, potential liability and competitive disadvantage all of which could negatively impact Kalera’s business, financial condition, results of operations and/or prospects.
In addition, Kalera’s information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could negatively impact Kalera’s business, financial condition, results of operations, cash flows, and/or prospects.
Conducting business internationally, and international geopolitical events and economic factors, create operational, financial and tax risks for Kalera’s business.
Kalera’s business plan includes operations in international markets, including North America, Europe the Middle East and South-East Asia, and the eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If Kalera fails to coordinate and manage these activities effectively, its business, financial condition, prospects or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which Kalera sells its products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.
Further, global geopolitical events and international conflicts, including the ongoing military conflict between Russia and Ukraine, as well as the economic sanctions implemented by the United States and other countries against Russia in response thereto, may negatively impact markets, increase energy and transportation costs, and cause weaker macro-economic conditions. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict between Russia and Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions, all of which could impact Kalera’s business, financial condition and results of operations.
In addition, the corporate structure of Pubco and its subsidiaries have entities in several jurisdictions such as Luxembourg, Ireland and the Cayman Islands. Conducting operations in international markets as described above, subject to tax risk. The expected tax treatment of Pubco and its subsidiaries relies on current tax laws and regulations, as well as certain tax treaties between the aforementioned different jurisdictions. As such, unexpected changes, interpretation, application or enforcement practice in respect of legislative or regulatory requirements of such tax laws in foreign countries in which Pubco or any of its subsidiaries is incorporated, tax resident and/or conducting operations and sales in, including but not limited to, changes in treatment of sales and results of operations earned in foreign and offshore jurisdictions, value added tax, cessation of tax treaties and recognition of tax law principles in other jurisdictions, as well as other changes in corporate tax law, may adversely affect Pubco’s business, financial conditions, prospects or result of operations.
Kalera’s management has limited experience in operating a public company and the requirements of being a public company may strain Kalera’s resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.
Kalera’s executive officers have limited experience in the management of a publicly traded company. Kalera’s management team may not successfully or effectively manage its transition to a U.S. public company that will be subject to significant regulatory oversight and reporting obligations under U.S. federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company, which could harm Kalera’s business, prospects and results of operations. Kalera may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods. Compliance with these rules and regulations will increase Kalera’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on Kalera’s systems and resources.
Risks Relating to Finance and Accounting
Agrico has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect Agrico’s and/or Pubco’s ability to report results of operations and financial condition accurately and in a timely manner.
Agrico is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Agrico’s management is likewise required to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.
On November 15, 2021, the audit committee of the board of directors of Agrico concluded, after discussion with Agrico’s management, that Agrico’s audited balance sheet as of July 12, 2021 filed as Exhibit 99.1 to the Agrico’s Current Report on Form 8-K filed with the SEC on July 21, 2021, should no longer be relied upon due to the restatement of Agrico Class A ordinary shares as temporary equity.
Agrico’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of Agrico’s disclosure controls and procedures. Based upon their re-evaluation, Agrico’s Chief Executive Officer and Chief Financial Officer concluded that Agrico’s disclosure controls and procedures were not effective during the period of time the error described above persisted, due to a material weakness in internal controls over financial reporting in analyzing complex financial instruments. In light of this material weakness, Agrico performed additional analysis as deemed necessary to ensure that Agrico’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. Agrico reflected the restatements in Note 2 of the financial statements included in Agrico’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the SEC on November 15, 2021.
Any failure to maintain internal controls could adversely impact Agrico’s and/or Pubco’s ability to report its financial position and results of operations on a timely and accurate basis. If Agrico’s and/or Pubco’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if Agrico’s and/or Pubco’s financial statements are not filed on a timely basis, Agrico and/or Pubco could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on Agrico’s and/or Pubco’s business. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of Agrico and/or Pubco’s securities.
There can be no assurance that the measures Agrico has taken and plans to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if Agrico and/or Pubco is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of financial statements.
Kalera has identified a material weakness in its internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of the Pubco consolidated financial statements or cause Pubco to fail to meet its periodic reporting obligations.
As a private limited liability company incorporated in Norway, Kalera has not been required to document and test its internal controls over financial reporting, nor has management been required to certify the effectiveness of its internal controls, and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. Similarly, Kalera has not been subject to the SEC’s internal control reporting requirements. Following the Business Combination, Kalera will become subject to the requirement for management to certify the effectiveness of its internal controls and, in due course, the requirement with respect to auditor attestation on internal control effectiveness.
In connection with the audit of Kalera’s consolidated financial statements as of and for the year ended December 31, 2021, Kalera and its independent registered public accounting firm identified a material weakness in Kalera’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The material weakness that Kalera and its independent registered public accounting firm identified, occurred because Kalera relied upon third party experts related to the annual calculation of its tax provisions due to global acquisitions with complex tax structures. Due to inadequate procedures resulting from the loss of key accounting personnel at year end, timely reviews were not completed to ensure an appropriate level of precision in such calculations and overall financial statement presentation disclosures.
Management, with oversight from the Audit Committee and Board of Directors is in the process of implementing a remediation plan for this material weakness, including, among other things, hiring additional tax accounting and financial reporting personnel and implementing process level and management review controls to ensure the income tax provision calculations and overall financial statement presentation disclosures are complete and accurate and to identify and address emerging risks.
There can be no assurance that Kalera’s efforts will remediate this deficiency in internal control over financial reporting or that additional material weaknesses in Kalera’s internal control over financial reporting will not be identified in the future. Kalera’s failure to implement and maintain effective internal control over financial reporting could result in errors in its or Pubco’s consolidated financial statements that could result in a restatement of Kalera and/or Pubco’s financial statements, may subject Kalera and/or Pubco to litigation and investigations, and could cause Kalera and/or Pubco to fail to meet our reporting obligations, any of which could diminish investor confidence in Kalera and/or Pubco, cause a decline in the price of Pubco’s common stock and limit Pubco’s ability to access capital markets.
If Pubco discovers a material weakness in its internal control over financial reporting or otherwise fails to maintain effective internal control over financial reporting, Pubco’s ability to report its financial results on a timely and accurate basis and the market price of its ordinary shares may be adversely affected.
The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, upon the closing of the Business Combination, that Pubco evaluate the effectiveness of its internal control over financial reporting and disclosure controls and procedures. Prior to the completion of the Business Combination, Kalera was a company not subject to the Sarbanes-Oxley Act and did not have the necessary business processes and related internal controls formally designed and implemented, coupled with the appropriate resources with the appropriate level of experience and technical expertise, to oversee Kalera’s business processes and controls. To comply with the Sarbanes-Oxley Act, Pubco may incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if Pubco is not able to comply with the requirements of the Sarbanes-Oxley Act in a timely manner or if Pubco or its independent registered public accounting firm identify deficiencies in Pubco’s internal control over financial reporting that are deemed to be material weaknesses, Pubco could be subject to sanctions or investigations by the stock exchange on which its securities are listed, the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have a material adverse effect on Pubco’s business, prospects and operating results, and cause a decline in the price of Pubco’s securities.
If Pubco is unable to establish and maintain an effective internal control environment, and build its finance infrastructure, investors may lose confidence in the accuracy of Pubco’s financial reports.
As a U.S. public company, Pubco will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Pubco to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the Business Combination is completed, Pubco must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to Closing of the Business Combination, Kalera has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.
Pubco anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Pubco expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Pubco to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Pubco’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Pubco may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
Pubco may fail to establish and maintain effective internal control over financial reporting, in which case Pubco’s internal control over financial reporting may not prevent or detect all errors and all fraud. Pubco also may not be able to detect errors and fraud on a timely basis and its financial statements may be materially misstated. Although, the process of identifying the resources that Pubco will need to ensure the establishment and maintenance of effective internal controls for its current business has begun, there is no guarantee that such assessment will be accurate and post-Closing of the Business Combination, the complexity of Pubco’s business is likely to increase as it implements its business strategy and its business grows, and such increase in complexity will increase the difficulty of maintaining effective internal controls. If Pubco fails to establish and maintain effective internal control over financial reporting, its business and results of operations could be harmed, and investors may lose confidence in the accuracy and completeness of its financial reports, which could cause the price of its securities to decline. In addition, Pubco could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect Pubco’s business.
If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.
In addition, following the Business Combination, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has been a limited, unregulated public market for Kalera’s ordinary shares in Norway and no public market in the United States. Accordingly, the valuation Agrico has ascribed to Kalera in the Business Combination may not be indicative of the price that will be implied in the trading market for Pubco’s securities following the Business Combination. If an active market for Pubco’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Pubco’s control. Any of the factors listed below could have a material adverse effect on your investment in Pubco’s securities and Pubco’s securities may trade at prices significantly below the price you paid for them or that were implied by the conversion of Kalera Shares you owned into Pubco’s securities as a result of the Business Combination. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline.
In addition to the other risks described in this “Risk Factors” section, the following factors could also cause Kalera’s financial condition and results of operations to fluctuate on a quarterly basis:
•actual or anticipated fluctuations in Pubco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
•changes in the market’s expectations about Pubco’s operating results;
•success of competitors;
•Pubco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning Pubco or the vertical farming or agriculture industry in general;
•operating and share price performance of other companies that investors deem comparable to Pubco;
•Pubco’s ability to bring its products and technologies to market on a timely basis, or at all;
•changes in laws and regulations affecting Pubco’s business;
•Pubco’s ability to meet compliance requirements;
•commencement of, or involvement in, litigation involving Pubco;

•changes in Pubco’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of Pubco’s shares available for public sale;
•any major change in the Pubco board of directors or management;
•amounts of Pubco’s shares by Pubco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, pandemic such as COVID-19 and acts of war or terrorism.
Fluctuations in Pubco’s operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, its revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of Pubco’s securities.
Kalera’s ability to utilize its U.S. federal net operating loss and tax credit carryforwards may be limited under Sections 382 and 383 of the Code
The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If Kalera has experienced an ownership change at any time since its incorporation, it may already be subject to limitations on its ability to utilize its existing U.S. federal income tax net operating losses and other tax attributes to offset taxable income. In addition, future changes in Kalera’s stock ownership, which may be outside of its control, may trigger an ownership change and, consequently, Section 382 and 383 limitations. Similar provisions of state tax law may also apply to limit Kalera’s use of accumulated state tax attributes. As a result, if we earn net taxable income, Kalera’s ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income may be subject to limitations, which could potentially result in increased future income tax liability to Kalera.
Risks Relating to Legal and Regulatory Compliance
Kalera’s operations are subject to FDA, FTC, USDA, EPA and OSHA governmental regulation and state regulation and Kalera is exposed to risks related to regulatory processes and changes in regulatory environment, including, but not limited to the Produce Safety Rule, GMPs and the Preventative Controls Rule.
The manufacture and marketing of food products is highly regulated in the United States, and Kalera is subject to a variety of laws and regulations. These laws and regulations apply to many aspects of its business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality, and safety of its products, as well as the health and safety of its employees and the protection of the environment. Following the acquisition of &ever, Kalera is also subject to laws and regulations in international jurisdictions, including, but not necessarily limited to, Germany, Kuwait and Singapore.
In the United States, Kalera is subject to regulation by various government agencies, including the U.S. Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Occupational Safety and Health Administration (“OSHA”), the Environmental Protection Agency (“EPA”), and U.S. Department of Agriculture (“USDA”), as well as various state and local agencies. Further, regulations outside the United States, Germany, Kuwait and Singapore by various international regulatory bodies could also apply in the future as Kalera, under its current roll-out plan, is seeking to establish its business internationally. In addition, Kalera could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, or FCPA, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials or other third parties for the purpose of obtaining or retaining business. While Kalera has policies that mandate compliance with these anti-bribery laws, its internal control policies and procedures may not protect it from reckless or criminal acts committed by its employees or agents. Violations of these laws, or allegations of such violations, could disrupt its business and result in a material adverse effect on our results of operations, cash flows and financial condition.
In addition, depending on customer specification, Kalera may be subject to certain voluntary, third-party standards, such as Global Food Safety Initiative, or GFSI, standards and review by voluntary organizations, such as the Council of Better Business Bureaus’ National Advertising Division. Kalera could incur costs, including fines, penalties and third-party claims, because of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. The loss of third-party accreditation could result in lost sales and customers, and may adversely affect Kalera’s business, results of operation, and financial condition. In connection with the marketing and advertisement of our products, Kalera could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and the consumer protection statutes of some states.
The regulatory environment in which we operate could change significantly and adversely in the future. Any change in manufacturing, labeling or packaging requirements for our products may lead to an increase in costs or interruptions in production, either of which could adversely affect our operations and financial condition. New or revised government laws and regulations could result in additional compliance costs, mandate significant and costly changes to the way Kalera implements its products, and threaten its ability to serve certain markets, and, in the event of non-compliance, civil remedies, including fines, injunctions, withdrawals, recalls, or seizures and confiscations, warning letters, restrictions on the marketing or manufacturing of products, or refusals to permit the import or export of products, as well as potential criminal sanctions, any of which may adversely affect its business, results of operations, cash flows, financial condition, operating revenue, profitability and/or prospects.
Food safety and foodborne illness incidents or advertising or product mislabeling may materially adversely affect Kalera’s business by exposing it to lawsuits, product recalls, or regulatory enforcement actions, increasing its operating costs and reducing demand for Kalera’s product offerings.
Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, foodborne illnesses or other food safety incidents caused by products that Kalera sells could result in the discontinuance of sales of these products, or otherwise result in increased operating costs, regulatory enforcement actions, or harm to its reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Kalera to product liability, negligence, or other lawsuits, including consumer class action lawsuits. Any claims brought against Kalera may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against Kalera that is more than its policy limits or not covered by its policies or not subject to insurance would have to be paid from its cash reserves, which would reduce its capital resources.
The occurrence of foodborne illnesses or other food safety incidents could also adversely affect the price and availability of affected raw materials, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by its actions, could compel Kalera or its customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could be outside the scope of its existing or future insurance policy coverage or limits.
In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants, and pathogenic organisms into consumer products as well as product substitution. FDA regulations require businesses like ours to analyze, prepare, and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Kalera does not adequately address the possibility, or any actual instance, of product tampering, Kalera could face possible seizure or recall of its products, suspension of its facilities’ registrations, and/or the imposition of civil or criminal sanctions, which could materially adversely affect its business, financial condition, cash flows, operating results and/or prospects.
Litigation or legal proceedings could expose Kalera to significant liabilities and have a negative impact on its reputation or business.
Kalera may become subject to claims, litigation, disputes and other legal proceedings from time to time. Kalera evaluates these claims, litigation, disputes and other legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, Kalera may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates.
Even when not merited or whether or not Kalera ultimately prevails, the defense of these lawsuits may divert management’s attention, and Kalera may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against Kalera, which could negatively impact its financial position, cash flows or results of operations. An unfavorable outcome of any legal dispute could imply that Kalera becomes liable for damages or will have to modify its business model. Further, any product liability or negligence claim against Kalera in US courts may, if successful, result in damages being awarded that contain punitive elements and therefore may significantly exceed the loss or damage suffered by the successful claimant. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. A settlement or an unfavorable outcome in a legal dispute could have an adverse effect on Kalera’s business, financial condition, results of operations, cash flows, time to market and/or prospects.
Furthermore, while Kalera maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if Kalera believes a claim is covered by insurance, insurers may dispute its entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.
Kalera is subject to stringent environmental regulation and could therefore become subject to environmental litigation, proceedings, and investigations.
Kalera’s past and present business operations and ownership/leasing and operation of real property are subject to stringent federal, state, and local environmental laws and regulations pertaining to the discharge of materials into the environment, and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Compliance with these laws and regulations, and the ability to comply with any modifications to these laws and regulations, is material to Kalera’s business. New matters or sites may be identified in the future that will require additional investigation, assessment, or expenditures. Future discovery of contamination of property underlying or in the vicinity of our present properties or facilities could require us to incur additional expenses. The occurrence of any of these events, the implementation of new laws and regulations, or stricter interpretation of existing laws or regulations, could adversely affect its business, financial condition, results of operations, cash flows, time to market and/or prospects.
Changes in tax laws may materially adversely affect Pubco’s or any of its subsidiaries’ business, prospects, financial condition and operating results.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Pubco or any of its subsidiaries. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act, enacted many significant changes to the U.S. tax laws. Additional tax legislation is currently pending in the United States Congress. We are unable to predict what tax proposals may be proposed or enacted in the future or what effect such changes would have on Pubco’s business, but such changes, to tax legislation, regulations, policies or practices, could affect Pubco’s financial position and overall or effective tax rates in the future in countries where we have operations and where Pubco is organized or a resident of for tax purposes, and increase the complexity, burden and cost of tax compliance. We urge investors to consult with their legal and tax advisers regarding the implication of potential changes in tax laws on an investment in Pubco’s securities.

EXTRAORDINARY GENERAL MEETING OF AGRICO SHAREHOLDERS
General
Agrico is furnishing this joint proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the Agrico Special Meeting and at any adjournment or postponement thereof. This joint proxy statement/prospectus provides Agrico’s shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the Agrico Special Meeting.
Date, Time and Place
The Agrico Special Meeting will be held on ____________, 2022 at 10:00 a.m., Eastern Time at ____________ and virtually, via live audio cast.
Purpose of the Agrico Special Meeting
At the Agrico Special Meeting, Agrico is asking holders of Agrico Ordinary Shares to:
•consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Business Combination Proposal”);
•consider and vote upon a proposal to approve the adoption by Pubco of the 2022 Plan (the “Incentive Plan Proposal”);
•consider and vote upon a proposal to approve the First Merger (the “First Merger Proposal”); and
•consider and vote upon a proposal to adjourn the Agrico Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the Agrico Special Meeting, there are not sufficient votes to authorize Agrico to consummate the Business Combination and each other matter to be considered at the Agrico Special Meeting or if holders of the Agrico Shares have elected to redeem an amount of Agrico Shares such that the Minimum Cash Condition would not be satisfied (the “Adjournment Proposal”).
Recommendation of the Agrico Board of Directors
The board of directors of Agrico has unanimously determined that the Business Combination Proposal is fair to and in the best interests of Agrico and its shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal; “FOR” the Incentive Plan Proposal; “FOR” the First Merger Proposal; and “FOR” the Adjournment Proposal, if presented to the meeting.
Record Date; Outstanding Shares; Shareholders Entitled to Vote
Agrico has fixed the close of business on ____________, 2022 as the “Agrico Record Date” for determining Agrico Shareholders entitled to notice of and to attend and vote at the Agrico Special Meeting. As of the close of business on the Agrico Record Date, there were ____________ Agrico Ordinary Shares outstanding and entitled to vote. Each Agrico Ordinary Share is entitled to one vote per share at the Agrico Special Meeting.
Pursuant to agreements with Agrico and Kalera, the 3,593,750 Founder Shares held by the Agrico Initial Shareholders, and any Agrico Ordinary Shares acquired in the aftermarket by such shareholders, will be voted in favor of the Business Combination Proposal and the other proposals presented at the Agrico Special Meeting.
Pursuant to agreements with Agrico, and Kalera, DJCAAC LLC agreed to vote its aggregate ____________ Agrico Class A ordinary shares in favor of the Business Combination Proposal and all other proposals being presented at the Agrico Special Meeting.

Quorum and Vote of Agrico Shareholders
A quorum of Agrico Shareholders is necessary to hold a valid meeting. A quorum will be present at the Agrico Special Meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and Broker Non-Votes will be counted towards determining the presence of a quorum for the transaction of business at the Agrico Special Meeting but will not be treated as votes cast and will, therefore, not affect the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, First Merger Proposal and the Adjournment Proposal (if presented). As at the Agrico Record Date, DJCAAC LLC held approximately 20% of the outstanding Agrico Ordinary Shares. Such shares, as well as any Agrico Shares acquired in the aftermarket by DJCAAC LLC, will be voted in favor of the proposals presented at the Agrico Special Meeting. The proposals presented at the Agrico Special Meeting will require the following votes:
•The approval of the Business Combination Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
•The approval of the Incentive Plan Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
•The approval of the First Merger Proposal will require a “Special Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
•The approval of the Adjournment Proposal will require an “Ordinary Resolution” as a matter of Cayman Islands law and pursuant to the Agrico Articles.
The approval of each of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an “Ordinary Resolution” under Cayman Islands law and the Agrico Articles, which is a resolution passed by a simple majority of the members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution. The approval of the First Merger Proposal requires a “Special Resolution” under Cayman Islands law and the Agrico Articles, which is a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at the Agrico Special Meeting and includes a unanimous written resolution. Assuming a quorum is established, a shareholder’s failure to vote by proxy or to vote at the Agrico Special Meeting will have no effect on any of the proposals.
Under the Business Combination Agreement, approval of each of the Business Combination Proposal, the Incentive Plan Proposal, the First Merger Proposal, and the Merger Proposal by Kalera’s and Agrico’s shareholders are conditions to the consummation of the Business Combination. The Business Combination Proposal, the Incentive Plan Proposal, the First Merger Proposal, and the Merger Proposal are conditioned on the approval of each other. As such, in the event that any of the Business Combination Proposal and the Merger Proposal do not receive the requisite vote for approval, then Kalera and Agrico will not consummate the Business Combination. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus.
Voting Your Shares
Each Agrico Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Agrico Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
There are two ways to vote your Agrico Ordinary Shares at the Agrico Special Meeting:
You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Agrico board “FOR” the Business Combination Proposal, “FOR” the Incentive Plan Proposal,

“FOR” the First Merger Proposal, and “FOR” the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the Agrico Special Meeting will not be counted.
You Can Attend the Agrico Special Meeting and Vote. You will receive a ballot when you arrive at the Agrico Special Meeting. However, if your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Agrico can be sure that the broker, bank or nominee has not already voted your shares.
Share Ownership of and Voting by Agrico Directors and Officers
Affiliates of the current Agrico directors and officers beneficially own an aggregate of 3,593,750 Agrico Ordinary Shares. Such affiliate has agreed to vote its Agrico Ordinary Shares in favor of the Business Combination Proposal.
Revoking Your Proxy
If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•you may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by voting again via the internet, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Agrico Special Meeting.
•If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to: ____________
•Unless revoked, a proxy will be voted at the Agrico Special Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the proposals.
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have questions about the proposals or if you need additional copies of the enclosed proxy card, you should contact Agrico’s proxy solicitor at ____________. You may also obtain additional information about Agrico from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
If you are a holder of Agrico Shares and you intend to seek redemption of your shares, you will need to deliver your share certificates (either physically or electronically) to the Transfer Agent at the address below at least two (2) business days prior to the vote at the Agrico Special Meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact: ____________.
Redemption Rights
Pursuant to Agrico’s Articles, a holder of Agrico Shares may demand that Agrico redeem such shares for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.
If you are a holder of Agrico Shares and you seek to have your shares redeemed, you must submit your request in writing that we redeem your shares for cash no later than 5:00 p.m., Eastern time on _______, 2022 (at least two (2) business days before the Meeting). The request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to Continental at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
You must tender the Agrico Shares which you are electing redemption at least two (2) business days before the Meeting by either:
•Delivering certificates representing your Agrico Shares to Continental, or
•Delivering your Agrico Shares electronically through the DWAC (Deposit/Withdrawal At Custodian) system.
Any corrected or changed written demand of redemption rights must be received by Continental at least two (2) business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two (2) business days prior to the vote at the Meeting.
Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Agrico Shares as of the Record Date. Any public shareholder who holds shares of Agrico on or before _______ 2022 (at least two (2) business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
In connection with tendering your Agrico Shares for redemption, you must elect either to physically tender your share certificates (if any) or other redemption forms to Continental or deliver your shares to Continental electronically using DTC’s DWAC system, in each case, at least two (2) business days before the Meeting.
If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is Agrico’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from Continental. Agrico does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Shareholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.
In the event that a shareholder tenders its Agrico Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders its shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Agrico anticipates that a shareholder who tenders shares of for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.
If properly demanded by Agrico’s public shareholders, Agrico will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of _______, 2022, this would amount to approximately $10.20 per share. If you exercise your redemption rights, you will be exchanging your shares for cash and will no longer own the Agrico Shares. The Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Shares held by them in connection with a shareholder vote to approve a proposed initial business combination. Accordingly, any Agrico Shares held by the Sponsor and Agrico’s directors and executive officers will be excluded from the pro rata calculation used to determine the per share redemption price.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Agrico Shares.
If too many public shareholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination. Holders of Agrico Warrants will not have redemption rights with respect to such securities.
Statutory Appraisal Rights under the Companies Act of the Cayman Islands
Holders of Agrico Units and Agrico Warrants do not have appraisal rights in respect to their Agrico Units and Agrico Warrants in connection with the Business Combination under the Cayman Companies Act.
Holders of Agrico Ordinary Shares who comply with the applicable requirements of Section 238 of the Cayman Companies Act may have the right, under certain circumstances, to object to the First Merger and exercise statutory appraisal (“dissenter”) rights, including rights to seek payment of the fair value of their Agrico Ordinary Shares. These statutory appraisal rights are separate to the right of holders of Agrico Shares to elect to have their shares redeemed for cash at the applicable Redemption Price in accordance with the Agrico Articles. It is possible that, if Agrico Shareholders exercise their statutory dissenter rights, the fair value of the Agrico Ordinary Shares determined under Section 238 of the Cayman Companies Act could be more than, the same as, or less than shareholders would obtain if they exercise their redemption rights as described herein. However, it is Agrico’s view that such fair market value would equal the amount which Agrico Shareholders would obtain if they exercise their redemption rights as described herein. Shareholders need not vote against any of the proposals at the Agrico Special Meeting in order to exercise their statutory dissenter rights under the Cayman Companies Act.
Shareholders who do wish to exercise dissenter rights, if applicable, will be required to deliver notice to Agrico prior to the Agrico Special Meeting and follow the process prescribed in Section 238 of the Cayman Companies Act. This is a separate process with different deadline requirements to the process which shareholders must follow if they wish to exercise their redemption rights in accordance with the Agrico Articles.
At the First Merger Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall be extinguished, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 238 of the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such Agrico Ordinary Shares shall no longer be considered Dissenting Shares for purposes hereof and such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share.
In the event that any holder of Agrico Ordinary Shares delivers notice of their intention to exercise Dissent Rights, if any, Agrico shall have the right and may at its sole discretion delay the consummation of the Business Combination in order to invoke the limitation on dissenter rights under Section 239 of the Cayman Companies Act. In such circumstances where the exception under Section 239 of the Cayman Companies Act is invoked, no Dissent Rights shall be available to Agrico Shareholders, including those Agrico Shareholders who have delivered a written objection to the First Merger prior to the Agrico Special Meeting and followed the process prescribed in Section 238 of the Cayman Companies Act, and each such holder’s Agrico Ordinary Shares shall thereupon be deemed to have been converted as of the First Merger Effective Time into the right to receive one Pubco Ordinary Share.

Accordingly, Agrico Shareholders are not expected to ultimately have any appraisal or Dissent Rights in respect of their Agrico Ordinary Shares in connection with the First Merger or Business Combination.
Proxy Solicitation Costs
Agrico is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Agrico and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Agrico will bear the cost of the solicitation.
Agrico has hired __________ to assist in the proxy solicitation process. Agrico has agreed to pay _________ a fee of $_________ plus associated disbursements (to be paid with non-trust fund accounts).
Agrico will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Agrico will reimburse them for their reasonable expenses.

KALERA SHAREHOLDER MEETING
General
Kalera is furnishing this joint proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the Kalera Shareholder Meeting. This joint proxy statement/prospectus provides Kalera’s shareholders with information they need to know in order to be able to instruct their vote to be cast at the Kalera Shareholder Meeting.
Date, Time and Place
The Kalera Shareholder Meeting will be held on ________, 2022 at 10:00 a.m., Eastern Time.
Purpose of the Kalera Shareholder Meeting
At the Kalera Shareholder Meeting, Kalera is asking holders of Kalera Shares to:
•consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Business Combination Proposal”);
•consider and vote upon a proposal to approve the adoption by Pubco of the 2022 Plan (the “Incentive Plan Proposal”);
•subject to the approval of the Business Combination Proposal, acknowledge that all the formalities of article 1021-7 of the Luxembourg Company Law have been satisfied and to approve the common draft terms of merger between Kalera S.A. and Lux Merger Sub (the “Second Merger”), to approve the Second Merger and to subsequently approve the increase of the share capital of Kalera S.A. through the issue of shares and in relation therewith, to amend article 5.1 of the articles of association of Kalera S.A. (the “Second Merger Proposal”);
•subject to the effectiveness and approval of the Second Merger, to waive any equal treatment rights of the shareholders and to cancel all shares in issuance prior to the effectiveness of the Second Merger without distribution of any proceeds and subsequent amendment of article 5.1 of the articles of association of Kalera S.A. (the “Kalera Capital Reduction”), all the above resolutions being the “Resolutions”.
Recommendation of the Kalera Board of Directors
The board of directors of Kalera has unanimously determined that the transactions under the Resolutions are fair to and in the best interests of Kalera and its shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Resolutions.
Record Date; Outstanding Shares; Shareholders Entitled to Vote
Kalera has fixed the close of business on _______, 2022 as the “Kalera Record Date” for determining Kalera shareholders entitled to notice of and to attend and vote via proxy at the Kalera Shareholder Meeting. As of the close of business on the Kalera Record Date, there were _______ Kalera Shares outstanding and entitled to vote. Each Kalera Share is entitled to one vote per share at the Kalera Shareholder Meeting as per the instructions below. Attending the Kalera Shareholder Meeting is for information and Q&A purposes only.
Quorum and Vote of Kalera Shareholders
As at the Kalera Record Date, the Kalera Shareholders held ________ % of the outstanding Kalera Shares. Such shares, as well as any Kalera Shares acquired in the aftermarket by the Kalera Shareholders will be voted in favor of the proposals presented at the Kalera Shareholder Meeting. Abstentions and nil votes shall not be taken into account. The proposals presented at the Kalera Shareholder Meeting will require the following votes:
•The approval of the Business Combination Proposal has no quorum requirement and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Incentive Plan Proposal has no quorum requirement and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Second Merger shall take place before a notary in the Grand Duchy of Luxembourg and will require the approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
•The approval of the Kalera Capital Reduction shall take place before a notary in the Grand Duchy of Luxembourg and will require the approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles.
Voting Your Shares
Each Kalera Share that you own in your name entitles you to one vote. If you are a holder of record of Kalera Shares on the Kalera Record Date, you may vote at the Kalera Shareholder Meeting by submitting a proxy for the Kalera Shareholder Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy and voting card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy and voting card, will vote your shares as you instruct on the proxy and voting card. If you sign and return the proxy and voting card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Kalera Board “FOR” the Resolutions.
If your shares are held in an account at a brokerage firm or bank (i.e. in street name), you may either instruct your broker or bank on how to vote your shares or use the enclosed proxy and voting card as instructed by Kalera, together in the latter case with a share certificate certifying the number of shares recorded in the relevant account on the Kalera Record Date. In both cases, virtual participation will be for information and Q&A purposes only.
Share Ownership of and Voting by Kalera Directors and Officers
Current Kalera directors and executive officers and certain other shareholders beneficially own an aggregate of approximately 45% of the outstanding Kalera Shares. Each current director and executive officer of Kalera has agreed to vote his or her Kalera Shares in favor of the Business Combination Proposal.
Revoking Your Proxy
If you are a shareholder and you give a proxy and voting instruction in order to revoke a proxy and voting instruction you will need to send a notice clearly stating your intention to revoke your proxy appointment and voting instruction to the proxyholder. You may also give new proxy and voting instructions by voting your shares again. Revocations or new voting instructions will need to be received by Kalera no later than 10:00 a.m. Eastern Time, on __________, 2022 being three (3) business days before the time appointed for the holding of the Kalera Shareholder Meeting; or
•you may notify Kalera, in writing, before the Kalera Shareholder Meeting that you have revoked your proxy and voting instruction provided that such revocation notice is received by Agrico no later than 10:00 a.m. Eastern Time, on __________, 2022 being three (3) business days before the time appointed for the holding of the Kalera Shareholder Meeting.

Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have questions about the Business Combination you may contact ______________.
If you are a shareholder and need additional copies of the joint proxy statement/prospectus or the enclosed proxy card or have any questions about how to vote or direct a vote in respect of your Kalera Shares you should contact: ______________
Proxy Solicitation Costs
Kalera is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Kalera and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Kalera will bear the cost of the solicitation.
Kalera has hired ______________ to assist in the proxy solicitation process. Agrico has agreed to pay ______________ a fee of $______________ plus associated disbursements (to be paid with non-trust fund accounts).
Kalera will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Kalera will reimburse them for their reasonable expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
Introduction
Agrico is a blank check company incorporated on July 31, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Agrico completed its IPO of 14,375,000 Agrico Units on July 12, 2021, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Agrico Units, at an offering price of $10.00 per Agrico Unit. Simultaneously with the consummation of the IPO, Agrico consummated the private placement of 7,250,000 private placement warrants to DJCAAC, LLC and Maxim Group LLC at a price of $1.00 per private placement warrant. In connection with the closing of the IPO, the Company issued to Maxim 143,750 Agrico Shares. Upon the closing of the aforementioned transactions, $146,625,000 of the net proceeds was placed in the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of December 31, 2021, there was approximately $146.6 million held in the Trust Account.
On January 30, 2021, the parties executed the Business Combination Agreement, pursuant to which they agreed to consummate the transactions specified therein, which are described elsewhere in this joint proxy statement/prospectus.
The following unaudited pro forma condensed combined balance sheet as of December 31, 2021 assumes that the Business Combination occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 assumes that the Business Combination was completed on January 1, 2021.
The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Agrico and Kalera was derived from the audited financial statements of Agrico and Kalera, respectively, as of and for the year ended December 31, 2021, included elsewhere in this joint proxy statement/prospectus. This information should be read together with Agrico’s and Kalera’s audited financial statements and related notes, the sections titled “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this joint proxy statement/prospectus.
Under both the no and maximum redemption scenarios, the Business Combination is accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Agrico has been determined to be the “acquired” company. This determination was primarily based on the following factors: (i) Kalera’s existing operations will comprise the ongoing operations of the combined company, (ii) Kalera’s senior management will comprise the senior management of the combined company and (iii) no shareholder will have control of the board of directors or a majority voting interest in the combined company after the Business Combination.
Description of the Business Combination
Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”) and (ii) one CVR per Kalera Share. The number of Exchange Shares will be determined prior to the Second Merger Effective Time in accordance with the terms of the Business Combination Agreement and will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to own approximately 52% of the issued and outstanding Pubco Ordinary Shares.
Accounting for the Business Combination
The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, Agrico is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of the Company issuing stock for the net assets of Agrico, accompanied by a recapitalization. The net assets of Agrico are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Company.
The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Members of Kalera’s senior management will comprise all key management positions of the combined company;
•Kalera will have the majority voting interest in the combined company under any redemption scenario (52% and 79.3% under the No Redemptions scenario and the Maximum Redemptions scenario, respectively);
•Kalera will have the ability to appoint the majority of the new Board and elect those directors through its majority voting power;
•The Company’s subsidiaries will comprise the ongoing operations of the combined company;
•The Company is larger in relative size that of Agrico; and
•The combined company will continue to operate under the Kalera tradename.

Basis of Pro Forma Presentation
The adjustments presented on the unaudited pro forma condensed combined balance sheet as of December 31, 2021, and statements of operations and comprehensive loss for the year ended December 31, 2021, have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 is based on the historical audited balance sheets of Kalera AS and Subsidiaries and Agrico as of December 31, 2021, and gives effect to the Business Combination as if it had occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021 combines the historical audited consolidated statement of operations of Kalera AS for the year ended December 31, 2021 and the historical audited statement of operations of Agrico for the period ended July 7, 2021 (Inception) through December 31, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2021.
Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, reflects the impact of Kalera’s acquisition of &ever GmbH, Munich (the “&ever Acquisition”) on October 1, 2021 as if it occurred on January 1, 2021. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the &ever Acquisition and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this joint proxy statement/ prospectus:
•historical audited financial statements of Agrico as of and for the period from July 7, 2021 (Inception) December 31, 2021
•historical audited combined financial statements of Kalera as of and for the year ended December 31, 2021
•historical unaudited financial statements of Kalera GmbH (formerly &ever GmbH) for the period from January 1, 2021 through September 30, 2021
Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this joint proxy statement/ prospectus entitled “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “&ever’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2021
(in thousands of United States Dollars, except share and per share amounts)

	Kalera AS	Agrico Acquisition Corp.	Business Combination Transaction Accounting Adjustments Assuming No Redemption	Notes	Pro Forma Combined Assuming No Redemption	Additional Business Combination Transaction Adjustments Assuming Maximum Redemption	Notes	Pro Forma Combined Assuming Maximum Redemption
Assets
Current assets:
Cash and cash equivalents	$16,146	$664	$146,645	(a)	$147,032			$29,439
			(5,031)	(f)				—
			(74)	(f)				—
			(11,189)	(g)				—
			(129)	(f)	—	(117,593)	(h)
Trade receivables, net	795	—			795			795
Inventory	1,190	—			1,190			1,190
Prepaid expenses and other current assets	2,960	6			2,966			2,966
Total current assets	21,091	671	130,222		151,983	(117,593)		34,390
Cash and marketable securities held in Trust Account	—	146,645	(146,645)	(a)	—
Property, plant, and equipment, net	128,162	—			128,162			128,162
Operating lease right-of-use assets	55,276	—			55,276			55,276
Goodwill	68,421	—			68,421			68,421
Intangible assets, net	72,371	—			72,371			72,371
Equity method investment	1,322	—			1,322			1,322
Other non-current assets	3,353	—			3,353			3,353
Total Assets	$349,997	$147,315	$(16,423)		$480,889	$(117,593)		$363,296
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$10,421	$—			$10,421			$10,421
Operating lease liabilities	1,618	—			1,618			1,618
Accrued salaries and wages	717	—			717			717
Accrued expenses	1,966	—	—		1,966			1,966
Due to related party		74	(74)	(e)
Accrued offering costs	—	129	(129)	(e)	—			—
Total current liabilities	14,721	203	(203)		14,721	—		14,721
Other non-current liabilities	662	—			662			662
Non-current operating lease liabilities	57,717	—			57,717			57,717
Deferred tax liability	8,447	—			8,447			8,447
Deferred underwriters’ fee		5,031	(5,031)	(e)	—			—
Asset retirement obligations	1,527	—			1,527			1,527
Total liabilities	$83,074	$5,234	$(5,234)		$83,074	$—		$83,074
Commitments and contingencies

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2021
(in thousands of United States Dollars, except share and per share amounts)

	Kalera AS	Agrico Acquisition Corp.	Business Combination Transaction Accounting Adjustments Assuming No Redemption	Notes	Pro Forma Combined Assuming No Redemption	Additional Business Combination Transaction Adjustments Assuming Maximum Redemption	Notes	Pro Forma Combined Assuming Maximum Redemption
Class A ordinary shares subject to possible redemption, 14,375,000 Class A shares at redemption value of $10.20 per share	—	146,625	(146,625)	(b)	—			—
Shareholders’ equity								—
Common Stock - $0.01 par value, 37,457,319 authorized, issued and outstanding			375	(b)	375			375
Common Stock - $0.01 par, 209,354 authorized, issued and outstanding	206	—	(206)	(c)	—			—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 143,750 issued and outstanding		—	—	(b)	—			—
Class B ordinary share, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 issues and outstanding		—	—	(b)	—			—
Additional paid in capital	330,870	—	146,625	(b)	467,548			349,955
			(5,031)	(e)
			(74)	(e)
			206	(c)
			(4,544)	(d)
			(375)	(b)
			(129)	(e)		(117,593)	(h)
Accumulated other comprehensive loss	(1,547)	—			(1,547)			(1,547)
Accumulated deficit	(62,606)	(4,544)	4,544	(d)	(68,561)			(68,561)
			5,031	(e)				—
			74	(e)				—
			129	(e)
			(11,189)	(g)				—
Total stockholders’ equity	266,923	(4,544)	135,436		397,815	(117,593)		280,222
Total liabilities and stockholders’ equity	$349,997	$147,315	(16,423)		$480,889	(117,593)		363,296

UNAUDITED PRO FROMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands of United States Dollars, except share and per share amounts)

	Kalera AS (Historical)	Kalera GmbH (Historical) (Euro)	Kalera GmbH (Historical) (USD)	&ever Acquisition Transactions Accounting Adjustments	Notes	Kalera AS (Pro Forma)	Agrico Acquisition Corp. (Historical)	Business Combination Transaction Accounting Adjustments Assuming No Redemption	Notes	Pro Forma Combined Assuming No Redemption	Additional Business Combination Transaction Accounting Adjustments Assuming Maximum	Notes	Pro Forma Combined Assuming Maximum Redemption
Net sales	$2,855			$—		$2,855	$—	$—		$—	$—		$2,855
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(9,634)	—	—			(9,634)				(9,634)			(9,634)
Selling, general, and administrative	(28,621)	(12,646)	(15,079)	—		(43,270)				(43,270)			(43,270)
expenses				430	(l)
									(r)
Depreciation and amortization	(4,009)	(113)	(135)	—		(7,199)				(7,199)			(7,199)
				(3,055)	(i)
Impairment loss	(1,051)	—	—	—		(1,051)				(1,051)			(1,051)
Formation, operating and transaction cost	—	—	—	(430)	(l)	(430)	(393)	(11,189)	(p)	(12,012)			(12,012)
Operating loss	(40,460)	(12,759)	(15,214)	(3,055)		(58,729)	(393)	(11,189)		(70, 311)			(70,311)
Interest (expense) income, net	(1,634)	(543)	(647)	—		(1,634)	20	(20)	(s)	(1,635)			(1,635)
Other income	780	635	757	—		1,538							—
Loss from operations before income tax	(41,314)	(12,667)	(15,104)	(3,055)		(58,826)	(373)	(11,209)		(71,945)			(71,945)
Income tax benefit	1,331	—	—	—		1,815				17,614			17,614
				483	(n)
								15,800	(q)
Loss before equity in net earnings loss of affiliate	(39,983)	(12,667)	(15,104)	(2,572)		(57,011)	(373)	(11,209)		(54,331)			(54,331)
Equity in net loss of affiliate	74	762	909	—		982				982			982
Net loss	$(40,057)	€(13,429)	$(16,013)	$(2,572)		$(57,993)	$(373)	$(11,209)		$(55,313)	$—		$(55,313)
Net loss per share - basic and diluted										$(1.47)			$(2.15)
Weighted average common shares outstanding - basic and diluted										37,457,319			25,697,994

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. Kalera AS (“Kalera” or “Successor”) has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the pro forma combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021, presents pro forma effects to the Business Combination as if it had been completed on January 1, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, presents pro forma effects to the Kalera GmbH Acquisition, and the Business Combination as if they had been completed on January 1, 2021.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021, has been prepared using and should be read in conjunction with the following, which are included in this joint proxy statement/ prospectus:
•Agrico’s audited balance sheet as of December 31, 2021, and the related notes; and
•Kalera’s audited consolidated balance sheet as of December 31, 2021, and the related notes.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, has been prepared using and should be read in conjunction with the following, which are included in this joint proxy statement/ prospectus:
•Agrico’s historical audited statement of operations for the period July 7, 2021 (Inception) through December 31, 2021, and the related notes;
•Kalera’s historical audited combined statement of operations for the year ended December 31, 2021,
•Kalera GmbH’s (formerly &ever GmbH’s) historical unaudited income statement for the period January 1, 2021, through September 30, 2021, and the related notes.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Agrico’s Common Stock:
•Assuming no redemptions: This presentation assumes that no shares of Agrico’s Common Stock are redeemed.
•Assuming maximum redemptions: This presentation assumes that that the maximum number of shares of Agrico Common Stock are redeemed such that the remaining funds held in the Trust Account after the payment of the redeeming shares’ pro-rata allocation are sufficient to satisfy the minimum Closing cash condition of $100.0 million. This is based on the amount of $146.6 million in the Trust Account as of December 31, 2021, in connection with the Business Combination, and a redemption price of $10.20 per share. Under this scenario, approximately 4,571,000 shares of Agrico Class A Common Stock may be redeemed and still enable Agrico to have the minimum closing cash requirement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the &ever Acquisition, or the Business Combination. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the Securities Exchange Commission (“SEC”). No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that Kalera believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Kalera believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the &ever Acquisition, or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.
2.Accounting Policies
Since Agrico had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of Kalera. Accordingly, the combined company uses the accounting policies of Kalera as described in Note 2 to Kalera’s audited consolidated financial statements as of December 31, 2021, and for the year ended December 31, 2021, included in this joint proxy statement/ prospectus. Further, &ever’s accounting policies were in compliance with German GAAP, which were then converted to U.S. GAAP. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021, are as follows:
a)Reflects the reclassification of cash and cash equivalents held in Trust Account that is available to fund the Business Combination consideration.
b)Reflects the reclassification of Agrico’s 14,518,750 Class A Common Stock and 3,593,750 of Class B Common Stock deemed redeemable at December 31, 2021, to common stock in permanent equity of Kalera.
c)Reflects the recapitalization of Kalera AS, including the reclassification of shareholders’ equity to common stock and additional paid-in capital of Kalera
d)Reflects elimination of Agrico’s accumulated deficit.
e)Reflects the settlement of estimated remaining unpaid transaction expenses. Estimated remaining unpaid transaction expenses are made up of (1) Agrico’s deferred underwriting fees that are recorded on the historical balance sheet as of December 31, 2021 (with a corresponding adjustment to additional paid-in capital); (2) Agrico’s offering costs and expenses incurred in connection with the issuance of equity that are recorded on the historical balance sheet as of December 31, 2021 (with a corresponding adjustment to additional paid-in capital).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
f)Reflects the payment of the Cash for the transaction costs reflected in (e) above.
g)Reflects the settlement of estimated transaction expenses related to the Special Purpose Acquisition Company (SPAC), see (p) below.
h)Reflects the withdrawal of funds from the Cash Account to fund the redemption of 11,759,325 shares of Common Stock at $10.20 per share reflecting approximately 79.3% of the outstanding shares of Agrico stock. The remaining 19.8% of the Agrico stock is owned by the CEO of the SPAC which will not be redeemed under the maximum redemption plan.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to reflect the effects of the &ever Acquisition, and the Business Combination on Kalera’s historical financial statements. The unaudited pro forma condensed combined statements of operations have been prepared for informational purposes only.
The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s weighted average shares outstanding, assuming the Business Combination had occurred on January 1, 2021.
The &ever Acquisition, pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:
i)Adjustment to include pre-acquisition depreciation and amortization on the fair value of the acquired tangible and intangible assets.
j)Not used.
k)Not used.
l)One-time, non-recurring transaction cost related to acquisition previously included in selling, general, and administrative expenses.
m)Not used.
n)Adjustment for income taxes, applying a statutory tax rate of 15.83% for the year ended December 31, 2021.
o)Not used.
The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:
p)Addition of transaction expenses for the Business Combination incurred or expected to be incurred subsequent to December 31, 2021. These costs will not affect Kalera’s statement of operations beyond 12 months after the Closing.
q)Adjustment for income taxes, applying a statutory tax rate of 22% for the year ended December 31, 2021.
r)Not used.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
s)Adjustment to remove interest income on cash and cash equivalents held in Trust Account.
4.Net Loss per Share
Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

THE BUSINESS COMBINATION PROPOSAL
The discussion in this joint proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. A copy of the Business Combination Agreement is attached as Annex A to this joint proxy statement/prospectus.
General
Structure of the Transaction
Pursuant to the Business Combination Agreement, Kalera and Agrico will enter into a business combination transaction by means of (i) the First Merger, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity of such merger and as a wholly owned subsidiary of Pubco (and Pubco becoming the new public reporting company), (ii) at least one (1) business day following the First Merger and subject thereto, the Second Merger, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the Second Merger and in this context Kalera will issue shares to Pubco, (iii) immediately following and in connection with the Second Merger, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction, and (iv) as soon as is reasonably practicable following the First Merger, Agrico will be entered into liquidation (the “Agrico Liquidation”) pursuant to which Agrico shall be liquidated and all assets of Agrico (if any) shall be distributed to Pubco. As a result of the Business Combination, Kalera will become a wholly owned subsidiary of Pubco and the security holders of Kalera and Agrico will become the security holders of Pubco.
The First Merger: Consideration to Agrico Security holders
The first transaction that comprises the Business Combination is the First Merger, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico surviving and being a wholly-owned subsidiary of Pubco.
Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant, respectively. As a result of the First Merger and the conversion or automatic adjustment (as applicable) of Agrico securities into securities of Pubco, the rights of Agrico security holders will change in material ways. See the section of this joint proxy statement/prospectus titled “Comparison on Shareholder Rights Between Luxembourg Company Law, Ireland Law and Cayman Islands Law” for a description of the differences between the provisions of the Cayman Islands Companies Act applicable to Agrico and the Irish Companies Act applicable to Pubco.
The Second Merger: Consideration to Kalera Security holders
At least one (1) business day following the First Merger and subject thereto, Pubco, Kalera and Lux Merger Sub will cause the Second Merger to be consummated, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the Second Merger and in this context Kalera will issue shares to Pubco. Immediately following and in connection with the Second Merger, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and contractual contingent value rights (each a “CVR”), which represent the right to receive up to two contingent payments of Pubco Ordinary Shares, and the holders of the Kalera Options will receive options in the capital of Pubco and, in the case of holders of In-the-Money Options, CVRs, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. Holders of In-the-Money Options that are vested will receive vested CVRs. Holders of unvested In-the-Money Options will receive unvested CVRs which vest on the same time vesting schedule that applied to the corresponding In-the-Money

Company Options (as defined in the Business Combination Agreement). All unvested CVRs will vest upon the payment of any milestone payment described below if the holder of such unvested CVR is employed or in the service of Kalera or one of its Subsidiaries as of the date of any milestone payment.
Each CVR represents a contingent right to receive additional Pubco Ordinary Shares, issuable upon the achievement of certain milestones, including: (i) Pubco Ordinary Shares trading at or over a market price of $12.50; and (ii) Pubco Ordinary Shares trading at or over a market price of $15.00, in each case, for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder (which includes each holder of In-the-Money Options to the extent its CVRs are vested) for the achievement of each milestone is, in each case, a pro rata portion of an amount of Pubco Ordinary Shares equivalent to approximately 5% of the amount of Kalera Shares outstanding as of immediately following the Kalera Capital Reduction on a fully diluted basis.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio (collectively, the “Exchange Shares”) and (ii) one CVR per Kalera Share.
Related Agreements or Arrangements
Non-Redemption Undertakings
The Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Ordinary Shares held by them in connection with a shareholder vote to approve a proposed initial business combination.
Sponsor Support Agreement
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Sponsor Support Agreement with DJCAAC LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed (i) to vote the Agrico Ordinary Shares held by them in favor of the approval and adoption of the Business Combination Agreement and approval of the business combination proposal and the Business Combination, (ii) to not transfer, during the period commencing on the date of the Sponsor Support Agreement and ending on the earlier of (a) the First Closing and (b) the liquidation of Agrico, any Agrico Ordinary Shares owned by the Sponsor, (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein), and (iv) to transfer to Agrico, surrender and forfeit a certain amount of Agrico Class B ordinary shares in the event that the amount of Agrico Ordinary Shares redeemed pursuant to the Redemption meet the threshold specified therein.
The Company Holders Support Agreements
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Major Shareholders”, and such agreement, the “Kalera Holders Support and Lock-Up Agreement”), pursuant to which each Non-Major Shareholder agreed (i) to vote all of such Major Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination, (ii) to not transfer, prior to the Second Closing Date, any of such Major Shareholder’s Covered Shares, and (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein). In addition to the Major Shareholders, all of Kalera S.A.’s officers and directors have agreed to vote in favor of the transaction. The total percentage of Kalera voting power that are subject to voting agreements is approximately 45%.
In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Non-Major Shareholders”, and such agreement, the “Kalera Holders Support Agreement”), pursuant to which each Kalera Supporting Shareholder agreed (i) to vote all of such Kalera

Supporting Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination and (ii) to not transfer, prior to the Second Closing Date, any of such Kalera Supporting Shareholder’s Covered Shares.
Amended Warrant Agreement
At the First Closing, Agrico and the Warrant Agent will enter into an amended warrant agreement (the “Amended Warrant Agreement”) and Pubco, Agrico and the Warrant Agent will enter into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which (i) Pubco will become a party to the Amended Warrant agreement and will assume all of the liabilities, duties, and obligations of Agrico under and in respect of the Amended Warrant Agreement; (ii) all references to Agrico warrants will be revised to become references to Pubco Warrants; and (iii) the outstanding warrants will be adjusted pursuant to the terms of the existing warrant agreement, such that the warrants will be exercisable for Pubco Ordinary Shares, in lieu of the Agrico Ordinary Shares previously issuable and receivable upon the exercise of rights under the existing warrant agreement.
Headquarters; Trading Symbol
After completion of the Business Combination:
•the corporate headquarters and principal executive offices of Pubco will be located at 10 Earlsfort Terrace, Dublin 2, Dublin, D02 T380, Ireland; and
•if Pubco’s application for listing is approved, the Pubco Ordinary Shares and Pubco Warrants will be traded on Nasdaq under the symbols “KAL” and “_______”, respectively.
Kalera’s Exploration of Strategic Alternatives Prior to Discussions with Agrico
Kalera's Board of Directors and management routinely evaluate Kalera’s business and financial plans and prospects. As part of this evaluation, in order to expand investment opportunity in Kalera and after taking into account the perspective of Kalera shareholders, on December 15, 2020, Kalera’s board of directors determined to initiate a process to consider strategic alternatives, including a transaction involving a listed special purpose acquisition company (“SPAC”), to maximize value for Kalera’s shareholders. In connection with such evaluation of strategic alternatives, Kalera engaged BofA Securities, Inc. (“BofA Securities”) to act as Kalera’s financial advisor in connection with a possible transaction.
Following such determination and until Kalera finalized negotiations with Agrico in respect of the proposed Business Combination, Kalera's board of directors explored numerous strategic alternatives, including a potential underwritten initial public offering, direct listing, a potential sale or merger transaction, among other alternatives.
From March 2021 through July 2021, Kalera, or representatives on Kalera’s behalf, communicated with numerous SPACs in connection with a potential transaction. Certain of the SPACs expressed interest in a potential transaction with Kalera and participated in introductory calls with representatives of Kalera. During this initial outreach period, five SPACs expressed significant interest and signed non-disclosure agreements with Kalera to receive access to Kalera’s virtual data room (the “VDR”) to conduct further due diligence.
In addition, from July 2021 through November 2021, the Company took steps to prepare for a potential underwritten initial public offering in the United States.
Background of the Business Combination
Agrico is a blank check company incorporated on July 31, 2020 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The potential Business Combination was the result of a search for potential transactions primarily utilizing the network of Agrico’s management team, including its board of directors, as well as in-bound feedback from financial advisors, brokers and developers. The terms of the Business Combination Agreement were the result of extensive negotiations among the representatives of Agrico and Kalera.

Negotiations and related conversations on behalf of Kalera were conducted with Kalera management, Chairman Elect, Kim Lopdrup, as well as Curtis McWilliams, as Director Elect. Mr. McWilliams had primary responsibility for negotiating the Business Combination Agreement on Kalera’s behalf.
On July 7, 2021, Agrico completed its initial public offering and subsequently its overallotment option for a total of 14,375,000 units at a price of $10.00 per unit, generating gross proceeds of $143.75 million before underwriting discounts and expenses. Each unit consisted of one Class A ordinary share and one-half of one redeemable public warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share for $11.50 per share, subject to certain adjustments. Simultaneous with the closing of the initial public offering, Agrico completed the private sale of an aggregate of 7,250,000 private placement warrants at a price of $1.00 per private placement warrant to our Sponsor and Maxim. The private placement warrants are substantially identical to the public warrants sold as part of the units in the initial public offering, except that the private warrants (i) will not be redeemable by Agrico or Maxim and (ii) will not be transferable, assignable or salable until the completion of the initial Business Combination and (iii) may be exercised for cash or a cashless basis at the holder’s option. In connection with the closing of the IPO, the Company issued to Maxim 143,750 Agrico Shares.
Since the completion of its initial public offering, Agrico evaluated a variety of potential target businesses with the objective of consummating its initial business combination. Representatives of Agrico were contacted by and contacted a number of individuals and entities who offered to present ideas for business combination opportunities, including financial advisors, brokers, developers and companies in the agricultural, industrial, consumer products, retail, power, mining and technology sectors. Agrico considered businesses that it believed could benefit from the substantial expertise, experience and network of its management team, had attractive growth prospects and exhibited industry leadership.
During the process that led to identifying Kalera as an attractive investment opportunity, from the date of Agrico’s initial public offering through January 30, 2022, Agrico’s management team evaluated over 88 potential business combination targets in various industries, including vertical farming, regenerative agriculture, consumer products, consumer technology, e-commerce, financial technology, agricultural technology, mining, hydrogen, agriculture inputs, bio manufacturing, power, and entered into non-disclosure agreements with approximately 14 potential business combination targets (other than Kalera). Of the 14 potential targets with which Agrico entered into non-disclosure agreements, Agrico conducted additional due diligence with respect to three companies prior to executing the Business Combination Agreement with Kalera.
One of the potential targets on which Agrico conducted additional due diligence, Company A, was a platform of consumer brands that were vertically integrated using regenerative agriculture practices. Representatives of Agrico received unsolicited contact from representatives of an AgTech venture capital firm close to Company A with regard to a potential business combination with Company A in April 2021. At that time representatives of Agrico informed the representatives of the AgTech venture capital firm that they would not engage in any discussions prior to the Agrico IPO. In August 2021, Agrico met and determined to execute a non-disclosure agreement with Company A to continue discussions regarding the potential business combination. Agrico conducted due diligence on Company A, including review of historic and budgeted projected statements. Representatives of Agrico met with representatives of Company A on two occasions via conference call and one in person. Agrico ultimately determined that the risks inherent in pursuing Company A, including the lack of integration of its existing brands and the prolonged impact of the COVID-19 pandemic on the company’s financial performance, outweighed the perceived benefits of further pursuing a combination with Company A. The last correspondence between Agrico and Company A was on September 29, 2021 and there was no further communication, negotiation, or diligence conducted after that date.
Another target, Company B, was an owner and operator of a waste management facility of organic agriculture waste and fertilizer producer. Representatives of Agrico were contacted by representatives of the investment bank representing Company B with regard to a potential financing and business combination with Company B in August 2021, after which Agrico determined to execute a non-disclosure agreement with Company B to continue discussions. Agrico conducted conference calls and virtual meetings with the Chief Executive Officer of Company B and other representatives of Company B on more than four occasions and engaged in due diligence on Company B including a detailed review of projected financial statements as well as capital expenditure details, municipal bonding capacity and off-take contracts. As a result of the discussions with Company B and Agrico’s due diligence,

Agrico determined to end its pursuit of Company B as a potential target for a number of reasons, including substantial perceived risk related to the long-term growth prospects of Company B’s industry. The last correspondence between Agrico and Company B was on September 17, 2021 and there was no further communication, negotiation, or diligence conducted after that date.
Agrico’s third potential target, Company C, was a technology, data management and imaging business in the industrial security industry. Representatives of Agrico were contacted by a mutual friend and former investment partner of Mr. de Jong with regard to a potential business combination with Company C in August 2021, after which Agrico determined to execute a non-disclosure agreement with Company C to continue discussions. Representatives of Agrico conducted due diligence conference calls with representatives of Company C and reviewed documents and data provided by Company C in a VDR. Agrico ultimately determined to cease discussions with Company C given the market size and near-term growth potential. The last correspondence between Agrico and Company C was on September 22, 2021 and there was no further communication, negotiation, or diligence conducted after that date.
For all other potential targets that Agrico evaluated, Agrico decided not to move forward with such targets prior to engaging in substantial due diligence and negotiations with such targets based on Agrico’s determination of whether such targets were attractive investment opportunities, were prepared to become a public company, and fit within Agrico’s target industries and areas of expertise.
On August 9, 2021, Martin Alexander Berg, an equity partner at Pareto Securities, reached out to Mr. Brent de Jong (Chairman and Chief Executive Officer of Agrico) to discuss various opportunities in the AgTech sector. On August 29, 2021, Mr. Berg specifically made a recommendation to review Kalera as a candidate for a business combination. Following a review of the publicly available information as well as market research on vertical farming, Agrico determined that it would like to learn more about the opportunity with Kalera.
On September 7, 2021, Mr. Tom Solomon, a principal at Pala Investment, which has provided financing to DJCAAC LLC, and who has been known to Mr. de Jong for a length of time had a call with Mr. Chris Logan, a Board Member of Kalera and representative of Kalera shareholder, Canica. Mr. Solomon reported to Mr. de Jong that Kalera would be interested in discussing a business combination with a SPAC if certain deal structures could be accommodated, principally Kalera being a non-US company.
On September 10, 2021, representatives of Agrico, including Mr. de Jong and Brian Zatarain (Board Member of Agrico), met via video conference with representatives of Kalera, including Mr. Fernando Cornejo (Chief Financial Officer) and Mr. Logan. Topics of the conversation included an overview of Kalera, key investment highlights, the business plan and capital needs.
On September 15, 2021, Agrico and Kalera signed a non-disclosure agreement. Mr. de Jong also met with a broad team of Kalera senior managers in Munich, Germany for a detailed introduction to the business and a facility tour.
On September 18, 2021, Mr. de Jong and Mr. Zatarain conducted on-site diligence of Kalera’s facilities and management in Houston, Texas.
On September 20, 2021, Agrico received access to Kalera’s VDR which included documents on Kalera’s business, its financials, the market and certain financial projections.
From September 21, 2021 to October 24, 2021, Agrico conducted its initial due diligence regarding a potential business combination with Kalera, including in-depth review of Kalera’s VDR and discussions with industry experts, including FTI Consulting, with experience in mergers and acquisitions and other financings involving AgTech companies. Industry experts were consulted regarding competitive landscape, industry outlook, Kalera’s business model and overall commercial and financial position.
On September 27, 2021, the Agrico Board of Directors met and reviewed vertical farming opportunities including Kalera as well as other transactions in its pipeline.

On October 5, 2021, Agrico representatives including Mr. de Jong, Mr. Zatarain and Mr. Roberto Perez (Chief Financial Officer) and Kalera representatives including Mr. Daniel Malechuk (former Chief Executive Officer) and Mr. Cornejo met to discuss the fundamentals of the business, sales and marketing strategies, talent management and compensation, and other topics.
On October 6, 2021, Agrico representatives including Mr. Zatarain and Mr. Donald Hubbard (Board Member) and Kalera representatives Mr. Malechuk and Mr. Cornejo met to discuss the facility operations, production, yields and other topics as well as complete a site tour.
On October 9, 2021, Mr. de Jong provided Kalera representatives including Mr. Malechuk, Mr. Cornejo (Chief Financial Officer), Mr. Logan (Board Member), Mr. Bjørge Gretland (Board Member), Sonny Perdue (Board Member Elect), Mr. Kim Lopdrup (Chairman of the Board Elect), Mr. McWilliams and Mr. Umur Hursever (Board Member) with an indicative term sheet for a possible business combination and exchange share count analysis (the “Term Sheet”).
On October 10, 2021, the Kalera Board of Directors met to discuss the Term Sheet amongst other topics. Following said discussion, at the request of the Kalera Board of Directors, Mr. Malechuk communicated the interest of the Kalera Board of Directors and management to continue with discussions with Agrico.
On October 13, 2021, the Agrico board meeting reviewed and discussed the: (i) Term Sheet, (ii) share exchange calculations in a public-style deal, (iii) recent bank pitches made to Kalera about IPO market and SPAC market, (iv) Kalera quarterly presentation and (v) management meetings and VDR materials.
On October 14, 2021, the Kalera Board of Directors met to deliberate on a possible transaction with Agrico and the proposed terms contained in the Term Sheet provided by Agrico.
On October 15, 2021, Mr. Malechuk and Mr. de Jong spoke and discussed that there could be a financing need of $25 million to $50 million for Kalera prior to the completion of the fully implemented business combination. The style of additional capital and whether a pre-US initial public equity placement or debt facility would be feasible with a SPAC structure remained open points. Additionally, Mr. Malechuk communicated Kalera’s desire to maximize the number of Agrico’s shareholders signing non-redemption agreements and indicated that they would endeavor to obtain support of significant Kalera shareholders in the form of voting agreements in addition to Lightrock and Canica who were represented on the Kalera board.
On October 22, 2021, at the direction of the Kalera Board of Directors, a representative of BofA Securities sent Agrico a revised Term Sheet approved by the Kalera Board of Directors. The revised Term Sheet proposed (a) a 30-day volume weighted average price (“VWAP”) (which assumed an indicative price range of NOK25.30 to NOK31.46 based on the then-current VWAP), (b) conditioning a transaction on debt and equity financing prior to or simultaneously to a business combination agreement and (c) simplifying of calculation of promote share clawback of DJCAAC LLC’s interest in Agrico.
As part of the review of the Term Sheet, Agrico undertook a valuation of Kalera. The NOK25.3 to NOK31.46 range implied a market capitalization of US$640 million to US$795 million. Based on a review of comparable U.S. public companies, Kalera’s valuation compared favorably, particularly considering efficiency of capital expenditures, expected yields of output per facility per square foot as well as overall expected total production volumes in 2022 and through 2026. The Agrico Board also observed that both Kalera and the broader comparable set of companies had been on a downward trend line of share prices and, therefore, valuations and expected that the final exchange ratio would likely be lower than the valuation range initially set. The pricing mechanism of VWAP or a floating share price to set the final exchange ratio gave flexibility and protection to Agrico Shareholders in the event that a further drop in the Kalera market capitalization would occur. There has not been a significant change in Agrico’s valuation of Kalera since the date of the Term Sheet.
On October 23, 2021, the Agrico Board and management reviewed the revised Term Sheet.
On October 24, 2021, Mr. de Jong for Agrico and Mr. McWilliams for Kalera executed the Term Sheet, pursuant to which Kalera and Agrico agreed to an initial exclusivity period of sixty (60) days so that Agrico could complete further due diligence, which period was subject to an additional fifteen (15) day extension if the parties were continuing to negotiate in good faith. As described above, the contemplated valuation was based on the 30-day VWAP.
Beginning on October 29, 2021, members of Agrico, Kalera, representatives of BofA Securities and legal advisors representing both parties began weekly status calls to coordinate due diligence, deal structuring, documentation and other topics. These weekly calls generally continued until the signing of the Business Combination Agreement.
During November, Kalera’s legal counsel and tax and accounting advisors explored potential structures for the transaction. Kalera provided updates on this process during the weekly status calls.
On December 4, 2021, Milbank provided to Loeb & Loeb an initial draft of the Business Combination Agreement, based on the letter of intent, noting that the form of transaction structure was still under review. Among other terms and conditions, the initial draft of the Business Combination Agreement included a condition to Kalera’s obligation to close the transaction that US$90 million must be available in the Agrico trust account, which was intended to be satisfied by obtaining non-redemption agreements from Agrico shareholders. In early December, Milbank also provided Loeb & Loeb with a draft transaction steps plan for the proposed business combination, which anticipated that Agrico and Kalera would ultimately become subsidiaries of an Irish entity.
On December 10, 2021, Milbank and Loeb & Loeb conducted a telephone conference to discuss the tax structuring of the proposed business combination. That same day, certain members of Kalera senior management, Agrico, and Milbank met in person in New York to discuss financing sources for the transaction. On December 13, 2021, Milbank circulated a revised draft of the Business Combination Agreement, reflecting the updated tax structuring of the transaction.
On December 13, 2021, Mr. McWilliams was named as Interim CEO of Kalera.
On December 20, 2021, Agrico engaged FTI Consulting to provide diligence advisory services for the contemplated transaction with Kalera including the review of the go to market strategy, key customer relationships, unit economics, public company readiness and other topics.
On December 20, 2021, Milbank provided an initial draft of the Kalera disclosure schedules to Loeb & Loeb. During December 2021 and January 2022 and in connection with the negotiation of the Business Combination Agreement and the review of the Kalera disclosure schedules, Agrico and its advisors conducted legal due diligence on Kalera, based on information made available in the VDR and pursuant to calls and meetings held between representatives of the parties.
On December 21, 2021, Loeb & Loeb and Milbank participated in a telephone conference to discuss the material terms of the Business Combination Agreement, which, through negotiations in December, now included an earn-out provision, to provide for additional value to Kalera shareholders. Although the minimum cash condition was an open issue, the parties agreed to discuss the minimum cash condition.
On December 28, 2021, Loeb & Loeb circulated a revised draft of the Business Combination Agreement to Milbank. The key issues addressed in the revised draft were (i) certain clarifying changes to the calculation methodology and payment terms of the merger consideration, (ii) the scope of certain representations and warranties, (iii) the scope of the pre-closing covenants of the parties, (iv) deal certainty and the closing conditions and (v) Kalera’s proposed right to terminate the Business Combination Agreement to enter into a transaction that constituted a superior proposal (the “fiduciary out”).
Between December 30, 2021 and January 30, 2022, Loeb & Loeb and Milbank exchanged various drafts of the ancillary transaction documents, including the Sponsor Support Agreement, the Company Support Agreement, a Cayman Islands Plan of Merger, a Luxembourg Plan of Merger, revised organizational documents for the combined companies, and a new employee incentive equity plan. Pursuant to the draft Sponsor Support Agreement, the Sponsor would agree (i) to vote its shares in favor of the Business Combination Agreement and the Transactions and the other Condition Precedent Proposals included in the accompanying proxy statement/prospectus; (ii) to not transfer their shares of Holdco Ordinary Shares held by the Sponsor immediately following the Closing for a period of one year following the Second Closing Date, subject to certain exceptions; and (iii) that a portion of the Sponsor promote would be forfeited to the extent that the Minimum Cash Condition in the Business Combination Agreement is not satisfied, and Kalera waives such condition. During this time period, the parties continued to negotiate the terms of the Sponsor Support Agreement and other ancillary documents, exchanging multiple drafts before agreed final versions were reached on January 30, 2022.
On January 4, 2022, Milbank circulated a revised draft of the Business Combination Agreement to Loeb & Loeb.
On January 11, 2022, Loeb & Loeb circulated a revised draft of the Business Combination Agreement to Milbank. The key issues addressed in the revised draft were (i) certain changes to the exchange and payment terms of the merger consideration to reflect non-U.S. legal requirements, (ii) the no-solicitation covenants applicable to the Company, (iii) the closing conditions, and (iv) the termination fee triggers.
After the exclusivity period under the Term Sheet expired, the Kalera Board asked BofA Securities to reach out to one additional party (“Party A”) and also considered approaching another strategic party (“Party B”). On January 17, 2022, at the request of the Kalera board, BofA Securities reached out to Party A to explore Party A’s interest in a potential strategic transaction with Kalera, on a preliminary basis. Party A did not act on the outreach and this exploratory effort was not pursued further. With the authorization of the Kalera Board, Andrea Weiss, a member of the Kalera Board spoke to Party B on January 20, 2022 who then introduced themselves to Mr. Lopdrup via email. After further discussion among the Kalera Board, including with its advisors, the Kalera Board determined that continuing to pursue the transaction with Agrico was in the best interests of Kalera and its shareholders, and it did not pursue any discussions with Party B.
On January 19, 2022, representatives from Agrico, Loeb & Loeb, Kalera, and Milbank participated in an all hands telephone conference to discuss outstanding points in the Business Combination Agreement. Also on January 19, 2022, Mr. McWilliams, on behalf of Kalera, and Mr. de Jong, on behalf of Agrico, held a teleconference to discuss the minimum cash condition. Until the BCA was signed on January 30, 2022, the parties continued to negotiate the minimum cash condition, among other open points.
On January 22, 2022, Milbank circulated a revised draft of the Business Combination Agreement to Loeb & Loeb. On January 24, 2022, Milbank circulated a draft of the Contingent Value Rights Agreement documenting the earn-out to Loeb & Loeb. Loeb & Loeb commented on the Contingent Value Rights Agreement on January 26, 2022.
On January 24, 2022, Agrico held a board meeting to review all transaction documents, FTI Consulting diligence, Loeb & Loeb legal findings, share price performance of Kalera, market dynamics and other topics to consider the transaction. The board meeting was adjourned to give directors additional time to review materials.
Commencing on January 24, 2022 and through the signing date of the Business Combination Agreement, Milbank and Loeb & Loeb had daily calls to discuss transaction updates, finalize transaction documents and coordinate on the signing process.
On January 26, 2022, Loeb & Loeb circulated to Milbank a markup of the Company Holder Support Agreement, which was then finalized on January 27, 2022.
On January 27, 2022, Agrico held a board meeting to continue deliberations and to hold a vote. Mr. John Baker abstained from the vote due to the fact that he serves in other roles in companies in the vertical farming industry, albeit not in direct competition with Kalera. All other directors voted in favor of the transaction.
On January 28, 2022, Loeb & Loeb circulated a revised draft of the Business Combination Agreement to Milbank. On January 29, 2022, representatives from Agrico, Loeb & Loeb, Kalera, Milbank and BofA Securities had a telephone conference to negotiate remaining open items in the Business Combination Agreement. The parties expressed their respective positions on, among other matters, (i) fraud, (ii) the effect of potential breaches by Kalera of the covenants surrounding a Company Alternative Proposal, (iii) conditions for payment of a termination fee to

Agrico, and (iv) the minimum closing cash condition. Following this meeting, Milbank circulated a revised draft of the Business Combination Agreement to Loeb & Loeb. Through continued discussions on January 29 and 30, 2022, the parties resolved the final open points on the Business Combination Agreement and ancillary agreements, including agreeing that Kalera’s obligation to consummate the business combination would be conditioned on the receipt or availability of US$100 million with respect to the Agrico trust account and the Company, net of transaction expenses and excluding funds that may become available from certain specified counterparties. Kalera and Agrico agreed to work together to find a market based source for the funding necessary to satisfy the minimum cash closing condition.
On January 30, 2022, the Kalera Board of Directors, with representatives of Milbank, Norwegian counsel and BofA Securities present, met via videoconference to discuss the business combination, including a detailed discussion of the forms of the transaction documents. The Kalera Board of Directors reviewed the proposed terms of the transaction agreements that had been negotiated with Agrico and its representatives. Following discussion including with its advisors on matters concerning the proposed business combination, the Kalera Board of Directors unanimously approved the transaction documents, subject to final negotiations and modifications, and determined to recommend the approval of the transaction documents to its shareholders.
On January 30, 2022, Agrico, Pubco, and Kalera executed the Business Combination Agreement. Concurrent with the execution of the Business Combination Agreement, Agrico and Kalera also entered into the Company Holders Support Agreement, and the Sponsor Support Agreement, in each case, with the counterparties thereto. See “—Related Agreements or Arrangements” for additional information.
In advance of the European market opening on January 31, 2022, Agrico and Kalera issued a press release announcing the execution of the Business Combination Agreement, which Agrico filed with a Current Report on Form 8-K on the same day along with the executed Business Combination Agreement and an investor presentation providing information on Kalera and the proposed Business Combination.
On February 2, 2022, Kalera held an investor presentation which was attended by Brent de Jong and Brian Zatarain.
Agrico Board’s Reasons for the Business Combination
On January 27, 2022, the Agrico Board (i) approved the Business Combination Agreement and related transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of Agrico and its shareholders, and (iii) recommended that Agrico’s shareholders approve and adopt the Business Combination.
In evaluating the Business Combination and making these determinations and this recommendation, the Agrico Board consulted with Agrico’s management and considered a number of factors.
Agrico’s criteria and guidelines for the evaluation of business combination opportunities included, but was not limited to, the following:
•Large and Compelling Growth Market. Agrico focused on investments in industry segments that it believes demonstrate attractive long-term growth prospects and reasonable overall size or potential. Agrico views growth as an important driver of value and sought companies whose growth potential can generate meaningful upside.
•Attractive, Inherently Profitable Business With High Operating Leverage. Agrico’s focus was on investing in companies that it believes possess not only established business models and sustainable competitive advantages, but also have inherently profitable unit economics.
•Strong Management Teams. Agrico sought to acquire a business that has an experienced management team with a proven track record for producing rapid growth and with an ability to clearly and confidently articulate the business and market opportunities to public market investors.

•Opportunity for Operational Improvements. Agrico sought to identify businesses that it believes are stable but at an inflection point and would benefit from Agrico’s ability to drive improvements in the target’s processes, go-to-market strategy, product or service offering, sales and marketing efforts, geographical presence and/or leadership team.
•Differentiated Products or Services. Agrico evaluated metrics such as recurring revenues, product life cycle, cohort consistency, pricing per product or customer, cross-sell success and churn rates to focus on businesses whose products or services are differentiated or where it saw an opportunity to create value by implementing best practices.
•Limited Technology Risk. Agrico sought to invest in companies that have established market-tested products or service offerings, and do not lend themselves to erratic technology risks.
•Appropriate Valuations. Agrico focused on target companies based on disciplined valuation-centric metrics.
•Benefit From Being a Public Company. Agrico pursued a business combination with a company that it believes will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.
•Leading Industry Position and Competitive Market Advantage. Agrico focused its search on targets operating within the agribusiness, technology, financial, energy, industrial and infrastructure sectors which Agrico believes have strong fundamentals, favorable prospects and a high likelihood of generating strong risk-adjusted returns for Agrico shareholders. Agrico sought to acquire a business whose products utilize a proprietary or patented technology, have a dominated market position in a specific geographic or technological niche, or have some other form of distinct competitive advantage. The factors considered include management’s credentials, growth prospects, competitive dynamics, level of industry consolidation, need for capital investment, intellectual property, barriers to entry, and merger terms.
•Potential to Grow, Including Through Further Acquisition Opportunities. Agrico sought to acquire a business which has the potential to supplement its organic growth with a pipeline of potentially actionable acquisitions.
•High Organic Revenue Growth, Attractive Gross Margins, Prudent Debt. Agrico sought to acquire a business that has the ability to grow rapidly across various market conditions and in varying economic cycles and the near-term potential to generate significant increases in revenue as well as strong and sustainable operating margins.
•Sourced on a Proprietary Basis. Agrico did not seek to participate in broadly marketed processes, but rather it aimed to leverage its extensive network to source a proprietary initial business combination.
•Preparedness for the Process and Public Markets. Agrico sought to acquire a business that has or can put in place prior to the closing of a business combination the governance, financial systems and controls required in the public markets.
These criteria are were not intended to be exhaustive. All evaluations relating to the merits of a particular initial business combination were based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that Agrico’s management team deemed relevant.
In considering the Business Combination, the Agrico Board determined that the Business Combination was an attractive business opportunity that met the vast majority of the criteria and guidelines above, although not weighted or in any order of significance.

In particular, the Agrico Board considered the following factors:
1.Large Total Addressable Market. The Agrico Board noted that, based on publicly available research on controlled environment agriculture, the total addressable retail market is greater than $430 million for organic leafy greens and $230 million for vertically farmed leafy greens.
2.Superior Product vs. Traditional Agriculture. The Agrico Board noted Kalera’s ability to provide locally grown, pesticide- and herbicide-free, great tasting produce delivered at peak freshness with longer shelf life and security of year-round supply. Proximity of Kalera’s farms to end consumers also enables significant reduction in transportation logistics costs and associated environmental impact.
3.Wide Product Offering Appealing to a Broad Customer Base. The Agrico Board noted that Kalera offers a growing number of Stock Keeping Units (“SKUs”), and that its products are currently sold in retail stores, including HEB, Kroger and Publix, amongst others.
4.Best-in-class Unit Economics. The Agrico Board noted that Kalera is on track to achieve high yield and low-cost operations, enabled by its unique facility design.
5.Strategic Plan with Multiple Levers of Growth. The Agrico Board believes that Kalera’s strategic plan is attractive, with focus on organic growth, investments into key areas of its business and brand awareness, and by pursuing new growth opportunities domestically and internationally.
(i)Organic Growth. Kalera plans to expand its geographic and market reach by building additional facilities across the United States as well as the Middle East and South East Asia. Kalera’s pre-engineered, modular facility construction enables rapid scaling of new facilities with low execution risk.
(ii)Investment. Kalera intends to grow all key areas of its business including sales, marketing, technology and genetics, enabling a sustainable competitive advantage, and continuously improving its unit economics and product offering. In addition, Kalera plans to invest in increasing its brand awareness to help it achieve strong retailer and customer loyalty.
(iii)Vindara. Kalera’s recent acquisition of Vindara gives the company an excellent platform to add a full suite of leafy green products. It is both an opportunity to grow sales in existing facilities, but to also sell seeds to other indoor farming producers.
(iv)Pursue New Growth Domestically and Internationally. In addition to expanding domestically, Kalera plans to opportunistically evaluate an international expansion strategy, leveraging the opportunity to deliver its controlled environment agriculture expertise and technology to additional markets.
6.Revamped Board and Management Team. Following the Business Combination, the board will be comprised of nine members led by Mr. Curtis McWilliams, as interim Chief Executive Officer and a member of the board. Kalera has hired Heidrick & Struggles to assist on the CEO search.
7.Financial Condition. The Agrico Board also considered factors such as Kalera’s historical financial results, outlook, financial plan and debt structure, as well as valuations and trading of publicly traded companies and valuations of precedent merger and acquisition targets in similar and adjacent sectors. See “—Summary of Kalera Financial Analysis” for more information regarding the financial analysis performed and factors considered by Agrico in connection with the valuation of Kalera.
8.Terms of Transaction. The Agrico Board reviewed and considered the terms of the Business Combination Agreement and the related agreements, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate the agreement. See “—The Business Combination Agreement” and “—Related Agreements or Arrangements” for detailed discussions of the terms and conditions of these agreements.

9.Results of Review of Transactions. The Agrico management team evaluated several companies. The Agrico Board considered that it was not aware of any alternative transactions that would be reasonably likely to be more favorable to the Agrico shareholders than the terms of the Business Combination. In particular, since Agrico’s initial public offering, representatives of Agrico had considered over 88 potential acquisition targets and entered into nondisclosure agreements with approximately 14 potential acquisition targets (other than Kalera) or their representatives. Despite these efforts, the Agrico Board was not aware of any transaction available to Agrico that it believed was more favorable than the Business Combination. In addition, the Agrico Board considered that the terms of the Business Combination had been negotiated on an arm’s-length basis in light of each party’s judgment about its ability to negotiate different or better terms. Based on the negotiations, the Agrico Board considered that it believed that the terms of the Business Combination Agreement and related agreements were the best terms to which Kalera were reasonably likely to agree. See “—Background of the Business Combination” for more information on Agrico’s consideration of other transactions and the negotiations of the terms of the Business Combination. The Agrico Board also considered that Agrico could decide not to consummate an initial business combination and return to its shareholders their pro rata portion of the trust account, however, the Agrico Board determined that, in light of the other factors considered by the board noted in this section, the Business Combination was more beneficial to Agrico’s shareholders than not consummating an initial business combination.
10.Continued Ownership by Sellers. The Agrico Board considered that Kalera’s equity-holders would be receiving all of its consideration in equity in the combined company. The Agrico Board considered this as a sign of confidence in the combined company following the Business Combination and the benefits to be realized by each company as a result of the Business Combination.
11.Results of Due Diligence. The Agrico Board considered the scope of the due diligence investigation conducted by Agrico’s management and outside advisors and evaluated the results thereof and information available to it related to Kalera, including:
(i)multiple meetings, calls and site visits with the Kalera management team regarding its operations and projections and the proposed transaction;
(ii)review of materials related to Kalera made available by Kalera, including material contracts, strategic plans, key metrics, benefit plans, insurance policies, litigation information, financial information, risk mitigation materials and other legal diligence;
(iii)review of financial due diligence materials prepared by professional advisors;
(iv)review of commercial due diligence materials prepared by professional advisors;
(v)other financial, accounting, tax, legal, environmental, regulatory and real estate diligence; and
(vi)discussions with industry experts, including FTI Consulting, with experience in mergers and acquisitions and other financings involving AgTech companies. Industry experts were consulted regarding competitive landscape, industry outlook, Kalera’s business model and overall commercial and financial position.
The Agrico Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
1.Potential Inability to Complete the Business Combination. The Agrico Board considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Agrico if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. In particular, they considered the uncertainty related to the Closing primarily outside of the control of the parties to the transaction. In addition, the Agrico Board considered the risk that the current public shareholders of Agrico would redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to the combined company following the consummation of the Business Combination and potentially requiring Kalera to waive certain conditions under the Business Combination Agreement in order for the Business Combination to be consummated. The Agrico Board noted that the Business Combination Agreement includes a condition that, after giving effect to redemptions by holders of Agrico Class A ordinary shares in connection with the Business Combination, the combined company shall have net available cash equal to no less than $100,000,000. As of September 30, 2021, without giving effect to any future redemptions that may occur, the trust account has approximately $146,625,000. Further, the Agrico Board considered the risk that current public shareholders would exercise their redemption rights is mitigated because Kalera will be acquired at an attractive aggregate purchase price.
2.Kalera Business Risks. The Agrico Board considered that Agrico shareholders would be subject to the execution risks associated with the combined company if they retained their public shares following the Closing, which were different from the risks related to holding public shares of Agrico prior to the Closing. In this regard, the Agrico Board considered that there were risks associated with successful implementation of the combined company’s long term business plan and strategy, the combined company realizing the anticipated benefits of the Business Combination on the timeline expected or at all. The Agrico Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Agrico shareholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see “Risk Factors.”
Additionally, as part of its evaluation of the Business Combination, the Agrico Board thoroughly reviewed the projections for the combined company, which included facility expansion and unit economics, among other factors. While the Agrico Board recognized the inherent risks associated with achieving these projected results, the Agrico Board gained comfort in these projections through a number of factors. First, Agrico engaged a third-party industry consultant to evaluate Kalera’s current operations and plans for expansion. The consultant validated that Kalera has already achieved its projected unit economic performance in its operational facility. Additionally, the consultant validated that Kalera’s planned facility expansion is prudent and achievable based on its proposed business plan. Second, the Agrico Board considered that Kalera’s access to additional capital, through both the proposed Business Combination with Agrico and capital raising initiatives generally, would provide Kalera the resources necessary to perform in-line with projections. Third, the Agrico Board evaluated Kalera’s management team and determined the team to be comprised of seasoned industry executives with extensive experience. The clear gap being the CEO, which search is ongoing. The Agrico Board determined that Kalera’s management team was prudent in forming their business projections and is well-equipped to support the business following the proposed Business Combination.
3.Limitations of Review. The Agrico Board considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the price Agrico is paying to acquire Kalera is fair to Agrico or its shareholders from a financial point of view. In addition, the senior management reviewed only certain materials in connection with its due diligence review of Kalera. Accordingly, the Agrico Board considered that Agrico may not have properly valued Kalera.
4.No Survival of Remedies for Breach of Representations, Warranties or Covenants of Kalera. The Agrico Board considered that the terms of the Business Combination Agreement provide that Agrico will have no surviving remedies against the shareholders of Kalera after the Closing to recover for losses as a result of any inaccuracies or breaches of certain of Kalera’s fundamental representations, warranties or post-closing covenants set forth in the agreement. As a result, Agrico shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Kalera prior to the Closing, whether determined before or after the Closing, without any ability to reduce the consideration to be paid in the Business Combination or recover for the amount of any damages. The Agrico Board determined that this structure was appropriate and customary, in light of the fact that several transactions include similar terms and the owners of Kalera would continue to be equity holders in the combined company.

5.Interests of Agrico’s Directors and Executive Officers. The Agrico Board considered the potential additional or different interests of Agrico’s directors and executive officers, as described in the section entitled “—Interests of Agrico’s Directors and Executive Officers in the Business Combination.” However, Agrico’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Agrico’s initial public offering and are included in this joint proxy statement/prospectus and (ii) these disparate interests would exist with respect to a business combination by Agrico with any other target business(es)
Based on its review of the forgoing considerations, the Agrico Board concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects Agrico shareholders will receive as a result of the Business Combination.
The preceding discussion of the information and factors considered by the Agrico Board is not intended to be exhaustive but includes the material factors considered by the Agrico Board. In view of the complexity and wide variety of factors considered by the Agrico Board in connection with its evaluation of the Business Combination, the Agrico Board did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Agrico Board may have given different weight to different factors. The Agrico Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.
This explanation of the Agrico Board’s reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Summary of Kalera Financial Analysis
The following is a summary of the financial analyses prepared by Kalera management and reviewed by the board of directors of Agrico in connection with the valuation of Kalera. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by Agrico nor does the order of the financial analysis described represent the relative importance or weight given to those financial analyses by the board of Agrico. We may have deemed various assumptions more or less probable than other assumptions, so the valuations implied by the analysis summarized below should not be taken to be our view of the actual value of Kalera.
In performing its analyses, Agrico made numerous material assumptions with respect to, among other things, timing of revenue streams, pace of new client acquisition, characterization of the products, the timing of, and amounts of, any payments from contracts, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of Agrico, Kalera, or any other parties to the Business Combination. Further, Agrico specifically assumed:
•Kalera will be able to continuously execute on its business plan, both in terms of existing operations and opportunities for future expansion; and
•The cash delivered to Kalera at the closing of the Business Combination will be sufficient to finance Kalera for the next several years, allowing for the achievement of meaningful catalysts and value creation as a result of the closing of the Business Combination.
None of Kalera, Agrico, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Kalera do not purport to be appraisals or reflect the prices at which Kalera shares may actually be valued upon closing of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following analysis, to the extent that it is based on market data, is based on market data as it existed on or before the time of such analysis and is not necessarily indicative of current market conditions.
Comparable Company Analysis
With respect the valuation of Kalera, Agrico reviewed certain publicly available financial information of other companies, selected based on the experience and the professional judgment of Agrico management. In connection with this analysis, Agrico reviewed certain financial information of Kalera, including its key assumptions and value drivers as well as its financial statements and expected cash requirements.
Agrico considered certain financial and operating data for certain (i) AgTech companies (the “AgTech Comparables”) and (ii) certain healthy-consumer companies (the “Healthy-Consumer Comparables” and, together with the AgTech Comparables, the “Comparables”). The selected companies were:
AgTech Comparables
•AppHarvest
•Local Bounti
•Benson Hill
Healthy Consumer Comparables
•Freshpet
•Beyond Meat
•Vital Farms
None of the selected companies has characteristics identical to Kalera. Companies were selected because they have a combination of comparable growth profiles and margins, overlapping end markets, or similarly focused products. AppHarvest and Local Bounti are relevant because they are peers in the Agtech industry. Freshpet, Beyond Meat and Vital Farms are relevant because they target similar end customers to Kalera and they have similar projected growth profiles. An analysis of selected companies is not purely quantitative but rather it involves complex considerations and judgements concerning differences in business, operating and financial characteristics of the selected companies and a variety of other factors that could affect the public trading values of the companies reviewed. Agrico believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparables. Accordingly, Agrico also made qualitative judgments, based on the experience and professional judgment of its directors and officers, concerning differences between the business, operational and financial characteristics of Kalera and the selected companies to provide a context in which to consider the results of the quantitative analysis.

Agrico reviewed the following operational and valuation benchmarks of Kalera in comparison to the Comparables with data as of January 31, 2021, which Agrico management deemed relevant based on its professional judgment and expertise:
Operational Benchmarking

Company	Calendar Year (CY) 2024E Revenue Growth (%)	CY 2024E EBITDA Margin (%)	CY 2025E Revenue Growth (%)	CY 2025E EBITDA Margin (%)	CY 2026E Revenue Growth (%)	CY 2026E EBITDA Margin (%)
Kalera(1)	167.9%	4.5%	64.8%	16.0%	36.0%	23.1%
The Comparables(2)
AppHarvest	102.3%	7.0%	46.9%	31.5%	N/A	N/A
Local Bounti	263.8%	22.6%	88.4%	36.8%	N/A	N/A
Benson Hill	19.1%	(16.5)%	62.0%	7.4%	N/A	N/A
Freshpet(3)	30.8%	15.4%	N/A	N/A	N/A	N/A
Beyond Meat(3)	24.9%	0.4%	N/A	N/A	N/A	N/A
Vital Farms(3)	23.1%	7.6%	N/A	N/A	N/A	N/A
__________________
(1)Based on Kalera’s projections.
(2)Based on projections provided in investor presentations and other public information.
(3)Information based on year 2023.
Valuation Benchmarking

Company	CY 2024E AV / Revenue	CY 2024E AV / EBITDA	CY 2025E AV / Revenue	CY 2025E AV / EBITDA	CY 2026E AV / Revenue	CY 2026E AV / EBITDA
Kalera(1)	1.0x	21.4x	0.6x	3.6x	0.4x	1.8x
The Comparables(2)
AppHarvest	0.8x	11.5x	0.5x	1.7x	N/A	N/A
Local Bounti	1.7x	7.4x	0.9x	2.4x	N/A	N/A
Benson Hill	1.5x	N/A	0.9x	12.7x	N/A	N/A
Freshpet(3)	5.3x	34.7x	N/A	N/A	N/A	N/A
Beyond Meat(3)	5.9x	N/A	N/A	N/A	N/A	N/A
Vital Farms(3)	1.5x	20.1x	N/A	N/A	N/A	N/A
__________________
(1)Based on Kalera’s projections.
(2)Based on projections provided in investor presentations and other public information.
(3)Information based on year 2023.
Based on the analyses performed, the Agrico Board determined that the proposed valuation for the Business Combination valued Kalera attractively as compared to comparable public companies and/or precedent transactions on the basis of both long-term projected revenue and long-term projected EBITDA figures. This valuation of Kalera was also determined to be compelling in light of the Agrico Board’s view that Kalera is well-positioned to emerge as one of the top players in the controlled environment agriculture industry in the coming years. Due to the early-stage nature of Kalera’s business, the Agrico Board did not consider a discounted cash flow analysis to be applicable in its valuation analyses of the Combined Company.
Kalera Projected Financial Information
In connection with the proposed Business Combination, management of Kalera provided its internally derived forecasts, prepared in the third quarter of 2021 and updated as additional updates to Kalera’s business warranted, for each of the years in the five-year period ending December 31, 2026 to Agrico for use as a component of its overall evaluation of Kalera (the “projections”). The projections are included in this joint proxy statement/prospectus because they were provided to the board of directors of Agrico for its evaluation of the Business Combination. The projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections were prepared solely for internal use, and were not intended for third-party use, including by investors or stockholders.
In the view of Kalera’s management, the projections were prepared on a reasonable basis reflecting Kalera management’s currently available estimates and judgments. However, the projections reflect numerous assumptions, including general business, economic, market, regulatory and financial conditions, competitive uncertainties, and operational assumptions, all of which are difficult to predict and many of which are beyond Kalera’s control, such as the risks and uncertainties contained in the sections titled “Risk Factors,” “Kalera’s Management Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” The projections also assume the consummation of the Business Combination. The projections for revenue, project EBITDA, project EBITDA margin (%), corporate EBITDA, corporate EBITDA margin (%), future costs of opening new facilities and net loss/income provided to Agrico’s Board are forward-looking statements that are based on growth assumptions, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Kalera’s control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. While all projections are necessarily speculative, notably, statements regarding Kalera’s five-year business plan and yearly forecasts, and summary financial projections are, without limitation, subject to material assumptions regarding Kalera’s estimates of the total addressable market for Kalera’s products, assumptions regarding expansion and construction of additional CEA facilities, demand competition, unit economics, sales pricing, and assumptions regarding Kalera’s ability to scale production to meet increased demand, among others. Kalera cautions that its assumptions may not materialize and that market developments and economic conditions may render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty.
The inclusion of the projections in this joint proxy statement/prospectus should not be regarded as an indication that Kalera, its board of directors or their respective affiliates, advisors or other representatives considered or currently consider the projections to be a reliable prediction of actual future events, and reliance should not be placed on the projections to make a decision regarding the transaction.
EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE SECURITIES LAWS, KALERA DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROJECTIONS. THE PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT THE PROJECTIONS WERE PREPARED. READERS OF THIS JOINT PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO RELY ON THE PROJECTIONS SET FORTH BELOW. NONE OF KALERA, AGRICO NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY KALERA STOCKHOLDER, AGRICO SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
Kalera has not made any representations or warranties regarding the accuracy, reliability, appropriateness or completeness of the projections to anyone, including Agrico. None of Kalera’s board of directors, officers, management or any other representative of Kalera has made or makes any representation to any person regarding

Kalera’s ultimate performance compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events if any or all of the assumptions underlying the projections are shown to be in error. Accordingly, the projections should not be looked upon as “guidance” of any sort. Kalera does not intend to refer back to the projections in its future periodic reports filed under the Exchange Act.
The prospective financial information included in this document has been prepared by, and is the responsibility of, Kalera’s management. Grant Thornton LLP, Kalera’s independent registered public accountant, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP report included in this document relates to Kalera’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
The projections provided to Agrico for the purpose of evaluating the proposed transaction are summarized below (in millions of dollars, except percentages).

	Forecast Year Ended December 31,
(in millions, except percentages)	2022(1)	2023(1)	2024(1)	20251)	2026(1)
	(unaudited)
Revenue	$12	$87	$233	$384	$523
Revenue Growth (%)	304.9%	655.9%	167.9%	64.8%	36.0%
Project EBITDA(2)	$(31)	$(14)	$31	$83	$142
Project EBITDA Margin (%)	(271.2)%	(16.50)%	13.20%	21.50%	27.20%
Corporate EBITDA(2)	$(52.00)	$(34)	$10	$61	$121
Corporate EBITDA Margin (%)	(447.3)%	39.4%	4.5%	16.0%	23.1%
Projected Cost of Opening Projected Number of Facilities	$(84.97)	$(195.75)	$(128.36)	$(65.62)	$(107.89)
Projected Net (Loss) Income	$(71.48)	$(67.93)	$(35.01)	$5.24	$55.82
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(1)Based on a projected number of facilities of 9, 16, 26, 38 and 47 for the years ending December 31, 2022, 2023, 2024, 2025 and 2026, respectively, among other business drivers and assumptions.
(2)Project EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) that takes into account costs that are directly incurred for facility operations. Corporate EBITDA means EBITDA that takes into account (a) costs that are directly incurred for facility operations, and (b) corporate overhead costs for administrative purposes.
Kalera prepared these projections based on a variety of sources, including inputs and market data from third-party data providers, work with external consultants and management’s experience in the CEA and farming sectors. The projections were prepared using a number of assumptions, including the following assumptions that Kalera management believed to be material:
•Total revenue driven primarily by the operation of up to 47 facilities producing leafy greens in North America and internationally, successfully constructed and commissioned to management’s expected expansion timeline.
•Revenue growth is also driven by increasing yield due to forecasted investment in plant science and facility technology.
•Increasing price per unit in line with inflation.
•Operating costs, including facility costs, such as labor, utility and distribution, and corporate costs, such as sales, marketing and administrative items.

•Declining cost of sales on a per unit basis, due to investment in plant science and facility technology, and overall performance optimization, which is expected to reduce the cost of seeds, labor and utilities on per unit basis.
•The EBITDA forecast includes spending on research and development, as well as increased sales, general and administrative costs based on management’s estimation of amounts required to support forecast growth.
In making the foregoing assumptions, Kalera’s management relied on a number of factors, including, but not limited to:
•Continuation of Kalera’s sale of product at the current demonstrated price level for leafy green products sold to consumers through retailers and with management’s estimate of product mix and channel mix.
•Consumer demand for Kalera’s products similar to that demonstrated in Kalera’s current operating geographies.
•Achieving modeled farm yields operating efficiencies.
•Current trends in economic activity and corresponding expectations of future rates of inflation.
The assumptions set forth above were reviewed and analyzed by Agrico’s management and Agrico agreed that such assumptions were material to the projections and believed they were consistent with Agrico’s understanding of Kalera’s business model.
The projections set out above reflect the updated and final version of the financial projection model provided by Kalera to Agrico on December 21, 2021 and assume the consummation of the Business Combination. As described above, Kalera’s ability to achieve these projections will depend upon a number of factors outside of its control. These factors include significant business, economic and competitive uncertainties and contingencies, as well as access to capital. Kalera developed these projections based upon assumptions with respect to future business decisions and conditions that are subject to change, including Kalera’s execution of its strategies and product development, as well as growth in the markets in which it currently operates and proposes to operate. As a result, Kalera’s actual results may materially vary from the projections disclosed herein. See also “Cautionary Note Regarding Forward-Looking Statements” and the risk factors set out in “Risk Factors.”
Satisfaction of 80% Test
It is a requirement under the Existing Governing Documents that any business acquired by Agrico have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Kalera generally used to approve the transaction, the Agrico board of directors determined that this requirement was met. The board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, was fair to and in the best interests of Agrico and its shareholders and appropriately reflected Kalera’s value. In reaching this determination, the board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as Kalera’s historical growth rate and its potential for future growth in revenue and profits. The Agrico Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Kalera met this requirement.
Interests of Agrico’s Directors and Executive Officers in the Business Combination
When you consider the recommendation of the Agrico Board in favor of approval of the Business Combination Proposal, you should keep in mind that the initial shareholders, including Agrico’s directors and executive officers, have interests in such proposal that are different from, or in addition to, those of Agrico shareholders and warrant holders generally. These interests include, among other things, the interests listed below:
•the Sponsor and Agrico’s directors and executive officers agreed, as part of the Agrico IPO and without any separate consideration provided by Agrico for such agreement, not to redeem any Agrico Ordinary Shares held by them in connection with a shareholder vote to approve a proposed initial business combination;
•the fact that the Sponsor paid an aggregate of $25,000 for the 3,593,750 Class B ordinary shares currently owned by the initial shareholders and such securities will have a significantly higher value at the time of the Business Combination;
•the fact that the Sponsor paid $6,171,875 for its private placement of 6,171,875 private placement warrants to purchase Class A ordinary shares and such private placement warrants will expire worthless if an initial business combination is not consummated by July 12, 2022;
•the fact that the initial shareholders and Agrico’s current officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any ordinary shares (other than public shares) held by them if Agrico fails to complete an initial business combination by April 12, 2023;
•the fact that the Amended and Restated Registration Rights Agreement will be entered into by the initial shareholders;
•the continued indemnification of Agrico’s directors and officers and the benefit of Agrico’s directors’ and officers’ liability insurance after the Business Combination (i.e., a “tail policy”);
•the fact that the Sponsor and Agrico’s officers and directors will lose their entire investment in Agrico and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses incurred in connection with activities on Agrico’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations unless an initial business combination is consummated by April 12, 2023, although no such amounts require reimbursement as of the date of this joint proxy statement/prospectus;
•the fact that if the trust account is liquidated, including in the event Agrico is unable to complete an initial business combination by April 12, 2023, the Sponsor has agreed to indemnify Agrico to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Agrico has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Agrico, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;
•following the completion of the Business Combination, the Sponsor, Agrico’s officers and directors and their respective affiliates will be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination (which will be the Business Combination should it occur), and repayment of any other loans, if any, and on such terms as to be determined by Agrico from time to time, made by the Sponsor or certain of Agrico’s officers and directors to finance transaction costs in connection with an intended initial business combination (which will be the Business Combination should it occur). If Agrico fails to complete a Business Combination within the required period, the Sponsor and Agrico’s officers and directors and their respective affiliates will not have any claim against the trust account for reimbursement; and
•pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor and certain of Agrico’s directors and officers will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back provisions with respect to the shares of Kalera common stock (including shares underlying warrants) held by such parties.

In light of the foregoing, the Sponsor and Agrico’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with Kalera rather than liquidate even if (i) Kalera is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and Agrico’s directors and executive officers who hold founder shares or private warrants may receive a positive return on their investment(s), even if Agrico’s public shareholders experience a negative return on their investment after consummation of the Business Combination. These interests may influence Agrico’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Except as otherwise described above, Agrico does not believe that that there are any material Agrico securities held by the Sponsor, Agrico’s officers and directors, loans extended by (or fees due to) the Sponsor, Agrico’s officers and directors, or out-of-pocket expenses for which the Sponsor, Agrico’s officers and directors are awaiting reimbursement from Agrico.
The initial shareholders have, pursuant to the Sponsor Agreement, agreed to, among other things, vote all of their ordinary shares in favor of the proposals being presented at the extraordinary general meeting and waive their redemption rights with respect to such ordinary shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this joint proxy statement/prospectus, Agrico’s initial shareholders own approximately 20% of the issued and outstanding ordinary shares. See “Related Agreements—Sponsor Support Agreement” in the accompanying joint proxy statement/prospectus for more information related to the Sponsor Agreement.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, Agrico’s initial shareholders, Kalera and/or their directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial shareholders, Kalera and/or their directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal are approved by the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at the extraordinary general meeting and entitled to vote on such matter, (ii) the Merger Proposal are approved by the affirmative vote of at least two-thirds (2/3) of the votes cast by the holders of the issued Agrico Ordinary Shares present in person or represented by proxy at the extraordinary general meeting and entitled to vote on such matter, (iii) otherwise limit the number of public shares electing to redeem and (iv) Kalera’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and all of the Agrico shareholder redemptions.
Entering into any such arrangements may have a depressive effect on the ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.
If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. Agrico will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Regulatory Matters
The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the Registrar of Companies of the Cayman Islands and RESA necessary to effectuate the transactions contemplated by the Business Combination Agreement.
Expected Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, Agrico has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing Kalera shareholders comprising a relative majority of the voting power of the combined company, Kalera’s operations prior to the acquisition comprising the only ongoing operations of Kalera, and Kalera’s senior management comprising a majority of the senior management of Kalera. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Kalera with the Business Combination being treated as the equivalent of Kalera issuing stock for the net assets of Agrico, accompanied by a recapitalization. The net assets of Agrico will be stated at historical costs, with no goodwill or other intangible assets recorded.
Vote Required for Approval
The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.
Resolution
The full text of the resolution to be passed is as follows:
RESOLUTION 1: THE BUSINESS COMBINATION RESOLUTION
RESOLVED, as an ordinary resolution, that entry into the Business Combination Agreement, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (which subsequently was reregistered as a public limited company and was renamed “Kalera Public Limited Company”) (“Pubco”), (ii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée) (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company, pursuant to which (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg

Companies Act (the “Kalera Capital Reduction”) and as a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco be approved, ratified and confirmed in all respects.
THE AGRICO BOARD RECOMMENDS THAT THE AGRICO SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
THE KALERA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KALERA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of Agrico’s director s may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Agrico and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Agrico’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “—Interests of Agrico’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

THE BUSINESS COMBINATION AGREEMENT
For a discussion of the structure of the Business Combination and the consideration to be paid, see the section titled “The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement are qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. All shareholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.
Closing of the Business Combination
The consummation of the First Merger and related transactions (the “First Closing”) will take place on the fifth (5th) business day following the satisfaction or waiver of the conditions described below under the subsection titled “ — Conditions to Closing” (other than conditions that by their nature are to be satisfied at the First Closing), unless Agrico and Kalera agree in writing to another date or time. The consummation of the Business Combination (other than those transactions which occur on the First Closing) (the “Second Closing” and together with the First Closing, the “Closings” and each, a “Closing”) will take place on the first business day after the First Closing, unless Agrico and Kalera agree in writing to another date or time.
Representations and Warranties; Survival
Except as limited below, the Business Combination Agreement contains representations and warranties of each of Agrico, Kalera, Pubco and Merger Subs, generally relating, among other things, to:
•organization, qualification and standing;
•the authorization, performance and enforceability of the Business Combination Agreement;
•required filings and consents;
•absence of conflicts;
•capitalization;
•in the case of Agrico and Kalera, financial statements and, in the case of Agrico, filings with the SEC;
•in the case of Pubco, ownership of Exchange Shares and authorization to issue the shares underlying the CVRs;
•in the case of Agrico and Kalera absence of certain changes or events;
•compliance with laws;
•in the case of Pubco, certain Pubco activities;
•in the case of Agrico and Kalera, the existence of required permits;
•in the case of Kalera, litigation;
•in the case of Kalera, material contracts;
•in the case of Kalera, intellectual property;
•in the case of Kalera, real property;
•in the case of Agrico and Kalera, Taxes and Tax Returns (each as defined in the Business Combination Agreement);
•in the case of Agrico and Kalera, employment matters, and in the case of Kalera, benefit plans;

•in the case of Kalera, environmental matters;
•in the case of Kalera, transactions with related persons;
•in the case of Kalera, business insurance;
•in the case of Kalera, customers and vendors;
•in the case of Kalera, data protection and cybersecurity;
•in the case of Kalera, information technology;
•Investment Company Act;
•brokerage and similar fees;
•in the case of Agrico and Kalera absence of illegal or improper transactions;
•in the case of Agrico and Pubco, independent investigation;
•in the case of Agrico, the existence, composition, and uses of the trust account;
•in the case of Kalera, truthfulness of information provided to be included in this joint proxy statement/ prospectus; and
•in the case of Agrico and Kalera, exclusivity of representations and warranties.
The representations and warranties of the parties will not survive the closing of the Business Combination.
Covenants
Covenants of Kalera
Kalera made certain covenants under the Business Combination Agreement, including, among others, the following:
•Subject to certain exceptions or as consented to in writing by Agrico, during the period from the date of the Business Combination Agreement and continuing until the Second Closing or the earlier termination of the Business Combination Agreement (the “Interim Period”), Kalera will, and will cause its subsidiaries to use its commercially reasonable efforts to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) comply in all material respects with all Laws (as defined in the Business Combination Agreement) applicable to such Person and its business, assets and employees.
•Subject to certain exceptions, during the Interim Period, Kalera will, and will cause its subsidiaries to, not do any of the following without Agrico’s prior written consent:
◦amend, waive or otherwise change its or any of the Target Companies’ Organizational Documents (each as defined in the Business Combination Agreement);
◦issue, sell, pledge, redeem, repurchase or dispose of any of its equity securities or any options, warrants, or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities, or engage in any hedging transaction with a third person with respect to such securities;
◦split, combine, recapitalize or reclassify any of its shares or other equity interests or declare or otherwise set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or purchase or otherwise acquire or offer to acquire any of its securities;

◦incur, create, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 in the aggregate; make a loan or advance to or investment in any person in excess of $1,000,000 in the aggregate; or guarantee or endorse any Indebtedness or obligation of any person, in any such case in excess of $5,000,000 in the aggregate;
◦increase the wages or compensation of its employees and other service providers; grant any retention, change in control or similar pay; provide any severance or termination pay; establish any trust or take any other action to secure the payment of any compensation payable by Kalera; enter into, amend or terminate any collective bargaining or similar agreement with a labor organization; materially increase other employee benefits of employees generally, or enter into, materially amend or terminate any Company Benefit Plan (as defined in the Business Combination Agreement) in respect of any current consultant, officer, manager director or employee;
◦transfer, pledge or exclusively license to any person or permit to lapse or fail to preserve any Material Company IP (as defined in the Business Combination Agreement);
◦modify, terminate or waive or assign any material right under, any Company Material Contract, or enter into any Contract that would be a Company Material Contract (each as defined in the Business Combination Agreement);
◦limit the right of Kalera or any of the Target Companies to engage in any line of business or in any geographic area, or to compete with any Person or grant any exclusive or similar rights to any Person;
◦amend in a manner materially detrimental to the Target Companies, terminate, cancel, surrender, permit to lapse or fail to renew or use commercially reasonable efforts to maintain any authorization from a Governmental Authority (as defined in the Business Combination Agreement)or material Permit required for the conduct of the business of any of the Target Companies or otherwise fail to use commercially reasonable efforts to maintain and preserve its relationships with any Governmental Authority, customers, suppliers, contractors and other Persons with which it has material business relations;
◦acquire, including by merger, amalgamation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, other business organization or any division thereof, or any material amount of assets;
◦make capital expenditures in excess of $5,000,000 individually or $25,000,000 in the aggregate;
◦adopt a plan of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;
◦enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Kalera or any of its Subsidiaries;
◦enter into, amend, waive or terminate any transaction with any related person;
◦waive, release, settle, compromise or otherwise resolve any investigation, claim, Action, litigation or other legal proceedings, other than such actions which result in any Target Company being obligated to pay monetary damages in an amount less than $500,000;
◦make or rescind any material election relating to Taxes, settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any material amended Tax Return or claim for refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or Tax policies or procedures;
◦sell, lease, license or otherwise dispose of any material assets of the Target Companies, taken as a whole, or material assets covered by any Company Material Contract;

◦suffer or incur any lien on the material asset of the Target Companies, other than permitted liens;
◦make any change in its accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Target Companies, other than as may be required by applicable Law, regulatory guidelines, or GAAP or IFRS (as applicable); or
◦authorize or agree to do any of the foregoing actions.
•During the Interim Period, Kalera will duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Tax authorities and pay all material Taxes due and payable during such time period.
Covenants of Agrico, Pubco and the Merger Subs
Agrico, Pubco and the Merger Subs made certain covenants under the Business Combination Agreement, including, among others, the following:
•Subject to certain exceptions or as consented to in writing by Kalera, during the Interim Period, Agrico, Pubco and the Merger Subs will each use reasonable best efforts to: (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) comply in all material respects with all Laws applicable to such Person and its business, assets and employees.
•Subject to certain exceptions, during the Interim Period, Agrico, Pubco and the Merger Subs will not do any of the following:
◦amend, waive or otherwise change its Organizational Documents;
◦issue, sell, pledge, or dispose of any of its equity securities or any options, warrants, or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities, or engage in any hedging transaction with a third person with respect to such securities;
◦split, combine, recapitalize or reclassify any of its shares or other equity interests or declare or otherwise set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, redeem, purchase or otherwise acquire or offer to acquire any of its securities;
◦incur, create, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise); make a loan or advance to or investment in any person; or guarantee or endorse any Indebtedness or obligation of any person;
◦amend, waive, terminate or otherwise change the Trust Agreement;
◦adopt a plan of complete or partial liquidation, dissolution, winding up, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;
◦adopt any employee benefit plan;
◦acquire, including by merger, amalgamation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, other business organization or any division thereof, or any material amount of assets;
◦enter into any new Contracts or commitments that could reasonably be expected to delay or impair the consummation of the Business Combination in any respect; or
◦authorize or agree to do any of the foregoing actions.

•After the date of the Business Combination Agreement and before the First Closing, Pubco will re-register as an Irish public company limited by shares and change its name to “Kalera plc”.
•Agrico will not, and will instruct its Representatives not to, directly or indirectly (i) initiate, solicit, encourage or respond to any inquiry, proposal, offer or indication of interest with respect to, or the making, submission or announcement of, any business combination (other than the Business Combination), or (ii) enter into, continue or engage in any discussions, negotiations or due diligence, with any Person (other than Kalera and its Affiliates and Representatives) in connection thereto. Further, except as expressly permitted under the Business Combination Agreement, during the Interim Period, neither the Kalera Board nor any committee thereof will (A) grant any waiver, amendment or release under any Takeover Law (as defined in the Business Combination Agreement), (B) effect a Purchaser Change of Recommendation (as defined in the Business Combination Agreement) or (C) authorize, cause or permit Agrico or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any business combination proposal. Agrico will, and will direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a business combination proposal.
Additional Covenants
The Business Combination Agreement also contains additional covenants of the parties, including covenants generally providing for:
•Pubco and Agrico, to prepare with the reasonable assistance of Kalera, and file this registration statement on Form S-4, which registration statement to also contains this joint proxy statement/prospectus to be used for the purpose of soliciting proxies from the Agrico Shareholders for the matters to be acted upon at the extraordinary general meeting of Agrico Shareholders;
•the filing by Agrico and Pubco of all such information and documents required to be filed by Agrico with the SEC in accordance with applicable Law, and taking all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with this Registration Statement, the Agrico Special Meeting and the Redemption;
•the filing by Agrico of all such forms, reports and documents required to be filed by Agrico with the SEC and to otherwise comply in all material respects with applicable securities Laws during the Interim Period;
•subject to the confidentiality requirements, the provision of reasonable access to information in the Interim Period;
•as soon as practicable after the SEC declares this Registration Statement effective, Agrico to distribute the Proxy Statement contained in this Registration Statement to the Agrico Shareholders and duly call and convene and hold the Agrico Special Meeting for a date as soon as practicable following the date on which the SEC declared this Registration Statement effective and solicit proxies from the holders of Agrico Ordinary Shares to vote in favor of the Agrico shareholder approval matters;
•Kalera to waive its rights to make claims against Agrico to collect from the trust account established for the benefit of the public stockholders for any monies that may be owed to them by Agrico;
•Agrico and Pubco to use commercially reasonable efforts to cause the Pubco Ordinary Shares and Pubco Warrants to be approved for listing on Nasdaq;
•Pubco and Kalera to enter into a registration rights agreement;
•during the Interim Period, Agrico shall use reasonable best efforts to maintain net tangible assets of at least     $5,000,001;

•Parties to take all actions necessary or reasonably requested by another Party to cause the Agrico Class A ordinary shares and Agrico Warrants to be delisted from Nasdaq (or be succeeded by the Pubco securities) and to terminate its registration with the SEC (or be succeeded by Pubco) as of the First Closing Date;
•Agrico and Kalera ceasing discussions with respect to alternative transactions;
•Agrico and Pubco to enter into the Amended Warrant Agreement;
•Kalera to take all action necessary to, as soon as practicable after the date of effectiveness of this Registration Statement, call and hold a special meeting of Kalera Shareholders to pass resolutions (the “Kalera Special Meeting”) approving the adoption and approval of the Second Merger Plan and the Kalera Capital Reduction, and (B) such other matters as Kalera and Agrico mutually determine to be necessary or appropriate in order to effect the Business Combination (the approvals described in foregoing clauses (A) and (B), collectively, the “Kalera Shareholder Approval Matters”);
•each of the Merger Subs and Pubco will take all action necessary to, as soon as practicable after the date of the Business Combination Agreement, call and convene special or extraordinary meetings of its shareholders and/or boards of directors, as applicable, to pass resolutions or request such persons, to pass written resolutions, in each case approving the adoption and approval of the Business Combination Agreement, the Mergers and other transactions contemplated thereby (as applicable) by their shareholders;
•prior to the First Closing Date, Agrico and Kalera to be permitted to purchase a “tail” insurance policy providing liability insurance coverage for Agrico’s directors and officers and Kalera’s director and officers, respectively, for events occurring prior to the Second Closing Date;
•Pubco to adopt, prior to or effective upon the Second Closing, a new equity incentive plan (the “2022 Incentive Plan”), which will reserve for issuance a number of Pubco Ordinary Shares equal to 7.5% of the aggregate number of Pubco Ordinary Shares outstanding immediately after the Kalera Capital Reduction (calculated on a fully diluted basis), subject to the share evergreen provisions set forth in the 2022 Incentive Plan.
•prior to the Second Closing, the parties to work in good faith to evaluate the reports and recommendations of Kalera’s independent compensation consultant and implement new compensation arrangements (to be effective upon the Second Closing) taking into account such reports and recommendations, including terms, conditions and allocations relating to initial awards to be made under the 2022 Incentive Plan and/or new employment or severance arrangements for key employees;
•notifying the other parties of certain specified matters as promptly as practicable during the Interim Period;
•using commercially reasonable efforts and cooperating with the other parties to consummate the Business Combination;
•not making or issuing public announcements or public releases concerning the Business Combination Agreement or the Ancillary Documents or the transactions contemplated thereby without the prior written consent of Agrico, Pubco and Kalera;
•cooperation in connection with certain tax matters and filings;
•all of the officers and directors of Agrico shall resign from all of their officer and director positions at Agrico prior to or effective upon the Second Closing;
•immediately prior to the First Merger Effective Time, the Parties to take all actions necessary in order for the Memorandum and Articles of Association of Pubco to be the Amended Pubco Memorandum and Articles of Association;
•at or immediately prior to the Second Merger Effective Time, Pubco to execute and deliver, and Agrico will use reasonable best efforts to cause the Rights Agent to execute and deliver, the CVR Agreement (as defined in the Business Combination Agreement), subject to any changes to the CVR Agreement that are requested by the Rights Agent and approved prior to the Effective Time by Agrico and Kalera; and
•to the extent requested by Kalera, Agrico and Kalera shall cooperate as necessary to ensure that the CVRs (as defined in the Business Combination Agreement), are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
Alternative Proposals and Change of Recommendation
Except as expressly permitted in the Business Combination Agreement, during the Interim Period, Kalera has agreed not to, and Kalera will instruct its Representatives not to, directly or indirectly (i) initiate, solicit, or knowingly encourage (whether public or otherwise) any inquiry, proposal or offer with respect to, or the making, submission or announcement of, any Kalera Alternative Proposal, (ii) engage, enter into or continue any discussions or negotiations with any Persons or (iii) provide access to its properties, books and records or any confidential information, in each case, with respect to the Target Companies in connection with a Kalera Alternative Proposal. Kalera acknowledged that as of the date of the Business Combination Agreement, it had terminated and ceased to engage in any and all existing discussions or negotiations with any Persons related to a Kalera Alternative Proposal or that could reasonably be expected to result in a Kalera Alternative Proposal. Kalera has agreed not to, and shall cause its subsidiaries not to, waive compliance by any Person with the “standstill” or similar provisions of any Contract between such Person and Kalera.
If Kalera receives a written Kalera Alternative Proposal from any Person after the date of the Business Combination Agreement that did not result from a material breach of the non-solicitation covenant therein and prior to the time the Required Kalera Shareholder Approval is obtained, Kalera and its Representatives may contact such Person to clarify the terms and conditions thereof, and if the Kalera Board or relevant committee thereof determines reasonably and in good faith (after consultation with its outside counsel and financial advisor) that such Kalera Alternative Proposal either constitutes a Company Superior Proposal (as defined in the Business Combination Agreement) or could reasonably be expected to result in a Company Superior Proposal and Kalera provides Agrico with written notice of such determination, then (i) Kalera and its Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, Kalera and its Subsidiaries to such Person if Kalera receives from such Person an executed Acceptable Confidentiality Agreement (as defined in the Business Combination Agreement) (a copy of such Acceptable Confidentiality Agreement shall be promptly provided to Agrico or, if such Acceptable Confidentiality Agreement restricts the ability of Kalera to disclose any information required to be shared with Agrico, Kalera shall be required to inform any Person who makes a Kalera Alternative Proposal that Kalera is required to communicate the terms of such Kalera Alternative Proposal to Agrico); provided that, subject to applicable Law, Kalera shall no later than substantially contemporaneously therewith make available to Agrico any non-public information concerning Kalera or its Subsidiaries that is provided to any Person that was not previously made available to Agrico, and (ii) Kalera and its Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Kalera Alternative Proposal. Kalera is required to promptly (and, in any event, within 48 hours of any such event) notify Agrico of the receipt of any Kalera Alternative Proposal or any material amendment thereto, and provide a written summary of the material terms and conditions of each such Kalera Alternative Proposal or any material amendment or proposed material amendment thereto and prompt status updates with respect thereto.
Subject to certain exceptions set forth in the Business Combination Agreement, the Kalera Board shall not (i) (A) amend, change, withhold, withdraw, qualify or modify, in a manner adverse to Agrico, the Company Recommendation (as defined in the Business Combination Agreement) with respect to the Mergers, (B) fail to include the Company Recommendation in this Registration Statement, (C) make any public statement inconsistent with the Company Recommendation, (D) adopt, endorse or recommend a Kalera Alternative Proposal or publicly propose to approve, adopt, endorse or recommend a Kalera Alternative Proposal, (E) if a tender offer or exchange offer for shares of capital stock of Kalera that constitutes a Kalera Alternative Proposal is commenced, recommend the acceptance of such tender offer or exchange offer by Kalera stockholders, or (F) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Kalera Change of Recommendation”) or (ii) authorize, adopt or approve a Kalera Alternative Proposal, or cause or permit Kalera or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any Kalera Alternative Proposal (a “Kalera Alternative Acquisition Agreement”).
Notwithstanding Kalera’s covenants summarized immediately above, prior to the time the Required Kalera Shareholder Approval is obtained, if Kalera receives a Kalera Alternative Proposal that the Kalera Board determines in good faith (after consultation with outside counsel and its financial advisors) constitutes a Company Superior Proposal (taking into account any adjustments to the terms and conditions of the Mergers proposed by Kalera in response to such Kalera Alternative Proposal), Kalera may (1) effect a Kalera Change of Recommendation and authorize, adopt, or approve such Company Superior Proposal, which may include granting a waiver, amendment or release under any Takeover Law with respect to such Company Superior Proposal and/or (2) enter into a Kalera Alternative Acquisition Agreement with respect to such Company Superior Proposal. The Kalera Board may not take the actions described in the foregoing clauses (1) or (2) unless (i) Kalera has provided prior written notice to Agrico of the Kalera Board’s intention to take such actions at least five Business Days before taking such action (the “Notice Period”), which notice (A) shall specify, as applicable, a reasonably detailed description of the material terms of the Kalera Alternative Proposal received by Kalera and an express statement by Kalera that such Kalera Alternative Proposal constitutes a Company Superior Proposal and (B) include a copy of the most current version of the proposed agreement relating to such Company Superior Proposal (which version shall be updated on a prompt basis to the extent there are material changes thereto) and a description of any financing commitments relating thereto; (ii) after providing such notice and prior to taking such actions, Kalera has negotiated, and has caused its Representatives to negotiate, with Agrico in good faith (to the extent Agrico desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions of the Business Combination Agreement as would permit the Kalera Board not to take such actions (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Kalera Alternative Proposal, including any revision in price, the Notice Period shall be extended to ensure that at least 48 hours remains in the Notice Period subsequent to the time Kalera notifies Agrico of any such material revision (it being understood that there may be multiple extensions); and (iii) the Kalera Board has considered in good faith any changes to the Business Combination Agreement that may be offered in writing by Agrico by 11:59 pm eastern time on the last day of the Notice Period (as extended pursuant to the preceding clause (ii)) and has determined in good faith, after consultation with outside counsel and its financial advisor, that the Kalera Alternative Proposal received by Kalera would continue to constitute a Company Superior Proposal if such changes offered in writing by Agrico were given effect.
The foregoing covenants will not prohibit Kalera or the Kalera Board from (i) making any “stop, look and listen” communication to the stockholders of Kalera (or any similar communications to the stockholders of Kalera) or (ii) making disclosure that the Kalera Board determines in good faith after consultation with Kalera’s outside legal counsel, that the failure of the Kalera Board to make disclosure of a position contemplated by Rule 14d-0, Rule 14e-2(a) or Item 1012(a) of the Regulation M-A promulgated under the Exchange Act would be inconsistent with the directors’ duties under applicable Law; provided, however, that any disclosure does not contain an express Kalera Change of Recommendation.
For purposes of the Business Combination Agreement, “Kalera Alternative Proposal” means any bona fide written proposal or offer made by any Person other than Agrico, Pubco and their Affiliates for (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Kalera, (b) the direct or indirect acquisition by any Person (including by any asset acquisition, joint venture or similar transaction) of more than 20% of the assets of Kalera and its Subsidiaries, on a consolidated basis, (c) the direct or indirect acquisition by any Person of more than 20% of Kalera’s equity securities or of the voting power of the outstanding Kalera Shares, including any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20%) or more of Kalera’s equity securities or shares with 20% or more of the voting power of the outstanding Kalera Shares, or (d) any combination of the foregoing, in each case of clauses (a) through (c) whether in a single transaction or a series of related transactions.

Conditions to Closing
Conditions to Each Party’s Obligations
The respective obligations of each party to the Business Combination Agreement to consummate the Business Combination are subject to the satisfaction or, if permissible, written waiver by Kalera and Agrico of the following conditions:
•the approval of the Agrico Shareholder Approval Matters by the requisite vote of the Agrico Shareholders entitled to vote thereon at the Agrico Special Meeting being obtained in accordance with Agrico’s Organizational Documents, applicable Law and the rules and regulations of Nasdaq (the “Required Agrico Shareholder Approval”);
•the approval of Kalera Shareholder Approval Matters by the requisite vote of Kalera Shareholders entitled to vote thereon at the Company Special Meeting being obtained in accordance with Kalera’s Organizational Documents, applicable Law and the rules and regulations of Euronext Growth Oslo (the “Required Kalera Shareholder Approval”);
•the approval of the Pubco shareholder approval matters by the shareholders of Pubco being obtained in accordance with Pubco’s Organizational Documents and applicable Law;
•the 2022 Incentive Plan being adopted by Pubco consistent with the prescribed requirements;
•no order or law issued by any Governmental Authority making the transactions or agreements contemplated by the Business Combination Agreement illegal or preventing or prohibiting consummation of the Business Combination being in effect;
•no Action brought by a Governmental Authority seeking to enjoin the consummation of the Business Combination being pending;
•Agrico having at least $5,000,001 of net tangible assets remaining immediately upon the First Closing after giving effect to the Redemption;
•this registration statement being declared effective by the SEC and remaining effective as of the First Closing;
•the Pubco Ordinary Shares to be issued and Pubco Warrants to be assumed by Pubco in connection with the Mergers shall have been approved for listing on Nasdaq, subject only to notice of issuance; and
•Pubco shall have entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Pubco Ordinary Shares and Pubco Warrants, both of which are in full force and effect and enforceable in accordance with their terms.
Other Conditions to the Obligations of Kalera
The obligations of Kalera to consummate the Business Combination are subject to the satisfaction or written waiver by Kalera of the following further conditions as of the First Closing Date:
•the accuracy of the representations and warranties of Agrico, Pubco and the Merger Subs set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of such parties pursuant thereto (subject to certain bring-down standards);
•performance of the covenants of Agrico, Pubco and the Merger Subs required by the Business Combination Agreement to be performed on or prior to the First Closing Date;
•as of the applicable Closing, after giving effect to the Redemption, the aggregate amount of (i) cash proceeds received or available at or prior to the applicable Closing in respect of debt or equity financing agreements entered into by Kalera during the Interim Period (excluding certain matters and not double counting cash proceeds that are received or available) and (ii) in the Trust Account shall equal at least (x) 100 million U.S. Dollars ($100,000,000) plus (y) the aggregate amount expenses of Agrico, Pubco, Kalera and their respective Affiliates incurred prior to the applicable Closing; and
•Agrico shall have delivered to Kalera and Pubco a certificate, dated the applicable Closing Date, signed by a director of Agrico in such capacity, certifying that the representations and warranties of Agrico and the Merger Subs (subject to certain bring-down standards) remain accurate as of the applicable Closing Date and that on or prior to the First Closing Date, Agrico and the Merger Subs have each performed the covenants required to be performed by it pursuant to the Business Combination Agreement. Pubco shall have delivered to Kalera a certificate, dated the First Closing Date, signed by an executive officer or director of Pubco in such capacity, certifying that the representations and warranties of Pubco (subject to certain bring-down standards) remain accurate as of the First Closing Date and that on or prior to the First Closing Date, Pubco has performed the covenants required to be performed by it pursuant to the Business Combination Agreement.
Other Conditions to the Obligations of Agrico
The obligations of Agrico to consummate the Business Combination are subject to the satisfaction or written waiver by Agrico of the following further conditions as of the First Closing Date:
•the accuracy of the representations and warranties of Kalera set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Kalera pursuant thereto (subject to certain bring-down standards);
•performance of the covenants of Kalera required by the Business Combination Agreement to be performed on or prior to the First Closing Date;
•since the date of the Business Combination Agreement, no Material Adverse Effect (as defined in the Business Combination Agreement) shall have occurred and be continuing;
•Agrico shall have received a certificate from Kalera, dated the applicable Closing Date, signed by an officer of Kalera in such capacity, certifying that the representations and warranties of Kalera (subject to certain bring-down standards) remain accurate as of the First Closing Date, that on or prior to the First Closing Date, Kalera has performed the covenants required to be performed by it pursuant to the Business Combination Agreement, and that since the date of the Business Combination Agreement, no Material Adverse Effect has occurred and is continuing as of the First Closing Date; and
•the Norwegian Merger (as defined in the Business Combination Agreement) shall have been consummated.
Termination
The Business Combination Agreement may be terminated at any time prior to the Closing as follows:
•by mutual written consent of Agrico and Kalera;
•by Agrico or Kalera if the Closing has not occurred by the six (6) month anniversary of the date of the Business Combination Agreement (as may be extended as provided in the immediately following proviso, the “Outside Date”) (provided that, if this Registration Statement has not been declared effective on or prior to the six (6)-month anniversary of the date of the Business Combination Agreement, the Outside Date shall be automatically extended by one (1) month), unless the breach or violation of any representation, warranty, covenant or obligation under the Business Combination Agreement by the party seeking to terminate or its affiliates (including, with respect to Agrico, Pubco or the Merger Subs) was the primary cause of the failure of the Closing to occur on or before the Outside Date;
•by either Agrico or Kalera if a Governmental Authority of competent jurisdiction has issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business

Combination, which Order or other action has become final and non-appealable, unless the failure by the party seeking to terminate or its Affiliates (including, with respect to Agrico, Pubco, or the Merger Subs) to comply with any provision of the Business Combination Agreement has been the primary cause of such action by such Governmental Authority;
•by Kalera, subject to certain exceptions, if (i) there is a breach by Agrico, Pubco or any of the Merger Subs of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any of their representations or warranties has become untrue or inaccurate, such that certain conditions to the obligations of Kalera, as described in the section entitled “—Closing of the Business Combination” above could not be satisfied and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice thereof or (B) the Outside Date;
•by Agrico, subject to certain exceptions, if (i) there is a breach by Kalera of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any of its representation or warranty has become untrue or inaccurate, such that certain conditions to the obligations of Agrico, as described in the section entitled “ —Closing of the Business Combination” above could not be satisfied and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice thereof or (B) the Outside Date (“Kalera Breach Termination Event”);
•by either Kalera or Agrico if the Agrico Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Agrico Shareholders have duly voted, and the Required Agrico Shareholder Approval was not obtained;
•by either Kalera or Agrico if the Kalera Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Kalera Shareholders have duly voted, and the Required Kalera Shareholder Approval was not obtained;
•by Kalera if Agrico makes any Purchaser Change of Recommendation;
•by Agrico if Kalera makes any Kalera Change of Recommendation (“Change of Recommendation Termination Event”); or
•by Kalera, at any time prior to the receipt of the Required Kalera Shareholder Approval, if (A) the Kalera Board has authorized Kalera to enter into a Kalera Alternative Acquisition Agreement with respect to a Company Superior Proposal, (B) prior to or substantially concurrently with such termination, Kalera has paid the Company Termination Fee (as defined in the Business Combination Agreement) to Agrico and (C) substantially concurrently with the termination of the Business Combination Agreement, Kalera enters into a Kalera Alternative Acquisition Agreement with respect to the Company Superior Proposal referred to in clause (A) (“Alternative Transaction Termination Event”).
Termination Fees
Kalera will be required to pay Agrico a Company Termination Fee of if the Business Combination Agreement is terminated:
•by Agrico pursuant to a Kalera Breach Termination Event due to a breach by Kalera of its non-solicitation obligations if (i) Kalera or any other Person has publicly disclosed or announced a Kalera Alternative Proposal made after the date of the Business Combination Agreement but prior to the date of the Kalera Special Meeting, and such Kalera Alternative Proposal has not been withdrawn, and such withdrawal has not been publicly disclosed and withdrawn or announced, at least five (5) days prior to the date of the Kalera Special Meeting (or prior to the termination of the Business Combination Agreement if there has been no Kalera Special Meeting) and (ii) within nine months of such termination, a definitive agreement with respect to a Kalera Alternative Proposal has been entered into, and such Kalera Alternative Proposal is consummated; provided that, for purposes of the foregoing, the references to “20%” in the definition of “Kalera Alternative Proposal” shall be deemed to be references to “more than 80%”;

•by Kalera pursuant to an Alternative Transaction Termination Event; or
•by Agrico pursuant to a Change of Recommendation Termination Event.
Fees and Expenses
The costs and expenses in connection with the Business Combination Agreement and the transactions contemplated thereby shall be paid jointly and severally by Agrico and the surviving corporation upon the Closing. If the Closing does not take place, each party shall be solely responsible for its own expenses.
Amendments
The Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Kalera, Pubco, the Merger Subs and Agrico.
Waivers
Each Party may extend the time for the performance of any obligation or other act of any other non-Affiliate thereto, waive any inaccuracy in the representations and warranties by such other non-Affiliate contained in the Business Combination Agreement or in any document delivered pursuant thereto and waive compliance by such other non-Affiliate with any covenant or condition contained therein. No provision thereof may be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver will apply only in the particular instance in which such waiver is given. Any such waiver must be forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right thereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right thereunder.
Governing Law; Jurisdiction
The Business Combination Agreement is governed by, construed and enforced in accordance with the Laws of the State of New York (save to the extent necessary to give effect to the Mergers, the Kalera Capital Reduction and the Agrico Liquidation, which will be governed by the laws of the Cayman Islands or Luxembourg (as applicable)) without regard to the conflict of laws principles thereof.
First Amendment to the Business Combination Agreement
On April 14, 2022 the Parties entered into a technical amendment to the Business Combination Agreement (the “Amendment”). The Amendment became effective upon the consummation of the Norwegian Merger and provides for an updated Exchange Ratio in order to account for the reverse 2 to 1 stock split of Kalera Shares that will occur in connection with the Norwegian Merger.

THE FIRST MERGER PROPOSAL
In connection with the Business Combination and as a condition to the consummation thereof, Agrico proposes to carry out the following:
Subject to the approval of the Business Combination Proposal, to approve a merger, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”).
See also the section titled “The Business Combination Proposal” for a description of the First Merger and its structure as it relates to the Business Combination. You are urged to carefully read the First Merger Plan, a copy of which is attached as Annex C to this joint proxy statement/prospectus, in its entirety before voting on this proposal.
Upon the Registrar of Companies of the Cayman Islands registering the First Merger Plan on the First Closing Date, the First Merger shall become effective on the First Closing Date with the result that, among other things:
(a)Cayman Merger Sub shall merge with and into Agrico and Agrico shall be the company that continues to have a separate legal identity with the identical legal personality as it had prior to the First Closing Date, without any change, modification or variance;
(b)the separate corporate existence of Cayman Merger Sub shall cease and Cayman Merger Sub shall be struck-off by the Registrar of Companies of the Cayman Islands;
(c)the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of Agrico and Cayman Merger Sub, shall vest in Agrico and Agrico shall become liable for and subject, in the same manner as Cayman Merger Sub, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts, and liabilities of Cayman Merger Sub;
(d)each Agrico Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time (other than those Agrico Ordinary Shares described in (e) and (f)) will, by virtue of the First Merger and without any action on the part of the holders thereof, be converted into the right to receive one Pubco Ordinary Share and such Agrico Ordinary Share shall be automatically cancelled and extinguished;
(e)each Dissenting Share issued and outstanding immediately prior to the First Merger Effective Time held by a dissenting Agrico shareholder, if any, will, by virtue of the First Merger and without any action on the part of the holders thereof, be cancelled and extinguished and each dissenting Agrico shareholder shall cease to have any rights with respect thereto except the right to be paid the fair value of such Dissenting Agrico Ordinary Share and such other rights as are granted by the Cayman Companies Act;
(f)each Agrico Ordinary Share owned by Agrico as treasury shares immediately prior to the First Merger Effective Time, if any, will, by virtue of the First Merger and without any action on the part of the holder thereof, be cancelled and extinguished without any conversion thereof or payment therefor; and
(g)each ordinary share of Cayman Merger Sub (a “Cayman Merger Sub Ordinary Share”) issued and outstanding immediately prior to the First Merger Effective Time will, by virtue of the First Merger and without any action on the part of the holders thereof, be converted into the right to receive one Class A ordinary share of Agrico and such Cayman Merger Sub Ordinary Shares shall be automatically cancelled and shall be extinguished, following which all issued and outstanding Agrico Ordinary Shares will be held by Pubco.
If the First Merger Proposal is approved by at least two thirds of the votes being validly cast at the Agrico Special Meeting and consummated, the First Merger will be binding on all Agrico shareholders, irrespective of whether or not they attended the Agrico Special Meeting or voted in favor of, or against, the First Merger.
The First Merger Plan is governed by the laws of the Cayman Islands.

The full text of the resolution to be passed is as follows:
RESOLUTION 3: THE FIRST MERGER RESOLUTION
RESOLVED THAT, as a special resolution:
(a) Agrico be authorised to merge with Cayman Merger Sub so that Agrico be the surviving company and all the undertaking, property and liabilities of Cayman Merger Sub vest in Agrico by virtue of the merger pursuant to the Companies Act (As Revised) of the Cayman Islands;
(b) the First Merger Plan in the form annexed to the joint proxy statement/prospectus in respect of the general meeting as Annex C be authorised, approved and confirmed in all respects and Agrico be authorised to enter into the First Merger Plan;
(c) the First Merger Plan be executed by any director of Agrico for and on behalf of Agrico and any director of Agrico or Maples and Calder (Cayman) LLP, on behalf of Maples Corporate Services Limited, be authorised to submit the First Merger Plan, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and
(d) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any director of Agrico or officer of Agrico in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.
Required Vote and Recommendation of the Board
The approval of the First Merger Proposal will require the approval of at least two thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Agrico Ordinary Shares is present or represented as a matter of Cayman Islands law and pursuant to the Agrico Articles. Abstentions and Broker Non-Votes will not be treated as votes cast and, will, therefore not have an effect on the outcome of the vote on the First Merger Proposal.
THE AGRICO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AGRICO SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE FIRST MERGER PROPOSAL.

THE INCENTIVE PLAN PROPOSAL
2022 Long-Term Stock Incentive Plan
Pubco is asking its shareholders to approve the 2022 Long-Term Stock Incentive Plan (the “Incentive Plan”). Prior to the date of the Shareholder Meetings, the Board of Directors of Pubco expects to adopt the Incentive Plan, which, if approved, will become effective upon the closing of the Business Combination.
Description of the Material Features of the Incentive Plan
This section summarizes certain material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan.
Shares Available Under the Incentive Plan
The aggregate number of shares of common stock that will be available for issuance under the Incentive Plan will be equal to the sum of (a) 7.5% of the outstanding shares of Pubco immediately following the closing of the Business Combination, plus (b) an annual increase on the first (1st) day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2032 equal to the lesser of (i) a number equal to 2% of the aggregate number of shares of Pubco common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of common stock as is determined by the board of directors. Under the Incentive Plan, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including awards under the Incentive Plan, determined based on the fair market value of such award as of the grant date, as well as any retainer fees, but excluding any amounts paid in respect of a director’s first year of service with the Company, and excluding any special committee fees) will not exceed $750,000 (the “Non-Employee Director Compensation Limit”).
If any shares of common stock covered by any awards granted under the Incentive Plan are forfeited, cancelled or exchanged or if an award terminates or expires without a distribution of shares of common stock to the participant, those shares will again be available for awards under the Incentive Plan. If two awards are granted together in tandem, the shares underlying any portion of the tandem award which is not exercised or otherwise settled in shares will again be available for awards under the Incentive Plan. Any shares of common stock covered by an award that is settled in cash will again be available for awards under the Incentive Plan. In addition, if a participant elects to give up the right to receive cash compensation in exchange for shares of common stock based on fair market value, the shares will not count against the aggregate limit described above. Notwithstanding the foregoing, any shares that (1) are tendered to or withheld by the company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an award, (2) are withheld by the company upon exercise of a stock option pursuant to a “net exercise” arrangement, or (3) underlie a SAR that is settled in shares, will not (in any case) again be available for awards under the Incentive Plan. In addition, shares that are purchased by the company in the open market pursuant to any repurchase plan or program, whether using stock option proceeds or otherwise, will not be made available for grants of awards under the Incentive Plan, nor will such number of purchased shares be added to the limit on the number of shares available for issuance under the Incentive Plan.
No Repricing
Repricing of options and Stock Appreciation Rights (“SARs”) or cash payments for the cancellation of “underwater” options or SARs are prohibited without stockholder approval under the Incentive Plan (outside of certain corporate transactions or adjustments specified in the Incentive Plan).
Eligibility
Any employee of, or consultant or service provider to, us or any of our subsidiaries (including any prospective employee) and non-employee members of the board of directors may be selected to participate in the Incentive Plan. The compensation committee, as designated by the board of directors in accordance with the Incentive Plan following the Business Combination (the “Compensation Committee”), determines which persons will receive awards and the number of shares of common stock subject to such awards. We currently expect that _____ personnel, including _____ consultants as well as _____ executive officers and _____ non-employee directors, will be eligible to participate in the Incentive Plan.
Administration
The Incentive Plan will be administered by the Compensation Committee. The Compensation Committee must be composed of at least two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3). In the absence of such a designated committee, the board of directors would serve as the Compensation Committee. The Compensation Committee is authorized to interpret the Incentive Plan and related agreements and other documents.
Types of Awards Under the Incentive Plan
The Incentive Plan authorizes the Compensation Committee to provide equity-based compensation in the form of (1) stock options, including Incentive Stock Options (“ISOs”) entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) SARs, (3) restricted stock, (4) Restricted Stock Units (“RSUs”), (5) performance awards and (6) other stock-based and other cash-based awards.
Dividends
No dividends or dividend equivalents will be paid on any award made under the Incentive Plan prior to the vesting of such award. In the sole discretion of the Compensation Committee, a restricted stock award, RSU award, performance award, or an Other Stock-Based Award may provide the participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, or other property, on a deferred basis; provided, that such dividends or dividend equivalents will be subject to the same vesting conditions as the award to which such dividends or dividend equivalents relate.
Amendments
The board of directors may amend, alter, suspend, discontinue, or terminate the Incentive Plan without further approval by stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the Incentive Plan, (ii) the amendment would materially increase the number of securities which may be issued under the Incentive Plan, (iii) the amendment would materially modify the requirements for participation in the Incentive Plan, (iv) the amendment would increase the Non-Employee Director Compensation Limit or (v) stockholder approval is required by applicable law or the applicable exchange rules and regulations. If any amendment, alteration, suspension, discontinuance, or termination of the Incentive Plan would impair the rights of any participant, holder, or beneficiary of a previously granted award, the amendment, alteration, suspension, discontinuance, or termination will not be effective with respect to such person without the written consent of the affected participant, holder, or beneficiary.
Detrimental Activity and Clawback
Awards under the Incentive Plan will provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, during his or her employment or other service with us or a subsidiary engages in activity detrimental, whether discovered before or after the employment or service period. In addition, the Compensation Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act, as amended, or any applicable rules or regulations of the SEC or any national securities exchange or national securities association on which shares of our Common Stock may be traded.

Adjustments
In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, shares of common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities, issuance of warrants or other rights to purchase shares of common stock or other securities, or other corporate transaction or event affects the shares of common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, then the compensation committee will equitably adjust any or all of (i) the number of shares of common stock or other securities (or number and kind of other securities or property) with respect to which awards may be granted, including any appropriate adjustments to the individual limitations applicable to awards set forth in the Incentive Plan, (ii) the number of shares of common stock or other securities (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of stock options and SARs will equal the excess, if any, of the fair market value of the share subject to each such stock option or SAR over the per share exercise price or grant price of such stock option or SAR.
Treatment of Awards Upon a Change of Control
If an award is continued, assumed, replaced, converted or has new rights substituted therefor by the resulting or continuing entity, as determined by the Committee, and in a manner consistent with the requirements of Section 409A of the Code, then any restrictions to which such award is subject will not lapse upon a Change in Control and such awards, as continued, assumed, replaced, converted or substituted, will continue to be subject to the terms and conditions as in effect immediately prior to the Change in Control; provided, that with respect to any outstanding award that is subject to performance goals, the Committee may provide that such award will be converted, assumed or replaced by the resulting or continuing entity as if target performance had been achieved as of the date of the Change in Control and such awards would continue to remain subject to the time-based service requirements, if any. Except as otherwise provided in an award agreement, to the extent outstanding awards granted under the Incentive Plan are continued, assumed, replaced, converted or substituted, if a Participant’s employment or service is terminated without “cause” by the Company or a subsidiary of the Company or a participant terminates his or her employment or service with the Company or subsidiary for “good reason”, in either case, during the two year period immediately following a Change in Control, all outstanding awards held by the participant that may be exercised will become fully exercisable and all restrictions with respect to such outstanding awards will lapse and become vested and non-forfeitable. If awards are not continued, assumed, replaced, converted or substituted, then the Committee will have the discretion to accelerate outstanding awards or take other actions (such as providing for a period to exercise awards prior to the Change in Control or cancelling awards that are “out of the money”).
Termination
No grant will be made under the Incentive Plan more than 10 years after the date on which the Incentive Plan was approved by the board of directors, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Incentive Plan.
The full text of the resolution to be passed is as follows:
RESOLVED THAT, as an ordinary resolution and conditioned upon the passing of the Business Combination Resolution that the adoption of the Incentive Plan (substantially in the form attached to the accompanying joint proxy statement/prospectus, as Annex E) be and is authorized, approved and adopted in all respects.
THE AGRICO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AGRICO SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
THE KALERA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KALERA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

THE SECOND MERGER PROPOSAL
In connection with the Business Combination and as a condition to the consummation thereof, Kalera proposes to carry out the following:
Subject to the approval of the Kalera Capital Reduction Proposal, to acknowledge that all the formalities of article 1021-7 of the Luxembourg Company Law, have been satisfied and to approve the common draft terms of merger between Kalera S.A. and Lux Merger Sub (the “Second Merger”), to approve the Second Merger and to subsequently approve the increase of the share capital of Kalera S.A. through the issue of shares and in relation therewith, to amend article 5.1 of the articles of association of Kalera S.A.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
RESOLUTION 3: THE SECOND MERGER RESOLUTION
RESOLVED TO, subject to the approval of the Kalera Capital Reduction under resolution 4, acknowledge that all the formalities of article 1021-7 of the Law of 10 August 1915 on commercial companies, as amended (the “Company Law”) have been satisfied and to approve the common draft terms of merger between Kalera S.A. and Lux Merger Sub (the “Second Merger”), to approve the Second Merger.
Subsequently, the Shareholder Meeting approved the increase of the share capital of Kalera S.A. from its current amount of ________ euro (EUR ________) represented by ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each up to ________ euro (EUR ________) through the issue of ________ (________) new shares with a nominal value of one euro cent (EUR 0.01) each (the “New Shares”).
The Shareholder Meeting approved that the New Shares shall be issued to Pubco, in exchange for the shares owned by it in the share capital of the Lux Merger Sub in accordance with a share exchange ratio established in the common draft terms of merger.
The exchange ratio for the consideration shares to be issued in the context of the Second Merger has been established by the board of directors of Kalera and the board of managers of the Lux Merger Sub and has been submitted for evaluation purposes to, two independent experts, one for the benefit of each merging company, appointed in accordance with Article 1021-6 of the Company Law.
As a consequence, the Shareholder Meeting resolved to amend article 5.1 of the articles of association of Kalera S.A. which shall henceforth read as follows: ________
Required Vote and Recommendation of the Board
The approval of the Second Merger Proposal shall take place before a notary in the Grand Duchy of Luxembourg and will require the approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles. Abstentions and Broker Non-Votes will not be treated as votes cast and, will, therefore not have an effect on the outcome of the vote on the Second Merger Proposal.
THE KALERA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KALERA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SECOND MERGER PROPOSAL.

THE KALERA CAPITAL REDUCTION PROPOSAL
In connection with the Business Combination and as a condition to the consummation thereof, Kalera proposes to carry out the following:
Subject to the approval and effectiveness of the Second Merger, to waive any equal treatment rights of the shareholders of Kalera S.A. and to cancel all shares in issuance prior to the effectiveness of the Second Merger without distribution of any proceeds and subsequent amendment of article 5.1 of the articles of association of Kalera S.A.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
RESOLUTION 4: THE KALERA CAPITAL REDUCTION
RESOLVED TO, subject to the approval and effectiveness of the Second Merger, waive any equal treatment rights of the shareholders and to cancel all shares in issuance prior to the effectiveness of the Second Merger without distribution of any proceeds.
Subsequently the Shareholder Meeting approved the decrease of the share capital of Kalera S.A. from its current amount of ________ euro (EUR ________) represented by ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each, down to ________ euro (EUR ________) through the cancellation of ________ (________) shares with a nominal value of one euro cent (EUR 0.01) each.
As a consequence, the Shareholder Meeting resolved to amend article 5.1 of the articles of association of Kalera S.A. which shall henceforth read as follows: ___________
Required Vote and Recommendation of the Board
The approval of the Kalera Capital Reduction Proposal shall take place before a notary in the Grand Duchy of Luxembourg and will require the approval of at least two-thirds of the votes being validly cast at the Shareholder Meeting at which a quorum of more than half of Kalera Shares is present or represented as a matter of Luxembourg law and pursuant to the Kalera Articles. Abstentions and Broker Non-Votes will not be treated as votes cast and, will, therefore not have an effect on the outcome of the vote on the Kalera Capital Reduction Proposal.
THE KALERA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KALERA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE KALERA CAPITAL REDUCTION PROPOSAL

THE ADJOURNMENT PROPOSAL
The Adjournment Proposal allows Agrico’s board of directors to submit a proposal to adjourn the Agrico Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes to authorize Agrico to consummate the Business Combination and each other matter to be considered at such meeting or if holders of the Agrico Shares have elected to redeem an amount of shares such that the Minimum Cash Condition would not be satisfied. In no event will Agrico solicit proxies to adjourn the Agrico Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Agrico Articles or Cayman Islands law, as applicable.
The purpose of the Adjournment Proposal is to provide more time for the Agrico Shareholders to make purchases of shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and the other proposals to be voted upon at the Agrico Special Meeting and to meet the requirements that are necessary to consummate the Business Combination.
In addition to an adjournment of the Agrico Special Meeting upon approval of the Adjournment Proposal, the board of directors of Agrico is empowered under Cayman Islands law to postpone the meeting at any time prior to the meeting being called to order. In such event, Agrico will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.
Consequences if the Adjournment Proposal is not Approved
If the Adjournment Proposal is presented to the Agrico Special Meeting and is not approved by the Agrico Shareholders, Agrico’s board of directors may not be able to adjourn the Agrico Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Agrico Special Meeting to approve the proposals. In such event, the Business Combination would not be completed.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
RESOLUTION 4: THE ADJOURNMENT RESOLUTION
RESOLVED THAT, as an ordinary resolution, the adjournment of the general meeting to a later date or dates to be determined by the chairman of the general meeting, if necessary to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.
Required Vote and Recommendation of the Board
The approval of the Adjournment Proposal at the Agrico Special Meeting will require an “Ordinary Resolution” as a matter of Cayman Islands law. Abstentions and Broker Non-Votes will not be treated as votes cast and, therefore, not have an effect on the outcome of the vote on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.
THE AGRICO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AGRICO SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL, IF PROPOSED.

INFORMATION RELATED TO PUBCO
Information, Name and Offices
Pubco is an Irish company in the form of a public limited company, registered under Part 17 of the Companies Act 2014, that was re-registered from an private limited company to a public limited company on _______, 2022 with an authorized share capital of US$100,000,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each and 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. Pubco is governed by the laws of Ireland as well as by its memorandum and articles of association.
Pubco’s registered office is at 10 Earlsfort Terrace, Dublin 2, Dublin, D02 T380, Ireland. Pubco’s telephone number at its principal operational office is + 353 01 920 1000.
Business
Pubco was re-registered as a public limited company for Irish corporate purposes. Prior to the Business Combination, it will not have any operations or revenues.
Fiscal Year
Pubco’s fiscal year is the calendar year, ending on December 31.
Sole Shareholder
Enceladus Holding limited is currently the only shareholder of Pubco. As a result of the Business Combination, shareholders of Agrico and Kalera will become shareholders of Pubco.

OTHER INFORMATION RELATED TO AGRICO
Introduction
References in this section to “Agrico”, “we”, “our”, “us” or “the Company” refer to Agrico Acquisition Corp., a Cayman Islands exempted company.
Agrico is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Agrico was incorporated under the laws of the Cayman Islands on July 31, 2020.
Initial Public Offering
On July 12, 2021, Agrico closed its IPO of 14,375,000 Agrico Units, with each Agrico Unit consisting of one Agrico Share and one half of one Agrico Public Warrant to purchase one ordinary share at a purchase price of $11.50. The issuance included the sale of 1,875,000 Agrico Units which were subject to an over-allotment option granted to the underwriters of the Agrico IPO. The Agrico Units from the Agrico IPO (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $143,750,000. Simultaneously with the consummation of the Agrico IPO and the exercise of the underwriters’ over-allotment option, Agrico consummated the private sale of 7,250,000 warrants to DJCAAC LLC and Maxim, in each case at $1.00 per warrant for an aggregate purchase price of $7,250,000 (with DJCAAC LLC purchasing 6,171,875 warrants and Maxim purchasing 1,078,125 warrants). In connection with the closing of the IPO, the Company issued to Maxim 143,750 Class A ordinary shares.
Agrico Units, Agrico Shares and Agrico Public Warrants are listed on Nasdaq under the symbols “RICOU,” “RICO” and “RICOW,” respectively.
Offering Proceeds Held in Trust
A total of $146,625,000 was deposited into the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The Agrico IPO was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-255426) that became effective on July 7, 2021. As of the Record Date, there was approximately $___ held in the Trust Account.
After consummation of the Business Combination, the funds in the Trust Account will be used by Pubco to pay Agrico Shareholders who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with Kalera (including fees of an aggregate of approximately $5,031,250 deferred fees from the Initial Public Offering to certain underwriters and finders to be paid in connection with the closing of the Business Combination), and to repay any loans owed by Agrico to Sponsor. Any remaining funds will be used for working capital and general corporate purposes of Pubco and/or Kalera.
Fair Market Value of Target Business
The target business or businesses that Agrico acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its initial business combination, although Agrico may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. Agrico’s board of directors determined that this test was met in connection with the proposed Business Combination with Kalera.
Shareholder Approval of Business Combination
Under the Agrico Articles, where Agrico seeks shareholder approval of an initial business combination at a meeting called for such purpose, Agrico Public Shareholders have the right to request that Agrico redeem their Agrico Ordinary Shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for Agrico’s IPO. Accordingly, in connection with the Business

Combination with Kalera, the Agrico Public Shareholders may seek to have their Public Shares redeemed in accordance with the procedures set forth in this joint proxy statement/prospectus.
Voting Restrictions in Connection with the Meeting
The Sponsor agreed with Kalera and Agrico to vote its securities in favor of the Business Combination Proposal and all other proposals being presented at the Agrico Special Meeting.
No directors or officers of Agrico have purchased any securities of Agrico in any open market transactions. However, at any time prior to the Agrico Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Agrico or its securities, the Agrico Initial Shareholders, Kalera or Kalera’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire Agrico Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the Business Combination be approved where it appears that such requirements would otherwise not be met. All shares repurchased by Agrico’s affiliates pursuant to such arrangements would be voted in favor of the proposed Business Combination. As of the date of this joint proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.
Sponsor Loan
The Sponsor may make working capital loans to Agrico, up to $1,500,000 of which loans may be converted into warrants, at the price of $1.00 per warrant at the option of the Sponsor. Agrico may use a portion of working capital held outside the Trust Account to repay such loaned amounts to the Sponsor or its affiliates in relation to the Business Combination. As of March 31, 2021 and December 31, 2020, Agrico had no borrowings under the working capital loans.
Liquidation if No Business Combination
If the Business Combination with Kalera or another business combination is not consummated by July 12, 2022 (or by April 12, 2023 if extended by Agrico), Agrico will cease all operations except for the purpose of winding down, redeeming 100% of the outstanding Agrico Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. The Agrico Initial Shareholders currently hold 3,593,750 Founder Shares. In the event of dissolution or liquidation, all 3,593,750 Founder Shares which were acquired for an aggregate purchase price of $25,000 prior to the Agrico IPO, would be worthless because the Agrico Initial Shareholders are not entitled to participate in any redemption or liquidation of the Trust Account with respect to Founder Shares. The aggregate market value of Agrico Ordinary Shares held by the Agrico Initial Shareholders was $___ based upon the closing price of $___ per share on Nasdaq on the Record Date.
Each of Agrico’s Initial Shareholders has agreed to waive its rights to participate in any distribution from the Trust Account or other assets with respect to the Founder Shares. There will be no distribution from the Trust Account with respect to the Agrico Warrants, which will expire worthless if Agrico is liquidated.
Upon redemption of Agrico’s public shares, if Agrico is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, Agrico will be required to provide for payment of claims of creditors that were not waived that may be brought against Agrico within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors. Agrico’s Sponsor has agreed that it will be liable to Agrico if and to the extent any claims by a third party for services rendered or products sold to Agrico, or a prospective target business with which Agrico has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under Agrico’s indemnity of the underwriter of its initial public offering against certain liabilities, including liabilities under the Securities Act.
Facilities
Agrico currently maintains its principal executive offices at Boundary Hall, Cricket Square Grand Cayman, KY1-1102, Cayman Islands. The cost for this space is included in the up to $10,000 per-month aggregate fee to be paid to an affiliate of its sponsor for general and administrative services commencing on the date of this joint proxy statement/prospectus pursuant to a letter agreement between Agrico and its sponsor. Agrico believes, based on rents and fees for similar services in the Cayman Islands that the fee charged by its sponsor is at least as favorable as it could have obtained from an unaffiliated person. Agrico consider its current office space, combined with the other office space otherwise available to its executive officers, adequate for our current operations.
Employees
Agrico currently has two officers. These individuals are not obligated to devote any specific number of hours to its matters but they are devoting as much of their time as they deem necessary to its affairs until the completion the business combination. Agrico does not have any full-time employees.

MANAGEMENT OF AGRICO
Directors and Executive Officers
Agrico’s current directors and executive officers are as follows:

Name	Age	Position
Brent de Jong	46	Director, Chairman and Chief Executive Officer
Roberto Perez Silva	39	Chief Financial Officer
John Alexander Baker	50	Director
Donald C. Hubbard, Jr.	63	Director
Christopher J. Ornee	46	Director and Secretary
Brian Zatarain	46	Director
Brent de Jong has served as a member of Agrico’s board of directors since July 31, 2020, and as its Chief Executive Officer and as Chairman of its board of directors since May 14, 2021. Since December 2011, Mr. de Jong has been the managing partner of De Jong Capital LLC, a family office affiliated with our sponsor that is focused on emerging markets, special situations, and has served since November 2019, as Chairman of Emergent Technology Ltd. and its predecessors, a technology and financial services business. Mr. de Jong has over 20 years of experience leading successful business transformations and transitions. Mr. de Jong also has broad expertise investing in technology, infrastructure, financial services, and emerging markets. From October 2016 to November 2019 served as Chairman of Itafos, a vertically integrated phosphate fertilizer business that is listed on TSX.V. From April 2016 until November 2019, Mr. de Jong served as a partner at Castlelake LP, leading Special Situations investments. From September 2013 to November 2019, Mr. de Jong was a board member and advised RA Holdco, a Middle Eastern investment manager (f.k.a. Arcapita) with holdings throughout Asia, the Middle East, Europe, and the United States. RA Holdco was the first Shariah compliant bankruptcy completed in the US. From May 2002 to July 2011, Mr. de Jong served as an investment professional at Ashmore Investment Management Ltd, an emerging market fund manager, leading Special Situations and as member of the firm’s investment committee. While at Ashmore, Mr. De Jong was seconded to Ashmore Energy International (“AEI”) in 2006, where he served as chief executive officer and vice chairman of the board of directors until 2009. Mr. De Jong led the consortium of shareholders that founded AEI in 2005, from Enron International, and negotiated the break-up and sale of AEI’s assets in 2011 for an aggregate price of $4.8 billion. Prior to Ashmore, from July 1997 to May 2002, Mr. de Jong worked at JPMorgan in its financial institutions group in London, where he focused on mergers and acquisitions in the emerging markets of Europe, the Middle East and Africa, and in the structured finance group in New York. Mr. de Jong earned a bachelor’s degree in Economics from Georgetown University.
Roberto Perez Silva has served as Agrico’s Chief Financial Officer since May 14, 2021. Since March 2021, Mr. Perez Silva has served as CFO of Savia Peru. Prior to Savia Peru, from July 2018 to March 2021, Mr. Perez Silva served as SVP of Finance and Corporate Development of Emergent Technology Holdings, a company with investments in several technology ventures. Prior to Emergent Technology Holdings, from October 2009 to June 2017, Mr. Silva was Head of Portfolio Management and Head of Investments at Ashmore Management Company Colombia, Colombia’s largest private-equity fund manager, where he was responsible for overseeing the entire portfolio of investee companies and directing the investment team. Before joining Ashmore Management Company Colombia, Mr. Perez Silva was based in Houston as part of the business development team of Ashmore Energy International from February 2007 to June 2008. Prior to Ashmore Energy International, between October 2004 and January 2007, he was at Inverlink, Colombia’s most successful investment banking boutique Mr. Perez Silva earned a BS degree from Loyola University and a Masters in Management degree from Stanford University.
John Alexander Baker has been a member of Agrico’s board of directors since July 31, 2020. Mr. Baker has extensive experience in food and agribusiness industry and capital markets. He worked as director (private equity) and the senior manager for food processing of the State General Reserve Fund, the sovereign wealth fund of the Sultanate of Oman, investing in a diversified portfolio of asset classes worldwide, from November 2016 to January 2020. Mr. Baker served as chief executive officer of First Agriculture Holdings Pte. Ltd., an investment holding company dedicated to investing in food and agribusiness in the Asia Pacific region, from September 2012 to January 2016. He began his career in March 1996 working as an agricultural economist for the Australian Agricultural Company Limited, at the time the largest pastoral company in the world. In April 1998, Mr. Baker joined Macarthur Agribusiness, a Brisbane-based advisory company delivering corporate advisory services to food and agribusiness industries mainly in Australia. Mr. Baker subsequently joined Rabobank International, Singapore in June 2002, a wholesale and international retail bank offering customized banking and finance solutions to businesses involved in food and agribusiness, and became an associate director (mergers and acquisitions) in June 2004. In July 2006, he joined Louis Dreyfus Commodities Asia Pte. Ltd. as the head of mergers and acquisitions in Asia, a company engaged in processing and sales of agricultural products. Mr. Baker joined Deutsche Asset Management (Asia) Pte. Ltd., Singapore (“DeAM”) (which later became Duxton Asset Management after a management buyout), the asset management arm of Deutsche Bank in Asia, serving as vice president focusing on farmland investments in June 2008. He re-joined Rabobank International, Singapore in September 2009, serving as assistant general manager and regional head Asia (food and agribusiness research). Mr. Baker earned a bachelor’s degree of Agricultural Economics from University of New England. He also earned an advanced certificate in Business Studies (Real Estate) from Swinburne University of Technology. We believe that Mr. Baker is qualified to serve as our director because he has in depth and experience in financing, investments and management for over 20 years.
Donald C. Hubbard, Jr. has been a member of Agrico’s board of directors since January 22, 2021. From May 2015 through October 2018, Hubbard led the Energy Infrastructure Investment Group for Barings, a wholly owned asset manager of The Mass Mutual Group. Barings has AUM in excess of $300 Billion and established a captive fund to invest Mass Mutual proprietary equity capital in various industries. In 2017, Barings established a traditional private equity fund, where Hubbard led Barings’ investments in the Energy Infrastructure industry. During his tenure with Barings, Mr. Hubbard served as the Barings Board representative for an energy infrastructure company with operating assets in 6 countries, and was also the Board representative for an asset in the agriculture industry that held over 11,000 acres of developed farmland in the United States. In October 2018, Mr. Hubbard was engaged by the energy infrastructure company in the Barings portfolio to serve as the project developer and manager of a complex infrastructure project located in the Dominican Republic, which invested in several components of the value chain for liquified natural gas encompassing a new receiving and regasification terminal, a new 60 km natural gas pipeline, and the conversion of an existing 300 MW power plant from diesel to natural gas burning The project required cross-discipline management of several teams within the Barings portfolio company simultaneously with teams within the operations of the existing LNG terminal. Mr. Hubbard earned a BS degree from the United States Naval Academy and a JD degree from the University of Maryland School of Law.
Christopher J. Ornee has been a member of Agrico’s board of directors since July 31, 2020 and was appointed secretary on January 22, 2021. Mr. Ornee is currently a partner at De Jong Capital LLC, a family office affiliated with our sponsor that is focused on emerging markets, special situations. Mr. Ornee has broad expertise in data analytics and operations, having led the Data Operations and Client Operations groups for S&P Global Market Intelligence from 2015-2020. Prior to S&P, Mr. Ornee led the Research & Product Operations teams from 2008-2015 at SNL Financial, a financial data and analytics provider. Mr. Ornee also served as a portfolio manager and trader from 2007-2008 for the Bentford Group, a global macro hedge fund. Mr. Ornee began his financial services career as a real estate investment banker and worked for FBR Capital Markets from 2006-2007. Prior to FBR, he served as an officer and pilot in the United States Navy from 1997-2006. Mr. Ornee earned an MS degree in Finance from Johns Hopkins University, and a BS degree in Economics from the United States Naval Academy.
Brian Zatarain has been a member of Agrico’s board of directors since May 14, 2021. Mr. Zatarain is a senior executive with 24 years of hands-on and diverse strategic, investment, finance and operations experience. Mr. Zatarain is currently the managing partner at Zatarain Resources, an independent advisory services company, that he started in June 2011 and also concurrently serves as an operating partner, since May 2020, at U.S. Grid Company, a grid resiliency and energy transition development company and an operating partner, since January 2021, at De Jong Capital LLC, a family office affiliated with our sponsor that is focused on emerging markets, special situations. From October 2016 through May 2019, Mr. Zatarain was the chief executive officer at Itafos, a vertically integrated phosphate fertilizers and specialty products company listed on the TSX-V. From May 2005 through June 2011, Mr. Zatarain was an executive vice president at Ashmore Energy International (AEI) where he chaired the investment committee and was responsible for strategy, corporate and business development and enterprise risk management. From February 2000 through April 2005, Mr. Zatarain worked in the international business development and asset management group at Enron Corp. and was a key member of the team that created and executed the equity spin-off exit strategy of Enron Corp.’s international businesses through the formation of Prisma Energy International (not related to Prisma Energy below), which was subsequently sold to AEI. From May 1997 through January 2000, Mr. Zatarain worked at Coastal Corp. supporting the execution of its international energy infrastructure acquisition and greenfield development strategy. Mr. Zatarain has co-founded several companies including in 2017, Prisma Energy, a renewable and battery storage investment holding company and in 2011, Zaff, an investment management company. Mr. Zatarain has served as a director on the board of directors of public and private phosphate fertilizers and specialty products companies, power and gas utility companies, renewable energy companies, oil and gas production and transportation companies, city lighting companies and an energy infrastructure fund. Mr. Zatarain holds a Master of Business Administration from Duke University and a Bachelor of Arts in economics from the University of Texas.
Officers and Directors
Agrico currently has five directors.
Agrico’s amended and restated memorandum and articles of association provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time by the affirmative vote of holders of a majority of the voting power of all then outstanding shares entitled to vote generally in the appointment of directors, voting together as a single class. Any vacancy on its board of directors, including a vacancy resulting from an enlargement of its board of directors, may be filled only by vote of a majority of its directors then in office.
Agrico’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Its board of directors is authorized to appoint persons to the offices set forth in its amended and restated memorandum and articles of association as it deems appropriate. Its memorandum and articles of association provide that the officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.
Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that Messrs. Baker, Hubbard, Chris Ornee and Brian Zatarain are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. The independent directors have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of Agrico’s officers has received any cash compensation for services rendered to it. Commencing on the closing of Agrico IPO, Agrico agreed to pay an affiliate of its sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion the business combination or its liquidation, Agrico will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, has been or will be paid by Agrico to its sponsor, officers and directors, or any affiliate of its sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on Agrico’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Agrico’s audit committee reviews on a quarterly basis all payments that were made to its sponsor, officers or directors, or Agrico or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, Agrico does not have any additional controls in place governing its reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating the business combination.
Committees of the Board of Directors
Our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Agrico has established an audit committee of the board of directors. Messrs. Ornee, Baker and Hubbard are the members of its audit committee, and Mr. Ornee is the chair of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, Agrico is required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Baker, Hubbard and Ornee meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.
Each member of the audit committee is financially literate and Agrico’s board of directors has determined that Mr. Ornee qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Agrico has adopted an audit committee charter, which details the principal functions of the audit committee, including:
•the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by it;
•pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by it, and establishing pre-approval policies and procedures;
•setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
•setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and it to assess the independent registered public accounting firm’s independence;
•reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to Agrico entering into such transaction; and
•reviewing with management, the independent registered public accounting firm, and Agrico’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding its financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Agrico has established a compensation committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, Agrico is required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Baker, Hubbard and Ornee are the members of its compensation committee, all of whom are independent. Mr. Baker is the chair of the compensation committee.
Agrico adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to its Chief Executive Officers’ compensation, if any is paid by it, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;
•reviewing and approving on an annual basis the compensation, if any is paid by Agrico, of all of its other officers;
•reviewing on an annual basis its executive compensation policies and plans;
•implementing and administering its incentive compensation equity-based remuneration plans;
•assisting management in complying with its proxy statement and annual report disclosure requirements;
•approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its officers and employees;
•if required, producing a report on executive compensation to be included in its annual proxy statement; and
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Notwithstanding the foregoing, other than the payment to an affiliate of Agrico’s sponsor of $10,000 per month, for 12 months (or up to 21 months if Agrico extends the period of time to consummate a business combination by the full amount of time), for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of its existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
Agrico has established a nominating and corporate governance committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, Agrico is required to have at least two members of the nominating and corporate governance committee, all of whom must be independent. Messrs. Baker, Hubbard and Ornee are the members of its nominating and corporate governance committee, all of whom are independent. Mr. Hubbard is the chair of the compensation committee.

The nominating and corporate governance committee will consider director candidates recommended for nomination by Agrico’s shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). Agrico’s shareholders that wish to nominate a director for appointment to its board of directors should follow the procedures set forth in its amended and restated memorandum and articles of association.
Agrico has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of its business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its shareholders. Prior to Agrico’s initial business combination, holders of its public shares will not have the right to recommend director candidates for nomination to its board of directors.
Compensation Committee Interlocks and Insider Participation
None of Agrico’s officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on its board of directors.
Code of Ethics
Agrico has adopted a Code of Ethics applicable to its directors, officers and employees (“Code of Ethics”). Agrico has filed a copy of our Code of Ethics and its audit and compensation committee charters as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Agrico. Agrico intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K. See the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”
Legal Proceedings
To the knowledge of Agrico’s management, there is no litigation currently pending or contemplated against Agrico, any of its officers or directors in their capacity as such or against any of its property, although we understand that certain law firms have made public statements about carrying out “investigations” in connection with the transaction.
Periodic Reporting and Audited Financial Statements
Agrico has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Agrico’s annual reports contain financial statements audited and reported on by Agrico’s independent registered public accounting firm.

AGRICO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of Agrico’s financial condition and results of operations should be read in conjunction with its audited financial statements and the notes related thereto contained elsewhere in this joint proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Agrico’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” and elsewhere in this joint proxy statement/prospectus.
Overview
Agrico is a Cayman Islands exempted company incorporated on July 31, 2020, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.
On July 12, 2021, Agrico consummated its IPO of 14,375,000 Units, generating gross proceeds of $143,750,000 (the “Agrico IPO”). Simultaneously with the consummation of the Agrico IPO, Agrico completed the private sale (the “Private Placement”) of 7,250,000 warrants to DJCAAC, LLC (the “Sponsor”) and Maxim Group LLC (“Maxim”), Agrico’s underwriter in the Agrico IPO (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,250,000.
Upon the closing of the Agrico IPO and the Private Placement, $146,625,000 (approximately $10.20 per Unit) from the net proceeds of the sale of the Units in the Agrico IPO, including a portion of the proceeds from the Private Placement, was deposited in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and was invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
Agrico has entered into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (which subsequently was reregistered as a public limited company and was renamed “Kalera Public Limited Company”) (“Pubco”), (ii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a Luxembourg limited liability company (société à responsabilité limitée), (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company.
Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue one Class A Agrico Ordinary Share to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of Agrico Warrants will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and the holders of the Kalera Options will receive options in the capital of Pubco, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.

Upon consummation of the First Merger, (i) each Agrico Class A ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, (ii) each Agrico Class B ordinary share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Private Placement Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant.
Upon closing of the Business Combination, Agrico will be a wholly owned subsidiary of Pubco. If Agrico is solvent at such time, the voluntary winding-up of Agrico is expected to commence, and voluntary liquidators are expected to be appointed, by the passing of a special shareholder resolution. Upon the appointment of a voluntary liquidator, the powers of the directors are expected to cease and the business of Agrico is expected to be discontinued except to the extent necessary to facilitate the winding-up. During the winding-up process, liabilities of Agrico are expected to be assumed by Pubco. The liquidator is expected to notify the Cayman Islands Registrar of Companies of the commencement of the winding-up and publish a notice in the Cayman Islands Government Gazette informing creditors of the same. Notice must be published in the Cayman Islands Government Gazette prior to the final general meeting of Agrico at which the accounts of the liquidation and the conduct of the liquidation will be presented for shareholder approval. This notice must be published at least 21 days in advance of the meeting. Notice of the final meeting must also be given to all shareholders. Following such notice, final general meeting of Agrico is expected to be held, following which, the liquidator is expected to make a final return to the Cayman Islands Registrar of Companies. Three months later, Agrico is expected to be deemed formally dissolved.
Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of the number of Pubco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”).
Results of Operations
For the year ended December 31, 2021, Agrico had a net loss of $372,974, which was comprised of mostly general and administrative costs of $392,469 net of interest income of $19,675 from investments in our trust account. The general and administrative expenses were primarily due to fees to professionals such as the auditors, legal counsel and consultants.
For the period from July 31, 2020 (inception) to December 31, 2020, Agrico had a net loss of $9,672, which was comprised of mostly general and administrative costs which were primarily due to professional fees for the auditors, legal counsel and consultants.
The proceeds from the Agrico IPO and the sale of the Agrico Private Placement Warrants will not be released from the Trust Account (1) to Agrico, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Agrico Ordinary Shares that such shareholders properly elected to redeem, subject to the limitations, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance or timing of Agrico’s obligation to provide holders of the Agrico Ordinary Shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Agrico IPO (the “Combination Period”), or (B) with respect to any other provision relating to the rights of holders of the Agrico Ordinary Shares or pre-initial business combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Agrico IPO. Public shareholders who redeem their Agrico Ordinary Shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Agrico Ordinary Shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of Agrico’s creditors, if any, which could have priority over the claims of the public shareholders.

For the year ended December 31, 2021, Agrico earned $19,675 in interest income in the Trust Account. The proceeds held in the Trust Account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. There was no interest earned in 2020 as the Agrico IPO occurred in 2021.
Agrico agreed pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of Agrico’s management team. Upon completion of an initial business combination or in the event of liquidation, Agrico will cease paying these monthly fees. For the year ended December 31, 2021, Agrico incurred and paid $57,742 under this agreement. There were no amounts paid or charged for the period from July 31, 2020 (inception) through December 31, 2020.
Liquidity and Capital Resources
As of December 31, 2021, Agrico had $664,428 in cash and a working capital of $467,648. Prior to the completion of the Agrico IPO, Agrico’s liquidity needs had been satisfied through a capital contribution from the Sponsor of $25,000 for the founder shares, the loan under an unsecured promissory note from the Sponsor of up to $200,000, which Agrico borrowed and repaid $171,356 in 2021 and had no outstanding balance as of December 31, 2021.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If Agrico completes its initial business combination, Agrico would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent warrants at a price of $1.00 per warrant (which, for example, would result in the holders being issued 1,500,000 warrants if $1,500,000 of notes were so converted), at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by the Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of Agrico’s initial business combination, Agrico does not expect to seek loans from parties other than its Sponsor or an affiliate of its Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of December 31, 2020 and December 31, 2021, there were no amounts outstanding under any working capital loans
Based on the foregoing, management believes Agrico will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of the Business Combination or one year from this filing. Over this time period, Agrico will be using these funds to pay existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Off-Balance Sheet Financing Arrangements
Agrico has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. Agrico does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.
Agrico has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations
Other than the below, Agrico does not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.
Administrative Services Agreement
Commencing on the date that Agrico’s securities are first listed, Agrico agrees to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of Agrico’s founding team. Upon completion of the initial Business Combination or Agrico’s liquidation, we will cease paying such monthly fees. For the year ended December 31, 2021, $57,742 had been paid and charged to operating expenses. There were no amounts paid or charged for the period from July 31, 2020 (inception) through December 31, 2020.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any Agrico Class A ordinary shares issuable upon the exercise of the Agrico Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that Agrico register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Agrico’s completion of the initial Business Combination. Agrico will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
On July 12, 2021, Agrico paid an underwriting discount of 2% of the per Unit offering price, or approximately $2,875,000 million in the aggregate at the closing of the Agrico IPO, and Maxim is entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Agrico IPO or $5,031,250 in the aggregate. The deferred fee will be payable to Maxim from the amounts held in the Trust Account solely in the event that Agrico completes an initial Business Combination, subject to the terms of the underwriting agreement.
Critical Accounting Policies and Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires Agrico’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The following have been identified as Agrico’s critical accounting policies:
Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Agrico IPO that were directly related to the Agrico IPO. Offering costs were allocated to the separable financial instruments issued in the Agrico IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with issuance of the Agrico Ordinary Shares were charged against the carrying value of the Agrico Ordinary Shares subject to possible redemption upon the completion of the Agrico IPO. Agrico classifies deferred underwriting commissions as non-current liabilities as the liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Ordinary Shares Subject to Possible Redemption
Agrico accounts for the Class A ordinary shared subject to possible redemption in accordance with ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary share that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Class A ordinary shares feature certain redemption rights that are considered to be outside of Agrico’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2021, 14,375,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet. There were no Class A ordinary shares outstanding as of December 31, 2020.
Immediately upon the closing of the Agrico IPO, Agrico recognized the accretion from initial book value to redemption amount, which approximates fair value. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit, and Class A ordinary shares.
Net Loss Per Ordinary Share
Agrico has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. Agrico has not considered the effect of the warrants sold in the Agrico IPO and the Private Placement to purchase an aggregate of 14,437,500 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per ordinary share is the same as basic net loss per ordinary share for the periods. Accretion associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective as of January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted as of January 1, 2021. Agrico is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on Agrico’s financial statements.
Inflation
Agrico does not believe that inflation had a material impact on our business, revenues or operating results during the period presented.

INDUSTRY OVERVIEW
This section provides an overview of the industry in which Kalera (the Company) currently operates and in which Pubco will operate subsequent to the Business Combination. References in this section to “we,” “us” or “Kalera” refer to (i) prior to the Norwegian Merger, Kalera AS, a Norwegian private limited liability company, and its consolidated subsidiaries, (ii) following the Norwegian Merger, Kalera S.A., a public limited company (société anonyme) incorporated in Luxembourg, and its consolidated subsidiaries, and (iii) following the consummation of the Business Combination, Pubco.
The United Nations forecasts that global food production will need to increase at least 70% by 2050 to feed the growing global population, far outstripping the growth in arable land given that 80% of arable land is already in use today and stretching the planet’s water resources even further. Climate change is redistributing water resources around the world, and traditional farming areas are being displaced. By producing products in tailored production facilities, vertical farming uses less water, grows plants faster, is not affected by seasonality, and yields significantly more crops per square foot than traditional farming methods. This benefits the environment – with lower water usage, no reliance on arable land, and lower carbon emissions as a result of growing crops closer to where they are consumed rather than having them transported – and also our health. The availability of clean water is shrinking due to a combination of environmental, industrial, political, and social factors. A big part of our growing water imbalance comes from traditional farming methods - it is estimated that 70% of the world’s total water withdrawals come from agriculture, and this increases up to 90% for developing nations. Our recirculated irrigation system consumes on average 95% less water than traditional field farming, helping to enable a more water sustainable future for food.
Vertical Farming Landscape
We mainly operate in the lettuce and chicory market. According to IndexBox, the global market volume for lettuce and chicory was around 27 million tons in 2017, exhibiting a stable average annual rate of increase of 1.2% between 2007 and 2017. The lettuce and chicory market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025. According to Research Nester, in terms of value, the U.S. microgreens market of $185 million forecasted in 2020 is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market owing to the fact that microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.
We believe that we are well positioned to take advantage of these macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Geographically, we primarily operate in the US, which is the world’s second largest producer of lettuce with approximately 8.6 billion heads of lettuce produced in 2020 according to the United States Department of Agriculture (USDA). The US lettuce production is concentrated around Arizona and California. Hence, supply to many of the largest US cities implies transportation, often by trucks, which increases costs and results in average spoilage of over 20%, according to the USDA. Today, shipping to the East Coast of the US translates to a $6-8/case transportation cost for California and Arizona-sourced produce. Depending on variety and packaging, transportation costs can average between $0.3-0.6/lbs. By deploying our production facilities close to our markets, we can significantly reduce transportation costs. In addition, earlier store arrival of our products adds approximately ten to 14 days longer shelf life than traditional farmed products, providing significant potential to reduce costs from waste.
We focus our product varieties on the leafy and romaine lettuce market and not traditional head (Iceberg) lettuce. According to the USDA, in 2020, leafy and romaine lettuce production totaled approximately 4.6 billion heads – approximately the same as traditional head (Iceberg) lettuce volume. Produce attributes, such as higher nutrition and more prominent taste, as well as consumer awareness, has resulted in leafy and romaine lettuce steadily taking market share from traditional head lettuce.

INFORMATION ABOUT KALERA
Shareholders should read this section in conjunction with the more detailed information about Kalera contained in this joint proxy statement/prospectus, including Kalera’s audited and unaudited financial statements and the other information appearing in the section titled “Kalera’s Management’s Discussion & Analysis of Financial Condition and Results of Operations.” In this section, references to “we,” “us,” “Kalera” and “our” are intended to refer to (i) prior to the Norwegian Merger, Kalera AS, a Norwegian private limited liability company, and its consolidated subsidiaries, (ii) following the Norwegian Merger (but prior to the consummation of the Business Combination), Kalera S.A., a public limited company (société anonyme) incorporated in Luxembourg, and its consolidated subsidiaries, and (iii) following the consummation of the Business Combination, Pubco.
Overview
Kalera is a leading vertical farming company. We utilize proprietary technology and plant and seed science to sustainably grow local, delicious, nutrient-rich, pesticide-free, non-GMO leafy greens year-round. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Our high-yield, automated, data-driven hydroponic production facilities have been designed for rapid roll-out with attractive unit economics to grow leafy greens faster, cleaner and in a manner that is better for the environment than traditional farming. Given our cost-efficient production process from seed to harvest and capital discipline, we are able to sell our “better than organic” produce at competitive prices. With our mission to serve humanity, wherever we are, fresh, safe, sustainable and affordable nourishment, we aim to become a global leader in controlled-environment agriculture (“CEA”) for leafy greens addressing an estimated $50 billion addressable market opportunity for vertical farming products. As of December 31, 2021, Kalera’s market share was estimated at about 0.01%. For more information, see “Risks Relating to Kalera’s Business and the Industry in Which it Operates—Kalera lacks useful financial information for the accurate estimation of its future capital expenditures and unit economics” and “Risks Relating to Kalera’s Business and the Industry in Which it Operates—Kalera is an early stage company with a history of losses and expects to continue to incur losses going forward” for more information.
We currently have four large-scale facilities operating in the US in Orlando, Atlanta, Houston and Denver, and one in Kuwait through our October 2021 acquisition of vertical farming company &ever. Additionally, we have five farms in development in Seattle, Honolulu, St. Paul, Columbus and Singapore. Our indoor production facilities are strategically located proximate to population and distribution centers, including markets isolated from farmland that have traditionally struggled to secure local and reliable sources of food. Given our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts. In addition, our acquisition of &ever has allowed us to establish beachheads in attractive international markets for vertical farming. Our sustainably grown and locally sourced high quality leafy greens, marketed under our Kalera brand, appeal to a broad range of customers across the foodservice, grocery, resort, hospitality, cruise line, airline and restaurant industries. Our key customers include US Foods, Gordon Food Service, Havill’s Produce, Marriott, Levy, FreshPoint (a Sysco company), Publix, Kroger, H-E-B, Walmart, Disney and Universal Studios.
Our facilities are designed to achieve strong unit economics driven by our proprietary technology to optimize yields and our cost and investment discipline. Our vertically integrated platform and innovative production methods facilitate precise control of seed development, nutrients and environmental variables to accelerate grow cycles and generate high yields of leafy greens per square foot. We use certain standardized equipment to avoid costly over-engineering, adhering to an ROI-driven approach to automation that instills discipline with respect to capital investment. We prioritize utilizing existing warehouses that we retrofit and lease or purchase and our highly customizable growing layouts, modular and replicable structural designs minimize costs while affording us rapid scaling capabilities. As a consequence, we believe we are one of the leaders in vertical farming in terms of yield and capital expenditures per square foot and the first and only one to be vertically integrated from seed to harvest.
Underpinning our innovative production process are our proprietary plant and seed science, production system automation, and our Internet of Things (“IoT”), big data and AI capabilities that we have perfected through over 12 years of research and development and have been complemented by the acquisitions of Vindara and &ever. Our technology allows us to optimize nutrient mixtures, light recipes, temperature and humidity, resulting in nutrient-

dense greens with consistent high quality year-round. Our clean room technology includes advanced air and water filtration and decontamination adapted from semiconductor and biomedical industries. We also utilize cultivation methods that avoid contamination of hardware, seeds, and media. As a result, we are able to eliminate the use of harmful chemicals and pesticides from our production process to generate consistent, high yields of pristine, crisp, flavorful, and nutritious produce.
By the nature of our business, we have a strong ESG profile. We are at the forefront of CEA, which is transforming produce farming, addressing mounting global challenges with regard to water stress, arable land erosion, fresh produce availability, quality and safety, and the climate impact of traditional, long-distance perishable food supply chains. Our hydroponic facilities produce several hundred times more output per square foot than traditional farming, use 99% less land and without seasonal and regional limitations. In addition, our advanced recirculated irrigation systems consume on average 95% less water than traditional field farming and with significantly reduced risk of environmentally harmful runoffs. Our advanced plant and seed science and cleanroom technology ensure that our produce is free of contamination and bacteria, including human pathogens, without the use of harmful chemicals and pesticides. We are committed to developing ESG indicator tracking and reporting processes and systems, in accordance to accepted reporting standards. As our expanding list of production facilities becomes fully operational, data collection will expand in support of ESG KPI reporting. We believe that vertical farming will be a major contributor towards a more sustainable future and we aim to be a global leader in that endeavor.
Our first large-scale operating facility in Orlando has a production capacity of approximately 0.8 million lbs. per year, our other large-scale operating facilities in Atlanta and Houston each have a production capacity of approximately 2.6 and 3.3 million lbs. per year, respectively, and our large-scale operating facility in Denver has a production capacity of approximately 2.9 million lbs. of leafy greens and 50 thousand lbs. of microgreens per year. Going forward, we intend to continue to invest in the construction of new facilities, plant and seed science, operational improvements and technology for CEA as we believe demand for our products will continue to accelerate across our distribution channels.
Kalera Hydroponics
Hydroponics is a soil-less method of growing plants using mineral nutrients dissolved in water. If a plant is given exactly what it needs, when it needs it, and in the amount that it needs, the plant should be as healthy as is genetically possible and can be grown in a very efficient way. There are several benefits of our use of hydroponics compared to traditional farming, with a high degree of sustainability and resource efficiency, summarized as follows:

Clean and safe
•Free of contamination and bacteria: E-coli outbreaks have been linked to traditional romaine lettuce growers
•No harmful chemicals, hormones, additives, pesticides, fungicides or insecticides
•Non-GMO seeds

Healthy
•Consistent quality, rich in minerals, vitamins and antioxidants
•Avoids the loss of nutritional value found with traditional (US West Coast grown) fresh produce, which can be significant for certain nutritive elements

Sustainable	•Produced locally and safe, reducing transportation emissions and extending shelf-life ten to 14 days •Approximately 95% reduction in water consumption and 99% less land
No seasons	•Reducing unpredictability from changing climates, product becomes available 365 days a year •Product categories by choice, not by market availability or seasonality
Space efficient	•Significantly better yields due to growth environment and vertical distribution •Several hundred times more output per square foot than traditional farming
Branding potential	•Product seen by us as “better than organic” which increases our ability to develop strong customer engagement

A notable advantage of hydroponics compared to field grown produce is the isolation of the crop from the soil, which often introduces problems such as diseases, pests, salinity, poor structure and/or drainage. Furthermore, all our hydroponic systems are enclosed to provide temperature control, reduce evaporative water loss, and to reduce disease and pest infestations.
Industry and Market Opportunity
The United Nations forecasts that global food production will need to increase at least 70% by 2050 to feed the growing global population, far outstripping the growth in arable land given that 80% of arable land is already in use today and stretching the planet’s water resources even further. Climate change is redistributing water resources around the world, and traditional farming areas are being displaced. By producing products in tailored production facilities, vertical farming uses less water, grows plants faster, is not affected by seasonality, and yields significantly more crops per square foot than traditional farming methods. This benefits the environment – with lower water usage, no reliance on arable land, and lower carbon emissions as a result of growing crops closer to where they are consumed rather than having them transported – and also our health. The availability of clean water is shrinking due to a combination of environmental, industrial, political, and social factors. A big part of our growing water imbalance comes from traditional farming methods - it is estimated that 70% of the world’s total water withdrawals come from agriculture, and this increases up to 90% for developing nations. Our recirculated irrigation system consumes on average 95% less water than traditional field farming, helping to enable a more water sustainable future for food.
We mainly operate in the lettuce and chicory market. According to IndexBox, the global market volume for lettuce and chicory was around 27 million tons in 2017, exhibiting a stable average annual rate of increase of 1.2% between 2007 and 2017. The lettuce and chicory market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025, and, in terms of value, the U.S. microgreens market of $185 million forecasted in 2020 is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market because microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.
We believe that we are well positioned to take advantage of these macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Geographically, we primarily operate in the US, which is the world’s second largest producer of lettuce with approximately 8.6 billion heads of lettuce produced in 2020 according to the United States Department of Agriculture (USDA). United States lettuce production is concentrated around Arizona and California. Hence, supply to many of the largest US cities implies transportation, often by trucks, which increases costs and results in average spoilage of over 20%, according to the USDA. Today, shipping to the East Coast of the US translates to a $6-8/case transportation cost for California and Arizona-sourced produce. Depending on variety and packaging, transportation costs can average between $0.3-0.6/lbs. By deploying our production facilities close to our markets, we can significantly reduce transportation costs. In addition, earlier store arrival of our products adds approximately ten to 14 days longer shelf life than traditional farmed products, providing significant potential to reduce costs from waste.

We focus our product varieties on the leafy and romaine lettuce market and not traditional head (Iceberg) lettuce. According to the USDA, in 2020, leafy and romaine lettuce production totaled approximately 4.6 billion heads – approximately the same as traditional head (Iceberg) lettuce volume. Produce attributes, such as higher nutrition and more prominent taste, as well as consumer awareness, has resulted in leafy and romaine lettuce steadily taking market share from traditional head lettuce.
Our Strengths and Competitive Advantages
We believe that the following strengths and competitive advantages position us to generate significant growth and pursue our objective to become the leader in CEA for leafy greens.
Portfolio of Fresh, Great-tasting, Healthy and Sustainable Products Supported by a Leading Technology Stack
We sustainably grow premium, fresh, clean, nutrient-rich leafy greens that are sold at competitive prices. We produce various types of lettuces, baby leaves, microgreens, and other leafy greens and herbs that are grown from non-GMO seeds and are marketed as “better than organic” as some organic produce may use small amounts of pesticides. Due to our meticulous and clean approach to growing, our product is safer, tastier, richer in minerals, vitamins and other beneficial nutrients than conventionally farmed produce. For example, our unique “Local Living Lettuce” is harvested with its root ball intact and remains alive until the buyer twists off its roots resulting in a great tasting and nutrient dense product. Important from a sustainability standpoint, our products have a longer shelf life than traditional farmed produce, and combined with earlier store arrival, this provides significant potential to reduce the cost and environmental damage generated from food waste.
Underpinning our ability to produce high quality greens in a sustainable manner is our proprietary plant and seed science, production process automation, clean room technology adapted from semiconductor and biomedical industries, and our IoT, big data and AI capabilities that we have perfected through over 12 years of research and development. The acquisitions of Vindara and &ever have further bolstered our technology stack from seed to harvest. Our technology allows us to optimize seed development, nutrient mixtures, light recipes, and temperature and humidity controls resulting in accelerated grow cycles and highly nutritious greens with consistent high quality year-round. We currently have custom optimized recipes for over 150 produce varieties. Our plant and seed science and engineering know-how are protected or in process thereof by a portfolio of 43 granted, 10 published and 38 pending patents.

Scalable Business Model Accessing Local Markets with a Global Footprint
We have a proven approach to rolling out new large-scale vertical farming facilities in retrofitted, leased or purchased warehouses with an expected construction time of under one year. With established supply chains for key technology and equipment, modular designs based on components that can be reused in various configurations and pre-tested software, we can efficiently replicate facility design and processes. This gives us visibility with respect to expected capital expenditures and timing involved for a new facility roll-out.
Our indoor production facilities are strategically situated close to our target markets which allow us to significantly reduce the length of time and costs inherent in the conventional produce value chain. This enables our produce to be sold to the consumer within hours of harvest, as opposed to over two weeks that is typical of conventionally farmed products that may need to travel thousands of miles before arriving in the hands of the final consumer. With our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts. In addition, our acquisition of &ever has allowed us to establish beachheads in attractive global markets like Kuwait and Singapore. Our largest and most recently opened production facilities in Atlanta and Houston continue to operate reliably and are on track to meet production capacity targets and throughput yields.
Large and Actionable Pipeline of New Facilities
Our intention is to have nine large-scale operating facilities in operation by the end of 2022 under a well-defined roll-out schedule. We intend to place our facilities in locations that are close to population and distribution centers, including areas isolated from farmland (such as islands) so that communities without access to local, fresh produce will be able to enjoy a stable year-round supply of leafy greens. In addition to plans to unlock additional capacity domestically, we aim to open facilities outside the US, including our large-scale Singapore facility which is currently under construction and expected to open in the first half of 2022, to enable us to supply regional, national and global customers. We expect to open between seven and 12 large-scale facilities per year from 2023 through 2026, including our ‘Farm of the Future’ in Columbus, OH that will leverage all of the proprietary technology from Kalera, &ever and Vindara. As we continue to open our facilities, expand our footprint and bolster our customer relationships, we expect to be able to decrease the duration of a facility’s full sales ramp. Our large-scale facility roll-out plan and sales ramp expectations are depicted below:
Compelling Economic Profile
Our facilities are designed to achieve strong unit economics driven by our proprietary technology to optimize yields and our cost and capital expenditure discipline. Our innovative production methods facilitate precise control of nutrients and environmental variables to generate higher yields of leafy greens per square foot. We have carefully standardized the specifications of key equipment to avoid costly over-engineering. We prioritize utilization of existing warehouses that we retrofit and lease and our highly customizable growing layouts, modular and replicable structural designs minimize costs while affording us rapid scaling capabilities. We adhere to an ROI-driven approach to automation that focuses on automating the most-labor intensive operations first and only after a careful cost-benefit analysis, while still leveraging our existing technology to the fullest extent. As a consequence, we believe we are one of the leaders in vertical farming in terms of yield (lbs. of production output per square foot) and capital expenditures per lb. of annual output.
Furthermore, we expect the acquisitions of Vindara and &ever to be accretive to our unit economics beginning in 2022 by significantly increasing the output from our current and future facilities by reducing the grow cycle and increasing yields, in addition to additional revenue streams from the sale of customized seeds and baby leaf products. While we already have advanced operating systems in place, the acquisition of Vindara allows us to improve our products and capabilities, not through complex technical changes but through the input—the seeds. Vindara’s seeds are better suited to our growing environments and generate substantially better results with amplified appearance, nutrition, flavor, and increased yields.
World Class Leadership Team Fully Committed to the Highest ESG Standards
We are led by a proven and experienced executive management team with global experience that are poised to accelerate US and international growth at Kalera in the coming years. Our highly experienced corporate and facility management team has more than 175 years of combined management experience. This includes 20 years of combined senior level experience managing supply chains, sales, marketing and operations in the food industry, and 12 years of sustainable agriculture experience. We have also assembled a world-class CEA operations team that is complemented by our experienced executives. The team’s experience, focus and enthusiasm for our mission is the foundation for the growth and success of the Company.
Sound environmental and sustainability practices are core to who we are at Kalera. We believe that vertical farming will be a major contributor towards a more sustainable future and we aim to be a global leader in that endeavor. We are committed to developing ESG indicator tracking and reporting processes and systems, in accordance to accepted reporting standards. As our expanding list of production facilities becomes fully operational, data collection will expand in support of ESG KPI reporting.
Our Strategies
We intend to achieve our growth plan and build sustainable competitive advantages through the following strategies:
Roll-out of New Production Facilities in the United States and Internationally
We are committed to prioritizing investment in our infrastructure and capabilities in order to support our strategic expansion plans so we can capture as much of the $30 billion total global addressable market opportunity for lettuce and chicory as possible. After the success of the Orlando, Atlanta, and Houston large-scale facilities, we opened a new large-scale facility in Denver in April 2022, and we plan to open three additional large-scale facilities across the US in 2022 in Honolulu, Seattle and St. Paul, and one large-scale facility internationally in Singapore. Our intention is to have nine large-scale operating facilities in operation globally by the end of 2022 and we expect our network of facilities to become more dense as demand for our products grows. From there we expect to open between seven and 12 large-scale facilities between 2023 through 2025.
Staying at the Forefront of Plant and Seed Science and Technology
We spent more than 12 years perfecting our plant and seed science so that our produce is great tasting, healthy and sustainable. As of the date of this joint proxy statement/prospectus, we believe that we are one of the most advanced CEA companies. We believe that our focus on continuous improvement to further enhance our nutrient management algorithms, light recipes, product varieties, and expertise will allow us to continue to maintain competitive advantages in the sector. In addition, we believe inorganic initiatives, such as acquisitions, will provide further opportunities to bolster our capabilities. For example, in March 2021 Kalera completed the acquisition of Vindara, which was the first company to develop seeds specifically designed for use in vertical indoor farm environments as well as other CEA farming methods. Vindara seeds offer growers the opportunity to capitalize on significantly higher yield potential, production efficiencies and product customization in a fraction of the time through reducing the grow cycle. Vindara's breeding process shortens development time from the usual five to seven years to just one to one-and-a-half years and shaves several days off of the plant grow cycle, resulting in increased output and optimizing yield and profitability. As a result, we expect Kalera's growth rates, yields and seed costs will improve as Vindara's seed technology is implemented.
Expansion of Product Lines
We intend to strengthen our product offerings by improving the formulations of our existing portfolio of products and by creating new products that expand our portfolio. We are continuously refining our products to improve their color, texture, flavor, firmness and nutritional value and testing new produce varieties and recipes to enhance all the benefits of our products. In addition, we believe we can further differentiate ourselves in the sector by growing custom plants that are unique to each customer.
Our acquisition of Vindara is also expected to accelerate our product development both within our existing market segment as well as in other lettuce and leafy greens varieties including high yield basil and spinach, and in entirely new categories such as strawberries. Vindara has already demonstrated substantial yield improvements in indoor-grown Romaine, with more varieties and crops in the pipeline. The acquisition of Vindara also gives us the option of generating value through the development of custom seed for the indoor farming industry at large, eliminating the limitations of traditional seeds and providing customers greater control over their produce. In addition, our acquisition of vertical farming company &ever will allow us to develop our baby leaf products including spinach, arugula, kale, pak choi, mesclun and mustard, among others. Combined with Vindara seed technology, we believe we are a worldwide leader in the vertical farming industry with global reach and an international brand.

Partnerships and Acquisitions
We are constantly reviewing opportunities for partnerships and acquisitions. Driven by the successful transaction with Vindara to accelerate development of seeds internally and for the Agtech industry, and our acquisition of &ever, we continue to evaluate opportunities to acquire companies with unique technologies to improve our portfolio of precision agriculture products and capabilities.
We have spent years perfecting and fine-tuning our technology to position the Company as one of the industry leaders in CEA and development of advanced technology for food production. Driven by all internal research initiatives, we also collaborate with leading academic and research institutions in plant science for specific niche projects within advanced agriculture techniques. As we accelerate our growth over the next few years, we will seek continue to develop such strategic relationships and projects related to enhancing and expanding our capabilities and development of technologies for indoor farming.
Our Products
We produce various types of lettuces, baby leaves, microgreens, and other leafy greens and herbs. These products are grown from non-GMO seeds and are marketed as “better than organic” as traditional organic produce may use small amounts of pesticides. Our flagship product is Kalera Krunch, and we also sell other kinds of lettuce such as Butter Lettuce, Red Oak Leaf, Baby Romaine, and Frisée. Our products are excellent sources of several beneficial minerals such as potassium, calcium, phosphorous, and magnesium and are packed with vitamins A, C, and K, folates, phenols, and antioxidants. We also grow specialized microgreens from non-GMO seeds. These microgreens are delicate, colorful, and tasty, and include, cilantro, red sorrel, pea shoots and basil.
Our Facilities
In 2021, we expanded our operations through our acquisition of &ever and our announcements of additional production facilities from our existing operating facilities in Orlando (Florida), Atlanta (Georgia) and Houston (Texas), with our expansion to Denver (Colorado) in April 2022, and planned expansion to Honolulu (Hawaii), Seattle (Washington), Columbus (Ohio), and St Paul (Minnesota). These facilities will make us the first pan-US vertical farming company with an ability to serve customers at the regional and national level. Other than the HyCube facility, which we own (except for the land on which it is located), all of the buildings for the current and new production facilities are leased pursuant to long-term lease agreements with an average of ten years with an option to extend these up to an additional ten years. Through our acquisition of &ever, we also operate a farm in

Kuwait and have one farm under construction in Singapore. Our production facilities in operation and under construction are depicted below:
Orlando Facility
Driven by the success of the HyCube system discussed below, we started construction of our first large-scale facility by retrofitting an existing warehouse in Orlando in July 2019. The Orlando facility was completed in early 2020 and started farming operations in February 2020. This was the first time a vertical farm was completed in less than nine months while having a total production capacity of approximately 0.8 million lbs. per year, which was a record for the vertical farming industry. The Orlando facility has received much attention from both local and national dignitaries, including a visit from U.S. Secretary of Agriculture, Sonny Perdue in June 2020.
Atlanta Facility
Having successfully opened the Orlando facility in February 2020, we announced in April 2020 that we would open a new state-of-the-art farming facility in Atlanta, Georgia. The Atlanta facility complements our domestic and international expansion plan focused on growing an abundance of leafy greens in close proximity to our consumers. We began construction in 2020 and the facility began farming operations in March 2021 with total capacity of approximately 2.6 million lbs. per year. Atlanta is our third largest operating facility as of the date of this joint proxy statement/prospectus.
Houston Facility
Construction began on our Houston facility in July 2020 and was completed in the third quarter of 2021. Houston is currently our largest facility with a total capacity of 3.3 million lbs. per year. The Houston facility is focused on production and growing enhancements, including latest generation of lighting, improved airflow, and increased automation of the production lines meant to increase yield and efficiency.
Denver Facility
We announced our plan to open a facility in Denver, Colorado in October 2020. Construction on the nearly 90,000-square-foot facility was completed and the facility officially started operations in April 2022. The Denver facility, with the addition of microgreens, allows us to expand our portfolio beyond full head and cut leaf to better serve our customers with clean, nutrition-dense leafy greens. This large-scale facility uses cutting edge technology and has a production capacity of approximately 2.9 million lbs. of leafy greens and 50 thousand lbs. of microgreens per year. This facility will generate more than 60 employment opportunities for the local community.
Kuwait City Facility
Our facility located in Kuwait City, Kuwait, which was acquired as part of the &ever acquisition, was a partnership with NOX Management, an investment arm of IFA Group which owns food markets, restaurant chains, retail chains, and food distributors. The Kuwait City facility started operations in March 2020, with ramp-up resuming in October 2021 after Kuwait’s international travel ban had been lifted, and has a total capacity of approximately 280 thousand lbs. of baby leaf products per year. As part of the &ever acquisition agreement, the Company was granted an option to acquire 100% of the joint venture in the future, and the Company exercised that option on October 13, 2021.
Orlando Headquarters and R&D Center
Our corporate headquarters and R&D center are located at 7455 Emerald Dunes Drive, Suite 2100, Orlando FL 32822, where we occupy a newly retrofitted space of approximately 19,000 square feet of office, laboratory, and warehouse. The R&D center includes multiple climate controlled research grow rooms, laboratories and other additional dedicated areas.
HyCube at Orlando World Center Marriott
We decided in 2016 to expand into commercial operations by partnering with Marriott Hotels at their Orlando World Center Marriott, a hotel and convention center near Orlando and which it is now the largest Marriott in the world with 2,008 rooms, 28-story building, houses Hawk’s Landing Golf Center and the Marriott Vacation Club resorts of Marriott’s Sabal Palms, Marriott’s Royal Palms, and Marriott’s Imperial Palm Villages. The 200-acre resort property is home to our HyCube, a small-scale hydroponic farming facility that can produce up to 90,000 lbs. per year which are sold to Marriott which then serves them in the resorts’ restaurants. We continue to operate this facility and it has become an icon for our marketing efforts due to its modern visual appearance in addition to its value proposition of supplying guests with fresh, on-site grown greens that are served within hours of harvesting.
New Facilities
New facilities that will open in 2022 and early 2023 will allow us to continue extending our geographic footprint in order to serve regional and national customers. These include Seattle (Washington), Columbus (Ohio), Honolulu (Hawaii), St Paul (Minnesota) and Singapore.
Our Proprietary Technology Platform
Our hydroponic production systems and processes have been developed over 12 years in several areas: advanced plant and seed science, clean room technologies and procedures, and precision hydroponics through data science and distributed control systems.
Over the years we have developed and continue to perfect optimized hydroponic nutrient solution formulations and methods for controlling their balance throughout the growing cycle. In a closed irrigation and fertilization system like ours, the perfect balance of nutrients in an optimized formulation degrades progressively throughout the grow cycle due to differing rates of nutrient uptake for the various essential elements present in the liquid. As a consequence, many closed-system hydroponics operators simply dump the unbalanced nutrient solution and start with a fresh solution for each batch. This traditional approach has two major drawbacks: first, the nutrient solution is perfectly balanced only at the beginning of the grow cycle, leading to lower marketable yields; and second, it has a greater environmental impact from both higher water usage and from nutrient-rich effluents ending up in the water table. By contrast, our approach overcomes these drawbacks by implementing an element-specific monitoring program in which the concentration of fourteen individual essential elements is tracked during the grow cycle using ion-specific measurements, followed by adjustments of individual element concentrations in order to maintain an optimal nutrient balance at all times. Using this approach, we avoid runoffs of nutrient rich liquid to the water table, while maintaining optimal control of the nutrient solution balance. We have also designed proprietary nutrient distribution systems, certain aspects of which are protected by one US patent.
An additional objective of our plant and seed science work is the enhancement of the nutritive value of our produce for the benefit of the consumer. For example, we have conducted research in collaboration with University of Florida resulting in optimized light recipes leading to significantly higher levels of antioxidants in red leaf lettuce, and anthocyanins, compounds in plants that may offer health-promoting benefits by protecting cells from free radicals.
With the recent acquisition of Vindara, we have added the ability to develop seeds optimized for CEA, without the use of genetic editing or modification. Vindara’s big data analytics and machine learning approach allows for the accelerated development of plant varieties optimized not only for yield, but also targeting certain taste, color, shape and texture characteristics demanded by the market. With Vindara, we have the ability to create customer-defined varieties. This capability is currently unique in CEA, and we are at the leading edge of addressing the plant genetics optimization aspects of precision agriculture without the use of gene editing or genetic modification.
Additionally, with the recent acquisition of &ever, we have expanded our technology base, patents and IP – especially in advanced production process automation and optimized grow media, management team, and customer base. This acquisition also allows Kalera to offer a broad range of products in the industry, including: whole head, teen and baby leaf, cut leaf, and microgreens.
We have selected and adapted clean room technologies and procedures from the semiconductor and biomedical industries for use in vertical farming, including air and water filtration and decontamination, surface sanitation, and cleaning in place of irrigation piping. We use nanofiltration and advanced oxidization technologies, and residual free sanitation to achieve these goals. Access to production, harvest and post-harvest areas is highly controlled: personnel must wear protective clothing, hair covers, beard nets, and gloves and sanitized shoes. Incoming materials and supplies are sanitized prior to being introduced to the protected environment. By relying on this multi-faceted approach, we are able to eliminate the use of pesticides, as well as eliminate sources of human pathogen contamination such as E-Coli.
We have developed the HyCubeOS, an advanced distributed automation and process data collection system based on a hybrid Cloud architecture, and on IoT sensors. Essential plant growing variables (temperature, humidity, carbon dioxide levels, lights, nutrients, and maintenance events) are under strict control and monitored around the clock over the internet. Compared to most existing commercial systems that cannot meet precise vertical farming parameters, our system integrates large arrays of IoT sensors (as opposed to a few centralized sensors), uses adaptive ion-specific nutrient dosing controls (as opposed to traditional controls using global measures of nutrient concentrations), and is deployed via a distributed, resilient and scalable cluster-based hybrid Cloud architecture (as opposed to traditional centralized process control systems). Unlike most IoT-based sensing applications, which tend to send the sensor data directly to the Cloud for further processing, we have implemented an IoT architecture that leverages edge computers as well as the Cloud. Our approach sidesteps the latency issues specific to device-to-Cloud communications and is more robust with respect to data security. We have designed our own IoT sensors for collecting climate and carbon dioxide level data and our own edge computers, together with the software that controls them, such that we do not need to rely on external suppliers of such systems.
We are integrating the HyCubeOS with our Enterprise Resource Planning (“ERP”) system via a data warehouse. While the HyCubeOS records and controls production process inputs, the ERP system tracks process outputs, i.e., production yields. By integrating the HyCubeOS with the ERP system, we are creating a Machine Learning platform for predictive analytics, outlier detection, and complex data visualization.
Regulatory Environment
We are subject to extensive laws and regulations in the US administered by various federal, state and local government agencies in the United States, such as the FDA, the Federal Trade Commission (the “FTC”), the Environmental Protection Agency (the “EPA”), the Occupational Safety and Health Administration (“OSHA”), and the U.S. Department of Agriculture. These laws and regulations apply to the processing, packaging, distribution, sale, marketing, labeling, quality, safety, and transportation of our products, as well as our occupational safety and health practices. Under various federal statutes and implementing regulations, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate our products and the manufacturing, labeling, marketing, promotion, and advertising thereof.
Among other regulatory requirements, the facilities in which our products are grown, packed or processed may be required to register with the FDA (depending on specific growing, packing, and processing operations), comply with regulatory schemes including Standards for the Growing, Harvesting, Packing, and Holding of Produce for Human Consumption (the “Produce Safety Rule”), Current Good Manufacturing Practices (“GMPs”), Hazard Analysis, and Risk-Based Preventive Controls for Human Food (the “Preventive Controls Rule”) and FDA and USDA labeling and marketing requirements, as amended by the Food Safety Modernization Act of 2011 (“FSMA”), the Organic Food Production Act, among other laws and regulations implemented by the FDA, the USDA, and other regulators. FSMA regulations are still being developed and implemented, including product traceability requirements recently proposed, which would be directly applicable to our products. The FDA and the USDA have the authority to inspect facilities depending on the type of product and operations involved. The FDA and the USDA also require that certain nutrition and product information appear on product labels and, more generally, that labels and labeling be truthful and non-misleading. Similarly, the FTC requires that our marketing and advertising be truthful, non-misleading, not deceptive to consumers, and not otherwise an unfair means of competition. We are also restricted by FDA and USDA from making certain types of claims about our products, including nutrient content claims, health claims, organic claims, and claims regarding the effects of our products on any structure or function of the body, whether express or implied, unless we satisfy certain regulatory requirements. We are also subject to parallel state and local food safety regulation, including registration and licensing requirements for our facilities, enforcement of standards for our products and facilities by state and local health agencies, and regulation of our trade practices in connection with selling our products.
In addition to federal regulatory requirements in the United States, certain states impose their own manufacturing and labeling requirements. For example, every state in which our products are manufactured requires facility registration with the relevant state food safety agency, and those facilities are subject to state inspection as well as federal inspection. Further, states can impose state-specific labeling requirements.

We are also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers or govern the promotion and sale of merchandise. Our operations, and those of our distributors and suppliers, are subject to various laws and regulations relating to environmental protection and worker health and safety matters. Further, when we start operating or selling internationally, we will be subject to the regulatory agencies and requirements of the relevant countries.
Competitive Landscape
We operate in the highly competitive organic and natural foods market segment. Our competition includes large-scale conventional operations both domestically and internationally. In this market, competitive positioning is based on, among other things, product quality, brand recognition and loyalty, product variety, taste, product packaging and package design, shelf space, reputation, price, promotion and nutritional claims.
We are able to compete successfully with imported goods, including from Canada and Mexico with high quality produce that addresses U.S. consumer preferences for higher quality, improved product safety, year-round availability, and product innovation at reasonable prices. We also face competition from domestic and international greenhouse operators, as well as from other emerging high-tech agricultural startups such as vertical farms. Vertical farming has received increased interest in recent years with several competitors emerging. Some of our key competitors include, but are not limited to, AeroFarms, Bowery Farming, Infarm, Plenty, and Spread.
Employees
As of December 31, 2021, we had approximately 438 full-time employees. We have never experienced a labor-related work stoppage. We consider our relations with our employees to be very strong. Moving forward, we expect to employ approximately 60 employees for each new standard facility that we put in operation.
We are a technology-driven company, but people will always remain at the heart of our purpose and practices. Our culture is based on empowering people to play a key role in accelerating innovation and cooperation in the work environment. Our model is built on entrusting our teams at each facility and location to shape a worldwide organization. Our core values are: “Do the Right Thing, Always!”, “Own it, All of It!”, and “Grow the Future!”. We implemented these core values to help foster an ownership and responsibility oriented culture. We also implemented a number of policies including diversity, equality, cooperation, and dignity in the work place. With the hiring of our Head of Human Resources, we implemented these core values during 2020 so that every employee embraces our culture and values at the time of joining Kalera.
Intellectual Property Rights
Our intellectual property mainly relates to production processes and methods, plant nutrient mixture formulas, custom hardware and software code as well as our trademarks and is an inherent part of our business strategy. The U.S. Patents and Trademark Office issued a patent on November 24, 2020 for our application “Hydroponics Apparatus, System and Method”. The German Patent and Trademark Office issued a patent on January 18, 2018 to &ever GmbH (f/k/a Farmers Cut GmbH) titled “Climatically Sealed Climate Cell for Cultivating Plants Indoors”. Kalera (including through its acquisition of &ever GmbH) and Vindara currently have applications for 16 patent families. Our main trademarks are “Kalera”, “HyCube”, “HyTaste” and “Pick-to-Plate”. We believe our success depends, at least in part, on our ability to further develop and protect our intellectual property and we rely on a combination of patents, trade secrets and know-how which are protected through limiting access to key information, confidentiality provisions in agreements, confidentiality procedures and IT security. We have 43 granted patents throughout the United States, Europe, Turkey, Hong Kong and Australia. These granted patents will expire between 2036 and 2038. We also have 10 published patents in the United States, Europe, Canada, China and the Republic of Korea. Further, we have 38 pending patent applications throughout Europe and Asia.
Research and Development
We perform internal R&D activities to perfect our nutrient, light, and environment recipes for all varieties growing in our system. We also have research initiatives for trialing plant varieties suitable or optimized for our growing systems. We are developing advanced plant nutrient management algorithms and procedures, as well as data analytics and Machine Learning methods for advanced plant production process control on an ongoing basis.
Legal Proceedings
From time to time, we may become involved in litigation, disputes and other legal proceedings arising in the course of our business. As at the date of this joint proxy statement/prospectus, we are not, nor have we been during the course of the preceding 12 months, involved in any legal, governmental or arbitration proceedings which may have or have had a material adverse effect on our business, financial condition, results of operations or cash flows.
Corporate Information and History
Kalera S.A. is a public limited company (société anonyme) organized under the laws of Luxembourg which has was incorporated on June 11, 2021. Kalera AS is a private limited liability company organized under the laws of Norway, which was incorporated on March 6, 2013. Figgreen Limited is a private limited company organized under the laws of Ireland, which was incorporated on June 19, 2017. Figgreen Limited was reregistered as an Irish public limited company on March 29, 2022 and changed its name to “Kalera Public Limited Company” on April 4, 2022. Kalera Inc. is a US private C-corp company and is the operating entity for Kalera’s business. Kalera Inc. was incorporated in 2010 in the state of Delaware. Kalera has entered into all customer and lease agreements pertaining to Kalera’s vertical farming business. The company’s offices are located in Orlando, Florida.
Organizational Structure
The following chart depicts our organizational structure prior to giving effect to the Business Combination and the related transactions. The subsidiaries identified below as owned by Kalera AS in the pre-Business Combination organizational chart will remain owned by Kalera S.A. following the Business Combination.

The following chart depicts our proposed organizational structure after giving effect to the Business Combination and the related transactions, if consummated(3).
_________________
(1)Does not include Pubco ordinary shares expected to be issuable to former warrant holders of Agrico pursuant to warrants to be issued or assumed by Pubco in connection with the Business Combination.
(2)Does not include Pubco ordinary shares expected to be issuable to optionholders of Kalera pursuant to options assumed by Pubco in connection with the Business Combination. As of September 30, 2021, there was an aggregate of approximately 12,600,000 Kalera employee stock options outstanding.
(3)Upon closing of the Business Combination, Agrico will be a wholly owned subsidiary of Pubco. If Agrico is solvent at such time, the voluntary winding-up of Agrico is expected to commence, and voluntary liquidators are expected to be appointed, by the passing of a special shareholder resolution. Upon the appointment of a voluntary liquidator, the powers of the directors are expected to cease and the business of Agrico is expected to be discontinued except to the extent necessary to facilitate the winding-up. During the winding-up process, liabilities of Agrico are expected to be assumed by Pubco. The liquidator is expected to notify the Cayman Islands Registrar of Companies of the commencement of the winding-up and publish a notice in the Cayman Islands Government Gazette informing creditors of the same. Notice must be published in the Cayman Islands Government Gazette prior to the final general meeting of Agrico at which the accounts of the liquidation and the conduct of the liquidation will be presented for shareholder approval. This notice must be published at least 21 days in advance of the meeting. Notice of the final meeting must also be given to all shareholders. Following such notice, final general meeting of Agrico is expected to be held, following which, the liquidator is expected to make a final return to the Cayman Islands Registrar of Companies. Three months later, Agrico is expected to be deemed formally dissolved.
Kalera has limited activity other than being the ultimate holding company. In addition to Kalera Inc., Kalera has four other wholly owned subsidiaries:
•Iveron Materials Inc.
•Vindara Inc.
•Kalera Real Estate Holdings LLC
•&ever GmbH
Iveron Materials Inc.
Iveron Materials Inc. is a US private C-corp company established for our geopolymer concrete business (which is conducted separately from our vertical farming business). As of the date of this joint proxy statement/prospectus, Iveron Materials Inc. holds a license to patented technology related to geopolymer concrete, however no revenue generating activities are carried out. Iveron Materials Inc.’s offices are located in Orlando, Florida.

Vindara Inc.
On March 10, 2021 we acquired Vindara, the first company to deliver genetic seed varieties bred exclusively for use in fast growing, high-tech indoor farming and other types of CEA operations. CEA farms no longer have to utilize standard outdoor seeds that have been bred for resistance to disease and pests at the expense, in many cases, of rich flavor, texture, and high nutritional content. Founded in 2018 and originally based in the North Carolina Research Triangle, the company utilizes machine learning to breed tailor-made seeds in a compressed timeframe of only 12 to 18 months rather than traditional breeding methods that need five to seven years to achieve similar results. Vindara breeds the seeds entirely through analytics rather than gene-editing or GMOs. This acquisition by Kalera represents what we believe to be the first instance of a combination between a leading vertical farming platform and the scientific leader in indoor seed development. Vindara is operating out of our headquarters in Orlando and Vindara’s Co-Founder and President, Dr. Jade Stinson, has joined our senior management team in Orlando as part of the transaction. We expect this acquisition to bring significant improvements to our operations and a new revenue stream through the selling of customized seeds to other farming companies to complement our precision agriculture portfolio of products.
Kalera Real Estate Holdings, LLC
On February 11, 2021, we incorporated Kalera Real Estate Holdings, LLC in the state of Delaware as the main legal entity to consolidate all real estate operations. On March 12, 2021, Kalera Real Estate Holdings, LLC completed the acquisition of a property in St. Paul, Minnesota to be converted into a vertical farm. Kalera Real Estate Holdings, LLC will manage all real estate operations separately from our leafy greens production operations. By developing or purchasing select real estate facilities through low-cost real estate financing structures, we expect to reduce our operating expenses and improve our unit economics.
Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, we acquired all of the shares in &ever, a global leader in baby leaf indoor farming, for a total consideration reflecting an enterprise value for &ever GmbH of EUR 130 million on a cash and debt free basis as of July 1, 2021. Prior to the acquisition, &ever was a vertical farm company headquartered in Germany with operations in the Middle East, Asia and Europe. Founded in 2015, &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms.
We believe this transformational acquisition not only accelerates Kalera’s geographical footprint with a farm operating in Kuwait and one under construction in Singapore, but expands our technology base, patents and IP, management team, and customer base. It also allows Kalera to offer a broad range of products in the industry, including: whole head, teen and baby leaf, cut leaf, and microgreens. Combined with Vindara seed technology from our previous Vindara acquisition, we believe Kalera is now a worldwide leader in the vertical farming industry with a truly global reach and international brand.

The table below shows our key milestones and important events from our incorporation and to the date of this joint proxy statement/prospectus:

Year	Event
2010	Established Kalera Inc.
2014	Tradeport R&D facility became operational.
2017	Started construction of Orlando World Center Marriott (HyCube) facility.
2018	Commenced operations at the Orlando World Center Marriott (HyCube) facility.
2019	Started construction for the first large-scale facility by retrofitting an existing warehouse in Orlando.
2020	The large-scale facility in Orlando was completed and started to operate.
2020	Started construction of three new large-scale facilities in Atlanta, Houston and Denver.
2020	Registered and traded on the NOTC-list in Norway.
2020	Completed several private placements raising net proceeds over $145 million.
2020	Announced expansion to three new locations: Honolulu, Seattle and Columbus.
2021	Acquired Vindara Inc. a seed development company for indoor farms.
2021	Incorporated Kalera Real Estate Holdings, LLC and acquired a property in St Paul, Minnesota that will be converted into a vertical farm.
2021	The large-scale facilities in Atlanta and Houston were completed and started to operate.
2021	Additional blue chip customers added, including Kroger, Disney, Walmart and H-E-B.
2021	Acquired &ever GmbH.
2022	The large-scale facility in Denver was completed and started to operate.

SELECTED FINANCIAL INFORMATION OF KALERA
Kalera’s selected historical consolidated statements of operations and cash flows information for the years ended December 31, 2021 and 2020, and its selected historical consolidated balance sheet information as of December 31, 2021 and 2020 are derived from Kalera’s audited financial statements included elsewhere in this joint proxy statement/prospectus. The financial statements of Kalera are stated in U.S. dollars ($).

	(USD in thousands, except per share data)
Fiscal Year	2021	2020
Consolidated Statement of Operations Data:
Net revenues	$2,855	$887
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	$(9,634)	$(1,935)
Selling, general and administrative expenses	$(28,621)	$(6,467)
Depreciation and amortization	$(4,009)	$(967)
Impairment loss	$(1,051)	$—
Operating loss	$(40,460)	$(8,482)
Interest expense, net	$(1,634)	$(503)
Other income	$780	$328
Loss from operations before income tax	$(41,314)	$(8,657)
Income tax benefit	$1,331	$—
Net loss	$(39,983)	$(8,657)
Other Financial Data
Net cash used in operating activities	$(24,831)	$(9,630)
Net cash used in investing activities	$(132,518)	$(20,846)
Net cash provided by financing activities	$61,239	$140,440
Consolidated Balance Sheet Data (at end of year):
Cash and cash equivalent	$16,146	$113,353
Total assets	$349,996	$153,746
Total liabilities	$83,073	$9,620
Total shareholders’ equity	$266,923	$144,126
Non-GAAP Financial Measures
Certain disclosures in this report include non-GAAP financial measures. A non-GAAP financial measure is defined as a numerical measure of our financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows.
EBITDA consists of net income or loss plus interest expense, income taxes, depreciation, and amortization. Adjusted EBITDA consists of EBITDA further adjusted for foreign exchange gains or (losses), stock based compensation expense, and non-recurring items if identified and is presented because we believe that it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry.
However, other companies may calculate Adjusted EBITDA in a manner different from ours. Adjusted EBITDA is not a measurement of financial performance and should not be considered an alternative to cash flow from operating activities or as a measure of liquidity.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	(USD in thousands)
Fiscal Year	2021	2020
Net loss	$(40,057)	$(8,657)
Interest expense, net	1,634	503
Depreciation and amortization	4,009	967
Loss on equity method investment	74	—
Impairment of assets under construction	1,051	—
Other income	(780)	—
Income tax benefit	(1,331)	—
EBITDA	$(35,400)	$(7,187)
Stock-based compensation expense	2,565	996
One-time accounting, consulting, and legal fees	528	—
Gain on forgiveness of debt	—	(328)
Adjusted EBITDA	$(32,307)	$(6,519)
The selected historical consolidated information in this section should be read in conjunction with each of Kalera’s financial statements and related notes and “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this joint proxy statement/prospectus are not indicative of the future performance of Kalera following the Business Combination.

	For the years ended December 31,
(in thousands, except per share information)	2021	2020
Statement of Operations Information:
Total operating expenses	43,316	$9,369
Net loss	(40,057)	(8,657)
Net loss per share attributable to shareholders, basic and diluted	(0.23)	$(0.08)
Statement of Cash Flows Information:
Net cash used in operating activities	(24,831)	$(9,630)
Net cash used in investing activities	(132,518)	(20,846)
Net cash provided by financing activities	61,239	140,440
Total assets	349,996	$153,746
Total liabilities	83,073	9,620
Total shareholders’ equity	266,923	144,126

KALERA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” should be read in conjunction with the “Information about Kalera” and “Selected Historical Financial Information” sections and the consolidated financial statements of Kalera AS which are included elsewhere in this joint proxy statement/prospectus. The financial information contained herein is taken or derived from such consolidated financial statements, unless otherwise indicated. The following discussion and analysis set forth below contains forward-looking statements. Kalera’s actual results could differ materially from those that are discussed in these forward-looking statements as a result of many factors. The factors that could cause or contribute to such differences include those discussed below and elsewhere in this joint proxy statement/prospectus, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. Amounts presented in “Kalera’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” are presented in thousands of U.S. dollars, except per share, percentage and ratio figures.
Overview
We are a hydroponics company combining plant science, clean room technology, and big data analytics. We grow clean, high quality, nutrient rich greens in a cost efficient and sustainable way near the point of consumption.
We produce, sell, and distribute a diverse portfolio of leafy green vegetables, microgreens and herbs under the global Kalera brand. We sell our products to foodservice companies, resorts, hospitality, cruise lines, airlines, grocery chains and restaurant chains. The product is beneficial for customers, retailers, foodservices and chefs, as it is healthy and fresh. It has a longer shelf life than conventional farmed produce, consistent quality, and is available at an affordable price.
We utilize unique growing methods that combine optimized nutrients and light recipes, clean room standards and precise environmental controls to produce our safe, nutrient rich, clean, pesticide free, non-GMO products with consistent high quality throughout the entire year.
Because of our controlled environment, and vertical growing methodology, we are able to produce 300 times more volumes per square feet than conventional farming. In addition, we produce our leafy greens all year round, regardless of outdoor growing seasons.
With indoor facilities situated right where the demand is, we are able to supply an abundance of product locally, eliminating the need to travel long distances when shipping perishable products and ensuring the highest quality and freshness.
Our Assets and Operations
We currently have announced nine large-scale indoor hydroponic facilities in the US, including our Orlando, Atlanta, Houston and Denver facilities which have commenced operations in 2020, 2021 and 2022. Internationally, we have announced two large-scale indoor hydroponic facilities, including our Kuwait facility which has commenced operations, and our Singapore facility which is under construction. Our indoor production facilities are strategically located proximate to population and distribution centers, including markets isolated from farmland. In contrast to produce that requires costly and extended long-haul supply chains, our leafy greens are delivered within hours of harvesting, always fresh, and maintain a longer shelf life. Given our expanding facility footprint, we expect to be the first truly pan-US vertical farming company able to serve both regional and national accounts.
Our sustainably grown and locally sourced high-quality leafy greens, currently marketed under our Kalera brand, appeal to a broad range of customers across the foodservice, grocery, resort, hospitality, cruise line, airline and restaurant industries. Some of our key customers include US Foods, Gordon Food Service, Harvill’s Produce, Marriott, Levy, FreshPoint (a Sysco company), Publix, Kroger, H-E-B, Walmart, Disney and Universal Studios.

Overall Trends and Outlook
Business Trends
Net revenues were approximately $887 thousand in 2020 and $2,855 thousand in 2021. We have generated losses since inception. Our net loss in 2020 and 2021 was approximately $8,657 thousand and $40,057 thousand, respectively, as we invested in key talent acquisition and operating expenses during 2020 for facilities that opened during 2021 and will open during 2022. During fiscal 2021 we invested in facilities that opened during 2021 and will open during 2022. In addition, during 2021, we had operating expenses related to three strategic acquisitions in the plant science and seed science sectors. Our first large-scale operating facility in Orlando has a production capacity of approximately 0.8 million lbs. per year, our second large-scale operating facility in Atlanta, has a production capacity of approximately 2.6 million lbs. per year, our third large-scale operating facility in Houston, our most significant and advanced facility to date, has a production capacity of approximately 3.3 million lbs. per year and our large-scale operating facility in Denver has a production capacity of approximately 2.9 million lbs. of leafy greens and 50 thousand lbs. of microgreens per year. Going forward, we intend to continue to invest in the construction of new facilities, plant and seed science, operational improvements and technology for CEA as we believe demand for our products will continue to accelerate across our distribution channels.
Strategy
We believe that we are well positioned to take advantage of macro- and micro-trends by building high-tech sustainable lettuce, microgreens and herb production capacity in the United States and internationally. We seek to expand in certain markets and communities that do not have accessibility to local and fresh produce. We believe that our revenue growth will allow us to capture an increased share of the broader U.S. lettuce and chicory and microgreens categories. This is supported by a number of key drivers, including the growing mainstream acceptance of our products, heightened consumer awareness of the role that food and nutrition play in long-term health and wellness, and increasing awareness of the reduced negative impact that vertical farming has on the environment as compared to traditional farming.
Kalera seeks to achieve its growth plan through five main avenues, namely:
•Roll-out in additional US cities:
•International growth;
•Expansion of business line;
•Expansion of product line; and
•M&A and partnerships
During 2020, Kalera had announced six new facilities in the U.S.:
•Atlanta, Georgia
•Houston, Texas
•Denver, Colorado
•Columbus, Ohio
•Honolulu, Hawaii
•Seattle, Washington
During 2021, Kalera had announced one new facility in the U.S.:
•St. Paul, Minnesota

Kalera aims to continue its growth plan in domestic markets, as well as in new, international markets. As of the end of 2021, Kalera has five large-scale facilities in operation and announced five additional large-scale facilities. In connection with its expansion plans, the Company has a strong pipeline of new potential locations over the next 18 months. In addition, Kalera seeks to continue investing in its organization, to support the increased production footprint.
To address this sustained expansion plan, Kalera has developed rapid roll-out capabilities related to design, buildout and installation, centered around the following key aspects:
•Established supply chains for key technology and equipment;
•Replicable experience on design, installation, lease agreements and work relationships with architects and design companies;
•A proven ability to manage multiple construction projects at a time;
•Using general contractors and sub-contractors to provide supervision, manpower and materials to cover construction project workloads as needed;
•Modular designs – based on components that can be reused in various configurations; and
•Standardization – shorten lead times and internal review by design teams to create streamlined franchise style builds.
We have a proven approach to rolling out new vertical farming facilities in retrofitted, leased warehouses with an expected construction time of under one year for facilities up to approximately 75,000 square feet. With established supply chains for key technology and equipment, modular designs based on components that can be reused in various configurations and pre-tested software, we can efficiently replicate facility design and processes. This gives us visibility with respect to expected capital expenditures and timing involved for a new facility roll-out. In addition, four facilities are currently under construction and incorporate multiple design improvements over our first large-scale facility in Orlando and are expected to deliver unit cost savings of around 5% comparatively.
In addition to the roll-out plan, Kalera also has a keen focus on capital productivity and unit economics, aiming to deliver strong return on capital.
Our growth strategy includes the expansion of our product line. We intend to strengthen our product offerings by improving the formulations for our existing portfolio of products and by creating new products that expand our portfolio. We are continuously refining our products to improve their color, texture, flavor, firmness and nutritional value. In addition, we are continually testing new varieties and recipes to enhance all the benefits of our products in addition to bringing a differentiation factor to the sector by growing custom plants that are unique to each customer.
Demand
We mainly operate in the lettuce and chicory market. The global market volume for lettuce and chicory was around 27 million tons in 2017. This market has seen relatively stable growth with a CAGR of 1.2% from 2007 to 2017 according to IndexBox. This market is projected to continue its stable development, growing at over 1% per annum from 2019 to 2025, resulting in an estimated market volume of 29 million tons in 2025. The global lettuce and chicory market, excluding logistics costs, retail marketing costs and margins, amounted to over $30 billion in 2017, representing an increase of 16% against the preceding year.
Additionally, according to Research Nester, the United States microgreens market is projected to register a CAGR of 10.1% from 2020 to 2025. According to Research Nester, in terms of value, the U.S. microgreens market of $185 million forecasted in 2020 is projected to grow to $307 million by 2025. By sales channel, the restaurant market segment dominates the market owing to the fact that microgreens are likely to influence produce shopping requirements in the near future. Microgreens are increasingly being treated as a culinary trend across the country’s cuisines. The ongoing culinary trend for microgreen preference across United States cuisines together with the increasing supply to the hospitality market segment is likely to enhance the sale of microgreens in the future.

Pricing
Foodservice and retail pricing remains firm and in-line with expectations. We continue to price our products competitively compared to competing organic products and other CEA produce based on our retail surveys and buyer conversations.
Acquisitions
Vindara
On March 10, 2021 Kalera acquired a leading indoor seed developer, Vindara. Founded in 2018 in the North Carolina Research Triangle, Vindara is the first company to deliver seed varieties bred explicitly for use in fast growing, high-tech indoor farming operations and for other types of Controlled Environment (“CEA”) operations.
This transaction provided Kalera with a vertically integrated structure by combining a scientific leader in indoor seed development with a leading vertical farming platform.
We expect this deal to be accretive to our unit economics starting in 2022 by:
•Significantly increasing the output from Kalera’s current and future facilities by reducing the grow cycle and providing Kalera benefits of higher yields;
•Lowering cost of goods sold by reducing seed costs and improving energy efficiency/automation;
•Significantly improving Kalera’s future unit economics;
•Further differentiating Kalera’s products and giving us improved ability to optimize color, texture, flavor, firmness and nutrient profile;
•Accelerating and expanding Vindara’s seed research and development programs focused on the indoor farming sectors to support overall CEA market share growth;
•Developing a strong product pipeline beyond leafy greens to include high yield basil, spinach, and strawberries;
•Accelerating the development cycle of proprietary products with and for customers while also generating value through the development of custom seed for the indoor farming industry at large;
•Providing additional revenue generation opportunities to the CEA global market.
Vindara has already demonstrated substantial yield improvements in indoor-grown romaine, with more varieties and crops in the pipeline.
The acquisition will accelerate Kalera’s product development both within its existing market segment to other lettuce varieties and leafy greens including basil and spinach, and to entirely new categories such as strawberries.
Kalera GmbH (formerly &ever GmbH)
On October 1, 2021, Kalera acquired 100% of the shares of &ever for a total of $25,045 thousand in cash and 27,856,081 Kalera shares.
•Founded in 2015, &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms.
•This transaction represents the first instance of consolidation between vertical farmers: it combines a leader in plant science and unit economics for full head leafy greens with a leader in baby leaf production and technology to create a global vertical farming leader.

•The transaction is complementary to Vindara’s acquisition, increasing Vindara’s market reach and positioning worldwide.
On October 13, 2021, Kalera completed the acquisition of the remaining 50% of &ever ME for a total of $1,972 thousand in cash and 2,724,499 shares of Kalera common stock.
Update Regarding Impact and Expected Future Impact of COVID-19 on Our Company
The spread of the COVID-19 pandemic drove the decision to modify our business strategy to meet the demand for our products in the retail sector. The foodservice sector, our core target market, was closed or operating at less than normal capacity for example, less than 25% capacity in Central Florida during 2020. During 2021, the foodservices industry gradually recovered with large venues such as convention centers and entertainment centers re-opening during the third quarter of year-ending December 31, 2021. This affected our ability to increase sales.
As we seek to continue to rapidly grow our net revenues, we face several challenges. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of COVID-19 (including any resurgences), impact of the new COVID-19 variants and the rollout and uptake of COVID-19 vaccines, and the level of social and economic restrictions imposed in the United States and abroad in an effort to curb the spread of the virus, all of which are uncertain and difficult to predict considering the rapidly evolving landscape.
How We Generate Revenue
Kalera recognizes revenue through the sale of various varieties of lettuce and micro-greens which are sold to food retail and distribution customers. Kalera recognizes revenue for the sale of the product upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration Kalera expects to receive in exchange for delivering products. In 2020, our largest customers in terms of their respective percentage of our sales included the following: FreshPoint and Publix whose sales together represented 32.6% of net sales. In 2021, our largest customers in terms of their respective percentage of our sales included the following: Publix Lakeland (20%), Publix Orlando (19%), Harvill’s Produce (12%) and Gordon Food Service (12%). We expect that most of our sales will be made through a core number of distributors and large retailers for the foreseeable future. We do not have short-term or long-term commitments or minimum purchase volumes in our contracts with them that ensure future sales of our products.
Costs of Conducting Our Business
Inventory costs include the costs of producing our products which include direct material costs such as seeds, nutrients, packaging, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities.
Selling, general, and administrative expenses primarily consist of costs for corporate functions, including payroll, employee benefits for corporate employees, corporate office expenses, professional fees, marketing and selling costs, and other expenses not attributed to production of products.
How We Evaluate Our Operations
Net Income/(Loss)
We measure performance based on our overall return to shareholders based on consolidated net income or net loss. We do not review a measure of operating result at a lower level than the consolidated company and we only have one reportable segment.
EBITDA and Adjusted EBITDA
We view EBITDA as an important indicator of performance. We define EBITDA as net income/(loss) plus net interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for any foreign exchange gains/(losses), share-based compensation expense and non-recurring items if identified. EBITDA and Adjusted EBITDA are supplemental measure utilized by our management and other users of our financial statements such as investors, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. It facilitates internal comparisons of our operating performance on a more consistent basis. We use these performance measure for business planning purposes and forecasting. We believe that EBITDA and Adjusted EBITDA enhances an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
Note Regarding Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are not financial measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial condition and results of operations. Net loss is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Risk Factors Affecting Operating Results
We are subject to a number of challenges that may adversely affect our businesses. These challenges are discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Factors Impacting Comparability of Our Financial Results
During 2020, we opened our Orlando facility, a large-scale production operation that increased our production capacity by approximately 0.8 million lbs. of lettuce per year. Resulting from this project, we invested in additional resources during 2020 and also added additional resources ahead of new facilities that opened during 2021. As a result, 2020 includes full operating expenses for the Orlando facility, and partial expenses for other facilities.
During the opening of our Orlando facility in 2020, we experienced the beginning of the COVID-19 pandemic. Our core focus was the foodservice market in Orlando which was closed or operating at less than 25% capacity during 2020. Our plans to supply this sector were highly impacted and we were forced to reconfigure parts of our operations in Orlando and target the retail sector.
During 2021, we opened our Atlanta and Houston large-scale facilities that increased our production capacity by a total of 5.9 million lbs. of lettuce per year. This represents an increase in total production capacity of 737% when compared to our Orlando facility. We invested in additional resources during 2021, to operate the Atlanta and Houston facilities that launched operations in 2021 and also resources for new facilities that will open during 2022.
During 2021, we also completed three acquisitions in the plant science and seed sectors including Vindara a developer of seeds that are specifically designed for indoor farms, &ever GmbH, a developer of technology and vertical farms based out of Germany with operations in Kuwait and Singapore. Driven by these acquisitions Kalera expenses increased during 2021 when compared to 2020.
These factors impacted the comparability of our 2021 to 2020 financial results.

Summary of Operations – Fiscal 2021 Compared to Fiscal 2020
(In thousands, except percentages)
Net Sales

	(USD in thousands)
Fiscal Year	2021	2020
Net sales	$2,855	$887
Net sales increased to $2,855 thousand in 2021, from $887 thousand in 2020. The net sales increase is reflective of the opening of new farming facilities in 2021 and an increase in sales from existing facilities, as net sales in 2020 was generated primarily from sales from our Orlando facility which began operations in March 2020, in addition to sales from our smaller HyCube facility.
Cost of Goods Sold (exclusive of depreciation and amortization)

	(USD in thousands)
Fiscal Year	2021	2020
Cost of goods sold (exclusive of depreciation and amortization)	$9,634	$1,935
Cost of goods sold increased 398% to $9,634 thousand in 2021, from $1,935 thousand in 2020. Inventory costs include the costs of producing our products which include direct material costs such as seeds and nutrients, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities. During 2021, we experienced increased sales which resulted in additional costs of goods sold. During 2021 and 2020, our facilities operated at higher capacity than was required to meet demand in order to test and condition the systems in our recently opened production facilities. As a result, cost of goods sold was in excess of net sales and included costs of leafy greens produced but not sold totaling $6,475 thousand and $1,828 thousand for the years ended December 31, 2021 and 2020 respectively.
During 2020, the Orlando facility was operated at a higher capacity than was required to meet demand in order to test all our farming production systems as Orlando was the first large-scale hydroponic farming facility of its kind. Similarly, we operated the Atlanta and Houston facilities at a higher capacity than was required to meet demand in order to test all our farming production systems in these two farms that incorporated new technologies and were Kalera’s second generation of farms compared to the Orlando farm. Driven by salaries and wages, utility costs, maintenance and raw materials in excess of demand, our cost of goods sold which include costs of products produced but not sold prior to spoilage, were higher than our net sales.
Selling, General & Administrative Expense

	(USD in thousands)
Fiscal Year	2021	2020
Selling, general and administrative expenses	$28,621	$6,467
Selling, general and administrative expenses, which include primarily the corporate functions expenses and are expenses not directly associated with production, were at $28,621 thousand for fiscal 2021, compared to $6,467 thousand for fiscal 2020. The increase in selling, general and administrative expenses was primarily due to increases in the number of corporate employees and related employee expenses required to manage the growing business and also expenses related to three acquisitions during 2021.

Depreciation & Amortization Expense

	(USD in thousands)
Fiscal Year	2021	2020
Depreciation and amortization	$4,009	$967
Depreciation and amortization expense which included depreciation on property, plant and equipment, net and amortization of operating lease right-of-use assets was at $4,009 thousand for fiscal 2021, compared to $967 thousand for fiscal 2020. The increase in depreciation and amortization expense was due to the increase in property, plant, and equipment primarily put into service in order to operate the new farming facilities which opened in 2021.
Net Interest Expense

	(USD in thousands)
Fiscal Year	2021	2020
Interest expense, net	$(1,634)	$(503)
Interest expense, net consists of expenses related to payments for outstanding lease liabilities and debt during 2021 and 2020 less income received as interest on our cash deposits. Net interest expense in fiscal 2021 was at $1,634 thousand, compared to $503 thousand in fiscal 2020. The change in net interest expense was due to the interest paid on lease liabilities that included new farms that opened during 2021 and that will open during 2022. In addition, during 2021 Kalera raised debt from DNB Bank for a total of $34,000 thousand that was fully repaid during the fourth quarter of 2021. Interest for this credit facility accounted for $279 thousand in interest expense during 2021.                  .
Gain on Forgiveness of Debt

	(USD in thousands)
Fiscal Year	2021	2020
Gain on forgiveness of debt	$—	$328
Gain on forgiveness of debt in fiscal year 2020 was the result of forgiveness of the loan received under the U.S. Government sponsored Payment Protection Program stimulus package for small and medium-sized enterprises following the COVID-19 pandemic outbreak. There was no forgiveness of debt during fiscal year 2021.
Net Loss

	(USD in thousands)
Fiscal Year	2021	2020
Net loss	$(40,057)	$(8,657)
As a result of the foregoing, net loss was at $40,057 thousand for fiscal 2021, compared to a loss of $8,657 thousand for fiscal 2020.
Income Taxes
An income tax benefit was recorded during the year ended December 31, 2021, due to the recognition of deferred tax benefits for intangible asset amortization associated with our acquired businesses. No income tax benefit or expense was recorded for the year ended December 31, 2020. A valuation allowance was recorded as of December 31, 2021 and 2020, on substantially all of our domestic and foreign deferred tax assets. Management does not anticipate that the benefits from these deferred tax assets will be realized in the near term.

Liquidity and Capital Resources
Our primary liquidity requirements are for operating expenses, working capital, and capital expenditures to support the growth in our business. Historically, we have funded our operations and growth through debt and equity raises. In 2020, we received $140,619 thousand in net proceeds from our capital raises and converted a loan to equity. In 2021, we received $61,696 thousand in net proceeds from our capital raises. There was no conversion of loans to equity during 2021.                       .
We expect to make capital expenditures of approximately $80,302 thousand in the aggregate during fiscal year 2022. Our projected capital expenditures for fiscal 2022 primarily relate to announced farming facilities currently under construction.
The large-scale high-tech CEA business is capital-intensive, and we expect to continue to expend significant resources related to our expansion plans. These expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, and the cost of attracting and retaining a skilled labor force.
The amount and timing of our future funding requirements, if any, will depend on many factors, including the timing and costs of completion of our large-scale high-tech CEA facilities. We may be unable to obtain any such additional financing on reasonable terms or at all.
We could potentially use our available financial resources sooner than we currently expect and may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to use on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of consolidated operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”
Summary of Cash Flows
A summary of our cash flows from operating, investing and financing activities is presented in the following table:

	(USD in thousands)
	For the year ended December 31
	2021	2020
Net cash used in operating activities	$(24,831)	$(9,630)
Net cash used in investing activities	(132,518)	(20,846)
Net cash provided by financing activities	61,239	140,440
Cash and cash equivalents, beginning of year	113,353	3,395
Effect of exchange rate changes on cash	(1,097)	(6)
Cash and cash equivalents, end of period	$16,146	$113,353
Net Cash Used by Operating Activities. Net cash used by operating activities was at $24,831 thousand for fiscal 2021, compared to $9,630 for fiscal 2020. The increase in cash used in operating activities was primarily due to expenses from new facilities that opened in 2021 and new facilities that will open during 2022 in addition to expenses related to acquisitions that closed during 2021 compared to operating expenses during 2020 for our Orlando facility only.
Net Cash Used in Investing Activities. Net cash used in investing activities was at $132,518 thousand for fiscal 2021, compared to $20,846 thousand for fiscal 2020. Net cash used in investing activities for fiscal 2020 was primarily driven by investments in the Orlando, Atlanta, and Houston farming production facilities. Net cash in investing activities for fiscal 2021 was primarily driven by investments in the Atlanta, Houston, Denver, and Seattle farming production facilities in addition to acquisitions of businesses during 2021 including Vindara, &ever GmbH, and the remaining 50% of &ever ME.                                                                                                              .
Net Cash Provided by Financing Activities. Net cash provided by financing activities was at $61,239 thousand for fiscal 2021, compared to $140,440 thousand for fiscal 2020. The change was primarily driven by two private placements during 2021 to finance the cash consideration of the Vindara and the &ever GmbH acquisitions raising net proceeds of $61,696 thousand, compared to several private placements during 2020 to finance the deployment of new farms that opened during 2021 and that will open during 2022 raising net proceeds of $140,619 thousand during 2020. We currently have no existing credit agreements.
Convertible Loan
In April, 2020, Kalera’s convertible loan of $3,000 thousand obtained from LGT Global Invest Limited, a company related to one of the company’s shareholders, LGT Bank AG, pursuant to a convertible loan agreement, (including accumulated interest) was converted into equity by Kalera in accordance with the convertible loan agreement. There were no convertible loans outstanding or converted during fiscal year 2021.
Secured Convertible Bridge Promissory Note
On March 4, 2022, Kalera entered into the Secured Convertible Bridge Promissory Note. For more information, please see “Certain Relationships and Related Person Transactions—Kalera Related Person Transactions—Secured Convertible Bridge Promissory Note” for more information.
Farm Credit Loan and Security Agreement
On April 14, 2022, Kalera, Inc. (a wholly owned subsidiary of Kalera AS), as borrower, entered into the Farm Credit Loan and Security Agreement with Farm Credit of Central Florida, ACA (“Farm Credit”), under which Farm Credit agreed to make (i) revolving loans in an aggregate principal amount up to $10 million and (ii) one or more term loans in an aggregate principal amount up to $20 million.
Farm Credit Eligibility/Farm Credit Equity.
The Farm Credit Loan and Security Agreement requires that the borrower maintain its status as an entity eligible to borrow from a federally chartered farm credit system lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.
The Farm Credit Loan and Security Agreement also requires that the borrower acquire equity in the lender in such amounts and at such times as the lender may require in accordance with its bylaws and capital plan (as each may be amended or otherwise modified from time to time), except that the maximum amount of equity that the borrower may be required to purchase in the lender in connection with the loans made by the lender may not exceed the maximum amount permitted by the bylaws and capital plan of the lender on the closing date of the agreement.
Maturity.
The revolving facility under the Farm Credit Loan and Security Agreement matures on the second anniversary of the date of the agreement, unless commitments thereunder are terminated earlier in accordance with the terms of the agreement. The term loan facility may be drawn upon within the first 24 months of the Farm Credit Loan and Security Agreement and matures on the tenth anniversary of such agreement.
Interest.
Each revolving loan will bear interest at an annual rate equal to the prime rate plus 0.625% and each term loan will bear interest at an annual rate equal to the prime rate plus 0.75%.
Guarantees and Security.
The obligations under the Farm Credit Loan and Security Agreement are required to be guaranteed by all existing and future subsidiaries of the borrower other than Kalera Real Estate Holdings LLC.

The obligations under the Farm Credit Loan and Security Agreement are secured by a continuing security interest and lien in substantially all of assets and property of the loan parties, as more fully described in the Farm Credit Loan and Security Agreement, except for any Excluded Assets (as defined in the Farm Credit Loan and Security Agreement). Excluded Assets include, among others, as specified in the agreement, the loan parties’ real property, and any “intent-to-use” application for registration of a trademark.
The Farm Credit Loan and Security Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, and dividends and other distributions.
The Farm Credit Loan and Security Agreement requires compliance with certain financial covenants. These financial covenants include (a) a minimum Liquidity (as defined in the Farm Credit Loan and Security Agreement), (ii) a maximum Consolidated Funded Debt to Capital Ratio (as defined in the Farm Credit Loan and Security Agreement), and (iii) a maximum Consolidated Funded Debt to EBITDA Ratio (as defined in the Farm Credit Loan and Security Agreement). So long as any term loans are outstanding under the agreement, commencing with the fiscal quarter ending June 30, 2022, on a quarterly basis, the borrower would be required to maintain a minimum Liquidity equal to the projected scheduled aggregate principal and interest payments with respect to the term loan for the three-year period immediately following such fiscal quarter end. On a yearly basis, commencing with the fiscal year ending December 31, 2022, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to Capital Ratio of forty-five percent (45%). On a yearly basis, commencing with the fiscal year ending December 31, 2024, the borrower would be required, as of the end of each fiscal year, to maintain a maximum Consolidated Funded Debt to EBITDA Ratio of 3.25 to 1.00.
The Farm Credit Loan and Security Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, violation of covenants, material inaccuracy of representations and warranties, certain bankruptcy and insolvency events, certain undischarged judgments, invalidity of guarantees or grant of security interest (except with respect to immaterial assets), breach of certain material contractual obligations, uninsured loss of any collateral, and change of control, in certain cases subject to certain thresholds and grace periods. If any event of default occurs and continues, Farm Credit may terminate its commitment to make loans, declare all of the obligations under the Farm Credit Loan and Security Agreement to be immediately due and payable, without presentment, demand, protest or other notice of any kind, and exercise all rights and remedies available to it under the Farm Credit Loan and Security Agreement or applicable law.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.
Related Party Transactions
Other than the convertible loan arrangement and the Secured Convertible Bridge Promissory Note mentioned above and the service contract entered into with the Chairman of the Board of Directors as further described in Note 7 of our Financial Statements under Section F-7 (“Section F”), the Company has not had any related party transactions for the periods covered by the historical financial information included in this report.
Future Capital Needs
Our ability to generate sufficient cash to fund our operations depends generally on our results of operations and the availability of financing or the ability to issue equity and debt. Our management believes that our cash and cash equivalents on hand and cash flow used in operating activities will be sufficient to fund capital expenditures and working capital for our existing facilities for fiscal 2022.

Commitments and Contractual Obligations
Our contractual obligations and commitments principally include obligations associated with our operating leases as set forth in the following table as of December 31, 2021:

(USD in thousands)
Fiscal Year
2022	4,972
2023	5,103
2024	5,196
2025	5,284
2026	5,363
2027 and beyond	86,213
Total undiscounted operating lease payments	$112,131
Off-balance Sheet Arrangements
As of December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Emerging Growth Company Status and Smaller Reporting Company Status
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. We expect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on Kalera’s system of internal control over financial reporting pursuant to Section 404(b) on the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, including supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (critical audit matters); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officers compensation to median employee compensation.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not exceed $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Recent Accounting Pronouncements
New accounting pronouncements are issued periodically that can affect our current and future operations. See Item F-7 under Section F, “Significant Accounting Policies” to our consolidated financial statements of this joint proxy statement/prospectus.
Critical Accounting Policies and Estimates
Preparation of the Company’s financial statements involves judgments and estimates due to uncertainties affecting the application of accounting policies, and the likelihood that different amounts would be reported under different conditions or using different assumptions. The Company bases its estimates on historical experience and other assumptions, as discussed herein, that it believes are reasonable. If actual amounts are ultimately different from previous estimates, the revisions are included in the Company’s results of operations for the period in which the actual amounts become known. The Company’s significant accounting policies are discussed in Note 2 in the Company’s Notes to Consolidated Financial Statements. Following is a summary and discussion of the more significant accounting policies and estimates which management believes to have a significant impact on the Company’s operating results, financial position, cash flows and footnote disclosure.
Leases
The Company identifies leases by evaluating our contracts to determine if the contract conveys the right to use an identified asset for a stated period of time in exchange for consideration. The Company considers whether it can control the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. Leases with terms greater than 12 months are classified as either operating or finance leases at the commencement date. For these leases, the Company capitalized the present value of the minimum lease payments over the lease terms as a right-of-use asset with an offsetting lease liability. The discount rate used to calculate the present value of the minimum lease payments is based on an incremental borrowing rate that approximates the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term. The lease term includes any noncancelable period for which the Company has the right to use the asset. Currently, all capitalized leases are classified as operating leases and the Company records lease expense on a straight-line basis over the term of the lease.
In January 2022, the Company entered into an $8,100 thousand sale and leaseback transaction pursuant to which the Company agreed to sell the approximately 79,000-square-foot property and equipment in St. Paul, Minnesota to Modiv Inc. and then enter into a new, 20-year net lease.
Revenue recognition
As more fully discussed in Note 2 to our consolidated financial statements this joint proxy statement/prospectus, the Company recognizes revenue through the sale of various varieties of lettuce and micro-greens, which are sold to food retail and distribution customers generally with standard shipping terms. The Company’s revenue results from the delivery of our products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of the product at the point in time when our performance obligation has been satisfied, which is when control of the product has transferred to the customer, which generally occurs upon shipment or delivery to the customer based on terms of the sale. Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
Business Combinations
The Company accounts for business combinations by recognizing from goodwill separately from the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, and to measure these items generally at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, we are required to report provisional amounts in the financial statements for the items for which the accounting is incomplete. Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. During the measurement period, we are also required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period ends the sooner of one year from the acquisition date or when we receive the information we were seeking about facts and circumstances that existed as of the acquisition date or learn that more information is not obtainable. Contingent consideration liabilities or receivables recorded in connection with business acquisitions must also be adjusted for changes in fair value until settled.
Valuation of long-lived assets
Long-lived assets, primarily property, plant and equipment, are reviewed for impairment as events or changes in business circumstances occur indicating that the carrying value of the asset may not be recoverable. The estimated cash flows produced by assets or asset groups, are compared to the asset carrying value to determine whether impairment exists. Such estimates involve considerable management judgment and are based upon assumptions about expected future operating performance. As a result, actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance, and economic and competitive conditions.
Asset Retirement Obligations
The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company’s asset retirement obligations are generally a result of operating lease agreements for locations which we have built-out farming production facilities. The lease agreements often include provisions requiring the Company to return the leased space to its original state prior to the build out of the Company’s farming production facility. These provisions result in costs to remove farming production equipment and repair the leased space prior to vacating the space. In periods subsequent to initial measurement, the Company recognizes period-to-period changes in the asset retirement obligation liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.
Income taxes
Deferred income taxes are recorded and recognized for future tax effects of temporary differences between financial and income tax reporting. The Company records valuation allowances in situations where the realization of deferred tax assets is not more-likely-than-not. The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations and effects on its liability for any uncertain tax positions, using informed judgment which may include the use of third-party consultants, advisors and legal counsel, as well as historical experience.
Other matters
In the opinion of management, other than contracts for raw materials, including outstanding purchase orders for packaging, ingredients, supplies, and operational services, operating lease agreements which were all entered into in the ordinary course of business, the Company has one significant procurement agreement with Signify to buy LED lamps used in Kalera’s production facilities for a total amount of $10,000 thousand as of December 31, 2021. Excluding the Signify agreement, Kalera does not have any other significant contractual obligations or future commitments.
Recent Accounting Pronouncements
See Note 2 of the Company’s Notes to Consolidated Financial Statements of this joint proxy statement/ prospectus.

Financial Risk and Capital Management
Financial Risk
The Company’s activities expose it to a variety of financial risks, including market and liquidity risks. The Company seeks to minimize potential adverse effects of such risks to the Company’s financial performance.
Market Risk
Foreign Currency Risk - We are exposed to fluctuations in currency exchange rates because of our investments and operations in countries other than the U.S. For fiscal 2020, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in the $378 thousand in the currency translation and other category of accumulated other comprehensive loss. For our fiscal 2021, movements in currency exchange rates and the related impact on the translation of the balance sheets resulted in the $1,169 thousand in the currency translation and other category of accumulated other comprehensive loss.
Interest Risk - The Company is currently not exposed to significant interest rate risk in relation to interest rates on borrowings. The Company has entered into several significant lease agreements in connection with production facilities expected to open in 2021 and 2022, which bear an inherent interest rate risk. In the event of re-financing of the Company’s current lease agreements, the market interest rates could constitute a risk for the Company. In addition, the Company expects to continue to open several additional production facilities in future years, consistent with its growth strategy. As such, the Company’s future agreements will bear the risk of changes in the interest rate environment at the time of agreement. The Company is currently not exposed to any variable interest rate borrowings.
Liquidity Risk - Cash flow forecasting is performed by the Company. The Company monitors rolling forecasts of its liquidity requirements to ensure it has sufficient cash to meet operational and strategic growth plans. In 2020, the Company obtained $140,619 thousand in net proceeds through several equity private placements. Although, the Company’s cash from operating and investing activities provided a net cash outflow in 2020, the equity issuances are expected to provide sufficient funding to meet the Company’s obligations and strategic operating goals through 2021. As of December 31, 2020, the Company had $113,353 thousand in cash-on-hand. During 2020, the Company entered into non-contractual supply agreements for equipment purchases with an outstanding balance as of December 31, 2020 in the amount of $5,400 thousand to secure equipment for its new facilities. As of December 31, 2021, the Company had $16,146 thousand in cash-on-hand. During 2022 the Company secured additional funds in the amount of $8,100 thousand from a sale and leaseback transaction during January 2022 and a commitment for up to $20,000 thousand in a bridge loan facility by existing Kalera shareholders during March 2022 out of which, $10,000 thousand was funded during March 2022.
Credit Risk - Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions. However, we believe this risk is remote, as deposits are with an established financial institution. Credit risk also arises from exposures to wholesale and retail customers, including outstanding receivables. These are currently not significant to the Company, and the majority are not overdue. During our fiscal 2020, there were no significant receivables that were overdue. Similarly, and as of December 31, 2021, no significant receivables are overdue. Trade receivables include the sale of leafy greens associated with our core operations.
Capital Management
The Company’s primary objectives in managing capital are to safeguard the Company’s ability to continue as a going concern by executing the Company’s growth strategy to provide returns for shareholders while maintaining an optimal capital structure and reducing the cost of capital. As such, the Company may continue to adjust its capital structure through additional share issuances, borrowings, leases, or other strategic financing mechanisms to meet operational and strategic needs, as appropriate. Total capital is calculated as total equity as shown in the consolidated balance sheet plus net debt.

&EVER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following “&ever’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” should be read in conjunction with the “Information about &ever” and “Selected Historical Financial Information” sections and the audited financial statements of &ever as of and for the years ended December 31, 2020 and 2019 as well as the unaudited financial statements of &ever as of September 30, 2021 and for the nine month periods ended September 30, 2021 and 2020, all of which have been prepared in accordance with principles generally accepted in Germany (“German GAAP”) that differ in certain material respects from U.S. GAAP, which include a reconciliation between U.S. GAAP and German GAAP and which are included elsewhere in this joint proxy statement/prospectus. The financial information contained herein is taken or derived from such financial statements, unless otherwise indicated. The following discussion and analysis set forth below contains forward-looking statements. &ever’s actual results could differ materially from those that are discussed in these forward-looking statements as a result of many factors. The factors that could cause or contribute to such differences include those discussed below and elsewhere in this joint proxy statement/prospectus, particularly under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”. Amounts presented in “&ever’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” are presented in thousands of Euros.
Overview
Before being acquired by Kalera in October 2021 (the “&ever Acquisition”), &ever GmbH, Munich (“&ever”) was a vertical hydroponic farming business with headquarters in Munich, Germany, and operations in Germany, Kuwait, and Singapore. &ever is a leader in baby leaf production and technology with vertical hydroponic farms of various sizes, from small-scale on-site growing in a German supermarket, to a small large-scale facility in Kuwait, to a large-scale facility under construction in Singapore.
&ever, in 2019, built and, in 2020, started operating its first large-scale vertical farming facility in Kuwait together with a local joint venture partner. As part of the &ever acquisition agreement, Kalera was granted an option to acquire the remaining 50% of the joint venture in the future and Kalera exercised that option on October 13, 2021.
The ramp-up of the farm’s operations was interrupted by strict local COVID-19 restrictions in Kuwait and the subsequent ban of their engineering team from entering the country and completing the ramp-up within 2020. However, ramp-up continued in October 2021 after Kuwait’s COVID-19 related international travel ban was lifted.
Summary of Operations for nine months ended September 30, 2021 and 2020
Revenues
Revenues were 137 thousand Euros for the nine months ended September 30, 2021 and 108 thousand Euros for the nine months ended September 30, 2020, and were mainly attributable to sublease income.
Operating Expenses
Operating expenses were 5,282 thousand Euros for the nine months ended September 30, 2021, and 3,813 thousand Euros for the nine months ended September 30, 2020 and were mainly comprised of personnel expenses. The increase from September 30, 2020, to September 30, 2021, was the result of an increase in operations of the farming facilities, as well as the designing and construction of new farming facilities which, in turn, resulted in an increase in employee headcount and compensation costs.
Interest and Similar Expenses
Interest and similar expenses were 543 thousand Euros for the nine months ended September 30, 2021and 300 thousand Euros for the nine months ended September 30, 2020 and were mainly attributable to interest from shareholder loans.
Net Loss

For the nine months ended September 30, 2021 and September 30, 2020, &ever generated net losses of 5,037 thousand Euros and 3,979 thousand Euros, respectively, as &ever invested in operating its facilities and infrastructure.
Summary of Operations for Fiscal 2020 and 2019
Revenues
Revenues were 148 thousand Euros in 2020 and 112 thousand Euros in 2019 and were mainly attributable to sublease income.
Operating Expenses
Operating expenses were 6,156 thousand Euros in 2020 and 2,384 thousand Euros in 2019 and were mainly comprised of wages and salaries and operating expenses for the farming facilities. The increase from 2019 to 2020 was the result of legal and advisor fees incurred toward identifying an acquirer as well as an increase in operations of the farming facilities which, in turn, resulted in an increase in employee headcount and compensation costs.
Interest and Similar Expenses
Interest and similar expenses were 447 thousand Euros in 2020 and 172 thousand Euros in 2019 and were mainly attributable to interest from outstanding loans.
Net Loss
&ever in fiscal years 2020 & 2019 generated net losses of 6,353 thousand Euros and 2,306 thousand Euros as &ever invested in operating its facilities and infrastructure.

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION
The following sets forth certain information concerning the persons who are expected to serve as Pubco’s directors and executive officers upon the consummation of the Business Combination.

Name	Age	Position
Curtis McWilliams	66	Interim Chief Executive Officer and Chairman of the Board
Austin Martin	39	Chief Operating Officer
Keri Gasiorowski	40	Chief Support Services Officer
Dr. Jade Stinson	42	Chief Innovation Officer (Kalera) and President of Vindara
Fernando Cornejo	48	Chief Financial Officer
Dr. Cristian Toma	57	Chief Science Officer, Co-Founder and Board Director
Dr. Henner Schwarz	45	Chief Commercial Officer and Managing Director of EMEA and Asia
Dr. Heiko Hosse	50	Senior Vice President – Design and Engineering
Aric Nissen	51	Chief Marketing Officer
Umur Hursever	47	Board Director
Maria Sastre	66	Board Director
Sonny Perdue	75	Board Director
Andrea Weiss	66	Board Director
Faisal AlMeshal	34	Board Director
Brent de Jong	47	Board Director
__________________
(1)Member of the audit committee
(2)Member of the compensation committee
(3)Member of the corporate governance and nominating committee
Biographical information concerning the directors and executive officers listed above is set forth below.
Executive Officers and Directors
Executive Officers
Curtis McWilliams – Interim Chief Executive Officer and Chairman of the Board
Mr. McWilliams has served as the interim President and Chief Executive Officer since December 2021. He was appointed Chairman of the Board, to be effective upon completion of the Norwegian Merger. He has over 35 years of experience in finance and real estate, including 13 years of experience in investment banking. Mr. McWilliams has served as the non-executive Chairman of the Board of Directors of Ardmore Shipping Corporation since January 2019 and as a Director since January 2016. He was the Lead Director of Braemar Hotels & Resorts Inc. from November 2013 until July 2019 and will continue to be a member of the Board of Directors and a chair of the Audit Committee until his term expires in May 2022. In addition to serving on the Boards of Ardmore Shipping Corporation and Braemar Hotels & Resorts, Mr. McWilliams currently serves as a Board Director of Modiv Inc., and previously served as a Director for Campus Crest Communities, CNL Bank and Trustreet Properties Inc.. He has also served as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. and as President and Chief Executive Officer of Trustreet Properties. Mr. McWilliams holds an MBA with a concentration in finance from the University of Chicago and a BSE in Chemical Engineering from Princeton University. We believe that Mr. McWilliams’ extensive corporate governance, management and finance experience makes him well-qualified to serve as Chairman of the Board.
Austin Martin – Chief Operating Officer
Mr. Martin has served as Kalera’s Chief Operating Officer since May 2020. Mr. Martin has nearly 20 years of executive experience in the food and the downstream energy industries, both with large public and private companies, including Target, Aldi, Delek US and Shamrock Foods. As an executive of Fortune 500 companies, Mr. Martin has successfully built and led high performing teams to scale businesses and return shareholder value. Mr. Martin has extensive experience in all functional aspects of the food industry, from food production to purchasing and supply chain management, to sales and marketing, in the food services and retail market segments. Mr. Martin holds a B.A. in World Business and German Language from University of Tennessee and a Master’s in Business Administration from Vanderbilt University.
Fernando Cornejo – Chief Financial Officer
Fernando has served as Kalera’s Chief Financial Officer since July 2020. Mr. Cornejo has been working in finance for more than 25 years, working on Wall Street for 15 years as banker for M&A and capital raising transactions at Citibank, Credit Suisse and BBVA. Later he worked as a Segment Chief Financial Officer for Argo Group. After Argo, Fernando became Chief Financial Officer for EXIN Group, a financial services company. Fernando has a B.Sc. in Industrial Engineering from ITESM and a Master’s in Business Administration from Georgetown University.
Dr. Cristian Toma, PhD – Chief Science Officer, Co-Founder and Board Director
Dr. Toma founded Kalera in 2010, and he brings to the company over 30 years of R&D experience. He has served as Kalera’s Chief Science Officer and Co-Founder since then. He was nominated by the Board to be Board Director of Kalera, to be effective upon completion of the Norwegian Merger. Prior to founding Kalera, Dr. Toma had worked in the biomedical and telecom industries with Fortune 500 companies such as Becton Dickinson and Lucent Technologies and with several biomedical device start-ups, in various technology development and R&D management positions. Dr. Toma is also the Sole Director of Kalera, Inc., a wholly owned subsidiary of Kalera AS. Dr. Toma has a Ph.D. in Electronical Engineering from the Polytechnic University of Bucharest and a Professional Doctorate in Software Technology from Eindhoven University of Technology, has several patents and patent applications, has lectured advanced courses in signal and image processing, and has co-authored several peer-reviewed scientific articles. We believe that Dr. Toma is well qualified to serve as a Board Director based on his extensive scientific expertise and experience, and familiarity with Kalera’s business as a founder of the company.
Dr. Jade Stinson – Chief Innovation Officer (Kalera) and President of Vindara
Dr. Stinson has served as Chief Innovation Officer of Kalera and President and of Vindara since March 2021. Prior to the acquisition of Vindara by Kalera, Dr. Stinson served as the Co-Founder, President and Chief Scientific Officer of Vindara from July 2018 to March 2021. Dr. Stinson was the former Chief Scientific Officer of the venture development group, AgTech Accelerator and former Head of Global Operations for BASF’s Professional and Specialty Solutions business. Dr. Stinson has a Ph.D in Analytical Chemistry, an MBA, an MS in Instrumentation and Analytical Science, and BS in Biomedical Science.
Keri Gasiorowski – Chief Support Services Officer
Keri has served as Kalera’s Chief Support Services Officer since November 2020. Keri has over 12 years of experience in human resource management, talent acquisition, training & development. Keri served as the Head of Human Resources for Luminar Technologies, EVP of Human Resources for Southern HVAC and the Vice President of Human Resources for Park Square Homes. Keri has a BSc in Organizational Behavior and a MHR in Management.
Dr. Henner Schwarz – Chief Commercial Officer and Managing Director of EMEA and Asia
Dr. Schwarz has served as Kalera’s Chief Commercial Officer and the Managing Director of EMEA and Asia since 2021. Dr. Schwarz was the Chief Executive Officer of &ever GmbH from 2020 until its acquisition by Kalera in 2021. He served as the Chief Financial Officer and Chief Operating Officer at Planet Sports GmbH since 2011 and 21sportsgroup GmbH (E-Commerce) from 2016 to 2019. He started his career as a strategy consultant at Bain & Company from 2004 to 2010. Dr. Schwarz holds a Dr. iur. (juris doctor) from Humboldt University of Berlin and a Master’s in Business Administration from Northwestern University’s Kellogg School of Management.

Dr. Heiko Hosse - Senior Vice President – Design and Engineering
Dr. Hosse has served as the Senior Vice President of Design and Engineering since October 2021. He served as the Chief Technology Officer of &ever GmbH (now Kalera) from August 2020 to October 2021. Prior to these roles, he served as the Head of Engineering for ILF Beratende Ingenieure GmbH and the Head of Projects & Engineering for IMPaC Offshore Engineering GmbH. Dr. Hosse has extensive experience leading teams of engineers and farm operators.
Aric Nissen - Chief Marketing Officer
Mr. Nissen has served as the Chief Marketing Officer of Kalera since August 2021. Mr. Nissen has over 20 years of senior leadership experience and award-winning expertise engaging customers and building brands. Prior to this position, he served as the Chief Marketing Officer for Restaurant Technologies Inc., the Vice President of Revenue Optimization for Subway® and as a Management Consulting Executive for Accenture Digital.
Non-Employee Directors
Umur Hursever – Board Director
Mr. Hursever has served as a Board Director of Kalera since August 2018. Mr. Hursever is a Partner, leading growth equity investments for Lightrock LLP, UK, and is an Investment Committee Member of and an Advisor to Lightrock Growth Fund I S.A. Mr. Hursever has more than 20 years of experience in private equity including leveraged buyouts and private growth equity investments. Prior to joining Lightrock (f/k/a Lightstone) in 2018, he worked for Capital Group as a Principal with a focus on direct private equity investments since 2010. Prior to that, Mr. Hursever spent a decade with CCMP Capital (f/k/a JPMorgan Partners) focusing on growth equity and buyout investments in Europe. He started his career in the mergers & acquisitions group of Salomon Brothers in New York in 1997. He currently also serves as a Director for CMR Surgical Limited, UK and Satispay SpA, Italy. He holds a BA in Economics and Mathematics. We believe that Mr. Hursever’s extensive investment and advisory experience and his experience serving on boards of directors make him well qualified to be a Board Director.
Maria Sastre – Board Director
Ms. Sastre has served as a Board Director of Kalera since February 2021. Ms. Sastre has served as a Board Director for General Mills since 2018, O’Reilly Auto Parts since 2020, Guidewell/Florida Blue since 2016, Miramar Services, Inc. since 2019 and Helios Education Foundation since 2011. Ms. Sastre also served on the Board of Directors of Darden Restaurants for 16 years, and on the Board of Directors of Publix Supermarkets for 11 years. Ms. Sastre served as the President and Chief Operating Officer of Signature Flight Support from 2010 to 2018. She has more than 20 years of experience in mergers and integrations of businesses. Ms. Sastre holds a Master of Business Administration. We believe that Ms. Sastre is well qualified to serve as a Board Director based on her extensive experience in management, corporate governance, operations, talent and compensation, and business integration.
Sonny Perdue – Board Director
Mr. Perdue has served as a Board Director of Kalera since April 2021. Mr. Perdue is the founder and sole member of AgrowStar, LLC, a grain trading company with locations in Georgia and the Carolinas and the founder and sole stockholder of Perdue, Inc., a transportation firm in Georgia. Mr. Perdue served as the United States Secretary of Agriculture from 2017 to 2021, as the Governor of Georgia from 2003 to 2011 and as a Georgia State Senator from 1991-2002. He holds a Doctor of Veterinary Medicine (DVM) from the University of Georgia College of Veterinary Medicine. We believe that Mr. Perdue’s business experience, and his extensive and distinguished experience in government service and the agricultural sector make him well-qualified to serve on the Board of Directors.
Andrea Weiss - Board Director
Ms. Weiss has served as an advisor to the Board of Directors of Kalera since July 2021. She will become a Board Director of Kalera upon completion of the Second Merger. Ms. Weiss has extensive experience in digital transformation, marketing and brand development, specifically in the consumer industry. She is the founder and current President and Chief Executive Officer of Retail Consulting Inc., a boutique consulting firm specializing in retail and consumer brands. Ms. Weiss also co-founded and is currently the Managing Member of The O Alliance LLC, which provides consulting services with respect to digital transformation and omni-channel retailing. She has held executive positions with dELiA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves as a Director for Cracker Barrel Old Country Store, Inc., Bed Bath & Beyond, O’Reilly Auto and RPT Realty. She previously served as a Director for Nutrisystem, Chicos FAS, The Pep Boys—Manny, Moe & Jack, Grupo Cortefiel, GSI Commerce, Inc., eDiets.com, Inc. and Brookstone, Inc. Ms. Weiss holds a Masters of Administrative Science from The Johns Hopkins University. We believe that Ms. Weiss is well qualified to serve as a Board Director based on her significant experience in marketing, consumer products, corporate governance and management.
Faisal AlMeshal - Board Director
Mr. AlMeshal has served as an observer to the Board of Directors of Kalera since August 2021. He will become a Board Director of Kalera upon completion of the Second Merger. Mr. AlMeshal has over 10 years of strategy consulting and investing experience, and has been the Director of Strategy at NOX Management in Kuwait since 2016. He formerly served as the Marketing Director at Xcite, the largest electronics retailer in Kuwait, which is part of Alghanim Industries. Mr. AlMeshal was a Director of &ever from 2018 until its acquisition by Kalera in 2021. Mr. AlMeshal holds a Masters of Business Administration with highest distinction from Harvard Business School. We believe that Mr. AlMeshal’s extensive experience in investing, marketing and strategy make him well-qualified to serve as a Board Director.
Brent de Jong – Board Director
Brent de Jong has served as a Board Director of Agrico since July 2020, and served as the Chief Executive Officer and Chairman of Agrico since July 2020. Since December 2011, Mr. de Jong has been the managing partner of De Jong Capital LLC, a family office affiliated with Agrico’s sponsor that is focused on emerging markets, special situations, and has served since November 2019, as Chairman of Emergent Technology Ltd. and its predecessors, a technology and financial services business. Mr. de Jong has over 20 years of experience leading successful business transformations and transitions. Mr. de Jong also has broad expertise investing in technology, infrastructure, financial services, and emerging markets. From October 2016 to November 2019 served as Chairman of Itafos, a vertically integrated phosphate Fertilizer business that is listed on TSX.V. From April 2016 until November 2019, Mr. de Jong served as a partner at Castlelake LP, leading Special Situations investments. From September 2013 to November 2019, Mr. de Jong was a board member and advised RA Holdco, a Middle Eastern investment manager (f/k/a Arcapita) with holdings throughout Asia, the Middle East, Europe, and the United States. RA Holdco was the first Shariah compliant bankruptcy completed in the US. From May 2002 to July 2011, Mr. de Jong served as an investment professional at Ashmore Investment Management Ltd, an emerging market fund manager, leading Special Situations and as member of the firm’s investment committee. While at Ashmore, Mr. De Jong was seconded to Ashmore Energy International (“AEI”) in 2006, where he served as chief executive officer and vice chairman of the board of directors until 2009. Mr. De Jong led the consortium of shareholders that founded AEI in 2005, from Enron International, and negotiated the break-up and sale of AEI’s assets in 2011 for an aggregate price of $4.8 billion. Prior to Ashmore, from July 1997 to May 2002, Mr. de Jong worked at JPMorgan in its financial institutions group in London, where he focused on mergers and acquisitions in the emerging markets of Europe, the Middle East and Africa, and in the structured finance group in New York. Mr. de Jong earned a bachelor’s degree in Economics from Georgetown University. We believe that Mr. De Jong is qualified to serve as a Board Director based on his extensive finance, management and investment experience.
Director Independence
Our common stock will be listed on Nasdaq upon the completion of the Business Combination. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director with that listed company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each director does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and the listing standards of Nasdaq; provided that Curtis McWilliams is not independent under Nasdaq’s independence standards following the consummation of the Business Combination. Nasdaq’s independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.” There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors will be led by Chairman Curtis McWilliams, who also currently serves as Interim Chief Executive Officer. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. Once a permanent Chief Executive Officer is named, we intend to separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer will be responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the board of directors will provide guidance to the Chief Executive Officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing our company.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
Board Committees and Independence
Following the consummation of the Business Combination, our Board of Directors will establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, as discussed below.

Our Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
The members of our Audit Committee will be _____________ (Chairman), _____________ and _____________. Our Board of Directors has determined that each of _____________ qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 of the Exchange Act and as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
The written charter for the Audit Committee will be available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus is a part.
Compensation Committee
The members of our Compensation Committee will be _____________ (Chairman), _____________ and _____________.
The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The written charter for the Compensation Committee will be available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus is a part.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee will be _____________ (Chairman), _____________ and _____________.
The purpose of our Nominating and Corporate Governance Committee is to assist our Board of Directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board members, consistent with criteria approved by our Board of Directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that our Board of Directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any board committee and recommending that our Board of Directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to our Board of Directors corporate governance guidelines applicable to us, (5) overseeing the evaluation of our Board of Directors and management and (6) handling such other matters that are specifically delegated to the committee by our Board of Directors from time to time.
The written charter for the Nominating and Corporate Governance Committee will be available on our website. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus is a part.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee is currently, or has at any time been, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Board Diversity
We believe that Board composition should reflect a diversity of experience, gender, race, ethnicity and age. Accordingly, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee will include diverse candidates (including experience, gender, race, ethnicity and age) in each director search.
Code of Conduct and Ethics
We will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In connection with the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, our code of business conduct and ethics will be posted on our principal corporate website or any other website that we may maintain and is not part of this joint proxy statement/prospectus or the registration statement of which this joint proxy statement/prospectus is a part.

EXECUTIVE COMPENSATION
Agrico Executive Officer and Director Compensation
None of Agrico’s officers has received any cash compensation for services rendered to Agrico. Agrico has agreed to pay an affiliate of its Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or Kalera’s liquidation, Agrico will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to its Sponsor, officers and directors, or any affiliate of its Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of the Business Combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Agrico’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Agrico’s audit committee will review on a quarterly basis all payments that were made to its Sponsor, officers or directors, or its or their affiliates. Any such payments prior to the Business Combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, Agrico does not expect to have any additional controls in place governing its reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating the Business Combination.
After the completion of the Business Combination, directors or members of Agrico’s management team who remain with Agrico may be paid consulting or management fees from a member of the Pubco Group. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to Agrico’s shareholders in connection with the Business Combination. Agrico has not established any limit on the amount of such fees that may be paid by a member of the Pubco Group to Agrico’s directors or members of management. It is unlikely the amount of such compensation will be known at the time of the Business Combination, because the directors of the post-combination business will be responsible for determining officer and director compensation.
Agrico does not intend to take any action to ensure that members of its management team maintain their positions with Agrico after the consummation of the Business Combination, although it is possible that some or all of Agrico’s officers and directors may negotiate employment or consulting arrangements to remain with the Group after the Business Combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the Group may influence its management’s motivation in identifying or selecting a target business but Agrico does not believe that the ability of its management to remain with it after the consummation of the Business Combination will be a determining factor in its decision to proceed with any potential business combination. Agrico is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.
Kalera Executive Officer and Director Compensation
This section discusses the material components of the executive compensation program for Kalera’s named executive officers for the year ended December 31, 2021. Pursuant to applicable SEC rules, Kalera’s named executive officers for the fiscal year ended December 31, 2021 consisted of Daniel Malechuk, Kalera’s former Chief Executive Officer, Curtis McWilliams, Kalera’s interim Chief Executive Officer and Kalera’s two most highly compensated executive officers serving as of December 31, 2021 (other than Kalera’s Chief Executive Officers), as set forth below:
•Curtis McWilliams, Kalera’s interim Chief Executive Officer;
•Fernando Cornejo, Kalera’s Chief Financial Officer; and
•Austin Martin, Kalera’s Chief Operating Officer
•Daniel Malechuk, Kalera’s former Chief Executive Officer

On December 13, 2021, Mr. Malechuk stepped down as Chief Executive Officer and Mr. McWilliams was appointed as interim Chief Executive Officer effective as of December 14, 2021.
As an emerging growth company, Kalera is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K. The discussion that follows below reflects Kalera’s historic compensation practices.
Compensation Philosophy
Kalera has historically had the ability to individualize its executive compensation arrangements to fit the unique roles and responsibilities of each of its executives. Historically, Kalera’s compensation philosophy and goals have focused on the following principal objectives: (i) setting compensation at levels designed to attract and retain key talent in Kalera’s industry, (ii) implementing pay structures that are designed to align pay outcomes with the achievement of business objectives and individual or operational performance milestones, and (iii) balance incentives to address both short-term and long-term strategies. As a newly public company, the compensation committee will continue to develop and refine its compensation philosophy with these objectives in mind.
Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by or paid to each of Kalera’s named executive officers for the year ended December 31, 2021:

Name and Principal Position	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Curtis McWilliams	—	—	$397,000	—	$397,000
President and Chief Executive Officer
Fernando Cornejo	$258,996	—	—	—	$258,996
Chief Financial Officer
Austin Martin	$301,303	—	—	—	$301,303
Chief Operating Officer
Daniel Malechuk	$411,027	—	—	$497,791	$908,818
Former President and Chief Executive Officer
__________________
(1)Represents base salary paid in respect of the applicable fiscal year. Mr. McWilliams does not receive a base salary for his role as interim Chief Executive Officer.
(2)The amounts reported for option awards represent the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. The assumptions related to these awards are described in “Note 2: Summary of Significant Accounting Policies-–Stock Based Compensation” in the notes to Kalera’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus.
(3)For Mr. Malechuk, this includes severance that became payable to him as a result of his separation of employment.
Narrative to Summary Compensation Table
Base Salaries
Kalera uses base salaries to recognize the experience, skills, knowledge and responsibilities required of all its employees, including its named executive officers. Base salaries are reviewed annually, typically in connection with

Kalera’s annual performance review process, and may be impacted by certain operational milestones tied to the performance of Kalera’s business. The current base salaries of Kalera’s named executive officers are set forth below:

Name and Principal Position	2021 Salary
Curtis McWilliams	$—
President and Chief Executive Officer
Fernando Cornejo	$237,000
Chief Financial Officer
Austin Martin	$273,000
Chief Operating Officer
Cash Bonuses
Kalera’s named executive officers are eligible to receive incentive and performance bonuses based on the achievement of certain corporate or strategic performance goals, including projects tied to Kalera’s business plan and/or other operational milestones, which may be further modified by assessment of individual performance. Kalera believes such bonuses properly incentivize its named executive officers and allows it to remain competitive within the marketplace, while focusing on metrics that are critical to its growth. From time to time, Kalera also provides sign-on bonuses in connection with executive hires, including for its named executive officers, as set forth in their respective employment agreements.
In connection with his role as interim Chief Executive Officer, Mr. McWilliams will receive a transition payment of $200,000 upon the appointment of a permanent chief executive officer and successful completion of such individual’s transition into such role, and that bonus will be payable upon the later of (i) the start date of the permanent chief executive officer, or (ii) Kalera’s listing and trading on Nasdaq. Mr. McWilliams does not otherwise receive any cash bonus consideration for his role as interim Chief Executive Officer.
On March 25, 2022, the board of directors of Kalera appointed Mr. McWilliams to the role of Chairman of the Board, to be effective upon the completion of the Norwegian Merger. In respect of his services as Chairman of the Board, Mr. McWilliams will receive a $150,000 fee paid quarterly, commencing on the earlier to occur of (i) Kalera’s listing and trading on Nasdaq and (ii) a capital raise of a minimum of $50 million. Mr. McWilliams will also receive 1,000,000 stock options to be granted upon the completion of the Norwegian Merger, with an exercise price equal to the fair market value of a Kalera Share on the date of grant. It is expected that Mr. McWilliams will receive a grant of restricted stock units having a grant date value of $100,000, to be granted under the 2022 Incentive Plan at the same time that other equity grants are made under the Incentive Plan to directors and officers of the Company following Kalera’s listing and trading on Nasdaq.
Equity Compensation
2018 Plan
Kalera’s employees, including certain of its named executive officers, have historically received stock options to purchase shares of Kalera AS common stock pursuant to the Kalera AS 2018 Stock Option Plan (the “2018 Plan”). The 2018 Plan was adopted by the board and stockholders in June of 2018 and provides for awards to be made in the form of nonqualified stock options or stock options intended to qualify as “incentive stock options”. The purpose of the 2018 Plan is to provide employees and other select service providers the opportunity to acquire an equity ownership interest in Kalera’s success and future growth. The 2018 Plan is administered by the board of directors.
Kalera’s board of directors may amend, suspend, or terminate the 2018 Plan at any time; however, the administrator may not, without the participant’s written consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. The 2018 Plan is scheduled to expire in 2028.

Stock option grants are typically made upon hire or in connection with entering into a new employment agreement. Generally, stock options vest ratably on each of the first four anniversaries of the grant date, subject to continued employment on each applicable vesting date. Stock options typically have a term of five years, subject to earlier termination in connection with certain terminations of employment.
Upon a “change of control” (as defined in the 2018 Plan), the award agreements provide that (i) 50% of the shares subject to the unvested portion of the option will become vested if the option is assumed or substituted by the surviving entity, and (ii) 100% of the option will become vested if the option is not assumed or substituted by the surviving entity. If an option holder’s employment is terminated without “cause” within one year following the change of control, then any stock options that were assumed or substituted and that remain unvested as of the employment termination date will become vested upon such termination of employment.
Employment Agreements with Kalera’s Named Executive Officers
Kalera is currently party to employment agreements with Messrs. Cornejo and Martin. Kalera has also entered into a Separation Agreement with Mr. Malechuk. The material terms of these agreements are summarized below.
Fernando Cornejo
Kalera entered into an employment agreement with Mr. Cornejo on July 8, 2020, with an initial one-year term with automatic one-year renewal periods thereafter, subject to earlier termination by either party in accordance with the terms of the agreement. Mr. Cornejo’s employment agreement provides for his annual base salary, incentive bonus opportunities and other terms and conditions of his employment. Pursuant to the employment agreement, Mr. Cornejo received a sign-on bonus of $25,000. Mr. Cornejo also receives a reasonable cell phone and automobile allowance.
In the event that Mr. Cornejo’s employment is terminated by Kalera without “cause” (as defined in the employment agreement) (and other than due to disability), or Kalera determines not to renew the employment agreement, Mr. Cornejo will be entitled to receive, in addition to any earned but unpaid incentive bonus, severance benefits equal to base salary continuation for three months following the termination date. In order to receive this severance benefit, Mr. Cornejo must first execute an effective release of claims and will be required to continue to comply with the restrictive covenants set forth in the employment agreement. The employment agreement provides for non-compete, non-solicit and non-disparagement provisions during the period of Mr. Cornejo’s employment and for a period of two years thereafter, as well as standard confidentiality provisions.
Austin Martin
Kalera entered into an employment agreement with Mr. Austin on May 4, 2020, with an initial one-year term with automatic one-year renewal periods thereafter, subject to earlier termination by either party in accordance with the terms of the agreement. Mr. Austin’s employment agreement provides for his annual base salary, incentive bonus opportunities and other terms and conditions of his employment. Pursuant to the employment agreement, Mr. Austin received approximately $70,000 in relocation-related benefits, and a sign-on bonus of $10,000. Mr. Austin also receives a reasonable cell phone and automobile allowance.
In the event that Mr. Austin’s employment is terminated by Kalera without “cause” (as defined in the employment agreement) (and other than due to disability), or Kalera determines not to renew the employment agreement, Mr. Austin will be entitled to receive, in addition to any earned but unpaid incentive bonus, severance benefits equal to base salary continuation for three months following the termination date. In order to receive this severance benefit, Mr. Austin must first execute an effective release of claims and will be required to continue to comply with the restrictive covenants set forth in the employment agreement. The employment agreement provides for non-compete, non-solicit and non-disparagement provisions during the period of Mr. Austin’s employment and for a period of two years thereafter, as well as standard confidentiality provisions.

Outstanding Equity Awards as of December 31, 2021
The following table provides information concerning outstanding equity awards held by each of Kalera’s named executive officers as of December 31, 2021:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Curtis McWilliams	12/13/2021		550,000(1)	$1.64	12/13/2026
Fernando Cornejo	7/20/2020	275,000(2)	825,000(2)	$1.50	7/20/2025
Austin Martin	5/4/2020	400,000(3)	1,200,000(3)	$1.00	5/4/2025
Daniel Malechuk	8/22/2019	3,000,000(4)		$0.75	8/22/2024
__________________
(1)Stock options vest 1/4th on December 13, 2022, December 13, 2023, December 13, 2024 and December 13, 2025.
(2)Stock options vest 1/4th on each of July 20, 2021, July 20, 2022, July 20, 2023 and July 20, 2024.
(3)Stock options vest 1/4th on each of May 4, 2021, May 4, 2022, May 4, 2023 and May 4, 2024.
(4)Stock options fully vested on August 21, 2021.
Payments Upon Termination of Employment
Pursuant to the employment agreements described above, the Messrs. Cornejo and Austin are entitled to receive certain severance benefits in connection with a severance-qualifying termination of employment. If the named executive officer had experienced a severance-qualifying termination under his applicable employment agreement as of December 31, 2021, the following severance benefits would have become payable:
•$59,250 for Mr. Cornejo, consisting of continued base salary for three months.
•$68,250 for Mr. Austin, consisting of continued base salary for three months.
Mr. McWilliams is not party to an employment agreement.
In connection with Mr. Malechuk’s termination of employment, the Company and Mr. Malechuk entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides for the following severance benefits: (i) a severance payment of approximately $143,791, to be paid over approximately three months following Mr. Malechuk’s termination date, (ii) continued coverage under the Company’s medical plans for approximately three months following his termination date, and (iii) extension of the period during which Mr. Malechuk may exercise his vested stock options by no more than 24 months following his termination date. Mr. Malechuk will continue to be subject to the confidentiality, non-competition and non-solicitation covenants set forth in his employment agreement.
Director Compensation
None of the Kalera directors who are expected to serve as directors of Pubco following the Business Combination received cash compensation from Kalera in respect of their service on the Kalera Board of Directors during fiscal year 2021. Maria Sastre and Sonny Perdue each received 250,000 stock options in April 2021 for their service on the Kalera Board of Directors. Given his role as interim Chief Executive Officer during 2021, Mr. McWilliams’ compensation is included in the Summary Compensation Table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total
Maria Sastre
Sonny Perdue
__________________
(1)The amounts reported for option awards represent the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. The assumptions related to these awards are described in “Note 2: Summary of Significant Accounting Policies - Stock Based

Compensation” in the notes to Kalera’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus. These stock options vest 25% on each of the first four anniversaries of the grant date.

In connection with the Business Combination, Kalera expects that the board of directors of Pubco will approve a non-employee director compensation program that will consist of annual retainer fees and long-term equity awards for certain of Kalera’s non-employee directors. The details of this program have not yet been determined, however, the compensation expected to be paid to Mr. McWilliams in connection with his role of Chairman of the Board is described above.
Limitations of Liability and Indemnification Matters
Kalera has entered into indemnification agreements with certain of its directors. In connection with the Business Combination, Kalera expects that these agreements will be replaced with new indemnification agreements for each post-business combination director and executive officer of Kalera.

BENEFICIAL OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management of Agrico
The following table sets forth information regarding the beneficial ownership of Agrico Shares as of January 21, 2022 (the “Ownership Date”) based on information obtained from the persons named below:
•each person known by Agrico to be the beneficial owner of more than 5% of the Agrico Shares;
•each of Agrico’s officers and directors; and
•all Agrico officers and directors as a group.
In the table below, percentage ownership is based on 14,375,000 Class A ordinary shares outstanding, and 3,593,750 Class B ordinary shares outstanding. Shareholders of record of Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law. Agrico Class B ordinary shares automatically convert into Agrico Class A ordinary shares on a one-for-one basis: (a) at any time and from time to time at the option of the holder thereof; and (B) automatically on the day of the closing of the Business Combination.
Unless otherwise indicated, Agrico believes that all persons named in the table have sole voting and investment power with respect to all Agrico Shares beneficially owned by them. Beneficial ownership information in the table below does not include ordinary shares underlying Agrico Warrants held by the person listed below. Agrico Warrants become exercisable on the later of 30 days after the consummation of the Business Combination or 12 months from the closing of the Agrico IPO.

	Class A Ordinary Shares		Class B Ordinary Shares(2)		Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Brent de Jong(3)	—	—	3,593,750	20%	20%
Roberto Perez Silva	—	—	—	—	*
John Alexander Baker	—	—	—	—	*
Christopher J. Ornee	—	—	—	—	*
Donald Hubbard, Jr.	—	—	—	—	*
Brian Zatarain	—	—	—	—	*
All directors and executive officers as a group (six individuals)	—	—	—	20%	20%
5% and Greater Holders	—	—	—	—	—
DJCAAC LLC	—	—	3,593,750	20%	20%
__________________
*Less than 1%.
(1)Unless otherwise indicated, the business address of each of the individuals is c/o Agrico Acquisition Corp., Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.
(2)Represents founder shares. These Class B ordinary shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment, as described in the section of the prospectus entitled “Description of Securities.”
(3)Includes shares held by our sponsor, DJCAAC LLC. Brent de Jong is sole managing member of DJCAAC LLC and has voting and investment discretion with respect to the ordinary shares held of record by DJCAAC LLC. Mr. de Jong disclaims any beneficial ownership of any shares held by DJCAAC LLC, except to the extent of his pecuniary interest therein.
Security Ownership of Kalera
The following table sets forth information regarding the beneficial ownership of Kalera’s outstanding common equity as of April 12, 2022, based on information obtained from the persons named below:
•each person known by Kalera to be the beneficial owner of more than 5% of the outstanding Kalera Shares;

•each of Kalera’s named executive officers and director designees; and
•all Kalera executive officers and director designees as a group.
In the table below, percentage of beneficial ownership is based on 209,354,819 Kalera Shares outstanding as of the Ownership Date. Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares that each such person has the right to acquire within 60 days following the Ownership Date, including upon the exercise of options. Where applicable, we calculate the beneficial ownership percentage of a person by including the number of shares deemed to be beneficially owned by that person (by reason of the right to acquire such shares within 60 days following the Ownership Date) in both the numerator and the denominator that are used for such calculation. Unless otherwise indicated, Kalera believes that all persons named in the table have sole voting and investment power with respect to all Kalera Shares beneficially owned by them.

	Shares Beneficially Owned Before the Business Combination
	Ordinary Shares
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders
LGT Bank AG	21,688,091	10.4%
UBS Switzerland AG	20,041,920	9.6%
Canica AS	12,657,525	6.0%
PERSHING LLC	11,040,170	5.3%
Citibank, N.A.	10,814,574	5.2%
Named Executive Officers and Directors/Director Designees:[1,2]
Daniel Malechuk[3]	3,000,000	1.4%
Curtis McWilliams	184,845	*
Fernando Cornejo[4]	275,000	*
Austin Martin[5]	800,000	*
Umur Hursever[6]	270,000	*
Maria Sastre[7]	80,984	*
Sonny Perdue[8]	62,500	*
Cristian Toma	5,365,896	2.6%
Andrea Weiss	—	*
Faisal AlMeshal	—	*
Brent de Jong	—	*
All executive officers and directors/ director designees as a group (15 persons)[9]	7,565,104	3.5%
__________________
*Less than 1%.
(1)The address of each Kalera executive officer and director is c/o Kalera AS, 7455 Emerald Dunes Dr. Orlando, Florida 32822.
(2)Shareholders representing approximately 45% of the aggregate outstanding voting power of Kalera have agreed to vote their shares in favor of the transaction.
(3)The amount of shares beneficially owned includes 3,000,000 shares underlying stock options that have vested.
(4)The amount of shares beneficially owned includes 275,000 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment or board service with the Company (as applicable).
(5)The amount of shares beneficially owned includes 800,000 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment or board service with the Company (as applicable).
(6)Shares owned are held via LGT Bank AG as custodian.
(7)The amount of shares beneficially owned includes 62,500 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment or board service with the Company (as applicable).
(8)The amount of shares beneficially owned includes 62,500 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment or board service with the Company (as applicable).

(9)The amount of shares beneficially owned includes 1,450,000 shares underlying stock options that have vested or will vest within 60 days of the Ownership Date, subject to continued employment or board service with the Company (as applicable), 5,990,059 outstanding ordinary shares and 125,045 Kalera ordinary shares issuable to Dr. Jade Stinson pursuant to an exchange right under the Kalera, Inc. preferred shares issued in the Vindara acquisition.

Security Ownership of Pubco
The following tables sets forth information regarding the assumed beneficial ownership of Pubco Shares immediately following consummation of the Business Combination, based solely upon the beneficial ownership of Agrico and Kalera securities as of the Ownership Date by:
•each named executive officer of Kalera and each person expected to be a director of Pubco upon consummation of the Business Combination;
•all of Pubco’s executive officers and director designees as a group; and
•each person expected to become the beneficial owner of more than 5% of the outstanding Pubco ordinary shares upon consummation of the Business Combination.
The expected beneficial ownership of Pubco’s voting shares immediately following the Business Combination set forth in the table below assumes: (a) no Redemptions by Agrico Shareholders; (b) 37,247,721 Pubco Ordinary Shares outstanding as of the Closing; (c) all Kalera options currently exercisable or exercisable within 60 days of the Ownership Date are exchanged into the Pubco-equivalent amount of Pubco stock options pursuant to the Business Combination Agreement (and are not cancelled) and the shares underlying such options are counted as outstanding for determining the ownership percentage of the holder thereof (but not any other person); and (d) all Pubco Warrants beneficially owned are immediately exercisable for Pubco Ordinary Shares and the Pubco Ordinary Shares underlying such Pubco Warrants are deemed outstanding for purposes of computing the ownership percentage of the holder thereof (but not any other person).

	Pubco Post-Business Combination
	(assuming no Redemptions by Agrico Shareholders)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Assumed 5% or Greater Shareholders of Pubco:
DJCAAC, LLC[1]	9,765,625	22.5%
LGT Bank AG	1,962,625	5.3%
Pubco Named Executive Officers and Director Designees:
Daniel Malechuk[2]	271,500	*
Curtis McWilliams	16,728	*
Fernando Cornejo[3]	24,887	*
Austin Martin[4]	72,400	*
Umur Hursever[5]	24,435	*
Maria Sastre[6]	7,328	*
Sonny Perdue[7]	5,656	*
Cristian Toma	485,613	1.3%
Andrea Weiss	—	*
Faisal AlMeshal	—	*
Brent de Jong[1]	9,765,625	22.5%
Pubco Executive Officers and Director Designees as a Group (15 persons)[8]	10,450,263	24%
__________________
*Less than 1%.

(1)The amount of shares beneficially owned includes 6,171,875 shares underlying Pubco Warrants expected to be beneficially owned by such holder as of the Closing of the Business Combination.
(2)The amount of shares beneficially owned includes 271,500 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options.
(3)The amount of shares beneficially owned includes 24,887 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options.
(4)The amount of shares beneficially owned includes 72,400 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options.
(5)The amount of shares beneficially owned are shares assumed to be issued in the Business Combination to, and held by, LGT Bank AG as custodian.
(6)The amount of shares beneficially owned includes 5,656 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options.
(7)The amount of shares beneficially owned includes 5,656 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options.
(8)The amount of shares beneficially owned includes 131,224 Pubco stock options assumed to be issued in connection with the Business Combination in exchange for Kalera stock options and 6,171,875 shares underlying Pubco Warrants expected to be beneficially owned by Brent De Jong as of the Closing of the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Agrico Related Person Transactions
On January 25, 2021, Agrico issued an aggregate of 5,000,000 founder shares to its sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.005 per share. On April 9, 2021, Agrico’s sponsor forfeited for no consideration an aggregate of 1,406,250 founder shares, which Agrico cancelled, resulting in a decrease in the total number of founder shares outstanding from 5,000,000 shares to 3,593,750 shares. The founder shares (including the Class A ordinary shares issuable upon conversion thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Agrico’s sponsor and Maxim purchased an aggregate of 7,250,000 private placement warrants at a price of $1.00 per private warrant, for an aggregate purchase price of $7,250,000, of which our sponsor purchase 6,171,875 private placement warrants and Maxim and/or its designees purchased 1,078,125 private placement warrants. The private placement warrants are be identical to the units sold in this offering except that the private placement warrants, so long as they are held by our sponsor, the underwriter or their permitted transferees, (i) will not be redeemable by us, (ii) may not (including the ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. The private placement warrants (including the ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
If any of Agrico’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Agrico’s officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to Agrico.
Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by Agrico to its sponsor, officers and directors, or any affiliate of its sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of the Business Combination (regardless of the type of transaction that it is). Agrico’s audit committee will review on a quarterly basis all payments that were made to its sponsor, officers, directors or its or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on its behalf. As of March 31, 2022, an aggregate amount of approximately $208,046.14 had been incurred or accrued in respect of such expense reimbursement obligation. Agrico expects additional amounts not to exceed $75,000 to be incurred or accrued through the consummation of the Business Combination.
In addition, in order to finance transaction costs in connection with the Business Combination, Agrico’s sponsor or an affiliate of its sponsor or certain of its officers and directors may, but are not obligated to, loan it funds as may be required. If Agrico completes the Business Combination, it would repay such loaned amounts. In the event that the Business Combination does not close, Agrico may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its trust account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent warrants at a price of $1.00 per warrant (which, for example, would result in the holders being issued warrants to purchase 1,500,000 shares if $1,500,000 of notes were so converted), at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by its sponsor or its affiliates, or its officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Agrico does not expect to seek loans from parties other than its sponsor or an affiliate of the Sponsor as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in its trust account.
After the Business Combination, members of Agrico’s management team who remain with Agrico may be paid consulting, management or other fees from Pubco with any and all amounts being fully disclosed to Agrico’s shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to its shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider the Business Combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Agrico Policy Regarding Transactions with Related Persons
Agrico has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by its board of directors (or the appropriate committee of its board) or as disclosed in its public filings with the SEC. Under its code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Agrico.
In addition, Agrico’s audit committee is responsible for reviewing and approving related party transactions to the extent that Agrico enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a general meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a general meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. Agrico also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, Agrico has agreed not to consummate an initial business combination with an entity that is affiliated with any of its sponsor, officers or directors unless Agrico, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that the Business Combination is fair to Agrico from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by Agrico to its sponsor, officers or directors, or any affiliate of its sponsor or officers, for services rendered to Agrico prior to, or in connection with any services rendered in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). However, the following payments will be made to Agrico’s sponsor, officers or directors, or Agrico’s or their affiliates, held in the trust account prior to the completion of the Business Combination:
•Repayment of up to an aggregate of $200,000 in loans made to Agrico by its sponsor to cover expenses relating to the Agrico IPO;
•Payment to an affiliate of its sponsor of $10,000 per month, for 12 months (or up to 21 months if extended), for office space, utilities and secretarial and administrative support;
•Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing the Business Combination; and
•Repayment of loans which may be made by Agrico’s sponsor or an affiliate of Agrico’s sponsor or certain of its officers and directors to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of such working capital loans may be convertible into private placement-equivalent warrants at a price of $1.00 per warrant (which, for example, would result in the holders being issued 1,500,000 warrants if $1,500,000 of notes were so converted), at the option of the lender.
Agrico’s audit committee will review on a quarterly basis any payments that were made to its sponsor, officers or directors, or its or their affiliates.
Kalera Related Person Transactions
Related Party Loan

For the year ended December 31, 2019, Kalera obtained a related party loan from LGT Global Invest Limited in the amount of $3,000,000 which included a mandatory conversion feature upon a qualifying equity raise by Kalera. The conversion feature specified a conversion rate for the balance of the loan into common shares of Kalera’s stock less a specified discount. In the year-ended December 31, 2020, Kalera had a qualifying equity raise which triggered a conversion of the loan into 6,265,762 shares of Kalera’s common stock.
Secured Convertible Bridge Promissory Note.
On March 4, 2022, Kalera entered into a secured convertible bridge promissory note (the “Secured Convertible Bridge Promissory Note”) for up to $20 million. The lenders initially included certain shareholders of Kalera, including LGT, Canica AS, and NOX Management, which have collectively committed to lend Kalera $10 million under the facility. The facility, which matures one year from the drawdown date, bears PIK interest at 8%, carries a pre-payment premium of 10% of the principal amount repaid if the pre-payment is effected prior to the consummation of the Business Combination and, subject to required corporate approvals, is convertible by the holders into shares at any time following the Business Combination and the Nasdaq listing at a conversion price of $10.00 per share in the merged entity.
The Secured Convertible Bridge Promissory Note is secured by equity pledges of certain subsidiaries, including Kalera, Inc., Vindara, Inc. and Kalera GmbH, and is also secured by all of the assets of Vindara, Inc. and Kalera GmbH. The obligations under the Secured Convertible Bridge Promissory Note are guaranteed by Vindara, Inc. and Kalera GmbH.
The Secured Convertible Bridge Promissory Note contains customary events of default and related remedies.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.
Kalera Policy Regarding Transactions with Related Persons
Kalera does not currently have an existing policy for the evaluation of and the approval, disapproval and monitoring of transactions involving Kalera and “related persons.” Kalera will adopt a policy in connection with its US listing on NASDAQ.
Pubco Policy Regarding Transactions with Related Persons
Pubco intends to adopt a formal, written policy, which will become effective on the date of the consummation of the Business Combination, that Pubco is not permitted to enter into a related-person transaction with its executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, without the prior approval or, in the case of pending or ongoing related-person transactions, ratification of the audit committee. The policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Pubco was or is to be a participant, the amount involved exceeds $________ and a related person had or will have a direct or indirect material interest.
For purposes of Pubco’s policy, a related-person transaction is a transaction, arrangement or relationship where Pubco was, is or will be involved and in which a related-person had, has or will have a direct or indirect material interest.
Certain transactions with related persons, however, are exempted from pre-approval including, but not limited to:
•compensation of Pubco’s executive officers and directors that is otherwise disclosed in Pubco’s public filings with the SEC;
•compensation, benefits and other transactions available to all of Pubco’s employees generally;

•transactions where a related-person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•transactions where a related-person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•transactions where a related-person’s interest derives solely from his or her ownership of a class of Pubco’s equity securities and all holders of that class received the same benefit on a pro rata basis.
No member of the audit committee may participate in any review, consideration or approval of any related-person transaction where such member or any of his or her immediate family members is the related-person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to:
•the benefits and perceived benefits to Pubco;
•the materiality and character of the related-person’s direct and indirect interest;
•the availability of other sources for comparable products or services;
•the terms of the transaction; and
•the terms available to unrelated third parties under the same or similar circumstances.
Transactions Related to the Business Combination
See “The Business Combination Proposal”.

DESCRIPTION OF PUBCO SECURITIES
The following is a summary of some of the terms of the Pubco ordinary shares, based on the Pubco Articles. In this section, “articles of association” refers to the Amended and Restated Memorandum and Articles of Association of Pubco which will be in effect as of the closing of the Business Combination, the form of which has been filed as an exhibit to this Registration Statement.
Share Capital The authorized share capital of Pubco consists of US$100,000,000 divided into 800,000,000,000 ordinary shares with a nominal value of US$0.0001 each and 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary Shares with a nominal value of €1.00 each.
As of                    , 2022, Pubco had 25,000 euro shares in issue in order to satisfy statutory capitalization requirements for all Irish public limited companies. Pubco had no ordinary or preferred shares outstanding. Following completion of the Second Merger and immediately prior to the completion of this offering, Pubco expects that its issued share capital will consist of                    ordinary shares.
The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, deferred shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of Pubco shareholders cast at a general meeting (unless otherwise determined by the directors).
Pubco Articles Pubco’s affairs are governed by the Amended and Restated Memorandum and Articles of Association of Pubco, the Irish Companies Act and the corporate law of Ireland.
Issuance of Pubco ordinary shares Pubco may issue shares subject to the maximum authorized share capital contained in the Pubco Articles (please see the section titled “Share Capital” above). The Pubco Articles authorise the directors to issue ordinary shares (subject to the maximum authorized but unissued share capital) for a period of five years from the date of adoption of the Pubco Articles. The directors’ authority to issue shares must be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter (for a maximum period of five years at each renewal).
Preemptive Rights While the Irish Companies Act generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for Pubco Articles, or for the shareholders of Pubco in a general meeting (through the passing of a special resolution), to exclude such pre-emptive rights for a maximum period of five years. Pubco Articles excludes pre-emptive rights for a period of five years from the date of adoption of the Pubco Articles. This exclusion will need to be renewed by special resolution of Pubco’s shareholders upon its expiration and at periodic intervals thereafter (for a maximum of five years at each renewal).
Repurchase of Pubco ordinary shares Any share in Pubco shall be deemed to be a redeemable share as and from the time of existence of an agreement or transaction between Pubco and any person pursuant to which Pubco will acquire a share or shares. Any acquisition by Pubco of shares in Pubco other than a surrender for nil value shall constitute a redemption. No resolution (whether special or otherwise) is required to be passed to deem any share in the capital of the Company a redeemable share.
Under Irish company law, any redemption must be funded out of Pubco’s distributable reserves or from the proceeds of a fresh issue of shares. Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Pubco at any time must not exceed 10% of the nominal value of Pubco’s issued share capital. Pubco may not exercise any voting rights in respect of any shares held as treasury shares.
Form and Transfer of Pubco ordinary shares Subject to the Irish Companies Act and to the Business Combination Agreement, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve.
Liquidation Rights and Dissolution On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Pubco ordinary shares shall be distributed among the holders thereof on a pro rata basis. If Pubco’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Pubco’s shareholders proportionately.
Merger and De-Merger A merger of Pubco with another Irish company under the Irish Companies Act must be approved by a special resolution and by the Irish High Court.
A merger of Pubco with a company incorporated in the European Economic Area (which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA)) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended) must be approved by a special resolution and by the Irish High Court.
A demerger of Pubco can be carried out by way of a scheme of arrangement under the Irish Companies Act. The scheme of arrangement must be approved by a special majority (a majority in number representing at least 75% in value of each class of members) and sanctioned by the Irish High Court to be effective.
No Appraisal Rights Shareholders holding not less than 10% of the paid up share capital in Pubco may require the directors to convene a shareholder meeting. Under the Irish Companies Act, if the rights to a particular share class are varied, one or more shareholders who hold not less than 10% of the issued shares of that class and who did not vote in favour of the resolution to vary the rights of that class, can apply to the court to have the variation cancelled.
General Meeting of Shareholders General meetings of Pubco shareholders will be held at a time and place as determined by the directors subject to at least one shareholder meeting being held in each year (being Pubco’s annual general meeting). Shareholders holding not less than 10% of the paid up share capital in Pubco may also require the directors to convene a shareholder meeting. Shareholder meetings may be held within or outside Ireland. Unanimous consent of all the holders of ordinary shares is required for the shareholders to act by way of written resolution in lieu of holding a meeting.
A copy of the notice of any meeting shall be given at least twenty-one (21) days before the date of the proposed meeting to the members, directors and auditors. In certain limited circumstances, a meeting may be called by fourteen (14) days’ notice, but this shorter notice period shall not apply to the annual general meeting.
Voting Rights Every shareholder entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions and vote on behalf of the shareholder. Quorum is fixed by Pubco Articles, to consist of at least two shareholders present in person or by proxy entitled to exercise more than fifty percent (50%) of the voting rights of the shares.
Resolutions put to the vote of a meeting shall be decided on a poll, which shall be taken in such manner as the chairperson of the meeting directs. Subject to the provisions of Pubco Articles and any rights or restrictions attached to any shares, every shareholder of record present in person or by proxy shall have one vote for each share registered in his or her name.
Where the rights attaching to shares are set out in Pubco Articles, any changes to these rights will need to be effected by way of a special resolution (passed by 75% of the votes cast by shareholders attending and voting at the meeting) amending the Pubco Articles. Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of 75% of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.
Other matters to be decided upon by the shareholders require a majority vote of shareholders who, being so entitled, attend and vote at the general meeting, unless the Irish Companies Act or Pubco’s constitution requires a higher majority, in which case a special resolution must be passed by not less than 75% of those attending and voting. By way of example only, matters that require a special resolution include any amendments to Pubco Articles, the acquisition by Pubco of its own shares, the variation of class rights attaching to classes of shares, and the re-registration of Pubco.

Dividends The directors may from time to time pay such dividends as appear justified by the profits of Pubco, provided that dividends may only be made out of Pubco’s distributable reserves and if the dividend will not cause Pubco’s net assets to fall below the aggregate of its called up share capital and undistributable reserves (as such terms are calculated in accordance with the Irish Companies Act). The determination as to whether or not Pubco has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Pubco. The board of directors may also recommend a dividend to be approved and declared by Pubco’s shareholders at a general meeting.
Board of Directors Under the Pubco Articles, the number of Directors shall be not less than two nor more than thirteen. The directors shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate at the conclusion of Pubco’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of Pubco’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of Pubco’s 2025 annual general meeting.
Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term. Directors do not have to be independent under Pubco Articles. There are no share ownership qualifications for directors. Meetings of Pubco’s board of directors may be convened at such time and place as the directors determine. The quorum may be fixed by the directors and unless so fixed shall be a majority of the directors in office. The directors are not entitled to appoint alternates. Questions arising at a meeting of Pubco’s board of directors are required to be decided by a simple majority of the directors present, with each director entitled to one vote. In the case of a tie vote, the chairperson of the meeting shall not have a second or casting vote. Pubco’s board of directors may pass resolutions without a meeting where such resolution is signed by all the directors.
Amendment of Articles of Association Under the Irish Companies Act, amendments to Pubco Articles require a special resolution to be passed by not less than 75% of those shareholders entitled, attending and voting at the general meeting. Pubco Articles may not be amended by resolution of directors, but the directors when issuing preference shares may fix the rights attaching to such shares.
Amended and Restated Registration Rights Agreement
At Closing, Pubco will enter into an amended and restated registration rights agreement, which will provide for certain registration rights for certain of its shareholders (including Agrico’s sponsor, among others). The terms of the Amended and Restated Registration Rights Agreement will be substantially similar to the terms of the existing Agrico registration rights agreement. See “Agrico’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations—Registration Rights” for more information.
Description of Pubco Warrants
Each whole Pubco Warrant shall entitle the holder thereof to purchase one Pubco Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) the date of the consummation of the Business Combination and (ii) 12 months from the date of the closing of the Agrico IPO. The Pubco Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
No Pubco Warrant will be exercisable and Pubco will not be obligated to issue Pubco Ordinary Shares upon exercise of a Pubco Warrant unless Pubco Ordinary Shares issuable upon such Pubco Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Pubco Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Pubco Warrant, the holder of such Pubco Warrant will not be entitled to exercise such Pubco Warrant and such Pubco Warrant may have no value and expire worthless. In no event will Pubco be required to net cash settle any Pubco Warrant.
It is Pubco’s current intention to have an effective and current registration statement covering the Pubco Ordinary Shares issuable upon exercise of the Pubco Warrants and a current prospectus relating to such Pubco Ordinary Shares in effect promptly following consummation of the Business Combination. Notwithstanding the foregoing, if a registration statement covering the Pubco Ordinary Shares issuable upon exercise of the Pubco

Warrants is not effective within 90 days after the closing of the Business Combination, Pubco Warrant holders may, until such time as there is an effective registration statement and during any period when Pubco will have failed to maintain an effective registration statement, exercise Pubco Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Pubco Ordinary Shares are at the time of any exercise of a Pubco Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Pubco may, at its option, require holders of Pubco Warrants who exercise their Pubco Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Pubco so elects, Pubco will not be required to file or maintain in effect a registration statement, and in the event Pubco does not so elect, Pubco will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Pubco Warrants become exercisable, Pubco may call the Pubco Warrants for redemption:
• in whole and not in part;
• at a price of $0.01 per Pubco Warrant;
• upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Pubco Warrant holder; and
• if, and only if, the reported last sale price of Pubco Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Pubco sends the notice of redemption to the Pubco Warrant holders.
If the foregoing conditions are satisfied and Pubco issues a notice of redemption, each Pubco Warrant holder can exercise his, her or its Pubco Warrant prior to the scheduled redemption date. However, the price of the Pubco Ordinary Shares may fall below the $18.00 trigger price, as well as the $11.50 Pubco Warrant exercise price after the redemption notice is issued.
If and when the Pubco Warrants become redeemable by Pubco, Pubco may not exercise its redemption right if the issuance of Pubco Ordinary Shares upon exercise of the Pubco Warrants is not exempt from registration or qualification under applicable state blue sky laws or Pubco is unable to effect such registration or qualification. Pubco will use its best efforts to register or qualify such Pubco Ordinary Shares under the blue sky laws of the state of residence in those states in which the Pubco Warrants were initially offered in the Agrico IPO and in those states where holders of Pubco Warrants then reside.
Pubco has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Pubco Warrant exercise price. If the foregoing conditions are satisfied and Pubco issues a notice of redemption of the Pubco Warrants, each Pubco Warrant holder will be entitled to exercise its Pubco Warrant prior to the scheduled redemption date. However, the price of the Pubco Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Pubco Warrant exercise price after the redemption notice is issued.
If Pubco calls the Pubco Warrants for redemption as described above, Pubco management will have the option to require any holder that wishes to exercise its Pubco Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Pubco Warrants on a “cashless basis,” Pubco management will consider, among other factors, Pubco’s cash position, the number of Pubco Warrants that are outstanding and the dilutive effect on Pubco shareholders of issuing the maximum number of Pubco Ordinary Shares issuable upon the exercise of the Pubco Warrants. If Pubco management takes advantage of this option, all holders of Pubco Warrants would pay the exercise price by surrendering their Pubco Warrants for that number of Pubco Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Pubco Ordinary Shares underlying the Pubco Warrants, multiplied by the difference between the exercise price of the Pubco Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Pubco Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Pubco Warrants. If Pubco management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Pubco Ordinary Shares to be received upon exercise of the Pubco Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Pubco Warrant redemption. Pubco believes this feature is an attractive option to Pubco if Pubco does not need the cash from the exercise of the Pubco Warrants after the Business Combination.
A holder of a Pubco Warrant may notify Pubco in writing in the event it elects to be subject to a provision in the Pubco Warrant agreement that, if the election is made by a holder, the Pubco Warrant agent shall not cause the exercise of the holder’s Pubco Warrant, and such holder shall not have the right to exercise such Pubco Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the Pubco Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Pubco Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Pubco Ordinary Shares is increased by a share dividend payable in Pubco Ordinary Shares, or by a split-up of Pubco Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Pubco Ordinary Shares issuable on exercise of each Pubco Warrant will be increased in proportion to such increase in the outstanding Pubco Ordinary Shares.
In addition, if Pubco, at any time while the Pubco Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Pubco Ordinary Shares on account of such Pubco Ordinary Shares (or other shares into which the Pubco Warrants are convertible), other than (a) as described above, or (b) certain Pubco Ordinary Share cash dividends, then the Pubco Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event divided by all outstanding Pubco Ordinary Shares at such time.
If the number of outstanding Pubco Ordinary Shares is decreased by a consolidation, combination or reclassification of Pubco Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Pubco Ordinary Shares issuable on exercise of each Pubco Warrant will be decreased in proportion to such decrease in outstanding Pubco Ordinary Shares.
Whenever the number of Pubco Ordinary Shares purchasable upon the exercise of the Pubco Warrants is adjusted, as described above, the Pubco Warrant exercise price will be adjusted by multiplying the Pubco Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Pubco Ordinary Shares purchasable upon the exercise of the Pubco Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Pubco Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Pubco Ordinary Shares (other than those described above or that solely affects the par value of such Pubco Ordinary Shares), or in the case of any merger or consolidation of Pubco with or into another corporation (other than a consolidation or merger in which Pubco is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Pubco Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pubco as an entirety or substantially as an entirety in connection with which Pubco is dissolved, the holders of the Pubco Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pubco Warrants and in lieu of the Pubco Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of share capital, shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Pubco Warrants would have received if such holder had exercised their Pubco Warrants immediately prior to such event.
The Pubco Warrants will be subject to an Amended and Restated Warrant Agreement between the Pubco Warrant agent and Pubco, whereby Pubco will assume the applicable rights and obligations of Agrico thereunder.

You should review a copy of the Amended and Restated Warrant Agreement for a complete description of the terms and conditions applicable to the Pubco Warrants. The Amended and Restated Warrant Agreement will provide that the terms of the Pubco Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding Pubco Warrants to make any change that adversely affects the interests of the registered holders of Pubco Warrants.
The Pubco Warrants may be exercised upon surrender of the Pubco Warrant certificate on or prior to the expiration date at the offices of the Pubco Warrant agent, with the exercise form on the reverse side of the Pubco Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Pubco, for the number of Pubco Warrants being exercised. The Pubco Warrant holders do not have the rights or privileges of holders of Pubco Ordinary Shares and any voting rights until they exercise their Pubco Warrants and receive Pubco Ordinary Shares. After the issuance of Pubco Ordinary Shares upon exercise of the Pubco Warrants, each holder will be entitled to one (1) vote for each Pubco Ordinary Share held of record on all matters to be voted on by Pubco shareholders.

SECURITIES AND DIVIDENDS
Market of Agrico Securities
Agrico Units, Agrico Class A ordinary shares and Agrico Warrants are each traded on Nasdaq under the symbols “RICOU,” “RICO” and “RICOW,” respectively. Agrico Units commenced public trading on July 8, 2021. The following table shows, for the periods indicated, the high and low bid information per Agrico Share as reported on Nasdaq:

Quarter Ended	High	Low
2022
March 31	$10.65	$10.03
2021
December 31	$10.39	$9.96
July 8 to September 30	$10.31	$9.99
The following table shows, for the periods indicated, the high and low bid information per Agrico Warrant as reported on Nasdaq:

Quarter Ended	High	Low
2022
March 31	$0.41	$0.21
2021
December 31	$0.56	$0.42
July8 to September 30	$11.50	$0.45
Holders
Holders
On the Record Date, there was ____ holder of record of Agrico Units, ____ holder of record of Agrico Class A ordinary shares and ____ holders of record of Agrico Warrants.
Dividends
Agrico has not paid any cash dividends on Agrico Ordinary Shares to date and does not intend to pay cash dividends prior to completion of its initial business combination. The payment of cash dividends in the future will be dependent upon Agrico’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of its initial business combination. The payment of any cash dividends subsequent to the initial business combination will be at the discretion of Pubco’s board of directors and subject to the company having funds lawfully available for distribution at such time. In addition, Agrico’s board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if Agrico incurs any indebtedness in connection with its initial business combination, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Market of Kalera Securities
The following table shows, for the periods indicated, the high and low bid information per Kalera share as reported on the Oslo Stock Exchange. Kalera Shares commenced public trading on June 22, 2020.

Quarter Ended	High	Low
2021
December 31	$3.85	$1.23
September 30	$4.50	$2.75
June 30	$5.99	$2.65
March 31	$5.85	$4.02
2020
December 31	$4.02	$3.15
June 22 to September 30	$3.15	$1.82
Holders
On the Record Date, there were ____ holders of record of Kalera Shares and ____ holders of Kalera Options.

CERTAIN MATERIAL IRISH TAX CONSEQUENCES TO NON-IRISH HOLDERS
Scope
The following is a summary of the anticipated material Irish tax consequences of (i) the First Merger to certain Non-Irish Holders of Agrico securities; (ii) the Second Merger and the Kalera Capital Reduction to certain Non-Irish Holders of Kalera securities; and (iii) the acquisition, ownership and disposal of Pubco Ordinary Shares, Pubco Warrants, Pubco Options and CVRs received by such holders pursuant to the First Merger and the Second Merger and the Kalera Capital Reduction. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this joint proxy statement/prospectus and submissions which will be made to the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.
A “Non-Irish Holder” is an individual who beneficially owns their Agrico securities or Kalera securities, and who will beneficially own their Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Agrico securities or Kalera securities, and will not hold their Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs, in connection with a trade carried on by such person through an Irish branch or agency.
This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and security holders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Business Combination and of the acquisition, ownership and disposal of Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs. The summary applies only to Non-Irish Holders who hold their Agrico securities or Kalera securities, and will own their Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Agrico securities or Kalera Shares or who will, or who will be deemed to, acquire their Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).
The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Pubco Ordinary Shares and/or Pubco Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Pubco Ordinary Shares and/or Pubco Warrants held directly are generally negative when compared with Pubco Ordinary Shares and/or Pubco Warrants held through DTC. Any Non-Irish Holder contemplating holding their Pubco Ordinary Shares and/or Pubco Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Pubco Ordinary Shares and/or Pubco Warrants.
Irish Tax on Chargeable Gains (Irish CGT)
The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.
Non-Irish Holders of Agrico securities will not be subject to Irish CGT in respect of any gain realized on the automatic cancellation and conversion of their Agrico Ordinary Shares into Pubco Ordinary Shares, or on the assumption and automatic adjustment of their Agrico Warrants into Pubco Warrants, in each case by virtue of the First Merger, provided that the Agrico securities neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.
Non-Irish Holders of Kalera securities will not be subject to Irish CGT in respect of any gain realized on the cancellation of their Kalera Shares and Kalera Options against the issuance of Pubco Ordinary Shares, Pubco Options and/or CVRs (as the case may be) pursuant to the Second Merger and Kalera Capital Reduction, provided that the Kalera Shares and Kalera Options neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Non-Irish Holders further will not be within the territorial scope of a charge to Irish CGT on a subsequent disposal of their Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs, provided that such Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.
A Non-Irish Holder who is an individual and who is temporarily non-resident in Ireland may, under anti-avoidance legislation, still be liable to Irish CGT on any gain realised on a disposal of their Agrico securities, Kalera securities, Pubco Ordinary Shares and/or Pubco Warrants and/or Pubco Options and/or CVRs.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.
No stamp duty is expected to be payable by a Non-Irish Holder of Agrico securities on the automatic cancellation and conversion of the Agrico Ordinary Shares into Pubco Ordinary Shares, or the assumption and automatic adjustment of the Agrico Warrants into Pubco Warrants, pursuant to the Business Combination. No stamp duty is expected to be payable by a Non-Irish Holder of Kalera securities on the cancellation of the Kalera Shares and Kalera Options against the issuance of Pubco Ordinary Shares, Pubco Options and/or CVRs (as the case may be) by operation of law pursuant to the Second Merger and Kalera Capital Reduction.
Irish stamp duty may be payable in respect of transfers of Pubco Ordinary Shares and Pubco Warrants, depending on the manner in which the Pubco Ordinary Shares and Pubco Warrants are held. Pubco expects to enter into arrangements with DTC to allow the Pubco Ordinary Shares and Pubco Warrants to be settled through the facilities of DTC. As such, the discussion below discusses separately the Agrico and Kalera security holders who hold their securities or shares through DTC and those who do not. As Pubco Options and CVRs are non-transferrable, the discussion below is not relevant to the Pubco Options or CVRs.
Pubco Ordinary Shares or Pubco Warrants Held Through DTC
Submission will be made to the Irish Revenue Commissioners to confirm that transfers of Pubco Ordinary Shares and Pubco Warrants effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. It is expected that this confirmation should be granted, in which case a transfer of Pubco Ordinary Shares and/or Pubco Warrants effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty.
Pubco Ordinary Shares or Pubco Warrants Held Outside of DTC or Transferred Into or Out of DTC
A transfer of Pubco Ordinary Shares or Pubco Warrants where any party to the transfer holds such Pubco Ordinary Shares or Pubco Warrants outside of DTC may be subject to Irish stamp duty.
Should the confirmation from the Irish Revenue Commissioners be granted, holders of Pubco Ordinary Shares or Pubco Warrants wishing to transfer their Pubco Ordinary Shares or Pubco Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:
•there is no change in the beneficial ownership of such shares or warrants as a result of the transfer; and
•the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.
Due to the potential Irish stamp charge on transfers of Pubco Ordinary Shares and Pubco Warrants held outside of DTC, it is strongly recommended that (i) those Agrico security holders who do not hold their Agrico securities through DTC (or through a broker who in turn holds such shares through DTC) and (ii) those Kalera Shareholders who do not hold their Kalera Shares through DTC (or through a broker who in turn holds such shares through DTC)

should arrange for the transfer of their securities or shares as soon as possible and before the Business Combination is consummated.
Withholding Tax on Dividends (DWT)
Distributions made by Pubco will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.
For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Pubco to holders of Pubco Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Pubco Ordinary Shares, Pubco is responsible for withholding DWT prior to making such distribution.
General Exemptions
Irish domestic law provides that a non-Irish resident holder of Pubco Ordinary Shares is not subject to DWT on distributions received from Pubco if such holder of Pubco Ordinary Shares is beneficially entitled to the distribution and is either:
•a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex L to this joint proxy statement/prospectus);
•a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;
•a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;
•a company whose principal class of shares (or those of its 75% direct or indirect parent company) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or
•a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance and provided, in all cases noted above (but subject to “— Pubco Ordinary Shares Held by U.S. Resident Shareholders” below), Pubco or, in respect of Pubco Ordinary Shares held through DTC, any qualifying intermediary appointed by Pubco, has received from the holder of such Pubco Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the holders of Pubco Ordinary Shares, where required, should furnish the relevant DWT Form to:
•its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Pubco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Pubco Ordinary Shares by the broker) if its Pubco Ordinary Shares are held through DTC; or
•Pubco’s transfer agent before the record date for the distribution if its Pubco Ordinary Shares are held outside of DTC.
Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this joint proxy statement/prospectus.

For non-Irish resident holders of Pubco Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Pubco Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.
Pubco Ordinary Shares Held by U.S. Resident Shareholders
Submission will be made to the Irish Revenue Commissioners to confirm that shareholders resident in the U.S. that hold their Pubco Ordinary Shares through DTC will not be subject to DWT, provided the addressees of the beneficial owners of such Pubco Ordinary Shares in the records of the brokers holding such Pubco Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Pubco). As a result, distributions paid in respect of Pubco Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Pubco Ordinary Shares in the records of the broker holding such Pubco Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Pubco). It is strongly recommended that such holders of Pubco Ordinary Shares, including Agrico security holders and Kalera shareholders who are U.S. residents and who receive Pubco Ordinary Shares pursuant to the Business Combination, ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Pubco).
Distributions paid in respect of Pubco Ordinary Shares that are held outside of DTC and are owned by a former Agrico security holder or Kalera Shareholder who is a resident of the United States will not be subject to DWT if such holder of Pubco Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to Pubco’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that Agrico security holders and Kalera Shareholders who are U.S. residents and who receive Pubco Ordinary Shares pursuant to the Business Combination (which are to be held outside of DTC) provide the appropriate completed IRS Form 6166 or DWT Form to Pubco’s transfer agent as soon as possible after receiving their Pubco Ordinary Shares.
If any holder of Pubco Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Pubco Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Pubco Ordinary Shares is beneficially entitled to the distribution.
Pubco Ordinary Shares Held by Residents of Relevant Territories Other than the United States
Holders of Pubco Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “— General Exemptions,” including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Pubco Ordinary Shares hold their Pubco Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Pubco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Pubco Ordinary Shares by the broker). If such holders of Pubco Ordinary Shares hold their Pubco Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to Pubco’s transfer agent before the record date for the distribution. It is strongly recommended that such holders of Pubco Ordinary Shares including Agrico security holders and Kalera Shareholders who are residents of Relevant Territories other than the United States and who receive Pubco Ordinary Shares pursuant to the Business Combination complete the appropriate DWT Forms and provide them to their brokers or Pubco’s transfer agent, as the case may be, as soon as possible after receiving their Pubco Ordinary Shares.
If any holder of Pubco Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Pubco Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Pubco Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons
Holders of Pubco Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Pubco Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Pubco Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.
Distributions paid in respect of Pubco Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Pubco) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Pubco Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.
Qualifying Intermediary
Prior to paying any distribution, Pubco will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Pubco Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after Pubco delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.
Pubco will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Pubco Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Pubco Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.
Income Tax on Dividends Paid on Pubco Ordinary Shares
Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.
A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from Pubco. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by Pubco discharges the Irish income tax liability and liability to universal social charge.
Capital Acquisitions Tax (CAT)
CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Pubco Ordinary Shares and Pubco Warrants because Pubco Ordinary Shares and Pubco Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.
CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.
THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH AGRICO AND KALERA SECURITY HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER.

CERTAIN MATERIAL U.S. TAX CONSEQUENCES
The following discussion is a summary of United States federal income tax considerations generally applicable to U.S. Holders (as defined below) of Agrico Ordinary Shares and Agrico Public Warrants (which we sometimes refer to as our “securities” and holders thereof as “security holders”) that either (i) participate in the Business Combination, including owning and disposing of Pubco’s ordinary shares, or (ii) elect to have their Agrico Ordinary Shares redeemed for cash. This discussion addresses only those Agrico security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Additionally, this discussion also assumes that the Norwegian Merger (which was initiated prior to the commencement of discussions regarding, and the agreement to undertake the transactions related to the Business Combination described herein) will have been completed and does not address any of the United States federal income tax consequences of the Norwegian Merger. The discussion assumes, except as expressly discussed below with respect to Section 7874 of the Code, that Pubco, Agrico and Kalera are and will be, currently and following the Business Combination, properly treated as foreign corporations for U.S. federal income tax purposes.
This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
•financial institutions or financial services entities;
•broker-dealers;
•taxpayers that are subject to the mark-to-market accounting rules;
•tax-exempt entities;
•governments or agencies or instrumentalities thereof;
•banks, insurance companies, and certain other financial institutions;
•regulated investment companies or real estate investment trusts;
•grantor trusts;
•dealers or traders in securities, commodities or currencies;
•persons subject to the alternative minimum tax;
•expatriates and former citizens or long-term residents of the United States;
•persons that actually or constructively own five percent or more of Agrico or Pubco voting shares or five percent or more of the total value of any class of Agrico or Pubco shares;
•persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•persons that hold Agrico or Pubco securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•persons subject to special tax accounting rules under Section 451(b) of the Code;
•PFICs and corporations that accumulate earnings to avoid U.S. federal income tax;
•Controlled foreign corporations or U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a) of the Code, respectively;
•S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•tax-qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; or
•persons whose functional currency is not the U.S. dollar.
This discussion is based on provisions of the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to differing interpretations or change, which change could apply retroactively and could affect the tax considerations described herein.
This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
We have not and do not intend to seek any rulings from the IRS regarding the Business Combination or an exercise of redemption rights or U.S. federal income tax issues relevant thereto. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Business Combination and an exercise of redemption rights to them.
THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
As used herein, a “U.S. Holder” is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States,
•a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,
•an estate whose income is subject to U.S. federal income tax regardless of its source, or
•a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
U.S. Federal Income Tax Treatment of Pubco
Tax Residence of Pubco for U.S. Federal Income Tax Purposes
Although Pubco is incorporated and tax resident in Ireland, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or

U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not organized in the United States. Because Pubco is an entity incorporated and tax resident in Ireland, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. However, Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.
Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the former shareholders of the acquired U.S. corporation hold or are treated as holding, by vote or value, at least 80% (or, in certain circumstances that are not relevant in the case of the Business Combination, 60%) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of tax residency relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation. The Treasury Regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation. Finally, the Section 7874 Regulations contain rules for determining what percentage of the shares of the foreign acquiring corporation are held by the former shareholders of the acquired U.S. corporation “by reason of holding shares in the U.S. acquired corporation” when those shareholders received shares in the foreign acquiring corporation in respect of the acquired U.S. corporation and an acquired foreign corporation.
Generally, under Section 7874 of the Code and the Section 7874 Regulations, an acquisition of a foreign corporation (“Foreign Corporation Acquisition”) is not considered an indirect acquisition of such corporation’s asserts (and, therefore, such an acquisition would generally not result in the foreign acquiring corporation being treated as a U.S. corporation for U.S. federal income tax purposes, even if the foreign acquired corporation owns, directly or indirectly, shares of a U.S. corporation). However, if pursuant to Section 7874 of the Code and the Section 7874 Regulations (or other principles of U.S. federal income tax) the Foreign Corporation Acquisition is treated as an acquisition of the assets of the foreign acquired corporation, the Foreign Corporation Acquisition could be treated as an acquisition of the shares of a U.S. corporation held by the foreign acquired corporation and, therefore, could result in the foreign acquiring corporation being treated as a U.S. corporation for U.S. federal income tax purposes.
Pursuant to the Business Combination, Pubco will acquire Kalera and, indirectly, substantially all of the assets of any U.S. corporation owned by Kalera. However, under the rules previously discussed, it is not expected that, for U.S. federal income tax purposes, the acquisition of Kalera would be treated as an acquisition of the U.S. assets of Kalera. As such, it is not expected that Section 7874 of the Code would apply to cause Pubco to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination. If, however, the IRS disagreed with this conclusion, it is possible that Section 7874 of the Code could apply to cause Pubco to be treated as a U.S. corporation for U.S. federal income tax purposes after the Business Combination,
In the event that Pubco were, contrary to the discussion above, deemed to have acquired, directly or indirectly, substantially all of the U.S. assets of Kalera the application of section 7874 would depend on the percentage of Pubco that is deemed to be owned by former shareholders of Kalera as a result of the Business Combination. Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Pubco and Kalera expect that the Kalera stockholders percentage ownership in Pubco, for purposes of determining the Section 7874 Percentage, will be more than 80% after the Business Combination. However, how much of such ownership would result in a Section 7874 Percentage, would depend, among other things, on the fair market values of the U.S. and foreign corporations owned by the Kalera (which would be determined at the time of the Business Combination). Accordingly, it cannot be determined with certainty whether the Section 7874 Percentage will be less than 60%, greater than 80% or something in between. Furthermore, the calculation of the Section 7874 Percentage is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such Treasury Regulations with possible retroactive effect) and is subject to certain factual uncertainties. The Section 7874 Percentage must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances.
Accordingly, there can be no assurance that the IRS will not challenge the status of Pubco as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court. If the IRS were to successfully challenge under Section 7874 of the Code Pubco’s status as a foreign corporation for U.S. federal income tax purposes, Pubco and certain Pubco shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Pubco and potential future withholding taxes on distributions to non-U.S. Pubco shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.
However, even if the Section 7874 Percentage is such that Pubco would be respected as a foreign corporation under Section 7874 of the Code, if the Business Combination were treated as an indirect acquisition of substantially all of the assets of a U.S. corporation for purposes of Section 7874, Pubco may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Pubco were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Pubco attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.
The remainder of this discussion assumes that the Business Combination will not be treated as an indirect acquisition of substantially all of the assets of a U.S. corporation for purposes of Section 7874and that Pubco, Agrico and Kalera are not currently and will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.
Effects of the First Merger to U.S. Holders of Agrico Securities
The U.S. federal income tax consequences of the First Merger will depend primarily upon whether the Cayman Reorg (as defined below) qualifies as a “reorganization” within the meaning of Section 368 of the Code.
Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Agrico will elect to be classified as an entity disregarded as separate from Pubco for U.S. federal income tax purposes, effective upon completion of the First Merger (such classification, together with the First Merger, the “Cayman Reorg”). Immediately after the Cayman Reorg, Pubco will, for U.S. federal income tax purposes, own the same assets and be subject to the same liabilities as Agrico immediately prior to the First Merger, and will have the same shareholders as Agrico did immediately prior to the First Merger. The parties intend to treat the Cayman Reorg as a reorganization described in Section 368(a)(1)(F) of the Code.
Assuming the Cayman Reorg qualifies as an F Reorganization, U.S. Holders of Agrico securities should not recognize gain or loss for U.S. federal income tax purposes on the First Merger. Because the Cayman Reorg will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to Agrico Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Cayman Reorg. All holders considering exercising redemption rights with respect to their Agrico Ordinary

Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Cayman Reorg and exercise of redemption rights.
Basis and Holding Period Considerations
Assuming the Cayman Reorg qualifies as an F Reorganization: (i) the tax basis of a share of Pubco Ordinary Shares or Pubco Warrants by a U.S. Holder in the First Merger will equal the U.S. Holder’s tax basis in the Agrico Ordinary Shares or Agrico Warrants surrendered in exchange therefor and (ii) the holding period for Pubco Ordinary Shares or Pubco Warrants received by a U.S. Holder will include such U.S. Holder’s holding period for the Agrico Ordinary Shares or Agrico Warrants surrendered in exchange therefor.
Alternative Characterization of the First Merger
If the Cayman Reorg does not qualify as an F Reorganization, it is not clear how the transaction would be characterized for U.S. federal income tax purposes and what the resulting tax consequences would be. In such case, the tax consequences of the First Merger to U.S. Holders may depend, among other things, on whether the First Merger would otherwise qualify for tax-free treatment under Section 368 or Section 351 of the Code and whether Agrico and/or Pubco are treated as PFICs, and U.S. Holders might be required to recognize any gain realized on the exchange of Agrico securities for Pubco securities and possibly prohibited from recognizing any loss realized. If Agrico is treated as a PFIC, the nature and character of any gain required to be recognized would be similar to those described below.
The tax matters described above are very complicated and U.S. Holders are urged to consult their tax advisors regarding the potential tax consequences to them if the Cayman Reorg does not qualify as an F Reorganization.
U.S. Federal Income Tax Considerations of Owning Pubco Ordinary Shares and Warrants
Taxation of Dividends and Other Distributions on Pubco Ordinary Shares
Subject to the discussion of Section 7874 above and the passive foreign investment company (“PFIC”) rules discussed below, if Pubco makes a distribution of cash or other property to a U.S. Holder of Pubco Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Pubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Pubco Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Pubco Ordinary Shares.
With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) Pubco Ordinary Shares are readily tradable on an established securities market in the United States or (ii) if Pubco is eligible for the benefits of the income tax treaty between the United States and Ireland (the “Tax Treaty”), in each case provided that Pubco is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. Although the Pubco Ordinary Shares are expected to be listed on NASDAQ following the Business Combination, there can be no assurances that Pubco will be or remain eligible for benefits of the Tax Treaty or that the Pubco Ordinary Shares will be considered readily tradeable on an established securities market in the United States in future years. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.
Subject to certain conditions and limitations (including, that any reduction in withholding available to the U.S. holder under the Tax Treaty have been claimed), non-refundable withholding taxes, if any, on dividends paid on Pubco Ordinary Shares may be treated as foreign taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Dividends paid by Pubco generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Pubco with respect to the Pubco Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.
Taxation on the Disposition of Securities
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Pubco securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the Tax Treaty, which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Tax Treaty to such U.S. Holder’s particular circumstances.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant.
It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the warrant.
Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would generally equal the U.S. Holder’s tax basis in the warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received on exercise will be treated as commencing on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the ordinary shares received will include the holding period of the warrants.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. A U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the U.S. Holder’s purchase price for the warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the warrant) and the exercise price of such warrants). It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Pubco expects a U.S. Holder’s cashless exercise of warrants (including after Pubco provides notice of its intent to redeem warrants for cash) to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if Pubco redeems warrants for cash pursuant to the redemption provisions of the warrants or if Pubco purchases warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Taxation on the Disposition of Securities.”
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of Pubco Ordinary Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of Pubco Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from Pubco if, for example, the adjustment increases the holder’s proportionate interest in Pubco’s assets or earnings and profits (for instance, through an increase in the number of Pubco ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Pubco Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “—Taxation of Dividends and Other Distributions on Pubco Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Pubco equal to the fair market value of such increased interest.
Passive Foreign Investment Company Considerations
A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Subject to some limited exceptions, cash (whether or not constituting working capital or used to generate interest income) may be treated as a passive asset. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these PFIC rules, assuming the Cayman Reorg qualifies as an F Reorganization, Pubco is expected to be treated as the same corporation as Agrico.
Although Agrico has generally met both PFIC tests in previous taxable years, it is unclear whether, following the Business Combination, Pubco may still meet one or both of the tests to be treated as a PFIC (in particular as a result of acquiring Agrico which holds substantial cash). Furthermore, Pubco’s (and therefore Agrico’s) actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Although a determination as to Pubco’s PFIC status will be made annually, an initial determination that Pubco is or Agrico was a PFIC will generally apply for subsequent years to a U.S. Holder who held Pubco or Agrico securities while Pubco or Agrico, as applicable, was a PFIC, whether or not Pubco meets the test for PFIC status in those subsequent years. Accordingly, there can be no assurance with respect to Pubco’s (and therefore Agrico’s) status as a PFIC for our current taxable year or any future taxable year, or whether Pubco (or therefore Agrico) may be treated as a PFIC with respect to any U.S. Holder that did not make a timely qualified electing fund (“QEF”) election for its Agrico Ordinary Shares and receives Pubco Ordinary Shares in the Cayman Reorg as a result of owning Agrico Ordinary Shares.
If Pubco is or Agrico was determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make a timely QEF election for Agrico’s or Pubco’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares (whether Agrico Ordinary Shares or Pubco Ordinary Shares), a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:
•any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
• any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Pubco securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).
•Under these rules,
• the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;
•the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are or Pubco is a PFIC, will be taxed as ordinary income;
•the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.
In general, if Pubco is or Agrico was determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its ordinary shares (whether Agrico Ordinary Shares or Pubco Ordinary Shares) (but not warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of Pubco’s or Agrico’s, as applicable, net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Pubco’s or Agrico’s, as applicable, taxable year ends if Pubco is or Agrico was treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder may not make a QEF election with respect to warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Agrico or Pubco was a PFIC at any time during the period the U.S. Holder held the Pubco Warrants (or Agrico Warrants exchanged therefor). If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Pubco Ordinary Shares (or has previously made a QEF election with respect to Agrico Ordinary Shares or Pubco Ordinary Shares), the QEF election will apply to the newly acquired Pubco Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Pubco Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the

PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the Pubco Ordinary Shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from Pubco. If Pubco determines that it is or Agrico was a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that Pubco will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to Pubco Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for Pubco’s or Agrico’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Pubco Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.
As noted above, an initial determination that Pubco is or Agrico was a PFIC will generally apply for subsequent years to a U.S. Holder who held Pubco or Agrico securities while Pubco or Agrico was a PFIC, whether or not Pubco meets the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for Agrico’s or Pubco’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) Pubco Ordinary Shares or held (or was deemed to held) Agrico Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of Pubco that ends within or with a taxable year of the U.S. Holder and in which Pubco is not a PFIC. On the other hand, if the QEF election is not effective for each of Pubco’s taxable years in which Pubco is a PFIC (and was not effective for each of Agrico’s taxable years in which Agrico was a PFIC) and the U.S. Holder holds (or is deemed to hold) Pubco Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in Pubco (or made a valid mark-to-market election for the first taxable year in which such U.S. Holder held (or was deemed to hold) Agrico Ordinary

Shares) and for which Pubco is determined to be a PFIC (or Agrico was determined to be a PFIC), such holder will generally not be subject to the PFIC rules described above in respect to its Pubco Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that Pubco is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Pubco Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Pubco Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Pubco Ordinary Shares in a taxable year in which Pubco is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Pubco Ordinary Shares (or Agrico Ordinary Shares for which Pubco Ordinary Shares were exchanged) ordinary shares and for which Pubco is or Agrico was treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Pubco Warrants.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Pubco Ordinary Shares under their particular circumstances.
If Pubco is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Pubco receives a distribution from, or disposes of all or part of Pubco’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, Pubco will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that Pubco will have timely knowledge of the status of any such lower-tier PFIC. In addition, Pubco may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Pubco securities should consult their own tax advisors concerning the application of the PFIC rules to Pubco securities under their particular circumstances.
U.S. Federal Income Tax Considerations of Exercising Redemption Rights
Subject to the PFIC rules discussed above, if a U.S. Holder’s Agrico Ordinary Shares (which were exchanged for Pubco Ordinary Shares in the First Merger) are redeemed pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants) relative to all of the Pubco Ordinary Shares outstanding both before and after the Redemption. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in Pubco or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.
In determining whether any of the foregoing tests is satisfied, a U.S. Holder must take into account not only ordinary shares actually owned by such holder, but also ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of the issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of the issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in Pubco. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.
If none of the foregoing tests is satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Dividends and Other Distributions on Pubco Ordinary Shares” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.
Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.
All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their ordinary shares pursuant to an exercise of redemption rights.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to dividends received by U.S. Holders of Pubco Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Pubco Ordinary Shares and Pubco Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). As stated above, information reporting requirements will also apply to redemptions from U.S. Holders of Pubco Ordinary Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Pubco securities, subject to certain exceptions (including an exception for Pubco securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Pubco securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S.

Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Pubco securities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

STATUTORY APPRAISAL RIGHTS UNDER THE COMPANIES ACT OF THE CAYMAN ISLANDS
Statutory appraisal (“dissenter”) rights may be available to holders of Agrico Ordinary Shares who comply with the applicable requirements of Section 238 of the Cayman Companies Act. These statutory appraisal rights are described in the section titled “Extraordinary General Meeting of Agrico Shareholders—Statutory Appraisal Rights under the Companies Act of the Cayman Islands”. Such statutory appraisal rights under Section 238 of the Cayman Companies Act are distinct from the right of holders of Agrico Shares to elect to have their shares redeemed for cash at the applicable Redemption Price in accordance with the Agrico Articles as described herein.
None of the holders of Agrico Units or Agrico Warrants have appraisal rights in connection with the Business Combination under Section 238 of the Cayman Companies Act in respect of their Agrico Units and Agrico Warrants.
SHAREHOLDER PROPOSALS
If the Business Combination is consummated and Pubco holds a 2022 annual general meeting, it will provide notice of or otherwise publicly disclose the date on which the 2022 annual meeting will be held. If the 2022 annual general meeting is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for Pubco’s 2022 annual general meeting in accordance with Rule 14a-8 under the Exchange Act.
OTHER SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with Agrico’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Agrico Acquisition Corp., Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands. Following the Business Combination, such communications should be sent in care of Pubco. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.
EXPERTS
The financial statements of Kalera AS and Subsidiaries included in this joint proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Agrico Acquisition Corp., as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020 appearing in this joint proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Agrico Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this joint proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of &ever as of December 31, 2020 and 2019 and for the years then ended included in this joint proxy statement/prospectus have been so included in reliance on the report of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, given on the authority of that firm as experts in auditing and accounting.
LEGAL MATTERS
The legality of the Pubco Ordinary Shares offered hereby will be passed upon for Pubco by Arthur Cox LLP.
The legality of the Pubco Warrants offered hereby under New York law will be passed upon for Pubco by Loeb & Loeb LLP.

ENFORCEMENT OF CIVIL LIABILITIES
Ireland
Pubco is incorporated under the laws of the Grand Duchy of Luxembourg with its registered and principal executive office in Luxembourg and, as a result, the rights of the holders of Pubco Ordinary Shares will be governed by Pubco’s amended and restated articles of association. Following the Business Combination, Pubco will conduct its operations through subsidiaries, all of which are located outside the United States. All of Pubco’s assets are located outside the United States, and substantially all of Pubco’s business is conducted outside the United States. All of Pubco’s officers and a majority of Pubco’s directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against Pubco or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Luxembourg will enforce judgments obtained in other jurisdictions, including the United States, against Pubco or Pubco’s directors or officers under the securities laws of those jurisdictions or entertain actions in Luxembourg against Pubco or Pubco’s directors or officers under the securities laws of other jurisdictions.
Luxembourg
Kalera S.A. is incorporated under the laws of the Grand Duchy of Luxembourg with its registered and principal executive office in Luxembourg. A civil or commercial judgment rendered by a U.S. court would not be automatically enforceable in Luxembourg. This means that judgments for the payment of money rendered in the U.S. are not entitled to full credit and conclusive effect in Luxembourg, but are prima facie evidence only of the merits of the plaintiff’s claim.
There is no treaty between Luxembourg and the U.S. providing for reciprocal recognition and enforcement of judgments rendered in civil and commercial matters.
The judgment creditor who seeks to enforce such a judgment needs to initiate legal proceedings in Luxembourg to have the judgment declared enforceable.
Enforcement proceedings in this particular case need to be instituted by way of writ of summons (assignation / procédure contradictoire – inter parte proceedings) submitted to the District Court, Civil Chamber (Tribunal d’arrondissement siégeant en matière civile). For the filing of such a request, the assistance of a Luxembourg attorney is compulsory.
It is necessary to submit an authenticated, translated copy of the U.S. judgment in combination with a declaration from which it appears that the foreign judgment is enforceable in the country of origin (i.e. U.S.) This declaration has to be made by the U.S. court.
Pursuant to articles 678 et al. of the Luxembourg New Code of Civil Procedure and to Luxembourg case law, the granting of an exequatur (judicial declaration of enforcement) by the Luxembourg District Court is subject to the following requirements:
•the foreign court order must be enforceable in the country of origin;
•the court of origin must have had jurisdiction both according to its own domestic laws and to the Luxembourg conflict of jurisdiction rules; in making this determination, the Luxembourg judge has to consider various elements such as the nationality of the parties, and the terms of the contract especially a jurisdiction clause;
•regularity of the procedural rules in light of the laws of the country of origin;
•the foreign procedure and decision must not have violated the rights of defense and due process norms;

•the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the order must not contravene the principles underlying these rules;
•the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order;
•the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).
During the exequatur proceedings, the Luxembourg courts’ review is limited to these specific criteria. In particular, the Luxembourg courts no longer review the merits of the foreign court judgment during exequatur proceedings.
At the end of the proceedings, and if the above-mentioned criteria are satisfied, the foreign judgment is conferred the same status as a Luxembourg final and conclusive judgment rendered by a Luxembourg court.
Cayman Islands
The Cayman Islands has a different body of securities laws as compared to the United States and certain states such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
The courts of the Cayman Islands are unlikely (i) to recognize or enforce against Agrico judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Agrico predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
There is currently no treaty between (i) the United States and (ii) Norway providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and Norway are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would only be automatically enforceable in Norway, if and to the extent:
•the relevant parties have agreed to such court’s jurisdiction in writing and for a specific legal action or for legal actions that arise out of a particular legal relationship; and
•the judgment is not in conflict with Norwegian public policy rules (ordre public) or internationally mandatory provisions.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Norway judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, Kalera cannot assure you that those judgments will be recognized or enforceable in Norway.
If a Norwegian court gives judgment for the sum payable under a U.S. judgment, the Norwegian judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Norwegian court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain a Norwegian judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Investors should also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Norway. Norwegian law permits a judgment debt, even when denominated in a foreign currency, to be paid in NOK.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, Agrico and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Agrico’s annual report to shareholders and Agrico’s proxy statement. Upon written or oral request, Agrico will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that Agrico deliver single copies of such documents in the future. Shareholders may notify Agrico of their requests by calling or writing Agrico at its principal executive offices at Agrico Acquisition Corp., Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands. Following the Business Combination, such requests should be made by calling or writing Pubco at __________________.
WHERE YOU CAN FIND MORE INFORMATION
Agrico currently files reports, proxy statements and other information with the SEC as required by the Exchange Act. Pubco will file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Agrico and Pubco at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. You may access other information on Kalera at: https://www.Kalera.com and other information on Agrico at: https://www.agrico.co.
Information and statements contained in this joint proxy statement/prospectus or any annex to this joint proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this joint proxy statement/prospectus.
All information contained in this document relating to Agrico has been supplied by Agrico, all information relating to Kalera has been supplied by Kalera, and all such information relating to Pubco has been supplied by Pubco. Information provided by one entity does not constitute any representation, estimate or projection of any other entity.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

INDEX TO FINANCIAL STATEMENTS
KALERA AS AND SUBSIDIARIES
AGRICO ACQUISITION CORP.
&EVER GMBH

Report of Independent Auditors	F–45
Financial Statements:
Balance Sheets	F–47
Income Statements	F–49
Notes to Financial Statements	F–50

Unaudited Interim Financial Statements
Unaudited Interim Balance Sheets	F-56
Unaudited Interim Income Statements	F-58
Notes to Unaudited Interim Financial Statements	F–59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Kalera AS and Subsidiaries
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Kalera AS (a Norway private limited liability company) and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flow for the years ending December 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.
Going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $40.1 million during the year ended December 31, 2021, and as of that date, the Company has an accumulated deficit of $62.6 million. These conditions, along with other matters as set forth in Note 2, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Orlando, Florida
April 21, 2022

Kalera AS and Subsidiaries
Consolidated Balance Sheets
December 31, 2021 and 2020

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$16,146	$113,353
Trade receivables, net	795	157
Inventory	1,190	104
Prepaid expenses and other current assets	2,960	330
Total current assets	21,091	113,944
Property, plant, and equipment, net	128,162	28,506
Operating lease right-of-use assets	55,276	7,462
Goodwill	68,421	156
Intangible assets, net	72,371	530
Equity method investment	1,322	—
Other non-current assets	3,353	3,148
Total assets	$349,996	$153,746
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$10,421	$178
Operating lease liabilities	1,618	131
Accrued salaries and wages	717	243
Accrued expenses	1,964	793
Total current liabilities	14,720	1,345
Other non-current liabilities	662	62
Non-current operating lease liabilities	57,717	7,625
Deferred tax liability	8,447	—
Asset retirement obligations	1,527	588
Total liabilities	83,073	9,620
Commitments and contingencies (Note 2)
Shareholders' equity
Common stock, $.001 par, 209,354,819 and 161,024,239 authorized, issued and outstanding, respectively	206	194
Additional paid in capital	330,870	166,859
Accumulated other comprehensive loss	(1,547)	(22,549)
Accumulated deficit	(62,606)	(378)
Total shareholders' equity	266,923	144,126
Total liabilities and shareholders' equity	$349,996	$153,746
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Operations and Comprehensive Loss
(In thousands and USD, except per share data)

	Year ended December 31, 2021	Year ended December 31, 2020
Net sales	$2,855	$887
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	(9,634)	(1,935)
Selling, general, and administrative expenses	(28,621)	(6,467)
Depreciation and amortization	(4,009)	(967)
Impairment loss	(1,051)	—
Operating loss	(40,460)	(8,482)
Interest expense, net	(1,634)	(503)
Other income	780	328
Loss from operations before income tax	(41,314)	(8,657)
Income tax benefit	1,331	—
Loss before equity in net earnings loss of affiliate	(39,983)	(8,657)
Equity in net loss of affiliate	74	—
Net loss	$(40,057)	$(8,657)
Currency translation adjustments	$(1,169)	$(378)
Total comprehensive loss for the year	(41,226)	(9,035)
Net loss per share - basic and diluted	$(0.23)	$(0.08)
Weighted average common shares outstanding – basic and diluted	175,796	114,160
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Changes in Shareholders’ Equity
(In thousands and USD, except share data)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at January 1, 2020	68,433,478	$98	$22,043	$(13,892)	$—	$8,249
Issuance of shares	86,324,999	95	140,524			140,619
Conversion of loan to common stock	6,265,762	1	3,296			3,297
Share-based compensation expense			996			996
Net loss				(8,657)		(8,657)
Currency translation adjustments					(378)	(9,035)
Balance at December 31, 2020	161,024,239	$194	$166,859	$(22,549)	$(378)	$144,126
Issuance of shares	48,330,580	12	161,446			161,458
Share-based compensation expense			2,565			2,565
Net loss				(40,057)		(40,057)
Currency translation adjustments					(1,169)	(1,169)
Balance at December 31, 2021	209,354,819	$206	$330,870	$(62,606)	$(1,547)	$266,923
The accompanying notes are an integral part of these consolidated financial statements.

Kalera AS and Subsidiaries
Consolidated Statement of Cash Flow
(In thousands and USD)

	December 31, 2021	December 31, 2020
Cash flows - operating activities
Net loss	$(40,057)	$(8,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,009	560
Non-cash lease expense	3,435	407
Share-based compensation	2,565	996
Impairment loss	1,051	—
Deferred income tax benefit	(1,331)	—
Equity in net loss of affiliate	74	—
Gain from insurance recovery	(650)	—
Gain on forgiveness of debt	—	(328)
Inventory write down	6,475	1,828
Changes in assets and liabilities:
Inventory	(7,551)	(1,932)
Prepaid expenses and other current assets	(2,056)	(250)
Trade receivables	422	(150)
Other non-current assets	(205)	(2,838)
Account payables and accrued expenses	8,988	734
Net cash used in operating activities	(24,831)	(9,630)
Cash flows - investing activities
Insurance proceeds	650	—
Purchases of property, plant, and equipment	(82,863)	(20,846)
Purchases of licenses and software for developed technology	(583)	—
Acquisitions of businesses, net of cash acquired	(49,722)	—
Net cash used in investing activities	(132,518)	(20,846)
Cash flows - financing activities
Net proceeds from issuance of common stock	61,696	140,619
Proceeds from loan facility	34,000	—
Payment on loan facility	(34,000)	—
Proceeds from forgivable loan	—	328
Repayment on operating lease liabilities	(457)	(507)
Net cash provided by financings activities	61,239	140,440
Net (decrease) increase in cash and cash equivalents	(96,110)	109,964
Cash and cash equivalents at beginning of period	113,353	3,395
Effect of exchange rate changes on cash	(1,097)	(6)
Cash and cash equivalents at end of period	$16,146	$113,353

Supplemental disclosures of cash flow information:
Increase in property and equipment resulting from capitalizing asset retirement obligations	889	334
Shares issued in exchange for businesses acquired	99,762	—

	100,651	606

Supplemental disclosures of non-cash financing activities:
Conversion of convertible loan to common stock	—	3,297

Supplemental disclosures of cash flow information:
Cash paid for interest	1,800	272

The accompanying notes are an integral part of these consolidated financial statements.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 1: DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Kalera AS (“the Company”) and its subsidiaries is a hydroponic vertical farming company. The Company operates vertical hydroponic farms and related technology development facilities that produce various lettuce and micro–greens for the retail and food service markets. The Company is a private limited liability company incorporated under the laws of Norway, and its shares are listed on the Euronext Growth Oslo Exchange, a multilateral trading facility operated by the Oslo Stock Exchange. At December 31, 2021 the Company had four (4) large scale operating hydroponic farms (“farms” or “production facilities”) within Florida, Georgia, Texas and Kuwait and was building new farms in several locations, including Ohio, Colorado, Washington, Hawaii, Minnesota and Singapore. At the end of December 31, 2020, the Company had one (1) large scale production facility within Florida and was building new farms in Georgia and Texas.
In March 2020, the World Health Organization declared the spread of the coronavirus (“COVID–19”) a global pandemic. As a result of the pandemic, the vast majority of the Company’s customers in the foodservice and hospitality industries had to close their operations temporarily. These closures resulted in the loss of sales during the year ended December 31, 2020. During 2021, the industry recovered and the Company was able to increase its sales to its foodservice and hospitality customers.
Currently, all of the Company’s operations are operating normally, however, the extent to which COVID–19 and the related global economic crisis affect the Company’s business, results of operations and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our products, clients, vendors and employees. The Company continues to service its customers amid uncertainty and disruption linked to COVID–19 and is actively managing its business to respond to the impact.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited consolidated financial statements for the years ended December 31, 2021 and 2020 for the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Principles of Consolidation
The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions, balances and unrealized gains and losses have been eliminated in consolidation. The Company includes the following wholly owned subsidiaries as of December 31, 2021:
Kalera AS
•Kalera Inc.
•Iveron Materials, Inc.
•Vindara, Inc.
•Kalera GmbH (formerly known as &ever GmbH)
•Kalera S.A.
•Kalera Real Estate Holdings, LLC
•Kalera Singapore PTE. LTD. (formerly known as &ever Singapore)
•WAFRA Agriculture for Agriculture Contracting Company - SPC
•Kalera Middle East Holding Ltd (formerly &ever Middle East Holdings Ltd)

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

Segment Reporting
The Company’s chief operating decision maker, or the CODM, is considered to be the Chief Operating Officer along with and supported by the Company’s Chief Executive Officer and Chief Financial Officer, together comprising the CODM. The CODM measures performance based on overall return to shareholders based on consolidated return to shareholders. The Company had one operating segment for the years ended December 31, 2021 and 2020 that is engaged in the sale and production of hydroponic lettuce and micro-greens.
Use of Estimates
The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may or may not differ from those estimates.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, the Company applies the following five-step model: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or the company satisfies a performance obligation.
The Company recognizes revenue through the sale of various varieties of lettuce and micro–greens, which are sold to food retail and distribution customers, generally with standard shipping terms. The Company’s revenue results from the delivery of products as the single performance obligation transferred at an agreed upon price per unit. The Company recognizes revenue for the sale of products at the point in time the performance obligation has been satisfied, which is when control of the product has transferred to the customer. Control of the product generally occurs upon shipment or delivery to the customer based on terms of the sale.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for delivering products. The amount of revenue recognized is reduced for estimated returns, discounts and other customer credits. No significant element of financing is deemed present as the sales are made with a credit term of thirty (30) days, which is consistent with market practice. A trade receivable is recognized when the goods are delivered as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.
Leases
The Company identifies leases by evaluating its contracts to determine if the contract conveys the right to use an identified asset for a stated period of time in exchange for consideration. The Company considers whether it can control the underlying asset and has the right to obtain substantially all of the economic benefits or outputs from the asset. Leases with terms greater than twelve (12) months are classified as either operating or finance leases at the commencement date based on guidance in ASC 842, Leases. For these leases, the Company capitalizes the present value of the minimum lease payments including property taxes and other common area maintenance costs over the lease terms as a right–of–use asset with an offsetting lease liability. The discount rate used to calculate the present value of the minimum lease payments is based on an incremental borrowing rate, which approximates the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar term. The lease term includes any non-cancelable period for which the Company has the right to use the asset. Currently, all capitalized leases are classified as operating leases and the Company records lease expense on a straight–line basis over the term of the lease.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

Cash and Cash Equivalents
The Company considers short–term investment securities with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 2021 and 2020 were $16,146 thousand and $113,353 thousand, respectively, of which $1,824 thousand and $6,097 thousand, respectively, was held at U.S. banks of which approximately $1,305 thousand and $4,072 thousand, respectively, was in excess of the Federal Deposit Insurance Corporation insured limit of $250 thousand per bank. The remaining balance of $14,322 thousand and $107,256 thousand, respectively was held in foreign bank accounts and was not fully insured.
Trade Receivables
Trade receivables are recognized initially at fair value less provision for expected credit losses. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer creditworthiness, and current economic trends. Based on management’s review of accounts receivable, an allowance for credit losses of $23 thousand was considered adequate at December 31, 2021. There was no allowance for doubtful accounts at December 31, 2020. Interest is typically not charged on past due invoices. Account balances are written-off after collection efforts have been made and the potential recovery is considered remote.
Inventory and Cost of Goods Sold
Inventory is stated at the lower of cost or net realizable value and is accounted for using the first–in, first–out (“FIFO”) method. Inventory costs include the costs of producing products which include direct material costs such as seeds and nutrients, salaries and wages of the employees directly involved in farming production, farming facility costs including utility costs, insurance, maintenance, and other costs directly attributed to the vertical farming process and facilities. The inventory balance at December 31, 2021 and 2020 include direct materials not yet utilized in the farming process, cost of leafy greens currently growing, and fully grown leafy greens ready for sale.
Inventory costs including shipping and handling are reflected in the cost of goods sold at the time the product is sold and recognized in sales. For any inventory that is produced but is unsold prior to spoil date or is unfit for sale, the Company writes–off that inventory in accordance with the lower of cost or net realizable value principle.
During 2021 and 2020, the Company’s facilities operated at higher capacity than was required to meet demand in order to test and condition the systems in the Company’s recently opened production facilities. As a result, cost of goods sold was in excess of net sales and included costs of leafy greens produced but not sold totaling $6,475 thousand and $1,828 thousand for the years ended December 31, 2021 and 2020, respectively.
Property, Plant and Equipment, net
Property, plant and equipment, net is stated at cost less accumulated depreciation. Depreciation is computed beginning on the date the asset is placed into service using the straight–line method over the lesser of the estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the lesser of the useful life of the lease or the relevant lease term.
The estimated useful lives are as follows:
•Production facilities: 15 years
•Furniture, fittings & equipment: 5 years
•Industrial property: 20 years
•Vehicles: 6–10 years
Farming production facilities under construction are not depreciated until completed and ready for their intended use, at which point they are transferred to their own asset category. The Company reclassifies assets under construction, which include primarily farming production facilities, to property, plant, and equipment when the

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

farming production facility is put into service and production begin. The Company capitalizes interest during construction of assets until construction is complete and the asset is placed in service.
Business Combinations
Business combination accounting requires the acquirer to recognize, separately from goodwill, the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree, and to measure these items generally at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Company is required to report provisional amounts in the financial statements for the items for which the accounting is incomplete.
Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. During the measurement period, the Company is also required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date.
The measurement period ends the sooner of one year from the acquisition date or when the Company receives the information about facts and circumstances that existed as of the acquisition date or learn that more information is not obtainable.
When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Critical estimates in valuing intangible assets include, but are not limited to, expected future cash flows, which include consideration of future growth rates and margins, future changes in technology and brand awareness, loyalty and position, and discount rates. Fair value estimates are based on the assumptions management believes a market participant would use in pricing the asset or liability.
Carrying Value of Long–Lived Assets
The Company follows the provisions of ASC 350, Intangibles - Goodwill and Other, which establishes accounting standards for the impairment of long-lived assets such as intangible assets subject to amortization. Long–lived assets are reviewed annually for impairment or as events or changes in business circumstances occur, indicating that the carrying value of the asset may not be recoverable. The estimated cash flows produced by assets or asset groups, are compared to the asset carrying value to determine whether impairment exists. Such estimates involve considerable management judgment and are based upon assumptions about expected future operating performance. As a result, actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance, and economic and competitive conditions.
Maintenance and Repairs of Property and Equipment.
Expenditures for maintenance and repairs are charged to expenses in the period incurred and recorded in cost of goods sold for property and equipment involved in farming operations and selling, general, and administrative for any property and equipment not used in farming operations.
Goodwill and Intangible Assets
Goodwill – Goodwill represents the excess of costs over the fair value of identifiable assets acquired and liabilities assumed in business combinations. Goodwill is not amortized but is assessed for impairment annually or more frequently if circumstances indicate potential impairment. An impairment charge is recognized when and to the extent the carrying amount of goodwill is determined to exceed its fair value.
The Company has the option to first assess qualitatively whether it is more likely than not that a reporting unit’s carrying amount exceeds its fair value. Events and circumstances that are considered in performing the qualitative assessment include macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, events affecting the reporting unit or Company as a whole.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

When performing the qualitative assessment, the Company examines those factors most likely to affect each reporting unit’s fair value. If the Company concludes that it is more likely than not that the reporting unit’s fair value is less than its carrying amount (that is, a likelihood of more than 50 percent) as a result of the qualitative assessment, or, if the qualitative assessment is not elected, then a quantitative assessment is performed in its place, to determine any impairment. There was no impairment of goodwill for the years ending December 31, 2021 or 2020.
Intangible Assets – Other intangible assets are comprised of technology related to vertical farming acquired from Kalera GmbH and Kalera Middle East Holding Ltd and intellectual property related to indoor seed acquired from Vindara Inc during business acquisitions (see Note 6 for additional information on business acquisitions), and licenses and related costs incurred for exclusive access and development of patents owned by Iveron Materials, Inc. Intangible assets are recorded at historical cost and amortized on a straight-line basis beginning on the date the intangible asset is placed into service over the estimated useful lives. Impairment reviews are undertaken annually, or more frequently if events or circumstances indicate potential impairment.
Intangible assets are amortized using following useful lives:
•Intellectual property: 10 years
•Technology: 15 years
•Patents, licenses and software development: 10 years
Other Non–Current Assets
Other non–current assets primarily consist of security deposits required for long–term operating lease agreements.
Asset Retirement Obligations
The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company’s asset retirement obligations are generally a result of operating lease agreements for locations which the Company has built–out farming production facilities. The lease agreements often include provisions requiring the Company to return the leased space to its original state prior to the build out of the Company’s farming production facility. These provisions result in costs to remove farming production equipment and repair the leased space prior to vacating the space. In periods subsequent to initial measurement, the Company recognizes period–to–period changes in the asset retirement obligation liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long–lived asset is depreciated over its corresponding estimated economic life.
Share Based Compensation
The Company recognizes share based compensation expense associated with stock option awards based on an estimate of the grant date fair value of each stock option award. The Company estimates the grant date fair value of stock options granted based on the Black–Scholes model.
In valuing stock options, significant judgment is required in determining the expected life that individuals will hold their stock options prior to exercising. The expected term of stock options is derived using the simplified method to provide a reasonable basis of option grants and an estimate of future exercises during the remaining contractual period of the option. Expected volatility for stock options is based on the historical and implied volatility of the Company’s common stock. While volatility and estimated life are assumptions that do not bear the risk of change subsequent to the grant date of stock options, these assumptions may be difficult to measure as they represent future expectations based on historical experience. Further, the expected volatility and expected life may change in the future, which could substantially change the grant-date fair value of future awards of stock options and, ultimately, the expense recorded. See Note 8 for additional information on the Company’s share based compensation plans. The Company accounts for forfeitures as incurred.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

The Company expenses share-based compensation for stock options using the straight-line method over the requisite service period for the entire award.
Foreign currency
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Assets and liabilities of consolidated subsidiaries whose functional currency is other than the U.S. dollar are translated into U.S. dollars using currency exchange rates at the balance sheet date. Revenues and expenses are translated using the average currency exchange rates during the period. Monetary balance sheet items in foreign currency are translated into the functional currency using the exchange rate at the balance sheet date. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the statement of operations as foreign exchange (losses) gains. Where the foreign local currency is used as the functional currency, translation adjustments are recorded as a separate component of accumulated other comprehensive loss.
Selling, General, and Administrative Expenses
Selling, general, and administrative expenses primarily consist of costs for corporate functions, including payroll, employee benefits for corporate employees, corporate office expenses, professional fees, marketing and selling costs, and other expenses not attributed to production of products.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are recorded and recognized for future tax effects of temporary differences between financial and income tax reporting. The Company records valuation allowances in situations where the realization of deferred tax assets is not more–likely–than–not.
The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations and effects on its liability for any uncertain tax positions, using informed judgment which may include the use of third–party consultants, advisors and legal counsel, as well as historical experience. If a tax position does not meet the minimum statutory threshold to avoid payment of penalties and interest, the Company recognizes an expense for the amount of the interest and penalty in the period in which the Company claims or expects to claim the position on its tax return.
For financial statement purposes, the Company is allowed to elect whether to classify such charges as either income tax expense or another expense classification. Should such expense be incurred in the future, the Company will classify such interest as a component of interest expense and penalties as a component of income tax expense.
There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL”) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.
The Company recorded an income tax benefit during the year ended December 31, 2021 due to the recognition of deferred tax benefits for intangible asset amortization associated with its acquired businesses. The Company

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

recorded no income tax benefit or expense for the year ended December 31, 2020. The Company recorded a valuation allowance as of December 31, 2021 and 2020 on substantially all of its domestic and foreign deferred tax assets, as management does not consider it more than likely than not that the benefits from these deferred tax assets will be realized in the near term.
(Loss) Earnings Per Share
Basic earnings or loss per common share amounts are calculated using the weighted average number of common shares outstanding for the period. Diluted earnings per common share amounts are calculated using the weighted average number of common shares outstanding plus the additional dilution for all potentially dilutive securities. During loss periods, diluted loss per share amounts are based on the weighted average number of common shares outstanding, because the inclusion of common stock equivalents would be antidilutive.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:
Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.
Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 - Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
Amounts classified as cash and cash equivalents, trade receivables, accounts payable and accrued expenses are considered level 1 and are measured based on quoted prices in active markets for identical assets.
Commitments and Contingencies
The Company, from time to time, is involved in various legal proceedings incidental to the conduct of its business, including claims by customers, employees or former employees. Once it becomes probable that the Company will incur costs in connection with a legal proceeding and such costs can be reasonably estimated, it establishes appropriate reserves. While legal proceedings are subject to uncertainties and the outcome of any such matter is not predictable, the Company is not aware of any legal proceedings pending or threatened against it that it expects to have a material adverse effect on its financial condition, results of operations or liquidity.
Concentration of Credit Risk
The Company’s financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at financial institutions. The Company has not experienced any realized losses in such accounts and believes it is not exposed to any significant credit risk.
The Company’s top five customers that individually represented over ten percent of its total sales accounted for 68% and 43% of sales for year ended December 31, 2021 and 2020, respectively. The loss of any of these top five customers could have a significant impact on the Company’s sales and results of operations.
Advertising Costs
The Company expenses advertising costs as incurred, which are included as a component of Selling, general, and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

Advertising expense was approximately $510 thousand and $181 thousand for the years ended December 31, 2021 and 2020, respectively.
Liquidity and Going Concern Considerations
Since inception, the Company has financed its operations primarily through the sale of shares of common stock and debt financing. The Company incurred losses during the years ended December 31, 2021 and 2020 of $40,057 thousand and $8,657 thousand, respectively, and has an accumulated deficit of $62,606 thousand at December 31, 2021. The Company expects to continue to generate operating losses and consume significant cash resources for the foreseeable future. These operating losses and accumulated deficits raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these consolidated financial statements are issued, meaning that the Company may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations.
The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce, and attain profitability. The Company has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs.
In the first quarter of 2022, the Company executed a sale-leaseback transaction that raised approximately $8,100 thousand.). In addition, during the first quarter of 2022 the Company entered into a convertible bridge financing facility for up to $20,000 thousand with $10,000 thousand currently committed (see Note 18).
The Company also anticipates completing a merger with a special purpose acquisition company (see Note 18) by the second quarter of 2022, which would provide additional liquidity to support the Company’s ongoing operations. The Company is also in negotiations for a second sale-leaseback transaction along with raising additional debt financing with a third party lender.
If the Company continues to seek additional financing to fund its business activities in the future and there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If the Company is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.
Recently Issued Accounting Pronouncements
Recent accounting pronouncements, other than below, issued by the Financial Accounting Standards Board (“FASB”) .the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future Consolidated Financial Statements.
In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 is part of the FASB’s overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 removes certain exceptions to the general principles of ASC 740, Income Taxes, (“ASU 740”) in order to reduce the cost and complexity of its application in the areas of intra-period tax allocation, deferred tax liabilities related to outside basis differences, year-to-date losses in interim periods and other areas within ASC 740. The Company adopted ASU 2019-12 on January 1, 2021 and the adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 3: INVENTORY
The Company’s inventory consists of finished goods from farming production, raw materials used in the farming production, and work–in process farming production. Raw materials are comprised of seeds, nutrients, and packaging for finished goods. Work–in–process and finished goods include in–process and ready–to–eat lettuce varieties and micro–greens, including the packaging for the finished product.

	December 31, 2021	December 31, 2020
	In thousands
Raw materials and supplies	$456	$38
Work in process	76	11
Finished goods	658	55
Total inventories	$1,190	$104

NOTE 4: PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment, net, consists of the following:

In thousands	December 31, 2021	December 31, 2020
Production facilities	$53,590	$9,046
Furniture, fittings & equipment	5,223	957
Industrial property	3,659	—
Vehicles	244	55
Assets under construction	68,207	19,340
Less: accumulated depreciation	(2,761)	(891)
Total property, plant and equipment, net	$128,162	$28,506
Depreciation expense for the years ended December 31, 2021 and 2020 amounted to $2,238 thousand and $523 thousand, respectively.
The Company recorded an impairment on certain assets at a facility under construction during 2021 that were damaged. The total loss incurred was $1,051 thousand prior to any insurance reimbursements. During 2021, the Company received approximately $650 thousand in proceeds from its insurance carrier. The Company expects to recover the remaining amount of the loss from its insurance carrier during the year ended December 31, 2022

NOTE 5: LEASES
The Company has operating leases for its corporate offices, farming production facilities space, delivery vehicles, and production equipment. The majority of the operating leases obligations are a result of the lease agreements for the Company’s large vertical farming facilities as of December 31, 2021 and 2020, respectively. Operating lease right–of–use (“ROU”) assets represent our right to use an underlying asset for the lease term, and lease liabilities represent our obligations to make lease payment arising from the lease. ROU assets and liabilities are based on the estimated present value of the lease payments over the lease term and are recognized at the lease commencement date. The Company uses the practical expedient to not separate lease and non–lease components. The Company’s total lease cost which was solely from operating leases was approximately $5,458 thousand and $796 thousand for the years ended December 31, 2021 and 2020, respectively.
Most space leased for vertical farming production have initial lease terms of up to ten years with two optional renewal periods each of five years. The lease agreements do not contain residual value guarantees. The Company anticipates renewing these leases for both renewal option periods. The Company’s leases do not provide an implicit borrowing rate, thus the Company uses an estimated incremental borrowing rate in determining the present value of lease liabilities. The estimated incremental borrowing rate is derived from information available at the lease

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

commencement date. For the years ended December 31, 2021 and 2020, the weighted average incremental borrowing rate for the leases is 7.67% and 9.14%, respectively and the weighted average lease term is 18.69 years and 17.7 years, respectively. Future minimum lease payments as of December 31, 2021 are as follows:

December 31,	In thousands
2022	$4,972
2023	5,103
2024	5,196
2025	5,284
2026	5,363
Thereafter	86,213
Total undiscounted operating lease payments	112,131
Less: Imputed interest	(52,796)
Present value of total operating leases	$59,335
The following table represents the Company’s ROU assets commitments as of and for the year–ended December 31, 2021 and 2020 including renewal options that management believes are reasonably certain to be exercised:

In thousands	December 31, 2021	December 31, 2020
Operating lease right-of-use assets at the beginning of the year	$7,462	$3,333
Additions	49,357	4,536
Amortization	(1,543)	(407)
Operating lease right-of-use assets at the end of the year	$55,276	$7,462
Supplemental cash flow and other information related to operating leases are as follows:

In thousands	December 31, 2021	December 31, 2020
Cash paid for operating leases	$2,371	$507
Right of use assets obtained in exchange for new operating leases	49,357	4,536

NOTE 6: GOODWILL AND BUSINESS ACQUISITIONS
Vindara Acquisition
The Company purchased 100% of the outstanding equity of Vindara Inc. (“Vindara”) on March 10, 2021 for a purchase price of $22,629 thousand, net of cash acquired. Vindara is a leader in seed development for indoor farming facilities. This vertical integration acquisition is expected to generate both significant operational synergies and product expansion capabilities for the Company. The results of Vindara’s operations as of and after the date of the acquisition are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.
The Company incurred acquisition related costs of $300 thousand in connection with this acquisition recorded within selling, general and administrative expenses in the consolidated statements of operations. This goodwill is

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

assigned to the whole Company and is not deductible for tax purposes. The expected economic life of the acquired identifiable assets is ten years.
Since being acquired, total expenses of $950 thousand from Vindara have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021. Vindara did not generate any revenues for the year ended December 31, 2021.
The purchase price of $22,592 thousand, net of cash of $37 thousand was paid in cash for $14,213 thousand and $8,379 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a discount for lack of marketability (“DLOM”) given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.
Based on the Company’s analysis of Vindara’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED
Prepaid expenses, deposits and fixed assets	$59
Licenses	1,700
Intellectual property	9,250
11,009

LIABILITIES ASSUMED
Accounts payable and other liabilities	50
Accrued salary and benefits	22
Deferred tax liability	2,775
2,847

FAIR VALUE OF NET ASSETS ACQUIRED	8,162

PURCHASE PRICE	22,592

EXCESS ATTRIBUTABLE TO GOODWILL	$14,430
Supplemental Unaudited Pro-forma Information
Assuming a transaction closing on January 1, 2020, pro-forma unaudited consolidated revenues for the twelve-month period ended December 31, 2021 and 2020 including Vindara, would have been $2,885 thousand and 887 thousand, respectively. Pro-forma unaudited consolidated net loss for the Company for the twelve-month period ended December 31, 2021 and 2020 including Vindara, would have been approximately $40,122 thousand and $9,717 thousand, respectively.
&ever GmbH Acquisition
The Company acquired 100% of the outstanding equity of &ever GmbH (“&ever”) on October 1, 2021 (“&ever Acquisition”). &ever focuses on the highly automated production of baby leaf products including spinach, arugula and cilantro using proprietary technology and operations, enabling output of various scale from in-store grow-towers to mega-farms. This transaction represents the first instance of consolidation between vertical farmers and combines a leader in plant science and unit economics for full head leafy greens with a leader in baby leaf production and technology to create a global vertical farming leader.
After October 1, 2021, &ever’s results are included with the Company’s results in the accompanying consolidated financial statements. The acquisition method of accounting was used by the Company for the business combination utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company at the time of the acquisition.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

The Company incurred transaction costs of $421 thousand in connection with this acquisition. Goodwill from this acquisition represents the portion of purchase prices in excess of the fair value of tangible assets, know-how, licenses, and technology to develop vertical farming that are attributable to the expected synergies to be achieved including increased revenues, combined talent, technology, production/yield improvements and cost reductions. This goodwill is assigned to the whole Company and is not deductible for tax purposes.
Since being acquired, total revenue of $128 thousand and net losses of $2,479 thousand have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.
The purchase price of $118,663 thousand consisted of a cash payment of $33,610 thousand and the issuance of 27,856,081 shares of common stock with a fair value of $85,023 thousand. The fair value of the shares of common stock issued reflects a DLOM given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition. As part of the acquisition of &ever, the Company also acquired a 50% ownership interest in &ever Middle East Holding Ltd as well as a 25% interest in Smart Soll Technologies GmbH (“Smart Soil”). The Company determined the fair value of its equity method investments by utilizing a discounted cash flow method utilizing estimates and assumptions made by the Company as of the acquisition date.
Based on the Company’s analysis of &ever’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below.

ASSETS ACQUIRED	In thousands
Right-of-use assets, net	$5,552
Other assets	1,448
Equity investment-Smart Soil	1,394
Equity investments-&ever Middle East Holding Ltd.	8,364
Fixed assets	8,711
Intangible asset - technology	61,100
86,569

LIABILITIES ASSUMED
Accounts payable and accruals	3,140
Lease liabilities	5,941
Deferred tax liability	6,837
15,918

FAIR VALUE OF NET ASSETS ACQUIRED	70,651

PURCHASE PRICE	118,633

EXCESS ATTRIBUTABLE TO GOODWILL	$47,982
Supplemental Unaudited Pro-forma Information
Assuming a transaction closing on January 1, 2020, pro-forma unaudited consolidated revenues for the twelve-month period ended December 31, 2021 and 2020 including &ever, would have been $2,885 thousand and 887 thousand, respectively, Pro-forma unaudited consolidated net loss for the Company for the twelve-month period ended December 31, 2021 and 2020 including &ever, would have been approximately $55,267 thousand, and $15,882 thousand, respectively.
&ever Middle East Holding Ltd Acquisition
On October 13, 2021, the Company, through its wholly owned subsidiary &ever GmbH, acquired the remaining 50% equity interest in a step acquisition in &ever Middle East Holding Ltd. (“Middle East Acquisition”) of which an initial 50% ownership was previously acquired on October 1, 2021 as part of the &ever Acquisition. &ever

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

Middle East Holding Ltd. operations are comprised primarily of a vertical farm in Kuwait. This entity became a wholly owned subsidiary of the Company as of October 13, 2021. No gain or loss was recognized on the remeasurement of the previously held interest in &ever Middle East Holding Ltd. due to the short time period from when the remaining controlling interest was acquired. The acquisition method of accounting using the discounted cash flow valuation model was used by the Company for the Middle East acquisition using estimates and assumptions made by the Company as of the acquisition date.
After October 13, 2021, &ever Middle East Holding Ltd.’s was fully consolidated into the Company’s financial statements as a wholly owned subsidiary and &ever Middle East Holding Ltd.’s results are included within the Company consolidated financial statements. Goodwill from this acquisition represents the portion of purchase prices in excess of the fair value of tangible assets, know-how, and intellectual property to develop vertical farming that are attributable to the expected synergies to be achieved including increased revenues, combined talent, technology, production/yield improvements and cost reductions. This goodwill is assigned to the whole Company and is not deductible for tax purposes.
Since being acquired, revenue of $125 thousand and net losses of $465 thousand have been included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.
The purchase price of $8,258 thousand was paid in cash $1,899 thousand and $6,359 thousand in shares were issued as consideration. The fair value of the shares of common stock issued reflects a DLOM given the restriction on sale of the shares by the sellers for a minimum period of time following the close of the acquisition.
Supplemental Unaudited Pro-forma Information
Pro-forma information had the transaction been consumed as of January 1, 2021 and 2020 is not material for disclosure for the year ended December 31, 2021 or 2020.
Based on the Company’s analysis of &ever Middle East Holding Ltd.’s assets and liabilities, the allocation of the purchase price to the identifiable assets and liabilities is set out below:

ASSETS ACQUIRED
Accounts receivable, prepaids, and inventory	$359
Fixed assets	9,810
Intangible asset - technology	1,050
11,219

LIABILITIES ASSUMED
Accounts payable and accrued liabilities	284
Deferred tax liability	166
450

LESS: PREVIOUS NON-CONTROLLING INTEREST IN CONSOLIDATED SUBSIDIARY	(8,364)

FAIR VALUE OF NET ASSETS ACQUIRED	2,405

PURCHASE PRICE	8,258

EXCESS ATTRIBUTABLE TO GOODWILL	$5,853

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 7: INTANGIBLE ASSETS

	December 31, 2021	December 31, 2020
	In thousands
Technology	$62,150	$—
Less: accumulated amortization	(1,018)
Net book value - Technology	61,132

Intellectual property	$9,250	$—
Less: accumulated amortization	(694)
Net book value - Intellectual Property	8,556

Patents, licenses and software development	$2,822	$530
Less: accumulated amortization	(139)
Net book value - Patents, licenses and software development	2,683	530

Total intangible assets, net	$72,371	$530
Amortization expense for the years ended December 31, 2021 amounted to $1,851 thousand. There was no amortization expense on intangible assets at December 31, 2020. Estimated amortization expense for each of the five succeeding years is as follows:

December 31,	Technology	Intellectual Property	Patents, licenses and software development	Total
	In thousands
2022	$4,143	$925	$564	$5,632
2023	4,143	925	564	5,632
2024	4,143	925	564	5,632
2025	4,143	925	564	5,632
2026	4,143	925	564	5,632
Thereafter	40,433	3,778	—	44,211
				$72,371

NOTE 8: SHARE-BASED COMPENSATION
On October 21, 2013, the Company’s stockholders approved the 2013 Equity Incentive Plan (the “2013 Plan”), and subsequently amended the 2013 Plan. The amended 2013 Plan was approved on June 18, 2018 (the “2018 Plan”). The 2018 Plan is administered by the Board of Directors (the “Board”). The Board determines which eligible persons receive awards and the terms and conditions applicable to awards within the confines of the 2018 Plan’s terms. The 2018 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the applicable participant. The 2018 Plan provides for the grant of stock options (including incentive stock options and non–qualified stock options) to eligible participants. Eligible participants are defined as employees, directors, and eligible consultants of the Company. The 2018 Plan contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including recapitalizations and mergers, transferability of awards and tax withholding requirements.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

The exercise price per share for which an option may be exercised shall be established by the Board and stated in the award agreement evidencing the grant of the option; provided, that (i) the exercise price shall be no less than 100% of the fair market value per share as determined on the date the option is granted (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a parent or subsidiary; and (ii) in no event shall the exercise price per share of any option be less than the par value per share. The Board may, in its discretion, grant options with an option price greater than the fair market value per share. Notwithstanding the foregoing, the Board also may, in its discretion authorize the grant of substitute or assumed options of an acquired entity with an exercise price not equal to at least 100% of the fair market value of the shares on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Internal Revenue Service Code Section 409A and Code Section 424(a) or other applicable law.
The 2018 Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that approval of an amendment to the 2018 Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law. The Board may amend, alter, suspend and/or terminate any award granted under the 2018 Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an award shall not, without the consent of the recipient of an outstanding award, materially adversely affect the rights of the recipient with respect to the award.
As of December 31, 2021 and 2020, the Board authorized the issuance of 13,500 thousand and 10,970 thousand stock options under the 2018 Plan, which generally vest in equal installments over a four year requisite service period from the date of the grant. The Company accounts for forfeitures as they occur. The following table represents stock option activity for the years ended December 31, 2021 and 2020, respectively:

Employee share based option program	Weighted average share price	Number of shares (In thousands)
Options outstanding, January 1, 2020	$0.75	5,000
Granted	$0.75	5,930
Exercised	—	—
Forfeited, expired and cancelled	—	—
Options outstanding, December 31, 2020	$0.75	10,930
Granted	3.34	4,165
Exercised	—	—
Forfeited, expired and cancelled	(1.01)	(1,985)
Options outstanding, December 31, 2021	$1.98	13,110
Options exercisable, December 31, 2021		5,115

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

Employee share based option program	Weighted average Grant Date Fair Value	Number of shares (In thousands)
Non-vested, January 1, 2020	$0.93	5,000
Granted	$0.93	5,930
Exercised	—	—
Forfeited, expired and cancelled	—	—
Non-vested, December 31, 2020	$0.93	10,930
Granted	1.52	4,165
Forfeited, expired and cancelled	0.35	(1,985)
Vested	0.62	(5,115)
Options outstanding, December 31, 2021	$1.25	7,995
During the year ended December 31, 2021, the Company granted stock options, covering a total of 4,165 shares of common stock to employees, with exercise prices ranging between $1.64 and $5.00 per share. These stock option awards vest annually over four years, with an eight-year term and grant date fair values ranging between $0.80 and $3.35 per share.
During the year ended December 31, 2020, the Company granted stock options, covering a total of 5,930 thousand shares of common stock to executives and key personnel, with exercise prices ranging between $1.00 and $2.75 per share. These stock option awards vest annually over four years, with an eight-year term and grant date fair values ranging between $0.20 and $2.09 per share.
Share-based compensation is measured based on the grant date fair value of the 2018 Plan awards and subsequently recognized as expense ratably over their vesting periods. Share-based compensation for awards with service or performance-based vesting requirements is adjusted to reflect actual vested awards, with forfeitures recorded as a reduction of expense at the time they occur.
The computation of the expenses associated with share-based compensation requires for the use of certain valuation models. The Company currently uses a Black-Scholes option pricing model to calculate the fair value of its stock options. The Black-Scholes model requires the use of assumptions regarding the volatility of the Company’s common stock, the expected life of the stock award, and the dividend ratio. The volatility assumptions are based on the Company’s life-to-date historical volatility since inception. The risk-free rates are based on similar term U.S. Treasury rates in effect at the time of the stock grant. The expected stock option life represents the period of time that the stock options granted are expected to be outstanding and is based on historical experience. Share-based compensation is recognized only for those stock-based awards expected to vest.
The assumptions used in the Black-Scholes option pricing model, along with the certain other information regarding share-based compensation awards is as follows:

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

	December 31, 2021	December 31, 2020
Expected volatility (%)	66.00%	45.40%
Expected dividend growth rate (%)	0.00%	0.00%
Risk-free interest rate (%)	0.87%	0.90%
Expected term (years)	3.51	3.51
Weighted average contractual life (years)	3.76	3.50
Weighted average fair value of options granted	$1.52	$1.45
Weighted average exercise price - minimum	$1.64	$1.00
Weighted average exercise price - maximum	$5.00	$2.75
Aggregate intrinsic value of stock options outstanding	$3,047	$27,682
Compensation cost to be recognized for unvested options	$8,505	$5,564
Shareholder compensation expense	$2,565	$996
NOTE 9: ASSET RETIREMENT OBLIGATIONS
The Company has asset retirement obligations as a result of its farming production facilities which are often located in leased spaces. The Company builds vertical farming production facilities within leased space including growing racks, electrical systems, water systems, storage areas, and production lines. The lease agreements often require the Company to return the leased space to its original state upon vacating the space at the end of the lease term.
The Company estimates asset retirement obligations which includes the total cost of disposing of the farming production facility and equipment from the leased space at the end of the lease term. The Company records the asset retirement obligations at fair value in accordance with ASC 410–20, Asset Retirement Obligations. The asset retirement obligation is valued using the Company’s incremental borrowing rate and is accreted over the expected lease term. The Company capitalizes the future cost of the retirement activities as part of the carrying amount of the farming production facilities at the in–service date. The asset is then depreciated on a straight–line basis over the expected lease term of the space.
The following table provides all changes to the company’s asset retirement obligations.

In thousands	December 31, 2021	December 31, 2020
Asset retirement obligations at the beginning of the year	$588	$204
Liabilities incurred	889	334
Accretion expenses	50	50
Total asset retirement obligations at year end	$1,527	$588
Accretion expense for the years ended December 31, 2021 and 2020 amounted to $50 thousand and $50 thousand, respectively

NOTE 10: INCOME TAXES
Loss before income tax (benefit), expense consists of the following:

In thousands	December 31, 2021	December 31, 2020
Domestic	$(36,781)	$(8,657)
Foreign	(4,533)	—
Loss before income taxes	$(41,314)	$(8,657)

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

The components of the income tax benefit are as follows:

In thousands	December 31, 2021	December 31, 2020
Deferred:
Domestic - Federal	569	—
Foreign	762	—
Deferred income tax benefit	$1,331	$—
The Company operates in the U.S. and foreign jurisdictions, with the majority of operations primarily occurring within the U.S., Norway, and Germany. At December 31, 2021 and 2020 the Company had a net deferred tax liability of $8,447 thousand and net deferred tax asset of $0, respectively. The net deferred tax liability at December 31, 2021 was attributed to the intangible assets recorded in the Company’s foreign subsidiary at &ever GmbH within the German taxing jurisdiction. Accumulated tax NOL’s carry forwards as of December 31, 2021 and 2020 totaled approximately $102,970 thousand and $50,000 thousand, respectively. The net operating federal and state loss carryforwards generated in the U.S. jurisdiction will begin expiring in 2029 for those generated in 2018 or earlier, and will be carried forward indefinitely for those generated thereafter. The net operating losses generated in Norway and Germany may be carried forward indefinitely. Deferred tax assets and liabilities are recognized in the consolidated balance sheet based on expected utilization of tax losses carried forward and temporary book to tax differences.
The realization of deferred tax assets is contingent upon the generation of future taxable income and other restrictions that may exist under the tax laws of the jurisdiction in which a deferred tax asset exists. The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit the use of existing deferred tax assets. Management's evaluation begins with a jurisdictional review of cumulative gains or losses incurred over recent years. A significant piece of objective negative evidence exists when a jurisdiction has incurred cumulative losses over recent years. Such objective evidence limits the ability to consider other subjective evidence, such as the Company’s projections for future growth. Based on the positive and negative evidence for recoverability, the Company establishes a valuation allowance against the net deferred tax assets of a taxing jurisdiction in which they operate unless it is “more likely than not” that the Company will recover such assets through the above means.
The Company has valuation allowances of $20,508 thousand and $10,761 thousand for the years December 31, 2021 and 2020, respectively. The increase in the valuation allowance for the year ended December 31, 2021 primarily relates to the generation of additional net operating loss carryforwards that are not expected to be utilized in the near term.

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

As of December 31, 2021 and 2020, the Company’s deferred tax assets and liabilities are as follows:

In thousands	December 31, 2021	December 31, 2020
Deferred Tax Assets
Accrued expenses	$430	$63
Right-of-use asset	14,484	2,357
Federal NOL	21,050	10,338
State NOL	2,222	697
Research and development credits	266	354
Valuation allowances	(20,508)	(10,761)
Total deferred tax assets	$17,944	$3,048
Deferred Tax Liabilities
Property, plant and equipment	$522	$648
Intangibles	12,241	—
Prepaid expenses	133	6
Lease liability	13,495	2,394
Total deferred tax liability	$26,391	$3,048
Net deferred tax assets	$(8,447)	$—
The effective income tax rate differs from the statutory rate as follows:

	2021	2020
Statutory rate	22.00%	22.00%
Foreign rate difference	-1.60%	-1.00%
Permanent differences	-1.30%	0.70%
Research and development credits	0.00%	-0.90%
State income tax, net	3.50%	-1.90%
Valuation allowance	-23.90%	-18.90%
Other	4.20%	0.00%
Effective tax rate	2.90%	0.00%
As of December 31, 2021 and 2020 the Company has no uncertain tax positions. The Company generally remains subject to examination by U.S. federal and state tax authorities for the years 2018 through 2021. The Company is no longer subject to examinations by tax authorities for the years 2017 and prior.

NOTE 11: CONVERTIBLE LOAN
For the year ended December 31, 2019, the Company obtained a loan in the amount of $3,000 thousand which included a mandatory conversion feature upon a qualifying equity raise by the Company. The conversion feature specified a conversion rate for the balance of the loan into common shares of the Company’s stock less a specified discount. In the year ended December 31, 2020, the Company had a qualifying equity raise, which triggered a conversion of the loan into 6,266 thousand shares of the Company’s common stock. There was no convertible loan at December 31, 2021 or 2020.

NOTE 12: GAIN ON FORGIVENESS OF DEBT
During the year ended December 31, 2020, the Company received a forgivable loan of $328 thousand under the Payment Protection Program stimulus package from the United States government following the COVID–19

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

outbreak. The loan had a term of two years with an interest rate of 1%. For the year ended December 31, 2020, the Company recorded a gain on forgiveness of debt when the loan was forgiven of $328 thousand. The Company did not receive any additional loans under the Payment Protection Program during the year ended December 31, 2021.

NOTE 13: DEBT
On August 9, 2021, the Company entered into a debt facility agreement with DNB Bank ASA. The agreement allowed the Company to borrow up to $35,000 thousand to fund the acquisition of &ever had a term of three months and expiration on December 31, 2021. The Company borrowed $34,000 thousand under this agreement on September 30, 2021 in anticipation of closing the &ever acquisition. The Company repaid the principal amount of $34,000 thousand and fees and interest in the amount of $1,800 thousand in October 2021 and had no additional borrowings under this debt facility thereafter. The contractual and effective interest rate was 0.9% per annum under this agreement.

NOTE 14: EQUITY METHOD INVESTMENT
As part of the acquisition of &ever GmbH, the Company now holds an investment in Smart Soil, a German start-up entity that develops high-yielding, organic, and long lasting soil. In exchange for voting interests, &ever had invested a total of $1,322 thousand in Smart Soil. &ever acquired a 25% voting interest in Smart Soil and has the ability to exercise significant influence, but not control, as it does not have the ability to direct the decisions that most significantly impact its economic performance. The Company accounts for this investment using the equity method and records its share of net earnings or losses on the investment in “Equity in net loss of affiliate” on the accompanying consolidated statements of operations and comprehensive loss.
The balance of the equity method investment was $1,322 thousand at December 31, 2021. There were no equity method investments at December 31, 2020. During the year ended December 31, 2021, the Company incurred a net loss of $74 thousand in this investment.

NOTE 15: RETIREMENT PLAN
The Company has a 401(k) savings plan covering all employees who have six months of service and who are at least 21 years of age. Employees may contribute up to a maximum amount allowable per the Internal Revenue Code. Employer contributions are determined at the discretion of the Company's Board of Directors. The Company's contributions with respect to the plan were approximately $68 thousand for the year ended December 31, 2021. There were no contributions by the Company to the plan for the year ended December 31, 2020.

NOTE 16: DISAGGREGATED REVENUES BY CUSTOMER TYPE
The Company recognized revenues of $2,855 thousand and $887 thousand for the years ended December 31, 2021 and 2020, respectively. Substantially all of the Company’s revenues are generated from the sale of lettuce and micro-greens sold to retail and distribution customers globally.

In thousands	December 31, 2021	December 31, 2020
Food Service Revenue	$1,575	$169
Retail Revenue	1,280	718
Net sales	$2,855	$887

KALERA AS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

NOTE 17: SUBSEQUENT EVENTS
Subsequent events for recognition or disclosure have been evaluated through April 21, 2022, the date the financial statements were available to be issued.
Sale Leaseback of St. Paul Farming Facility
On January 25, 2022, the Company entered into a purchase and sale agreement for a sale-leaseback transaction with a third party related to its industrial property in St. Paul, Minnesota. The Company sold the property to this third party and then entered into a new lease with them. Per the agreement, the initial term of the lease will be for 20 years with an option to extend for two 5 year terms. The based annual rent is $566 thousand. The Company received approximately $8,100 thousand in proceeds related to the sale of this property in connection with the sale-leaseback.
Agrico Merger
On January 31, 2022, the Company announced it will merge with a special acquisition company, Agrico Acquisition Corp. (“Agrico”). The transaction will result in the Company becoming a publicly listed company on NASDAQ and delisting from the Euronext Growth Oslo exchange during the second quarter of 2022.
Key highlights of the merger include:
•The all-stock transaction creates a combined company with an equity value of approximately $375,000 thousand on a fully diluted pro forma basis, assuming no redemptions from Agrico’s shareholders.
•Based on the common stock of Agrico at $10 per share, the transaction implies an exchange ratio of 0.091 for existing Company shareholders.
•In addition to shares of Agrico common stock, the Company’s shareholders will receive one contractual Contingent Value Right per share of common stock that will entitle them to receive up to two stock payments upon the achievement of certain milestones. Each stock payment will consist of shares representing 5% of the fully diluted equity of the Company at the date of completion of the transaction.
New capital is expected to provide the Company the flexibility to fuel the next generation of farms in the US and International locations.
Bridge Financing Facility
On March 7, 2022, the company announced it entered a secured convertible bridge financing facility for up to $20,000 thousand. The facility, which matures one year from the drawdown date, will bear paid in kind interest at 8%, is secured by certain assets of the Company and, subject to required corporate approvals, will be convertible by the lenders into shares at any time following the consummation of the announced merger with Agrico. and the NASDAQ listing at a conversion price of US$10.00 / share in the merged entity.
Secured Credit Facility
On April 19, 2022, the Company secured a $30,000 thousand, Senior Secured Credit Facility with Farm Credit of Central Florida. $20,000 thousand of the facility is available under a term loan to support capital expenditures, whereas the remaining $10,000 thousand is available under a revolving loan for working capital needs of the Company in the United States. The credit agreement has a term of 120 months which includes standard terms and conditions customary in secured financing transactions of this nature. The principal under the term loan will bear interest at a rate of prime plus 0.750%, the principal under the revolving loan will bear interest at a rate of prime plus 0.625%.

AGRICO ACQUISITION CORP.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Agrico Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Agrico Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph - Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has until July 12, 2022 to complete a business combination or the Company will cease all operations except for the purpose of liquidating. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2020.

Hartford, CT
April 1, 2022

AGRICO ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets:
Cash	$664,428	$—
Prepaid expenses	6,083
Total current assets	670,511	—
Cash and marketable securities held in Trust Account	146,644,675	—
Deferred offering costs	—	96,594
Total assets	$147,315,186	$96,594

Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit
Accrued offering costs and expenses	$129,068	$50,000
Due to related party	73,795	56,266
Total current liabilities	202,863	106,266
Deferred underwriters’ fee	5,031,250	—
Total liabilities	5,234,113	106,266

Commitments and Contingencies (Note 6)
Redeemable Ordinary Shares
Class A ordinary shares subject to possible redemption, 14,375,000 Class A ordinary shares at redemption value of $10.20 per share	146,625,000	—

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 143,750 and no shares issued and outstanding as of December 31, 2021 and 2020, respectively (excluding 14,375,000 and no shares subject to redemption as of December 31, 2021 and 2020, respectively)	14	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 and no shares issued and outstanding as of December 31, 2021 and 2020, respectively (Note 5)	359	—
Accumulated deficit	(4,544,300)	(9,672)
Total shareholders’ deficit	(4,543,927)	(9,672)
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit	$147,315,186	$96,594
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) through December 31, 2020
General and administrative costs	$392,649	$9,672
Loss from operations	(392,649)	(9,672)

Other income:
Interest earned on cash and marketable securities held in Trust Account	19,675	—
Total other income	19,675	—

Net loss	$(372,974)	$(9,672)

Weighted average shares outstanding of Class A ordinary shares	6,881,490	—
Basic and diluted net loss per share, Class A ordinary shares	$(0.04)	$—
Weighted average shares outstanding of Class B ordinary shares	3,141,695	—
Basic and diluted net loss per share, Class B ordinary shares	$(0.04)	$—
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2021 AND
FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ (Deficit)
	Shares	Amount	Shares	Amount
Balance as of July 31, 2020	—	$—	—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(9,672)	(9,672)
Balance as of December 31, 2020	—	$—	—	$—	$—	$(9,672)	$(9,672)
Issuance of Class B ordinary shares to Sponsor (Note 5)	—	—	3,593,750	359	24,641	—	25,000
Issuance of Private Placement warrants, net of offering costs	—	—	—	—	7,226,565	—	7,226,565
Fair value of public warrants, net of offering costs	—	—	—	—	4,973,703	—	4,973,703
Issuance of non-redeemable representative shares	143,750	14	—	—	1,437,486	—	1,437,500
Re-measurement of Class A ordinary shares carrying value to redemption value	—	—	—	—	(13,662,395)	(4,161,654)	(17,824,049)
Net loss	—	—	—	—	—	(372,974)	(372,974)
Balance as of December 31, 2021	143,750	$14	3,593,750	$359	$—	$(4,544,300)	$(4,543,927)
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021	For the period from July 31, 2020 (inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$(372,974)	$(9,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by related party	—	9,672
Interest earned on cash and investments held in trust account	(19,675)	—
Changes in operating assets and liabilities:
Prepaid expenses	(6,083)	—
Due to related party	73,795	—
Accrued offering costs and expenses	79,068	—
Net cash used in operating activities	(245,869)	—

Cash Flows from Investing Activities:
Cash invested in Trust Account	(146,625,000)	—
Net cash used in investing activities	(146,625,000)	—

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discount	140,875,000	—
Proceeds from sale of private placement warrants	7,250,000	—
Proceeds from issuance of promissory note to related party	25,000	—
Payment of offering costs	(443,347)	—
Payment of promissory note to related party	(171,356)
Net cash provided by financing activities	147,535,297	—

Net change in cash	664,428	—
Cash, beginning of period	—	—
Cash, end of the period	$664,428	$—

Supplemental disclosure of cash flow information:
Issuance of Class B ordinary shares in exchange for due to related party	$25,000	$—
Deferred offering costs paid by related party	$146,356	$48,262
Issuance of shares to underwriter representative	$1,437,500	$—
Initial Classification of Class A ordinary shares subject to possible redemption	$146,625,000	$—
Deferred underwriting commissions payable charged to accumulated deficit	$5,031,250	$—
The accompanying notes are an integral part of these financial statements.

AGRICO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2021
Note 1 — Organization and Business Operations
Agrico Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 31, 2020. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
As of December 31, 2021, the Company had not commenced any operations. All activity from inception through December 31, 2021 relates to the Company’s formation and preparation for the Initial Public Offering (the “Public Offering” or “IPO”) as described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income and unrealized gains from the cash and marketable securities held in the Trust Account. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is DJCAAC, LLC, a Delaware limited partnership (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on July 7, 2021 (the “Effective Date”). On July 12, 2021, the Company consummated the initial public offering (the “Public Offering” or “IPO”) of 14,375,000 units (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at $10.00 per unit, generating gross proceeds of $143,750,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 7,250,000 warrants to the Sponsor and Maxim Group LLC (“Maxim”), the underwriter in the IPO (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,250,000, which is discussed in Note 4. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.
Transaction costs of the IPO amounted to $9,998,781, comprised of $2,875,000 of underwriting fees paid at the time of the IPO, $5,031,250 of deferred underwriting fees, $655,031 of other offering costs, and $1,437,500 of the fair value of the representative shares, and was all charged to shareholders’ equity.
Following the closing of the IPO on July 12, 2021, $146,625,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO, including a portion of the proceeds from the sale of the Private Placement Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and may only be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, if any, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 21 months from the closing of the Initial public offering (the “Combination Period”), or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial business combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 21 months from the closing of the Initial public offering. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
If the Company is unable to complete a Business Combination within 12 months (or up to 21 months if the Company extends the period of time to consummate a business combination by the full amount of time) from the closing of the Public Offering (the “Combination Period”) or during any Extension Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay the Company’s franchise and income taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to redeem 100% of the its Public Shares if the Company does not complete its initial Business Combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete an initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the prescribed timeframe, and (iv) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Liquidity, Capital Resources and Going Concern Consideration
As of December 31, 2021 the Company had $664,428 in cash and a working capital of $467,648. The Company’s liquidity needs up to December 31, 2021 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the Sponsor of up to $200,000 (see Note 5), of which $171,356 was borrowed and repaid in 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2021 and 2020, there were no amounts outstanding under any Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
However, the Company is within 12 months of its mandatory liquidation as of the time of filing this 10K. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, July 12, 2022.
These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Marketable Securities Held in Trust Account
At December 31, 2021, the assets held in the Trust Account were held in U.S. Treasury Bills with a maturity of 185 days or less and in money market funds which invest in U.S. Treasury securities.
The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates.
Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 are as follows:

	Carrying Value as of December 31, 2021	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Treasury Securities	146,644,279	897	—	146,645,176
Cash	396	—	—	396
	$146,644,675	$897	$—	$146,645,572
Offering Costs
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with issuance of the Class A ordinary shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Net Income (loss) Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. We have not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 14,437,500 of our Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per ordinary share is the same as basic net loss per ordinary share for the periods. Re-measurement associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

	For the Year ended December 31, 2021		For the period from July 31, 2020 (inception)through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$(256,068)	$(116,096)	$—	$9,672
Denominator:
Weighted-average shares outstanding including ordinary shares subject to redemption	6,881,490	3,141,695	—	—
Basic and diluted net income (loss) per share	$(0.04)	$(0.04)	$—	$—
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for our Class A ordinary share subject to possible redemption in accordance with ASC 480.Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary share that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2021, 14,375,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet. There were no Class A ordinary shares outstanding as of December 31, 2020.
Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of Class A ordinary shares subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit, and Class A ordinary shares.
As of December 31, 2021, the ordinary shares reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$143,750,000

Less:
Proceeds allocated to Public Warrants	(5,287,763)
Offering costs related to Class A ordinary shares subject to possible redemption	(8,223,786)

Plus:
Offering costs allocated to public warrants	314,060
Re-Measurement of Class A ordinary shares to redemption amount	16,072,489

Class A ordinary shares subject to possible redemption	$146,625,000

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Company coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering
On July 12, 2021, the Company initially sold 14,375,000 Units, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,875,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary share, and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (See Note 7).
In connection with the closing of the IPO, the Company issued to Maxim 143,750 Class A ordinary shares (the “representative shares”). Maxim has agreed not to transfer, assign or sell any such shares until the completion of the Company’s initial Business Combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within 12 months (or up to 21 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of the IPO.

Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,250,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights (see Note 7).

Note 5 — Related Party Transactions
Founder Shares
On January 25, 2021, the Sponsor was issued 5,000,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”) for $25,000, or approximately $0.005 per share, which proceeds were used to reduce the amount due to a related party. On April 9, 2021, the sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Founder Shares, which the Company cancelled, resulting in a decrease in the total number of Founder Shares outstanding from 5,000,000 shares to 3,593,750 shares, which included up to 468,750 founder shares subject to forfeiture to the extent that the underwriter’s over-allotment option was not exercised in full or in part. Due to the underwriters’ exercise of their full over-allotment on July 12, 2021, these 468,750 Founders Shares are no longer subject to forfeiture.
The Sponsor, officers and directors have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”). Any permitted transferees would be subject to the same restrictions and other agreements of our Sponsor, officers and directors with respect to any Founder Shares.
Promissory Note — Related Party
On January 22, 2021, the Sponsor agreed to loan the Company up to $200,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing and payable after the date of the consummation of the Public Offering. In 2021, the Company borrowed and repaid $171,356. As of December 31, 2021, the Company had no outstanding borrowings under the promissory note.
Due to Related Party
The Sponsor paid certain formation costs and deferred offering costs on behalf of the Company which were recorded as due to related party in the amount $56,266 as of December 31, 2020, which were due upon demand. On January 25, 2021, the liability was reduced by $25,000 in exchange for the issuance of Founder Shares to the Sponsor. As of December 31, 2021, there is $73,795 due to related party for certain costs paid by the Sponsor on behalf of the Company which was repaid in March 2022.
Working Capital Loans
In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor, its affiliates or any members of the management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of December 31, 2021 and 2020, the Company had no borrowings under the working capital loans.

Administrative Support Agreement
Commencing on the date that the Company’s securities are first listed, the Company agreed to reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For the year ended December 31, 2021, $57,742 had been paid and charged to operating expenses. There were no amounts paid or charged for the period from July 31 (inception) through December 31, 2020.

Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and securities that may be issued upon conversion of Working Capital Loans will have registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. Notwithstanding the foregoing, the underwriter may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement for the initial public offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,875,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On July 12, 2021, the underwriter fully exercised its over-allotment option.
The underwriters are entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the Public Offering, or $5,031,250 in the aggregate. The deferred fee will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Shareholders’ Equity
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of$0.0001 per share. At December 31, 2021 and 2020, there were 143,750 and no Class A ordinary shares issued and shares outstanding, excluding 14,375,000 and no Class A ordinary shares subject to redemption, respectively.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. At December 31, 2020, there were no Class B ordinary shares issued or outstanding. On January 25, 2021, the Company issued 5,000,000 Class B ordinary shares to its Sponsor. On April 9, 2021, the Sponsor forfeited to the Company for no consideration an aggregate of 1,406,250 Class B ordinary shares, which the

Company cancelled, resulting in a decrease in the total number of Class B ordinary shares outstanding from 5,000,000 shares to 3,593,750 shares.
As a result of the underwriters’ election to fully exercise of their over-allotment option on July 12, 2021, the 468,750 shares were no longer subject to forfeiture. As of December 31, 2021 and 2020, there were 3,593,750 and no Class B ordinary shares issued or outstanding, respectively.
Holders are entitled to one vote for each Class B ordinary share. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of Cayman Islands law or applicable stock exchange rules, the affirmative vote of a majority of the ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for share sub-divisions, share dividends, reorganizations, recapitalizations and the like). In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in our initial public offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Public Offering (not including Class A ordinary shares issuable to Maxim) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent securities issued to our sponsor or its affiliates upon conversion of Working Capital loans).
Warrants — As of December 31, 2021, there were 7,187,500 public warrants and 7,250,000 private placement warrants outstanding. At December 31, 2020, there were no warrants outstanding. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of twelve months from the closing of the Public Offering and 30 days after the completion of the initial Business Combination. Only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than 30 calendar days after the closing of the initial Business Combination, it will use commercially reasonable best efforts to file, and within 90 calendar days following the initial Business Combination to have declared effective, a registration statement with the SEC covering the ordinary shares issuable upon exercise of the warrants, to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within the period specified above following the consummation of the initial Business Combination, public holders of warrants may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00.
Once the warrants become exercisable, the Company may call the warrants for redemption (excluding the Private Placement Warrants):
•in whole and not in part:
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Warrants (i) will not be transferable, assignable or salable until the completion of the initial Business Combination and (ii) will be entitled to registration rights.

Note 8 — Subsequent Events
On January 30, 2022, Agrico Acquisition Corp., a Cayman Islands exempted company entered into a Business Combination Agreement with (i) a private limited company incorporated in Ireland (ii) a Caymans Islands exempted company (iii) a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg and, together with Cayman Merger Sub and (iv) a Norwegian private limited liability company.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events (other than the one disclosed above) that would have required adjustment or disclosure in the financial statements.

Report of Independent Auditors
To the Management Board of &ever GmbH, Munich:
We have audited the accompanying financial statements of &ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg), which comprise the balance sheets as of December 31, 2020 and 2019, the related income statements for the years then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Germany; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.
An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of &ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg) at December 31, 2020 and 2019, and the results of its operations for the years then ended in conformity with principles generally accepted in Germany.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F1 to the financial statements, the Company has recurring losses from operations, has a net capital deficit, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note F1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Emphasis of matter
As discussed in Note A to the financial statements, the Company prepares its financial statements in accordance with generally accepted accounting principles in Germany, which differ from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note G to the financial statements. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
Hamburg, Germany
November 26, 2021, except as to Note F1, as to which the date is April 20, 2022

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Balance Sheets as of 31 December 2020 and 2019

Assets		31 Dec 2020	31 Dec 2019	Equity and liabilities		31 Dec 2020	31 Dec 2019
		EUR	EUR			EUR	EUR
A.	Fixed assets			A.	Equity

I.	Intangible assets			I.	Subscribed capital	46,508	46,508

	Internally generated industrial and similar rights and asset	576,509	656,381	II.	Capital reserves	7,717,849	7,717,849

II.	Property, plant and equipment			III.	Loss carryforward	-6,218,217	-3,911,253

1.	Other equipment, furniture and fixtures	503,892	446,620	IV.	Net loss for the year	-6,353,124	-2,306,964
2.	Prepayments and assets under construction	495,778	3,792,622	V.	Capital deficit	4,806,984	0
		999,670	4,239,242			0	1,546,140

III.	Financial assets

1.	Loans to affiliates	4,932,128	0	B.	Provisions
2.	Cooperative shares	550	550		Other provisions	616,769	63,213
3.	Equity investments	501,067	0
		5,433,745	550	C.	Liabilities
		7,009,924	4,896,173	1.	Liabilities to banks	15,228	0
				2.	Liabilities from convertible loans	9,824,001	1,003,276
				3.	Trade payables	664,916	274,409
				4.	Other liabilities	3,249,116	3,493,933
B.	Current assets				thereof for taxes: EUR 77,749 (prior year: EUR 464,028)
					thereof for social security: EUR 0.00 (prior year: EUR 833)
I.	Receivables and other assets					13,753,260	4,771,618
1.	Trade receivables	2,216	0

2.	Other assets	483,449	610,919	D.	Deferred income	11,849	13,031
		485,665	610,919
II.	Cash on hand and bank balances	2,034,448	868,347
		2,520,113	1,479,265
C.	Prepaid expenses	44,857	18,563
D.	Capital deficit	4,806,984	0
		14,381,878	6,394,001			14,381,878	6,394,001

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Income Statements for fiscal year 2020 and 2019

		2020	2019
		EUR	EUR
1.	Revenue	147,632	112,040
2.	Other own work capitalized	0	121,275
3.	Other operating income thereof income from currency translation: EUR 46 (prior year: EUR 940)	101,073	15,725
		248,705	249,040
4.	Cost of materials
	a) Cost of raw materials, consumables and supplies and of purchased merchandise	0	13,573
	b) Cost of purchased services	0	0
5.	Personnel expenses
	a) Wages and salaries	1,873,811	1,018,147
	b) Social security, pension and other benefit costs	338,936	190,394
6.	Amortization, depreciation and impairment of intangible assets and property, plant and equipment	234,771	72,790
7.	Other operating expenses thereof expenses from currency translation: EUR 263 (prior year: EUR 851)	3,708,235	1,089,196
		6,155,753	2,384,101
8.	Income from loans classified as fixed financial assets	2,932	961
9.	Interest and similar expenses	450,116	172,863
		-447,184	-171,902
10.	Income taxes	-1	1
11.	Earnings after taxes	-6,354,231	-2,306,964
12.	Other taxes	-1,108	-1
13.	Net loss for the year	-6,353,124	-2306963

&ever GmbH, Munich (formerly Farmers Cut GmbH, Hamburg)
Notes to the financial statements

A.    General
The financial statements of &ever GmbH, having its registered office in Munich (HRB no. 261515 at Munich Local Court), formerly Farmers Cut GmbH, Hamburg (Hamburg Local Court, HRB no. 136738) were prepared in accordance with the provisions of Sec. 242 et seq. HGB ["Handelsgesetzbuch": German Commercial Code] and the supplementary provisions for corporations (Sec. 264 et seq. HGB) as amended by the BilRUG ["Bilanzrichtlinie–Umsetzungsgesetz": German German Act to Implement the EU Accounting Directive] and the provisions of the GmbHG ["Gesetz betreffend die Gesellschaften mit beschraenkter Haftung": German Limited Liability Companies Act].
&ever GmbH is a small corporation within the meaning of Sec. 267 (1) HGB. The Company made partial use of the applicable simplifications for small corporations for the preparation of the notes to the financial statements. In order to improve the clarity of presentation, we have in some cases indicated in these notes to the financial statements whether individual items are related to other items and "thereof' items.
Pursuant to Sec. 264 (1) Sentence 4 HGB, the Company elected not to prepare a management report.
The income statement was prepared using the nature of expense method.

B.    Notes on accounting policies
The financial statements were prepared on a going concern basis. Please refer to the F1. Liquidity and Going Concern Considerations section for information about the Company's ability to continue as a going concern.
The following accounting policies, which remained unchanged in comparison to the prior year, were used to prepare the financial statements.
Internally generated intangible assets are recognized at production cost and are written down over a useful life of five years from the date of completion.
Property, plant and equipment are recognized at acquisition or production cost less depreciation. Depreciation is charged on a straight–line basis over the assets' estimated useful lives. Low–value assets with individual acquisition costs of up to EUR 800 are fully expensed in the year of acquisition.
Receivables and other assets are stated at their nominal value. Appropriate specific bad debt allowances provide for all foreseeable valuation risks.
Bank balances are stated at nominal value.
Expenses recorded before the reporting date which relate to a certain period after this date are posted as prepaid expenses.
Other provisions are recognized at the settlement value deemed necessary according to prudent business judgment. Provisions with a residual term of more than one year are discounted pursuant to Sec. 253 (2) HGB.
Liabilities are recorded at the settlement value.
Payments received before the reporting date which constitute income for a certain period after this date are posted as deferred income.
Transactions in foreign currencies were recognized at the current rate.

C.    Notes to the balance sheet
1.    Fixed assets
Loans to affiliates relate to the joint venture subsidiary Wafra Agricultural for Agricultural Contracting SPC, Kuwait. The receivable will be settled by way of a contribution in kind to the joint venture &ever Middle East Holding Ltd, Dubai. In fiscal year 2020, &ever GmbH acquired a 25% equity investment in Smart Soil Technologies GmbH, Oranienburg.
2.    Receivables and other assets
Receivables and other assets include receivables from shareholders of EUR 94,157 (prior year: EUR 4,158). As in the prior year, all receivables and other assets are due in up to one year.
3.    Liabilities
To improve clarity and transparency, the disclosures concerning the liabilities are summarized in the schedule of liabilities shown below:

		As of 31 December 2020 EUR	Due in up to one year EUR	Due in between one and five years EUR	Due in more than five years EUR
1.	Liabilities to banks (prior year)	15,228	15,228	0.00	0.00
		(0.00)	(0.00)	(0.00)	(0.00)
2.	Liabilities from convertible loans (prior year)	9,824,001	9,824,001	0.00	0.00
		(1,003,276)	(0.00)	(1,003,276)	(0.00)
3.	Trade payables (prior year)	664,916	664,916	0.00	0.00
		(274,409)	(274,409)	(0.00)	(0.00)
4.	Other liabilities (prior year)	3,249,116	3,249,116	0.00	0.00
		(3,493,933)	(3,493,933)	(0.00)	(0.00)
	• thereof for taxes (prior year)	77,749	77,749	0.00	0.00
		(464,028)	(464,028)	(0.00)	(0.00)
	• thereof for social security (prior year)	0.00	0.00	0.00	0.00
		(833)	(833)	(0.00)	(0.00)
Liabilities to shareholders amount to EUR 12,995,567 (prior year: EUR 3,992,500) and relate to loans (EUR 3,171,567; prior year: EUR 2,989,224) and convertible loans (EUR 9,824,000; prior year: EUR 1,003,276). The shareholder loans are secured by items of property, plant and equipment (farm house).

D.    Notes to the income statement
Earnings in fiscal year 2020 were mainly attributable to the sublease of premises in Hamburg (EUR 147,631; prior year: EUR 81,608) and to other income from insurance indemnification payments or the reversal of provisions (EUR 80,056).

E.    Other notes
Number of employees
The average number of persons employed by the Company in the fiscal year was 28 (prior year: 19).

Other financial obligations
Other financial obligations of EUR 1,431,961 arise from leases with a term until 31 December 2025.

F.    Subsequent events
The impact of the coronavirus crisis on business operations, including nearly all employees in Germany working from home, was countered by a series of measures. These include the introduction of the MS Teams online collaboration system. As a food production company, the Company's joint venture in Kuwait is exempted from working restrictions. On the basis of the letters of comfort issued to the Company, management does not expect any insurmountable negative effects on the Company's financing.
In July and August 2021, to fund ongoing operations and CAPEX for building the farm in Singapore, some of &ever (now) former GmbH's shareholders granted the Company a bridge loan with the principal amount of EUR 3,500,000.
Subsequently, in August 2021, &ever GmbH and Kalera AS, Oslo/Norway entered into a share purchase agreement for the acquisition of all shares in &ever GmbH. The consideration consists of a total of $25,000,000 (US dollars) in cash and 27,856,081 Kalera AS shares. The acquisition closed on 1 October 2021. As part of the overall acquisition of &ever GmbH by Kalera AS, the following took place:
•shareholders' meeting of 20 May 2021 approved the increase of the share capital by EUR 1,871 to EUR 48,379,
•shareholders' meeting of 11 August 2021 approved the increase of the share capital by EUR 9,703 to EUR 58,082,
•Kalera AS in September 2021 granted &ever GmbH a bridge loan with the principal amount of EUR 2,500,000,
•all convertible loans from (now) former shareholders were converted to capital stock at closing date,
•all loans from (now) former shareholders were transferred to Kalera AS at closing date and
•acquisition of the remaining stake of 50% in &ever Middle East Holding Ltd., Dubai, from NOX Culinary General Trading Company LLC.
F1. Liquidity and Going Concern Considerations
The Company has suffered recurring losses from operations, has a net capital deficit and is experiencing a period of tight liquidity; based on its budget and business plans, and in order to continue as a going concern in the forecast period, the Company is dependent on the financial support of its parent company, Kalera AS. Additionally, Kalera AS, the Company’s new parent company as of 1 October 2021, issued a letter of comfort, valid until 31 May 2023, limited to the amount of EUR 30,000,000, which outlines the obligation of Kalera AS to provide the Company with sufficient funding at all times such that the Company is always in a position to meet its payment obligations in a timely manner in order to prevent insolvency or overindebtedness within the meaning of Sec. 17 and Sec. 19 German Insolvency Code (InsO).
Kalera AS has incurred losses in each fiscal year since its inception and has an accumulated deficit. In March 2022, Kalera AS management informed &ever management that it expects Kalera AS to continue to generate operating losses and consume significant cash resources for the foreseeable future and that these operating losses and accumulated deficits raise substantial doubt about Kalera AS’s ability to continue as a going concern for a period of twelve months from April 2022, meaning that Kalera AS may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations, including financing the letter of comfort which it has issued the Company. As such, Company management concluded there is substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from April 2022.

Kalera AS management has informed &ever management that continuation of Kalera AS as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce and attain profitability and that Kalera AS has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs; however, there can be no assurance that Kalera AS will be successful in any of these endeavors. If Kalera AS continues to seek additional financing to fund its business activities in the future and, nonetheless, there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If Kalera AS is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.

G.    Reconciliation to Generally Accepted Accounting Principles in the United States of America
The Company's financial statements have been prepared in accordance with generally accepted accounting principles in Germany ("German GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP"). Such differences involve methods for measuring the amounts in the financial statements. The principal differences between German GAAP and US GAAP, which affect the net loss and equity of the Company, are quantified and described below:
Reconciliation of equity (German GAAP to US GAAP)
(all amounts in Euros)

		Year Ended December 31,
	Note	2020	2019
Equity reported under German GAAP		(4,806,984)	1,546,140
Software development costs	1	(525,105)	(656,381)
Leases	2	(26,568)	(16,281)
Equity method accounting	3	(350,055)	(7,534)
Equity reported under US GAAP		(5,708,712)	(865,944)
Reconciliation of net loss (German GAAP to US GAAP)
(all amounts in Euros)

		Year Ended December 31,
	Note	2020	2019
Net loss for the year under German GAAP		(6,353,124)	(2,306,963)
Software development costs	1	131,276	(422,820)
Leases	2	(10,286)	(16,281)
Equity method accounting	3	(342,521)	(7,534)
Net loss for the year under US GAAP		(6,574,655)	(2,753,598)
Reconciliation of cash flows (German GAAP to US GAAP)
(all amounts in Euros)
As it is legally not required in Germany for a small corporation (within the meaning of Sec. 267 (1) HGB) to prepare and present a statement of cash flows, one is not included in the Company's German GAAP financial statements. However, in addition to the differences between German GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are differences in the manner in which items would be classified in a statement of cash flows. These classification differences between operating, investing and financing activities are illustrated in the reconciliation below.

		Year Ended December 31,
	Note	2020	2019
Net cash used in operating activities under German GAAP		(6,179,884)	156,900
Software development costs	1	0	(422,820)
Net cash flow used in operating activities under US GAAP		(6,179,884)	(265,920)

Net cash used in investing activities under German GAAP		(1,207,002)	(4,408,204)
Software development costs	1	0	422,820
Net cash used in investing activities under US GAAP		(1,207,002)	(3,985,384)

Notes to reconciliation of German GAAP to US GAAP
1.    Software development costs
Under German GAAP, internally generated non–current intangible assets may be recognized, at the Company's option, if certain criteria are met (for example, if it is highly probable that an intangible asset will result and function as intended and development costs can be reliably attributed to the asset). The development costs for a farm operation software are capitalized under German GAAP as they fulfill the relevant criteria and the Company exercises the option to recognize internally–generated internal–use intangible assets. Under US GAAP, development costs of internally–developed internal–use software are capitalized when management, with the relevant authority, authorizes and commits to funding a software project and it is probable that the project will be completed and the software will be used to perform the function intended. Although the farm operation software meets the capitalization criteria under German GAAP, the criteria under US GAAP are not met as documentation of management's authorization and commitment to funding the software project is non–existent. Therefore, the related development costs are recognized as expense as incurred under US GAAP. Cash expended to pay these costs constitute an operating cash flow under US GAAP as opposed to an investing cash flow under German GAAP.
2.    Leases
Under German GAAP, the Company's leases are accounted for as operating leases (i.e., no associated asset or liability is recognized). The Company is a lessee in several contracts for the rent of buildings and supporting infrastructure (e.g., parking spaces and warehouses). The lease payments are recognized as rental expense in other operating expenses. Under US GAAP, the lessee recognizes a right–of–use asset (ROU Asset) and a lease liability for each contract that is considered as a lease, taking into account the applicable exceptions. In applying the new leasing standard ASC 842 as of January 1, 2019, the Company recognizes a ROU Asset and a lease liability on its leases, which are classified as operating leases. The ROU Asset is amortized over the associated useful life and interest expense is recognized on the lease liability.
3.    Equity method accounting
Under US GAAP, losses of an equity method investee are reported up to the carrying amount of the investment, including any additional committed financial support, such as capital contributions, loans, advances, and additional investments. If previous losses have reduced the carrying amount of the investment to zero, the investor continues to report its share of equity method losses to the extent of any additional financial support made or committed to by the investor. Under German GAAP, the Company's investments in their investees are stated at cost. Impairments are recognized in the financial statements to the extent of any losses.
Munich, 26 November 2021, except as to Note F1, as to which the date is 20 April 2022

/s/ Dr. Sebastian Henner Schwarz
Dr. Sebastian Henner Schwarz

Kalera GmbH (formerly: &ever GmbH), Munich
Balance Sheets
As of 30 September 2021 and 31 December 2020

	30 Sept 2021
	EUR	31 Dec 2020
	(unaudited)	EUR
ASSETS
A. Fixed assets
I. Intangible assets
1. Internally generated industrial and similar rights and assets	509,577	576,509
II. Tangible assets
1. Other equipment, furniture and fixtures	1,087,167	503,892
2. Prepayments on assets under construction	5,732,255	495,778
	6,819,422	999,670
III. Financial assets
1. Loans to affiliates	4,932,128	4,932,128
2. Cooperative shares	550	550
3. Equity investments	1,479,067	501,067
	6,411,745	5,433,745
	13,740,744	7,009,924
B. Current assets
I. Receivables and other assets
1. Trade receivables	—	2,216
2. Other assets	916,946	483,449
	916,946	485,665
II. Cash on hand and bank balances	1,445,081	2,034,448
	2,362,027	2,520,113
C. Prepaid expenses	20,153	44,857
D. Capital deficit	—	4,806,984
	16,122,924	14,381,878

Kalera GmbH (formerly: &ever GmbH), Munich
Balance Sheets
As of 30 September 2021 and 31 December 2020

	30 Sept 2021 EUR	31 Dec 2020
	(unaudited)	EUR
EQUITY AND LIABILITIES

A.Equity
I. Subscribed capital	58,082	46,508
II. Capital reserves	23,346,905	7,717,849
III. Loss carryforward	(12,571,341)	(6,218,217)
IV. Net loss for the period	(5,037,064)	(6,353,124)
V. Capital Deficit	—	4,806,984
	5,796,582	—
B. Provisions	442,195	616,769
C. Liabilities
1. Liabilities from convertible loans	—	9,824,001
2. Trade payables	275,393	664,916
3. Liabilities to shareholders	9,355,965	—
4. Liabilities to banks	—	15,228
5. Other liabilities	252,789	3,249,116
	9,884,148	13,753,260
D. Deferred Income	—	11,849
	16,122,924	14,381,878

Kalera GmbH (formerly: &ever GmbH), Munich
Income Statements
For the nine months ended 30 September 2021 and 30 September 2020
(unaudited)

	30 Sept 2021	30 Sept 2020
	EUR	EUR

1. Revenues	137,804	107,099
2. Other income thereof income from reversal of provisions EUR 432,255 (prior year EUR 0)	649,305	26,637
	787,108	133,736
3. Material	64,806	—
4. Personal expenses
a) Wages and salaries	2,196,541	1,335,157
b) Social security, other employee benefit costs	355,927	222,570
5. Amortization and depreciation of intangible assets and property, plant and equipment	209,236	174,505
6. Other operating expenses
a) Office expenses	325,073	178,286
b) Travel expenses	218,385	131,942
c) Consulting fees	828,338	703,231
d) Other expenses	1,083,271	1,066,812
	5,281,577	3,812,503
7. Interest expenses	542,595	300,158
8. Income taxes	—	—
9. Net Loss For The Period	(5,037,064)	(3,978,925)

Kalera GmbH (formerly: &ever GmbH), Munich
Notes to the interim financial statements
(unaudited)

A.General
The interim financial statements of Kalera GmbH (formerly: &ever GmbH), having its registered office in Munich (HRB no. 261515 at Munich Local Court) were prepared in accordance with the provisions of Sec. 242 et seq. HGB [“Handelsgesetzbuch”: German Commercial Code] and the supplementary provisions for corporations (Sec. 264 et seq. HGB) as amended by the BilRUG [“Bilanzrichtlinie-Umsetzungsgesetz”: German German Act to Implement the EU Accounting Directive] and the provisions of the GmbHG [“Gesetz betreffend die Gesellschaften mit beschränkter Haftung”: German Limited Liability Companies Act].
Kalera GmbH is a small corporation within the meaning of Sec. 267 (1) HGB. The Company made partial use of the applicable simplifications for small corporations for the preparation of the notes to the interim financial statements. In order to improve the clarity of presentation, we have in some cases indicated in these notes to the interim financial statements whether individual items are related to other items and “thereof” items.
Pursuant to Sec. 264 (1) Sentence 4 HGB, the Company elected not to prepare a management report.
The income statement was prepared using the nature of expense method.

B.Notes on accounting policies
The interim financial statements were prepared on a going concern basis. Please refer to Note F. Liquidity and Going Concern Considerations for information about the Company’s ability to continue as a going concern.
The following accounting policies, which remained unchanged in comparison to the prior year, were used to prepare the interim financial statements.
Internally generated intangible assets are recognized at production cost and are written down over a useful life of five years from the date of completion.
Property, plant and equipment are recognized at acquisition or production cost less depreciation. Depreciation is charged on a straight-line basis over the assets’ estimated useful lives. Low-value assets with individual acquisition costs of up to EUR 800 are fully expensed in the year of acquisition.
Receivables and other assets are stated at their nominal value. Appropriate specific bad debt allowances provide for all foreseeable valuation risks.
Bank balances are stated at nominal value.
Expenses recorded before the reporting date which relate to a certain period after this date are posted as prepaid expenses.
Other provisions are recognized at the settlement value deemed necessary according to prudent business judgment. Provisions with a residual term of more than one year are discounted pursuant to Sec. 253 (2) HGB.
Liabilities are recorded at the settlement value.
Payments received before the reporting date which constitute income for a certain period after this date are posted as deferred income.

Transactions in foreign currencies were recognized at the current rate.

C.Notes to the balance sheet
1.Fixed assets
Loans to affiliates relate to the joint venture subsidiary Wafra Agricultural for Agricultural Contracting SPC, Kuwait; following the reporting period, in December 2021, the receivable was settled by way of contribution in kind to the joint venture &ever Middle East Holding Ltd., Dubai.
2.Receivables and other assets
Receivables and other assets include no receivables from shareholders (31 December 2020: EUR 94,157). As of 30 September 2021 and 31 December 2020, all receivables and other assets are due in up to one year from the balance sheet date.
3.Liabilities
To improve clarity and transparency, the disclosures concerning the liabilities are summarized in the schedule of liabilities shown below:

		As of 30 September 2021 EUR	Due in up to one year EUR	Due in between one and five years EUR	Due in more than five years EUR
1.	Liabilities from convertible loans	0.00	0.00	0.00	0.00
	(prior year 31 Dec 2020)	(9,824,001)	(9,824,001)	(0.00)	(0.00)
2.	Trade payables	275,393	275,393	0.00	0.00
	(prior year 31 Dec 2020)	(664,916)	(664,916)	(0.00)	(0.00)
3.	Liabilities to shareholders	9,355,965	9,355,965	0.00	0.00
	(prior year 31 Dec 2020)	(0.00)	(0.00)	(0.00)	(0.00)
4.	Liabilities from bank loans	0.00	0.00	0.00	0.00
	(prior year 31 Dec 2020)	(15,228)	(15,228)	(0.00)	(0.00)
5.	Other liabilities	252,789	252,789	0.00	0.00
	(prior year 31 Dec 2020)	(3,249,116)	(3,249,116)	(0.00)	(0.00)
	• thereof for taxes	109,318	109,318	0.00	0.00
	(prior year 31 Dec 2020)	(77,749)	(77,749)	(0.00)	(0.00)
	• thereof for social security	0.00	0.00	0.00	0.00
	(prior year 31 Dec 2020)	(0.00)	(0.00)	(0.00)	(0.00)
During the nine months ended 30 September 2021, the convertible loans, which were outstanding at 31 December 2020, as well as accrued interest converted to equity. Additionally, during this period, the Company drew down EUR 2,505,340 on a loan from Kalera AS. As of 31 December 2020, other liabilities contained additional shareholder loans in the amount of EUR 3,171,567. The shareholder loans increased during the nine months ended 30 September 2021 to EUR 6,850,625 and were transferred as part of the acquisition from the former shareholders to Kalera AS.

D.Notes to the income statement
Earnings in the nine months ended 30 September 2021 were mainly attributable to the sublease of premises in Hamburg (EUR 126,558; prior year: EUR 107,099) and to other income mainly from the reversal of provisions (EUR 431,256; prior year: EUR 0.00).

E.Other notes
Number of employees
The average number of persons employed by the Company in the nine months ended 30 Sept 2021 was 42 (prior period: 21).
Other financial obligations
Other financial obligations of EUR 2,013,482 arise from leases with a term until 31 December 2030.
COVID-19 pandemic
The impact of the coronavirus crisis on business operations, including nearly all employees in Germany working from home, was countered by a series of measures. These include the introduction of the MS Teams online collaboration system. As a food production company, the Company’s joint venture in Kuwait is exempted from working restrictions. Despite the continuance of the ongoing pandemic, management does not expect the effects of the pandemic to significantly affect the Company’s operations in the foreseeable future.
Key events during and following the reporting period
In August 2021, Kalera GmbH and Kalera AS, Oslo/Norway entered into a share purchase agreement for the acquisition of all shares in &ever GmbH. The consideration consists of a total of $25,000,000 (US dollars) in cash and 27,856,081 Kalera AS shares. The acquisition closed on 1 October 2021. As part of the overall acquisition of &ever GmbH by Kalera AS, the following took place:
•shareholders' meeting of 20 May 2021 approved the increase of the share capital by EUR 1,871 to EUR 48,379,
•shareholders' meeting of 11 August 2021 approved the increase of the share capital by EUR 9,703 to EUR 58,082,
•Kalera AS in September 2021 granted Kalera GmbH a bridge loan with the principal amount of EUR 2,500,000,
•all convertible loans from (now) former shareholders were converted to capital stock of Kalera AS at closing date,
•all loans from (now) former shareholders were transferred to Kalera AS at closing date and
•acquisition of the remaining stake of 50% in &ever Middle East Holding Ltd., Dubai, from NOX Culinary General Trading Company LLC
•the Company changed its legal name from &ever GmbH to Kalera GmbH
F.Liquidity and Going Concern Considerations
The Company has suffered recurring losses from operations, has a net capital deficit and is experiencing a period of tight liquidity; based on its budget and business plans, and in order to continue as a going concern in the forecast period, the Company is dependent on the financial support of its parent company, Kalera AS. Additionally, Kalera AS, the Company’s new parent company as of 1 October 2021, issued a letter of comfort, valid until 31 May 2023, limited to the amount of EUR 30,000,000, which outlines the obligation of Kalera AS to provide the Company with sufficient funding at all times such that the Company is always in a position to meet its payment obligations in a timely manner in order to prevent insolvency or overindebtedness within the meaning of Sec. 17 and Sec. 19 German Insolvency Code (InsO).
Kalera AS has incurred losses in each fiscal year since its inception and has an accumulated deficit. In March 2022, Kalera AS management informed &ever management that it expects Kalera AS to continue to generate operating losses and consume significant cash resources for the foreseeable future and that these operating losses and accumulated deficits raise substantial doubt about Kalera AS’s ability to continue as a going concern for a period of twelve months from April 2022, meaning that Kalera AS may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations, including financing the letter of comfort which it has issued the Company. As such, Company management concluded there is substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from April 2022.
Kalera AS management has informed &ever management that continuation of Kalera AS as a going concern is dependent upon its ability to obtain additional operating capital, complete development of new seeds and produce and attain profitability and that Kalera AS has implemented and continues to implement plans to fund its operations and finance its future development activities and its working capital needs; however, there can be no assurance that Kalera AS will be successful in any of these endeavors. If Kalera AS continues to seek additional financing to fund its business activities in the future and, nonetheless, there remains doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms, or at all. If Kalera AS is unable to raise the necessary funds when needed or other strategic objectives are not achieved, it may not be able to continue its operations, or it could be required to modify its operations, which could slow future growth.
The accompanying interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the interim financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern.

G.Reconciliation to Generally Accepted Accounting Principles in the United States of America
The Company’s interim financial statements have been prepared in accordance with generally accepted accounting principles in Germany (“German GAAP”), which differ in certain material respects from generally accepted accounting principles in the United States of America (“US GAAP”). Such differences involve methods for measuring the amounts in the interim financial statements. The principal differences between German GAAP and US GAAP, which affect the net loss and equity of the Company, are quantified and described below:
Reconciliation of equity (German GAAP to US GAAP)
(all amounts in Euros)

	Note	30 Sept 2021	31 Dec 2020
Equity reported under German GAAP		5,796,581	(4,806,984)
Software development costs	1	(426,648)	(525,105)
Leases	2	(53,352)	(26,568)
Equity method accounting	3	(1,111,716)	(350,055)
Consolidation accounting (&ever Singapore)	5	(452,520)	0
Equity reported under US GAAP		3,752,345	(5,708,712)

Reconciliation of net loss (German GAAP to US GAAP)
(all amounts in Euros)

		Nine Months Ended September 30,
	Note	2021	2020
Net loss for the period under German GAAP		(5,037,064)	(3,978,925)
Software development costs	1	98,457	98,457
Leases	2	(26,784)	(8,329)
Equity method accounting	3	(761,661)	(194,213)
Share-base payments / transaction bonus	4	(7,290,445)	0
Consolidation accounting (&ever Singapore)	5	(411,703)	0
Net loss for the period under US GAAP		(13,429,200)	(4,083,010)
Reconciliation of cash flows (German GAAP to US GAAP) (all amounts in Euros)
As it is legally not required in Germany for a small corporation (within the meaning of Sec. 267 (1) HGB) to prepare and present a statement of cash flows, one is not included in the Company's German GAAP financial statements. However, in addition to the differences between German GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are differences in the manner in which items would be classified in a statement of cash flows. These classification differences between operating, investing and financing activities are illustrated in the reconciliation below.

		Nine Months Ended September 30,
	Note	2021	2020
Net cash used in operating activities under German GAAP		(5,635,109)	(3,132,591)
Other non-cash operating gains/losses	1	63	0
Consolidation accounting (&ever Singapore)	5	170,234	0
Net cash flow used in operating activities under US GAAP		(5,464,812)	(3,132,591)

Net cash used in investing activities under German GAAP		(1,675,558)	(908,795)
Other non-cash operating gains/losses	1	(63)	0
Consolidation accounting (&ever Singapore)	5	(5,387,660)	0
Net cash used in investing activities under US GAAP		(7,063,281)	(908,795)

Cash, cash equivalents and restricted cash under German GAAP		1,445,081	1,163,054
Consolidation accounting (&ever Singapore)	5	529,708	0
Cash, cash equivalents and restricted cash under US GAAP		1,974,789	1,163,054

Notes to reconciliation of German GAAP to US GAAP

1. Software development costs
Under German GAAP, internally generated non-current intangible assets may be recognized, at the Company’s option, if certain criteria are met (for example, if it is highly probable that an intangible asset will result and function as intended and development costs can be reliably attributed to the asset). The development costs for a farm operation software are capitalized under German GAAP as they fulfill the relevant criteria and the Company exercises the option to recognize internally generated internal-use intangible assets. Under US GAAP, development costs of internally developed internal-use software are capitalized when management, with the relevant authority, authorizes and commits to funding a software project and it is probable that the project will be completed and the software will be used to perform the function intended. Although the farm operation software meets the capitalization criteria under German GAAP, the criteria under US GAAP are not met as documentation of management’s authorization and commitment to funding the software project is non-existent. Therefore, the related development costs are recognized as expense as incurred under US GAAP.

2. Leases
Under German GAAP, the Company’s leases are accounted for as operating leases (i.e., no associated asset or liability is recognized). The Company is a lessee in several contracts for the rent of buildings and supporting infrastructure (e.g., parking spaces and warehouses). The lease payments are recognized as rental expense in other operating expenses. Under US GAAP, the lessee recognizes a right-of-use asset (“ROU Asset”) and a lease liability for each contract that is considered as a lease, taking into account the applicable exceptions. In applying the new leasing standard ASC 842 as of January 1, 2019, the Company recognizes a ROU Asset and a lease liability on its leases, which are classified as operating leases. The ROU Asset is amortized over the associated useful life and interest expense is recognized on the lease liability.

3. Equity method accounting
Under US GAAP, losses of an equity method investee are reported up to the carrying amount of the investment, including any additional committed financial support, such as capital contributions, loans, advances, and additional investments. If previous losses have reduced the carrying amount of the investment to zero, the investor continues to report its share of equity method losses to the extent of any additional financial support made or committed to by the investor. Under German GAAP, the Company's investments in their investees are stated at cost. Impairments are recognized in the financial statements to the extent of any losses.

4. Share-base payments / transaction bonus
The Company established a virtual equity incentive program ("VESOP”) for certain employees and non-employees. Furthermore, the Company promised certain employees bonus payments in connection with the successful completion of a transaction whereby substantially all shares or assets of the Company were sold. In connection with the Kalera acquisition, the obligations to compensate the beneficiaries of the VESOP and bonus were transferred from the Company to the selling shareholders. VESOP obligations were to be satisfied with shares in Kalera AS and the bonus obligations were to be satisfied with cash, both of which were transferred to the selling shareholders as part of the purchase price for the Company. Under German GAAP the related share-based payments and transaction bonus are not recognized in the financial statements of the Company. However, under US GAAP, compensation to a beneficiary by a related party or other holder of an economic interest in the reporting entity for services provided to the reporting entity are recognized as a capital contribution to the Company. Therefore, the costs of satisfying the VESOP and the transaction bonus obligations are recognized as expenses in the financial statements of the Company under US GAAP. As the resulting increase to capital reserves for the capital contribution is offset by the increase to net loss), there is no net effect to equity from this GAAP difference.

5. Consolidation
Under US GAAP, the financial position and operating results of the Company’s wholly owned &ever Singapore Pte. Ltd (“&ever Singapore”) entity must be consolidated. Under German GAAP, only separate financial statements of the &ever GmbH entity have been prepared. To enable a further understanding of the effect &ever Singapore has on the consolidated entity, a balance sheet and income statement of &ever Singapore, prepared in accordance with

US GAAP, is presented below. There was no intercompany expense/income to eliminate in the income statement and the equity of &ever Singapore would eliminate with &ever GmbH’s investment in it.

&ever Singapore Balance Sheet under US GAAP (in EUR)	30 September 2021
ASSETS
Non-current assets
Property, plant and equipment, net	5,385,569
Right-of-use assets	3,259,043
8,644,612
Current Assets
Other current assets	210,588
Cash and cash equivalents	529,708
740,296
Total Assets	9,384,908

TOTAL LIABILITIES AND STOCKHOLDER`S EQUITY

Stockholders' equity
Common stock	63
Accumulated deficit	(40,880)
Net loss for the period	(411,703)
(452,520)
Current liabilities:
Accounts payable - third parties	1,131,700
Accounts payable - intercompany	4,656,313
Short-term lease liabilities	475,556
Accrued liabilities	507,614
6,771,183
Non-current liabilities
Long-term lease liabilities	3,066,245
Total liabilities	9.837.428
Total liabilities and stockholders' equity	9,384,908

&ever Singapore Income Statement under US GAAP (in EUR)	Nine months ended September 30, 2021
Selling, general and administrative expenses	(414,194)
Depreciation and amortization	(2,154)
Operating loss	(416,347)
Other income	4,644
Loss from operations before income tax	(411,703)
Income tax expense	0
Total comprehensive loss / net loss for the period	(411,703)

Munich, 20 April 2022
/s/ Dr. Sebastian Henner Schwarz
Dr. Sebastian Henner Schwarz

ANNEX A-I
EXECUTION VERSION
BUSINESS COMBINATION AGREEMENT
by and among
AGRICO ACQUISITION CORP.
as Purchaser,
KALERA AS,
as the Company,
FIGGREEN LIMITED,
as Holdco,
KALERA CAYMAN MERGER SUB
as Cayman Merger Sub,
AND
KALERA LUXEMBOURG MERGER SUB SARL,
in process of incorporation and represented by its sole founder, as Lux Merger Sub
Dated as of January 30, 2022

TABLE OF CONTENTS

Page

ARTICLE I MERGERS		A-I-3

1.1	Mergers; Company Capital Reduction	A-I-3

1.2	Effective Times	A-I-4

1.3	Effect of the Mergers	A-I-5

1.4	Organizational Documents of the Company and Holdco	A-I-5

1.5	Directors and Officers of the Company and Holdco	A-I-5

1.6	Effect of Mergers on Issued Securities of Purchaser, Holdco, the Merger Subs and the Company	A-I-6

1.7	Exchange Procedures	A-I-7

1.8	Treatment of Company Options	A-I-9

1.9	Fractional Holdco Ordinary Shares	A-I-10

1.10	Tax Consequences	A-I-10

1.11	Liquidation of Purchaser	A-I-10

ARTICLE II CLOSINGS		A-I-11

2.1	First Closing	A-I-11

2.2	Second Closing	A-I-11

2.3	Signatures for the Closings	A-I-11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER		A-I-11

3.1	Organization and Standing	A-I-11

3.2	Authorization; Binding Agreement	A-I-12

3.3	Governmental Approvals	A-I-12

3.4	Non-Contravention	A-I-12

3.5	Capitalization	A-I-13

3.6	SEC Filings and Purchaser Financials	A-I-14

3.7	Absence of Certain Changes	A-I-15

3.8	Compliance with Laws	A-I-16

i

TABLE OF CONTENTS CONTINUED

Page

3.9	Actions; Orders; Permits	A-I-16

3.10	Taxes and Returns	A-I-16

3.11	Employees	A-I-17

3.12	Investment Company Act	A-I-17

3.13	Finders and Brokers	A-I-17

3.14	Certain Business Practices	A-I-17

3.15	Trust Account	A-I-18

3.16	Exclusivity of Representations and Warranties	A-I-18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HOLDCO AND MERGER SUBS		A-I-18

4.1	Organization and Standing	A-I-19

4.2	Authorization; Binding Agreement	A-I-19

4.3	Governmental Approvals	A-I-20

4.4	Non-Contravention	A-I-20

4.5	Capitalization	A-I-20

4.6	Ownership of Exchange Shares	A-I-22

4.7	Compliance with Laws	A-I-22

4.8	Holdco Activities	A-I-22

4.9	Finders and Brokers	A-I-22

4.10	Investment Company Act	A-I-23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-I-23

5.1	Organization and Standing	A-I-23

5.2	Authorization; Binding Agreement; No Violation	A-I-23

5.3	Capitalization	A-I-24

5.4	Subsidiaries	A-I-25

5.5	Governmental Approvals	A-I-25

TABLE OF CONTENTS CONTINUED

Page

5.6	Non-Contravention	A-I-25

5.7	Financial Statements	A-I-26

5.8	Absence of Certain Changes	A-I-27

5.9	Compliance with Laws	A-I-27

5.10	Company Permits	A-I-27

5.11	Litigation	A-I-27

5.12	Material Contracts	A-I-28

5.13	Intellectual Property	A-I-30

5.14	Taxes and Returns	A-I-31

5.15	Real Property	A-I-32

5.16	Employee Matters	A-I-33

5.17	Benefit Plans	A-I-34

5.18	Environmental Matters	A-I-36

5.19	Transactions with Related Persons	A-I-36

5.20	Business Insurance	A-I-37

5.21	Customers and Vendors	A-I-37

5.22	Certain Business Practices	A-I-37

5.23	Data Protection and Cybersecurity	A-I-38

5.24	Information Technology	A-I-39

5.25	Investment Company Act	A-I-39

5.26	Finders and Brokers	A-I-39

5.27	Information Supplied	A-I-40

5.28	Exclusivity of Representations and Warranties	A-I-40

ARTICLE VI COVENANTS		A-I-40

6.1	Access and Information	A-I-40

TABLE OF CONTENTS CONTINUED

Page

6.2	Conduct of Business of the Company	A-I-41

6.3	Conduct of Business of Purchaser, Holdco and Merger Subs	A-I-44

6.4	Purchaser Public Filings	A-I-46

6.5	No Solicitation	A-I-46

6.6	No Solicitation by Purchaser	A-I-49

6.7	Securities Law Matters	A-I-49

6.8	Notification of Certain Matters	A-I-49

6.9	Efforts	A-I-50

6.10	Further Assurances	A-I-51

6.11	The Registration Statement	A-I-51

6.12	Public Announcements	A-I-53

6.13	Post-Closing Board of Directors	A-I-54

6.14	Indemnification of Directors and Officers; Tail Insurance	A-I-54

6.15	Registration Rights Agreement	A-I-56

6.16	Net Tangible Assets	A-I-56

6.17	Delisting and Deregistration	A-I-56

6.18	Holdco Nasdaq Listing	A-I-56

6.19	Equity Plans	A-I-57

6.20	Employment Agreements; Other Compensation Matters	A-I-57

6.21	Company Shareholder Approval	A-I-57

6.22	Merger Sub and Holdco Shareholder Approvals	A-I-57

6.23	Section 16 of the Exchange Act	A-I-58

6.24	Transfer Taxes	A-I-58

6.25	Resignations	A-I-58

6.26	Amended Warrant Agreement	A-I-58

TABLE OF CONTENTS CONTINUED

Page

6.27	Amended Holdco Memorandum and Articles of Association	A-I-58

6.28	Norwegian Merger	A-I-58

6.29	No Claim Against Purchaser Trust Account	A-I-58

6.30	CVR Agreement	A-I-59

6.31	Nonregistrable CVRs	A-I-59

ARTICLE VII CLOSING CONDITIONS		A-I-59

7.1	Conditions to Each Party’s Obligations	A-I-59

7.2	Conditions to Obligations of the Company	A-I-60

7.3	Conditions to Obligations of Purchaser	A-I-61

7.4	Frustration of Conditions	A-I-62

ARTICLE VIII TERMINATION AND EXPENSES		A-I-62

8.1	Termination	A-I-62

8.2	Manner and Effect of Termination	A-I-64

8.3	Termination Fees	A-I-64

ARTICLE IX MISCELLANEOUS		A-I-65

9.1	Nonsurvival of Representations, Warranties and Covenants	A-I-65

9.2	Notices	A-I-65

9.3	Binding Effect; Assignment	A-I-66

9.4	Third Parties	A-I-66

9.5	Arbitration	A-I-66

9.6	Governing Law; Jurisdiction	A-I-67

9.7	Specific Performance	A-I-67

9.8	Severability	A-I-67

9.9	Amendment	A-I-68

9.10	Waiver	A-I-68

v

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Page

9.11	Schedules and Exhibits	A-I-68

9.12	Entire Agreement	A-I-68

9.13	Interpretation	A-I-68

9.14	Counterparts	A-I-69

9.15	Legal Representation	A-I-69

ARTICLE X DEFINITIONS		A-I-71

10.1	Certain Definitions	A-I-71
INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of CVR Agreement

Exhibit B	Form of First Merger Plan of Merger

Exhibit C	Form of Second Merger Plan of Merger (Common Draft Terms of Merger)

Exhibit D	Holdco Equity Plan

Exhibit E	Form of Amended Holdco Memorandum and Articles of Association

BUSINESS COMBINATION AGREEMENT
This Business Combination Agreement (this “Agreement”) is made and entered into as of January 30, 2022, by and among (i) Agrico Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (“Holdco”), (iii) Kalera Cayman Merger Sub, a Caymans Islands exempted company (“Cayman Merger Sub”), (iv) Kalera Luxembourg Merger Sub SARL a limited liability company (société à responsabilité limitée), to be incorporated under the laws of the Grand Duchy of Luxembourg, to have its registered office at 12E Rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and to registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) hereby represented by Holdco as sole founding shareholder acting in the name and on behalf of Kalera Luxembourg Merger Sub SARL (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (v) Kalera AS, a Norwegian private limited liability company (together with its successors and, following the Norwegian Merger, Lux Holdco, the “Company”). Purchaser, Holdco, the Merger Subs and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.
RECITALS:
WHEREAS, the Company, indirectly through its subsidiaries, engages in the business of controlled environment agriculture, seeds production and research and development of plant and seed science;
WHEREAS, Purchaser is a Cayman Islands exempted company structured as a blank check company incorporated for the sole purpose of effecting a share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;
WHEREAS, Holdco is a private limited company incorporated in Ireland and, after the date hereof and before the First Closing, will re-register as an Irish public company limited by shares and change its name to “Kalera plc”;
WHEREAS, Cayman Merger Sub is a newly incorporated Cayman Islands exempted company that is a wholly owned direct subsidiary of Holdco;
WHEREAS, Lux Merger Sub will be a newly incorporated Luxembourg limited liability company (société à responsabilité limitée) that will be a wholly owned direct subsidiary of Holdco;
WHEREAS, prior to the First Merger Effective Time, the Company will have merged with and into Kalera S.A., a Luxembourg public limited company (société anonyme) (“Lux Holdco”) with Lux Holdco as the surviving entity;
WHEREAS, all actions required to be taken by the Company following the Norwegian Merger shall be taken by Lux Holdco;
WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) at least one (1) Business Day prior to the Second Merger, Cayman Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity and as a wholly owned subsidiary of Holdco (the “First Merger”), the Purchaser will elect to be treated as a “disregarded entity” for U.S. federal income Tax purposes effective immediately after the First Merger (the “DRE Election”), Purchaser will issue Purchaser Ordinary Shares to Holdco (the “Purchaser Share Issuance”) and the Purchaser Shareholders will receive shares in the capital of Holdco and holders of Purchaser Warrants will have their Purchaser Warrants assumed by Holdco and adjusted to become exercisable for shares in the capital of Holdco, in each case as consideration for the First Merger and the Purchaser Share Issuance, (b) at least one (1) Business Day following the First Merger and subject thereto, Lux Merger Sub will merge with and into the Company with the Company as the surviving entity of the Second Merger and in this context the Company will issue shares to Holdco (the “Company Share Issuance”) (the “Second Merger” and together with the First Merger, the “Mergers”), and (c) immediately following and in connection with the Second Merger, the Company Shareholders (except Holdco) will receive shares in the capital of Holdco and the holders of the Company Options will receive the consideration set forth in Section 1.8, in each case as consideration for (i) the Company Shares being cancelled and ceasing to exist by way of a capital reduction of the Company pursuant to the Luxembourg Companies Act (the “Company Capital Reduction”) and (ii) the Company Options being assumed by Holdco or cancelled, as applicable, upon completion of the Second Merger and the Company Capital Reduction, and as a result of the Second Merger and the Company Capital Reduction, the Company will be a wholly owned subsidiary of Holdco;
WHEREAS, as soon as is reasonably practicable following the First Merger, Purchaser will be entered into liquidation (the “Purchaser Liquidation”) pursuant to which Purchaser shall be liquidated and all assets of Purchaser (if any) shall be distributed to Holdco;
WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income tax treatment of the Transactions), each of the Parties intends that (i) (A) the First Merger and the DRE Election, taken together, will qualify as a single integrated transaction that is treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and the Treasury Regulations thereunder as to which Holdco and Purchaser are parties under Section 368(b) of the Code, and (B) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (ii) (A) the Second Merger and the Company Capital Reduction, taken together, will qualify as a single integrated transaction that is treated as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code and the Treasury Regulations thereunder as to which Holdco and the Company are parties under Section 368(b) of the Code, and (B) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);
WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, certain shareholders of the Company have entered into a Company Holders Support Agreement, dated as of the date hereof (the “Company Support Agreement”);
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain
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shareholders of Purchaser, the Company and Purchaser have entered into that certain Sponsor Support Agreement (the “Sponsor Support Agreement”), concurrently with the execution and delivery of this Agreement;
WHEREAS, at or immediately prior to the Effective Time, Holdco and a rights agent selected by the Company and reasonably acceptable to the Purchaser (the “Rights Agent”) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), in substantially the form attached hereto as Exhibit A (subject to modifications contemplated by Section 6.30);
WHEREAS, the sole director or boards of directors (as applicable) of Purchaser, the Company, Holdco, and Cayman Merger Sub have each (a) determined that the Transactions (to the extent such Transactions are applicable to such Person) are fair, advisable and in the best interests of their respective companies and security holders, and (b) approved this Agreement and the Transactions (to the extent such Transactions are applicable to such Person), upon the terms and subject to the conditions set forth herein; and
WHEREAS, certain capitalized terms used herein are defined in Article X hereof.
NOW, THEREFORE, in consideration of the premises set forth above, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:
ARTICLE I
MERGERS
1.1    Mergers; Company Capital Reduction.
(a)    At the First Closing, in accordance with the applicable provisions of the Cayman Companies Act, Purchaser and Cayman Merger Sub shall consummate the First Merger by taking those steps in accordance with Section 1.2(a), pursuant to which Cayman Merger Sub shall be merged with and into the Purchaser, the separate legal existence of Cayman Merger Sub shall cease, and Purchaser shall continue as the surviving company and a wholly owned subsidiary of Holdco (the “First Merger Surviving Corporation”) (provided that references in this Agreement to Cayman Merger Sub for periods after the First Merger Effective Time shall include the First Merger Surviving Corporation) in accordance with a plan of merger for the First Merger (the “First Merger Plan of Merger”) substantially in the form set forth in Exhibit B attached hereto, and Purchaser shall elect to be treated as a “disregarded entity” for U.S. federal income Tax purposes effective immediately after the First Merger.
(b)    At the Second Closing, in accordance with the applicable provisions of the Luxembourg Companies Act, the Company, Lux Merger Sub and Holdco shall consummate the Second Merger, the Company Share Issuance, and the Company Capital Reduction by taking those steps in accordance with Section 1.2(b), pursuant to which Lux Merger Sub shall be merged with and into the Company with the Company being the surviving entity, following which the separate corporate existence of Lux Merger Sub shall cease and the Company shall continue as the surviving entity and the Company will become a wholly owned subsidiary of Holdco (the “Second Merger Surviving Corporation” and, together with the First Merger Surviving Corporation, the “Surviving Corporations”) (provided that references in this Agreement to the Lux Merger Sub
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for periods after the Second Merger Effective Time shall include the Second Merger Surviving Corporation) in accordance with the common draft terms of merger (the “Second Merger Plan of Merger”) substantially in the form set forth in Exhibit C attached hereto. Immediately thereafter and in connection therewith, (i) the Company Capital Reduction will occur and (ii) the Company Shareholders (except Holdco) will receive shares in the capital of Holdco as consideration for the Company Capital Reduction and the holders of In-the-Money Company Options will have their In-the-Money Company Options assumed by Holdco and adjusted to become exercisable for shares in the capital of Holdco.
1.2    Effective Times.
(a)    On the First Closing Date, Purchaser and Cayman Merger Sub shall cause the First Merger to be consummated in accordance with the First Merger Plan of Merger and with the relevant provisions of the Cayman Companies Act at the time when filings of the First Merger Plan of Merger with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) is completed or at such other time as may be agreed by Purchaser and the Company in writing and specified in such filings (the “First Merger Effective Time”).
(b)    On the Second Closing Date:
(i)    Holdco, the Company and Lux Merger Sub shall cause the Second Merger to be consummated in accordance with the Second Merger Plan of Merger and with the relevant provisions of the Luxembourg Companies Act subject to and on the same date as the First Merger Effective Time or as otherwise specified in the Second Merger Plan of Merger it being noted that, in accordance with the provisions of the Luxembourg Companies Act, the Second Merger shall be subject to:
(A)    the preparation by the administrative and management bodies of Lux Merger Sub and the Company of a detailed written report explaining the Second Merger Plan and setting out the legal and economic grounds for the Second Merger (the “Board Report”);
(B)    the issue by independent experts (Luxembourg independent statutory auditors – réviseurs d’entreprise agréés) appointed by the administrative and management bodies of each of Lux Merger Sub and the Company of written reports on the Second Merger Plan (the “Expert Reports”); and
(C)    the approval of the general meetings of each of Lux Merger Sub and the Company to be held before a Luxembourg notary in the Grand Duchy of Luxembourg after examination of (i) the Board Report and (ii) the Expert Reports, such decisions requiring that the conditions as to the quorum and majority as laid down for amendments of the articles are fulfilled.
(ii)    the subsequent Company Capital Reduction shall occur immediately thereafter(the “Second Merger Effective Time” and together with the First Merger Effective Time, the “Effective Times”, and each an “Effective Time”); it being noted that, in accordance with the provisions of the Luxembourg Companies Act and the Irish Companies Act, as applicable:
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(A)    the Company Capital Reduction shall be subject to the approval of the general meeting of the Company to be held before a Luxembourg notary in the Grand Duchy of Luxembourg, such decision requiring that the conditions as to the quorum and majority as laid down for amendments of the articles are fulfilled; and
(B)    further to the Company Capital Reduction, the Company Shareholders (except Holdco) shall cease to be the holder of respectively the Company Shares and Holdco shall be recorded as the registered holder of all the Company Shares and shall be the legal and beneficial owner thereof.
1.3    Effect of the Mergers. At the relevant Effective Time, the effect of the Mergers shall be as provided in this Agreement, the CVR Agreement, the Certificates of Merger, the Second Merger Plan of Merger, the First Merger Plan of Merger and the applicable provisions of the Cayman Companies Act and the Luxembourg Companies Act, as applicable (the “Transactions”). Without limiting the generality of the foregoing, and subject thereto, at each applicable Effective Time by virtue of the relevant Mergers and the applicable provisions of the Cayman Companies Act and Luxembourg Companies Act (as applicable) and without any action on the part of any Party or the holders of securities of Purchaser or the Company, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of:
(a)    Cayman Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Purchaser as the surviving company, which shall include the assumption by Purchaser of any and all agreements, covenants, duties and obligations of Cayman Merger Sub set forth in this Agreement to be performed after the First Merger Effective Time and Purchaser shall become a wholly-owned subsidiary of Holdco; and
(b)    all property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Lux Merger Sub shall be transferred, by operation of Law, to the Company as the surviving corporation, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of Lux Merger Sub set forth in this Agreement to be performed after the Second Merger Effective Time, and on consummation of the Company Capital Reduction, the Company shall become a wholly-owned Subsidiary of Holdco.
1.4    Organizational Documents of the Company and Holdco.
(a)    Immediately prior to the First Merger Effective Time, the Memorandum and Articles of Association of Holdco will be the Amended Holdco Memorandum and Articles of Association.
(b)    In the context of the Second Merger Effective Time, the Articles of Association of the Company will be the Amended Company Articles.
1.5    Directors and Officers of the Company and Holdco.
(a)    At the First Merger Effective Time, the board of directors of Holdco shall resign and the board of directors of Holdco shall be appointed in accordance with Section 6.13.
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(b)    At the Second Merger Effective Time, the Company Board shall resign or be revoked and the Company Board shall be appointed in accordance with Section 6.13.
1.6    Effect of Mergers on Issued Securities of Purchaser, Holdco, the Merger Subs and the Company. At the relevant Effective Time, by virtue of the Mergers, the applicable provisions of the Cayman Companies Act and the Luxembourg Companies Act (as applicable) and without any action on the part of any Party or the holders of securities of Purchaser, the Company, Holdco or the Merger Subs:
(a)    Purchaser Class A Ordinary Shares. At the First Merger Effective Time, each Purchaser Class A Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time will be automatically converted into one (1) Holdco Ordinary Share by the automatic surrender and cancellation of each Purchaser Class A Ordinary Share in exchange for one (1) validly issued, fully paid and non-assessable Holdco Ordinary Share. From and after the First Merger Effective Time, each certificate or book entry position that evidenced Purchaser Class A Ordinary Shares immediately prior to the First Merger shall entitle the holder to the applicable number of Holdco Ordinary Shares into which such certificate or book entry position is converted according to this Section 1.6(a) and all the issued Purchaser Class A Ordinary Shares shall no longer be outstanding and shall automatically cease to exist.
(b)    Purchaser Class B Ordinary Shares. At the First Merger Effective Time, each Purchaser Class B Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time will be automatically converted into one (1) Holdco Ordinary Share by the automatic surrender and cancellation of each Purchaser Class B Ordinary Share in exchange for one (1) validly issued, fully paid and non-assessable Holdco Ordinary Share. From and after the First Merger Effective Time, each certificate or book entry position that evidenced Purchaser Class B Ordinary Shares immediately prior to the First Merger shall entitle the holder to the applicable number of Holdco Ordinary Shares into which such certificate or book entry position is converted according to this Section 1.6(b) and all issued Purchaser Class B Ordinary Shares shall no longer be outstanding and shall automatically cease to exist.
(c)    Cancellation of Capital Stock Owned by Purchaser. Each share of Purchaser owned by Purchaser as treasury shares immediately prior to the First Merger Effective Time, if any, shall be cancelled and extinguished without any conversion thereof or payment therefor.
(d)    Purchaser Warrants. Each (i) Purchaser Public Warrant outstanding immediately prior to the First Merger Effective Time shall remain outstanding but shall be assumed by Holdco and automatically adjusted to become one (1) Holdco Warrant and (ii) each Purchaser Private Warrant outstanding immediately prior to the First Merger Effective Time shall remain outstanding but shall be assumed by Holdco and automatically adjusted to become one (1) Holdco Warrant. Each of the Holdco Warrants shall be subject to substantially the same terms and conditions set forth in the Purchaser Public Warrant immediately prior to the First Merger Effective Time, except that they shall be exercisable (or will become exercisable in accordance with their terms) for Holdco Ordinary Shares in lieu of Purchaser Ordinary Shares (subject to any amendment required by the Cayman Companies Act or as reasonably agreed among Purchaser and Holdco to provide for fair and equitable treatment of the holders of Purchaser Public Warrants). At or prior to the First Merger Effective Time, Holdco shall take all corporate action necessary to
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reserve for future issuance, and shall maintain such reservation for so long as any of the Holdco Warrants remain outstanding, a sufficient number of Holdco Ordinary Shares for delivery or issuance upon the exercise of such Holdco Warrants.
(e)    Conversion of Cayman Merger Sub Shares. Each share of Cayman Merger Sub issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and converted into and become one newly issued, fully paid, and non-assessable share of First Merger Surviving Corporation with the same rights, powers, and privileges as the shares so cancelled and converted and shall constitute the only outstanding shares of the First Merger Surviving Corporation. From and after the First Merger Effective Time, all certificates representing Cayman Merger Sub shares, if any, shall be deemed for all purposes to represent the number of shares of the First Merger Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(f)    Surrender of Holdco Ordinary Shares. At the First Merger Effective Time, the Ordinary Shares held by Enceladus shall be surrendered by Enceladus to Holdco for nil consideration and such Holdco Ordinary Shares shall thereafter be held as treasury shares by Holdco.
(g)    Company Shares. Pursuant to the Second Merger, each share of Lux Merger Sub (all held by Holdco) issued and outstanding immediately prior to the Second Merger Effective Time will be automatically cancelled and cease to exist in the context of the Company Share Issuance. At the Second Merger Effective Time and subject thereto, in the context of the Company Capital Reduction, each Company Share issued and outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist against the issuance of (i) the number of Holdco Ordinary Shares equal to the Exchange Ratio (the aggregate number of Holdco Ordinary Shares so issued, the “Exchange Shares”) and (ii) one contractual contingent value right per Company Share (each a “CVR”) which shall represent the right to receive up to two contingent payments of Holdco Ordinary Shares (the aggregate amount of Holdco Ordinary Shares that may be so issued, the “CVR Shares”), if any, upon the achievement of certain milestones at the times and subject to the conditions of the CVR Agreement. From and after the Second Merger Effective Time, and the Company Capital Reduction, Holdco shall hold all the Company Shares.
(h)    Cancellation of Capital Stock Owned by the Company. Each share of the Company owned by the Company as treasury shares immediately prior to the Second Merger Effective Time, if any, shall be cancelled and extinguished without any conversion thereof or payment therefor.
1.7    Exchange Procedures.
(a)    Appointment of Transfer Agent. Prior to the First Closing, Holdco shall appoint a registrar and a transfer agent, in each case, reasonably acceptable to the Company (the “Transfer Agent”), as its agent, for the purpose of exchanging (i) Holdco Ordinary Shares for Purchaser Ordinary Shares and (ii) Holdco Ordinary Shares for Company Shares. Holdco agrees to issue Holdco Ordinary Shares as and to the extent required by this Agreement, the First Merger Plan of Merger and the Second Merger Plan of Merger to the holders of Purchaser Ordinary Shares and Company Shares. Holdco shall cause the Transfer Agent to effect the exchange of Purchaser
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Ordinary Shares for a number of Holdco Ordinary Shares, and Company Shares for a number of Holdco Ordinary Shares, each in accordance with the terms of this Agreement, the First Merger Plan of Merger or the Second Merger Plan of Merger (as applicable), and, to the extent applicable, customary transfer agent procedures and the rules and regulations of the Depository Trust Company.
(b)    Transfers of Ownership. Outstanding Purchaser Securities and Company Shares automatically converted or adjusted (as applicable) into the right to receive the consideration provided in Section 1.6 will be deemed, from and after the applicable Effective Time, to evidence only the right to secure the consideration to which the holder thereof is entitled hereunder. In the case of (i) certificated shares, each certificate previously evidencing shares, or (ii) non-certificated shares represented by book entry, each document as may be required to be provided to the Transfer Agent pursuant to the applicable letter of transmittal as evidence, of (A) Purchaser Ordinary Shares (other than those described in Section 1.6(c)) shall be exchanged for a book entry representing a number of Holdco Ordinary Shares determined in accordance with Section 1.6(a) and Section 1.6(b) and (B) Company Shares (other than those described in Section 1.6(h)) shall be exchanged for a book entry representing a number of Holdco Ordinary Shares determined in accordance with Section 1.6(g) to the extent applicable, upon the surrender of such certificate (in the case of certificated shares) or applicable document (in the case of non-certificated shares) in accordance with this Section 1.7(b). Until surrendered in accordance with this Section 1.7(b), each Purchaser Ordinary Share and Company Share (other than those described in Section 1.6(c) and Section 1.6(h)) shall thereafter represent only the right to receive a number of Holdco Ordinary Shares, as applicable, determined in accordance with this Agreement and, in the case of the Company Shares, the Second Merger Plan of Merger, and in the case of the Purchaser Ordinary Shares, the First Merger Plan of Merger.
(c)    No Liability. Notwithstanding anything to the contrary in this Section 1.7 and applicable Law, none of the Surviving Corporations, Holdco, or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(d)    Surrender of Purchaser Ordinary Shares and Company Ordinary Shares. All Holdco Ordinary Shares issued upon the surrender (to the extent applicable) of Purchaser Ordinary Shares and Company Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such ordinary shares, provided that any restrictions on the sale and transfer of Purchaser Ordinary Shares or Company Shares shall also apply to the Holdco Ordinary Shares, as applicable, so issued in exchange.
(e)    Lost, Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Holdco shall issue in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that Holdco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to agree to indemnify the Surviving Corporations, or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporations with respect to the certificates alleged to have been lost, stolen or destroyed.
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1.8    Treatment of Company Options.
(a)    In connection with the Second Merger Effective Time and without any action on the part of the holders thereof, each In-the-Money Company Option that is outstanding as of such time shall remain outstanding and be assumed by Holdco and adjusted to become an option relating to Holdco Ordinary Shares upon the same terms and conditions as are in effect with respect to such In-the-Money Company Options immediately prior to the Second Merger Effective Time (subject to any amendments required by the Luxembourg Companies Act), including with respect to vesting and termination-related provisions (each, a “Holdco Option”) except that (i) such Holdco Options shall relate to that whole number of Holdco Ordinary Shares (rounded down to the nearest whole share) equal to the number of Company Shares subject to such In-the-Money Company Option, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Holdco Option shall be equal to the exercise price per share of such In-the-Money Company Option in effect immediately prior to the Second Merger Effective Time, divided by the Exchange Ratio (and, to the extent necessary to effectuate an equitable adjustment, as converted into US dollars based on the applicable foreign exchange ratio (the exercise price per share, as so determined, being rounded up to the nearest full øre (1/100 of one NOK, euro cent or cent, as may be applicable)); provided, however, that the conversion of the In-the-Money Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, such that such conversion will not constitute a “modification” of such In-the-Money Company Options for purposes of Section 409A or Section 424 of the Code. In addition to receiving Holdco Options, each holder of an In-the-Money Company Option outstanding and unexercised immediately before the Second Merger Effective Time shall also receive (A) with respect each In-the-Money Company Option that is vested immediately prior to the Second Merger Effective Time (each, a “Vested In-the-Money Company Option”), one fully vested CVR for each Company Share underlying such Vested In-the Money Company Option, which will be eligible for contingent payment(s) under the terms, including timing of payment, of the CVR Agreement (each, a “Vested CVR”) and/or (B) with respect to any In-the-Money Company Option that is not vested immediately prior to the Second Merger Effective Time (each, an “Unvested In-the-Money Company Option”), one unvested CVR for each Company Share underlying such Unvested In-the-Money Company Option that will be subject to vesting upon the same time-vesting schedule that applied to the corresponding In-the-Money Company Option that, once vested, will be eligible for contingent payment(s) under the terms, including timing of payment, of the CVR Agreement (each, an “Unvested CVR”), provided that if the holder of an Unvested CVR is employed or in the service of Holdco or one of its Subsidiaries on the date a payment is due under the applicable CVR Agreement, then such Unvested CVR will be deemed vested on such date with respect to such payment. In the event that the employment or other service with Holdco or one of its Subsidiaries of a holder of an Unvested CVR is terminated prior to the vesting of the Unvested CVR for any reason that would trigger the forfeiture of the corresponding Unvested In-the-Money Company Option, such Unvested CVR will be forfeited without payment.
(b)    In connection with the Second Merger Effective Time, by virtue of the Second Closing and without any action on the part of the holders thereof, each Out-of-the-Money Company Option that is outstanding at such time shall be cancelled for no consideration, other than the right to receive new options relating to Holdco Ordinary Shares under the Holdco Equity Plan specified in the option communication letter(s) to be provided to the holders of such Out-of-the-Money Company Options prior to the Closings.
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(c)    Holdco and the Company shall take all necessary actions to effect the treatment of the Company Options pursuant to Section 1.8 in accordance with, as applicable, the Company Equity Plan and the applicable award agreements.
(d)    Holdco shall take all necessary action to ensure that no Holdco Option may be exercised prior to the effective date of an applicable Form S-8 (or other applicable registration form (including an S-4) or exemption therefrom) of Holdco.
(e)    Holdco shall take all necessary actions to ensure that each Holdco Ordinary Share underlying each Holdco Option issued by Holdco pursuant to this Section 1.8 shall promptly, and in any event no later than the sixtieth (60th) calendar day following the date on which Holdco files the Form 8-K relating to the Closings, be registered on an applicable Form S-8 (or other applicable registration form) of Holdco.
1.9    Fractional Holdco Ordinary Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Holdco Ordinary Share will be issued by Holdco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Holdco Ordinary Share (after aggregating all fractional Holdco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Holdco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Holdco Ordinary Share.
1.10    Tax Consequences. The Parties hereby agree and acknowledge that, for U.S. federal income tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income tax treatment of the Transactions), (a) the First Merger and the DRE Election, taken together, are intended to qualify as a single integrated transaction that is treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, (b) the Second Merger and the Company Capital Reduction, taken together, are intended to be treated as a single integrated transaction that qualifies as a reorganization within the meaning of Section 368(a)(2)(E) of the Code, and (iii) this Agreement is intended to constitute and the Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation sections 1.368-2(g) and 1.368-3(a). The Parties hereby agree to file all Tax and other returns on a basis consistent with such characterization. Each of the Parties acknowledges and agrees that each (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any Taxes that may arise if the First Merger and the DRE Election, taken together, do not qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code or the Second Merger and the Company Capital Reduction, taken together, do not qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.
1.11    Liquidation of Purchaser. As soon as is reasonably practicable after the First Merger Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Cayman Companies Act and the Purchaser’s Organizational Documents, the Purchaser Liquidation shall be consummated and all assets of Purchaser shall be transferred to Holdco and all Liabilities of Purchaser shall be assumed by Holdco. In connection with the Purchaser Liquidation, all of the property, rights, privileges, powers, franchises, debts, liabilities, and duties of Purchaser shall be assumed by Holdco.
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ARTICLE II
CLOSINGS
2.1    First Closing. Subject to the satisfaction or waiver of the conditions set forth in Article XII, the consummation of the transactions contemplated by Section 1.1(a) (the “First Closing”) shall take place by means of telecommunication on the fifth (5th) Business Day after all the Closings conditions to this Agreement set forth in Article VII have been satisfied or waived at 10 a.m. Central European Time (other than the Closings conditions that by their terms are to be satisfied at the First Closing, but subject to the satisfaction or waiver of such conditions), or at such other date, time or place as Purchaser and the Company may agree in writing (the date and time at which the First Closing is actually held being the “First Closing Date”).
2.2    Second Closing. The consummation of the transactions contemplated by this Agreement (other than those which occur on the First Closing) (the “Second Closing” and together with the First Closing, the “Closings” and each, a “Closing”) shall take place by means of telecommunication on the first (1st) Business Day after the First Closing at 10 a.m. Central European Time, or at such other date, time or place as Purchaser and the Company may agree in writing (the date and time at which the Second Closing is actually held being the “Second Closing Date”, and together with the First Closing Date, the “Closing Dates” and each, a “Closing Date”).
2.3    Signatures for the Closings. Signatures for the Closings may be transmitted by emailed PDF files or by facsimile.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth in (i) the disclosure schedules delivered by Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR (other than disclosures in the “Risk Factors” or “Special Notes Regarding Forward-Looking Statements” sections), Purchaser represents and warrants to the Company as follows:
3.1    Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to enter into this Agreement or to consummate the Transactions. Purchaser has heretofore made available to the Company accurate and complete copies of the Organizational Documents of Purchaser as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.
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3.2    Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser (the “Purchaser Board”) and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).
3.3    Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) such filings and Consents as are contemplated by this Agreement, (b) any filings required with Nasdaq, the SEC or the XOSL with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a material impact on the ability of Purchaser to enter into this Agreement and to consummate the Transactions.
3.4    Non-Contravention. The execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to receiving the Required Purchaser Shareholder Approval, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and any applicable waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make
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payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any Consent from or provide any notice to any Person who is not a Party or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract to which such Party is a party, except as would not reasonably be expected to adversely affect the ability of Purchaser to enter into this Agreement and to consummate the Transactions.
3.5    Capitalization.
(a)    The authorized share capital of Purchaser is $22,100 divided into (i) 200,000,000 Class A ordinary shares of a par value of $0.0001 each, (ii) 20,000,000 Class B ordinary shares of a par value of $0.0001 each and (iii) 1,000,000 preference shares of a par value of $0.0001 each (such preference shares, the “Purchaser Preferred Shares”). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act or Purchaser’s Organizational Documents. None of the outstanding Purchaser Securities have been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Purchaser does not have any Subsidiaries, or own any equity, profits or voting interests in any other Person or have any agreement or commitment to purchase any such interest, and Purchaser has not agreed, is not obligated to make, and is not bound by any written, oral or other agreement, contract, binding understanding, instrument, note, option, warrant, purchase order, license, commitment or undertaking of any nature (other than this Agreement and the Ancillary Documents) under which it is or may upon the occurrence of certain events specified therein become obligated to make, any investment in or capital contribution to any other entity.
(b)    Except as set forth in Schedule 3.5(b) of the Purchaser Disclosure Schedules, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement or Purchaser’s Organizational Documents, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares or other securities of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(b) of the Purchaser Disclosure Schedules, Purchaser is not party to any agreement which contains registration rights other than the Existing Registration Rights
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Agreement, there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser. As a result of the consummation of the transactions contemplated hereby, except as set forth on Schedule 3.5(b) of the Purchaser Disclosure Schedules, no warrants, options or other securities of Purchaser are issuable and no rights in connection with any shares, warrants, options or other securities of Purchaser accelerate or otherwise become triggered (whether as to voting, exercisability, convertibility or otherwise).
(c)    All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(c) of the Purchaser Disclosure Schedules. No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.
(d)    As of the date hereof, Purchaser has Purchaser Warrants comprised of 7,250,000 Purchaser Private Warrants and 7,187,500 Purchaser Public Warrants. The Purchaser Public Warrants are exercisable for one (1) Purchaser Class A Ordinary Share per warrant at a purchase price of $11.50 per share. The Purchaser Private Warrants are exercisable for one-half (½) of a Purchaser Class A Ordinary Share per warrant at a purchase price of $11.50 per share. All outstanding Purchaser Warrants (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, and all requirements set forth in (1) the Purchaser Organizational Documents and (2) any other applicable contracts governing the issuance of such securities; and (iii) are not subject to, and have not been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party or is otherwise bound.
3.6    SEC Filings and Purchaser Financials.
(a)Since the IPO, Purchaser has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first (1st) year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results since the beginning of the first (1st) fiscal year of Purchaser referred to in clause (i), (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii), whether or not available through EDGAR are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report
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referred to in clauses (i) or (ii) (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is filed, furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, the SEC Reports are not currently subject to any SEC review and there are no open SEC comments to any SEC Reports which have not been responded to. As of the date of this Agreement, (A) the Purchaser Class A Ordinary Shares and the Purchaser Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbols “RICO” and “RICOW”, respectively, (B) Purchaser has not received any notice from Nasdaq or the SEC relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by Nasdaq or the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) Purchaser is in compliance with all of the applicable corporate governance rules of Nasdaq.
(b)    Except as disclosed in the SEC Reports, the financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), complied as to form with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present in all respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).
(c)    Purchaser maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are designed to ensure that all material information concerning Purchaser is made known on a timely basis to the individuals responsible for the preparation of Purchaser’s filings with the SEC and other public disclosure documents.
(d)    Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities that have been incurred in the ordinary course of business consistent with past practice since the date of the last balance sheet.
3.7    Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7 of the Purchaser Disclosure Schedules, Purchaser has, (a) since its incorporation,
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conducted no business other than its incorporation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, an adverse effect on Purchaser’s ability to on a timely basis consummate the Transactions.
3.8    Compliance with Laws. Purchaser is, and has since its incorporation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have an adverse effect on Purchaser in any material respect or Purchaser’s ability to on a timely basis consummate the Transactions. Purchaser has not received written notice from any Governmental Authority alleging any violation of applicable Law by Purchaser.
3.9    Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened Action to which Purchaser is subject which would reasonably be expected to have an adverse effect on Purchaser, in any material respect, or Purchaser’s ability to on a timely basis consummate the Transactions. There is no material Action that Purchaser has pending against any other Person. Neither Purchaser, nor, to the Knowledge of Purchaser, any of its directors or officers are subject to any Orders of any Governmental Authority, nor are any such Orders pending except as would not reasonably be expected to have an adverse effect on Purchaser’s ability to on a timely basis consummate the Transactions. None of Purchaser’s directors or officers have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect would not reasonably be expected to have an adverse effect on Purchaser’s ability to on a timely basis consummate the Transactions.
3.10    Taxes and Returns. Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), and all such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. There are no material audits, examinations, investigations or other proceedings pending against Purchaser in respect of any material Tax, and Purchaser has not been notified in writing of any material proposed Tax claims or assessments against Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no material Liens with respect to Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.
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3.11    Employees. Other than reimbursement of any out-of-pocket expenses incurred by Purchaser’s officers and directors in connection with activities on Purchaser’s behalf in an aggregate amount not in excess of the amount of cash held by Purchaser outside of the Trust Account, Purchaser has no unsatisfied material liability with respect to any employee, officer or director. Purchaser has never, and does not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan nonqualified deferred compensation plan, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements.
3.12    Investment Company Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act.
3.13    Finders and Brokers. Except as set forth on Schedule 3.13 of the Purchaser Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser or any of its Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.
3.14    Certain Business Practices.
(a)    Since the formation of Purchaser, neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of Anti-Bribery Laws or (iii) directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with the Transactions.
(b)    The operations of Purchaser are and have been conducted at all times in compliance in all material respects with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.
(c)    None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Purchaser has not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country targeted under comprehensive sanctions by OFAC (such countries, as of the date hereof, being the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) or for the purpose of financing the activities of
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any Person the subject of, or otherwise in violation of, any U.S. sanctions administered by OFAC, in each case in violation of applicable sanctions.
3.15    Trust Account. As of the date hereof, there is at least $146,634,542 million invested in the Trust Account, maintained by the Trustee pursuant to the Trust Agreement. Prior to the Second Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement. Amounts in the Trust Account are invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice in lapse of time or both, would constitute a material breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Purchaser and, to the Knowledge of Purchaser, the Trustee, enforceable in accordance with its terms subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Purchaser, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (b) entitle any Person to any portion of the proceeds in the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, Purchaser has no reason to believe that any of the conditions to the use of the funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Holdco on the Second Closing Date.
3.16    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article III (as modified by the Purchaser Disclosure Schedules), the Ancillary Documents and any certificates delivered pursuant to this Agreement, Purchaser hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Purchaser, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective Representatives by, or on behalf of, Purchaser, and any such representations or warranties are expressly disclaimed; provided, that the foregoing provisions of this Section 3.16 shall not excuse any fraud or willful misconduct of Purchaser.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HOLDCO AND MERGER SUBS
Except as set forth in (i) the disclosure schedules delivered by Purchaser to the Company on the date hereof (the “Holdco Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Holdco represents and warrants to the Company as follows:
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4.1    Organization and Standing. . As of the date of this Agreement, Holdco is a private limited company duly incorporated and validly existing under the laws of Ireland. After the date of this Agreement and prior to the First Closing, Holdco will re-register as a public company limited by shares and will be validly existing under the laws of Ireland. Cayman Merger Sub is a Cayman Islands exempted company. Once duly incorporated, Lux Merger Sub will be a société à reponsabilité limitée (limited liability company validly existing under the laws of the Grand Duchy of Luxembourg. Each of Holdco and Cayman Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Once duly incorporated, Lux Merger Sub will have all requisite power and authority to own, lease and operate its properties and to carry on its business. Each of Holdco and Cayman Merger Sub is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Once duly incorporated, Lux Merger Sub will be duly qualified or licensed and will be in good standing to do business in each jurisdiction in which the character of the property to be owned, leased or operated by it or the nature of the business to be conducted by it will make such qualification or licensing necessary. Holdco has heretofore made available to Purchaser accurate and complete copies of the Organizational Documents of Holdco and the Cayman Merger Sub. The Holdco and Cayman Merger Sub Organizational Documents are in full force and effect and neither Holdco nor Cayman Merger Sub is in violation of any provision of its Organizational Documents in any material respect. Once Lux Merger Sub has been duly incorporated, the Lux Merger Sub Organization Documents will be in full force and effect and Lux Merger Sub will not be in violation of any provision of its Organizational Documents in any material respect.
4.2    Authorization; Binding Agreement. Subject to obtaining the Required Holdco Shareholder Approval, the Required Cayman Merger Sub Shareholder Approval and the Required Lux Merger Sub Shareholder Approval, each of Holdco and the Merger Subs has or upon incorporation will have all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or upon incorporation will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is or upon incorporation will be a party and the consummation of the transactions contemplated hereby and thereby have been or upon incorporation will be duly and validly authorized by the board of directors and shareholders of Holdco or the Merger Subs, as applicable, and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement, on the part of Holdco or the Merger Subs, as applicable, is or upon incorporation will be necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is or upon incorporation will be a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Holdco or any of the Merger Subs is or upon incorporation will be a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.
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4.3    Governmental Approvals. Except as otherwise described on Schedule 4.3 of the Holdco Disclosure Schedules, no Consent of or with any Governmental Authority on the part of Holdco or any of the Merger Subs is or, upon incorporation, will be required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is or upon incorporation will be a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) such filings or Consents as contemplated by this Agreement, (b) any filings required with Nasdaq, the SEC or the XOSL with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a material impact on the ability of Holdco or the Merger Subs on a timely basis to consummate the Transactions.
4.4    Non-Contravention. The execution and delivery by each of Holdco and the Merger Subs of this Agreement and each Ancillary Document to which it is or upon incorporation will be a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any Consent from or provide any notice to any Person who is not a Party or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, reasonably be expected to have a material impact on the ability of Holdco or the Merger Subs on a timely basis to consummate the Transactions.
4.5    Capitalization.
(a)    As of the date hereof, Holdco’s outstanding share capital consists of 100 ordinary shares of nominal value of one (1) Euro, each, and after the Holdco Re-registration, Holdco’s outstanding share capital will consist of 25,000 ordinary shares of nominal value of one (1) Euro, each. As of the date hereof, Cayman Merger Sub’s outstanding share capital consists of 50,000 shares with a par value of one (1) dollar. Prior to giving effect to the transactions contemplated by this Agreement, Holdco does not have any Subsidiaries or own any equity interests in any Person other than the Cayman Merger Sub. Cayman Merger Sub does not have any Subsidiaries or own any equity interests in any Person. Once duly incorporated, Lux Merger
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Sub will not have any Subsidiary or will not own any equity interests in any Person and will be a wholly owned Subsidiary of Holdco.
(b)    There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Holdco or Cayman Merger Sub or (B) obligating Holdco or Cayman Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Holdco or Cayman Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Neither Holdco nor Cayman Merger Sub is a party to any agreement which contains registration rights, there are no shareholders agreements, voting trusts or other agreements or understandings to which Holdco or Cayman Merger Sub is a party with respect to the voting of any shares of Holdco or Cayman Merger Sub, as applicable (other than this Agreement and the Ancillary Documents). As a result of the consummation of the transactions contemplated hereby, no warrants, options or other securities of Holdco or Cayman Merger Sub are issuable and no rights in connection with any shares, warrants, options or other securities of Holdco or Cayman Merger Sub accelerate or otherwise become triggered (whether as to voting, exercisability, convertibility or otherwise). Once duly incorporated, there will be no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that will be convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Lux Merger Sub or (B) obligating Lux Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Lux Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Once duly incorporated, Lux Merger Sub will not be a party to any agreement which contains registration rights, there will be no shareholders agreements, voting trusts or other agreements or understandings to which Lux Merger Sub will be a party with respect to the voting of any shares of Lux Merger Sub (other than this Agreement and the Ancillary Documents). As a result of the consummation of the transactions contemplated hereby, no warrants, options or other securities of Lux Merger Sub will be issuable and no rights in connection with any shares, warrants, options or other securities of Lux Merger Sub will accelerate or otherwise become triggered (whether as to voting, exercisability, convertibility or otherwise).
(c)    Neither Holdco nor Cayman Merger Sub has any Indebtedness. Once duly incorporated, Lux Merger Sub will not have any Indebtedness.
(d)    Since the respective date of formation of Holdco and Cayman Merger Sub, and except as contemplated by this Agreement, neither Holdco nor Cayman Merger Sub has declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and neither Holdco’s nor Cayman Merger Sub’s
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board of directors has authorized any of the foregoing. Upon incorporation and except as contemplated by this Agreement, Lux Merger Sub has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Lux Merger Sub’s board of managers has not authorized any of the foregoing.
4.6    Ownership of Exchange Shares. (a) All Exchange Shares and the CVR Shares to be issued and delivered in accordance with Article I shall be, upon issuance and delivery of such Exchange Shares or the CVR Shares, as applicable, duly authorized, validly issued, fully paid, non-assessable and free and clear of all Liens, and (b) upon issuance and delivery of such Exchange Shares the CVR Shares, as applicable, each holder of such Exchange Shares or CVR Shares, as applicable, shall have good and valid title to its portion of such Exchange Shares or CVR Shares, as applicable, in each case of clauses (a) and (b), other than restrictions arising from applicable securities Laws, the Registration Rights Agreement, the Holdco Articles, the provisions of this Agreement and any Liens incurred by such holder and (c) the issuance of such Exchange Shares or CVR Shares, as applicable pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.
4.7    Compliance with Laws. Each of Holdco and the Cayman Merger Sub is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have an adverse effect on Holdco or Cayman Merger Sub, as applicable, in any material respect, and neither Holdco nor Cayman Merger Sub has received written notice alleging any violation of applicable Law in any material respect by Holdco or Cayman Merger Sub, as applicable. Once duly incorporated, Lux Merger Sub will be in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have an adverse effect on Lux Merger Sub in any material respect.
4.8    Holdco Activities. Since its respective date of formation, neither Holdco nor Cayman Merger Sub (a) has engaged in any business activities other than as contemplated by this Agreement, (b) owns directly or indirectly any ownership, equity, profits or voting interest in any Person (other than, in the case of Holdco, its direct sole ownership of the Merger Subs) and (c) has assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, neither Holdco nor any Cayman Merger Sub is party to or bound by any Contract. Once duly incorporated, Lux Merger Sub will not (i) be engaged in any business activities other than as contemplated by this Agreement, (b) own directly or indirectly any ownership, equity, profits or voting interest in any Person and (c) have assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it will be a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it will be a party, Lux Merger Sub will not be party to or bound by any Contract.
4.9    Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Holdco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Holdco.
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4.10    Investment Company Act. Holdco is not an “investment company”, a Person directly or indirectly controlled by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meanings of the Investment Company Act.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in (i) the disclosure schedules delivered by the Company to Purchaser concurrently with the effectiveness of this Agreement (the “Company Disclosure Schedules”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), (ii) the quarterly or annual reports that are available on the “Investor Relations” section of the Company’s website, or (iii) information that is publicly available about the Company at newsweb.no, the Company hereby represents and warrants to Purchaser and Holdco as follows:
5.1    Organization and Standing. The Company is a company duly organized and validly existing under the Laws of its jurisdiction of organization. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or as presently proposed to be conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and, to the extent applicable under the Laws of its jurisdiction of organization, in good standing under the Laws of its jurisdiction of organization, except as would not be material to such Target Company. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Subsidiary of the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or as presently proposed to be conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Target Companies, taken as a whole.
5.2    Authorization; Binding Agreement; No Violation. Other than with respect to the Required Company Shareholder Approval, the Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, have been, subject to receipt of the Required Company Shareholder Approval, duly and validly authorized by the board of directors of the Company (the “Company Board”) and the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the
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transactions contemplated hereby and thereby (other than the Required Company Shareholder Approval and the filing and recordation of appropriate documents, in connection with the Agreement and each Ancillary Document to which the Company is or is required to be a party, as required by applicable Law). This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party at the applicable Closing shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company Board at a duly held meeting has unanimously (a) determined that this Agreement, the other Ancillary Documents and the transactions contemplated by this Agreement and the Ancillary Documents are advisable, fair to and in the best interests of the Company and its shareholders, (b) approved the execution, delivery and performance of, and adopted and declared this Agreement advisable, and (c) resolved to recommend that the shareholders of the Company approve the adoption of this Agreement (the “Company Recommendation”).
5.3    Capitalization.
(a)    As of the date hereof, the share capital of the Company is NOK 2,093,548.19 divided into 209,354,819 shares, each with a par value of NOK 0.01, and there are no other outstanding equity interests of the Company other than the Company Equity Plan. After giving effect to the transactions contemplated by this Agreement, Holdco shall own all of the issued and outstanding equity interests of the Company free and clear of any Liens other than the restrictions under applicable securities Laws, transfer restrictions existing under the terms of the Organizational Documents, and Permitted Liens. Except as set forth on Schedule 5.3(a) of the Company Disclosure Schedules, all of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. With effect from completion of the Norwegian Merger, the Company will have an authorized capital of EUR 900,000 represented by 90,000,000 shares with a nominal value of EUR 0.01 each, which may be issued by the Company Board for a period of five (5) years following September 21, 2021, without reserving to the Company Shareholders any preferential subscription right.
(b)    Schedule 5.3(b)(i) of the Company Disclosure Schedules sets forth a true and complete list, as of the date hereof, of each Company Equity Plan. Schedule 1.8(b) of the Company Disclosure Schedules sets forth the beneficial and record owners (or applicable employee identification numbers) of all outstanding Company Options as of the date hereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof. Except as set forth on Schedule 5.3(b) of the Company Disclosure Schedules, as of the date hereof there are no Company Convertible Securities or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its shareholders are a party or bound relating to any equity securities of
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the Company, whether or not outstanding. Other than the Company Options outstanding under the Company Equity Plan and other than as set forth on Schedule 5.3(b)(ii), there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Other than the Company Holders Support Agreement, there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued in compliance with all applicable Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and, other than in connection with the Company Equity Plan, in each case consistent with Section 1.8(a), Section 1.8(b) and Section 1.8(c), no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).
5.4    Subsidiaries. All of the outstanding equity securities of each Subsidiary of the Company owned by one (1) or more of the Target Companies are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and free and clear of all Liens (other than the restrictions under applicable securities Laws, transfer restrictions existing under the terms of the Organizational Documents of such Subsidiary, and Permitted Liens). Except as set forth on Schedule 5.4 of the Company Disclosure Schedules, all of the outstanding equity securities of each Subsidiary of the Company are owned, directly or indirectly, by the Company.
5.5    Governmental Approvals. Except as otherwise described in Schedule 5.5 of the Company Disclosure Schedules and assuming the truth and completeness of the representations and warranties of Purchaser and Holdco contained in this Agreement, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such Consents as are expressly contemplated by this Agreement or any Ancillary Document, (b) any filings required with Nasdaq, the SEC or the XOSL with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) those Consents, the failure of which to obtain prior to the respective Closing, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform or comply with on a timely basis any material obligation of the Company under this Agreement or the Ancillary Documents to which it is a party or to consummate the Transactions in accordance with the terms hereof.
5.6    Non-Contravention. Except as otherwise described in Schedule 5.6 of the Company Disclosure Schedules, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with
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any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.5 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, or (viii) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in the case of clauses (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.7    Financial Statements.
(a)    As used herein, the term “Company Financials” means (i) the audited consolidated balance sheets of the Target Companies as of December 31, 2020, and December 31, 2019, and the related audited income statements, changes in shareholder equity and statements of cash flows for the years then ended, and (ii) the Company prepared unaudited financial statements, consisting of the unaudited consolidated balance sheets of the Target Companies as of September 30, 2021 (the “Interim Balance Sheet Date”) and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the nine (9) months then ended. True and correct copies of the Company Financials have been provided to Purchaser. The Company Financials (x) (A) in the case of the Company Financials as of and for the year ended December 31, 2020 were prepared in accordance with GAAP, consistently applied throughout and among the periods involved and in accordance with requirements of the PCAOB for public companies, (b) in the case of the Company Financials as of and for the period ended on the Interim Balance Sheet Date, were prepared in accordance with GAAP, consistently applied throughout and among the periods involved, and (C) in the case of the Company Financials as of and for the year ended December 31, 2019, were prepared in accordance with IFRS, consistently applied, and (y) were prepared from, and in accordance in all material respects, with the books and records of the Target Companies. The Company Financials fairly present in all material respects the consolidated financial position of the Company as of the respective dates thereof. No Target Company has ever been subject to the reporting requirements of Section 13(g) and 15(d) of the Exchange Act.
(b)    The financial books and records of the Target Companies have been kept and maintained in the ordinary course consistent with past practice and in accordance with applicable Laws in all material respects. The Target Companies have established and maintained systems of internal controls sufficient to (i) provide reasonable assurance regarding the reliability of the Target Companies’ financial reporting and (ii) permit the preparation of financial statements in accordance with GAAP or IFRS, as applicable.
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5.8    Absence of Certain Changes. Except as set forth on Schedule 5.8 of the Company Disclosure Schedules, since December 31, 2020, (a) no Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, no action has occurred that would require the consent of Purchaser if such action is taken during the period from the date of this Agreement until the Second Closing Date pursuant to Section 6.2(c)(i), Section 6.2(c)(ii), Section 6.2(c)(iii), Section 6.2(c)(iv) (solely with respect to Indebtedness that remains outstanding as of the date of this Agreement), Section 6.2(c)(v) (solely with respect to the Company’s directors and executive officers), Section 6.2(c)(ix), Section 6.2(c)(x), Section 6.2(c)(xii), Section 6.2(c)(xiv), Section 6.2(c)(xv), Section 6.2(c)(xvi), Section 6.2(c)(xvii) and Section 6.2(c)(xix), in each case, solely to the extent related to any of the foregoing.
5.9    Compliance with Laws.
(a)    The Target Companies are and for the past five (5) years have been in compliance in all material respects with, and have not received any written or, to the Knowledge of the Company, oral notice of any material non-compliance with, or material violation of, any applicable Laws by which a Target Company or any of its properties, assets, employees, business or operations are or were bound or affected.
(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Target Companies maintain a program of policies, procedures, and internal controls reasonably designed and implemented to (i) prevent the use of the products and services of the Company and the Target Companies in a manner that violates applicable Law (including money laundering or fraud), and (ii) otherwise provide reasonable assurance that violations of applicable Law by any of the Company’s or the Target Companies’ directors, officers, employees or its or their respective agents, representatives or other Persons, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.
5.10    Company Permits. All of the material Company Permits are in full force and effect, and no suspension or cancellation of any of the material Company Permits is pending or, to the Knowledge of the Company, threatened. No Target Company is in violation in any material respects of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation, suspension or modification of any Company Permit, and no Target Company has received any notice that any Governmental Authority that has issued any Company Permit intends to cancel, suspend, terminate or not renew any such Company Permit.
5.11    Litigation. Except as set forth in Schedule 5.11, as of the date hereof, there is no (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority, in either case of clauses (a) or (b), by or against any Target Company or their respective business, equity securities or assets other than immaterial Actions or Orders.
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5.12    Material Contracts.
(a)    Schedule 5.12(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a complete and accurate list of all of the following Contracts to which any Target Company is a party or bound, excluding any Company Benefit Plan set forth on Schedule 5.17(a) of the Company Disclosure Schedule (each Contract set forth on Schedule 5.12(a) of the Company Disclosure Schedules, a “Company Material Contract”):
(i)    Contracts that contain covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;
(ii)    Contracts establishing any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that are material to the Target Companies, taken as a whole;
(iii)    Contracts involving any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;
(iv)    Contracts for Indebtedness of any Target Company that are greater than $5,000,000 (other than (x) obligations of, or payments to, the Target Companies, arising from purchase or sale agreements entered into in the ordinary course of business or (y) between or among the Target Companies);
(v)    Contracts (x) involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 or shares or other equity interests of the Target Companies or another Person or (y) in which the Target Companies have any ongoing material obligations or liabilities, including deferred purchase price payments, earn-out payments or indemnification obligations;
(vi)    Contracts entered into during the one (1)-year period prior to the date hereof relating to any merger, amalgamation, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;
(vii)    Contracts with Company Customers or Company Vendors;
(viii)    Contracts that grant to any Person (other than the Target Companies) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in any of the Target Companies;
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(ix)    Contracts (A) that relate to a material settlement entered into within one (1) year prior to the date of this Agreement, or (B) under which any Target Company or counterparty thereto has outstanding material obligations (other than customary confidentiality obligations), in each case, in excess of $500,000;
(x)    Contracts that require the Company or any Target Company to assign to a third Person any Intellectual Property developed by the Company or any Target Company under such Contract;
(xi)    each Contract that is a collective bargaining (or similar) agreement or Contract between any of the Target Companies, on one hand, and any labor union, works council or other body representing employees of any of the Target Companies, on the other hand;
(xii)    each Contract that (A) grants to a third Person the right to use any Intellectual Property owned by any Target Company or (B) grants the right to use any Intellectual Property owned by a third Person that is material to the business of the Company other than, in each case, (w) Contracts granting nonexclusive rights to use commercially available off-the-shelf software, (x) licenses granted to customers in the ordinary course of business, (y) licenses granted to service providers who access or use Intellectual Property owned by the Company on behalf of the Company in connection with their provision of services to the Company, or (z) nondisclosure or invention assignment agreements entered into in the ordinary course of business;
(xiii)    Contracts that will be required to be filed as an exhibit to the Registration Statement under applicable SEC requirements;
(xiv)    each Contract that grants to any third Person (A) any “most favored nation rights” or (B) price guarantees for a period greater than one (1) year from the date of this Agreement and requires aggregate future payments to the Target Companies in excess of $500,000 in any calendar year;
(xv)    Contracts with a Governmental Authority other than any Company Permits that are material to the business of the Target Companies, taken as a whole; and
(xvi)    agreements to enter into any of the foregoing of this Section 5.12(a).
(b)    Except as disclosed in Schedule 5.12(b) of the Company Disclosure Schedules, none of the Target Companies nor, to the Knowledge of the Company, any other party thereto, is in default or violation of any Company Material Contract in any material respect. There is no event or condition that exists that constitutes or, with or without notice or the passage of time or both, would constitute any such default or violation by any Target Company or, to the Knowledge of the Company, any other party thereto, or give rise to any acceleration of any obligation or loss of rights or any right of termination of a Company Material Contract. Since the Interim Balance Sheet Date, no Target Company has received any notice or request, in each case, in writing, on behalf of any other party to a Company Material Contract to terminate, cancel or not renew such Company Material Contract, or to renegotiate any material term thereof that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or alleging or disputing any material breach or default under such Company Material Contract.
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5.13    Intellectual Property.
(a)    Schedule 5.13(a) of the Company Disclosure Schedules sets forth, as of the date hereof, all issued patents and patent applications, trademark and service mark registrations and applications, copyright registrations and applications and registered Internet Assets and applications in which a Target Company is the owner, applicant or assignee, specifying as to each item, if applicable: (i) the nature of the item, including the title, (ii) the owner of the item, (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (iv) the issuance, registration or application numbers and dates and any Liens or security agreements on the item other than Permitted Liens (the foregoing, “Material Company IP”). Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Target Company owns, free and clear of all Liens (other than Permitted Liens), all Material Company IP. The consummation of the transactions contemplated by this Agreement will not adversely affect in any manner the nature or usefulness of any item of Material Company IP.
(b)    All trademarks, service marks, patents, copyrights and other state and federal registrations are in full force and effect, and, to the Knowledge of the Company, all such registrations are valid, and all applications therefor listed in the Company Disclosure Schedule are pending.
(c)    All of the material Software owned by the Company performs in material compliance with the specifications therefor (including, without limitation, functional specifications) set forth in user manuals or promotional materials.
(d)    Except as, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect, each Target Company has a valid license to use all Intellectual Property that is used in the business of such Target Company as currently conducted and such use did not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other Person, and the Company has not infringed and is not now infringing any proprietary right belonging to any other Person.
(e)    With respect to each Trade Secret comprising a part of the Intellectual Property of the Target Companies, the Target Companies have taken reasonable security measures to protect the secrecy, confidentiality and value of such Trade Secret, and, to the Knowledge of the Company, such Trade Secret is not part of the public knowledge or literature and has not been used, divulged or appropriated for the benefit of any Person other than the Target Companies, except as expressly permitted by the Company.
(f)    To the Knowledge of the Company, no employee or consultant of the Company is in violation of any term of any employment Contract, patent disclosure agreement, non-competition agreement, invention assignment agreement or restrictive covenant relating to the right of such Person to be employed or engaged by the Company or to use the Intellectual Property rights of others.
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(g)    All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by any Target Company are subsisting and in force, and all applications to register any Copyrights, Patents and Trademarks are pending.
(h)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (i) no Action is pending or threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use any Intellectual Property currently owned by the Target Companies; (ii) no Target Company has received any written notice, or to the Knowledge of the Company, oral notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is occurring or has occurred by any Target Company; (iii) there are no Orders to which any Target Company is a party (or is bound and of which the Target Company has actual written notice) that restrict the rights of a Target Company to use any Intellectual Property owned by a Target Company; (iv) no Target Company is infringing, misappropriating or otherwise violating or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in connection with the conduct of the respective businesses of the Target Companies as currently or previously conducted; and (v) to the Knowledge of the Company, no Person is infringing upon, has misappropriated or is otherwise violating any Intellectual Property owned, or exclusively licensed to any Target Company.
(i)    Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all current and former officers, employees and independent contractors of a Target Company who are or were materially involved in or have materially contributed to the invention, creation or development of any Intellectual Property used in connection with the conduct of the respective businesses of the Target Companies have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons. To the Knowledge of the Company, no current or former officers, employees or independent contractors of a Target Company have claimed, orally or in writing, any ownership interest in any Intellectual Property owned by a Target Company. Each Target Company has taken commercially reasonable measures to protect the secrecy and confidentiality of Trade Secrets owned by such Target Company.
5.14    Taxes and Returns.
(a)    Each Target Company has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), and all such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with GAAP or IFRS, as applicable.
(b)    In the past three (3) years, no jurisdiction in which a Target Company does not file Tax Returns or pay Taxes has claimed to such Target Company in writing that such Target Company is or may be subject to taxation by that jurisdiction.
(c)    There are no material audits, examinations, investigations or other proceedings pending against any Target Company in respect of any material Tax, and no Target
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Company has been notified in writing of any material proposed Tax claims or assessments against any Target Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with GAAP or IFRS (as applicable) or are immaterial in amount).
(d)    There are no material Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.
(e)    No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.
(f)    No Target Company that is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) has participated in, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b)(2).
(g)    No Target Company has any Liability for the Taxes of another Person (other than another Target Company) as a result of having been a member of an affiliated, combined, consolidated, unitary or similar group of corporations other than any such group the common parent of which was a Target Company.
(h)    No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.
(i)    The unpaid Taxes of the Company did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the unaudited financial statements and is not expected to materially exceed that reserve as adjusted for the passage of time through the Second Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.
5.15    Real Property.
(a)    Schedule 5.15(a) of the Company Disclosure Schedules contains a complete and accurate list as of the date hereof of all real property and interests in real property owned in fee by a Target Company as of the date hereof (collectively, the “Company Owned Properties”). With respect to each parcel of the Company Owned Property: (i) the Target Companies have good and marketable fee title to all Company Owned Properties, free and clear of all Liens other than Permitted Liens (ii) the Target Companies have not leased or otherwise granted to any Person the right to use or occupy such Company Owned Property or any material portion thereof, and (iii) there are no options, rights of first refusal or rights of first offer to purchase such Company Owned Properties or any portion thereof or interest therein.
(b)    Schedule 5.15(b) of the Company Disclosure Schedules contains a complete and accurate list as of the date hereof of all premises currently leased or subleased or otherwise
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used or occupied by a Target Company for the operation of the business of a Target Company (the “Company Leased Properties” and together with the Company Owned Properties, the “Company Real Properties”), and each Contract pursuant to which a Target Company leases such Company Real Properties, except for any Contract for which the aggregate rental payments in the most recent annual period did not exceed $250,000 (such leases, collectively, the “Company Real Property Leases”). The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases. With respect to each Company Real Property Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Real Property Lease is valid, binding and enforceable in accordance with its terms and are in full force and effect, subject to the Enforceability Exceptions, and (ii) there is not any existing material default on the part of a Target Company of the Company Real Property Leases, and no Target Company has received written notice of any such condition.
5.16    Employee Matters.
(a)    The Company has made available to Purchaser in the Data Room a recent list of all individuals who are employees of each Target Company, including any employee who is on a leave of absence of any nature, and any employee who has accepted an offer of employment from any Target Company but whose employment has not yet commenced, and sets forth for each such employee the following; (i) name, (ii) title or position, (iii) principle location of employment, (iv) hire date, (v) whether such employee is employed full time or part time and on a regular or temporary basis, (vi) current annualized base salary, (vii) whether such employee is eligible for commission or bonus, as applicable, (viii) the amount of any commission, bonus or other incentive opportunity paid to such Person for the most recent year; and (ix) at-will status.
(b)    No Target Company is, or in the past three (3) years has been, a party to, or otherwise subject to, any collective bargaining agreement or other Contract covering any group of employees, labor or trade union, employee association, labor organization or other representative of any of the employees of any Target Company. To the Knowledge of the Company, since January 1, 2018, there has been no activity or proceeding by a labor or trade union, employee association or other employee representative to organize any employees of any Target Company. Since January 1, 2018, (i) there has been no material labor dispute, grievance, labor strike, slowdown or work stoppage, lockout, arbitration, discrimination complaint or litigation relating to labor matters involving any Target Company, including violation of any federal, state or local labor, safety or employment Laws, charges of unfair labor practices or discrimination complaints, (ii) any material unfair labor practices within the meaning of the National Labor Relations Act, or (iii) any material claim with respect to payment of wages, salary or overtime pay with respect to any current or former employees of any Target Company.
(c)    Except as would not reasonably be expected to materially adversely affect the Target Companies, each Target Company is and, since January 1, 2018, has been, in compliance in all respects with all applicable Laws relating to employment and employment practices, including without limitation, terms and conditions of employment, health and safety and wages and hours, and all other applicable Laws relating to equal employment opportunity, harassment (including but not limited to sexual harassment), discrimination, anti-retaliation, hiring (including background checks, credit reports and “Ban the Box” Laws), disability rights or benefits, labor relations (including collective bargaining), child labor, hours of work (including
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meal and rest breaks), payment of wages and overtime wages, compensation (including equal pay and pay equity), whistleblower rights, classification of employees and independent contractors, verification of identity and employment authorization of individuals employed in the United States and immigration, workers compensation, working conditions, employee scheduling, paid time off/vacation, unemployment insurance, occupational safety and health, workers’ compensation, family and medical and other leaves of absence, employment and reemployment rights of members and veterans of the uniformed services, restrictive covenants, business expenses, the collection and payment of withholding or social security Taxes, and employee terminations. No Target Company has any current outstanding liability for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Since January 1, 2018, there have been no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, consultant, volunteer, intern or independent contractor of any Target Company, or any Person alleging to be a current or former employee of any Target Company, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct, or any other employment-related matter arising under applicable Laws.
(d)    Since January 1, 2018, no Target Company has engaged in, or is currently contemplating, any location closing, employee layoff, or relocation activities that would trigger the Worker Adjustment Retraining and Notification Act of 1988, 29 U.S.C. §§ 2101 et seq., as amended, or any similar state, local or foreign Law, rule or regulation (collectively, the “WARN Act”).
(e)    Except as set forth on Schedule 5.16(d) of the Company Disclosure Schedules, the Target Companies have paid in full to all their employees all wages, salaries, commissions, bonuses and other compensation due to their employees, including overtime compensation.
(f)    There are no material liabilities, whether contingent or absolute, of any Target Company relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier.
(g)    No executive officer of a Target Company with an annual base salary of $100,000 or more has provided written notice of his or her plan to terminate his or her employment.
5.17    Benefit Plans.
(a)    Set forth on Schedule 5.17(a) of the Company Disclosure Schedules is a true and complete list as of the date hereof of each Company Benefit Plan.
(b)    With respect to each Company Benefit Plan, the Company has made available to Purchaser accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any material amendments, modifications
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or supplements thereto), and written descriptions or summaries of any Company Benefit Plans which are not in writing; (ii) the most current summary plan description; (iii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; (iv) all written communications with any Governmental Authority concerning any matter that is still pending or for which a Target Company has any outstanding Liability or obligation; (v) the most recent determination or opinion letter received from the IRS regarding the tax-qualified status of such Company Benefit Plan, and (vi) the most recent written results of any required compliance testing.
(c)    With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been established, funded, administered and enforced in accordance with its terms, and in compliance in all material respects with the requirements of all applicable Laws, including ERISA and the Code, and has in all material respects been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no material Action is pending, or to the Knowledge of the Company, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iii) no Company Benefit Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority; (iv) all material contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made; and (v) all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued, or otherwise adequately reserved in accordance with GAAP or IFRS (as applicable) and are reflected on the Company Financials.
(d)    Except as disclosed in Schedule 5.17(d) of the Company Disclosure Schedules, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not, either alone or in combination with another event: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under any Company Benefit Plan or under any applicable Law; or (ii) accelerate the time of payment or vesting, or materially increase the amount of any compensation due, or in respect of, any director, employee or independent contractor of a Target Company. No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.
(e)    Except as disclosed in Schedule 5.17(e) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement and the Ancillary Documents, nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.
(f)    With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter (or opinion letter in the case of any prototype plan) from the IRS that it is so qualified and that its trust is exempt from tax under Section 501(a) of the Code, and to the Knowledge of the Company, nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.
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(g)    No Company Benefit Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a Multiemployer Plan, or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and no Target Company has withdrawn at any time within the preceding six years from any Multiemployer Plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any material liability to any Target Company.
(h)    Each Company Benefit Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been maintained and administered in compliance with the requirements of the Affordable Care Act in all material respects.
(i)    All Company Options have been granted in accordance with the terms of the Company Equity Plan. The treatment of Company Options under this Agreement does not violate the terms of the Company Equity Plan or any Contract governing the terms of such awards. Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code.
(j)    Except as disclosed in Schedule 5.12(j) of the Company Disclosure Schedules, or required by Section 4980B of the Code, Section 601 of ERISA, or other applicable Law, no Target Company provides post-termination health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.
5.18    Environmental Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to adversely affect the Target Companies, taken as a whole, in any material respect, or as set forth in Schedule 5.18 of the Company Disclosure Schedules:
(a)    Each Target Company is in compliance with all applicable Environmental Laws.
(b)    No Action is pending, or, to the Knowledge of the Company, threatened against any Target Company alleging that a Target Company may be in material violation of any Environmental Law or subject to any material Liability under any Environmental Law.
(c)    No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material in a manner that has given or would reasonably be expected to require any Target Company to conduct any cleanup or remedial action pursuant to any applicable Environmental Laws.
5.19    Transactions with Related Persons. Except (a) for payment of salary for services rendered in the ordinary course of business consistent with past practice, (b) for reimbursement for reasonable expenses incurred on behalf of the Company or any of the Target Companies in the ordinary course of business consistent with past practice, (c) for other employee benefits made in the ordinary course of business consistent with past practice, (d) as described in the Company
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Financials delivered on or prior to the date of this Agreement or (e) as set forth on Schedule 5.19 of the Company Disclosure Schedules, no Target Company nor any of its Affiliates, nor any officer, director or manager of a Target Company or any of its Affiliates (each of the foregoing, a “Related Person”) is a party to any transaction with a Target Company. Except as set forth on Schedule 5.19 of the Company Disclosure Schedules, no Related Person owns any real property or Personal Property, or right, tangible or intangible (excluding Intellectual Property) which is used in and material to the business of any Target Company taken as a whole, except in its capacity as a security holder of any Target Company.
5.20    Business Insurance. Except as would not, individually or in the aggregate, reasonably be expected to adversely affect the Target Companies: (i) all premiums due and payable under all material insurance policies have been duly paid and the Target Companies are otherwise in compliance with the terms of such insurance policies, (ii) each such insurance policy with respect to policy periods that include the date of this Agreement (x) is in full force and effect and (y) will continue in full force and effect on identical terms as of the Closings, (iii) to the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies, and (iv) no Target Company has received any written notice from, or on behalf of, any insurance carrier relating to any refusal to issue an insurance policy or non-renewal of such insurance policies. Except as set forth in Schedule 5.20 of the Company Disclosure Schedules, there are no material claims related to the business of the Target Companies pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.
5.21    Customers and Vendors. Schedule 5.21 of the Company Disclosure Schedules lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on December 31, 2021, the top ten (10) customers of the Target Companies (the “Company Customers”) and the top seven (7) recurring vendors of goods or services to the Target Companies (the “Company Vendors”), along with the amounts of such dollar volumes. No Company Vendor or Company Customer within the last twelve (12) months has cancelled or otherwise terminated, or has notified the Company in writing that it intends to cancel or otherwise terminate, or materially alter the business dealings of such Person with a Target Company. No Company Vendor or Company Customer has during the last twelve (12) months decreased materially or, to the Knowledge of the Company, threatened to stop or materially decrease, limit, or adversely modify its business dealings with a Target Company in a manner that would reasonably be expected to materially adversely affect the Target Companies.
5.22    Certain Business Practices.
(a)    Since December 31, 2019, none of the Target Companies, nor, to the Knowledge of the Company, any of the Target Companies’ directors or officers, agents or employees acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of any Anti-Bribery Laws or (iii) directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual
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or proposed transaction, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Except as would not reasonably be expected to, individually or in the aggregate, adversely affect the Target Companies, since December 31, 2019, the Target Companies have instituted and maintained policies and procedures reasonably designed to ensure compliance in all material respects with any local or foreign and money laundering statutes and Anti-Bribery Laws.
(c)    Except as would not reasonably be expected to, individually or in the aggregate, adversely affect the Target Companies, since December 31, 2019, the operations of each Target Company are and have been conducted in compliance in all material respects with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.
(d)    Except as would not reasonably be expected to, individually or in the aggregate, adversely affect the Target Companies, since December 31, 2019, no Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company, is currently identified on the specially designated nationals or other blocked person list or otherwise currently the subject of any U.S. sanctions administered by OFAC, and no Target Company has directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country targeted under comprehensive sanctions by OFAC (such countries, as of the date hereof, being the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) or for the purpose of financing the activities of any Person the subject of, or otherwise in violation of, any U.S. sanctions administered by OFAC, in each case in violation of applicable sanctions.
5.23    Data Protection and Cybersecurity.
(a)    For the purposes of this Section 5.23, the terms “personal data”, “personal data breach”, “process” (and its cognates) and “supervisory authority” shall have the meanings given to them in applicable Data Protection Laws.
(b)    Except as has not had and would not reasonably be expected to adversely affect the Target Companies in any material respect, the Target Companies (i) comply in all material respects with applicable Data Protection Laws and (ii) have obtained from their customers any required consents to receive, access, or process Personal Information the Target Companies process.
(c)    The Target Companies have, where required by applicable Law, entered into contracts with their suppliers, customers, service providers, and other vendors that are designed to comply with the requirements of Data Protection Laws in all material respects.
(d)    Except as has not had and would not reasonably be expected to adversely affect the Target Companies in any material respect, the Target Companies are and, since
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December 31, 2019, have been in material compliance with applicable Data Security Requirements.
(e)    The Target Companies have, where required by applicable Law, implemented commercially reasonable technical and organizational measures to protect against personal data breaches (including unauthorized access to Personal Information) and cybersecurity incidents.
(f)    To the Knowledge of the Company, since December 31, 2019, no Target Company has: (i) suffered any material personal data breach or cybersecurity incident; (ii) been subject to investigations, notices or requests from any supervisory authority or other regulatory authority in relation to their data processing activities and compliance with Data Protection Laws; (iii) provided or been required to provide any notices to individuals related to actual or suspected unauthorized access to their Personal Information; or (iv) received written notice from any Governmental Authority alleging non-compliance with applicable Data Protection Laws.
(g)    To the extent required by applicable Law, the Target Companies have provided and maintained Privacy Policies, including notices governing the collection, use, and transfer of Personal Information on websites and mobile applications, if any, made available by the Target Companies.
5.24    Information Technology.
(a)    The IT Systems are in satisfactory working order in all material respects and have functioned materially in accordance with all applicable specifications.
(b)    The Target Companies have implemented commercially reasonable security, maintenance, backup and virus protection measures with respect to the IT Systems.
(c)    Except as set forth in Schedule 5.24(c) of the Company Disclosure Schedules, to the Knowledge of the Company, since December 31, 2019, the IT Systems have not (i) experienced a defect, bug or virus that caused a material disruption to the operations of any Target Company; or (ii) suffered any unauthorized access by any Person who is not a Party. Commercially reasonable business continuity and disaster recovery procedures for the IT Systems have been implemented in order to ensure the continuation of the business of each Target Company in the event of any failure of the IT Systems.
(d)    Except as has not and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, all use and distribution of software and open source materials by the Target Companies is in material compliance with all open source licenses applicable thereto.
5.25    Investment Company Act. No Target Company is an “investment company” within the meaning of the Investment Company Act.
5.26    Finders and Brokers. Except as set forth in Schedule 5.26 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s
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or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.
5.27    Information Supplied. None of the information supplied or to be supplied by the Company specifically in writing for inclusion in the Proxy Statement and/or the Registration Statement, will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.28    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V (as modified by the Company Disclosure Schedules), the Ancillary Documents and any certificates delivered pursuant to this Agreement, the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Purchaser, its Affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Purchaser, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Purchaser, its Affiliates or any of their respective Representatives or any other Person, and that any such representations or warranties are expressly disclaimed; provided, that the foregoing provisions of this Section 5.28 shall not excuse any fraud or willful misconduct of the Company.
ARTICLE VI
COVENANTS
6.1    Access and Information.
(a)    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Second Closing (the “Interim Period”), upon reasonable advance written notice from Purchaser, the Company will provide, and use its commercially reasonable efforts to cause its Representatives to provide, Purchaser and its Representatives with reasonable access, at Purchaser’s sole expense, during normal business hours, under the supervision of personnel of the Company or its Representatives, and in such a manner as not to unreasonably interfere with the normal operations of the business of the Target Companies, to (i) such materials and information about the Target Companies as Purchaser may reasonably request, and (ii) specified members of management of the Target Companies as Purchaser may reasonably request, in each case solely for purposes of
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consummating the Transactions. Notwithstanding the foregoing, the Company will not be required to disclose any information to Purchaser or its Representatives if such disclosure would (x) in the judgment of legal counsel of the Company, be reasonably likely to jeopardize any attorney-client or other legal privilege, or (y) contravene any applicable Law, it being agreed that the Parties shall use reasonable efforts to make alternative arrangements for such disclosure in a manner that would not result in such jeopardy or contravention. For the avoidance of doubt, nothing herein shall authorize any party or its Representative to undertake any testing involving invasive techniques, including testing involving sampling of soil, sediment, groundwater, surface water, air or building materials, at any Target Company property, without the prior written consent of the Company.
(b)    During the Interim Period, upon reasonable advance written notice from the Company, Purchaser, Holdco and the Merger Subs will provide, and use their commercially reasonable efforts to cause their respective Representatives to provide to the Company and its Representatives reasonable access, at the Company’s expense, during normal business hours, under the supervision of personnel of Purchaser or its Representatives, and in such a manner as not to unreasonably interfere with the normal operations of the business of Purchaser, to (i) such materials and information about Purchaser, Holdco and the Merger Subs as the Company may reasonably request, and (ii) specified members of management of Purchaser, Holdco and the Merger Subs as the Company may reasonably request, in each case for purposes of consummating the Transactions. Notwithstanding the foregoing, Purchaser will not be required to disclose any information to the Company or its Representatives if such disclosure would (x) in the judgment of legal counsel of Purchaser, be reasonably likely to jeopardize any attorney-client or other legal privilege, or (y) contravene any applicable Law or Contract, it being agreed that the Parties shall use reasonable efforts to make alternative arrangements for such disclosure in a manner that would not result in such jeopardy or contravention.
6.2    Conduct of Business of the Company.
(a)    Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, in connection with the Norwegian Merger, as set forth on Schedule 6.2 of the Company Disclosure Schedules, or as may be required by Law (including COVID-19 Measures), the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19 Measures, and (ii) comply in all material respects with all Laws applicable to such Person and its business, assets and employees; provided, that any action taken, or omitted to be taken, that relates to, or arises out of, COVID-19 Measures shall be deemed to be in the ordinary course of business); provided, that during any period of full or partial suspension of operations related to COVID-19, each Target Company may, in connection with COVID-19, take such actions in good faith as are reasonably necessary (A) to protect the health and safety of the Target Company’s employees and other individuals having business dealings with the Target Company or (B) to respond to third-party supply or service disruptions caused by COVID-19, including, but not limited to COVID-19 Measures, and any such actions taken (or not taken) as a result of, in response to, or otherwise related to COVID-19 shall be deemed to be taken in the “ordinary course of business” for all purposes of this Section 6.2 and not be considered a breach of this Section 6.2.
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(b)    During the Interim Period, the Company shall duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Tax authorities and pay all material Taxes due and payable during such time period.
(c)    Without limiting the generality of Section 6.2(a) and except as expressly contemplated by this Agreement or the Ancillary Documents, the Norwegian Merger, as set forth on Schedule 6.2 of the Company Disclosure Schedules or as may be required by Law (including COVID-19 Measures), during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and each shall cause its Subsidiaries not to:
(i)    amend, waive or otherwise change its or any of the Target Companies’ Organizational Documents;
(ii)    authorize for issuance, issue, grant, sell, pledge, redeem, repurchase, dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, or permit the cashless conversion or exercise of any of its securities and any other equity-based awards; provided that the Company shall be permitted to commit to grant awards under the Company Equity Plan, subject to receipt of any approvals required under applicable Law;
(iii)    split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay, declare or otherwise set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities other than as expressly contemplated by this Agreement to effect the Mergers or consummate the Transactions;
(iv)    (A) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 in the aggregate, (B) make a loan or advance to or investment in any Person in excess of $1,000,000 in the aggregate (other than advancement of expenses to employees in the ordinary course of business consistent with past practice), or (C) guarantee or endorse any Indebtedness or obligation of any Person, in any such case in excess of $5,000,000 in the aggregate;
(v)    (A) increase the wages, salaries or compensation of its employees and other service providers other than in the ordinary course of business and consistent with past practice, (B) grant any retention, change in control or similar pay, other than as provided for in any written agreements, (C) provide any severance or termination pay, other than as provided for in any written agreements or in the ordinary course of business consistent with past practice, (D) establish any trust or take any other action to secure the payment of any compensation payable by the Company, (E) enter into, amend or terminate any collective bargaining, works council or similar agreement with a labor union or labor organization, or (F) materially increase other
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employee benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case of the foregoing clauses (A) through (F), other than as required by applicable Law, or pursuant to the terms of any Company Benefit Plan;
(vi)    transfer, pledge or exclusively license to any Person or permit to lapse or fail to preserve any Material Company IP;
(vii)    modify, terminate or waive or assign any material right under, any Company Material Contract, or enter into any Contract that would be a Company Material Contract;
(viii)    limit the right of the Company or any of the Target Companies to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or grant any exclusive or similar rights to any Person, except where such limit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Target Companies;
(ix)    amend in a manner materially detrimental to the Target Companies (taken as a whole), terminate, cancel, surrender, permit to lapse or fail to renew or use commercially reasonable efforts to maintain any authorization from a Governmental Authority or material Permit required for the conduct of the business of any of the Target Companies or otherwise fail to use commercially reasonable efforts to maintain and preserve its relationships with any Governmental Authority, customers, suppliers, contractors and other Persons with which it has material business relations;
(x)    acquire, including by merger, amalgamation, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, in each case outside the ordinary course of business consistent with past practice;
(xi)    make capital expenditures in excess of $5,000,000 individually or $25,000,000 in the aggregate;
(xii)    adopt a plan of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;
(xiii)    enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company or any of its Subsidiaries;
(xiv)    enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, in the ordinary course of business consistent with past practice, as reasonably necessary to conduct the business and on arms-length terms);
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(xv)    waive, release, settle, compromise or otherwise resolve any investigation, claim, Action, litigation or other legal proceedings, other than such actions which result in any Target Company being obligated to pay monetary damages in an amount less than $500,000;
(xvi)    make or rescind any material election relating to Taxes (other than elections made in the ordinary course of business), settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any material amended Tax Return or claim for refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or Tax policies or procedures;
(xvii)    other than the sale of inventory in the ordinary course of business, sell, lease, license or otherwise dispose of any material assets of the Target Companies, taken as a whole, or material assets covered by any Material Contract except (A) pursuant to existing Contracts or commitments, (B) the sale or other disposition of such material assets deemed by the Company in its good-faith reasonable business judgment to be obsolete or no longer be material to the business of the Target Companies, taken as a whole, or (C) transactions between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;
(xviii)    suffer or incur any Lien on the material asset of the Target Companies, other than Permitted Liens;
(xix)    make any change in its accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Target Companies, other than as may be required by applicable Law, regulatory guidelines, or GAAP or IFRS (as applicable); or
(xx)    authorize or agree to do any of the foregoing actions.
(d)    Each of Purchaser, Holdco and the Merger Subs acknowledges and agrees that (i) nothing contained in this Agreement shall give any such Person, directly or indirectly, the right to control or direct the Target Companies’ operations during the Interim Period, and (ii) during the Interim Period, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
6.3    Conduct of Business of Purchaser, Holdco and Merger Subs.
(a)    Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, including effectuating the First Merger, the Second Merger and the Purchaser Liquidation or as set forth on Schedule 6.3 of the Purchaser Disclosure Schedules and/or the Holdco Disclosure Schedules, as applicable, or as may be required by Law (including COVID-19 Measures), Purchaser, Holdco and the Merger Subs shall each use reasonable best efforts to (i) conduct its respective business, in all material respects, in the ordinary course of business consistent with past practice, and (ii) comply in all material respects with all Laws applicable to such Person and its business, assets and employees.
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(b)    Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents, as set forth on Schedule 6.3 of the Purchaser Disclosure Schedules and/or the Holdco Disclosure Schedules, as applicable, or as may be required by Law (including COVID-19 Measures), during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), none of Purchaser, Holdco or the Merger Subs shall:
(i)    amend, waive or otherwise change, in any respect, its Organizational Documents;
(ii)    authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, other than (A) in connection with the exercise of any Holdco Warrants outstanding on the date hereof or (B) the Amended Warrant Agreement;
(iii)    split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities other than redemptions from the Trust Account that are required pursuant to the Purchaser’s Organizational Documents;
(iv)    incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any Person, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 6.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance (A) Purchaser’s ordinary course administrative costs and expenses or (B) reasonable and documented out-of-pocket fees and expenses for professional services incurred in connection with the transactions contemplated by this Agreement and the Ancillary Documents);
(v)    amend, waive, terminate or otherwise change the Trust Agreement;
(vi)    adopt a plan of complete or partial liquidation, dissolution, winding up, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Mergers and the Purchaser Liquidation);
(vii)    adopt any employee benefit plan;
(viii)    acquire, including by merger, amalgamation, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;
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(ix)    enter into any new Contracts or commitments (other than Contracts entered into in connection with the consummation of the Transactions) that could reasonably be expected to delay or impair the consummation of the Transactions in any respect; or
(x)    authorize or agree to do any of the foregoing actions.
(c)    After the date of this Agreement and before the First Closing, Holdco shall re-register as an Irish public company limited by shares and change its name to “Kalera plc” (the “Holdco Re-registration”).
6.4    Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of the forms, reports, schedules, statements and other documents required to be filed by Purchaser with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable securities Laws (the “Additional SEC Reports”). All such Additional SEC Reports (including any financial statements or schedules included therein) shall be prepared in accordance and comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Additional SEC Reports. The Additional SEC Reports (including any financial statements or schedules included therein) will not, at the time they are filed or subsequently amended, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 6.4, the term “file” shall be broadly construed to include any manner in which a document or information is filed, furnished, supplied or otherwise made available to the SEC. During the Interim Period, Purchaser shall use its commercially reasonable efforts prior to the Mergers to maintain the listing of the Purchaser Class A Ordinary Shares and Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the First Closing, the Parties intend to list on Nasdaq only the Holdco Ordinary Shares and the Holdco Warrants.
6.5    No Solicitation.
(a)    Except as expressly permitted by this Section 6.5, during the Interim Period, the Company shall not, and shall cause the Company Subsidiaries not to, and the Company shall instruct its Representatives not to, directly or indirectly (i) initiate, solicit, or knowingly encourage (whether public or otherwise) any inquiry, proposal or offer with respect to, or the making, submission or announcement of, any Company Alternative Proposal, (ii) engage, enter into or continue any discussions or negotiations with any Persons or (iii) provide access to its properties, books and records or any confidential information, in each case, with respect to the Target Companies in connection with a Company Alternative Proposal. The Company has terminated and ceased to engage or will terminate and cease to engage in any and all existing discussions or negotiations with any Persons related to a Company Alternative Proposal or that could reasonably be expected to result in a Company Alternative Proposal. Without limiting the foregoing, the Company shall not, and shall cause the Company Subsidiaries not to, waive compliance by any Person with the “standstill” or similar provisions of any Contract between such Person and the Company.
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(b)    Notwithstanding anything to the contrary in this Section 6.5, if the Company receives an unsolicited written Company Alternative Proposal from any Person at any time following the date of this Agreement that did not result from a material breach of Section 6.5(a) and prior to the time the Required Company Shareholder Approval is obtained, (i) the Company and its Representatives may contact such Person to clarify the terms and conditions thereof and the Company and its Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person if the Company receives from such Person (or has received from such Person) an executed Acceptable Confidentiality Agreement (a copy of such Acceptable Confidentiality Agreement shall be promptly provided to Purchaser or, if such Acceptable Confidentiality Agreement restricts the ability of the Company to disclose any information required to be shared with Purchaser pursuant to this Section 6.5, the Company shall be required to inform any Person who makes a Company Alternative Proposal that the Company is required to communicate the terms of such Company Alternative Proposal to Purchaser in accordance with the terms hereof); provided that, subject to applicable Law, the Company shall not later than substantially concurrently therewith, make available to Purchaser any non-public information concerning the Company or its Subsidiaries that is provided to any Person that was not previously made available to Purchaser, and (ii) the Company and its Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Company Alternative Proposal, if and only to the extent that, prior to taking any action described in the foregoing clauses (i) or (ii), the Company Board or relevant committee thereof determines reasonably and in good faith (after consultation with its outside counsel and financial advisor) that such Company Alternative Proposal either constitutes a Company Superior Proposal or could reasonably be expected to result in a Company Superior Proposal and provides Purchaser with written notice of such determination.
(c)    The Company shall promptly (and, in any event, within forty eight (48) hours of any such event) notify Purchaser of the receipt of any Company Alternative Proposal or any material amendment thereto, and with respect to any Company Alternative Proposal or material amendment thereto, a written summary of the material terms and conditions of each such Company Alternative Proposal or any material amendment or proposed material amendment thereto and prompt status updates with respect thereto.
(d)    Except as set forth in this Section 6.5(d), the Company Board shall not (i) (A) amend, change, withhold, withdraw, qualify or modify, in a manner adverse to Purchaser, the Company Recommendation with respect to the Mergers, (B) fail to include the Company Recommendation in the Registration Statement, (C) make any public statement inconsistent with the Company Recommendation, (D) approve, adopt, endorse or recommend a Company Alternative Proposal or publicly propose to approve, adopt, endorse or recommend a Company Alternative Proposal, (E) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes a Company Alternative Proposal is commenced, recommend the acceptance of such tender offer or exchange offer by Company stockholders, or (F) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Change of Recommendation”) or (ii) authorize, adopt or approve a Company Alternative Proposal, or cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any Company Alternative Proposal (a “Company Alternative
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Acquisition Agreement”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Required Company Shareholder Approval is obtained, if the Company receives a Company Alternative Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisors) constitutes a Company Superior Proposal (taking into account any adjustments to the terms and conditions of the Mergers proposed by the Company in response to such Company Alternative Proposal), the Company may (1) effect a Company Change of Recommendation and authorize, adopt, or approve such Company Superior Proposal, which may include granting a waiver, amendment or release under any Takeover Law with respect to such Company Superior Proposal and/or (2) enter into a Company Alternative Acquisition Agreement with respect to such Company Superior Proposal in accordance with Section 8.1; provided, however, the Company Board may take the actions described in the foregoing clauses (1) and (2) if, and only if:
(i)    the Company shall have provided prior written notice to Purchaser of the Company Board’s intention to take such actions at least five (5) Business Days in advance of taking such action (the “Notice Period”), which notice (A) shall specify, as applicable, a reasonably detailed description of the material terms of the Company Alternative Proposal received by the Company and an express statement by the Company that such Company Alternative Proposal constitutes a Company Superior Proposal and (B) include a copy of the most current version of the proposed agreement relating to such Company Superior Proposal (which version shall be updated on a prompt basis to the extent there are material changes thereto) and a description of any financing commitments relating thereto;
(ii)    after providing such notice and prior to taking such actions, the Company shall have negotiated, and shall have caused its Representatives to negotiate, with Purchaser in good faith (to the extent Purchaser desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions of this Agreement as would permit the Company Board not to take such actions (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Company Alternative Proposal, including any revision in price, the Notice Period shall be extended to ensure that at least 48 hours remains in the Notice Period subsequent to the time the Company notifies Purchaser of any such material revision (it being understood that there may be multiple extensions)); and
(iii)    the Company Board shall have considered in good faith any changes to this Agreement that may be offered in writing by Purchaser by 11:59 p.m. Eastern Time on the last day of the Notice Period (as extended pursuant to the preceding clause (ii)) and shall have determined in good faith after consultation with outside counsel and its financial advisor, that the Company Alternative Proposal received by the Company would continue to constitute a Company Superior Proposal if such changes offered in writing by Purchaser were given effect.
(e)    Nothing contained in this Section 6.5 shall be deemed to prohibit the Company or the Company Board from (i) making any “stop, look and listen” communication to the stockholders of the Company (or any similar communications to the stockholders of the Company) or (ii) making disclosure that the Company Board determines in good faith after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make disclosure of a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of
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Regulation M-A promulgated under the Exchange Act would be required pursuant to the directors’ duties under applicable Law; provided, however, that any disclosure does not contain an express Company Change of Recommendation.
6.6    No Solicitation by Purchaser. Purchaser shall not, and shall instruct its Representatives not to, directly or indirectly (i) initiate, solicit, encourage or respond to any inquiry, proposal, offer or indication of interest with respect to, or the making, submission or announcement of, any Business Combination (a “Business Combination Proposal”) (other than the Transactions), or (ii) enter into, continue or engage in any discussions, negotiations or due diligence, with any Person (other than the Company and its Affiliates and Representatives) in connection with any Business Combination Proposal. In addition, except as expressly permitted under this Section 6.6, during the Interim Period, neither the Company Board nor any committee thereof shall (A) grant any waiver, amendment or release under any Takeover Law, (B) effect a Purchaser Change of Recommendation or (C) authorize, cause or permit Purchaser or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any Business Combination Proposal. Purchaser shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
6.7    Securities Law Matters. The Company acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of Purchaser, communicate such information to any Person who is not a Party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any Person to do any of the foregoing and shall direct its Affiliates and Representatives to do the same. Purchaser agrees that it shall not purchase or sell any Company Shares in violation of Law or cause or encourage any Person to do any of the foregoing and shall direct its Affiliates and Representatives to do the same.
6.8    Notification of Certain Matters. During the Interim Period, each Party shall give notice to the other Parties as promptly as practicable if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in a manner as would reasonably be expected to cause or result in any of the conditions set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; (b) receives any notice or other communication in writing from any Person who is not a Party (including any Governmental Authority) alleging (i) that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (ii) that the consummation of the Transactions by such Party or its Affiliates would violate applicable Law; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the
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occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closings have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.
6.9    Efforts.
(a)    Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities or other third persons) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.
(b)    As soon as reasonably practicable following the date of this Agreement, and in any event within ten (10) Business Days thereafter, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement, and shall use reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish to the other Parties a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby prior to the First Closing or the Second Closing, as applicable, each Party shall, if permitted by such Governmental Authority and requested by another Party, arrange for such other Party and/or its Representatives to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would or could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or Person challenging the transactions contemplated by this Agreement or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or
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overturned any Order, whether temporary, preliminary or permanent, that is threatened or in effect and that does or could prohibit, prevent or restrict consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
(c)    Prior to the First Closing or the Second Closing, as applicable, each Party shall use its reasonable efforts to obtain any Consents of Governmental Authorities or other third persons as may be necessary for the consummation by such Party of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party, and the other Parties shall provide reasonable cooperation in connection with such efforts. Notwithstanding the foregoing, other than as explicitly set forth in this Agreement, the Parties shall consult with one another and make a mutual determination before paying any material fees, rents or make similar material payments to any third persons in order to comply with the terms of this Section 6.9.
6.10    Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.
6.11    The Registration Statement.
(a)    As promptly as practicable after the date hereof, Purchaser and Holdco shall prepare with the reasonable assistance of the Company, and file with the SEC, a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (i) the Holdco Ordinary Shares to be issued under this Agreement to the holders of Purchaser Securities and the Holdco Warrants to be assumed by Holdco and automatically adjusted in favor of the holders of Purchaser Warrants and (ii) the Holdco Ordinary Shares to be issued under this Agreement to the holders of Company Shares prior to the First Merger Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser Shareholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Purchaser Shareholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Class A Ordinary Shares redeemed (the “Redemption”) in conjunction with the Purchaser Shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser Shareholders to vote, at an extraordinary general meeting of the Purchaser Shareholders to be called and held for such purpose (such meeting, together with an adjourned meeting, the “Purchaser Special Meeting”), in favor of resolutions approving the Purchaser Shareholder Approval Matters, and the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser.
(b)    In connection with the Registration Statement, Purchaser and Holdco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration
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statement rules set forth in Purchaser’s Organizational Documents and the rules and regulations of the SEC and Nasdaq. The Company shall provide Purchaser and Holdco with such information concerning the Target Companies and their equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.
(c)    Purchaser and Holdco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser, Holdco and the Company shall, and shall cause each of its Subsidiaries to, make their respective officers and employees, upon reasonable advance notice, available to the Company, Holdco, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Holdco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Purchaser Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.
(d)    Purchaser and Holdco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to (i) “clear” comments from the SEC, (ii) cause the Registration Statement to become effective and (iii) keep the Registration Statement effective for as long as necessary to consummate the transactions contemplated hereby.
(e)    As soon as practicable after the SEC declares the Registration Statement effective, Purchaser shall distribute the Proxy Statement contained in the Registration Statement to the Purchaser Shareholders and, pursuant thereto, shall duly call, give notice of, convene and hold (subject to the last sentence of this Section 6.11(e)) the Purchaser Special Meeting in accordance with the Cayman Companies Act, Purchaser’s Organizational Documents and the rules and regulations applicable to the SEC and Nasdaq for a date as soon as practicable following the date on which the SEC declared the Registration Statement effective and shall solicit proxies from the holders of Purchaser Ordinary Shares to vote in favor of the Purchaser Shareholder Approval Matters. Purchaser, acting through the Purchaser Board, shall include in the Proxy Statement the recommendation of the Purchaser Board that the holders of Purchaser Ordinary Shares vote in favor of the Purchaser Shareholder Approval Matters, and shall otherwise use its reasonable best efforts to obtain the Required Purchaser Shareholder Approval. Purchaser shall provide the Company with (1) updates with respect to the tabulated vote counts received by Purchaser, (2) the right to review and comment on all communication sent to Purchaser Shareholders, holders of
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Purchaser Warrants and/or proxy solicitation firms, which comments Purchaser shall consider in good faith, and (3) updates with respect to any elections to redeem Purchaser Ordinary Shares. Neither the Purchaser Board nor any committee or agent or representative thereof shall (i) withdraw (or modify in any manner adverse to the Company), or propose publicly to withdraw (or modify in any manner adverse to the Company), the Purchaser Board’s recommendation that Purchaser Shareholders vote in favor of the Purchaser Shareholder Approval Matters, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Purchaser Alternative Proposal, (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow Purchaser to execute or enter into, any agreement related to a Purchaser Alternative Proposal, or (iv) resolve or agree in writing to do any of the foregoing (any of the actions listed in clauses (i) through (iv) of this sentence, a “Purchaser Change of Recommendation”). If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present, then Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting, and shall hold the Purchaser Special Meeting as soon as reasonably practicable upon Purchaser’s determination that it has received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval.
(f)    Purchaser and Holdco shall comply with all applicable Laws, any applicable rules and regulations of the SEC, Nasdaq, Purchaser’s and Holdco’s Organizational Documents, respectively, the Cayman Companies Act, the Luxembourg Companies Act, the Irish Companies Act, and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.
(g)    Notwithstanding anything else to the contrary in this Agreement or any Ancillary Document, Purchaser may make any public filing with respect to the Merger to the extent required by applicable Law, provided that prior to making any filing that includes information regarding the Company, Purchaser shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company.
6.12    Public Announcements.
(a)    The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Holdco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange (including, for the avoidance of doubt, Euronext Growth Oslo), in which case the applicable Party shall, to the extent permitted by applicable Law, use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.
(b)    Purchaser and the Company shall issue a press release announcing the execution of this Agreement (the “Signing Press Release”) in the form agreed by Purchaser and
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the Company as promptly as practicable after the execution of this Agreement, which Signing Press Release shall be published by the Company, including through the XOSL's publication platform NewsWeb. Promptly after the issuance of the Signing Press Release, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws. Purchaser shall provide the Company with reasonable opportunity to review and comment on the Signing Filing prior to filing and shall consider in good faith and use reasonable efforts to incorporate any comments timely made by the Company. Purchaser, Holdco and the Company shall mutually agree upon and, on the date of the Second Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”), including through the XOSL's publication platform NewsWeb. Promptly after the issuance of the Closing Press Release, Holdco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closings as required by Federal Securities Laws. Holdco shall provide each of the Company and Purchaser reasonable opportunity to review and comment upon the Closing Filing prior to filing, and Holdco shall consider in good faith and use reasonable efforts to incorporate any comments that are timely made by each of the Company and Purchaser. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing, notice, stock exchange announcement or application made by or on behalf of a Party to any Governmental Authority or other Person in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be required by applicable Law, including Federal Securities Laws and the rules and regulations applicable to companies listed on Euronext Growth Oslo, and shall exercise commercially reasonable efforts to provide such other information as may be reasonably necessary or advisable in connection with the transactions contemplated hereby or any other report, statement, filing, notice, stock exchange announcement or application made by or on behalf of a Party to any Person who is not a Party and/or any Governmental Authority in connection with the transactions contemplated hereby. To the extent that a Party is required to furnish information concerning itself in accordance with the foregoing sentence, such Party shall be provided a reasonable opportunity to review and comment on the disclosure containing such information regarding such Party, and Purchaser and the Company shall use reasonable efforts to incorporate any such comments from such Party.
6.13    Post-Closing Board of Directors. The Parties shall take all necessary action, including causing the directors of Holdco to resign, so that effective as of the First Closing, Holdco’s board of directors (the “Post-Closing Holdco Board”) will consist of nine (9) natural Persons. The Parties shall take all necessary action to designate and appoint to the Post-Closing Holdco Board (a) one (1) Person who is designated in writing by Purchaser prior to the First Closing, who shall initially be Brent de Jong, and (b) eight (8) Persons who are designated in writing by the Company prior to the First Closing, at least one (1) of such Persons described in clauses (a) and (b) (collectively) whom shall be required to qualify as an independent director under Nasdaq rules.
6.14    Indemnification of Directors and Officers; Tail Insurance.
(a)    From and after the First Merger Effective Time, Holdco agrees that it shall indemnify and hold harmless each present and former director, manager and officer of Purchaser
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and the Company and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Merger Effective Time, whether asserted or claimed prior to, at or after the First Merger Effective Time, to the fullest extent that the Company, Purchaser or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Governing Documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).
(b)    The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser (the “Purchaser D&O Indemnified Persons”) as provided in Purchaser’s Organizational Documents or under any indemnification, employment or other similar agreements between any Purchaser D&O Indemnified Person and Purchaser, in each case as in effect on the date of this Agreement, shall survive the Closings and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Second Closing, Holdco shall cause the Organizational Documents of Holdco and its Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to Purchaser D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser to the extent permitted by applicable Law. The provisions of this Section 6.14 shall survive the Closings and are intended to be for the benefit of, and shall be enforceable by, each of the Purchaser D&O Indemnified Persons and their respective heirs and representatives.
(c)    For the benefit of Purchaser’s directors and officers, Purchaser, in coordination with Holdco and the Company, shall be permitted prior to the First Closing Date to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six (6)-year period from and after the Second Closing Date for events occurring prior to the Second Closing Date (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Holdco and Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Holdco and Purchaser shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance. Notwithstanding the foregoing, in no event shall Purchaser expend an annual premium for such D&O Tail Insurance in excess of three-hundred percent (300%)] of the last annual payment made by Purchaser or any of their respective Affiliates for such directors’ and officers’ liability insurance policies currently in effect as of the date hereof.
(d)    The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company (the “Company D&O Indemnified Persons”) as provided in the Company’s Organizational Documents or under any indemnification, employment
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or other similar agreements between any Company D&O Indemnified Person and the Company, in each case as in effect on the date of this Agreement, shall survive the Closings and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Second Closing, Holdco shall cause the Organizational Documents of Holdco and its Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to Company D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Company to the extent permitted by applicable Law. The provisions of this Section 6.14 shall survive the Closings and are intended to be for the benefit of, and shall be enforceable by, each of the Company D&O Indemnified Persons and their respective heirs and representatives.
(e)    For the benefit of the Company’s directors and officers, the Company, in coordination with Holdco and Purchaser, shall be permitted prior to the First Closing Date to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six (6)-year period from and after the Second Closing Date for events occurring prior to the Second Closing Date (the “Company D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Holdco and the Company shall maintain the Company D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Holdco and the Company shall timely pay or cause to be paid all premiums with respect to the Company D&O Tail Insurance. Notwithstanding the foregoing, in no event shall the Company expend an annual premium for such Company D&O Tail Insurance in excess of three-hundred percent (300%) of the last annual payment made by Purchaser or any of their respective Affiliates for such directors’ and officers’ liability insurance policies currently in effect as of the date hereof.
6.15    Registration Rights Agreement. At the Closing, Holdco and the Company will enter into a registration rights agreement in form and substance reasonably satisfactory to Holdco, the Company, and Purchaser providing for certain registration rights for certain Holdco investors (the “Registration Rights Agreement”).
6.16    Net Tangible Assets. During the Interim Period, Purchaser shall use reasonable best efforts to maintain net tangible assets of at least $5,000,001 (including after giving effect to any Redemption).
6.17    Delisting and Deregistration. The Parties shall take all actions necessary or reasonably requested by another Party to cause (i) the Purchaser Class A Ordinary Shares and Purchaser Warrants to be delisted from Nasdaq (or be succeeded by the Holdco Securities) and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by Holdco) as of the First Closing Date and (ii) the Company's shares to be delisted from Euronext Growth Oslo at such point in time as required by XOSL, or mutually agreed between the Parties.
6.18    Holdco Nasdaq Listing. Purchaser and Holdco shall use commercially reasonable efforts to cause the Holdco Ordinary Shares and Holdco Warrants to be approved for listing on Nasdaq by no later than the First Closing Date, and to remain listed as a public company on Nasdaq through the Second Closing Date.
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6.19    Equity Plans. In connection with the Transactions, Holdco shall adopt, prior to or effective upon the Second Closing, a new equity incentive plan substantially in the form attached as Exhibit D attached hereto (the “Holdco Equity Plan”), which shall reserve for issuance a number of Holdco Ordinary Shares equal to seven-point-five percent (7.5%) of the aggregate number of Holdco Ordinary Shares issued and outstanding immediately after the Company Capital Reduction (calculated on a fully-diluted basis), subject to the share evergreen provisions set forth in the Holdco Equity Plan.
6.20    Employment Agreements; Other Compensation Matters. Prior to the Second Closing, the parties shall work in good faith to evaluate the reports and recommendations of the Company’s independent compensation consultant and implement new compensation arrangements (to be effective upon the Second Closing) taking into account such reports and recommendations, including terms, conditions and allocations relating to initial awards to be made under the Holdco Equity Plan and/or new employment or severance arrangements for key employees.
6.21    Company Shareholder Approval. The Company shall take all action necessary under applicable Law, the rules and regulations applicable to companies listed on Euronext Growth Oslo, and its Organizational Documents to, as soon as practicable after the date of effectiveness of the Registration Statement and in any event within three (3) Business Days thereof, call, give notice of, convene and hold an extraordinary meeting of the Company Shareholders to pass resolutions (the “Company Special Meeting”) approving (A) the adoption and approval of First Plan of Merger and the Second Plan of Merger and, for the avoidance of doubt, the Company Capital Reduction, in accordance with the Company’s Organizational Documents and the Luxembourg Companies Act and the Irish Companies Act and (B) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions and the delisting of the Company's shares from Euronext Growth Oslo (the approvals described in foregoing clauses (A) and (B), collectively, the “Company Shareholder Approval Matters”). The Company, acting through the Company Board, shall include in the materials distributed to the Company Shareholders in connection with the Company Shareholder Approval Matters a recommendation of the Company Board that the Company Shareholders vote in favor of the adoption of Company Shareholder Approval Matters.
6.22    Merger Sub and Holdco Shareholder Approvals.
(a)    Each of the Merger Subs and Holdco shall take all action necessary under applicable Law and their respective Organizational Documents to, as soon as practicable after the date hereof, (i) call, give notice of, convene and hold special or extraordinary meetings of its shareholders and/or boards of directors, as applicable, to pass resolutions or (ii) request its shareholders and/or boards of directors, as applicable, to pass written resolutions, in each case approving (A) the adoption and approval of this Agreement, the Mergers and other transactions contemplated hereby (as applicable) by their shareholders in accordance with their respective Organizational Documents and the Norwegian Companies Act, the Irish Companies Act, the Luxembourg Companies Act or the Cayman Companies Act (as applicable) and (B) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clause (A) in respect of Cayman Merger Sub, the “Cayman Merger Sub Shareholder Approval Matters”, in
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respect of Lux Merger Sub, “Lux Merger Sub Shareholder Approval Matters” and, in respect of Holdco, the “Holdco Shareholder Approval Matters”).
(b)    Holdco shall vote in favor of the Cayman Merger Sub Shareholder Approval Matters and the Lux Merger Sub Shareholder Approval Matters.
6.23    Section 16 of the Exchange Act. Prior to the First Closing, the board of directors of Holdco, or an appropriate committee of nonemployee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that the acquisition of Holdco Securities pursuant to this Agreement by any officer or director of Purchaser or the Company who is expected to become a “covered person” of Holdco for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.
6.24    Transfer Taxes. Any and all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with or arising out of the transactions contemplated by this Agreement shall be borne by Holdco. The parties shall cooperate in the execution and delivery of any and all instruments and certificates with respect to such Transfer Taxes and the applicable party shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes.
6.25    Resignations. All of the officers and directors of Purchaser shall resign from all of their officer and director positions at Purchaser prior to or effective upon the Second Closing.
6.26    Amended Warrant Agreement. At the First Closing, each of Holdco and the Purchaser shall deliver a copy of the Amended Warrant Agreement duly executed by such Party.
6.27    Amended Holdco Memorandum and Articles of Association. Prior to the First Merger Effective Time, the Parties will take, or cause to be taken, all actions necessary in order for the Memorandum and Articles of Association of Holdco to be the Amended Holdco Memorandum and Articles of Association.
6.28    Norwegian Merger. The Parties acknowledge that the Company intends to complete the Norwegian Merger during the Interim Period. Notwithstanding anything to the contrary herein, no actions taken in furtherance of the consummation of the Norwegian Merger shall be deemed to breach this Agreement or the Ancillary Documents.
6.29    No Claim Against Purchaser Trust Account. The Company acknowledges that Purchaser has established the Trust Account for the benefit of Purchaser’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Purchaser’s Organizational Documents and the Trust Agreement. The Company further acknowledges that Purchaser’s sole assets consist of the cash proceeds of Purchaser’s IPO and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the transactions contemplated by this Agreement, or in the event of termination of this Agreement, another Business Combination, are not consummated by July 12, 2022, or such later date as approved by its stockholders to complete a Business Combination, Purchaser will be
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obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its controlled Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Purchaser or any of Purchaser’s Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. Notwithstanding the foregoing, this Section 6.29 shall not serve to limit or prohibit the Company’s or its controlled Affiliates’ rights to pursue a claim against Purchaser or any of Purchaser’s Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 9.7 for specific performance or other injunctive relief and that does not in any way involve the Trust Account or the funds or assets therein. This Section 6.29 shall survive the termination of this Agreement for any reason.
6.30    CVR Agreement. At or immediately prior to the Second Merger Effective Time, Holdco shall execute and deliver, and the Company and Purchaser will use reasonable best efforts to cause the Rights Agent to execute and deliver the CVR Agreement, subject to any changes to the CVR Agreement that are requested by the Rights Agent and approved prior to the Effective Time by Purchaser and the Company (which approval, in the case of each of Purchaser and the Company, shall not be unreasonably withheld, conditioned or delayed), unless otherwise mutually agreed to by Purchaser and the Company.
6.31    Nonregistrable CVRs. To the extent requested by the Company, Purchaser and the Company shall exercise reasonable best efforts as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws, including by making changes to the form of CVR Agreement.
ARTICLE VII
CLOSING CONDITIONS
7.1    Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of (x) the following conditions as of the First Closing Date and (y) the conditions set forth in Section 7.01(e), (f), (g), (h), (i) and (j) as of the Second Closing Date.
(a)    Required Purchaser Shareholder Approval. The Purchaser Shareholder Approval Matters shall have been approved by the requisite vote of the Purchaser Shareholders entitled to vote thereon at the Purchaser Special Meeting in accordance with Purchaser’s Organizational Documents, applicable Law and the rules and regulations of Nasdaq (the “Required Purchaser Shareholder Approval”).
(b)    Required Company Shareholder Approval. The Company Shareholder Approval Matters shall have been approved by the requisite vote of the Company Shareholders entitled to vote thereon at the Company Special Meeting in accordance with the Company’s Organizational Documents, applicable Law and the rules and regulations of Euronext Growth Oslo (the “Required Company Shareholder Approval”).
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(c)    Required Holdco Shareholder Approval. The Holdco Shareholder Approval Matters shall have been approved by the shareholder(s) of Holdco in accordance with Holdco’s Organizational Documents and applicable Law (the “Required Holdco Shareholder Approval”).
(d)    Holdco Equity Plan. Holdco shall have adopted the Holdco Equity Plan consistent with the requirements of Section 6.19.
(e)    No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.
(f)    No Litigation. There shall not be any pending Action brought by a Governmental Authority seeking to enjoin the consummation of the Transactions.
(g)    Net Tangible Assets Test. Upon the First Closing, after giving effect to the Redemption, Purchaser shall have net tangible assets of at least $5,000,001.
(h)    Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the First Closing.
(i)    Nasdaq Listing. The Holdco Ordinary Shares and Holdco Warrants to be issued or assumed by Holdco (as applicable) in connection with the Mergers shall be approved for listing on Nasdaq, subject only to notice of issuance.
(j)    Composition Agreement/SEAS. Holdco shall have entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Holdco Ordinary Shares and Holdco Warrants, both of which are in full force and effect and enforceable in accordance with their terms.
7.2    Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Transactions are subject to the satisfaction or written waiver (by the Company) of (x) the following conditions as of the First Closing Date and (y) the conditions set forth in Section 7.02(a) (solely as it relates to the Purchaser Fundamental Representations), (c), and (d) as of the Second Closing Date.
(a)    Representations and Warranties. All of the representations and warranties of Purchaser, Holdco and the Merger Subs set forth in this Agreement and in any certificate delivered by or on behalf of Purchaser, Holdco and the Merger Subs pursuant hereto (without giving effect to any qualifications or limitations as to materiality) shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the applicable Closing Date as if made on the applicable Closing Date, except for (i) those representations and warranties that address matters only as of a particular date, which representations and warranties (without giving effect to any qualifications or limitations as to materiality) shall have been true and correct in all material respects as of such date, and (ii) any failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a materially
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adverse effect on the ability of each of Purchaser, Holdco or the Merger Subs to consummate the transactions contemplated by this Agreement; provided that this Section 7.2(a) shall not apply to the representations and warranties of Purchaser contained in Section 3.5(a) and Holdco and the Merger Subs contained in Section 4.5(a) (collectively, the “Purchaser Fundamental Representations”), which representations and warranties shall have been true and correct in all respects other than de minimis inaccuracies.
(b)    Agreements and Covenants. Each of Purchaser, Holdco and the Merger Subs shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.
(c)    Minimum Cash. As of the applicable Closing, after giving effect to the completion of the Redemption, the aggregate amount of (i) cash proceeds received or available at or prior to the applicable Closing in respect of debt or equity financing agreements entered into by the Company during the Interim Period (excluding the matters set forth on Schedule 7.2(c) and provided that there shall not be double counting of cash proceeds that are received or available) and (ii) in the Trust Account shall equal at least (x) 100 million U.S. Dollars ($100,000,000) plus (y) the aggregate amount expenses of Purchaser, Holdco, the Company and their respective Affiliates incurred prior to the applicable Closing (including, in each case, the Expenses) (the condition set forth in this Section 7.2(c), the “Minimum Cash Condition”).
(d)    Officer Certificate. Purchaser shall have delivered to the Company a certificate, dated the applicable Closing Date, signed by a director of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a) and 7.2(b) (in respect of Purchaser and the Merger Subs). Holdco shall have delivered to the Company a certificate, dated the applicable Closing Date, signed by an executive officer or director of Holdco in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a) and 7.2(b) (in respect of Holdco); provided, that, the certificate delivered on the Second Closing Date shall certify only the satisfaction of the condition specified in Section 7.2(a) (solely with respect to the Purchaser Fundamental Representations).
7.3    Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 7.1, the obligations of Purchaser to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser) of (x) the following conditions as of the First Closing Date and (y) the conditions set forth in Section 7.03(a) (solely as it relates to the Company Fundamental Representations) and (d) as of the Second Closing Date:
(a)    Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the applicable Closing Date as if made on the applicable Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (provided that this Section 7.3(a) shall not apply to the representations and warranties of the
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Company contained in Sections 5.1, 5.2, 5.3, and 5.4 (collectively, the “Company Fundamental Representations”) which representations and warranties shall have been true and correct in all respects other than de minimis inaccuracies).
(b)    Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.
(c)    No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.
(d)    Officer Certificate. Purchaser shall have received a certificate from the Company, dated the applicable Closing Date, signed by an officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c) (in respect of the Company); provided, that the certificate delivered on the Second Closing Date shall certify only the satisfaction of the condition specified in Section 7.3(a) (solely with respect to the Company Fundamental Representations).
(e)    Norwegian Merger. The Norwegian Merger shall have been consummated.
7.4    Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was primarily caused by the failure of such Party or its Affiliates (including, with respect to Purchaser, Holdco or the Merger Subs, or with respect to the Company, any Target Company) to comply with or perform any of its covenants or obligations set forth in this Agreement.
ARTICLE VIII
TERMINATION AND EXPENSES
8.1    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:
(a)    by mutual written consent of Purchaser and the Company;
(b)    by written notice by Purchaser or the Company if the Closing shall not have occurred by the six (6)-month anniversary of the date of this Agreement (as may be extended as provided in the immediately following proviso, the “Outside Date”) (provided that, if the SEC has not declared the Proxy Statement/Form S-4 effective on or prior to the six (6)-month anniversary of the date of this Agreement, the Outside Closing Date shall be automatically extended by one (1) month); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (including, with respect to Purchaser, Holdco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the primary cause of the failure of the Closing to occur on or before the Outside Date;
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(c)    by written notice by either Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (including, with respect to Purchaser, Holdco, or the Merger Subs) to comply with any provision of this Agreement has been the primary cause of such action by such Governmental Authority;
(d)    by written notice by the Company to Purchaser, if (i) there has been a breach by Purchaser, Holdco or any of the Merger Subs of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser, Holdco or any of the Merger Subs shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Purchaser by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement in a manner that would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);
(e)    by written notice by Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations or warranties or its covenants or agreements contained in this Agreement, or if any representation or warranty the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company by Purchaser or (B) the Outside Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time Purchaser, Holdco or any of the Merger Subs are in material uncured breach of this Agreement in a manner that would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b);
(f)    by written notice by either the Company or Purchaser if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser Shareholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained;
(g)    by written notice by either the Company or Purchaser if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Shareholders have duly voted, and the Required Company Shareholder Approval was not obtained;
(h)    by the Company if Purchaser makes any Purchaser Change of Recommendation;
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(i)    by Purchaser if the Company makes any Company Change of Recommendation; or
(j)    by the Company in accordance with Section 6.5(d), at any time prior to the receipt of the Required Company Shareholder Approval, if (A) the Company Board has authorized the Company to enter into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal, (B) prior to or substantially concurrently with such termination, the Company shall have paid the Company Termination Fee to the Purchaser pursuant to Section 8.3 and (C) substantially concurrently with the termination of this Agreement, the Company enters into a Company Alternative Acquisition Agreement with respect to the Company Superior Proposal referred to in clause (A).
8.2    Manner and Effect of Termination. Any party terminating this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other Parties in accordance with this Agreement specifying the provision or provisions of this Agreement pursuant to which such termination is being effected and the basis therefor described in reasonable detail. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the parties or their respective Subsidiaries or Affiliates. Notwithstanding the foregoing: (a) no such termination shall relieve the Company of its obligation to pay the Company Termination Fee, if, as and when required pursuant to Section 8.3; (b) no such termination shall relieve any party for liability for fraud or willful breach prior to the termination of this Agreement; and (c) Section 6.11, Section 8.3, Article IX and this Section 8.2 shall survive the termination of this Agreement.
8.3    Termination Fees.
(a)    If (i) this Agreement shall have been terminated by Purchaser pursuant to Section 8.1(e) due to a breach by the Company of Section 6.5, (ii) the Company or any other Person shall have publicly disclosed or announced a Company Alternative Proposal made after the date of this Agreement but prior to the date of the Company Special Meeting, and such Company Alternative Proposal has not been withdrawn, and such withdrawal has not been publicly disclosed and withdrawn or announced, at least five (5) days prior to the date of the Company Special Meeting (or prior to the termination of this Agreement if there has been no Company Special Meeting) and (iii) within nine (9) months of such termination, a definitive agreement with respect to a Company Alternative Proposal has been entered into, and such Company Alternative Proposal is ultimately consummated; provided that, for purposes of this clause (iii), the references to “20%” in the definition of “Company Alternative Proposal” shall be deemed to be references to “more than 80%”;
(b)    if the Company shall have terminated this Agreement pursuant to Section 8.1(j); or
(c)    if Purchaser shall have terminated this Agreement pursuant to Section 8.1(i);
then, the Company shall, (x) in the case of the foregoing clause (a), upon the consummation of a Company Alternative Proposal, pay to Purchaser the Company Termination Fee; (y) in the case of
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the foregoing clause (b), prior to or substantially concurrently with such termination, pay to Purchaser the Company Termination Fee; and (z) in the case of the foregoing clause (c), within two (2) Business Days of such termination, pay to Purchaser the Company Termination Fee; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. The Company shall pay to Purchaser the Company Termination Fee pursuant to this Section 8.3 by wire transfer in immediately available funds to one or more accounts designated by Purchaser. Following receipt by Purchaser of the Company Termination Fee, the Company shall have no further liability with respect to this Agreement or the transactions contemplated herein to Purchaser, Holdco or any of their Subsidiaries or Affiliates or any other Person, other than in respect of willful breach of this Agreement or fraud. If the Company fails to timely pay the Company Termination Fee when due, then it shall pay Purchaser the interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made plus three percent (3%) per annum through the date such payment is actually received.
(d)    The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.
ARTICLE IX
MISCELLANEOUS
9.1    Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closings and each shall terminate and expire upon the occurrence of the Closings (and there shall be no liability after the Closings in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closings and then only with respect to any breaches occurring at or after the Closings and (b) this Article IX. Nothing herein is intended to limit any Party’s liability for such Party’s fraud.
9.2    Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by e-mail when sent (except where the sender receives a failed delivery message), (c) by facsimile, with affirmative confirmation of receipt, (d) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (e) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to Purchaser, Holdco or the Merger Subs at or prior to the Second Closing, to:
Agrico Acquisition Corp.
Boundary Hall, Cricket Square
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Grand Cayman, KY1-1102, Cayman Islands
Attention: Brent de Jong
Email: brent@dejongcapital.com
with a copy (which will not constitute notice) to:
Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com
If to the Company at or prior to the Second Closing, to:
Kalera AS
8440 Tradeport Dr Suite 102
Orlando, FL 32827
Attention: Curtis McWilliams
Email: Curtis.McWilliams@kalera.com
with a copy (which will not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: David Dixter; Iliana Ongun
Email: ddixter@milbank.com; iongun@milbank.com
9.3    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Holdco and the Company and any assignment without such consent shall be null and void. Notwithstanding the foregoing, the Norwegian Merger shall not be deemed to be an assignment of this Agreement.
9.4    Third Parties. Except for the rights of Milbank and Loeb set forth in this Article IX, and the rights of Purchaser D&O Indemnified Parties and the Company D&O Indemnified Parties set forth in Section 6.14, which the Parties acknowledge and agree are express third-party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.
9.5    Arbitration. Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration of the ICC (the “ICC Rules”). To the extent that the ICC Rules and this Agreement are in conflict, the terms of this Agreement shall control. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. The
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tribunal shall consist of three arbitrators. The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator. The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC. The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York. The proceedings shall be streamlined and efficient. An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute. Judgment on the award may be entered in any court having jurisdiction thereof.
9.6    Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York (save to the extent necessary to give effect to the Mergers, the Company Capital Reduction and the Purchaser Liquidation, which shall be governed by the laws of the Cayman Islands or the Grand Duchy of Luxembourg (as applicable)) without regard to the conflict of laws principles thereof.
9.7    Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the obligation to effect the Closings, without the requirement to post any bond or other security or to prove that money damages or another remedy at Law would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. In the event that a Party seeks equitable remedies in any Action (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law. The Parties will not be required to provide any bond or other security in connection with any such injunction. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.7 shall not be required to provide any bond or other security in connection with any such injunction. Notwithstanding the foregoing, under no circumstances shall the Company or Holdco be permitted or entitled to receive both a grant of specific performance that results in a Closing and the Company Termination Fee.
9.8    Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties, each acting reasonably and in good
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faith, will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
9.9    Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Company, Holdco, the Merger Subs and Purchaser.
9.10    Waiver. Each Party may, in its sole discretion, (a) extend the time for the performance of any obligation or other act of any other non-Affiliate hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliate contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliate with any covenant or condition contained herein. No provision hereof may be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. Any such waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
9.11    Schedules and Exhibits. The Company Disclosure Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by the Company in the Company Disclosure Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in the Company Disclosure Schedules. Certain information set forth in the Company Disclosure Schedules is included solely for informational purposes.
9.12    Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein (it being understood that the Letter of Intent between Purchaser and the Company is hereby terminated in its entirety and shall be of no further force and effect).
9.13    Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular form, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are
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permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP or IFRS (as applicable), based on the Accounting Principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein”, “hereto”, and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (i) except as otherwise indicated, all references in this Agreement to the words “Section”, “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (j) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement or any Ancillary Document to a Person’s (i) directors shall include any member of such Person’s governing body, (ii) officers shall include any Person filling a substantially similar position for such Person or (iii) shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When reference is made to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For the avoidance of doubt, references to the Company before the Norwegian Merger shall refer to Kalera AS, a Norwegian private limited liability company and after the Norwegian Merger shall refer to Kalera S.A., a Luxembourg public limited company (société anonyme).
9.14    Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email or facsimile to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the aforementioned requirements.
9.15    Legal Representation.
(a)    Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees, stockholders and Affiliates, that
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Milbank LLP (“Milbank”) may serve as counsel to the Target Companies and their respective directors, officers and employees (individually and collectively, the “Seller Group”) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the Transactions, and that, following consummation of the Transactions, Milbank (or any of its respective successors) may serve as counsel to the Seller Group or any director, manager, member, partner, stockholder, officer, employee or Affiliate of any member of Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation or any continued representations, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The Parties agree to take the steps necessary to ensure that any privilege attaching as a result of Milbank representing the Company or any of its Subsidiaries in connection with the Transactions shall survive the Closings and shall remain in effect. As to any privileged attorney client communications between Milbank and the Company or Milbank and any of the Company’s Subsidiaries in connection with the Transactions prior to the Second Closing Date (collectively, the “Milbank Privileged Communications”), Purchaser, Holdco, the Company and each of its Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that if the Mergers and the other Transactions are consummated, all Milbank Privileged Communications related to such Transactions will become the property of (and be controlled by) the Seller Group, and none of Purchaser, Holdco, the Company or any of its Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them. In the event that Purchaser or Holdco is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Milbank Privileged Communications, Purchaser and Holdco shall be entitled to access or obtain a copy of and disclose the Milbank Privileged Communications to the extent necessary to comply with any such legal requirement or request.
(b)    Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees, stockholders and Affiliates that Loeb & Loeb LLP (“Loeb”) may serve as counsel to Purchaser, Holdco, the Merger Subs and their respective directors, officers and employees (individually and collectively, the “Purchaser Group”) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the Transactions, and that, following consummation of the Transactions, Loeb (or any of its respective successors) may serve as counsel to the Purchaser Group or any director, manager, member, partner, stockholder, officer, employee or Affiliate of any member of the Purchaser Group, in connection with any Action or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation or any continued representations, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The Parties agree to take the steps necessary to ensure that any privilege attaching as a result of Loeb representing Purchaser, Holdco or the Merger Subs in connection with the Transactions shall survive the Closings and shall remain in effect. As to any privileged attorney client communications between Loeb and Holdco, Loeb and Purchaser, or Loeb and any of Holdco’s Subsidiaries in connection with the Transactions prior to the Second Closing Date (collectively, the “Loeb Privileged Communications”), the Company and its
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Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that if the Mergers and the other Transactions are consummated, all Loeb Privileged Communications related to such Transactions will remain the property of (and be controlled by) the Purchaser Group, and the attorney/client privilege and the expectation of client confidence shall not pass to the Company or any of its Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns. In the event that the Company or any of its Subsidiaries is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Loeb Privileged Communications, the Company and its Subsidiaries shall be entitled to access or obtain a copy of and disclose the Loeb Privileged Communications to the extent necessary to comply with any such legal requirement or request.
ARTICLE X
DEFINITIONS
10.1    Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement having provisions as to confidential treatment of information that are substantially the same as those contained in the confidentiality provisions of the Confidentiality Agreement.
“Accounting Principles” means in accordance with GAAP or IFRS (as applicable) as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the First Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.
“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.
“Additional SEC Reports” has the meaning set forth in Section 6.4.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, through one or more intermediaries or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Amended Company Articles” means the articles of association of the Company to be adopted in the context of the Second Merger Effective Time in form and substance reasonably acceptable to the Company, Holdco, and Purchaser.
“Amended Holdco Memorandum and Articles of Association” means the amended Memorandum and Articles of Association of Holdco to be adopted by Holdco immediately prior to the First Merger Effective Time, substantially in the form attached hereto as Exhibit E, with
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such revisions thereto as the Company, Purchaser and Holdco may mutually agree to be necessary or advisable for compliance with applicable law or stock exchange listing standards or the settlement of the transactions contemplated by this Agreement.
“Amended Warrant Agreement” means an amended warrant agreement between Holdco, Purchaser and other parties thereto, in form and substance reasonably satisfactory to Holdco and the Purchaser.
“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Holdco Equity Plan, the Registration Rights Agreement, the CVR Agreement, the Company Support Agreement, the Sponsor Support Agreement, the Amended Warrant Agreement, that certain Mutual Nondisclosure and Non Circumvention Agreement, dated as of September 14, 2021, by and between Purchaser and Kalera, Inc., a Delaware corporation (the “Confidentiality Agreement”), and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.
“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).
“Board Report” has the meaning set forth in Section 1.2(b)(i)(A).
“Business Combination” has the meaning ascribed to such term in the Memorandum of Association.
“Business Combination Proposal” has the meaning set forth in Section 6.6.
“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, Luxembourg, Ireland or the Cayman Islands are authorized or required by Law to remain closed for business.
“Cayman Companies Act” means the Companies Act (as revised) of the Cayman Islands.
“Cayman Merger Sub” has the meaning set forth in the preamble.
“Cayman Merger Sub Shareholder Approval Matters” has the meaning set forth in Section 6.22(a).
“Cayman Registrar” has the meaning set forth in Section 1.2(a).
“Certificates of Merger” means the First Merger Certificate of Merger and the Second Merger Certificate of Merger.
“Closing Dates” and “Closing Date” have the meanings set forth in Section 2.1.
“Closing Filing” has the meaning set forth in Section 6.12(b).
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“Closing Press Release” has the meaning set forth in Section 6.12(b).
“Closings” and “Closing” have the meanings set forth in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.
“Company” has the meaning set forth in the preamble.
“Company Alternative Acquisition Agreement” has the meaning set forth in Section 6.5(d).
“Company Alternative Proposal” means any bona fide written proposal or offer made by any Person other than Purchaser, Holdco and their Affiliates for (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (b) the direct or indirect acquisition by any Person (including by any asset acquisition, joint venture or similar transaction) of at least twenty percent (20%) of the assets of the Company and its Subsidiaries, on a consolidated basis, (c) the direct or indirect acquisition by any Person of at least twenty percent (20%) of the Company’s equity securities or of the voting power of the outstanding Company Shares, including any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty percent (20%) or more of the Company’s equity securities or shares with twenty percent (20%) or more of the voting power of the outstanding Company Shares, or (d) any combination of the foregoing, in each case of clauses (a) through (c) whether in a single transaction or a series of related transactions.
“Company Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each deferred compensation, compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement maintained or contributed to or required to be contributed to by any Target Company for the benefit of any current or former employee of a Target Company, but excluding (a) any Multiemployer Plan or (b) any benefit plan that is contributed to by any Target Company for the benefit of employees outside of the U.S. pursuant to local Law or statute but sponsored or maintained by a Governmental Authority).
“Company Board” has the meaning set forth in Section 5.2.
“Company Capital Reduction” has the meaning set forth in the recitals.
“Company Change of Recommendation” has the meaning set forth in Section 6.5(d).
“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.
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“Company Customers” has the meaning set forth in Section 5.21.
“Company D&O Indemnified Persons” has the meaning set forth in Section 6.14(d).
“Company D&O Tail Insurance” has the meaning set forth in Section 6.14(e).
“Company Disclosure Schedules” has the meaning set forth in Article V.
“Company Equity Plan” means the Kalera AS 2018 Incentive Stock Option Plan, as amended from time to time.
“Company Financials” has the meaning set forth in Section 5.7(a).
“Company Leased Properties” has the meaning set forth in Section 5.15(b).
“Company Material Contract” has the meaning set forth in Section 5.12(a).
“Company Option” means an option to purchase Company Shares that was granted pursuant to the Company Equity Plan.
“Company Owned Properties” has the meaning set forth in Section 5.15(a).
“Company Permits” means the permits necessary to lawfully conduct in all material respects the Company’s business as presently conducted or as contemplated to be conducted and to own, lease and operate the Company’s assets and properties.
“Company Real Properties” has the meaning set forth in Section 5.15(b).
“Company Real Property Leases” has the meaning set forth in Section 5.15(b).
“Company Recommendation” has the meaning set forth in Section 5.2.
“Company Shareholder Approval Matters” has the meaning set forth in Section 6.21.
“Company Shareholders” means the holders of Company Shares.
“Company Share Issuance” has the meaning set forth in the recitals.
“Company Shares” means the ordinary shares of the Company, along with any equity securities paid as dividends or distributions after the Closings with respect to such shares or into which such shares are exchanged or converted after the Closings.
“Company Special Meeting” has the meaning set forth in Section 6.21.
“Company Stock Price” means the average of the dollar volume-weighted closing price of a share of the Company’s common stock on the Oslo EuroNext Exchange for the five consecutive trading days immediately prior to the Second Merger, as reported by Bloomberg.
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“Company Superior Proposal” means a written Company Alternative Proposal (with all references to “twenty percent (20%)” in the definition of Company Alternative Proposal being treated as references to “fifty percent (50%)” for these purposes) that the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, and taking into account all of the terms and conditions the Company Board considers to be appropriate (but including any conditions to and expected timing of consummation of such Company Alternative Proposal, and all legal, financial and regulatory aspects of such Company Alternative Proposal and this Agreement), and after taking into account any revisions to the terms and conditions to this Agreement made or proposed and committed to in writing by Purchaser in response to such Company Alternative Proposal, to be more favorable to holders of Company Shares than the transactions contemplated by this Agreement.
“Company Support Agreement” has the meaning set forth in the recitals.
“Company Termination Fee” means an amount equal to $11,241,709.
“Company Vendors” has the meaning set forth in Section 5.21.
“Confidentiality Agreement” has the meaning set forth in the definition of “Ancillary Documents”.
“Consent” means any consent, approval, notice of no objection, expiration of applicable waiting period, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.
“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses, franchises, leases and other agreements of any kind, written or oral (including any amendments and other modifications thereto and excluding purchase orders and customary terms and conditions).
“Control” of a Person means the ownership of a majority of the voting securities of such Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.
“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, Action, directive, pronouncement, guidelines or recommendations by any Governmental Authority (including the Centers for Disease Control and Prevention and the World Health Organization) in connection with, related to or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act and the Families First Coronavirus Response Act, or any changes thereto.
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“D&O Tail Insurance” has the meaning set forth in Section 6.14(c).
“Data Protection Laws” means all applicable Laws in any jurisdiction relating to privacy or the processing, receipt, collection, compilation, use, storage, sharing, data security, disclosure, transfer (including cross-border transfer) or protection of Personal Information, including (without limitation) the GDPR.
“Data Room” means the online data room as of the date of this Agreement that was established by the Company and its Representatives.
“Data Security Requirements” means all of the following to the extent related to the treatment of Personal Information (including the access collection, storage, transfer and use of Personal Information): the Target Companies’ own rules, policies, and procedures (including the Privacy Policies); Data Protection Laws; and covenants, duties and obligations of the Target Companies expressly stated in contracts the Target Companies have entered into or by which they are otherwise bound.
“Dispute” has the meaning set forth in Section 9.5.
“DRE Election” has the meaning set forth in the recitals.
“Effect” has the meaning set forth in the definition of “Material Adverse Effect”.
“Effective Time” has the meaning set forth in Section 1.2(b).
“Enforceability Exceptions” has the meaning set forth in Section 3.2.
“Environmental Law” means any applicable Law relating to (a) the protection of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Materials.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means 0.091.
“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 7, 2021, by and among Purchaser and the Purchaser investors party thereto.
“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this
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Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination.
“Expert Reports” has the meaning set forth in Section 1.2(b)(i)(B).
“Federal Securities Laws” has the meaning set forth in Section 6.7.
“First Closing” has the meaning set forth in Section 2.1.
“First Closing Date” has the meaning set forth in Section 2.1.
“First Merger” has the meaning set forth in the recitals.
“First Merger Certificate of Merger” means the certificate of merger issued by the Cayman Registar, as prima facie evidence of compliance with all requirements of the Cayman Companies Act in respect of the First Merger.
“First Merger Effective Time” has the meaning set forth in Section 1.2(a).
“First Merger Plan of Merger” has the meaning set forth in Section 1.1(a).
“First Merger Surviving Corporation” has the meaning set forth in Section 1.1(a).
“GAAP” means generally accepted accounting principles as in effect in the United States of America.
“GDPR” means the General Data Protection Regulation (EU) 2016/679, including any predecessor, successor or implementing legislation in respect of the foregoing, and any amendments or re-enactments of the foregoing.
“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, regulatory body or other similar regulatory or dispute-resolving panel or body.
“Hazardous Material” means any waste substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “hazardous material”, or “toxic waste” (or by any similar term) under any Environmental Law, including petroleum and its by-products, asbestos, per- and polyfluoroalkyl substances, and polychlorinated biphenyls.
“Holdco” has the meaning set forth in the preamble.
“Holdco Articles” means the current articles of association of Holdco, as amended and in effect under the Irish Companies Act.
“Holdco Disclosure Schedules” has the meaning set forth in Article IV.
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“Holdco Equity Plan” has the meaning set forth in Section 6.19.
“Holdco Ordinary Shares” means all of the issued and outstanding euro ordinary shares of Holdco, par value €1.00 per share.
“Holdco Option” has the meaning set forth in Section 1.8(a).
“Holdco Reregistration” has the meaning set forth in Section 6.3(c).
“Holdco Securities” means the Holdco Ordinary Shares and the Holdco Warrants, collectively.
“Holdco Shareholder Approval Matters” has the meaning set forth in Section 6.22(a).
“Holdco Warrant” means each one whole warrant entitling the holder thereof to subscribe for one (1) Holdco Ordinary Share at a purchase price of $11.50 per share.
“ICC” means the International Chamber of Commerce or any successor organization conducting arbitrations.
“ICC Rules” has the meaning set forth in Section 9.5.
“IFRS” means International Financial Reporting Standards, as adopted by the European Union pursuant to EU Regulation No. 1606/2002 of the European Parliament and the Council concerning the use of International Accounting Standards Board.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of banker’s acceptances issued or created, (g) net obligations under interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (i) all obligations secured by a Lien on any property of such Person, and (j) all obligations described in clauses (a) through (i) of any other Person which are directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets and Software.
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“Interim Balance Sheet Date” has the meaning set forth in Section 5.7(a).
“Interim Period” has the meaning set forth in Section 6.1(a).
“Internet Assets” means any and all domain name registrations, websites, web addresses and applications for registration therefor.
“In-the-Money Company Option” means a Company Stock Option that is not an Out-of-the-Money Company Option.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“IPO” means the initial public offering of Purchaser Ordinary Shares pursuant to the IPO Prospectus.
“IPO Prospectus” means the final prospectus of Purchaser, dated as of July 7, 2021, and filed with the SEC (Registration No. 333-255426).
“Irish Companies Act” means the Companies Act 2014 (as amended) of Ireland.
“IT Systems” means any information technology and information technology equipment, including any system, network, hardware, computer, software (including in source code and object code and including any system software, operational software, application software, interface or firmware), router, hub, server and database used by each Target Company.
“Knowledge” means, with respect to (i) the Company, the actual knowledge of Curtis McWilliams, Fernando Cornejo, Cristian Toma, Austin Martin, and Jade Stinson after due inquiry, or (ii) any other Party, if an entity, the actual knowledge of its directors and executive officers.
“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Letter of Intent” means that certain letter of intent, dated as of October 24, 2021, by and between Purchaser, the Company and Kalera S.A.
“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or IFRS (as applicable) or other applicable accounting standards), including Tax liabilities due or to become due.
“Lien” means any claim, mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction
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(whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.
“Loeb” has the meaning set forth in Section 9.15(a).
“Loeb Privileged Communications” has the meaning set forth in Section 9.15(a).
“Lux Holdco” has the meaning set forth in the recitals.
“Lux Merger Sub” has the meaning set forth in the preamble.
“Lux Merger Sub Shareholder Approval Matters” has the meaning set forth in Section 6.22(a).
“Luxembourg Companies Act” means the Law of August 10, 1915 on commercial companies, as amended.
“Material Adverse Effect” means any effect, occurrence, development, fact, condition or change (“Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Company and the Target Companies, taken as a whole; provided, however, that any facts, events, occurrences, changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other such facts, events, occurrences, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has occurred or could reasonably be expected to occur a Material Adverse Effect: (i) changes in interest rates, or economic, business, financial, commodity, currency, market or political conditions; (ii) any Effect generally affecting the industries or markets in which the Target Companies operate; (iii) any proposal, enactment or change in interpretation of, or other change in, applicable Law, GAAP or IFRS (as applicable), or other applicable Accounting Principles or mandatory changes in the regulatory accounting requirements applicable to any industry or market in which the Target Companies operate; (iv) any outbreak or any development, change, worsening or escalation of hostilities (whether or not armed), acts of war (whether or not declared), sabotage or terrorism; (v) any Act of God, pandemic, hurricane, tornado, flood, volcano, earthquake or other natural or manmade disaster or force majeure event, including any effects of the COVID-19 epidemic, any COVID-19 Measures, or the Target Companies’ compliance therewith; (vi) any cyberattack on or involving any of the Target Companies; (vii) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, landlords, licensors, distributors, partners, providers and employees; (viii) any failure in and of itself to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure has resulted or could reasonably be expected to result in a Material Adverse Effect and shall not apply in the event of fraud by the Company; (ix) any matters set forth on the Company Disclosure Schedules; and (x) any action required by the terms of this
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Agreement or the transactions contemplated hereby or otherwise consented to in writing by Purchaser; provided, further, however, that such changes referred to in clauses (i) through (v) may be taken into account to the extent (but only to the extent) that such change has a disproportionate and adverse impact on the Target Companies, taken as a whole, as compared to other similarly situated competitors or comparable entities operating in the industries, markets and geographic locations in which the Target Companies operate.
“Material Company IP” has the meaning set forth in Section 5.13(a).
“Memorandum of Association” means the Amended and Restated Memorandum of Association of Purchaser as in effect on the date hereof.
“Mergers” has the meaning set forth in the recitals.
“Merger Subs” has the meaning set forth in the preamble.
“Milbank” has the meaning set forth in Section 9.15(a).
“Milbank Privileged Communications” has the meaning set forth in Section 9.15(a).
“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.
“Nasdaq” means the Nasdaq Stock Market.
“Norwegian Business Register” means the Norwegian Register of Business Enterprises (Norwegian: “Foretaksregisteret”).
“Norwegian Companies Act” means the Norwegian Private Limited Companies Act of 13 June 1997 no. 44.
“Norwegian Merger” means the merger of the Company and Lux Holdco pursuant to a cross-border merger by absorption between the Company and Lux Holdco, with Lux Holdco as the surviving entity, and the listing of the Company’s securities on Euronext Growth Oslo, and actions taken in connection therewith.
“OFAC” has the meaning set forth in Section 3.14(c).
“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.
“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.
“Out-of-the-Money Company Option” means each Company Stock Option for which the per share exercise price is equal to or greater than the Company Stock Price.
“Outside Date” has the meaning set forth in Section 8.1(b).
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“Party” and “Parties” have the meanings set forth in the preamble.
“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).
“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).
“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.
“Permitted Liens” means (a) Liens which result from all statutory or other liens for Taxes or assessments that are not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings along with the posting of any security or bond required under applicable Law in connection with such contest, (b) Liens imposed by applicable Law, (c) Liens arising in connection with any cashiers’, landlords’, workers’, mechanics’, carriers’, repairers’ or other similar liens imposed by law and arising out of obligations incurred in the ordinary course of business consistent with past practice, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) or zoning, building, entitlement and other land use and environmental regulations that (i) are matters of record, (ii) would be disclosed by a current, accurate survey or physical inspection of such real property, or (iii) do not materially interfere with the present uses of such real property, (e) with respect to any Company Leased Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (ii) any Lien permitted under a Company Real Property Lease, and (iii) any Liens encumbering the underlying fee title of the real property of which the Company Leased Property is a part, (f) Liens that that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and the Target Companies, taken as a whole, (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (h) Liens securing any Indebtedness of the Company and the Target Companies, (i) any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or other property being leased or licensed including licenses of Intellectual Property, (j) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, and (k) Liens disclosed in the Company Disclosure Schedules.
“Person” means a natural person, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), company, limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
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“Personal Information” means, in addition to the definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Laws, any information that identifies, could be used to identify (directly or indirectly), or is otherwise associated with an individual person.
“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.
“Post-Closing Holdco Board” has the meaning set forth in Section 6.13.
“Privacy Policies” means commercially reasonable privacy policies regarding the handling and security of Personal Information in connection with the operation of the business of the Target Companies.
“Proxy Statement” has the meaning set forth in Section 6.11(a).
“Public Certifications” has the meaning set forth in Section 3.6(a).
“Purchaser” has the meaning set forth in the preamble.
“Purchaser Alternative Proposal” means any bona fide written proposal or offer made by any Person other than the Company and its Affiliates for (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Purchaser, (b) the direct or indirect acquisition by any such Person or its Affiliates (including by any asset acquisition, joint venture or similar transaction) of at least twenty percent (20%) of the assets of Purchaser and its Subsidiaries, on a consolidated basis, (c) the direct or indirect acquisition by any Person or its Affiliates of at least twenty percent (20%) of Purchaser’s equity securities or of the voting power of the outstanding equity securities of Purchaser, including any tender offer or exchange offer that, if consummated, would result in any such Person or its Affiliates beneficially owning twenty percent (20%) or more of Purchaser’s equity securities or shares with twenty percent (20%) or more of the voting power of the outstanding equity securities of Purchaser, or (d) any combination of the foregoing, in each case of clauses (a) through (c) whether in a single transaction or a series of related transactions.
“Purchaser Board” has the meaning set forth in Section 3.2.
“Purchaser Change of Recommendation” has the meaning set forth in Section 6.11(e).
“Purchaser Class A Ordinary Shares” means the Class A ordinary shares of a par value of $0.0001 each of Purchaser.
“Purchaser Class B Ordinary Shares” means the Class B ordinary shares of a par value of $0.0001 each of Purchaser.
“Purchaser D&O Indemnified Persons” has the meaning set forth in Section 6.14(b).
“Purchaser Disclosure Schedules” has the meaning set forth in Article III.
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“Purchaser Financials” has the meaning set forth in Section 3.6(b).
“Purchaser Liquidation” has the meaning set forth in the recitals.
“Purchaser Ordinary Shares” means the Purchaser Class A Ordinary Shares and Purchaser Class B Ordinary Shares.
“Purchaser Preferred Shares” has the meaning set forth in Section 3.5(a).
“Purchaser Private Warrants” means the warrants issued in a private placement to DJCAAC LLC and Maxim Group LLC by Purchaser at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) Purchaser Class A Ordinary Share per warrant at a purchase price of $11.50 per share. For the avoidance of doubt, Purchaser Public Warrants shall include any additional whole warrants issued after the date of this Agreement.
“Purchaser Public Warrant” means each whole warrant (other than the Purchaser Private Warrants), entitling the holder thereof to purchase one (1) Purchaser Class A Ordinary Share at a purchase price of $11.50 per share.
“Purchaser Securities” means the Purchaser Ordinary Shares and the Purchaser Warrants, collectively.
“Purchaser Shareholder” means, from time to time, each holder of Purchaser Ordinary Shares.
“Purchaser Shareholder Approval Matters” means together: (i) the approval of the Transactions by a simple majority of the votes of those Purchaser Shareholders entitled to vote and voting (in person or by proxy) at a duly convened and quorate meeting of the Purchaser Shareholders, (ii) the approval of the First Merger by a majority of at least two-thirds of the votes of those Purchaser Shareholders entitled to vote and voting (in person or by proxy) at a duly convened and quorate meeting of the Purchaser Shareholders and (iii) the approval of such other matters as the Company, Holdco and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions.
“Purchaser Share Issuance” has the meaning set forth in the recitals.
“Purchaser Special Meeting” has the meaning set forth in Section 6.11(a).
“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.
“Redemption” has the meaning set forth in Section 6.11(a).
“Redemption Price” means an amount equal to the price at which each Purchaser Ordinary Share is redeemed pursuant to the Redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like).
“Registration Statement” has the meaning set forth in Section 6.11(a).
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“Related Person” has the meaning set forth in Section 5.19.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment. “Released” shall have a correlative meaning hereto.
“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.
“Required Cayman Merger Sub Shareholder Approval” means the Cayman Merger Sub Shareholder Approval Matters shall have been approved by Holdco, as the sole shareholder of Cayman Merger Sub, in accordance with Cayman Merger Sub’s Organizational Documents and applicable Law.
“Required Lux Merger Sub Shareholder Approval” means the Lux Merger Sub Shareholder Approval Matters shall have been approved by Holdco, as the sole shareholder of Lux Merger Sub, in accordance with Cayman Merger Sub’s Organizational Documents and applicable Law.
“Required Company Shareholder Approval” has the meaning set forth in Section 7.1(a).
“Required Holdco Shareholder Approval” has the meaning set forth in Section 7.1(a).
“Required Purchaser Shareholder Approval” has the meaning set forth in Section 7.1(a).
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.6(a).
“Second Merger” has the meaning set forth in the recitals.
“Second Merger Certificate of Merger” means the confirmation from a Luxembourg notary as prima facie evidence of compliance with all corporate requirements of the Luxembourg Companies Act in respect of the Second Merger.
“Second Merger Effective Time” has the meaning set forth in Section 1.2(b).
“Second Merger Plan of Merger” has the meaning set forth in Section 1.1(b).
“Second Merger Surviving Corporation” has the meaning set forth in Section 1.1(b).
“Section 16” has the meaning set forth in Section 6.23.
“Second Closing” has the meaning set forth in Section 2.2.
“Second Closing Date” has the meaning set forth in Section 2.2.
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“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Seller Group” has the meaning set forth in Section 9.14.
“Signing Filing” has the meaning set forth in Section 6.12(b).
“Signing Press Release” has the meaning set forth in Section 6.12(b).
“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.
“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.
“Sponsor Support Agreement” has the meaning set forth in the recitals.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.
“Takeover Law” means any “fair price”, “supermajority”, “moratorium”, “business combination statute or regulation”, “control share acquisition” or other form of antitakeover Law.
“Target Company” means each of the Company and its direct and indirect Subsidiaries.
“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.
“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated,
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consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person (other than any commercial agreements the primary purpose of which does not relate to taxes).
“Trade Secrets” means any confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions and improvements, in each case, to the extent that such information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of the information.
“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.
“Transactions” has the meaning set forth in Section 1.3.
“Transfer Agent” has the meaning set forth in Section 1.7(a).
“Transfer Taxes” has the meaning set forth in Section 6.24.
“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of July 7, 2021, as it may be amended, by and between Purchaser and the Trustee.
“Trustee” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company, in its capacity as trustee under the Trust Agreement.
“WARN Act” has the meaning set forth in Section 5.16(d).
“XOSL” means the Oslo Stock Exchange.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

PURCHASER:

AGRICO ACQUISITION CORP.

By:
Name:	Brent de Jong
Title:	Chief Executive Officer
[Signature Page to Business Combination Agreement]

HOLDCO:

FIGGREEN LIMITED

By:
Name: [●]
Title: [●]

LUX MERGER SUB:

Represented by FIGGREEN LIMITED, acting as sole founding shareholder and in the name and on behalf of Lux Merger Sub, in process of incorporation

By:
Name:
Title:
[Signature Page to Business Combination Agreement]

CAYMAN MERGER SUB:

KALERA CAYMAN MERGER SUB

By:
Name:	Brent de Jong
Title:	Director
[Signature Page to Business Combination Agreement]

THE COMPANY:

KALERA AS

By:
Name:	[●]
Title:	[●]
[Signature Page to Business Combination Agreement]

Form of Contingent Value Rights Agreement
between
Kalera plc
and
[●]
as Rights Agent
Dated as of [●], 2022

Table of Contents
i

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2022 (this “Agreement”), is entered into by and between Kalera plc, an Irish public company limited by shares (“Kalera”), and [●], a [●] (the “Rights Agent”).
W I T N E S E T H :
WHEREAS, Agrico Acquisition Corp., Kalera (f/k/a Figgreen Limited), Kalera Luxembourg Merger Sub SARL, Kalera Cayman Merger Sub and Kalera SA (f/k/a Kalera AS) (the “Company”), have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of [●], pursuant to which, among other transactions, following completion of the Mergers, the Company will become a wholly owned subsidiary of Kalera, on the terms and conditions set forth therein;
WHEREAS, pursuant to the Business Combination Agreement, and in accordance with the terms and conditions thereof, Kalera has agreed to provide Holders (as defined below), one contractual contingent value right per share of Company Common Stock (the “CVR”) that will entitle such Holders to receive up to two contingent stock payments upon the achievement of certain milestones as hereinafter described in accordance with the terms hereof and of the Business Combination Agreement;
WHEREAS, CVRs provided to Holders in respect of In-the-Money Company Options are being provided in consideration for services performed as employees of the Company;
WHEREAS, both Parties acknowledge that Kalera Inc. will pay, on the behalf of the relevant Holder(s), the par value for any Kalera Ordinary Share(s) issued pursuant to the terms of this Agreement;
NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the proportionate benefit of all Holders (as defined below), as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION
Section 1.01Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Business Combination Agreement. The following terms shall have the following meanings:
“Acting Holder(s)” means any Holder or Holders of at least thirty percent (30%) of the outstanding CVRs as set forth on the CVR Register.
“CVR” has the meaning set forth in the Recitals.
“First Milestone Event” means the Kalera Ordinary Shares trading on Nasdaq with a VWAP greater than or equal to $12.50 for any twenty (20) trading days within any consecutive thirty (30)-day trading period during the Milestone Period.
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“First Milestone Payment” means the Milestone Payment payable as a result of the occurrence of the First Milestone Event.
“Holder” means, at the relevant time, a Person in whose name a CVR is registered in the CVR Register.
“In-the-Money Company Option” shall be as defined in the Business Combination Agreement.
“Law” shall be as defined in the Business Combination Agreement.
“Milestone Event” means each of the First Milestone Event and the Second Milestone Event.
“Milestone Payment” means, with respect to each Milestone Event, [•]1 (as may be adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like).
“Milestone Payment Date” means the date on which a Milestone Payment is paid to the Rights Agent.
“Milestone Period” means the period beginning on the Second Closing Date and ending at 11:59 p.m. New York City time, on the second anniversary of the Second Closing Date.
“Person” shall be as defined in the Business Combination Agreement.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Second Milestone Event” means the Kalera Ordinary Shares trading on Nasdaq with a VWAP greater than or equal to $15.00 for any twenty (20) trading days within any consecutive thirty (30)-day trading period during the Milestone Period.
“Second Milestone Payment” means the Milestone Payment payable as a result of the occurrence of the Second Milestone Event.
“United States” means the United States of America, including its territories and possessions.
“Unvested In-the-Money Company Option” shall be as defined in the Business Combination Agreement.
“Vested In-the-Money Company Option” shall be as defined in the Business Combination Agreement.
1 Note to Draft: To equal five percent (5%) of the amount of Kalera Ordinary Shares outstanding as of immediately following the Company Capital Reduction on a fully-diluted basis (including all Kalera Ordinary Shares issuable upon exercise of the Holdco Warrants and Holdco Options).
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“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.
Section 1.02Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “Dollars” or “$” shall be deemed references to the lawful money of the United States of America. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any reference to a number of days shall refer to calendar days unless Business Days are specified. References to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.
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ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.01Holders of CVRs; Appointment of Rights Agent.
(a)Pursuant to the terms of the Business Combination Agreement, at the Second Closing, each holder of Company Shares outstanding immediately prior to the Second Merger Effective Time shall be entitled to one fully vested CVR for each such share.
(b)Pursuant to the terms of the Business Combination Agreement, at the Second Closing, each holder of a Vested In-the-Money Company Option that is outstanding and unexercised immediately prior to the Second Merger Effective Time shall be entitled to one fully vested CVR for each Company Share underlying such option.
(c)Pursuant to the terms of the Business Combination Agreement, at the Second Closing, each holder of an Unvested In-the-Money Company Option that is outstanding immediately prior to the Second Merger Effective Time shall be entitled to one unvested CVR for each Company Share underlying such option, provided that such unvested CVR will be subject to vesting upon the same time-vesting schedule that applied to the corresponding Unvested In-the-Money Company Option, provided, further, that if the holder of such unvested CVR is employed or in the service of Kalera or one of its Subsidiaries on the date a payment is due under this Agreement, then such unvested CVR will be deemed vested on such date with respect to such payment. In the event that the employment or other service with Kalera or one of its Subsidiaries of a holder of an unvested CVR is terminated prior to the vesting of the unvested CVR for any reason that would trigger the forfeiture of the corresponding Unvested In-the-Money Company Option, such unvested CVR will be forfeited without payment.
(d)Kalera hereby appoints the Rights Agent to act as rights agent for Kalera in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
Section 2.03Nontransferable. CVRs may not be sold, assigned, transferred, pledged, encumbered or disposed of in any other manner, in whole or in part. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.02 shall be void ab initio and of no effect. It is agreed and confirmed that the CVRs, being contingent in nature and non-transferable, have no value on the open market on their date of issue.
Section 2.03No Certificate; Registration; Registration of Transfer; Change of Address.
(a)CVRs shall not be evidenced by a certificate or other instrument.
(b)The Rights Agent shall keep a register (the “CVR Register”) for the purposes of (i) identifying the Holders of vested CVRs, (ii) identifying the Holders of unvested CVRs, and (iii) registering CVRs.
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(c)A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written request, the Rights Agent shall promptly record the change of address in the CVR Register.
Section 2.04Payment Procedures.
(a)Payments to Rights Agent. Within ten Business Days following Kalera’s determination that one or more Milestone Events has occurred, Kalera shall deliver to the Rights Agent, (i) a written notice (a "Milestone Notice") indicating the applicable Milestone Event(s) achieved and (ii) the Milestone Payment(s) payable in respect of such Milestone Event(s). No later than ten Business Days after receiving a Milestone Notice and Milestone Payment(s), the Rights Agent will then distribute the Milestone Payment(s) to the Holders of vested CVRs, pro rata, based on the number of vested CVRs held by each Holder as of such date, by distributing the applicable amount to each Holder in accordance with Section 2.04(b), in accordance with instructions solicited by the Rights Agent from, and provided by, the respective Holders. Except as set forth in Section 4.03 of this Agreement, following delivery of any Milestone Payment to the Rights Agent, Kalera will have no further liability or obligation to any Person with respect thereto.
(b)Payments to Holders. With respect to any Milestone Payment that is payable pursuant to this Agreement, the Rights Agent shall, within ten Business Days of receipt of a Milestone Notice deliver the Kalera Ordinary Shares comprising such Milestone Payment to each of the Holders, pro rata based on the number of vested CVRs held by each Holder as of the date of the applicable Milestone Notice. The Kalera Ordinary Shares to be issued to Holders pursuant to the foregoing shall be evidenced by properly authorized share certificates registered with Kalera's stock transfer agent, or at Kalera's discretion, by book entry registration with Kalera’s stock transfer agent.
(c)Withholdings. Kalera and the Rights Agent (and any of their respective representatives) shall be entitled to deduct and withhold, or cause to be deducted or withheld, from any amounts otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment by applicable law (including under the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, or any provision of United States state, local or foreign Tax law). To the extent that such amounts are so withheld and paid over to or deposited with the relevant governmental entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction, withholding and payment was made.
(d)Treatment of Undistributed Shares. Any shares that remain undistributed to the Holders of CVRs twelve (12) months after such payment is due in accordance with the terms of this Agreement shall be delivered to the Rights Agent within two (2) Business Days following expiration of such twelve (12) month period, and shall be held in trust by the Rights Agent for the benefit of the Holders. Any Holders of CVRs who have not theretofore received payment with respect to such CVRs shall thereafter look only to the Rights Agent for payment of their claim therefor (subject to abandoned property, escheat or similar Laws). Neither Kalera nor the Rights Agent will be liable to any person in respect of any Milestone Payment or portion
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thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Kalera’s and/or the Rights Agent’s commercially reasonable efforts to deliver the applicable portion of the Milestone Payment to a Holder, any portion of the Milestone Payment provided by Kalera to the Rights Agent remains unclaimed prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity, such amount shall, immediately prior to such time, to the extent permitted by Law, become the property of Kalera free and clear of any claims or interest of any Person previously entitled thereto.
(e)Sale of the Company. If, at any time prior to the expiration of the Milestone Period, a sale, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of Kalera and/or its Subsidiaries or a merger, consolidation, recapitalization or other transaction in which any Person other than Kalera or any Affiliate of Kalera becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all interests in Kalera or the Company (a “Sale of the Company”) is entered into and the corresponding per share valuation of Kalera Ordinary Shares is greater than or equal to (x) $12.50 or (y) $15.00 (subject to adjustments for stock splits, reverse stock splits, stock dividends, recapitalizations, exchange of shares or other like change), then in the case of clause (x), the First Milestone Event shall be deemed to have occurred and, in the case of clause (y) the First Milestone Event and the Second Milestone Event shall be deemed to have occurred, and in either case, the applicable Milestone Payment(s) shall be issued to the Holders immediately prior to the consummation of such Sale of the Company.
(f)Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Kalera Ordinary Share will be issued by Holdco upon payment of CVRs, and no certificates or scrip for any such fractional shares shall be issued. Each Holder who would otherwise be entitled to a fraction of a Kalera Ordinary Share (after aggregating all fractional Kalera Ordinary Shares that would otherwise be received by such Holder) shall instead have the number of Kalera Ordinary Shares issued to such Holder rounded down in the aggregate to the nearest whole Kalera Ordinary Share.
Section 2.05No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable in respect of CVRs. To the extent any Kalera Ordinary Shares are issued to Holders pursuant to Section 2.4(b), there shall be paid to such Holders the amount of dividends or other distributions, without interest, declared with a record date after the applicable Milestone Payment Date.
(b)CVRs shall not represent any equity or ownership interest in Kalera, any constituent company to the Mergers or any of their respective Affiliates.
Section 2Ability to Abandon CVRs. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Kalera without consideration therefor. Nothing in this Agreement shall prohibit Kalera or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders,
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in private transactions or otherwise, in Kalera’s or any of its Affiliates’ sole discretion. Any CVRs acquired by Kalera or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders, Article V and Section 6.04.
ARTICLE III
THE RIGHTS AGENT
Section 3.01Certain Duties and Responsibilities of the Rights Agent.
(a)The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent.
(b)The Acting Holders may direct the Rights Agent to act on behalf of the Holders in enforcing any of their rights hereunder. All rights of action of any or all Holders under this Agreement may be enforced by the Rights Agent, and any action, suit or proceeding instituted by the Rights Agent shall be brought in its name as the Rights Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear.
Section 3.02Certain Rights of the Rights Agent.
(a)The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.
(b)The Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(c)Any permissive rights of the Rights Agent hereunder shall not be construed as a duty.
(d)The Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of such powers.
(e)Kalera agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage or expense (“Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any third party claims, charges, demands, actions or suits arising out of or in connection with such performance, except to the extent such Loss shall have been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct. Kalera’s obligations under this Section 3.02(e) to indemnify the Rights Agent shall survive the resignation or removal of any Rights Agent and the termination of this Agreement.
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(f)In addition to the indemnification provided under Section 3.02(e), but without duplication, Kalera agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and Kalera on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent promptly upon demand for all reasonable and documented out-of-pocket expenses, incurred by the Rights Agent in the performance of its obligations under this Agreement.
Section 3.03Resignation and Removal; Appointment of Successor.
(a)The Rights Agent may resign at any time by giving written notice thereof to Kalera and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified.
(b)Kalera, with the consent of Holders of not less than forty percent (40%) of the outstanding CVRs (such consent not to be unreasonably withheld, conditioned or delayed), shall have the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect. Notice of such removal shall be given by Kalera to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.
(c)If the Rights Agent shall resign, be removed or become incapable of acting, Kalera shall promptly appoint a qualified successor Rights Agent that is a member of The Securities Transfer Association, Inc., which appointment shall require the consent of the Holders of not less than a simple majority of the outstanding CVRs (such consent not to be unreasonably withheld, conditioned or delayed). The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.03(c) and Section 3.04, become the Rights Agent for all purposes hereunder.
(d)Kalera shall give notice of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Kalera fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Kalera.
Section 3.04Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Kalera and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of Kalera or the successor Rights Agent, such resigning or removed Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.
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ARTICLE IV
COVENANTS
Section 4.01List of Holders. Kalera shall furnish or cause to be furnished to the Rights Agent the names and addresses of the Holders within thirty (30) Business Days following the date of this Agreement. The CVRs shall, in the case of the holders of Company Shares immediately prior to the Second Merger Effective Time, be registered in the names and addresses of the holder as set forth in the applicable letter of transmittal or other applicable documentation accompanying the Company Shares surrendered by the holder thereof in connection with the Second Merger pursuant to the Business Combination Agreement.
ARTICLE V
AMENDMENTS
Section 5.01Amendments Without Consent of Holders or Rights Agent.
(a)Kalera, at any time or from time to time, may unilaterally enter into one or more amendments hereto for any of the following purposes, without the consent of any of the Holders or the Rights Agent, so long as such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders:
(i)to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;
(ii)to add to the covenants of Kalera such further covenants, restrictions, conditions or provisions as Kalera shall determine to be for the protection of the Holders;
(iii)to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;
(iv)as Kalera determines in its sole discretion may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act; or
(v)any other amendment hereto which would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Agreement of any such Holder.
(b)Promptly after the execution by Kalera of any amendment pursuant to the provisions of this Section 5.01, Kalera shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment.
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Section 5.02Amendments With Consent of Holders.
(a)In addition to any amendments to this Agreement that may be made by Kalera without the consent of any Holder or the Rights Agent pursuant to Section 5.01, with the consent of the Holders of not less than a simple majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Kalera and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is in any way adverse to the interests of the Holders; provided, however, that no amendment shall, without the unanimous consent of the Holders of all outstanding CVRs:
(i)modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs, (B) the time for, and amount of, any payment to be made to the Holders pursuant to this Agreement, or (C) otherwise modify any provision (including definitions) related to the Milestone Payments;
(ii)reduce the number of CVRs, unless such reduction is made in connection with the rights exercised under Section 2.06 (Ability to Abandon CVRs); or
(iii)modify any provisions of this Section 5.02, except to increase the percentage of Holders from whom consent is required or to provide that certain provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding CVR affected thereby.
(b)Promptly after the execution by Kalera and the Rights Agent of any amendment pursuant to the provisions of this Section 5.02 (but prior to the effectiveness of such amendment), Kalera shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment. Any amendment to this Agreement made pursuant to this Section 5.02 shall become effective fifteen (15) Business Days following the mailing of such notice.
Section 5.03Amendments Affecting Rights Agent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts, privileges, covenants or duties under this Agreement or otherwise.
Section 5.04Effect of Amendments. Upon the execution of any amendment to this Agreement under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
ARTICLE VI
MISCELLANEOUS
Section 6.01Notices to Rights Agent and Kalera. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery
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if delivered personally, by email (which is confirmed by delivery receipt), or sent by a nationally recognized overnight courier service (providing proof of delivery). All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)if to the Rights Agent to:

[●]
[●]
Attention:	[●]
Email:	[●]
with a copy (which shall not constitute notice) to:

[●]

[●]

Attention:	[●]
Email:	[●]
(b)if to Kalera to:

Kalera AS
8440 Tradeport Dr. Suite 102
Orlando, FL
Attention: Curtis McWilliams
Email: Curtis.McWilliams@kalera.com
with a copy (which shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention: David Dixter, Iliana Ongun
Email: ddixter@milbank.com; iongun@milbank.com
Section 6.02Notice to Holders. All notices, requests and communications required to be given to the Holders shall be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
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Section 6.03Entire Agreement. This Agreement, together with the Business Combination Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
Section 6.04Successors and Assigns. The Rights Agent may not assign this Agreement without Kalera’s consent. Except as otherwise permitted herein, Kalera may not assign this Agreement without the prior written consent of the Holders of not less than a simple majority of the outstanding CVRs. Any attempted assignment of this Agreement or any of such rights in violation of this Section 6.04 shall be void ab initio and of no effect.
Section 6.05Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns. The Holders shall have no rights hereunder except as are expressly set forth herein.
Section 6.06Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK.
Section 6.07Further Assurances. Subject to the provisions of this Agreement, the parties hereto will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other parties hereto may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.
Section 6.08Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
Section 6.09Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 6.10Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become
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effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 6.11Termination. This Agreement shall be terminated and of no force or effect, and the parties hereto shall have no liability hereunder (other than to the extent of any obligations which expressly survive or provide for performance following termination and, with respect to clause (ii), any obligation with respect to the notification of any Milestone Event or the payment of any Milestone Payments), upon the earlier of (i) payment of each of the First Milestone Payment and the Second Milestone Payment in accordance with Section 2.04 hereof and (ii) the end of the Milestone Period.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, Kalera and the Rights Agent have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KALERA PLC

By:
Name:
Title:

[RIGHT AGENT]

By:
Name:
Title:
[Signature Page to Contingent Value Rights Agreement]

Annex A-II
FIRST AMENDMENT TO THE
BUSINESS COMBINATION AGREEMENT
THIS FIRST AMENDMENT to the Business Combination Agreement (this “Amendment”) is entered into on April 12, 2022 and made effective as of the date of the consummation of the Norwegian Merger by and among (i) Agrico Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Kalera plc, a public limited company incorporated in Ireland with registered number 606356 (“Holdco”), (iii) Kalera Cayman Merger Sub, a Cayman Islands exempted company (“Cayman Merger Sub”), (iv) Kalera Luxembourg Merger Sub SARL a limited liability company (société à responsabilité limitée), to be incorporated under the laws of the Grand Duchy of Luxembourg, to have its registered office at 12E Rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and to be registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) hereby represented by Holdco as sole founding shareholder acting in the name and on behalf of Kalera Luxembourg Merger Sub SARL (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (v) Kalera AS, a Norwegian private limited liability company (together with its successors and, following the Norwegian Merger, Lux Holdco, the “Company”). Purchaser, Holdco, the Merger Subs and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of January 30, 2022 (the "BCA"); and
WHEREAS, the Parties desire to amend the BCA as more specifically set forth below.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the BCA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows, effective as of the date of the consummation of the Norwegian Merger:
1.Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the BCA.
2.The definition of "Exchange Ratio" set forth in Section 10.1 of the BCA shall be deleted in its entirety and replaced with the follow:
"Exchange Ratio" means 0.181.
3.Except as expressly set forth in this Amendment, the BCA remains in full force and effect with no further modifications.
4.This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Any disputes arising out of or relating to this Amendment shall be resolved pursuant to Section 9.5 of the BCA.
5.The rules of construction in Section 9 .13 of the BCA are hereby incorporated by reference and shall apply to the interpretation of this Amendment.
6.This Amendment shall form a part of the BCA for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the BCA shall be deemed a reference to the BCA as amended hereby.
7.This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be as effective as delivery of a manually executed
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counterpart of the Amendment. This Amendment and its terms shall be subject to the terms of the Confidentiality Agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

PURCHASER:

AGRICO ACQUISITION CORP.

By:	/s/ Brent de Jong
Name:	Brent de Jong
Title:	Chief Executive Officer
[Signature Page to First Amendment to the Business Combination Agreement]

HOLDCO:

KALERA PLC

By:	/s/ Fernando Cornejo
Name:	Fernando Cornejo
Title:	Director

LUX MERGER SUB:

Represented by KALERA PLC, acting as sole founding shareholder and in the name and on behalf of Lux Merger Sub, in process of incorporation

By:	/s/ Fernando Cornejo
Name:	Fernando Cornejo
Title:	Director
[Signature Page to First Amendment to the Business Combination Agreement]

CAYMAN MERGER SUB:

KALERA CAYMAN MERGER SUB

By:	/s/ Brent de Jong
Name:	Brent de Jong
Title:	Director
[Signature Page to First Amendment to the Business Combination Agreement]

THE COMPANY:

KALERA AS

By:	/s/ Curtis McWilliams
Name:	Curtis McWilliams
Title:	Interim Chief Executive Officer
[Signature Page to First Amendment to the Business Combination Agreement]

ANNEX B
Companies Act 2014
PUBLIC LIMITED COMPANY
CONSTITUTION
OF
KALERA PUBLIC LIMITED COMPANY
MEMORANDUM OF ASSOCIATION
1.    The name of the Company is KALERA PUBLIC LIMITED COMPANY.
2.    The Company is a public limited company, registered under Part 17 of the Companies Act 2014.
3.    The objects for which the Company is established are:
3.1    To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.
3.2    To carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the Company’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.
3.3    To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company.
3.4    To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company’s board of directors and to dispose of or vary such investments and dealings.
3.5    To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company’s board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company’s board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities or borrowings and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company’s board of directors shall think fit or expedient.
3.6    To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient.
3.7    To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company or another subsidiary (as defined by the Act) of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company (including any arrangements of the Company or any of its subsidiaries), in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.
3.8    To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company’s board of directors shall deem fit or expedient and where the property consists of real property to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Company’s board of directors shall deem appropriate.
3.9    To purchase, take on, lease, exchange, rent, hire or otherwise acquire any property and to acquire and undertake the whole or any part of the business and property of any company or person.
3.10    To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting out and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting and by entering into building leases or building agreements and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, architects, surveyors, purchasers, vendors, tenants and any other person.
3.11    To construct, improve, maintain, develop, work, manage, carry out or control any property which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.
3.12    To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.
3.13    To engage in currency exchange, interest rate and commodity transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange, interest rate or commodity hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose.
3.14    As a pursuit in itself or otherwise and whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose whatsoever, to engage in any currency exchange transactions, interest rate transactions and commodity transactions, derivative and/or treasury transactions and any other financial or other transactions, including (without prejudice to the generality of the foregoing) securitisation, treasury and/or structured finance transactions, of whatever nature in any manner and on any terms and for any purposes whatsoever, including, without prejudice to the generality of the foregoing, any transaction entered into in connection with or for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense, or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings whether involving purchases, sales or otherwise in foreign currency, spot and/or forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and/or any such other currency or interest rate or commodity or other hedging, treasury or structured finance arrangements and such other instruments as are similar to, or derived from any of the foregoing.
3.15    To apply for, establish, create, purchase or otherwise acquire, sell or otherwise dispose of and hold any patents, trade marks, copyrights, brevets d’invention, registered designs, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention and to use, exercise, develop or grant licences in respect of or otherwise turn to account or exploit the property, rights or information so held.
3.16    To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.
3.17    To establish, form, register, incorporate or promote any company or companies or person, whether inside or outside of Ireland.
3.18    To procure that the Company be registered or recognised whether as a branch or otherwise in any country or place.

3.19    To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction and to engage in any transaction in connection with the foregoing.
3.20    To acquire or amalgamate with any other company or person.
3.21    To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.
3.22    To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.
3.23    To make gifts to any person or company including, without prejudice to the generality of the foregoing, capital contributions and to grant bonuses to the directors or any other persons or companies who are or have been in the employment of the Company including substitute directors and any other officer or employee.
3.24    To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors, ex-directors, employees or ex-employees of the Company or any subsidiary of the Company or the dependants or connections of such persons, and to grant pensions and allowances upon such terms and in such manner as the Company’s board of directors think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company’s board of directors may think advisable.
3.25    To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company, its holding company or any of its or their respective subsidiaries, to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding a salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company, its holding company or any of its or their respective subsidiaries and to formulate and carry into effect any scheme for sharing the profits of the Company, its holding company or any of its or their respective subsidiaries with its employees and/or the employees of any of its subsidiaries.
3.26    To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.
3.27    To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.
3.28    To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.
3.29    To undertake and execute the office of trustee and nominee for the purpose of holding and dealing with any property of any kind for or on behalf of any person or company; to act as trustee, nominee, agent, executor, administrator, registrar, secretary, committee or attorney generally for any purpose and either solely or with others for any person or company; to vest any property in any person or company with or without any declared trust in favour of the Company.
3.30    To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.
3.31    To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.
3.32    To distribute the property of the Company in specie among the members or, if there is only one, to the sole member of the Company.
3.33    To do all such other things as the Company’s board of directors may think incidental or conducive to the attainment of the above objects or any of them.
NOTE: it is hereby declared that in this memorandum of association:
a)    the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and
b)    the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and
c)    the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and
d)    a word or expression used in this memorandum of association which is not otherwise defined and which is also used in the Companies Act 2014 shall have the same meaning here, as it has in the Companies Act 2014; and
e)    any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and
f)    words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders; and
g)    it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.
4.    The liability of the members is limited.
5.    The authorised share capital of the Company is US$100,000,000 divided into 800,000,000,000 Ordinary Shares with a nominal value of US$0.0001 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.
6.    The shares forming the capital, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

KALERA PUBLIC LIMITED COMPANY
ARTICLES OF ASSOCIATION
(as amended by Special Resolution dated ● 2022)
Interpretation and general
1.    Sections 83, 84 and 117(9) of the Act shall apply to the Company but, subject to that, the provisions set out in these Articles shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.
2.    In these Articles:
2.1    “Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;
2.2    “Acting in Concert” has the meaning given to it in Rule 2.1(a) and Rule 3.3 of Part A of the Takeover Rules;
2.3    “Adoption Date” means the effective date of adoption of these Articles;
2.4    “Adjourned Meeting” has the meaning given in Article 115.1;
2.5    “Agent” has the meaning given in Article 12.3;
2.6    “Approved Nominee” means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;
2.7    “Article” means an article of these Articles;
2.8    “Articles” means these articles of association as from time to time and for the time being in force;
2.9    “Auditors” means the auditors for the time being of the Company;
2.10    “Board” means the board of Directors of the Company;
2.11    “Chairperson” means the person occupying the position of Chairperson of the Board from time to time;
2.12    “Chief Executive Officer” shall include any equivalent office;
2.13    “Clear Days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;
2.14    “committee” has the meaning given in Article 187;
2.15    “Company” means the company whose name appears in the heading to these Articles;
2.16    “Company Secretary” means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;

2.17    “Concert Party” means, in relation to any person, a party who is deemed or presumed to be Acting in Concert with that person for the purposes of the Takeover Rules;
2.18    “contested election” has the meaning given in Article 159;
2.19    “Deferred Shares” means the Deferred Ordinary Shares with a nominal value of €1.00 each in the capital of the Company;
2.20    “Directors” means the directors for the time being of the Company or any of them acting as the Board;
2.21    “Director’s Certified Email Address” has the meaning given in Article 190.3;
2.22    “disponee” has the meaning given in Article 46.1;
2.23    “elected by a plurality” has the meaning given in Article 159;
2.24    “electronic communication” has the meaning given to that word in the Electronic Commerce Act 2000 and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);
2.25    “Exchange” means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time in circumstances where the Company has approved such listing or trading;
2.26    “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended;
2.27    “Group” means the Company and its subsidiaries from time to time and for the time being;
2.28    “Independent Directors” has the meaning given in Article 238.4;
2.29    “Institutional Investor” has the meaning given in Article 238.5
2.30    “Interest in a Security” has the meaning given to such term in section 1 of the Irish Takeover Panel Act 1997;
2.31    “Interested Person” has the meaning given in Article 238.6;
2.32    “member” means, in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares and shall include a member’s personal representatives in consequence of his or her death or bankruptcy;
2.33    “Memorandum” means the memorandum of association of the Company;
2.34    “Office” means the registered office for the time being of the Company;
2.35    “Ordinary Shares” means the Ordinary Shares with a nominal value of US$0.0001 each in the capital of the Company;
2.36    “Preferred Shares” means the Preferred Shares with a nominal value of US$0.0001 each in the capital of the Company;
2.37    “Proceedings” has the meaning given in Article 253;

2.38    “Redeemable Shares” means redeemable shares as defined by section 64 of the Act;
2.39    “Re-designation Event” means;
(a)    the transfer of Restricted Voting Ordinary Shares from a Restricted Shareholder to a shareholder or other person who is not a Restricted Shareholder;
(b)    an event whereby a Restricted Shareholder ceases to be restricted from holding an Interest in Securities, by virtue of Rule 9 of the Takeover Rules, except in these circumstances the number of Restricted Voting Ordinary Shares which shall be re-designated as Ordinary Shares shall be the maximum number of Ordinary Shares that can be re-designated without the former Restricted Shareholder becoming a Restricted Shareholder on the Re-designation Event; or
(c)    a Restricted Shareholder of the Company undertaking a Takeover Rules Event and the Takeover Panel consenting to some or all of the Restricted Voting Ordinary Shares being re-designated, in which case only those Restricted Voting Ordinary Shares the re-designation of which has been consented to by the Takeover Panel shall be re-designated as Ordinary Shares;
2.40    “Register” means the register of members of the Company to be kept as required by the Act;
2.41    “Restricted Shareholder” means a member of the Company or other person who is restricted from holding an Interest in Securities without a Takeover Rules Event occurring by virtue of Rule 9 of the Takeover Rules or a member or person who would be so restricted but for the limitations on voting rights set out under Article 7, provided that where two or more persons are deemed or presumed (and such presumption has not been rebutted) to be Acting in Concert for the purpose of Rule 9 of the Takeover Rules, only the person who acquired the Interest in Securities which, but for the application of Article 7, would trigger the Takeover Rules Event shall be deemed to be a Restricted Shareholder in respect only of such number of the person’s Interest in Securities which, but for the application of Article 7, would trigger the Takeover Rules Event.
2.42    “Restricted Voting Ordinary Shares” means
(a)    an Interest in Securities acquired by a Restricted Shareholder where the Restricted Shareholder has not elected for a Takeover Rules Event to occur; or
(a)    Ordinary Shares the subject of a notification by a Shareholder by at least 10 Business Days’ notice in writing to the Company that such Shareholder wishes for such Ordinary Shares to be designated as Restricted Voting Ordinary Shares;
2.43    “Rights” has the meaning given in Article 242;
2.44    “Rights Plan” has the meaning given in Article 241;
2.45    “SEC” means the U.S. Securities and Exchange Commission;
2.46    “Shareholder” means a holder of shares in the capital of the Company;

2.47    “Takeover Panel” means the Irish Takeover Panel established under the Irish Takeover Panel Act 1997;
2.48    “Takeover Rules” means the Takeover Panel Act 1997 Takeover Rules 2013; and
2.49    “Takeover Rules Event” means either of the following events:
(a)    a Restricted Shareholder and/or its Concert Parties (if any) extending an offer to the holders of each class of shares of the Company in accordance with Rule 9 of the Takeover Rules; or
(b)    the Company obtaining approval of the Takeover Panel for a waiver of Rule 9 of the Takeover Rules in respect of a Restricted Shareholder or any of its Concert Parties (as applicable).
NOTE: it is hereby declared that in these Articles:
a)    the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and
b)    the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns; and
c)    the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset; and
d)    a word or expression used in the Articles which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act; and
e)    any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and
f)    words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders.
AUTHORISED SHARE CAPITAL
3.    The authorised share capital of the Company is US$100,000,000 divided into 800,000,000,000 Ordinary Shares with a nominal value of US$0.0001 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each

RIGHTS ATTACHING TO THE ORDINARY SHARES
4.    The Ordinary Shares shall rank pari passu in all respects and shall:
4.1    subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairperson of the meeting to maintain order and security, include the right to attend any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;
4.2    include the right to participate pro rata in all dividends declared by the Company; and
4.3    include the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.
5.    The rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 9.
RESTRICTED VOTING ORDINARY SHARES
6.    If a Restricted Shareholder acquires an Interest in Securities, unless the Restricted Shareholder elects to acquire such Interest in Securities with a Takeover Rules Event occurring, any share certificates to be issued in respect of the Ordinary Shares shall bear a legend making reference to the shares as Restricted Voting Ordinary Shares. A Shareholder may also, by at least 10 Clear Days’ notice in writing to the Company or such shorter time as the Company may elect, request that the Company redesignate some or all of its Ordinary Shares as Restricted Voting Ordinary Shares.
7.    The following restrictions shall attach to Restricted Voting Ordinary Shares:
7.1    from the time of issue until a Re-designation Event occurs, the Restricted Voting Ordinary Shares in issue will be designated as Restricted Voting Ordinary Shares and the rights attaching to such shares shall be restricted as set out in this Article 7;
7.2    the Restricted Voting Ordinary Shares shall carry no rights to receive notice of or to attend or vote at any general meeting of the Company;
7.3    save as provided herein, the Restricted Voting Ordinary Shares shall rank pari passu at all times and in all respects with all other Ordinary Shares;
7.4    forthwith upon a Re-designation Event, each holder of Restricted Voting Ordinary Shares that are to be re-designated shall send to the Company the certificates, if any, in respect of the Restricted Voting Ordinary Shares held by him or it immediately prior to the Re-designation Event and thereupon, but subject to receipt of such certificates, the Company shall issue to such holders respectively replacement certificates for the Ordinary Shares without a legend making reference to the shares as Restricted Voting Ordinary Shares; and
7.5    re-designation of the Restricted Voting Ordinary Shares shall be effected by way of a deemed automatic re-designation of such shares immediately upon and subject to a Re-designation Event, without the requirement of any approval by the Board or any shareholders of the Company.
8.    Any Restricted Voting Ordinary Shares in issue shall comprise a single class with any other Ordinary Shares in issue.

RIGHTS ATTACHING TO PREFERRED SHARES
9.    The Board is empowered to cause the Preferred Shares to be issued from time to time as shares of one or more series of Preferred Shares, and in the resolution or resolutions providing for the issue of Preferred Shares of each particular series, before issuance, the Board is expressly authorised to fix:
9.1    the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;
9.2    the rate of dividends payable on shares of such series, if any, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of share capital;
9.3    the procedures for, and the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;
9.4    the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;
9.5    the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;
9.6    the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;
9.7    the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors in case of dividend arrears or other specified events, or upon other matters;
9.8    whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;
9.9    the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends, or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, any other class or classes of shares ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

9.10    the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation; and
9.11    such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.
10.    The Board is authorised to change the designations, rights, preferences and limitations of any series of Preferred Shares theretofore established, no shares of which have been issued.
11.    The rights conferred upon the member of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of any series of Preferred Shares in accordance with these Articles.
RIGHTS ATTACHING TO DEFERRED SHARES
12.    The Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 12:
12.1    the Deferred Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;
12.2    the Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares; and
12.3    any Director (the “Agent”) is appointed the attorney of the holder of a Deferred Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or surrender and/or other documents in the Agent’s discretion in relation to the Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or surrender and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the surrender of the Deferred Shares, the purchase by the Company of the Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said Deferred Shares in the Company.
13.    Without prejudice to any special rights conferred on the members of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.
ALLOTMENT AND ACQUISITION OF SHARES
14.    The following provisions shall apply:
14.1    Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.
14.2    Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.
14.3    Subject to the provisions of these Articles including but not limited to Article 6, the Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the Adoption Date. The authority hereby conferred shall expire on the date which is five (5) years after the Adoption Date unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.
14.4    The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 14.3 as if section 1022(1) of the Act did not apply to any such allotment. The authority conferred by this Article 14.4 shall expire on the date which is five (5) years after the Adoption Date, unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 14.4 had not expired.
14.5    The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.
14.6    Unless otherwise determined by the Directors or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).
14.7    Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Directors. Such certificates may be under seal. All certificates for shares in the capital of the Company shall be consecutively numbered or otherwise identified and shall specify the shares in the capital of the Company to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares in the capital of the Company shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a share or shares in the capital of the Company held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Directors may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.
15.    The Company:
15.1    may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Act, and
15.2    is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares.
16.    The Directors (and any committee established under Article 186 and so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Article 168:
16.1    allot, issue, grant options over and otherwise dispose of shares in the Company; and
16.2    exercise the Company's powers under Article 14,
on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act and these Articles.
17.    Unless the Board determines otherwise, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any person (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person, save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share.
VARIATION OF CLASS RIGHTS
18.    Without prejudice to the authority conferred on the Directors pursuant to Article 9 to issue Preferred Shares in the capital of the Company, where the shares in the Company are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of 75% in nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an Adjourned Meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an Adjourned Meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.
19.    The redemption or purchase of Preferred Shares or any class or series of Preferred Shares shall not constitute a variation of rights of the holders of Preferred Shares.
20.    The issue, redemption or purchase of any of the Preferred Shares shall not constitute a variation of the rights of the holders of Ordinary Shares.
21.    The issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.
22.    The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
TRUSTS NOT RECOGNISED
23.    Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of shares to the holders of depositary instruments in such shares.
CALLS ON SHARES
24.    The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.
25.    Each member shall (subject to receiving at least thirty days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.
26.    A call may be revoked or postponed, as the Directors may determine.
27.    Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.

28.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.
29.    If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.
30.    Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.
31.    The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.
32.    The Directors may, if they think fit:
(a)    receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or
(b)    pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.
33.    The Company may:
(a)    acting by its Directors, make arrangements on the issue of shares for a difference between the members in the amounts and times of payment of calls on their shares;
(b)    acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;
(c)    acting by its Directors and subject to the Act, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and
(d)    by special resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.
LIEN
34.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that share.

35.    The Directors may at any time declare any share in the Company to be wholly or in part exempt from Article 34.
36.    The Company’s lien on a share shall extend to all dividends payable on it.
37.    The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:
37.1    a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and
37.2    a period of 14 days after the date of giving of that notice has expired.
38.    The following provisions apply in relation to a sale referred to in Article 37:
38.1    to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;
38.2    the purchaser shall be registered as the holder of the shares comprised in any such transfer;
38.3    the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and
38.4    the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
FORFEITURE
39.    If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.
40.    The notice referred to in Article 39 shall:
40.1    specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and
40.2    state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.
41.    If the requirements of the notice referred to in Article 40 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect.
42.    On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder,

or one of the holders, of the shares in the capital of the Company in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
43.    A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
44.    A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.
45.    A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.
46.    The following provisions apply in relation to a sale or other disposition of a share referred to in Article 43:
46.1    the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);
46.2    upon such execution, the disponee shall be registered as the holder of the share; and
46.3    the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
47.    The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share in the capital of the Company, becomes payable at a fixed time, whether on account of the nominal value of the share in the capital of the Company or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
48.    The Directors may accept the surrender of any share in the capital of the Company which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share in the capital of the Company shall be treated as if it has been forfeited.
VARIATION OF COMPANY CAPITAL
49.    Subject to the provisions of these Articles, the Company may, by ordinary resolution and in accordance with section 83 of the Act, do any one or more of the following, from time to time:
49.1    consolidate and divide all or any of its classes of shares into shares of a larger nominal value than its existing shares;

49.2    subdivide its classes of shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;
49.3    increase the nominal value of any of its shares by the addition to them of any undenominated capital;
49.4    reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;
49.5    without prejudice or limitation to Articles 89 to 94 and the powers conferred on the Directors thereby, convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;
49.6    increase its share capital by new shares of such amount as it thinks expedient; or
49.7    cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
50.    Subject to the provisions of these Articles, the Company may:
50.1    Without prejudice to Article 17, by special resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of these Articles, convert any of its shares into Redeemable Shares; or
50.2    by special resolution, and subject to the provisions of the Act (or as otherwise required or permitted by applicable law) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.
REDUCTION OF COMPANY CAPITAL
51.    The Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital in any way it thinks expedient and, without prejudice to the generality of the foregoing, may thereby:
51.1    extinguish or reduce the liability on any of its shares in respect of share capital not paid up;
51.2    either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or
51.3    either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.
Unless the special resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 51 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.
TRANSFER OF SHARES
52.    Subject to the Act and to the provisions of these Articles as may be applicable, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.
53.    The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.
54.    The instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.
55.    Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.
56.    The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.
57.    The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:
57.1    the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
57.2    the instrument of transfer is in respect of more than one class of share;

57.3    the instrument of transfer is in favour of more than four persons jointly;
57.4    it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or
57.5    it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.
58.    Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Article 57, Article 81, Article 88 and Article 90.
59.    If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.
60.    No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).
TRANSMISSION OF SHARES
61.    In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares.
62.    Nothing in Article 61 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.
63.    Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Article 64, elect either: (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.
64.    The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.
65.    If the person becoming entitled as mentioned in Article 63: (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.
66.    All the limitations, restrictions and provisions of Articles 61 to 65 shall be applicable to a notice or transfer referred to in Article 65 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.
67.    Subject to Article 68 and Article 69, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.

68.    A person referred to in Article 67 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
69.    The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Article 63 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Article 65 is appropriate) within ninety days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
70.    The Company may charge a fee not exceeding €10 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.
71.    The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.
CLOSING REGISTER OR FIXING RECORD DATE
72.    For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law and Exchange rules, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.
73.    In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law and Exchange rules, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.
74.    If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the Adjourned Meeting, if they think fit.
DIVIDENDS
75.    The Company in a general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution.
76.    The Directors may from time to time:
76.1    pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the profits of the Company, subject to section 117 and Chapter 6 of Part 17 of the Act;
76.2    before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and
76.3    without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.
77.    Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.
78.    Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.
79.    Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Articles 34 to 38 and Article 81) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.
80.    If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.
81.    The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.
82.    The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.
83.    Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:
83.1    issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;
83.2    determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and
83.3    vest any such specific assets in trustees as may seem expedient to the Directors.

84.    Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:
84.1    by cheque or negotiable instrument sent by post directed to or otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or
84.2    by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys, provided that the debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
85.    Any such cheque or negotiable instrument referred to in Article 84 shall be made payable to the order of the person to whom it is sent.
86.    Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.
87.    No dividend shall bear interest against the Company.
88.    If the Directors so resolve, any dividend or distribution which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
BONUS ISSUE OF SHARES
89.    Any capitalisation provided for in Articles 90 to 94 inclusive will not require approval or ratification by the members.
90.    The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Article 91) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions).
91.    For the purposes of Article 90, “relevant sum” means: (a) any sum for the time being standing to the credit of the Company’s undenominated capital; (b) any of the Company’s profits available for distribution; (c) any sum representing unrealised revaluation reserves; or (d) a merger reserve or any other capital reserve of the Company.
92.    The Directors may in giving effect to any resolution under Article 90 make: (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.
93.    Without limiting Article 92, the Directors may:
93.1    make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions);

93.2    authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members concerned.
94.    Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.
GENERAL MEETINGS – GENERAL
95.    Subject to Article 96, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.
96.    The Company will hold its first annual general meeting within eighteen months of its incorporation.
97.    The annual general meeting shall be held in such place and at such time as the Directors shall determine.
98.    All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.
99.    The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened by the Directors on the requisition of members, or if the Directors fail to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning members, in each case in accordance with section 178(3) to (7) of the Act.
100.    If at any time the number of Directors is less than two, any Director or any member that satisfies the criteria thereunder, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
101.    An annual general meeting or extraordinary general meeting of the Company may be held outside of Ireland. The Company shall make, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland.
102.    A general meeting of the Company may be held in two or more venues (whether inside or outside of Ireland) at the same time using any technology that provides members, as a whole, with a reasonable opportunity to participate, and such participation shall be deemed to constitute presence in person at the meeting.
NOTICE OF GENERAL MEETINGS
103.    The only persons entitled to notice of general meetings of the Company are:
103.1    the members;

103.2    the personal representatives of a deceased member, which member would but for his death be entitled to vote;
103.3    the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);
103.4    the Directors and Company Secretary; and
103.5    unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).
104.    Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one days’ notice. Any other extraordinary general meeting shall also be called by at least twenty-one days’ notice, except that it may be called by fourteen days’ notice where:
104.1    all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and
104.2    a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.
105.    Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his place and that a proxy need not be a member of the Company. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.
106.    The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
107.    In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 110, to have received notice of that meeting and, where required, of the purpose for which it was called.
108.    Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.
109.    In determining the correct period of notice for a general meeting, only Clear Days shall be counted.

110.    Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
WRITTEN RESOLUTIONS OF THE MEMBERS
111.    For so long as the Company has more than one shareholder, unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution in lieu of holding a meeting.
112.    112.1    Except in the case of the removal of statutory auditors or Directors and subject to the Act and the provisions of Article 111, anything which may be done by resolution in general meeting of all or any class or resolution in writing, signed by all of the holders or any class thereof or their proxies (or in the case of a holder that is a corporation (whether or not a company within the meaning of the Acts) on behalf of such holder) being all of the holders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution shall be valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company or any class thereof duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Acts. Any such resolution in writing may be signed in as many counterparts as may be necessary.
112.2    For the purposes of any written resolution under Article 112, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last holder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.
112.3    A resolution in writing made in accordance with Article 112 is valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of holders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Act and these Articles.
113.    At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.
QUORUM FOR GENERAL MEETINGS
114.    Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; provided, however, that at any time when the Company is a single-member company, one member of the Company present in person or by proxy at a general meeting of it shall be a quorum.
115.    If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then:
115.1    the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine (the “Adjourned Meeting”); and

115.2    if at the Adjourned Meeting a quorum is not present within half an hour (or such greater time determined by the chairperson) after the time appointed for the meeting, the members present shall be a quorum.
PROXIES
116.    Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda and vote on his behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that member.
117.    The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e., to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or Adjourned Meeting or any other information or communication by such time or times as may be specified in the notice of meeting or Adjourned Meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or Adjourned Meeting at which the appointee proposes to vote, and, subject to the Act, if not so delivered the appointment shall not be treated as valid.
BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS
118.    Any body corporate which is a member, or a proxy for a member, of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorized, all or any of the rights attached to the shares in respect of which he is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to different shares held by that body corporate.

RECEIPT OF PROXY APPOINTMENTS
119.    Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:
119.1    in physical form, it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;
119.2    in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:
(a)    in the notice convening the meeting; or
(b)    in any appointment of proxy sent out by the Company in relation to the meeting; or
(c)    in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;
provided that it is so received by the Company no later than 3 hours, or such other time as may be communicated to the members, before the time for holding the meeting or Adjourned Meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or Adjourned Meeting) for the taking of the poll at which it is to be used, at which the person named in the proxy proposes to vote and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date applicable to the meeting which was adjourned or the poll, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the Adjourned Meeting or the taking of the poll. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not be required to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.
EFFECT OF PROXY APPOINTMENTS
120.
120.1    Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy notice delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates.
120.2    An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and to demand or join in demanding a poll.
121.    A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.
EFFECT OF REVOCATION OF PROXY OR OF AUTHORISATION
122.    A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting.
123.    The Directors may send to the members, at the expense of the Company, by post, electronic mail or otherwise, forms for the appointment of a proxy (with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.
THE BUSINESS OF GENERAL MEETINGS
124.    All business shall be deemed to be special business that is transacted at an extraordinary general meeting or that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Article 128 which shall be ordinary business.
125.    At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual general meeting, business must be:
125.1    specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;
125.2    otherwise properly brought before the meeting by or at the direction of the Board; or
125.3    otherwise properly brought before the meeting by a member.
126.    Without prejudice to any procedure which may be permitted under the Act, for business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in writing to the Company Secretary. To be timely, a member’s notice must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting or (ii) the tenth day following the date on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. For the avoidance of doubt, in no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a member’s notice to the Company Secretary pursuant to this Article 126. Each such notice shall set forth as to each matter the member proposes to bring before the annual general meeting:
126.1    a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the meeting;
126.2    the name and address, as they appear on the Register, of the member proposing such business;
126.3    the class, series and number of shares of the Company which are beneficially owned by the member;
126.4    whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof; and
126.5    any material interest of the member in such business.
To be properly brought before an extraordinary general meeting, other than pursuant to Article 125, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or by the Company Secretary pursuant to the applicable provisions of these Articles or (ii) otherwise properly brought before the meeting by or at the direction of the Board.
127.    The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
128.    The business of the annual general meeting shall include:
128.1    the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;
128.2    the review by the members of the Company’s affairs;
128.3    the authorisation of the Directors to approve the remuneration of the Auditors (if any); and
128.4    the appointment or re-appointment of Auditors.
PROCEEDINGS AT GENERAL MEETINGS
129.    The Chairperson, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.
130.    If at any meeting no Director is willing to act as chairperson or if no Director is present at the time appointed for holding the meeting, the members present shall choose one of their number to be chairperson of the meeting.
131.    At each meeting of members, the chairperson of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.
132.    The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting.
133.    The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.
134.    No business shall be transacted at any Adjourned Meeting other than the business left unfinished at the meeting from which the adjournment took place.
135.    When a meeting is adjourned for thirty days or more, notice of the Adjourned Meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an Adjourned Meeting.
136.    Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.
137.    For business to be properly requested by a member to be brought before a general meeting, the member must comply with the requirements of the Act or:
137.1    be a member at the time of the giving of the notice for such general meeting;
137.2    be entitled to vote at such meeting; and
137.3    have given timely and proper notice in writing to the Company Secretary in accordance with Article 126.
138.    Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.
VOTING
139.    At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.
140.    Save as provided in Article 141 of these Articles, a poll shall be taken in such manner as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
141.    A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.
142.    No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.
143.    If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy.
VOTES OF MEMBERS
144.    Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have one vote for each share registered in his or her name in the Register.
145.    Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.
146.    A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy.
147.    No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.
148.    A person shall be entered on the Register by the record date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.
149.    Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

150.    Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.
151.    Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.
152.    Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.
153.    No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.
CLASS MEETINGS
154.    The provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.
APPOINTMENT OF DIRECTORS
155.    The number of Directors from time to time shall be not less than two nor more than thirteen.
156.    The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board), shall propose nominees for election to the office of Director at each annual general meeting.
157.    The Directors may be appointed by the members in general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Board, be eligible for election to the office of Director at any general meeting unless the requirements of Article 164 as to his or her eligibility for that purpose have been complied with.
158.    The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.
158.1    The term of the initial Class I directors shall terminate at the conclusion of the Company’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s 2025 annual general meeting.
158.2    At each annual general meeting of the Company beginning with the Company’s 2023 annual general meeting, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office, unless re-elected, and successors to that class of directors shall be elected for a three-year term.
158.3    The resolution appointing any Director must designate the Director as a Class I, Class II or Class III Director.

158.4    Every Director of the class retiring shall be eligible to stand for re-election at an annual general meeting.
158.5    If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairperson may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.
158.6    A Director shall hold office until the conclusion of the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.
158.7    Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preferred Shares, any casual vacancy shall only be filled by the decision of a majority of the Board then in office, provided that a quorum is present and provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.
158.8    Any Director of such class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor or if there is no such remaining term, the Director shall retire, and be eligible to stand for re-election, at the annual general meeting immediately following their appointment at which time, if reelected, the Director shall hold office for a term that shall coincide with the remaining term of that class. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.
159.    Each Director shall be elected by an ordinary resolution at such meeting, provided that if, as of, or at any time prior to, fourteen days before the filing of the Company’s definitive proxy statement with the SEC relating to such general meeting, the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.
For the purposes of this Article, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.
160.    Any nominee for election to the Board who is then serving as a Director and, in an uncontested election (where the number of Director nominees does not exceed the number of Directors to be elected), receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The nomination and governance committee of the Board shall then consider the resignation offer and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken; provided that any Director whose resignation is under consideration shall not participate in the nomination and governance committee’s recommendation regarding whether to accept, reject or take other action with respect to his/her resignation. The Board shall take action on the nomination and governance committee’s recommendation within 90 days following certification of the vote, and promptly thereafter publicly disclose its decision and the reasons therefor.
161.    The Directors are not entitled to appoint alternate directors.
162.    The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.
163.    The Company may by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Act and, without prejudice to the powers of the Directors under Article 158.7, the Company in a general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.
DIRECTORS - MEMBER NOMINATIONS
164.    The following are the requirements mentioned in Article 157 for the eligibility of a person (the “person concerned”) for election as a Director at a general meeting, namely, any member entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual general meeting only pursuant to the Company’s notice of such meeting or if written notice of such member’s intent to make such nomination or nominations has been received by the Company Secretary at the Company’s Office not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, notice by the member to be timely must be so received not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of (i) the 60th day prior to such annual general meeting and (ii) the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure thereof was made by the Company, whichever event in this clause (ii) first occurs. Each such member’s notice shall set forth:
164.1    the name and address of the member who intends to make the nomination and of the person or persons to be nominated;
164.2    a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
164.3    a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations;
164.4    the class and number of shares of the Company which are beneficially owned by such member and by any other members known by such member to be supporting such nominees as of the date of such member’s notice;
164.5    whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the member with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of the member, and if so, a summary of the material terms thereof;
164.6    such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;
164.7    the consent of each nominee to serve as a Director if so elected; and
164.8    for each nominee who is not an incumbent Director:
(a)    their name, age, business address and residential address;
(b)    their principal occupation or employment;
(c)    the class, series and number of securities of the Company that are owned of record or beneficially by such person;
(d)    the date or dates the securities were acquired and the investment intent of each acquisition;
(e)    any other information relating to such person that is required to be disclosed in proxies for the election of Directors under any applicable securities legislation; and
(f)    any information the Company may require any proposed director nominee to furnish such as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a Director and whether such proposed nominee would be considered independent as a Director or as a member of the audit or any other committee of the Board under the various rules and standards applicable to the Company.
VACATION OF OFFICE BY DIRECTORS
165.    Subject to the provisions of these Articles and in addition to the circumstances described in sections 146, 148(1) and 196(2) of the Act, the office of Director shall be vacated ipso facto, if that Director:
165.1    is restricted or disqualified to act as a Director under the Act; or
165.2    resigns his or her office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or
165.3    is requested to resign in writing by not less than three quarters of the other Directors.
DIRECTORS’ REMUNERATION AND EXPENSES
166.    The remuneration of the Directors shall be such as is determined, from time to time, by the Board and such remuneration shall be deemed to accrue from day to day. The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.
167.    The Directors may also be paid all travelling, hotel and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of the Directors or any committee; or

(ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.
GENERAL POWER OF MANAGEMENT AND DELEGATION
168.    The business of the Company shall be managed by its Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by the Memorandum of these Articles, required to be exercised by the Company in a general meeting, but subject to:
168.1    any regulations contained in these Articles;
168.2    the provisions of the Act; and
168.3    such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in a general meeting may (by special resolution) give.
169.    No direction given by the Company in a general meeting under Article 168.3 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.
170.    Without prejudice to the generality of Article 168, Article 168 operates to enable, subject to a limitation (if any) arising under any of paragraphs 168.1 to 168.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.
171.    Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these Articles) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.
172.    Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in a general meeting.
173.    The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.
174.    The Directors may appoint a sole or joint company secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.
OFFICERS AND EXECUTIVES
175.    The Directors may from time to time appoint one or more of themselves to the office of Chief Executive Officer (by whatever name called including managing director) or such other office or position with the Company and for such period and on such terms as to remuneration, if any (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.
176.    Without prejudice to any claim the person so appointed under Article 175 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, for any reason, to be a Director.

177.    The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.
178.    The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 175 and/or Article 177, and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.
179.    The Directors may (a) revoke any conferral of powers under Article 178 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.
MEETINGS OF DIRECTORS AND COMMITTEES
180.    180.1    The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.
180.2    The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.
180.3    Such meetings shall take place at such time and place as the Directors may determine.
180.4    Questions arising at any such meeting shall be decided by a majority of votes and where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.
180.5    A Director may, and the Company Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.
181.    All Directors shall be entitled to reasonable notice of any meeting of the Directors.
182.    Nothing in Article 181 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.
183.    The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors in office at the time when the meeting is convened.
184.    The continuing Directors may act notwithstanding any vacancy in their number, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment and apportion the Directors among the classes so as to maintain the number of Directors in each class as equal as possible.
CHAIRPERSON
185.    The Directors may elect a Chairperson and determine the period for which he or she is to hold office, but if no such Chairperson is elected, or, if at any meeting the Chairperson is not present after the time appointed for holding it, the Directors present may choose one of their members to be chairperson of a Board meeting. The Chairperson shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).
COMMITTEES
186.    The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.
187.    A committee established under Article 186 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.
188.    A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 186) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall not have a second or casting vote.
189.    Where any committee is established by the Directors :
189.1    the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and
189.2    the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.
WRITTEN RESOLUTIONS AND TELEPHONIC MEETINGS OF THE DIRECTORS
190.    The following provision shall apply:
190.1    A resolution in writing signed by all the Directors, or by all the Directors being members of a committee referred to in Article 186, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.
190.2    A resolution in writing shall be deemed to have been signed by a Director where the Chairperson, Company Secretary or other person designated by the Board has received an email from that Director’s Certified Email Address which identifies the resolution and states, unconditionally, “I hereby sign the resolution”.
190.3    A Director’s Certified Email Address is such email address as the Director has, from time to time, notified to such person and in such manner as may from time to time be prescribed by the Board.
190.4    The Company shall cause a copy of every email referred to in Article 190.2 to be entered in the books kept pursuant to section 166 of the Act.

191.    Subject to Article 192, where one or more of the Directors (other than a majority of them) would not, by reason of:
191.1    the Act or any other enactment;
191.2    these Articles; or
191.3    an applicable rule of law or an Exchange,
be permitted to vote on a resolution such as is referred to in Article 190, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 190.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.
192.    In a case falling within Article 191, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.
193.    For the avoidance of doubt, nothing in Articles 190 to 192 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.
194.    The resolution referred to in Article 190 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.
195.    A meeting of the Directors or of a committee referred to in Article 186 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:
195.1    a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 191) and be counted in a quorum accordingly; and
195.2    such a meeting shall be deemed to take place:
(a)    where the largest group of those Directors participating in the conference is assembled;
(b)    if there is no such group, where the chairperson of the meeting then is; or
(c)    if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.
DIRECTORS’ DUTIES, CONFLICTS OF INTEREST, ETC.
196.    A Director may have regard to the interests of any other companies in a group of which the Company is a member to the full extent permitted by the Act.
197.    A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.
198.    Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.
199.    It shall be the duty of a Director who is in any way, whether directly or indirectly, interested (within the meaning of section 231 of the Act) in a contract or proposed contract with the Company, to declare the nature of his or her interest at a meeting of the Directors.
200.    Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, a Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.
201.    The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.
202.    Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange, any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Article 201 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.
203.    A Director may hold any other office or place of profit under the Company (other than Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.
204.    Without prejudice to the provisions of section 228 of the Act, a Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as member or otherwise.
205.    A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company; and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Article authorises a Director, or his or her firm, to act as Auditor.
206.    No Director or nominee for Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.
207.    In particular, neither shall:
207.1    any contract with respect to any of the matters referred to in Article 200 nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested, be liable to be avoided; nor

207.2    a Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such Director holding that office or of the fiduciary relation thereby established.
208.    A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:
208.1    that Director or any other Director is appointed to hold any such office or place of profit under the Company as is mentioned in Article 203; or
208.2    the terms of any such appointment are arranged,
and he or she may vote on any such appointment or arrangement, subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange.
THE COMMON SEAL, OFFICIAL SEAL AND SECURITIES SEAL
209.    Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.
210.    Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:
210.1    a Director;
210.2    the Company Secretary; or
210.3    any other person authorised to sign by (i) the Directors or (ii) a committee, and the countersignature of a second such person shall not be required.
211.    The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.
SERVICE OF NOTICES ON MEMBERS
212.    A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these Articles shall, save where the means of serving or giving it specified in Article 212.4 is used, be in writing and may be served on or given to the member in one of the following ways:
212.1    by delivering it to the member;
212.2    by leaving it at the registered address of the member;
212.3    by sending it by post in a prepaid letter to the registered address of the member; or
212.4    subject to Article 217, by electronic mail or other means of electronic communication approved by the Directors to the contact details notified to the Company by any such member for such purpose (or if not so notified, then to the contact details of the member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Act.

213.    Without prejudice or limitation to the foregoing provisions of Article 212.1 to 212.4, for the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.
214.    Any notice served or given in accordance with Article 212 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:
214.1    in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);
214.2    in the case of its being left, at the time that it is left;
214.3    in the case of its being posted on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted:
(a)    on a Friday — 72 hours after despatch; or
(b)    on a Saturday or Sunday — 48 hours after despatch;
214.4    in the case of electronic means being used in relation to it, twelve hours after despatch, but this Article is without prejudice to section 181(3) of the Act.
215.    Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 212.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, his or her being of unsound mind, bankruptcy, liquidation or disability of such member.
216.    Notwithstanding anything contained in these Articles to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.
217.    Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such member. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 217, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC.

218.    If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at noon (Ireland time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.
219.    Notice shall be given by the Company to the joint holders of a share in the capital of the Company by giving the notice to both such holders whose names stand in the Register in respect of the share.
220.    220.1    Every person who becomes entitled to a share in the capital of the Company shall, before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.
220.2    A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
221.    The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
SERVICE OF NOTICES ON THE COMPANY
222.    In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.
SENDING STATUTORY FINANCIAL STATEMENTS TO MEMBERS
223.    The Company may send by post, electronic mail or any other means of electronic communication:
223.1    the Company’s statutory financial statements;
223.2    the directors’ report; and
223.3    the statutory auditors’ report,
and copies of those documents shall also be treated, for the purposes of the Act, as sent to a person where:
(a)    the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her);
(b)    the documents are documents to which that agreement applies; and
(c)    that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:
(i)    the publication of the documents on a website;

(ii)    the address of that website; and
(iii)    the place on that website where the documents may be accessed, and how they may be accessed.
223.4    Documents treated in accordance with Article 223 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:
(a)    the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and
(b)    the notification given for the purposes of Article 223.3(c) is given not less than 21 days before the date of the meeting.
224.    Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.
ACCOUNTING RECORDS
225.    The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
225.1    correctly record and explain the transactions of the Company;
225.2    will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;
225.3    will enable the Directors to ensure that any financial statements of the Company, required to be prepared under sections 290 or 293 of the Act, comply with the requirements of the Act; and
225.4    will enable those financial statements of the Company to be readily and properly audited.
226.    The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company's transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.
227.    The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.
228.    The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Act or authorised by the Directors or by the Company in a general meeting.

229.    In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.
230.    A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, shall be sent, by post, electronic mail or any other means of electronic communications, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.
231.    Auditors shall be appointed and their duties regulated in accordance with the Act.
WINDING UP
232.    Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.
233.    Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.
234.    If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares in the capital of the Company held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively; provided that this Article shall be subject to any specific rights attaching to any class of share capital.
234.1    In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or shares in the capital of the Company not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.
234.2    The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.
235.    If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
BUSINESS TRANSACTIONS
236.    In addition to any affirmative vote or consent required by law or these Articles, and except as otherwise expressly provided in Article 237, a Business Transaction (as defined in Article 238.3) with, or proposed by or on behalf of, any Interested Person (as defined in Article 238.6) or any Affiliate (as defined in Article 238.1) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of members of the Company holding not less than two-thirds (2/3) of the paid up ordinary share capital of the Company, excluding the voting rights attached to any shares beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any Exchange or otherwise.
237.    The provisions of Article 236 shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles, or any agreement with any Exchange, if either (i) the Business Transaction shall have been approved by a majority of the Board prior to such Interested Person first becoming an Interested Person or (ii) prior to such Interested Person first becoming an Interested Person, a majority of the Board shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction.
238.    The following definitions shall apply with respect to Articles 236 to 240:
238.1    The term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.
238.2    A person shall be a “beneficial owner” of any shares of the Company (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Act; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company (except to the extent permitted by the proviso of clause (b)(ii) above). For the purposes of determining whether a person is an Interested Person pursuant to Article 238.6, the number of shares of the Company deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Article 238.2, but shall not include any other shares of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
238.3    The term “Business Transaction” shall mean any of the following transactions when entered into by the Company or a subsidiary of the Company with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:
(a)    any merger or consolidation of the Company or any subsidiary with (i) any Interested Person, or (ii) any other body corporate which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;
(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the Interested Person of assets of the Company (other than shares of the Company or of any subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the issued share capital of the Company);
(c)    any transaction that results in the issuance of shares or the transfer of treasury shares by the Company or by any subsidiary of the Company of any shares of the Company or any shares of such subsidiary to the Interested Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Person became such, (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, (iv) any issuance of shares or transfer of treasury shares of the Company by the Company, provided, however, that in the case of each of the clauses (ii) through (iv) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share in the shares of the Company of any class or series or (v) pursuant to a public offering or private placement by the Company to an Institutional Investor;
(d)    any reclassification of securities, recapitalization or other transaction involving the Company or any subsidiary of the Company which has the effect, directly or indirectly, of (i) increasing the proportionate amount of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Person or (ii) increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of shares of the Company or any subsidiary of the Company;
(e)    the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation, dissolution or winding-up of the Company; or
(f)    any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (a) through (e) above) provided by or through the Company or any subsidiary thereof.
238.4    The term “Independent Directors” shall mean the members of the Board who are not Affiliates or representatives of, or associated with, an Interested Person and who were either Directors prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.
238.5    The term “Institutional Investor” shall mean a person that (a) has acquired, or will acquire, all of its shares in the Company in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and (b) is a registered broker dealer; a bank as defined in section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940 of the United States; an investment advisor registered under the Investment Advisors Act of 1940 of the United States; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 of the United States or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subclauses of this clause (b) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subclauses of this clause (b).
238.6    The term “Interested Person” shall mean any person (other than the Company, any subsidiary, any profit-sharing, employee share ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the paid up share capital of the Company; (b) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all paid up share capital of the Company and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or (c) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the votes entitled to be cast by holders of all the paid up share capital of the Company.

238.7    The term “person” shall mean any individual, body corporate, partnership, unincorporated association, trust or other entity.
238.8    The term “subsidiary” has the meaning ascribed to it in section 7 of the Act.
239.    A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (i) Articles 236 and 237, all questions arising under Articles 236 and 237 including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of the Company or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (ii) these Articles, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.
240.    Nothing contained in Articles 236 to 239 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.
SHAREHOLDER RIGHTS PLAN
241.    Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.
242.    The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.
243.    For the purposes of effecting an exchange of Rights for ordinary shares or preferred shares in the share capital of the Company (an “Exchange”), the Directors may:
243.1    resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve, any undenominated capital and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares or preferred shares which are to be exchanged for the Rights; and
243.2    apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.
244.    The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

UNTRACED MEMBERS
245.    The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:
245.1    for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);
245.2    at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in Article 245.1 is located the Company has given notice of its intention to sell such share;
245.3    during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the member or person entitled by transmission; and
245.4    the Company has first given notice in writing to the appropriate sections of the Exchanges of its intention to sell such shares.
246.    Where a share, which is to be sold as provided in Article 245, is held in uncertificated form, the Directors may authorise any person to do all that is necessary to change such share into certificated form prior to its sale.
247.    To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the member of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
248.    The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may be either employed in the business of the Company or held as cash or cash equivalents, or invested in such investments as the Directors may think fit, from time to time.
DESTRUCTION OF RECORDS
249.    The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:
249.1    the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
249.2    nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and
249.3    references herein to the destruction of any document include references to the disposal thereof in any manner.
INDEMNIFICATION
250.    250.1    Subject to the provisions of and so far as may be permitted by the Act, each person who is or was a Director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (including the heirs, executors, administrators and estate of such person) shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.
250.2    In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each person indicated in Article 250.1 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.
250.3    As far as permissible under the Act, expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, officer, employee or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that such Director, officer or employee or other indemnitee is not entitled to be indemnified by the Company as authorised by these Articles.
250.4    It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 250.4, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such Directors, officers, employees or other indemnitees.
250.5    The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Act.
250.6    The Company may additionally indemnify any agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent provided by law, and purchase and maintain insurance for any such person as appropriate.
251.    No person shall be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability of a Director:
251.1    for any breach of the Director’s duty of loyalty or duty of care to the Company or its members;
251.2    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
251.3    for any transaction from which the Director derived an improper personal benefit.
If any applicable law or the relevant code, rules and regulations applicable to the listing of the Company’s shares on any Exchange is amended hereafter to authorise corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the relevant law, as so amended. Any amendment, repeal or modification of this Article 251 shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.
GOVERNING LAW AND JURISDICTION
252.    This constitution and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.
253.    Subject to Article 254, the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this constitution and, for such purposes, the Company and each shareholder irrevocably submit to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Constitution (the “Proceedings”) will therefore be brought in the courts of Ireland. Each shareholder irrevocably waives any objection to Proceedings in the courts referred to in this Article on the grounds of venue or on the grounds of forum non conveniens.
254.    Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.

ANNEX C
The Companies Act (As Revised) of the Cayman Islands
Plan of Merger
This plan of merger (the "Plan of Merger") is made on [insert date] between Agrico Acquisition Corp. (the "Surviving Company") and Kalera Cayman Merger Sub (the "Merging Company").
Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the "Statute").
Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.
Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company upon the terms and subject to the conditions of the Business Combination Agreement dated January 30, 2022 and made between, amongst others, the Surviving Company and the Merging Company (the "Merger Agreement") a copy of which is annexed at Annexure 1 hereto, and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the "Merger").
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.
Now therefore this Plan of Merger provides as follows:
1    The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.
2    The surviving company (as defined in the Statute) is the Surviving Company.
3    The registered office of the Surviving Company and the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
4    Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, into 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and into 1,000,000 preference shares of a par value of US$0.0001 each.
5    Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will beUS$50,000 divided into 50,000 shares of a par value of US$1.00 each.
6    The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the "Effective Date").
7    The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.
8    The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9    The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.
10    There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.
11    The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
12    The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.
13    The names and addresses of each director of the surviving company (as defined in the Statute) are
13.1    [Insert name of Director] of [Insert personal address of Director];
13.2    [Insert name of Director] of [Insert personal address of Director]; and
13.3    [repeat for all Directors of the surviving company (i.e. the merged entity)].
14    This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the sole director of the Merging Company pursuant to section 233(3) of the Statute.
15    This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Statute by way of resolutions passed at an extraordinary general meeting of the Surviving Company. This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute.
16    At any time prior to the Effective Date, this Plan of Merger may be:
16.1    terminated by the directors of either the Surviving Company or the Merging Company;
16.2    amended by the directors of both the Surviving Company and the Merging Company to:
(a)    change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and
(b)    effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.
17    This Plan of Merger may be executed in counterparts.
18    This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Agrico Acquisition Corp.	)

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Kalera Cayman Merger Sub	)

Annexure 1
Merger Agreement

Annexure 2
Amended and Restated Memorandum and Articles of Association of the Surviving Company

ANNEX D
Kalera S.A.
Société anonyme
RCS Luxembourg: B 256011
Siège social: 15, boulevard Roosevelt, L-2450 Luxembourg, Grand-Duché de Luxembourg
[Lux Merger Sub]
Société à responsabilité limitée
RCS Luxembourg: B [***]
Siège social:[***], [***], Grand-Duché de Luxembourg
COMMON DRAFT TERMS OF MERGER / PROJET COMMUN DE FUSION
[***] 2022

In the year two thousand and twenty-two, on the [***] of [***].
Before us, Maître Marc Elvinger, notary residing in Ettelbruck, Grand Duchy of Luxembourg
THERE APPEARED:
1)    Kalera S.A., a société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256011 (the “Absorbing Company”) represented by its board of directors, here represented by [***], professionally residing in [Luxembourg/Ettelbruck], by virtue of a proxy, given on [***], and
2)    [Lux Merger Sub], a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at [***], [***], Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B [***] (the “Absorbed Company” and together with the Absorbing Company, the “Merging Companies”) represented by its board of managers,, here represented by [***], professionally residing in [Luxembourg/Ettelbruck], by virtue of a proxy, given on [***].
The said proxies initialled ne varietur by the proxyholder of the appearing parties and the notary, shall remain annexed to this deed to be filed at the same time with the registration authorities.
Such appearing parties have requested the officiating notary to enact the common draft terms of merger which the Merging Companies, acting through the board of directors of the Absorbing Company and the board of managers of the Absorbed Company, declare to jointly draw up as follows:
COMMON DRAFT TERMS OF MERGER
(the “Draft Terms of Merger”)
1.    The companies involved in the Merger
The Merging Companies have agreed to achieve the contemplated merger by way of absorption of the Absorbed Company by the Absorbing Company (the "Merger") under the terms of this Draft Terms of Merger and pursuant to the provisions of Articles 1020-1 to 1021-19 of Chapter 2 on Mergers of the law dated 10 August 1915 on commercial companies, as amended (the “Law”).
1.1    Presentation of the Absorbing Company
The Absorbing Company, Kalera S.A., is a société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256011, incorporated pursuant to a deed of the undersigned notary, on 11 June 2021, published on the Recueil électronique des sociétés et associations n°RESA_2021_134.440 on 22 June 2021. The articles of association were amended for the last time pursuant to a deed of the undersigned notary, dated [***] 2022 published on the Recueil électronique des sociétés et associations n°[***] on [***] 2022.
The Absorbing Company’s financial year begins on 1 January of each year and ends on 1 December of each year.

On the date hereof, the share capital of the Absorbing Company is [***] euro (EUR [***]) and is divided into [***] ([***]) shares, with a nominal value of one euro cent (EUR 0.01) each, all fully paid up. The shares of the Absorbing Company are in registered form only. All the shares of the Absorbing Company are listed on the Euronext Growth Oslo.
As of the date hereof, the Absorbing Company has no employees.
1.2    Presentation of the Absorbed Company
The Absorbed Company, [Lux Merger Sub], is a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at [***], [***], Grand Duchy of Luxembourg, [in the process of being] registered with the Registre de Commerce et des Sociétés (Luxembourg Trade and Companies Register) [under number B [***]], pursuant to a deed of incorporation of Maître Danielle KOLBACH, notary residing in Junglinster Grand Duchy of Luxembourg], on [***] 2022, [not yet] published on the Recueil électronique des sociétés et associations [n° [***] on [***]]. The articles of association have not been amended since.
The Absorbed Company’s financial year begins on [1 January] of each year and ends on [31 December] of [each year]]. The first financial year of the Absorbed Company started on the date of its incorporation, i.e. [***] 2022 and ends on 31 December 2022.
On the date hereof, the share capital of the Absorbed Company is [***] euro (EUR [***]) and is divided into [***] ([***]) shares, with a nominal value of [***] euro (EUR [***]) each, all fully paid up. The shares of the Absorbed Company are in registered form only.
As of the date hereof, the shares of the Absorbed Company have not been pledged, assigned, charged or used as a security to or by a third party and are free and clear of any other third party rights.
As of the date hereof, the Absorbed Company has no employees.
2.    The Absorbing Company pursuant to the Merger
The Absorbing Company will continue to exist under the name “Kalera S.A.”, a société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, boulevard Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg.
3.    Background and effects of the Merger
3.1    Background
The main drivers for, and objectives of, the Merger are to allow for a business combination at the level of Kalera Group.
3.2    Legal effects
The Absorbing Company will acquire, as a result of the Merger, all assets and liabilities of the Absorbed Company by way of universal transfer of assets and liabilities of the Absorbed Company to the Absorbing Company.
As of the Effective Date (as defined below), the Absorbing Company shall be subrogated to all rights and obligations of the Absorbed Company towards third parties. The rights and claims comprised in the assets of the Absorbed Company shall be transferred to the Absorbing Company with all securities, either in rem or personal, attached thereto.
The Absorbing Company will continue as of the Effective Date to perform the obligations of the Absorbed Company under any agreements to which the latter is a party.

Any claims and debts existing as at the Effective Date between the Merging Companies are cancelled upon the completion of the Merger.
The Absorbing Company shall be in charge of: (i) the filing or registration of any tax returns or other tax documents relating to the Absorbed Company with the Luxembourg tax administration as well as (ii) the payment (as the case may be) of any corporate income tax or municipal tax or local tax, any income, value-added, sales, property or transfer tax, trade tax, real estate transfer tax, withholding tax on dividends, salary withholding tax/wage tax, any registration tax or stamp duty or public social security payments or any similar taxes or duties relating to the Absorbed Company.
The Merger will entail the transfer by the Absorbed Company of all its assets and liabilities, without exception, to the Absorbing Company, so that the Absorbed Company shall be dissolved without liquidation after the completion of the Merger.
No industrial and intellectual property rights or rights in rem will be transferred as a result of the Merger.
The sole shareholder of the Absorbed Company will become a shareholder of the Absorbing Company as of the Effective Date.
The mandates of the current managers of the Absorbed Company will be automatically terminated as of the Effective Date.
The books and records of the Absorbed Company will be kept at the registered office of the Absorbing Company in accordance with applicable laws.
As a result of the Merger, the Absorbed Company shall cease to exist and all its shares shall be cancelled.
3.3    Effective Date
The Merger will become effective (i) between the Merging Companies upon the extraordinary general meetings of each of the Merging Companies approving the Merger (the “Effective Date”) and (ii) towards third parties as from the date of the latest publication of the minutes of the extraordinary general meetings of the Merging Companies approving the Merger on the Recueil électronique des sociétés et associations in accordance with Chapter Vbis of Title I of the amended law of 19 December 2002 on the register of commerce and companies and accounting and annual accounts of undertakings (the “Publication Date”).
3.4    Date as of which the operations of the Absorbed Company shall be treated from an accounting point of view as being carried out on behalf of the Absorbing Company
As from the incorporation date of the Absorbed Company, all operations and transactions of the Absorbed Company shall be treated from an accounting point of view as being carried out on behalf of the Absorbing Company.
4.    Share exchange ratio and independent expert
4.1    Exchange ratio
Based on the [net book value / other valuation method] of the Merging Companies, the exchange ratio at the Merger will be [***] ([***]) shares in the share capital of the Absorbing Company, in exchange for [***] ([***]) shares in the share capital of the Absorbed Company (the “Exchange Ratio”).

4.2    Independent expert
The Exchange Ratio so established by the board of directors of the Absorbing Company and the board of managers of the Absorbed Company, has been submitted for evaluation purposes to:
[name and details of the independent expert] for the Absorbing Company and to [name and details of the independent expert] for the Absorbed Company (the “Merger Experts”), independent experts appointed in accordance with Article 1021-6 of the Law.
5.    Issuance of shares
New shares in the share capital of the Absorbing Company shall be issued to the sole shareholder of the Absorbed Company by application of the Exchange Ratio.
The Absorbing Company shall thus increase its share capital by an amount of [***] euro (EUR [***]) so as to raise it from its current amount of [***] euro (EUR [***]) up to [***] euro (EUR [***]) through the issue of [***] ([***]) shares having a nominal value of one euro cent (EUR 0.01) each.
The new shares will be registered in the share register of the Absorbing Company in the name of the sole shareholder of the Absorbed Company (of which evidence may be obtained at the registered office of the Absorbing Company).
The new shares issued by the Absorbing Company further to the Merger shall carry the right to participate in the profits and/or losses of the Absorbing Company as from the Effective Date.
6.    Special rights for the shareholders and for the holders of other securities
[The terms and conditions of (i) the incentive stock option plan in the Absorbing Company and (ii) issued Vindara preferred stock exchangeable into shares of the Absorbing Company will not be amended as result of the Merger.With the exception of the incentive stock option plan and Vindara preferred stock referred to above, there are no other outstanding securities other than shares, including other securities conferring voting rights, in the Absorbing Company.]
The Absorbed Company does not have issued securities other than shares, including other securities conferring voting rights.
No special rights shall be conferred by the Absorbing Company to the shareholders or holders of other securities in the Absorbed Company as a result of the Merger.
7.    Special advantages to the merger experts (the “Merger Experts”) and/or any members of the management, supervisory or controlling bodies of the Merging Companies
No special advantages have been/will be granted to the Merger Experts and/or any members of the management, supervisory or controlling bodies of the Merging Companies.
8.    Information regarding the Merger
The Draft Terms of Merger shall be published on the Recueil électronique des sociétés et associations at least one (1) month prior to the date set for the extraordinary general meetings of shareholder(s) of the Merging Companies due to approve the Merger.
The following documents, to the extent applicable, shall be held available for inspection by the shareholders of each of the Merging Companies at its registered office, at least one (1) month prior to the date set for the extraordinary general meetings of shareholders of the Merging Companies due to approve the Merger:
a)    the Draft Terms of Merger;

b)    the annual accounts and the management reports for the last three (3) financial years of each of the Merging Companies, if applicable;
c)    interim accounts of each of the Merging Companies dated [***] 2022 (attached as Exhibit A);
d)    the reports from the board of directors of the Absorbing Company and the board of managers of the Absorbed Company explaining the Draft Terms of Merger from a legal and economical point of view, in accordance with Article 1021-5 of the Law; and
e)    the report(s) from one or several independent experts in accordance with Article 1021-6 of the Law.
9.    Creditor rights
Creditors of the Merging Companies, whose claims predate the Publication Date, notwithstanding any agreement to the contrary, may apply, within two (2) months of such Publication Date, to the judge presiding the chamber of the Tribunal d’Arrondissement dealing with commercial matters in the district in which the registered office of the debtor company is located and sitting as in commercial and urgent matters, to obtain adequate safeguards of collateral for any matured or unmatured debts, where they can credibly demonstrate that due to the Merger, the satisfaction of their claims is at stake and that no adequate safeguards have been obtained from the company. The president of such chamber shall reject the application if the creditor is already in possession of adequate safeguards or if such safeguards are unnecessary, having regard to the financial situation of the company after the Merger. The debtor company may cause the application to be turned down by paying the creditor, even if it is a term debt.
If the safeguards are not provided within the time limit prescribed, the debt shall immediately fall due.
10.    Conditions
10.1    [Change in the composition of the board of directors of the Absorbing Company
As of the Effective Date, the board of directors of the Absorbing Company will consist of the following members unless otherwise agreed by the extraordinary general meetings of the shareholder(s) of the Merging Companies prior to the Effective Date:
-    [***];
-    [***];
-    [***];
-    [***];
-    [***].]
10.2    [Change to articles of association of the Absorbing Company
As of the Effective Date, the articles of association of the Absorbing Company will be amended in order to read as attached hereto as Exhibit B, unless otherwise agreed by the extraordinary general meetings of the shareholder(s) of the Merging Companies prior to the Effective Date.]
10.3 Approval of the Merger
The Merger is subject to the approval of the present Draft Terms of Merger and the Merger by the extraordinary general meeting of the shareholder(s) of each of the Merging Companies, provided that (i) all the documents listed in Article 8 of the present Draft Terms of Merger have been made available for inspection by the shareholder(s) of each of the Merging Companies at its registered office and (ii) the present Draft Terms of Merger have been published on the Recueil électronique des sociétés et associations, at least one (1) month prior to the date set for the extraordinary general meetings of shareholder(s) of the Merging Companies due to approve the Merger and the present Draft Terms of Merger.

11.    Miscellaneous
11.1    Powers
Full powers are granted to the members of the board of directors of the Absorbing Company respectively the board of managers of the Absorbed Company as well as to Arendt & Medernach S.A., admitted to practice in Luxembourg and registered on the list V of lawyers of the Luxembourg bar association, itself represented by Me Bob Calmes (the “Attorney”) each individually and with full power of substitution, in the name of and on behalf of the Merging Companies, in order to:
(a)    lodge, certify and file, or cause to be lodged, certified and filed the Joint Request to the judge presiding the Tribunal d’Arrondissement dealing with commercial matters in the district of Luxembourg / Diekirch, sitting as in commercial matters and as in summary proceedings in such form and with such additions and changes thereto as the Attorney shall deem necessary, appropriate or desirable, such determination to be conclusively evidenced by such Attorney’s execution or delivery thereof; and
(b)    carry out all filings, notifications and publications necessary for the Merger.
11.2    Election of domicile
For the purpose of the execution hereof and of the deeds or minutes that shall follow or result herefrom, the Merging Companies elect domicile at their respective registered offices.
11.3    Applicable law and jurisdiction
The present Draft Terms of Merger shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg.
Any dispute arising out of or in connection with these Draft Terms of Merger shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.
11.4    Costs
The expenses, costs, fees and charges resulting from the Merger shall be borne by the Absorbing Company.
Whereof the present notarial deed was drawn up in Luxembourg, on the day specified in the beginning of this document.
The undersigned notary who understands and speaks English, states herewith that on request of the appearing parties, this deed is worded in English followed by a French translation; at the request of the same appearing parties and in case of divergence between the English and the French text, the English version shall prevail.
The document having been read to the proxyholder of the appearing parties, known to the notary by name, first name and residence, the said proxyholder of the appearing parties signed together with the notary the present deed.

ANNEX E
Form – Subject to Finalization prior to Closing

[HOLDCO]
2022 LONG-TERM STOCK INCENTIVE PLAN
Section 1.    Purpose. The purposes of this [HOLDCO] 2022 Long-Term Stock Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.
Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium and may be limited to notation on the books and records of the Company.
“Base Salary” means the base salary or wages of the Participant excluding overtime, bonuses, contributions to or benefits under benefit plans, fringe benefits, perquisites, and other such forms of compensation. Base Salary shall include any elective contributions that are paid through a reduction in a Participant’s basic salary and which are not includible in the Participant’s gross income under Sections 125 or 402(e)(3) of the Code.
“Board” shall mean the Board of Directors of the Company.
“Cause” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company or a Subsidiary or Affiliate of the Company, have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a Subsidiary or Affiliate of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement “Cause” shall mean the Participant’s: (A) indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or indictment for a crime involving dishonesty, fraud or moral turpitude; (B) willful breach of the Participant’s obligations to the Company or a Subsidiary or Affiliate of the Company; (C) willful misconduct, or any dishonest or fraudulent act or omission; (D) violation of any securities or financial reporting laws, rules or regulations or any policy of the Company or a Subsidiary or Affiliate of the Company relating to the foregoing; (E) violation of the policies of the Company or a Subsidiary or Affiliate of the Company on harassment, discrimination or substance abuse; or (F) gross negligence, gross neglect of duties or gross insubordination in the Participant’s performance of duties with the Company or a Subsidiary or Affiliate of the Company.
“Change in Control” shall mean the consummation of any one of the following events:
i.    the acquisition by any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), in one or a series of transactions (other than the Company, any of its Affiliates or any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly), of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the outstanding voting power of the Company eligible to vote in the election of the Board (“Company Voting Securities”), other than pursuant to a transaction described under subclause (iii) below that does not constitute Change in Control under subclause (iii);
ii.    a merger, combination, amalgamation, consolidation, or any other similar form of corporate transaction (a “Reorganization”) in which the holders of the Company’s common stock immediately prior to such Reorganization do not hold in respect of their holdings of such stock 50% or more of the voting power of the merged, combined, amalgamated, consolidated, or other resulting entity;
iii.    a sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis) to any “person” as defined in Section 3(a)(9) of the Exchange Act) or to any two (2) or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) to an Affiliate of the Company or (B) in connection with a spinoff involving an Affiliate of the Company or the then-current shareholders; or
iv.    during any period of two consecutive years commencing on or after the Effective Date, Incumbent Directors cease for any reason to constitute at least a majority of the board. “Incumbent Directors” shall mean: (1) the directors who were serving at the beginning of such two-year period, or (2) any directors whose election or nomination was approved by at least a majority of the directors referred to in clause (1) or by at least a majority of the director approved under this clause (2).
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the code. For the avoidance of doubt, the consummation of the transactions contemplated by the Business Combination Agreement dated as January 30, 2022 shall not constitute a Change in Control under the Plan.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan and an “outside director” (within the meaning of Section 162(m) of the Code) if and to the extent the Board determines it is necessary or appropriate to satisfy the conditions of any available exemption from the deduction limit under Section 162(m) of the Code. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.
“Company” shall mean [HOLDCO] together with any successor thereto.
“Continuous Service” shall mean the absence of any interruption or termination of service as an employee, director or consultant. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, in each case, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or applicable law, or unless provided otherwise pursuant to Company policy, as adopted from time to time; or (iv) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or Affiliates or their respective successors. Changes in status between service as an employee, a director and a consultant will not constitute an interruption of Continuous Service; provided, however, that, unless otherwise determined by the Committee, consultants providing services to the Company or a Subsidiary or Affiliate of the Company for less than 32 hours per month shall incur an interruption of Continuous Service.
“Disqualifying Disposition” means any disposition (including any sale) of Shares acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Share.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless otherwise defined in the applicable Award Agreement (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the closing sale price (excluding any “after hours” trading) of the Shares as reported on the applicable nationally recognized exchange for such date (or if not then trading on the applicable nationally recognized exchange, the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, (x) if there were no sales on such date or (y) for the purpose of establishing Fair Market Value in connection with the vesting of an Award or the release of Shares, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“GAAP” shall mean United States Generally Accepted Accounting Principles.
“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a Subsidiary or Affiliate of the Company.
“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any (i) employee of, or consultant to, the Company or its Subsidiaries, or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan or (ii) any employee of, or consultant to, an Affiliate, eligible for a cash-settled Performance Award or cash-settled Restricted Stock Unit under Section 5 and selected by the Committee to receive a cash-settled Performance Award or a cash-settled Restricted Stock Unit under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Performance Criteria” shall mean the measurable criterion or criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based award under the Plan. The Performance Criteria used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (or a Subsidiary, Affiliate, division or operational unit of the Company) in respect of any of the following metrics, in addition to any other factors or metrics determined by the Committee, whether determined on a GAAP or non-GAAP basis: revenue, operating income, contribution, day sales outstanding, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns (on an absolute or relative basis), profit margin, operating margin, contribution margin, earnings per Share, net earnings, operating earnings, free cash flow, cash flow from operations, earnings before interest, taxes, depreciation and amortization (EBITDA), including adjusted EBITDA, number of customers, operating expenses, capital expenses, customer acquisition costs, Share price, sales, bookings, or market share.
“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, including, without limitation (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the

Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based award.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company and its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.
“Plan” shall mean this [HOLDCO] 2022 Long-Term Stock Incentive Plan.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Shares” shall mean the common stock of the Company, $[___] par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Subsidiary” of any Person means another Person (other than a natural Person), an aggregate amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of the Board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first Person).
“Substitute Awards” shall mean any Awards granted under Section 4(a)(iii) of the Plan.
Section 3.    Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; (x) adopt and approve any supplements to or amendments, restatements or alternative versions of the Plan

(including, without limitation, sub-plans) in accordance with Section 11 and Section 13(n) of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(a)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder.
(b)    The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director”, if applicable, or, if applicable, an “outside director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.
(c)    No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.
(d)    The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act.
Section 4.    Shares Available for Awards.
(a)    Shares Available.
(i)    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed the sum of (i) [_______], plus (ii) the number of Shares that become available for issuance under Section 4(a)(ii) of this Plan; provided, that, subject to adjustment as provided for in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be [_______]. Unless the Committee acts, prior to the first day of a given fiscal year, to provide otherwise, the total number of Shares reserved and available for delivery in connection with Awards under the Plan will be increased on the first day of the first nine (9) fiscal years following the Company’s fiscal year in which the Effective Date occurs, in an amount equal to the lesser of (x) [__]% of the outstanding Shares on the last day of the immediately preceding fiscal year and (y) such fewer number of Shares as is determined by the Committee. Subject to adjustment as provided in Section 4(b), and notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any amounts paid in respect of a director’s first year of service with the Company, and excluding any special committee fees) shall not exceed $[____] (the “Non-Employee Director Compensation Limit”).
(ii)    If any Shares subject to an Award are forfeited, cancelled, or exchanged or if an Award terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, termination or expiration, again be available for Awards under the Plan. For the avoidance of doubt, if two Awards are granted together in tandem, the Shares underlying any portion of the tandem Award which is not exercised or not otherwise settled in Shares will again be available for Awards under the Plan. Upon payment in cash of the benefit provided by any Award granted under this Plan, any Shares that were covered by that Award will again be available for Awards under the Plan. If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit described in Section 4(a)(i). Notwithstanding the foregoing, any Shares which (1) are tendered to or withheld by the Company to satisfy payment or applicable tax withholding requirements in connection with the vesting or delivery of an Award, (2) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (3) underlie a Stock Appreciation Right that is settled in Shares, shall not again be available for Awards under the Plan. In addition, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan, nor shall such number of purchased shares be added to the limit described in Section 4(a)(i).
(iii)    Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)    In the event that an entity acquired by the Company or with which it combines has shares available under a pre-existing plan (“Target Company Plan”) previously approved by stockholders and not adopted in contemplation of such acquisition, merger or other combination, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) (“Assumed Available Shares”) may be used for Awards under this Plan made after such acquisition or merger; provided, however, that Awards using such Assumed Available Shares may not be made after the deadline for new awards or grants under the terms of the Target Company Plan, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition, merger or other combination. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan if such Awards comply with the terms of the Target Company Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)    Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including any appropriate adjustments to the individual limitations applicable to Awards set forth in Section 4(a)(i); provided, however, that any adjustment to such individual limitations will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.
(c)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
Section 5.    Eligibility. Any employee of, or consultant to, the Company or any of its Subsidiaries (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of a Subsidiary of the Company, shall be eligible to be selected as a Participant and receive any Award as determined by the Committee.
Section 6.    Stock Options.
(a)    Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of

Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.
(b)    Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.
(c)    Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The applicable Award Agreement shall specify the period or periods of Continuous Service by the Participant that is necessary before the Option or installments thereof will become exercisable. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)    Payment. (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash, or its equivalent, or (B) subject to the Company’s consent, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (C) subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (D) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), or (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.
(i)    Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
(e)    Special Provisions Applicable to Incentive Stock Options.
(i)    No Incentive Stock Option may be granted to any Participant who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary thereof, unless such Incentive Stock Option (1) has an exercise price at of least 110% of the Fair Market Value on the date of grant of such Option, and (ii) cannot be exercised more than five years after the date it is granted.
(ii)    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options.

(iii)    Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.
Section 7.    Stock Appreciation Rights.
(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.
(b)    Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
(c)    Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.
Section 8.    Restricted Stock and Restricted Stock Units.
(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.
(b)    Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares.
(c)    Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. No dividends shall be paid on any Shares of Restricted Stock and no dividend equivalents shall be paid on any Restricted Stock Units prior to the vesting of the Restricted Stock or Restricted Stock Units, as applicable.
Section 9.    Performance Awards.
(a)    Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such

Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
(b)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.
(c)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.
Section 10.    Other Stock-Based Awards.
The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.
Section 11.    Amendment and Termination.
(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, (iv) would increase the Non-Employee Director Compensation Limit, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the applicable nationally recognized exchange, or, if the Shares are not traded on the applicable nationally recognized exchange, the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.
(b)    Amendments to Awards. The Committee may amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective as to such Participant without the written consent of the affected Participant, holder or beneficiary.
(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of this Plan.
Section 12.    Change in Control. In the event of a Change in Control, and except as otherwise provided by the Committee in an Award Agreement, a Participant’s Awards will be treated as follows:
(a)    If an Award is continued, assumed, replaced, converted or has new rights substituted therefor by the resulting or continuing entity, as determined by the Committee, and in a manner consistent with the requirements of Section 409A of the Code, then any restrictions to which such Award is subject shall not lapse upon a Change in Control and such Awards, as continued, assumed, replaced, converted or substituted, shall continue to be subject to the terms and conditions as in effect immediately prior to the Change in Control; provided, that with respect to any outstanding Award that is subject to Performance Goals, the Committee may provide that such Award will be converted, assumed or replaced by the resulting or continuing entity as if target performance had been achieved as of the date of the Change in Control and such Awards would continue to remain subject to the time-based service requirements, if any. Except as otherwise provided in an Award Agreement, to the extent outstanding Awards granted under this Plan are continued, assumed, replaced, converted or substituted in accordance with this Section 12(a), if a Participant’s employment or service is terminated without Cause by the Company or a Subsidiary or Affiliate of the Company or a Participant terminates his or her employment or service with the Company or a Subsidiary or Affiliate of the Company for Good Reason, in either case, during the two year period immediately following a Change in Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.
(b)    If Awards are not continued, assumed, replaced, converted or substituted in accordance with Section 12(a), then a Participant’s Awards may be treated in accordance with one or more of the following methods, as determined by the Committee in its sole discretion:
(i)    The Committee may accelerate the exercisability of, or lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of the Change in Control (with such exercise being contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice to exercise for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void);
(ii)    Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, shares of common stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the fair market value (as determined by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the fair market value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); and/or
(iii)    The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine.
(c)    Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service but disregarding any future service or performance requirements. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
Section 13.    General Provisions.
(a)    Nontransferability.
(i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.
(ii)    No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate of the Company; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.
(iii)    Notwithstanding the foregoing, the Committee may, in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement, provide that Options which are not intended to qualify as Incentive Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, after such time as all vesting conditions with respect to such Option have been satisfied, and subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to: (1) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”); (2) a trust solely for the benefit of the Grantee and his or her Immediate Family; or (3) a partnership, corporation or limited liability company whose only partners, members or stockholders are the Grantee and his or her Immediate Family; (each transferee described in clauses (1), (2) and (3) above is hereinafter referred to as a “Permitted Transferee”); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.
The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(iv)    Notwithstanding anything to the contrary herein, only gratuitous transfers of Awards shall be permitted. In no event may any Award granted under this Plan be transferred for value.
(b)    Dividend Equivalents. No dividends or dividend equivalents shall be paid on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award described in Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(c)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
(d)    Share Certificates. Shares or other securities of the Company or any Subsidiary of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)    Withholding. (i) A Participant may be required to pay to the Company or any Subsidiary or Affiliate of the Company, and the Company or any Subsidiary or Affiliate of the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(ii)    Without limiting the generality of clause (i) above, subject to the Company’s consent, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise deliverable to the Participant with respect to an Award a number of Shares with a Fair Market Value equal to such withholding liability as determined by the Company, or by such other methods as may be approved by the Committee, including, but not limited to, through a “broker-assisted” cashless exercise.
(iii)    Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 13(a), the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.
(f)    Detrimental Activity and Recapture. Awards hereunder shall be subject to cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or a subsidiary, shall engage in activity detrimental to the Company, whether discovered before or after the employment or service period. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provision intended to have a similar effect, upon such terms and conditions as may be required by the Committee under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded, or pursuant to any policy implemented or adopted by the Company.
(g)    Award Agreements. Each Award hereunder that is not immediately vested and delivered as of its date of grant shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(i)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Subsidiary or Affiliate of the Company. Further, the Company or a Subsidiary or Affiliate of the Company may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.
(j)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.
(k)    Governing Law. Unless otherwise provided for in an applicable Award Agreement, the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.
(l)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(m)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or result in any liability under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.
(n)    Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate of the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(o)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate of the Company.
(p)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
(q)    Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.
(r)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 14.    Compliance with Section 409A of the Code.
(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.
(c)    Notwithstanding anything to the contrary in the Plan or any award agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant.
(d)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a determination that an amount payable hereunder constitutes deferred compensation (within the meaning of

Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month following separation from service or death.
Section 15.    Term of the Plan.
(a)    Effective Date. This Plan shall become effective as of [_______] (the “Effective Date”).
(b)    Expiration Date. No grant will be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

ANNEX F
EXECUTION VERSION
SPONSOR SUPPORT AGREEMENT
This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of January 30, 2022 by and among DJCAAC LLC, a Delaware limited liability company (“Sponsor”), Agrico Acquisition Corp., a Cayman Islands exempted company (“Purchaser”), Kalera AS, a Norwegian private limited liability company (together with its successors, the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Purchaser Class B Ordinary Shares and the number of Purchaser Warrants set forth across from Sponsor’s name on Schedule I attached hereto (all such shares and any additional shares of Purchaser of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the Termination Date being referred to herein as the “Covered Securities”);
WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Purchaser, Holdco, the Merger Subs and the Company have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, following completion of the Mergers, the Company will become a wholly owned subsidiary of Holdco, on the terms and conditions set forth therein; and
WHEREAS, as an inducement to Purchaser and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS
Section 1.1    No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the First Closing and (b) the liquidation of Purchaser, Sponsor shall not (i) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Covered Securities owned by Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Securities owned by Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i) to (iii), “Transfer”).
Section 1.2    New Shares. In the event that (a) any Purchaser Ordinary Shares, Purchaser Warrants or other equity securities of Purchaser are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares, Purchaser Warrants or other equity securities of Purchaser after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Purchaser Ordinary Shares or other equity securities of Purchaser after the date of this Sponsor Agreement, such Purchaser Ordinary Shares, Purchaser Warrants or other equity securities of Purchaser shall constitute “Covered Securities” and shall be subject to the terms of this Sponsor Agreement.
Section 1.3    Sponsor Agreements.
(a)    During the period commencing on the date hereof and ending on the Termination Date, at any duly called meeting of the shareholders of Purchaser or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Purchaser is sought, in each case, in connection with and as contemplated by the Business Combination Agreement, Sponsor shall (x) appear at each such meeting or otherwise cause all of its Purchaser Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted or execute and return an action by written consent) all of its Covered Securities:
(i)    in favor of the transactions contemplated by the Business Combination Agreement (the “Transactions”);
(ii)    against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transactions);
(iii)    against any business combination agreement or merger (other than the Business Combination Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser; and
(iv)    against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Purchaser, Holdco or the Merger Subs under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Purchaser.
Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.
F-2

(b)    During the period commencing on the date hereof and ending on the Termination Date, Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in the Insider Letter, including the obligations of Sponsor pursuant to Section 1 therein to not redeem any Purchaser Ordinary Shares owned by Sponsor in connection with the transactions contemplated by the Business Combination Agreement.
(c)    During the period commencing on the date hereof and ending on the earlier of the consummation of the Closings and the termination of the Business Combination Agreement in accordance with its terms, Sponsor shall not modify or amend any Contract between or among Sponsor, anyone related by blood, marriage or adoption to Sponsor or any Affiliate of Sponsor (other than Purchaser or any of its Subsidiaries), on the one hand, and Purchaser or any of Purchaser’s Subsidiaries, on the other hand.
Section 1.4    Further Assurances. Sponsor shall exercise commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other Transactions.
Section 1.5    No Inconsistent Agreement. Sponsor hereby represents and covenants that Sponsor is not party to, and prior to the Termination Date shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.
Section 1.6    Lock-Up.
(a)    Subject to Section 1.6(b), Sponsor hereby agrees that Sponsor shall not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).
(b)    Notwithstanding the provisions set forth in Section 1.7(a), Sponsor or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to (A) the Company’s or Purchaser’s current or former officers or directors, (B) any affiliates or family members of the Company’s or Purchaser’s current or former officers or directors, or (C) any members or partners of the Company, Purchaser, Sponsor, Maxim Group LLC, or their respective affiliates, any affiliates of the Company, Purchaser, Sponsor, or Maxim Group LLC or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of the Transactions at prices no greater than the price at which such Lock-up Shares were originally purchased; (vi) by virtue of applicable law or Sponsor’s organizational documents upon liquidation or dissolution of Sponsor; or(vii) in the event of Holdco’s liquidation, merger, capital stock exchange or other similar transaction which results in all of Holdco’s shareholders having the right to exchange their ordinary shares of Holdco (“Holdco Ordinary Shares”) for cash, securities or other property subsequent to the Second Closing; provided, however, that in the case of clauses (i) through (vi) these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in this Sponsor Agreement.
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(c)    The Lock-up in this Section 1.7 shall supersede the lock-up provisions contained in Section 5 of the Insider Letter, which provision in Section 5 of the Insider Letter shall be of no further force or effect with respect to Sponsor.
(d)    For purposes of this Section 1.7:
(i)    the term “Lock-up Period” means the period beginning on the First Closing Date and ending on the date that is the earliest of (A) one year after the completion of the Second Closing Date and (B) the date on which (1) the closing price of the Holdco Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Second Closing or (2) the per share price implied in a change of control transaction is greater than or equal to $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like);
(ii)    the term “Lock-up Shares” means the shares of Holdco Ordinary Shares held by Sponsor immediately following the First Closing (other than shares of Holdco Ordinary Shares acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of Holdco Ordinary Shares occurs on or after the Second Closing); and
(iii)    the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom Sponsor is permitted to transfer such Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 1.7(b); and
(iv)    the term “Insider Letter” means that certain Letter Agreement, dated July 7, 2021, by and among Purchaser, Sponsor, and the other parties thereto, as amended.
Section 1.7    Forfeiture of Sponsor Shares. Sponsor hereby agrees that, in the event that the Minimum Cash Condition is not satisfied and the Company waives such condition, Sponsor shall, immediately prior to the First Merger Effective Time, automatically be deemed to irrevocably transfer to Purchaser, surrender and forfeit (and Sponsor shall take all actions necessary to effect such transfer, surrender and forfeiture) for no consideration an amount of Purchaser Class B Ordinary Shares equal to (a) 50% of the amount of Sponsor’s Purchaser Class B Ordinary Shares as of immediately prior to the First Merger Effective Time multiplied by (b) (i) (A) the amount of cash required to satisfy the Minimum Cash Condition (the “Minimum Cash Amount”) less (B) the aggregate amount of (1) the cash in the Trust Account at the First Closing after giving effect to the Redemption, plus (2) cash proceeds received or available at or prior to the applicable Closing in respect of debt or equity financing agreements entered into by the Company during the Interim Period (excluding the matters set forth on Schedule 7.2(c) of the Business Combination Agreement and provided that there shall not be double counting of cash
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proceeds that are received or available) and (3) the aggregate amount expenses of Purchaser, Holdco, the Company and their respective Affiliates incurred prior to the applicable Closing (including, in each case, the Expenses) divided by (ii) the Minimum Cash Amount; provided, that, such amount of Purchaser Class B Ordinary Shares shall be rounded up to the nearest whole Purchaser Class B Ordinary Share.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of Sponsor. Sponsor represents and warrants as of the date hereof to Purchaser and the Company as follows:
(a)    Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).
(b)    Ownership. Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Purchaser Class B Ordinary Shares and Purchaser Warrants reflected across Sponsor’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Purchaser Class B Ordinary Shares or Purchaser Warrants (other than transfer restrictions under the Securities Act)) affecting any such Purchaser Class B Ordinary Shares or Purchaser Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Purchaser Organizational Documents, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. The Purchaser Class B Ordinary Shares and Purchaser Warrants reflected across from Sponsor’s name on Schedule I hereto are the only equity securities in Purchaser owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of Sponsor’s Purchaser Class B Ordinary Shares or Purchaser Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Purchaser Class B Ordinary Shares or Purchaser Warrants, except as provided hereunder. Other than the Purchaser Warrants, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Purchaser or any equity securities convertible into, or which can be exchanged for, equity securities of Purchaser.
(c)    No Conflicts. The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including
F-5

under any Contract binding upon Sponsor or Sponsor’s Covered Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.
(d)    Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.
(e)    Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by Sponsor, for which Purchaser or any of its Affiliates may become liable.
(f)    Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither Sponsor nor any anyone related by blood, marriage or adoption to Sponsor or, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Purchaser or its Subsidiaries.
(g)    Acknowledgment. Sponsor understands and acknowledges that each of Purchaser and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1    Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Second Closing, (b) the liquidation of Purchaser and (c) the written agreement of the Sponsor, Purchaser, and the Company (such date, the “Termination Date”). Upon the Termination Date, all obligations of the Parties will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to the Termination Date. Notwithstanding the foregoing, Section 1.6 and this ARTICLE III shall survive the termination of this Agreement.
Section 3.2    Governing Law; Waiver of Jury Trial.
(a)    This Sponsor Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.
(b)    EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY
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JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.3    Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.
Section 3.4    Arbitration. Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Sponsor Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration of the ICC (the “ICC Rules”). To the extent that the ICC Rules and this Sponsor Agreement are in conflict, the terms of this Agreement shall control. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. The tribunal shall consist of three arbitrators. The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator. The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC. The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York. The proceedings shall be streamlined and efficient. An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute. Judgment on the award may be entered in any court having jurisdiction thereof.
Section 3.5    Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Purchaser, the Company and Sponsor.
Section 3.6    Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
Section 3.7    Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
If to Purchaser:
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Agrico Acquisition Corp.
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102, Cayman Islands
Attention:  Brent de Jong
Email:  brent@dejongcapital.com
with a copy (which will not constitute notice) to:
Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail:    mnussbaum@loeb.com
If to the Company:
Kalera AS
8440 Tradeport Dr. Suite 102
Orlando, FL 32827
Attention:  Curtis McWilliams
Email:  Curtis.McWilliams@kalera.com
with a copy (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn:  David Dixter
Iliana Ongun
Email:  ddixter@milbank.com
iongun@milbank.com
If to Sponsor:
To Sponsor’s address set forth in Schedule I
Section 3.8    Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.
Section 3.9    Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.
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IN WITNESS WHEREOF, Sponsor, Purchaser, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

DJCAAC LLC

By:
	Name:	Brent de Jong
	Title:	Managing Member
[Signature Page to Sponsor Support Agreement]

PURCHASER:

AGRICO ACQUISITION CORP.

By:
	Name:	Brent de Jong
	Title:	Chief Executive Officer
[Signature Page to Sponsor Support Agreement]

COMPANY:

KALERA AS

By:
Name:
Title:
[Signature Page to Sponsor Support Agreement]

Schedule I
Sponsor Purchaser Class B Ordinary Shares and Purchaser Warrants

Sponsor	Purchaser Class B Common Stock	Purchaser Warrants
DJCAAC, LLC	3,593,750	6,171,875
[Schedule I to Sponsor Support Agreement]

Schedule II
Affiliate Agreements
1.    Insider Letter
2.    Registration Rights Agreement of Purchaser, dated July 7, 2021
3.    Indemnification Agreement, dated July 7, 2021, by and among Purchaser and the parties signatory thereto
4.    Private Placement Warrants Purchase Agreement, dated July 7, 2021, by and between Purchaser and Sponsor
5.    Share Escrow Agreement, dated July 7, 2021, by and among Purchaser, Sponsor, and Continental Stock Transfer & Trust Company, LLC
6.    Administrative Support Agreement, dated July 7, 2021, by and between Purchaser and De Jong Capital LLC
[Schedule II to Sponsor Support Agreement]

ANNEX G
Execution Version
COMPANY HOLDERS SUPPORT AGREEMENT
This Company Holders Support Agreement (this “Agreement”), dated as of January 30, 2022, is entered into by and among Agrico Acquisition Corp., a Cayman Islands corporation (“Acquiror”), Kalera AS, a Norwegian private limited liability company (the “Company”) and certain of the shareholders of the Company, whose names appear on the signature pages of this Agreement (such shareholders, the “Shareholders”, and Acquiror, the Company and the Shareholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Holdco, the Merger Subs and the Company, have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, following completion of the Mergers, the Company will become a wholly owned subsidiary of Holdco, on the terms and conditions set forth therein;
WHEREAS, as of the date hereof, each Shareholder is the sole “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has the sole power to dispose of and vote (or direct the voting of), the number of shares of Company Shares set forth opposite such Shareholder’s name on Schedule 1 attached hereto (collectively, with respect to each Shareholder, such Shareholder’s “Owned Shares”, and such Owned Shares, together with (1) any additional shares of Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which such Shareholder acquires beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Shares with respect to which such Shareholder has the right to vote through a proxy, the “Covered Shares”); and
WHEREAS, as a condition and inducement to the willingness of Acquiror to enter into the Business Combination Agreement, the Company and the Shareholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, the Company and each Shareholder hereby agree as follows:
1.    Agreement to Vote. Subject to the Registration Statement being declared effective and until the termination of this Agreement in accordance with Section 3 or the earlier termination of voting obligations pursuant to the last paragraph of this Section 1, the Shareholder, solely in his, her or its capacity as a shareholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent, resolution, or other action of shareholders of the Company, such Shareholder shall, and shall cause any other holder of any of such Shareholder’s Covered Shares to:
(a)    when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;
(b)    vote (or execute and return an action by written consent, resolution, or other action), or cause to be voted at such meeting (or validly execute and return and cause such consent, resolution or other action to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent, resolution or other action is executed by such Shareholder) in favor of approving the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement (the “Transactions”) and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Transactions;
(c)    in any other circumstances upon which a consent, resolution or other approval is required under the Company’s Organizational Documents or otherwise sought with respect to the Business Combination Agreement or the Transactions, vote, consent, resolve or approve (or cause to be voted, consented, resolved or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof;
(d)    vote (or execute and return an action by written consent, resolution or other action), or cause to be voted at such meeting (or validly execute and return and cause such consent, resolution or other action to be granted with respect to), all of such Shareholder’s Covered Shares against (i) any Company Alternative Proposal or any proposal relating to a Company Alternative Proposal (in each case, other than the Transactions); (ii) any merger agreement or merger (other than the Business Combination Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (iii) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement, or (D) result or reasonably be expected to result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled.
The obligations of each Shareholder pursuant to this Section 1 shall terminate upon the earliest to occur of (a) the date the Business Combination Agreement shall have been validly terminated pursuant to its terms, (b) a Company Change of Recommendation, and (c) the Second Merger Effective Time.

2.    No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
3.    Termination. This Agreement shall terminate upon the earliest of (i) the Second Merger Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, Acquiror and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that, (x) the provisions set forth in Sections 9 through 21 shall survive the termination of this Agreement and (y) if the Second Merger is consummated in accordance with the Business Combination Agreement, Sections 6 through 8 shall also survive the termination of this Agreement.
4.    Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:
(a)    Such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote, such Shareholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the Organizational Documents of the Company). As of the date hereof, other than the Owned Shares set forth opposite such Shareholder’s name on Schedule 1, such Shareholder does not own beneficially any shares of Company Share or other equity securities of the Company (or any securities convertible, exchangeable for or convertible into shares of Company Share or other equity securities of the Company) or any interest therein.
(b)    Such Shareholder in each case except as provided in this Agreement or the Organizational Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)    Such Shareholder affirms that (i) if the Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Shareholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of such Shareholder enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).
(d)    Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Transactions.
(e)    The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or the Transactions.
(f)    As of the date of this Agreement, there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that, in any manner, questions the beneficial ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g)    The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Shareholder are irrevocable.
(h)    Such Shareholder understands and acknowledges that Acquiror is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.
(i)    No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Business Combination Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in his, her or its capacity as a shareholder or, to the knowledge of such Shareholder, on behalf of such Shareholder in his, her or its capacity as a shareholder.
5.    Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees as follows:
(a)    Each Shareholder hereby agrees, prior to the Second Closing Date, not to (except in each case pursuant to the Business Combination Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Shareholder or to another Shareholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement.
(b)    Each Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(c)    Binding Effect of Business Combination Agreement. Each Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.
(d)    No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Acquiror, Holdco, Merger Subs, the Company or any of their respective successors or directors, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Each Shareholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Mergers or quasi-appraisal rights that it may at any time have under applicable Laws.
6.    Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the Transactions and the transactions contemplated hereby. Each Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby.
7.    Disclosure. Such Shareholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (or as otherwise required by any applicable Securities Laws or any other securities authorities) such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the Securities and Exchange Commission).
8.    Changes in Share Capital. In the event (i) of a share split, share dividend or distribution, or any change in Company Share by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Share or (iii) the Shareholder acquires the right to vote or share in the voting of any Company Share, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, the Company and the applicable Shareholder.
10.    Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.
11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11):
If to Acquiror:
Agrico Acquisition Corp.
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102, Cayman Islands
Attention: Brent de Jong
Email: brent@dejongcapital.com
with a copy (which will not constitute notice) to:
Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com
If to the Company:
Kalera AS
8440 Tradeport Dr. Suite 102
Orlando, FL 32827
Attention: Curtis McWilliams
Email: Curtis.McWilliams@kalera.com
with a copy (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards

New York, NY 10001
Attn:     David Dixter
Iliana Ongun
Email:   ddixter@milbank.com
iongun@milbank.com
12.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and Acquiror shall have no authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.
13.    Entire Agreement; Time of Effectiveness. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company, Acquiror, Holdco and Merger Sub.
14.    No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as Parties.
15.    Governing Law and Venue; Service of Process; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.
(b)    EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Shareholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or Acquiror, respectively, and (ii) the applicable Shareholder. Any such assignment without such consent shall be null and void.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
17.    Arbitration. Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration of the ICC (the “ICC Rules”). To the extent that the ICC Rules and this Agreement are in conflict, the terms of this Agreement shall control. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. The tribunal shall consist of three arbitrators. The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator. The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC. The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York. The proceedings shall be streamlined and efficient. An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute. Judgment on the award may be entered in any court having jurisdiction thereof.
18.    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
19.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
20.    Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
21.    Capacity as a Shareholder or Proxy Holder. Notwithstanding anything herein to the contrary, the Shareholder or proxy holder signs this Agreement solely in the Shareholder’s or proxy holder’s capacity as a shareholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Shareholder, proxy holder or any Affiliate or Representative of the Shareholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other Shareholder that is also a Party and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

AGRICO ACQUISITION CORP.

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

KALERA AS

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

[SHAREHOLDER]

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

Schedule 1
Owned Shares

Shareholder Name	Number of Company Shares

Schedule 1-1

ANNEX H
Execution Version
COMPANY HOLDERS SUPPORT AGREEMENT
This Company Holders Support Agreement (this “Agreement”), dated as of January 30, 2022, is entered into by and among Agrico Acquisition Corp., a Cayman Islands corporation (“Acquiror”), Kalera AS, a Norwegian private limited liability company (the “Company”) and certain of the shareholders of the Company, whose names appear on the signature pages of this Agreement (such shareholders, the “Shareholders”, and Acquiror, the Company and the Shareholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Holdco, the Merger Subs and the Company, have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, following completion of the Mergers, the Company will become a wholly owned subsidiary of Holdco, on the terms and conditions set forth therein;
WHEREAS, as of the date hereof, each Shareholder is the sole “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has the sole power to dispose of and vote (or direct the voting of), the number of shares of Company Shares set forth opposite such Shareholder’s name on Schedule 1 attached hereto (collectively, with respect to each Shareholder, such Shareholder’s “Owned Shares”, and such Owned Shares, together with (1) any additional shares of Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which such Shareholder acquires beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Shares with respect to which such Shareholder has the right to vote through a proxy, the “Covered Shares”); and
WHEREAS, as a condition and inducement to the willingness of Acquiror to enter into the Business Combination Agreement, the Company and the Shareholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, the Company and each Shareholder hereby agree as follows:
1.    Agreement to Vote. Subject to the Registration Statement being declared effective and until the termination of this Agreement in accordance with Section 3 or the earlier termination of voting obligations pursuant to the last paragraph of this Section 1, the Shareholder, solely in his, her or its capacity as a shareholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent, resolution, or other action of shareholders of the Company, such Shareholder shall, and shall cause any other holder of any of such Shareholder’s Covered Shares to:
(a)    when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;
(b)    vote (or execute and return an action by written consent, resolution, or other action), or cause to be voted at such meeting (or validly execute and return and cause such consent, resolution or other action to be granted with respect to), all of such Shareholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent, resolution or other action is executed by such Shareholder) in favor of approving the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement (the “Transactions”) and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Transactions;
(c)    in any other circumstances upon which a consent, resolution or other approval is required under the Company’s Organizational Documents or otherwise sought with respect to the Business Combination Agreement or the Transactions, vote, consent, resolve or approve (or cause to be voted, consented, resolved or approved) all of such Shareholder’s Covered Shares held at such time in favor thereof;
(d)    vote (or execute and return an action by written consent, resolution or other action), or cause to be voted at such meeting (or validly execute and return and cause such consent, resolution or other action to be granted with respect to), all of such Shareholder’s Covered Shares against (i) any Company Alternative Proposal or any proposal relating to a Company Alternative Proposal (in each case, other than the Transactions); (ii) any merger agreement or merger (other than the Business Combination Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (iii) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement, or (D) result or reasonably be expected to result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled.
The obligations of each Shareholder pursuant to this Section 1 shall terminate upon the earliest to occur of (a) the date the Business Combination Agreement shall have been validly terminated pursuant to its terms, (b) a Company Change of Recommendation, and (c) the Second Merger Effective Time.

2.    No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
3.    Termination. This Agreement shall terminate upon the earliest of (i) the Second Merger Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, Acquiror and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that, (x) the provisions set forth in Sections 9 through 21 shall survive the termination of this Agreement and (y) if the Second Merger is consummated in accordance with the Business Combination Agreement, Section 5(b) and Sections 6 through 8 shall also survive the termination of this Agreement.
4.    Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:
(a)    Such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote, such Shareholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the Organizational Documents of the Company). As of the date hereof, other than the Owned Shares set forth opposite such Shareholder’s name on Schedule 1, such Shareholder does not own beneficially any shares of Company Share or other equity securities of the Company (or any securities convertible, exchangeable for or convertible into shares of Company Share or other equity securities of the Company) or any interest therein.
(b)    Such Shareholder in each case except as provided in this Agreement or the Organizational Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)    Such Shareholder affirms that (i) if the Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Shareholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of such Shareholder enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).
(d)    Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Transactions.
(e)    The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or the Transactions.
(f)    As of the date of this Agreement, there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that, in any manner, questions the beneficial ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g)    The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Shareholder are irrevocable.
(h)    Such Shareholder understands and acknowledges that Acquiror is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.
(i)    No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Business Combination Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in his, her or its capacity as a shareholder or, to the knowledge of such Shareholder, on behalf of such Shareholder in his, her or its capacity as a shareholder.
5.    Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees as follows:
(a)    Each Shareholder hereby agrees, prior to the Second Closing Date, not to (except in each case pursuant to the Business Combination Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Shareholder or to another Shareholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Shareholder’s Covered Shares shall be null and void.

(b)    Lock-Up. (i) Subject to Section 5(b)(ii), each Shareholder hereby agrees that such Shareholder shall not Transfer any Lock-up Shares until the end of the Lock-up Period.
(ii)    Notwithstanding the provisions set forth in Section 5(b)(i), each Shareholder or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to (A) the Company’s officers or directors, (B) any affiliates or family members of the Company’s officers or directors, or (C) any members or partners of the Company or their affiliates, any affiliates of the Company, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of applicable law or such Shareholder’s organizational documents upon dissolution of such Shareholder; or (vi) in the event of Holdco’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the Holdco’s shareholders having the right to exchange their shares of ordinary shares of the Holdco (“Holdco Ordinary Shares”) for cash, securities or other property subsequent to the Closing Date.
(iii)    For purposes of this Section 5(b):
(1)    the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is the earliest of (A) one year after the Second Closing Date and (B) the date on which (1) the closing price of the Holdco Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Second Closing Date or (2) the per share price implied in a Sale of the Company is greater than or equal to $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like);
(2)    the term “Lock-up Shares” means the shares of Holdco Ordinary Shares held by each Shareholder immediately following the Closing and any shares of Holdco Ordinary Shares underlying any CVR held by each Shareholder (other than shares of Holdco Ordinary Shares acquired in the public market or pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to a subscription agreement where the issuance of Holdco Ordinary Shares occurs on or after the Second Closing); and

(3)    the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Shareholder is permitted to transfer such Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 5(b)(ii).
(c)    Each Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.
(d)    Binding Effect of Business Combination Agreement. Each Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.
(e)    No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Acquiror, Holdco, Merger Subs, the Company or any of their respective successors or directors, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Each Shareholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Mergers or quasi-appraisal rights that it may at any time have under applicable Laws.
6.    Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the Transactions and the transactions contemplated hereby. Each Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby.
7.    Disclosure. Such Shareholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (or as otherwise required by any applicable Securities Laws or any other securities authorities) such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the Securities and Exchange Commission).
8.    Changes in Share Capital. In the event (i) of a share split, share dividend or distribution, or any change in Company Share by reason of any split-up, reverse share split,

recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Share or (iii) the Shareholder acquires the right to vote or share in the voting of any Company Share, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, the Company and the applicable Shareholder.
10.    Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.
11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11):
If to Acquiror:
Agrico Acquisition Corp.
boundary Hall, Cricket Square
Grand Cayman, KY1-1102, Cayman Islands
Attention:  Brent de Jong
Email:  brent@dejongcapital.com
with a copy (which will not constitute notice) to:
Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com
If to the Company:
Kalera AS
8440 Tradeport Dr. Suite 102
Orlando, FL 32827
Attention:    Curtis McWilliams

Email:        Curtis.McWilliams@kalera.com
with a copy (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, NY 10001
Attn:    David Dixter
Iliana Ongun
Email: ddixter@milbank.com
iongun@milbank.com
12.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and Acquiror shall have no authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.
13.    Entire Agreement; Time of Effectiveness. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company, Acquiror, Holdco and Merger Sub.
14.    No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as Parties.
15.    Governing Law and Venue; Service of Process; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.
(b)    EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Shareholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or Acquiror, respectively, and (ii) the applicable Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
17.    Arbitration. Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration of the ICC (the “ICC Rules”). To the extent that the ICC Rules and this Agreement are in conflict, the terms of this Agreement shall control. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English. The tribunal shall consist of three arbitrators. The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator. The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC. The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York. The proceedings shall be streamlined and efficient. An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute. Judgment on the award may be entered in any court having jurisdiction thereof.
18.    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
19.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
20.    Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
21.    Capacity as a Shareholder or Proxy Holder. Notwithstanding anything herein to the contrary, the Shareholder or proxy holder signs this Agreement solely in the Shareholder’s or proxy holder’s capacity as a shareholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Shareholder, proxy holder or any Affiliate or Representative of the Shareholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other Shareholder that is also a Party and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

AGRICO ACQUISITION CORP.

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

KALERA AS

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

[SHAREHOLDER]

By:
Name:	[●]
Title:	[●]
[Signature Page to Company Holders Support Agreement]

Schedule 1
Owned Shares

Shareholder Name	Number of Company Shares

Schedule 1-1

ANNEX L
List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax
1.    The Republic of Albania
2.    The Republic of Armenia
3.    Australia
4.    The Republic of Austria
5.    The Kingdom of Bahrain
6.    The Republic of Belarus
7.    Belgium
8.    Bosnia and Herzegovina
9.    The Republic of Botswana
10.    The Republic of Bulgaria
11.    Canada
12.    The Republic of Chile
13.    The People’s Republic of China
14.    The Republic of Croatia
15.    Cyprus
16.    Czech Republic
17.    The Kingdom of Denmark
18.    The Arab Republic of Egypt
19.    The Republic of Estonia
20.    The Federal Democratic Republic of Ethiopia
21.    Finland
22.    France
23.    Georgia
24.    The Federal Republic of Germany
25.    The Republic of Ghana
26.    The Hellenic Republic (Greece)
27.    Hong Kong
28.    The Republic of Hungary

29.    The Republic of Iceland
30.    The Republic of India
31.    The State of Israel
32.    Italy
33.    Japan
34.    The Republic of Kazakhstan
35.    The Republic of Kenya
36.    The Republic of Korea
37.    The Republic of Kosovo
38.    The State of Kuwait
39.    The Republic of Latvia
40.    The Republic of Lithuania
41.    The Grand Duchy of Luxembourg
42.    The Republic of Macedonia (now the Republic of North Macedonia)
43.    Malaysia
44.    Malta
45.    The United Mexican States (Mexico)
46.    The Republic of Moldova
47.    Montenegro
48.    The Kingdom of Morocco
49.    The Kingdom of the Netherlands
50.    New Zealand
51.    The Kingdom of Norway
52.    The Islamic Republic of Pakistan
53.    The Republic of Panama
54.    The Republic of Poland
55.    Portuguese Republic
56.    State of Qatar
57.    Romania

58.    Russian Federation
59.    Kingdom of Saudi Arabia
60.    The Republic of Serbia
61.    The Republic of Singapore
62.    Slovak Republic
63.    The Republic of Slovenia
64.    The Republic of South Africa
65.    Kingdom of Spain
66.    Sweden
67.    Switzerland
68.    Kingdom of Thailand
69.    The Republic of Turkey
70.    United Kingdom
71.    Ukraine
72.    United Arab Emirates
73.    The Republic of Uzbekistan
74.    United States of America
75.    The Socialist Republic of Vietnam
76.    The Republic of Zambia

JOINT PROXY STATEMENT FOR EXTRAORDINARY
GENERAL MEETING OF AGRICO ACQUISITION CORP. AND
SHAREHOLDER MEETING OF KALERA S.A.
PROSPECTUS FOR UP TO 56,970,013 ORDINARY SHARES,
14,437,500 WARRANTS AND 112,143,203 CONTINGENT VALUE RIGHTS OF KALERA PUBLIC LIMITED COMPANY

Until            2022, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.